FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257737-05

PROSPECTUS

$803,190,000 (Approximate)

BBCMS Mortgage Trust 2022-C17

(Central Index Key Number 0001937985)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Argentic Real Estate Finance LLC

(Central Index Key Number 0001624053)

Bank of Montreal
(Central Index Key Number 0000927971)

KeyBank National Association
(Central Index Key Number 0001089877)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

UBS AG
(Central Index Key Number 0001685185)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-C17

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-C17 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2022-C17. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and (ii) a fixed-rate commercial mortgage loan that is subordinate to a commercial mortgage loan included in such pool and that is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in October 2022. The rated final distribution date for the offered certificates is the distribution date in September 2055.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$9,177,000		4.28500%	Fixed(6)	June 2027
Class A-2	$68,038,000		4.64400%	Fixed(6)	August 2027
Class A-3	$27,121,000		4.61800%	Fixed(6)	January 2030
Class A-4	$196,458,000		4.17400%	Fixed(6)	June 2032
Class A-5	$314,842,000		4.44100%	Fixed(6)	August 2032
Class A-SB	$17,866,000		4.54300%	Fixed(6)	April 2032
Class X-A	$633,502,000	(7)	1.15175%	Variable(8)	NAP
Class X-B	$169,688,000	(9)	0.48598%	Variable(10)	NAP
Class A-S	$85,975,000		4.97100%	WAC Cap(11)	August 2032
Class B	$46,381,000		4.88900%	WAC Cap(11)	August 2032
Class C	$37,332,000		5.45000%	WAC Cap(11)	August 2032

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and page 63, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 58.0% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 15.9% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 13.5% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 9.6% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 3.0% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 8, 2022. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 110.0% of the aggregate certificate balance of the offered certificates, plus accrued interest from September 1, 2022, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Société Générale	BMO Capital Markets	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
	Drexel Hamilton		Bancroft Capital, LLC
Co-Managers

 August 17, 2022

BBCMS Mortgage Trust 2022-C17

Commercial Mortgage Pass-Through Certificates, Series 2022-C17

Missouri
4 properties
$6,977,000
0.8% of total
Iowa
5 properties
$4,838,979
0.5% of total
Minnesota
5 properties
$3,640,000
0.4% of total
Illinois
6 properties
$8,028,438
0.9% of total
Indiana
2 properties
$31,992,472
3.5% of total
Pennsylvania
4 properties
$54,718,750
6.0% of total
New York
11 properties
$166,074,338
18.4% of total
New Hampshire
3 properties
$3,770,000
0.4% of total
Maine
1 property
$5,150,000
0.6% of total
Washington
1 property
$4,600,000
0.5% of total
Wisconsin
1 property
$1,218,125
0.1% of total
Michigan
5 properties
$34,440,192
3.8% of total
Vermont
1 property
$2,300,000
0.3% of total
Massachusetts
1 property
$710,000
0.1% of total
Ohio
9 properties
$15,674,341
1.7% of total
Connecticut
1 property
$14,200,000
1.6% of total
Nevada
2 properties
$46,917,500
5.2% of total
Rhode Island
1 property
$7,300,000
0.8% of total
New Jersey
1 property
$25,000,000
2.8% of total
California
3 properties
$73,732,500
8.1% of total
Maryland
1 property
$5,150,000
0.6% of total
Virginia
2 properties
$5,467,000
0.6% of total
Kentucky
2 properties
$15,908,850
1.8% of total
North Carolina
2 properties
$3,423,000
0.4% of total
Arizona
1 property
$19,000,000
2.1% of total
Colorado
1 property
$27,976,854
3.1% of total
Georgia
2 properties
$9,578,518
1.1% of total
New Mexico
1 property
$765,000
0.1% of total
Arkansas
1 property
$769,000
0.1 % of total
Mississippi
2 properties
$3,472,393
0.4% of total
Tennessee
6 properties
$50,845,086
5.6% of total
Florida
7 properties
$114,718,094
12.7% of total
Nebraska
1 property
$725,000
0.1% of total
Texas
9 properties
$78,355,792
8.7% of total
Louisiana
1 property
$1,372,813
0.2% of total
Alabama
13 properties
$56,193,030
6.2% of total
Percentage of Initial Pool Balance
0.1% – 5.0%
5.1% – 10.0%
10.1% – 18.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)(2)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$9,177,000		$8,880,000	$297,000	30.000%	4.28500%	Fixed(6)	June 2027	2.86	10/22-06/27
A-2	$68,038,000		$65,836,000	$2,202,000	30.000%	4.64400%	Fixed(6)	August 2027	4.89	06/27-08/27
A-3	$27,121,000		$26,243,000	$878,000	30.000%	4.61800%	Fixed(6)	January 2030	6.89	07/29-01/30
A-4	$196,458,000		$190,100,000	$6,358,000	30.000%	4.17400%	Fixed(6)	June 2032	9.71	11/31-06/32
A-5	$314,842,000		$304,653,000	$10,189,000	30.000%	4.44100%	Fixed(6)	August 2032	9.83	06/32-08/32
A-SB	$17,866,000		$17,287,000	$579,000	30.000%	4.54300%	Fixed(6)	April 2032	7.41	08/27-04/32
X-A	$633,502,000	(7)	$612,999,000	$20,503,000	NAP	1.15175%	Variable(8)	NAP	NAP	NAP
X-B	$169,688,000	(9)	$164,195,000	$5,493,000	NAP	0.48598%	Variable(10)	NAP	NAP	NAP
A-S	$85,975,000		$83,192,000	$2,783,000	20.500%	4.97100%	WAC Cap(11)	August 2032	9.94	08/32-08/32
B	$46,381,000		$44,880,000	$1,501,000	15.375%	4.88900%	WAC Cap(11)	August 2032	9.94	08/32-08/32
C	$37,332,000		$36,123,000	$1,209,000	11.250%	5.45000%	WAC Cap(11)	August 2032	9.94	08/32-08/32
Non-Offered Pooled Certificates
X-D	$40,725,000	(12)	$39,406,000	$1,319,000	NAP	3.03994%	Variable(13)	NAP	NAP	NAP
X-F	$20,362,000	(14)	$19,703,000	$659,000	NAP	3.03994%	Variable(15)	NAP	NAP	NAP
D	$16,969,000		$16,419,000	$550,000	9.375%	2.50000%	Fixed(6)	August 2032	9.94	08/32-08/32
E	$23,756,000		$22,987,000	$769,000	6.750%	2.50000%	Fixed(6)	August 2032	9.94	08/32-08/32
F	$20,362,000		$19,703,000	$659,000	4.500%	2.50000%	Fixed(6)	August 2032	9.94	08/32-08/32
G-RR	$9,050,000		$8,757,000	$293,000	3.500%	5.53994%	WAC(16)	September 2032	9.98	08/32-09/32
H-RR	$31,676,063		$30,651,000	$1,025,063	0.000%	5.53994%	WAC(16)	September 2032	10.02	09/32-09/32
R(17)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Loan-Specific Certificates
PWV-A(18)	$27,300,000		NAP	NAP	58.947%	4.63669%	Variable(19)	August 2027	4.94	08/27-08/27
PWV-B(18)	$31,100,000		NAP	NAP	12.180%	4.63669%	Variable(19)	August 2027	4.94	08/27-08/27
PWV-RR(18)	$8,100,000		NAP	NAP	0.000%	4.63669%	Variable(19)	August 2027	4.94	08/27-08/27

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the pooled certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the Park West Village mortgage loan. None of the Class PWV-A, Class PWV-B or Class PWV-RR certificates (collectively, the “loan-specific certificates”) will provide credit support to any class of pooled certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the Park West Village mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the Park West Village trust subordinate companion loan. See “Description of the Certificates”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan).
(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class D, Class E and Class F certificates (collectively with the Class A-S, Class B, Class C, Class G-RR and Class H-RR certificates, the “pooled principal balance certificates”) for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum (described as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The pass-through rate for the Class G-RR and Class H-RR certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).
(17)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(18)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. The loan-specific certificates are not offered hereby. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.
(19)	The pass-through rates for the Class PWV-A, Class PWV-B and Class PWV-RR certificates, in each case and on each distribution date, will be a per annum rate equal to the net mortgage interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class R and the loan-specific certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
PROHIBITION ON SALES TO EEA RETAIL INVESTORS	14
EU PRODUCT GOVERNANCE	15
PROHIBITION ON SALES TO UK RETAIL INVESTORS	15
UK PRODUCT GOVERNANCE	16
Summary of Terms	23
Summary of Risk Factors	61
Special Risks	61
Risks Relating to the Mortgage Loans	61
Risks Relating to Conflicts of Interest	62
Other Risks Relating to the Certificates	62
Risk Factors	63
Risks Related to Market Conditions and Other External Factors	63
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	63
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	66
Risks Relating to the Mortgage Loans	67
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	67
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
Office Properties Have Special Risks	74
Retail Properties Have Special Risks	75
Hotel Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Industrial Properties Have Special Risks	80
Multifamily Properties Have Special Risks	81

Mixed Use Properties Have Special Risks	83
Self Storage Properties Have Special Risks	83
Manufactured Housing Community Properties Have Special Risks	84
Healthcare-Related Properties Have Special Risks	86
Leased Fee Properties Have Special Risks	87
Parking Properties Have Special Risks	87
Condominium Ownership May Limit Use and Improvements	88
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	89
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	90
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	91
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	92
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	93
Risks Related to Zoning Non-Compliance and Use Restrictions	95
Risks Relating to Inspections of Properties	97
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	97
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	97
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	99
Terrorism Insurance May Not Be Available for All Mortgaged Properties	99
Risks Associated with Blanket Insurance Policies or Self-Insurance	100

5

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	101
Limited Information Causes Uncertainty	101
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	102
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	102
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	103
Static Pool Data Would Not Be Indicative of the Performance of this Pool	104
Appraisals May Not Reflect Current or Future Market Value of Each Property	104
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	106
Seasoned Mortgage Loans Present Additional Risk of Repayment	106
The Borrower’s Form of Entity May Cause Special Risks	106
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	109
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	109
Other Financings or Ability to Incur Other Indebtedness Entails Risk	110
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Delaware Statutory Trusts	112
Risks Relating to Enforceability of Cross-Collateralization	112
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	113

State Law Limitations on Assignments of Leases and Rents May Entail Risks	113
Various Other Laws Could Affect the Exercise of Lender’s Rights	113
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	114
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	114
Risks Related to Ground Leases and Other Leasehold Interests	116
Sale-Leaseback Transactions Have Special Risks	117
Increases in Real Estate Taxes May Reduce Available Funds	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	119
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	122
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	131
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate

6

the Special Servicer of the Applicable Whole Loan	132
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	133
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	133
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	135
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	137
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	141
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	141
Risks Relating to Modifications of the Mortgage Loans	146
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	147
Risks Relating to Interest on Advances and Special Servicing Compensation	148
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	149
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	149
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	150

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	151
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	151
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	153
General Risks	155
The Certificates May Not Be a Suitable Investment for You	155
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	155
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	155
Other Events May Affect the Value and Liquidity of Your Investment	155
The Certificates Are Limited Obligations	156
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	156
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	157
Description of the Mortgage Pool	158
General	158
Co-Originated and Third-Party Originated Mortgage Loans	160
Certain Calculations and Definitions	161
Definitions	161
Mortgage Pool Characteristics	173
Overview	173
Property Types	175
Mortgage Loan Concentrations	182
Top Fifteen Mortgage Loans	182
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	182
Geographic Concentrations	184

7

Mortgaged Properties with Limited Prior Operating History	185
Tenancies-in-Common or Diversified Ownership	185
Delaware Statutory Trusts	185
Condominium and Other Shared Interests	186
Fee & Leasehold Estates; Ground Leases	187
COVID-19 Considerations	189
Environmental Considerations	189
Mortgaged Properties Subject to Local Law 97	195
Redevelopment, Renovation and Expansion	195
Assessment of Property Value and Condition	195
Litigation and Other Considerations	196
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	198
Tenant Issues	201
Tenant Concentrations	201
Lease Expirations and Terminations	201
Purchase Options and Rights of First Refusal	203
Affiliated Leases	205
Competition from Certain Nearby Properties	206
Insurance Considerations	206
Use Restrictions	207
Appraised Value	209
Non-Recourse Carveout Limitations	210
Real Estate and Other Tax Considerations	210
Delinquency Information	212
Certain Terms of the Mortgage Loans	212
Amortization of Principal	212
Due Dates; Mortgage Rates; Calculations of Interest	213
Single Purpose Entity Covenants	214
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	214
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	215
Defeasance	216
Releases; Partial Releases	217
Escrows	220
Mortgaged Property Accounts	221
Exceptions to Underwriting Guidelines	222
Additional Indebtedness	223
General	223
Whole Loans	223
Mezzanine Indebtedness	223

Other Secured Indebtedness	226
Preferred Equity	226
Other Unsecured Indebtedness	227
The Whole Loans	228
General	228
The Serviced Pari Passu Whole Loans	234
The Non-Serviced Pari Passu Whole Loans	237
The Serviced A/B Whole Loan	240
The Non-Serviced A/B Whole Loan	255
Additional Information	261
Transaction Parties	262
The Sponsors and Mortgage Loan Sellers	262
Argentic Real Estate Finance LLC	262
Bank of Montreal	271
Barclays Capital Real Estate Inc.	278
KeyBank National Association	284
LMF Commercial, LLC	290
Societe Generale Financial Corporation	296
BSPRT CMBS Finance, LLC	303
UBS AG, New York Branch	310
The Depositor	319
The Issuing Entity	320
The Master Servicer and Park West Village Special Servicer	320
The Special Servicer	324
The Trustee	326
The Certificate Administrator	327
The Operating Advisor and Asset Representations Reviewer	329
Credit Risk Retention	331
General	331
Qualifying CRE Loans; Required Credit Risk Retention Percentage	332
Material Terms of the Eligible Vertical Interest	332
The Eligible Horizontal Residual Interest	332
The Retaining Party	334
Hedging, Transfer and Financing Restrictions	334
Operating Advisor	335
Representations and Warranties	337
Description of the Certificates	338
General	338
Distributions	340
Method, Timing and Amount	340
Available Funds	341
Priority of Distributions	344
Pass-Through Rates	347
Interest Distribution Amount	349
Principal Distribution Amount	349
Certain Calculations with Respect to Individual Mortgage Loans and

8

Trust Subordinate Companion Loan	351
Application Priority of Mortgage Loan Collections or Whole Loan Collections	352
Allocation of Yield Maintenance Charges and Prepayment Premiums	355
Assumed Final Distribution Date; Rated Final Distribution Date	357
Prepayment Interest Shortfalls	357
Subordination; Allocation of Realized Losses	359
Reports to Certificateholders; Certain Available Information	361
Certificate Administrator Reports	361
Information to be Provided to Risk Retention Consultation Party	368
Information Available Electronically	368
Voting Rights	373
Delivery, Form, Transfer and Denomination	373
Book-Entry Registration	373
Definitive Certificates	376
Certificateholder Communication	377
Access to Certificateholders’ Names and Addresses	377
Requests to Communicate	377
List of Certificateholders	377
Description of the Mortgage Loan Purchase Agreements	378
General	378
Dispute Resolution Provisions	389
Asset Review Obligations	389
Pooling and Servicing Agreement	389
General	389
Assignment of the Mortgage Loans	390
Servicing Standard	390
Subservicing	392
Advances	392
P&I Advances	392
Servicing Advances	394
Nonrecoverable Advances	394
Recovery of Advances	396
Accounts	397
Withdrawals from the Collection Account	400
Servicing and Other Compensation and Payment of Expenses	402
General	402
Master Servicing Compensation	407
Special Servicing Compensation	410
Disclosable Special Servicer Fees	415
Certificate Administrator and Trustee Compensation	415
Operating Advisor Compensation	416

Asset Representations Reviewer Compensation	416
CREFC® Intellectual Property Royalty License Fee	417
Appraisal Reduction Amounts	417
Maintenance of Insurance	426
Modifications, Waivers and Amendments	429
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	433
Inspections	434
Collection of Operating Information	435
Special Servicing Transfer Event	435
Asset Status Report	438
Realization Upon Mortgage Loans	441
Sale of Defaulted Loans and REO Properties	443
The Directing Certificateholder	446
General	446
Major Decisions	451
Asset Status Report	454
Replacement of the Special Servicer	454
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	454
Servicing Override	456
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	457
Rights of the Holders of Serviced Pari Passu Companion Loans	457
Limitation on Liability of Directing Certificateholder	457
The Operating Advisor	458
General	458
Duties of Operating Advisor at All Times	458
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	461
Recommendation of the Replacement of the Special Servicer	462
Eligibility of Operating Advisor	462
Other Obligations of Operating Advisor	463
Delegation of Operating Advisor’s Duties	464
Termination of the Operating Advisor With Cause	464
Rights Upon Operating Advisor Termination Event	465

9

Waiver of Operating Advisor Termination Event	465
Termination of the Operating Advisor Without Cause	465
Resignation of the Operating Advisor	466
Operating Advisor Compensation	466
The Asset Representations Reviewer	466
Asset Review	466
Eligibility of Asset Representations Reviewer	471
Other Obligations of Asset Representations Reviewer	472
Delegation of Asset Representations Reviewer’s Duties	472
Assignment of Asset Representations Reviewer’s Rights and Obligations	472
Asset Representations Reviewer Termination Events	473
Rights Upon Asset Representations Reviewer Termination Event	473
Termination of the Asset Representations Reviewer Without Cause	474
Resignation of Asset Representations Reviewer	474
Asset Representations Reviewer Compensation	474
The Risk Retention Consultation Party	474
Limitation on Liability of Risk Retention Consultation Party	475
Replacement of the Special Servicer Without Cause	475
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	477
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	479
Termination of the Master Servicer or Special Servicer for Cause	479
Servicer Termination Events	479
Rights Upon Servicer Termination Event	480
Waiver of Servicer Termination Event	482
Resignation of the Master Servicer or Special Servicer	482
Limitation on Liability; Indemnification	483
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	486
Dispute Resolution Provisions	486

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	486
Repurchase Request Delivered by a Party to the PSA	486
Resolution of a Repurchase Request	487
Mediation and Arbitration Provisions	489
Servicing of the Servicing Shift Mortgage Loan	490
Servicing of the Non-Serviced Mortgage Loans	491
General	492
Servicing of the Yorkshire & Lexington Towers Mortgage Loan	494
Rating Agency Confirmations	495
Evidence as to Compliance	497
Limitation on Rights of Certificateholders to Institute a Proceeding	498
Termination; Retirement of Certificates	498
Amendment	500
Resignation and Removal of the Trustee and the Certificate Administrator	502
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	503
Certain Legal Aspects of Mortgage Loans	504
General	505
Types of Mortgage Instruments	505
Leases and Rents	505
Personalty	506
Foreclosure	506
General	506
Foreclosure Procedures Vary from State to State	506
Judicial Foreclosure	506
Equitable and Other Limitations on Enforceability of Certain Provisions	506
Nonjudicial Foreclosure/Power of Sale	507
Public Sale	507
Rights of Redemption	508
Anti-Deficiency Legislation	509
Leasehold Considerations	509
Bankruptcy Laws	509
Environmental Considerations	516
General	516
Superlien Laws	516
CERCLA	516
Certain Other Federal and State Laws	516
Additional Considerations	517
Due-on-Sale and Due-on-Encumbrance Provisions	517

10

Subordinate Financing	517
Default Interest and Limitations on Prepayments	518
Applicability of Usury Laws	518
Americans with Disabilities Act	518
Servicemembers Civil Relief Act	519
Anti-Money Laundering, Economic Sanctions and Bribery	519
Potential Forfeiture of Assets	519
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	520
Pending Legal Proceedings Involving Transaction Parties	522
Use of Proceeds	522
Yield and Maturity Considerations	522
Yield Considerations	522
General	522
Rate and Timing of Principal Payments	522
Losses and Shortfalls	524
Certain Relevant Factors Affecting Loan Payments and Defaults	524
Delay in Payment of Distributions	525
Yield on the Certificates with Notional Amounts	525
Weighted Average Life	526
Pre-Tax Yield to Maturity Tables	531
Material Federal Income Tax Considerations	535
General	535
Qualification as a REMIC	535
Status of Offered Certificates	537
Taxation of Regular Interests	538
General	538
Original Issue Discount	538
Acquisition Premium	540
Market Discount	540

Premium	541
Election To Treat All Interest Under the Constant Yield Method	541
Treatment of Losses	542
Yield Maintenance Charges and Prepayment Premiums	542
Sale or Exchange of Regular Interests	542
Taxes That May Be Imposed on a REMIC	543
Prohibited Transactions	543
Contributions to a REMIC After the Startup Day	543
Net Income from Foreclosure Property	544
REMIC Partnership Representative	544
Taxation of Certain Foreign Investors	544
FATCA	545
Backup Withholding	546
Information Reporting	546
3.8% Medicare Tax on “Net Investment Income”	546
Reporting Requirements	546
Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	547
Incorporation of Certain Information by Reference	550
Where You Can Find More Information	550
Financial Information	551
Certain ERISA Considerations	551
General	551
Plan Asset Regulations	551
Administrative Exemptions	552
Insurance Company General Accounts	554
Legal Investment	555
Legal Matters	556
Ratings	556
Index of Defined Terms	558

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
11

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

12

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

13

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2022-C17 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE

14

TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING

15

THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

16

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME,

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THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED

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CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an

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INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(A) OF THE SFA) (EACH A “RELEVANT INVESTOR”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT

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SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS

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(INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2022-C17, Commercial Mortgage Pass-Through Certificates, Series 2022-C17.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2022-C17, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors of this transaction are:
●	Argentic Real Estate Finance LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	KeyBank National Association, a national banking association
●	LMF Commercial, LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance LLC	10	$215,186,328	23.8%
Bank of Montreal	5	135,000,000	14.9
KeyBank National Association	6	122,005,359	13.5
Barclays Capital Real Estate Inc.	13	117,974,550	13.0
BSPRT CMBS Finance, LLC	4	78,445,086	8.7
LMF Commercial, LLC	8	70,266,740	7.8
Societe Generale Financial Corporation	4	55,625,000	6.1
LMF Commercial, LLC / Barclays Capital Real Estate Inc.(2)	1	43,500,000	4.8
Societe Generale Financial Corporation / Bank of Montreal(3)	1	40,000,000	4.4
UBS AG	1	27,000,000	3.0
Total	53	$905,003,064	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	With respect to the 4141 NE 2nd Avenue mortgage loan (4.8%), LMF Commercial, LLC is contributing a note with an outstanding principal balance of $21,750,000, and Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $21,750,000.
(3)	With respect to the A&R Hospitality Portfolio mortgage loan (4.4%) Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $31,500,000, and Bank of Montreal is contributing a note with an outstanding principal balance of $8,500,000.
In addition, Bank of Montreal has originated 100% of the Park West Village trust subordinate companion loan and will transfer such subordinate companion loan to the depositor. The Park West Village trust subordinate companion loan will be an asset of the issuing entity but will not be included in the mortgage pool backing the pooled certificates and will back only the related loan-specific certificates, which are not offered hereby. The Park West Village trust subordinate companion loan is part of the whole loan that includes a mortgage loan included in the mortgage pool backing the pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The 4141 NE 2nd Avenue mortgage loan (4.8%) consists of two notes and was originated by LMF Commercial, LLC. The mortgage loan is comprised of a promissory note A-1 in the original principal amount of $21,750,000 and a promissory note A-2 in the original principal amount of $21,750,000. Barclays intends to purchase promissory note A-2 immediately prior to the

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closing of the securitization. Barclays reviewed the originator’s underwriting and ensured that the underwriting criteria is in accordance with that of Barclays’ underwriting guidelines.
The 39 Broadway mortgage loan (2.2%) is part of a whole loan that was originated by Citi Real Estate Funding Inc. Such mortgage loan was subsequently obtained by Barclays. Barclays reviewed the originator’s underwriting and ensured that the underwriting is in accordance with that of Barclays’ underwriting guidelines.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer and

Park West Village Special Servicer	KeyBank National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer and Park West Village Special Servicer” and “Pooling and Servicing Agreement”.
The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
KeyBank National Association is currently the master servicer and special servicer under the Benchmark 2022-B35 transaction (with respect to the Bell Works Mortgage Loan).
KeyBank National Association is expected to be the initial special servicer with respect to the Park West Village whole loan.

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Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans and the Park West Village mortgage loan and the Park West Village trust subordinate companion loan) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank is expected to be the initial special servicer with respect to the Park West Village whole loan. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder (including the Park West Village directing holder, in the case of the Park West Village whole loan prior to a note B-A control appraisal period) will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

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Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA 2 LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder (other than with respect to any servicing shift whole loans, any excluded loans, and the Park West Village whole loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
References herein to the “special servicer” will mean individually or collectively, as the context may require, (i) Argentic Services Company LP, as special servicer with respect to all mortgage loans other than the Park West Village mortgage loan or (ii) KeyBank National Association, as special servicer with respect to the Park West Village mortgage loan and any related companion loans (including the trust subordinate companion loan).
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2022-C17. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan

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and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

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See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder, Park

West Village Directing Holder	Subject to the rights of (i) the related subordinate companion loan holders solely with respect to the Park West Village whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan” and (ii) the related controlling companion loan holder with respect to the servicing shift whole loan prior to the servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which, the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) or, with respect to the Park West Village whole loan, the Park West Village directing holder, is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
On the closing date, (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the

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holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class H-RR certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, (b) any excluded loan with respect to the directing certificateholder or (c) the Park West Village whole loan), (iii) Argentic CMBS Holdings II Ltd is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”) (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date) and (iv) Elliott Associates, L.P. is expected to purchase $10,000,000 of the Class E certificates.
With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Notwithstanding anything to the contrary in this prospectus, the rights of the “directing certificateholder” for the Park West Village whole loan will be exercised by the Park West Village directing holder. The Park West Village directing holder will be:
(i) if no Park West Village Note B-B control appraisal period is continuing, a majority of the holders of Note B-B or its representative;
(ii) if the Park West Village Note B-B control appraisal period is continuing but no Park West Village Note B-A control appraisal period is continuing, the Park West Village loan-specific controlling class certificateholder (or its representative) selected by a majority of the Park West Village loan-specific controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement); and
(iii) if both the Park West Village Note B-B control appraisal period and the Park West Village Note B-A control appraisal period are continuing, the “directing certificateholder” for the pooled certificates appointed under the pooling and servicing agreement.
The Park West Village loan-specific controlling class will be the most subordinate class of the Class PWV-B or Class PWV-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.
If a Note B-B control appraisal period is continuing but no Note B-B consultation termination event has occurred, the holder of Note B-B will have certain consultation rights with respect to the Park West Village whole loan, and if a Note B-A control appraisal period is continuing but no Note B-A consultation termination event has occurred, the Park West Village loan-specific controlling class representative will have certain consultation rights with respect to the Park West Village whole loan.
The holder of Note B-B and the Park West Village loan-specific controlling class will have the right to challenge the special servicer’s determination of an appraisal reduction amount by obtaining a new appraisal and may be entitled to exercise the rights of the controlling note and “directing certificateholder” for the Park West Village whole loan up to 90 days after its principal balance is notionally reduced to less than 25% of the initial balance as a result of the initial application of the cumulative appraisal reduction amount. Furthermore, the holder of Note B-B and the holder of the Class PWV-RR certificates will have the right to deliver cash or letter credit to the master servicer to avoid triggering the Note B-B control appraisal period, the Note B-A control appraisal period or the determination that Class PWV-RR is no longer the Park West Village loan-specific controlling class, as applicable.

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Park West Village Grand Avenue Partners, LLC, an affiliate of the entity purchasing the Class PWV-RR certificates, will be the initial holder of Note B-B and the initial Park West Village directing holder. Accordingly, Park West Village Grand Avenue Partners, LLC will be the initial directing certificateholder for the Park West Village whole loan.
See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

Holders of the Loan-Specific

Certificates	The Park West Village mortgage loan (5.2%) is part of a whole loan that includes a related subordinate companion loan (the “trust subordinate companion loan”) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.
Initially, Park West Village Grand Avenue Partners, LLC, as holder of the Park West Village Note B-B, will be the initial Park West Village directing holder and will be entitled to exercise certain control rights with respect to the Park West Village whole loan. After the occurrence of a Park West Village Note B-B control appraisal period and for so long as no Park West Village Note B-A control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Certificateholder”, the Park West Village loan-specific controlling class certificateholder selected by a majority of the Park West Village loan-specific controlling class certificateholders (or its representative) will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the loan-specific certificates, as the beneficial owner of such certificates.
See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party.

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With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2022 (or, in the case of any mortgage loan that has its first due date after September 2022, the date that would have been its due date in September 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about September 8, 2022.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in October 2022.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina, New York, Ohio, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

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Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	June 2027
Class A-2	August 2027
Class A-3	January 2030
Class A-4	June 2032
Class A-5	August 2032
Class A-SB	April 2032
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2032
Class B	August 2032
Class C	August 2032
The rated final distribution date for the offered certificates will be the distribution date in September 2055.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-C17:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: (i) Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates (referred to as the “non-offered pooled certificates”), and (ii) the Class PWV-A, Class PWV-B and Class PWV-RR certificates (referred to as the “loan-specific certificates” and together with the non-offered pooled certificates, the “non-offered certificates”). The offered certificates and the non-offered pooled certificates are collectively referred to as the “pooled certificates”.
The Park West Village mortgage loan (5.2%) will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates. Any losses incurred with respect to the mortgage loans (including the Park West Village mortgage loan) will not be borne by the holders of the loan-specific certificates, except that the trust subordinate companion loan is subordinated to the Park West Village mortgage loan in right of payment and therefore any losses incurred with respect to the Park West Village whole loan or related mortgaged property may be borne by the holders of the

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loan-specific certificates (to the extent not borne by the holder of the non-trust subordinate companion loan in accordance with the terms of the related co-lender agreement). See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)(2)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$9,177,000	$8,880,000	$297,000	1.014%	30.000%
Class A-2	$68,038,000	$65,836,000	$2,202,000	7.518%	30.000%
Class A-3	$27,121,000	$26,243,000	$878,000	2.997%	30.000%
Class A-4	$196,458,000	$190,100,000	$6,358,000	21.708%	30.000%
Class A-5	$314,842,000	$304,653,000	$10,189,000	34.789%	30.000%
Class A-SB	$17,866,000	$17,287,000	$579,000	1.974%	30.000%
Class X-A	$633,502,000	$612,999,000	$20,503,000	NAP	NAP
Class X-B	$169,688,000	$164,195,000	$5,493,000	NAP	NAP
Class A-S	$85,975,000	$83,192,000	$2,783,000	9.500%	20.500%
Class B	$46,381,000	$44,880,000	$1,501,000	5.125%	15.375%
Class C	$37,332,000	$36,123,000	$1,209,000	4.125%	11.250%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	4.28500%
Class A-2	4.64400%
Class A-3	4.61800%
Class A-4	4.17400%
Class A-5	4.44100%
Class A-SB	4.54300%
Class X-A	1.15175%
Class X-B	0.48598%
Class A-S	4.97100%
Class B	4.88900%
Class C	5.45000%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for any distribution date will be a per annum rate equal to a fixed rate as set forth opposite such class in the table. The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate

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for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each

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serviced mortgage loan, a rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.05125% per annum; (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum; (3) with respect to each serviced companion loan (other than the trust subordinate companion loan), a primary servicing fee rate equal to 0.00125% per annum and (4) with respect to the trust subordinate companion loan, the Servicing Fee Rate will be 0.00250%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and trust subordinate companion loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan other than the trust subordinate companion loan) at a per annum rate equal to 0.00851%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan other than the trust subordinate companion loan) at a per annum rate equal to 0.00150%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a

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per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
3075 Olcott	0.00125%	0.2500%	(2)
Bell Works	0.00125%	0.2500%
KB Portfolio	0.01000%	0.0025%
Yorkshire & Lexington Towers	0.00125%	0.2500%	(3)
39 Broadway	0.00125%	0.2500%
The Shoppes at Eagle Point	0.00125%	0.2500%

(1)	Does not reflect the Saks Fulfillment Center mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans and/or subordinate companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Subject to a minimum amount of $5,000 per month with respect to the 3075 Olcott whole loan.
(3)	Subject to a minimum amount of $3,500 per month with respect to the Yorkshire & Lexington Towers whole loan.

Distributions

A. Amount and Order of

Distributions on Pooled

Certificates	On each distribution date, funds available for distribution to the pooled certificates and the Class R certificates will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of pooled principal

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balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an

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amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered pooled certificates (other than the Class X-D, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the Park West Village whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of certain of the pooled certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the pooled certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.
Any yield maintenance charges or prepayment premiums received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

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E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of pooled certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the pooled certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D and Class X-F certificates although principal payment and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
(2)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-D and Class X-F certificates are not offered by this prospectus.
(3)	Other than the Class X-D, Class X-F and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan to the Park West Village mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class R certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on the trust subordinate companion loan, that are allocated to a class of

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loan-specific certificates, will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.
F. Shortfalls in Available Funds	The following types of shortfalls will reduce the pooled available funds. The reduction in amounts available for distribution to the pooled certificates will reduce distributions to the classes of pooled certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments

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made by the master servicer are required to be allocated among the classes of pooled certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), any REO loan (other than any portion of an REO loan related to a companion loan other than the trust subordinate companion loan) and the trust subordinate companion loan, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan or trust subordinate companion loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than the trust subordinate companion loan) and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

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●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such

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non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be fifty-three (53) fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and nineteen (119) commercial, multifamily, leased fee or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $905,003,064. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $66,500,000.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty-three (53) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of two (2) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”. With respect to the Park West Village whole loan set forth below, a subordinate companion loan evidenced by one junior promissory note will be also included in the issuing entity and will back the related loan-specific certificates only, and such subordinate companion loan is referred to in this prospectus as the “trust subordinate companion loan”. The trust subordinate companion loan is junior to the Park West Village mortgage loan and the related pari passu companion loans in right of payment but is senior to a subordinate non-trust companion loan, which will be held outside the issuing entity.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Park West Village	$47,500,000	5.2%	$140,000,000	$177,500,000	32.6%	2.60x	12.3%	63.5%	1.34x	6.3%
A&R Hospitality Portfolio	$40,000,000	4.4%	$23,000,000	N/A	46.9%	2.06x	16.4%	46.9%	2.06x	16.4%
Hamilton Portfolio	$40,000,000	4.4%	$25,000,000	N/A	59.6%	1.51x	11.5%	59.6%	1.51x	11.5%
Autokiniton Industrial Portfolio	$30,000,000	3.3%	$11,000,000	N/A	60.9%	1.72x	10.4%	60.9%	1.72x	10.4%
3075 Olcott	$27,000,000	3.0%	$115,000,000	N/A	59.2%	1.66x	8.6%	59.2%	1.66x	8.6%
Bell Works	$25,000,000	2.8%	$185,000,000	N/A	62.6%	1.68x	9.4%	62.6%	1.68x	9.4%
KB Portfolio	$25,000,000	2.8%	$55,000,000	N/A	57.6%	1.62x	8.4%	57.6%	1.62x	8.4%
Saks Fulfillment Center	$22,500,000	2.5%	$37,500,000	N/A	53.1%	1.71x	10.7%	53.1%	1.71x	10.7%
Crossgates Commons	$21,924,338	2.4%	$9,965,608	N/A	67.0%	1.60x	12.9%	67.0%	1.60x	12.9%
Yorkshire & Lexington Towers	$20,000,000	2.2%	$298,000,000	$221,500,000	33.3%	3.61x	11.1%	56.6%	2.13x	6.6%
39 Broadway	$20,000,000	2.2%	$65,000,000	N/A	38.6%	2.09x	11.6%	38.6%	2.09x	11.6%
3455 Veterans Memorial Highway	$20,000,000	2.2%	$10,000,000	N/A	60.6%	1.60x	9.2%	60.6%	1.60x	9.2%
The Shoppes at Eagle Point	$9,955,086	1.1%	$29,865,257	N/A	56.9%	1.39x	9.9%	56.9%	1.39x	9.9%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt. In the case of the Park West Village whole loan, the trust subordinate companion loan has a cut-off date balance of $66,500,000, and the non-trust subordinate companion loan has a cut-off date balance of $111,000,000. The LTV ratio, underwritten NCF DSCR and underwritten NOI debt yield including the Park West Village mortgage loan, the related pari-passu companion loans and the trust subordinate companion loan are 44.2%, 1.92x and 9.1%, respectively.
(3)	In the case of the KB Portfolio mortgage loan, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.
The Saks Fulfillment Center whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The

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related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
3075 Olcott	BMO 2022-C2	3.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Bell Works	Benchmark 2022-B35	2.8%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
KB Portfolio	BMO 2022-C2	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Yorkshire & Lexington Towers	CGCMT 2022-GC48	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
39 Broadway	Benchmark 2022-B36(4)	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
The Shoppes at Eagle Point	BBCMS 2022-C16	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(1)
3075 Olcott	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR, LLC
Bell Works	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD III Sub VII, LLC
KB Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR, LLC
Yorkshire & Lexington Towers	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	FS CREIT Investments HRR, LLC
39 Broadway	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
The Shoppes at Eagle Point	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Saks Fulfillment Center whole loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(4)	The Benchmark 2022-B36 transaction is expected to close on August 23, 2022.

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For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the

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mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics(1)
All Mortgage Loans
Initial Pool Balance(2)	$905,003,064
Number of mortgage loans	53
Number of mortgaged properties	119
Range of Cut-off Date Balances	$2,490,393 to $47,500,000
Average Cut-off Date Balance	$17,075,530
Range of Mortgage Rates	3.04000% to 6.71000%
Weighted average Mortgage Rate	5.55571%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	112 months
Range of original amortization terms(3)	330 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	327 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)	29.5% to 70.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.9%
Range of LTV Ratios as of the maturity date(4)(5)	29.5% to 68.0%
Weighted average LTV Ratio as of the maturity date(4)(5)	52.1%
Range of U/W NCF DSCRs(5)	1.11x to 3.61x
Weighted average U/W NCF DSCR(5)	1.92x
Range of U/W NOI Debt Yields(5)	7.2% to 20.3%
Weighted average U/W NOI Debt Yield	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-only	73.9%
Interest-only, Amortizing Balloon	14.2%
Amortizing Balloon	11.9%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan or the non-trust subordinate companion loan but includes the pari-passu companion loans.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Excludes thirty-six (36) mortgage loans (collectively, 73.9%) that are interest-only for the entire term.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of thirteen (13) mortgage loans (collectively, 38.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
With respect to the Park West Village mortgage loan (5.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the trust subordinate companion loan and the non-trust subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of

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the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including (a) the trust subordinate companion loan are 1.92x, 44.2%, 44.2% and 9.1%, respectively, and (b) the trust subordinate companion loan and the non-trust subordinate companion loan are 1.34x, 63.5%, 63.5% and 6.3%, respectively.
With respect to the Yorkshire & Lexington Towers mortgage loan (2.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loan are, 2.13x, 56.6%, 56.6% and 6.6%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
Fifty-one (51) of the mortgage loans (94.5%) and the trust subordinate companion loan accrue interest on an actual/360 basis.
Two (2) of the mortgage loans (5.5%) accrue interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan, except that the Hamilton Portfolio mortgage loan is partially secured by a mortgaged property (0.8%), which mortgaged property secured a prior loan that was in default at the time of refinancing.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to fifty-four (54) of the mortgaged properties (collectively, 16.0%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related

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borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

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See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements for the pooled securitization will be satisfied by Argentic Real Estate Finance LLC, as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.key.com/key2cre.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through

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exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (including the loan-specific certificates, but other than the Class R certificates) for the mortgage loans and the trust subordinate companion loan then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue mortgage loans, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
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Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender). Notwithstanding the foregoing, in the case of the Park West Village whole loan, the holder of the Park West Village mortgage loan or any pari passu companion loan has the right to direct the special servicer to sell the defaulted Park West Village mortgage loan or pari passu companion loan separately without the consent of any other person, subject to the terms and conditions set forth in the related co-lender agreement and the applicable pooling and servicing agreement. In the case of the Park West Village mortgage loan, such rights to direct the special servicer to sell the Park West Village mortgage loan separately will be exercised by the directing certificateholder or if a control termination event is continuing, the holders of pooled certificates representing 25% of the pooled voting rights.
If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the Yorkshire & Lexington Towers whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as three (3) separate REMICs (the “trust subordinate

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companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The trust subordinate companion loan REMIC, the upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount, that the Class C certificates will be issued with de minimis original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self storage, multifamily, retail, industrial, hospitality, manufactured housing and mixed use) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans or the trust subordination companion loan (in the case of the loan-specific certificates). Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

As used in this risk factor, unless otherwise expressly stated, the term “directing certificateholder” for the Park West Village whole loan, and as used in this prospectus, refers to the Park West Village directing holder, which is initially the holder of the non-trust subordinate companion loan held outside the issuing entity.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the

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performance and market value of the certificates. Mortgage lenders in certain counties implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	office properties have been impacted, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations;
●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;
●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;
●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;
●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;
●	self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases; and
●	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and
●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of

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COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

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Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no

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assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to

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produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
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●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

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Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates

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its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the

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future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
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●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may

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principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties

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included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

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Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

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Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues,

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which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

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In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

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In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect
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occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized

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units, such as the Park West Village mortgaged property (5.2%), the Yorkshire & Lexington Towers mortgaged property (2.2%) and the 15-19 W 116th Street mortgaged property (1.3%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
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●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
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●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

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In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

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We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

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In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights

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of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following

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such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, industrial, multifamily and mixed-use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Florida, Texas, California, Alabama, Pennsylvania, Tennessee and Nevada. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no

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additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

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Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
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In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

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Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the

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mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2022. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value

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of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

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Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available

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information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is

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delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were underwritten and originated, and the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, and we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects

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represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

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In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised

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values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) mortgage loan (0.3%) is a seasoned mortgage loan and was originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility

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that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related

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mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies

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and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

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Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.
In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including
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the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan (other than the trust subordinate companion loan) will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property

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and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to

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foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit

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repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any

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proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by a prior owner or the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

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There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An

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increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators and (ii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange

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for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or

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mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Argentic Securities Holdings 2 Cayman Limited or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer (other than with respect to the Park West Village whole loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder for the

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mortgage loans (other than with respect to any servicing shift mortgage loan, any excluded mortgage loan or the Park West Village mortgage loan) and (v) Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in

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various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a

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non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2022-C17 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or

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subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

It is expected that Argentic Securities Income 2 USA LLC or another affiliate of Argentic Services Company LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the Park West Village whole loan or (iii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income 2 USA LLC (or another affiliate of Argentic Services Company LP) to act as the special servicer other than with respect to the Park West Village whole loan. In the case of the Park West Village whole loan, Park West Village Grand Avenue Partners, LLC, as the holder of Note B-B will be the initial Park West Village directing holder that will exercise the rights of the directing certificateholder for the Park West Village whole loan.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and the trust subordinate companion loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor.

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We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income 2 USA LLC (or its affiliate) will be the initial directing certificateholder (other than with respect to the Park West Village whole loan). The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan) (or in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift date) or, (ii) with respect to a serviced A/B whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan (and after a control appraisal period, at the direction of the holder of the controlling pari passu companion loan or the directing holder appointed by the related securitization), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan or any servicing shift mortgage loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (or, if applicable, a controlling noteholder), may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

With respect to the Park West Village whole loan, the mortgage loan, the related pari passu companion loans, the trust subordinate companion loan and the non-trust subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the Park West Village mortgage loan and the trust subordinate companion loan will be assets in the trust fund, and the non-trust subordinate companion loan will be held by Park West Village Grand Avenue Partners, LLC. The initial Park West Village directing holder and the directing certificateholder for the Park West Village whole loan is expected to be Park West Village Grand Avenue Partners, LLC, as holder of the Park West Village Note B-B. For so long as a Park West Village Note B-B control appraisal period is continuing but no Park West Village Note B-A control appraisal period is continuing, the Park West Village directing holder and the directing certificateholder for the Park West Village whole loan will be the Park West Village loan-specific controlling class representative selected by a majority of the Park West Village loan-specific controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The Park West Village loan-specific controlling class will be the most subordinate class of the Class PWV-B or PWV-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a Park West Village Note B-A control appraisal period with respect to the Park West Village whole loan, the directing certificateholder for the pooled certificates will be entitled to exercise the rights of the controlling noteholder for the Park West Village whole loan, to the extent provided in the related co-lender agreement and the pooling and servicing agreement.

The Park West Village directing holder will have the right to (i) consent to certain material decisions and actions made with respect to the Park West Village whole loan and (ii) replace the special servicer with respect to the Park West Village whole loan, with or without cause. The special servicer may, at the direction of the related directing certificateholder, take actions with respect to the Park West Village whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

For purposes of determining whether a Park West Village Note B-B control appraisal period or a Park West Village Note B-A control appraisal period, as applicable, has occurred, in the event that the updated appraisal for the Park West Village mortgaged property is not available in accordance with the terms of the

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pooling and servicing agreement, the special servicer will not be permitted to apply any deemed appraisal reduction amount to notionally reduce the principal balance of the Park West Village Note B-B or Park West Village Note B-A or the certificate balance of the controlling class of the loan-specific certificates. As a result, the Park West Village directing holder may continue to exercise its consent or control rights with respect to the Park West Village whole loan until an updated appraisal is obtained by the special servicer with respect to the Park West Village mortgaged property.

In addition, the holder of the Park West Village Note B-B and the Park West Village loan-specific controlling class will also have the right to challenge the special servicer’s determination of the appraisal reduction amount and may be entitled to continue to exercise the rights of the “directing certificateholder” and controlling noteholder up to 90 days while challenging such determination. Furthermore, the holder of the Park West Village Note B-B and the holder of the Class PWV-RR certificates will have the right to deliver cash or letter of credit to the master servicer to avoid triggering the Note B-B control appraisal period or the Note B-A control appraisal period, as applicable. Furthermore, in the case of the Park West Village whole loan, the non-trust subordinate loan holder will be entitled to receive any excess interest collections or liquidation proceeds to the extent permitted under the co-lender agreement, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”. Although the special servicer is required to service the Park West Village whole loan in accordance with the terms of the pooling and servicing agreement including the servicing standard, the special servicer may have entered into an arrangement with the non-trust subordinate loan holder to share such excess interest collections and/or liquidation proceeds and we cannot assure you that any action or decision of the special servicer with respect to a workout or liquidation of the Park West Village mortgage loan or the Park West Village whole loan will not adversely affect the interests of the holders of pooled certificates and related loan-specific certificates. Furthermore, the special servicer will not be permitted to sell the defaulted Park West Village whole loan without the consent of the subordinate companion loan holders, and such consent rights may delay or hinder a sale of the defaulted Park West Village whole loan. Although the holder of the Park West Village mortgage loan or any pari passu companion loan has the right to direct the special servicer to sell such loan separately from the other loans under certain circumstances, the net proceeds of such sale may not be greater than those that the special servicer would have received if all of the loans were sold as a whole loan, and the holders of the certificates may experience a loss as a result. Furthermore, the holder of the Park West Village Note B-B will have the right to cure a monetary default or a non-monetary default under the Park West Village whole loan documents pursuant to the terms of the related co-lender agreement and the right to purchase the Park West Village whole loan at the purchase price set forth in the related co-lender agreement. The rights of the holders of the Park West Village Note B-B and the holders of the loan-specific certificates (or the holder of the Park West Village Note B-A) with respect to the Park West Village whole loan or the related subordinate companion loans under the related co-lender agreement and the pooling and servicing agreement may adversely affect your investment in the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

In the case of the Park West Village whole loan, Park West Village Grand Avenue Partners, LLC, will be the initial Park West Village directing holder and directing certificateholder with respect to the Park West Village whole loan. Also, Park West Village HRR Grand Avenue Partners, LLC will purchase the Class PWV-RR certificates. Park West Village Grand Avenue Partners, LLC and Park West Village HRR Grand Avenue Partners, LLC are affiliated with each other. The ownership of both Note B-B and the initial Park West Village loan-specific controlling class by affiliated entities may create additional conflicts of interest that could have an adverse impact on your investment in the certificates.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of

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some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control

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termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class F, Class G-RR and Class H-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement

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will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer related to the pooled certificates, or an affiliate, will constitute the initial directing certificateholder (other than with respect to the Park West Village whole loan). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”, “The Non-Serviced A/B Whole Loan—The Yorkshire & Lexington Towers Whole Loan—Consultation and Control”.

Argentic Services Company LP, the expected special servicer for this transaction (other than with respect to the Park West Village whole loan), is an affiliate of (a) Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings 2 Cayman Limited, which is expected to purchase the VRR Interest as well as the Class G-RR and Class H-RR certificates (and may purchase certain other classes of certificates), (c) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), (d) Argentic Securities Income USA 2 LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, the Park West Village mortgage loan or any excluded loan with respect to the directing certificateholder) and (e) Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates.

Argentic Services Company LP is expected to act as a special servicer (other than with respect to the Park West Village whole loan) and it or an affiliate assisted Argentic Real Estate Finance LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Saks Fulfillment Center whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as and to the extent provided in the related intercreditor agreement, and the holder of the related controlling

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companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to the servicing shift whole loan, (ii) any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (iii) with respect to or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder (or (i) with respect to the servicing shift whole loan, the holder of the related controlling companion loan, or (ii) with respect to a serviced A/B whole loan, the holder of the related subordinate companion loan) under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans or a servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

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Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the
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EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such

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other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

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In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures

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deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.
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For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

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The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans and the trust subordinate companion loan could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by

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the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of pooled certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the pooled certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of pooled certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled certificates as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first to the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will

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result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In

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addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the

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equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and as and to the extent provided in the related intercreditor agreement and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any AB whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)      may take actions that favor the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)         will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the

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risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (a) with respect to any mortgage loan or serviced whole loan (other than the Park West Village trust subordinate companion loan), when the certificate balance of the horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is reduced to 25% or less of the initial certificate balance of such classes in the aggregate and (b) with respect to the Park West Village whole loan, when the certificate balance of the Class PWV-RR certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of the Class PWV-RR Certificates) is reduced to 25% or less of the initial certificate balance of the Class PWV-RR certificates (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The Non-Serviced A/B Whole Loan—Yorkshire & Lexington Towers Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to the servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

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In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Serviced A/B Whole Loan” and “—The Non-Serviced A/B Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related

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mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (including the trust subordinate companion loan under limited circumstances) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.

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This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc.,

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(ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue mortgage loans, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to

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the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or insolvency cases. In this regard, legal opinions on bankruptcy and insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential

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relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of

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certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a

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non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the

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release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, (the “Code”) during any taxable year, the Code, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance LLC (“AREF”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC or KeyBank National Association, makes any representation as to the

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compliance of AREF or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR Interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize

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gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
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●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The pooled certificates, when issued, will only represent ownership interests in the mortgage pool held by the issuing entity, and the Park West Village loan-specific certificates, when issued, will only represent ownership interests in the Park West Village trust subordinate companion loan held by the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans (in the case of the pooled certificates) and the trust subordinate companion loan (in the case of the loan-specific certificates), and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or the trust subordinate companion loan or to distribute in full the amounts of interest and principal to which the pooled certificateholders or the loan specific certificates, as applicable, will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
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●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any

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prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser with respect to the Park West Village trust subordinate companion loan will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of fifty-three (53) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $905,003,064 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” means the respective due dates for such Mortgage Loans and the Trust Subordinate Companion Loan in September 2022 (or, in the case of any Mortgage Loan that has its first due date after September 2022, the date that would have been its due date in September 2022 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Thirteen (13) Mortgage Loans (collectively, 38.6%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion

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Loan(s)”) and (ii) in the case of two (2) Mortgage Loans (collectively, 7.5%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

With respect to the Park West Village Whole Loan, there is (i) one Subordinate Companion Loan relating to the Park West Village Mortgage Loan, consisting of Note B-A, which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and which will have a principal balance as of the Cut-off Date of $66,500,000, and (ii) one Subordinate Companion Loan relating to the Park West Village Mortgage Loan identified as Note B-B, which will not be included in the issuing entity (the “Park West Village Note B-B Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $111,000,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class PWV-A, Class PWV-B and the PWV-RR certificates (the “Loan-Specific Certificates”).

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance LLC	10	19	$215,186,328	23.8%
Bank of Montreal	5	6	135,000,000	14.9
KeyBank National Association	6	38	122,005,359	13.5
Barclays Capital Real Estate Inc.	13	26	117,974,550	13.0
BSPRT CMBS Finance, LLC	4	7	78,445,086	8.7
LMF Commercial, LLC	8	8	70,266,740	7.8
Societe Generale Financial Corporation	4	4	55,625,000	6.1
Barclays Capital Real Estate Inc. / LMF Commercial, LLC(2).	1	1	43,500,000	4.8
Societe General Financial Corporation / Bank of Montreal(3)	1	9	40,000,000	4.4
UBS AG	1	1	27,000,000	3.0
Total	53	119	$905,003,064	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	With respect to the 4141 NE 2nd Avenue Mortgage Loan (4.8%), LMF Commercial, LLC is contributing a note with an outstanding principal balance of $21,750,000, and Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $21,750,000.
(3)	With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%) Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $31,500,000, and Bank of Montreal is contributing a note with an outstanding principal balance of $8,500,000.
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In addition, Bank of Montreal will transfer to the depositor the Park West Village Trust Subordinate Companion Loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

Other than as described in “—Co-Originated and Third-Party Originated Mortgage Loans” below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leased fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity (which entity may be another mortgage loan seller) and transferred to the mortgage loan seller:

●	The Park West Village Mortgage Loan (5.2%) is part of a Whole Loan that was co-originated by Bank of Montreal, Citi Real Estate Funding Inc., Starwood Mortgage Capital LLC and Park West Village Grand Avenue Partners, LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.
●	The 4141 NE 2nd Avenue Mortgage Loan consists of two notes and was originated by LMF Commercial, LLC. The Mortgage Loan is comprised of a promissory note A-1 in the original principal amount of $21,750,000 and a promissory note A-2 in the original principal amount of $21,750,000. Barclays subsequently obtained promissory note A-2. Barclays reviewed the originator’s underwriting and ensured that the underwriting criteria is in accordance with that of Barclays’ underwriting guidelines.
●	The A&R Hospitality Portfolio Mortgage Loan (4.4%) is part of a Whole Loan that was co-originated by Societe Generale Financial Corporation, Goldman Sachs Bank USA and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to each of Societe Generale Financial Corporation’s and Bank of Montreal’s underwriting guidelines.
●	The Bell Works Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Bank of Montreal, Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.
●	The Yorkshire & Lexington Towers Mortgage Loan (2.2%) is part of a Whole Loan that was co-originated by Bank of Montreal, Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.
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●	The 39 Broadway Mortgage Loan (2.2%) is part of a Whole Loan that was originated by Citi Real Estate Funding Inc. Such Mortgage Loan was subsequently obtained by Barclays. Barclays reviewed the originator’s underwriting and ensured that the underwriting is in accordance with Barclays’ underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 8, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the A&R Hospitality Portfolio Mortgage Loan or the A&R Hospitality Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the A&R Hospitality Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the A&R Hospitality Portfolio Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year (other than with respect to the Hamilton Portfolio Mortgage Loan (4.4%) and The Shoppes at Eagle Point Mortgage Loan (1.1%), each of which accrue interest on a 30/360 basis); and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The

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“revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements)) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

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Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Courtyard Sandestin(2)	1.8%	39.3%	39.3%	$41,400,000	46.0%	46.0%	$35,300,000
Residence Inn Sandestin(3)	1.5%	41.6%	41.6%	$32,900,000	47.8%	47.8%	$28,600,000
Hampton Inn & Suites Birmingham(4)	0.8%	67.2%	58.2%	$11,000,000	86.9%	75.4%	$8,500,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The “Other Than As-Is” Appraised Value of $41,400,000 is based on the assumption that the related borrower has completed certain renovations at the related Mortgaged Property. At origination, the borrower deposited $3,480,000 with the lender to complete such renovations, provided that the Mortgage Loan documents require the borrower to deposit any additional funds that the lender determines in its reasonable discretion are necessary to complete such renovations.
(3)	The “Other Than As-Is” Appraised Value of $32,900,000 is based on the assumption that the related borrower has completed certain renovations at the related Mortgaged Property. At origination, the borrower deposited $2,380,000 with the lender to complete such renovations, provided that the Mortgage Loan documents require the borrower to deposit any additional funds that the lender determines in its reasonable discretion are necessary to complete such renovations.
(4)	The “As-Complete” Appraised Value of $11,000,000 assumes completion of the franchise-mandated property improvement plan at the Mortgaged Property. At origination, the borrower deposited $2,312,000 with the lender, representing 115% of the estimated cost to complete such property improvement plan.

With respect to the InCommercial Portfolio Mortgage Loan (2.8%) secured by a portfolio of Mortgaged Properties, the Appraised Value of $53,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of approximately 46.8% and 46.8%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $50,025,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are approximately 50.0% and 50.0%, respectively.

With respect to the KB Portfolio Mortgage Loan Mortgage Loan (2.8%) secured by a portfolio of Mortgaged Properties, the Appraised Value of $139,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of approximately 57.6% and 57.6%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $129,290,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are approximately 61.9% and 61.9%, respectively.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

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“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage

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Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity ”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon or Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject

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Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

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“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified

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trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

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The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information

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provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

With respect to the Park West Village Mortgage Loan (5.2%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000. With respect to the Yorkshire & Lexington Towers Mortgage Loan (2.2%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten

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Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Park West Village Mortgage Loan (5.2%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000. With respect to the Yorkshire & Lexington Towers Mortgage Loan (2.2%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

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Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$905,003,064
Number of Mortgage Loans	53
Number of Mortgaged Properties	119
Range of Cut-off Date Balances	$2,490,393 to $47,500,000
Average Cut-off Date Balance	$17,075,530
Range of Mortgage Rates	3.04000% to 6.71000%
Weighted average Mortgage Rate	5.55571%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	112 months
Range of original amortization terms(3)	330 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	327 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)	29.5% to 70.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.9%
Range of LTV Ratios at Maturity(4)	29.5% to 68.0%
Weighted average LTV Ratio at Maturity(4)(5)	52.1%
Range of U/W NCF DSCRs(5)(6)	1.11x to 3.61x
Weighted average U/W NCF DSCR(5)(6)	1.92x
Range of U/W NOI Debt Yields(5)	7.2% to 20.3%
Weighted average U/W NOI Debt Yield(5)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	73.9%
Interest-only, Amortizing Balloon	14.2%
Amortizing Balloon	11.9%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Excludes thirty-six (36) Mortgage Loans (collectively, 73.9%) that are interest-only for the entire term.
(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of thirteen (13) Mortgage Loans (collectively, 38.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).

With respect to the Park West Village Mortgage Loan (5.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the trust subordinate companion loan and the non-trust subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related

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loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including (a) the trust subordinate companion loan are 1.92x, 44.2%, 44.2% and 9.1%, respectively, and (b) the trust subordinate companion loan and non-trust subordinate companion loan are 1.34x, 63.5%, 63.5% and 6.3%, respectively.

With respect to the Yorkshire & Lexington Towers Mortgage Loan (2.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loan are, 2.13x, 56.6%, 56.6% and 6.6%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include five (5) Mortgage Loans (collectively, 13.9%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	18	$217,081,500	24.0%
Suburban	6	160,900,000	17.8
CBD	3	44,656,250	4.9
Medical	9	11,525,250	1.3
Retail	51	$213,899,027	23.6%
Anchored	11	124,208,994	13.7
Single Tenant	28	57,526,500	6.4
Unanchored	3	21,148,532	2.3
Shadow Anchored	9	11,015,000	1.2
Hospitality	14	$129,794,404	14.3%
Limited Service	9	55,352,420	6.1
Full Service	1	45,000,000	5.0
Extended Stay	4	29,441,984	3.3
Industrial	8	$111,629,550	12.3%
Manufacturing	3	55,710,000	6.2
Warehouse	2	28,379,550	3.1
Warehouse / Distribution	1	16,290,000	1.8
Flex	2	11,250,000	1.2
Multifamily	5	$88,990,000	9.8%
High Rise	3	67,500,000	7.5
Mid Rise	1	11,500,000	1.3
Garden	1	9,990,000	1.1
Mixed Use	4	$82,326,854	9.1%
Retail / Office	1	43,500,000	4.8
Office / Industrial	1	27,976,854	3.1
Multifamily / Retail	1	5,850,000	0.6
Office / Retail	1	5,000,000	0.6
Self Storage	8	$28,381,729	3.1%
Self Storage	8	28,381,729	3.1
Manufactured Housing	10	$18,700,000	2.1%
Manufactured Housing	10	18,700,000	2.1
Other	1	$14,200,000	1.6%
Leased Fee	1	14,200,000	1.6
Total	119	$905,003,064	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the KB Portfolio Mortgage Loan (2.8%), the Port Arthur Mortgaged Property has five deeds on the title dating from 1936 that reserve public utility service easements that include restrictions on placing improvements over such easements. Each deed also includes a reverter clause and it is unclear whether the restrictions on placing improvements over the easements are covered by the applicable reverter clauses. The title insurance policy for the related Mortgage Loan includes the T-19 endorsement which insures against loss or damage by reason of (i) a violation of
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a covenant that divests, subordinates or extinguishes the lien of the insured mortgage, (ii) unenforceability or lack of priority of the lien of the insured mortgage or (iii) the loss of the insured’s title acquired in satisfaction or partial satisfaction of the indebtedness. In addition, a loss carveout was included in the related Mortgage Loan documents that is triggered by either (i) any enforced removal of the improvements at the Port Arthur Mortgaged Property due to encroachment over any easement or (ii) the successful assertion of any revisionary interest in the Port Arthur Mortgaged Property under any permitted encumbrance (a “Port Arthur Trigger Event”). If a Port Arthur Trigger Event occurs, the related borrower must release the Port Arthur Mortgaged Property and both the related borrower and the related guarantor will have springing recourse liability in an amount equal to (i) the sum of 120% of the allocated mortgage loan amount of the Port Arthur Mortgaged Property plus such additional amounts necessary to comply with REMIC requirements (the “Recourse Amount”) or (ii) the entire outstanding amount of the debt if the outstanding amount of the debt is less than or equal to the Recourse Amount; provided that the related liability of the related borrower and related guarantor will terminate upon the completion of the release of the Port Arthur Mortgaged Property.

●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Beachside Gulf Shores and The Garland Hotel Mortgaged Properties (collectively, 8.6%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
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●	With respect to The Garland Hotel Mortgage Loan (5.0%), no franchise agreement is associated with The Garland Hotel Mortgaged Property.
●	With respect to The Garland Hotel Mortgaged Property (5.0%), approximately 41.3% of the underwritten revenue of such Mortgaged Property is derived from food and beverage operations.
●	With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%), the Beachside Gulf Shores Mortgaged Property is operated as an independent, boutique hotel and is not subject to a “flag.”
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Courtyard Sandestin	$16,250,000	1.8%	6/23/2031	7/1/2032
Residence Inn Sandestin	$13,675,000	1.5%	4/25/2026	7/1/2032
Fairfield Inn Orange Beach	$8,022,222	0.9%	2/12/2035	9/1/2032
HIE Douglasville	$7,479,518	0.8%	6/3/2037	6/6/2032
Hampton Inn & Suites Birmingham	$7,389,887	0.8%	7/31/2037	7/6/2032
Home2Suites Mobile	$5,729,524	0.6%	2/28/2037	9/1/2032
Home2Suites Daphne	$5,153,016	0.6%	3/31/2040	9/1/2032
Staybridge Suites Gulf Shores	$4,884,444	0.5%	5/14/2038	9/1/2032
Gulf Shores Motel 6	$2,832,381	0.3%	4/26/2033	9/1/2032
Red Roof Pensacola	$2,542,857	0.3%	5/15/2038	9/1/2032
Quality Inn Gulf Shores	$1,946,667	0.2%	3/8/2037	9/1/2032
Red Roof Gulf Shores	$1,766,984	0.2%	3/14/2037	9/1/2032

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Park West Village Mortgage Loan (5.2%), based on the underwritten rent roll dated as of July 22, 2022, 418 of the 850 units at the Mortgaged Property are rent stabilized, and the remaining 432 units at the Mortgaged Property are rented at fair market value. With respect to the Yorkshire & Lexington Towers Mortgage Loan (2.2%), as of March 1, 2022, 305 of the 808 units at the Mortgaged Properties are rent stabilized, and the remaining 503 units at the Mortgaged Properties are rented at fair market value. Rent stabilized leases at each such Mortgaged Property can be one or two years in length at the option of the tenant.

The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (“MCIs”) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal (“DHCR”) to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (“IAIs”) (for example, new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33 per month). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, and total costs eligible for a rent increase calculation cannot exceed $15,000 in a 15-year period. Additionally, IAI increases are now temporary and will be removed from tenants’ rents 30 years from the date the increase became effective. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

●	With respect to the 15-19 W 116th Street Mortgage Loan (1.3%), as a condition to the enrollment of the related Mortgaged Property in the New York 421-a tax abatement program, all of the multifamily units at the related Mortgaged Property (i) are rent stabilized and any increases in rent are subject to applicable rent stabilization laws and regulations and (ii) may only be leased to tenants whose annual income does not exceed the lesser of (x) 250% of the area median gross income or (y) seven times the annual rent of the related unit, except that in the case of a tenant with a household of three or more persons, such annual income may not exceed eight times the annual rent of the related unit rather than seven times.
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●	With respect to the Cortez Village Townhomes Mortgage Loan (1.1%), 15 units at the Mortgaged Property (16.1% of the units) are subject to a declaration that requires the borrower to provide low-income housing under the applicable St. Luice County guidelines. The related low-income housing requirements have no maximum rent restrictions and will be in place for the entire Mortgage Loan term. Upon a foreclosure sale, the restrictions contained in the declaration will be terminated upon filling of the deed. The related borrower covenants to comply with the provisions of the declaration, and the Mortgage Loan is recourse to the Borrower and the guarantor if (i) any of the provisions of the declaration are amended, modified, cancelled, terminated, surrendered, withdrawn or waived without the lender’s prior written consent, or (ii) if the related borrower fails to comply with any of its obligations under the declaration or defaults (beyond any applicable cure period) thereunder.
●	The borrowers with respect to other Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office, retail, industrial and multifamily components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by
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self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
●	With respect to the MHP Portfolio Mortgage Loan (1.6%), the Mortgaged Property has a total of 780 pads, of which 216 are occupied by homes owned by the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by leased fee properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by leased fee properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Parking Properties

In the case of the parking properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by parking properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated
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moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by parking properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	18	17.1%
Restaurant/Bakery(2)	13	12.3%
Grocery store(3)	5	4.7%
Gym, fitness center, spa or a health club(4)	6	4.2%
Theater/entertainment venue(5)	2	1.4%
Bank branch(6)	2	1.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Corporate Center North, 2100 Wharton Street, InCommercial Portfolio – Columbus Dialysis Clinic, KB Portfolio – Fresenius Kidney Care, KB Portfolio – Tower Health, KB Portfolio – Penn State Health, KB Portfolio – Carmichael MOB, KB Portfolio – Port Arthur Dialysis, KB Portfolio – Auburn Medical, KB Portfolio – Berkley Eye Institute, PA, KB Portfolio – New Orleans MOB, The Overlook, 39 Broadway, Birnham Woods, ExchangeRight In-Line Retail Portfolio 2 – Madison Commons, ExchangeRight In-Line Retail Portfolio 2 – Cornhusker Plaza, Main Square and Suntree Healthplex.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 4141 NE 2nd Avenue, Hamilton Portfolio – Hamilton Corner, Hamilton Portfolio – The Shoppes at Hamilton Place, Birnham Woods, ExchangeRight In-Line Retail Portfolio 2 – Madison Commons, ExchangeRight In-Line Retail Portfolio 2 – Point Mallard Centre, ExchangeRight In-Line Retail Portfolio 2 – West Park Square, ExchangeRight In-Line Retail Portfolio 2 – 1160 Vann Drive, ExchangeRight In-Line Retail Portfolio 2 – Hudson Corners, Clarksville Commons, Frisch’s Commissary Kitchen, 214 East 52nd Street and Eastgate Plaza.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Trolley Square Leased Fee, Morton Village Plaza, The Shoppes at Eagle Point, Suntree Healthplex and Harrisburg Plaza.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Hamilton Portfolio – Hamilton Corner, Birnham Woods, ExchangeRight In-Line Retail Portfolio 2 – West Park Square, ExchangeRight In-Line Retail Portfolio 2 – Cornhusker Plaza, Suntree Healthplex and Eastgate Plaza.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Hamilton Portfolio – Hamilton Corner and Eastgate Plaza.
(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight In-Line Retail Portfolio 2 – Holbrook and Morton Village Plaza.

In addition, the Novi Commerce Centre Mortgaged Property (0.7%) includes one or more tenants that operate an automobile repair and servicing company.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Park West Village	$47,500,000	5.2%	$220,588.24	2.60x	32.6%	Multifamily
The Garland Hotel	$45,000,000	5.0%	$175,097.28	2.59x	43.3%	Hospitality
4141 NE 2nd Avenue	$43,500,000	4.8%	$385.31	2.06x	51.5%	Mixed Use
Chase St. & Cardone	$42,000,000	4.6%	$23.87	1.95x	63.2%	Industrial
A&R Hospitality Portfolio	$40,000,000	4.4%	$87,016.57	2.06x	46.9%	Hospitality
Hamilton Portfolio	$40,000,000	4.4%	$137.34	1.51x	59.6%	Retail
Green Valley Corporate Center North	$37,000,000	4.1%	$203.93	1.96x	60.7%	Office
Autokiniton Industrial Portfolio	$30,000,000	3.3%	$28.40	1.72x	60.9%	Industrial
2100 Wharton Street	$29,500,000	3.3%	$122.25	1.59x	59.1%	Office
Chidlaw Building	$27,976,854	3.1%	$99.51	1.49x	58.0%	Mixed Use
3075 Olcott	$27,000,000	3.0%	$575.82	1.66x	59.2%	Office
InCommercial Portfolio	$25,013,000	2.8%	$88.66	2.19x	46.8%	Various
Bell Works	$25,000,000	2.8%	$153.12	1.68x	62.6%	Office
KB Portfolio	$25,000,000	2.8%	$282.20	1.62x	57.6%	Various
Village Crossroads	$23,760,237	2.6%	$136.10	1.42x	54.5%	Retail
Top 3 Total/Weighted Average	$136,000,000	15.0%		2.42x	42.2%
Top 5 Total/Weighted Average	$218,000,000	24.1%		2.27x	47.1%
Top 15 Total/Weighted Average	$508,250,091	56.2%		1.93x	53.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
A&R Hospitality Portfolio	$40,000,000	4.4%
Chase St. & Cardone	$42,000,000	4.6%
InCommercial Portfolio	$25,013,000	2.8%
KB Portfolio	$25,000,000	2.8%
MHP Portfolio	$14,100,000	1.6%
Store It All Texas Portfolio	$8,741,729	1.0%
Hamilton Portfolio	$40,000,000	4.4%
Autokiniton Industrial Portfolio	$30,000,000	3.3%
Yorkshire & Lexington Towers	$20,000,000	2.2%
ExchangeRight In-Line Retail Portfolio 2	$12,550,000	1.4%
Boucher Self Storage Portfolio	$7,500,000	0.8%
Total	$264,904,729	29.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Park West Village	1	$47,500,000	5.2%
Yorkshire & Lexington Towers	2	20,000,000	2.2
Total for Group 1:	3	$67,500,000	7.5%
Group 2:
Green Valley Corporate Center North	1	$37,000,000	4.1%
KB Portfolio	10	25,000,000	2.8
Total for Group 2:	11	$62,000,000	6.9%
Group 3:
Hamilton Portfolio	4	$40,000,000	4.4%
The Shoppes at Eagle Point	1	9,955,086	1.1
Total for Group 3:	5	$49,955,086	5.5%
Group 4:
Courtyard Sandestin	1	$16,250,000	1.8%
Residence Inn Sandestin	1	13,675,000	1.5
Total for Group 4:	2	$29,925,000	3.3%
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Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 5:
Novi Commerce Center	1	$6,700,000	0.7%
Security Self Storage	1	5,140,000	0.6
Incubator Road Flex	1	4,550,000	0.5
Total for Group 5:	3	$16,390,000	1.8%
Group 6:
Walgreens – Auburn, AL	1	3,815,000	0.4
Walgreens – Columbus County	1	3,280,000	0.4
Total for Group 6:	2	$7,095,000	0.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$166,074,338	18.4%
Florida	7	$114,718,094	12.7%
Texas	9	$78,355,792	8.7%
California	3	$73,732,500	8.1%
Alabama	13	$56,193,030	6.2%
Pennsylvania	4	$54,718,750	6.0%
Tennessee	6	$50,845,086	5.6%
Nevada	2	$46,917,500	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-eight (28) other states, with no more than approximately 3.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seventeen (17) Mortgaged Properties (collectively, 14.9%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in
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Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Three (3) Mortgaged Properties (collectively, 8.1%) are located in areas that are considered a high earthquake risk (seismic zone 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Fifty-four (54) of the Mortgaged Properties (collectively, 16.0%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Park West Village, Yorkshire & Lexington Towers and MHP Portfolio (collectively, 9.0%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Green Valley Corporate Center North Mortgage Loan (4.1%), the related Mortgage Loan is structured as a Delaware statutory trust that permits up to 499 members.

With respect to the InCommercial Portfolio Mortgage Loan (2.8%), the related Mortgage Loan is structured as a Delaware statutory trust that permits up to 499 members.

With respect to the KB Portfolio Mortgage Loan (2.8%), the related Mortgage Loan is structured as a Delaware statutory trust that permits up to 499 members.

With respect to the ExchangeRight In-Line Retail Portfolio 2 Mortgage Loan (1.4%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 250 investors.

Delaware Statutory Trusts

With respect to the Green Valley Corporate Center North, InCommercial Portfolio, KB Portfolio, ExchangeRight In-Line Retail Portfolio 2 Mortgage Loans (collectively, 11.0%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the Green Valley Corporate Center North Mortgage Loan (4.1%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event

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that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full 90 days prior to the maturity date). The Green Valley Corporate Center Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Green Valley Corporate Center Mortgage Loan. Furthermore, the master tenant is a signatory of the security instruments, the assignments of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the InCommercial Portfolio Mortgage Loan (2.8%), the related borrower is structured as a Delaware statutory trust that permits up to 499 members. Under the related Mortgage Loan documents, if the related borrower desires to (i) convert to a different form of entity under Delaware law (an “InCommercial Conversion Event”) or (ii) contribute one or more of the related Mortgaged Properties to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Properties (an “InCommercial Drop Down Distribution”), then the related lender will not withhold or delay its consent, provided that, among other things, (i) the related borrower has given the related lender no less than 30 days’ notice of any InCommercial Conversion Event or InCommercial Drop Down Distribution; (ii) the related lender has not undertaken any of its remedies under the related Mortgage Loan documents as a result of an event of default, (iii) the related borrower has paid the related lender’s reasonable legal fees and a processing or review fee equal to $5,000 and (iv) the new special purpose entity has executed an assumption agreement with the related lender and acknowledged its obligations under the related Mortgage Loan documents. The InCommercial Portfolio Mortgaged Properties are subject to a master lease which is subordinated to the related Mortgage Loan pursuant to a subordination and attornment agreement and can be terminated upon foreclosure of the InCommercial Portfolio Mortgage Loan. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the KB Portfolio Mortgage Loan (2.8%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full 90 days prior to the maturity date). The KB Portfolio Mortgaged Properties are subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the KB Portfolio Mortgage Loan. Furthermore, the master tenant is a signatory of the security instruments, the assignments of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

Condominium and Other Shared Interests

The A&R Hospitality Portfolio, KB Portfolio, One South Church and 214 East 52nd Street Mortgage Loans (collectively, 9.9%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

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●	With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%), the Staybridge Suites Gulf Shores Mortgaged Property is subject to a three-unit mixed use land condominium regime comprised of the Mortgaged Property and two non-collateral retail parcels. The borrower holds a 49.7% ownership interest in the related condominium association and does not control the related condominium board. However, certain major decisions require the consent of the borrower, including any amendment to the related condominium declaration. In addition, any material amendments to the related condominium documents require the consent of the lender. The Mortgage Loan documents provide full recourse to the borrowers and guarantor for the payment of the allocated loan amount applicable to the Staybridge Suites Gulf Shores Mortgaged Property, together with any applicable yield maintenance, if (i) the condominium documents are amended or (ii) the related condominium regime is terminated, in either instance without the lender’s prior written consent in any manner that materially adversely affects the borrowers’ rights.
●	With respect to the Bell Works Mortgage Loan (2.8%), the Mortgage Loan documents provide that, provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to and following a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it will impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.
●	With respect to the 214 East 52nd Street Mortgage Loan (0.6%), the Mortgaged Property is a portion of a condominium. The condominium consists of 21 residential units and one commercial unit. The borrower owns 15 residential units and one ground floor commercial condominium unit. The borrower owns 68.82% of the common interests and appoints 2 of the 5 managers on the board, who vote on day-to-day operations. Although the borrower does not control the condominium board, the borrower does own 68.82% of the common interests and, as such, major decisions, which require a majority vote of unit holders based on percentage of ownership, would require the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	110	$851,262,064	94.1%
Fee/Leasehold(3)	1	45,000,000	5.0
Leasehold	8	8,741,000	1.0
Total	119	$905,003,064	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
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(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to The Garland Hotel Mortgage Loan (5.0%), the Mortgaged Property is subject to a ground lease regarding approximately 0.65 acres of land (the “LA Parcel”) with the Los Angeles County Flood Control District, as lessor, and the borrower, as lessee. The borrower has a fee interest securing the Mortgage Loan in all of the Mortgaged Property (6.74 acres) other than the LA Parcel, in which it only has a leasehold interest. The Mortgage Loan documents, however, permit the borrower on a one-time basis during the term of The Garland Hotel Mortgage Loan at its sole cost and expense (to be funded out of the borrower’s own equity) to acquire the fee interest to the LA Parcel and cause such premises to be added to The Garland Hotel Mortgage Loan as a fee interest estate, subject to the lender’s determination that certain terms and conditions under the Mortgage Loan documents have been satisfied.   The ground lease provides that the borrower has the option to purchase the fee interest to the LA Parcel any time prior to the expiration of the ground lease for the determined fair market value of the LA Parcel as articulated in the ground lease. The ground lease expires in September 2026 and has annual ground rent of approximately $27,453 in 2022. Upon the expiration of the ground lease (and to the extent that the lessor and borrower do not negotiate a renewal of the ground lease), and if the borrower does not acquire the fee interest to the LA Parcel and add such parcel to the collateral for the Mortgage Loan per the Mortgage Loan documents, the LA Parcel will no longer be part of the collateral for the Mortgage Loan and the borrower will no longer have an interest in the LA Parcel. The LA Parcel is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building.

With respect to the KB Portfolio Mortgage Loan (2.8%), the collateral for the Walgreens – Las Vegas Mortgaged Property consists of air rights, the interior items in the retail space and the related borrower’s rights under a 99-year reciprocal easements and cost sharing agreement (the “Las Vegas REA”). For the avoidance of doubt, all applicable governmental authorities have characterized the related borrower sponsor’s interest in the Walgreens – Las Vegas Mortgaged Property as a fee interest and it has been insured as fee interest under its related title policy. Furthermore, the Las Vegas REA grants the related borrower (i) control over all leasing and occupancy decisions regarding its parcel within the related development, (ii) control over decisions related to the physical components of its parcel including any renovations or alterations to the physical space, (iii) rights to extend any of the prerogatives and privileges currently granted to Walgreens to any future tenant and (iv) explicit protection from any actions that may impair or diminish the related borrower’s, Walgreens’ or any future tenant’s rights under any related leases. The Las Vegas REA will remain in effect until the earlier of (i) the day the parties to the agreement mutually agree to terminate the Las Vegas REA and (ii) the date that is 99 years after the date of the Las Vegas REA.

With respect to the One South Church Mortgage Loan (2.1%), the Mortgage Loan is secured by the fee interest of the borrower in the Mortgaged Property. The borrower has entered into a ground lease by and between Rio Nuevo Multipurpose Facilities District, as lessor, and the borrower, as lessee, for the purpose of the borrower applying with the City of Tucson for a tax abatement benefiting the Mortgaged Property. The term of the ground lease will commence upon the satisfaction of certain conditions set forth therein (the “Commencement Date”) and will end eight years from the first day of the month following the Commencement Date, subject to the borrower’s (i) option to convert the ground lease term to a 25-year term and (ii) option to terminate the ground lease in connection with the borrower’s purchase of the ground lessor’s fee interest, in each case, pursuant to the terms of the ground lease. The Mortgage Loan documents provide that in connection with the commencement of the term of the ground lease, the borrower will be permitted to convert its fee simple interest in the Mortgaged Property to a leasehold interest under the ground lease (and in connection with the expiration of the term of the ground lease convert its leasehold interest back to a fee simple interest), subject to the satisfaction of certain conditions.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least

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20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirty-four (34) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Chase St. & Cardone Mortgage Loan (4.6%), the related Phase I ESA identified a REC at the Cardone Mortgaged Property in connection with the historical industrial use of the Mortgaged Property. The related environmental consultant reported that multiple current or historical hazardous water generators were identified at the Mortgaged Property dating back to the 1990s. The related environmental consultant reported that known chemicals include chlorinated solvents and a number of violations have been issued to the Cardone Mortgaged Property. The borrower obtained an environmental insurance policy from Lloyd’s, listing the lender as a named insured, with a $4,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires May 27, 2032, subject to a 3-year extension exercisable in accordance with the terms of the policy.
●	With respect to the Chase St. & Cardone Mortgage Loan (4.6%), the related Phase I ESA identified a REC at the Chase St. Mortgaged Property due to at least 70 years of industrial usage. The related environmental consultant asserted that because much of the operations at the Mortgaged Property occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances, the related environmental consultant considers the historical usage of the Mortgaged Property a REC. The related environmental
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consultant identified areas of concern at the Mortgaged Property including the retention pond on the northwestern portion, the transformer station located adjacent to the former boiler/generator building, the wastewater treatment plant, and rail spurs on the western and northern portions of the Mortgaged Property. The borrower obtained an environmental insurance policy from Lloyd’s, listing the lender as a named insured, with a $4,000,000 policy limit per occurrence and in the aggregate and a $25,000 deductible. The policy expires May 27, 2032, subject to a 3-year extension exercisable in accordance with the terms of the policy.

●	With respect to the Autokiniton Industrial Portfolio Mortgage Loan (3.3%), the related Phase I ESA identified certain environmental issues at portions (the “Affected Parcels”) of the Autokiniton Industrial – Elkton Mortgaged Property (the “MI Property”). The Affected Parcels have limited impacts from PCB-containing oils released in the 1980’s. The tenant leasing the MI Property is responsible for investigating and remediating the PCB impacts (the “Responsible Party”). The estimated remediation cost ranges from $1.4 million to $1.85 million, and the Responsible Party has posted a letter of credit in the amount of $1.65 million to secure the PCB remediation obligations. In addition, the Responsible Party has purchased a Pollution Legal Liability policy (“PLL Policy”), which covers both the PCB condition and other pollution (described below) with limits of $20,000,000, a $100,000 deductible and a 10-year term, which is required to be renewed if the PCB remediation is not completed prior to end of the initial PLL Policy term.

Additionally, due to long-term industrial use, underground storage tanks previously located on portions of the MI Property, other historical uses and prior storage practices, the MI Property have RECs, including potential vapor concerns and soil contamination. The environmental consultant recommended (i) a due care plan (“Due Care Plan”), which was received by the environmental consultant in May 2022; (ii) a Baseline Environmental Assessment, which was received by the environmental consultant in April 2022, and (iii) an Opinion of Probable Costs (“OPC”), which was received by the environmental consultant in May 2022. The RECs are being addressed pursuant to the foregoing, and the letter of credit and PLL Policy were sized to take into account the OPCs.

A Phase II ESA was also performed at the MI Property. The Phase II ESA indicated that the MI Property meets the definition of a “facility” under the Environment, Great Lakes and Energy and Generic Residential Cleanup Criteria (“EGLE GRCC”), and therefore to the extent that a new owner were to take ownership of the MI Property, it should be prepared to the EGLE GRCC a baseline environmental assessment within 45 days of taking control of the MI Property so that such new owner is not held liable for the cost of cleaning up the RECs caused by the historical industrial use. Additionally, the Phase II ESA recommended that the Due Care Plan obligations be completed, and that no further assessment or investigation of the MI Property is warranted as of that date. In addition to the PLL policy referenced above the related non-recourse guarantor has provided a guaranty in the form of an environmental indemnity agreement which would extend to the identified conditions.

●	With respect to the 2100 Wharton Street Mortgage Loan (3.3%), the related Phase I ESA identified a REC at the Mortgaged Property due to the historical industrial use of the Mortgaged Property given that much of the industrial operations at the Mortgaged Property occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances. The related environmental consultant recommended no further investigation or action unless the Mortgaged Property is redeveloped for residential use or other sensitive use, in which case additional sampling may be warranted. The borrower obtained an environmental insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as a named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires July 1, 2035.
●	With respect to the InCommercial Mortgage Loan (2.8%), the related ESA for the Dollar General – Newhall Mortgaged Property noted that the related Mortgaged Property was subject to (i) a Phase II subsurface investigation that detected contaminants in the soil and groundwater and (ii) a Iowa Department of Natural Resources (the “IDNR”) initial site assessment in 2017, which taken
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together constituted a controlled recognized environmental condition (a “CREC”) at the related Mortgaged Property. A Phase II ESA was completed at the related Mortgaged Property in 2017 which reported traces of benzene, diesel and motor oil in the soil and groundwater. The IDNR subsequently conducted an initial site assessment in 2017 and issued a letter that (i) stated that no further action was necessary at the related Mortgaged Property because the Phase II concentrations did not suggest that a hazardous condition existed at the related Mortgaged Property and (ii) reserved the right for the IDNR to conduct further assessments in the future if new information made such inquiries necessary. Due to the potential for future IDNR investigations at the related Mortgaged Property, the environmental engineer recommended no further actions and determined that any subsurface contamination at the related Mortgaged Property could be classified as a CREC.

●	With respect to the Bell Works Mortgage Loan (2.8%), the Phase I ESA identified CRECs at the Mortgaged Property in connection with the former operation of telecommunication research and development activities that were conducted onsite by Bell Laboratories, Inc. for a period of at least 70 years. Due to the operations and associated petroleum-based products, solvents, and other hazardous materials used, the Mortgaged Property is listed in numerous regulatory databases. Laboratory wastes generated in the onsite laboratories during former site operations were labeled and tagged by laboratory personnel for an onsite chemical management group to remove. Once removed from the laboratories, the laboratory wastes were stored in a 90-day room in the chemical storage building for off-site disposal. Records and permits indicated radioactive materials were stored, utilized, and disposed of near the Mortgaged Property between 1961 and 2005. All radioactive materials were stored in small quantities and utilized for research and development purposes. The usage of these materials was permitted and regulated by both the United States Nuclear Regulatory Commission (“NRC”) and the New Jersey Department of Environmental Protection (“NJDEP”). Inventories of these materials were tracked by the NRC and NJDEP, and the facility was inspected routinely. Based on the small quantities of radioactive materials stored and used and the regulatory oversight, and since these materials have been removed from the subject property, they do not represent a significant environmental concern, according to the Phase I ESA consultant. According to the Phase I ESA consultant, no further action is warranted at this time. Alcatel-Lucent (formerly Lucent Technologies, Inc. (“Lucent”)) has reportedly been conducting ongoing remedial investigations and activities since 1995 at the Mortgaged Property, pursuant to the Industrial Site Recovery Act (“ISRA”). The 1995 ISRA trigger was due to Lucent’s divestiture from AT&T between 1992 and 1996. ISRA was triggered a second time due to Lucent’s planned sale of the property in 2006. As a result of the ISRA triggers, preliminary assessments were performed in 1996 and 2006 to identify Areas of Concern (“AOCs”) requiring further investigation. The subject property was identified with 101 AOCs between the two preliminary assessments performed in 1996 and 2006. AOCs included tanks, storage areas, waste treatment areas, mechanical rooms, dumpster/compactor areas, stormwater drainage areas, past spill incidents, and others. At the time of the 2006 preliminary assessment, 64 AOCs required further evaluation. When the 2006 preliminary assessment update report addendum prepared by Langan Engineering and Environmental Services Inc. (“Langan”) was completed on December 21, 2015, Response Action Outcomes (“RAOs”) were recommended for 89 of the 101 AOCs. RAOs were not recommended for 12 of the AOCs because Langan believed additional monitoring, reporting, and/or evaluation was required. However, as of November 2021, all AOCs have RAOs. Deed Notices (“DNs”) have reportedly been established for certain Mortgaged Property AOCs that have received RAOs including for residual polychlorinated biphenyls in the soil and for total petroleum hydrocarbons in the soil. These AOCs represent a CREC. The Phase I ESA recommends the continued implementation of the DNs for the AOCs on the Mortgaged Property.
●	With respect to the Trolley Square Leased Fee Mortgage Loan (1.6%), the related Phase I ESA identified a recognized environmental condition at the Mortgaged Property in connection with soil and groundwater impacts, including petroleum, from the prior operation of a gasoline filing station at the Mortgaged Property. According to the Phase I ESA, the levels of petroleum impacts were decreasing at the time of the last environmental site assessment performed at the Mortgaged Property in 2014, and according to the Phase I ESA it would be expected that those levels have
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continued to decrease.  The related environmental consultant also prepared an opinion of probable cause that estimated the reasonable worst-case scenario amount to remediate any residual impacts to equal $30,000.

●	With respect to the Morton Village Plaza Mortgage Loan (1.1%), the Phase I ESA identified a REC at the Mortgaged Property in connection with the former presence of a retail dry cleaning tenant (Classic French Cleaners/Morton Village Cleaners) operating in Building B at the Mortgaged Property from the 1950s through 2008. Previous investigations of soil, groundwater, and soil vapor were conducted between 2006 and 2011 and identified chlorinated volatile organic compounds (“CVOCs”), predominantly tetrachloroethene (“PCE”) and trichloroethene (“TCE”) at the Mortgaged Property. The soil contamination was concentrated around a sump pump along the northern side of the building in the basement of the former dry cleaning tenant space, and groundwater and soil vapor contamination were identified in the vicinity of the former dry cleaner. Additional investigations conducted between 2015 and 2018 determined that concentrations of PCE and TCE were above applicable regulatory guidance values. The Mortgaged Property is currently listed as a State Hazardous Waste Site (“SHWS”) under Site Number 130201 as a Class 2 site, which describes a property where hazardous waste presents a threat to public health or the environment and remediation action is required. The New York State Department of Environmental Conservation and Morton Village Realty Co., Inc. entered into an Order on Consent in November 2014 in order to implement a remedial program. Morton Village Realty Co. has been actively addressing this issue. It was determined that a sub-slab depressurization system (“SSDS”) would be installed beneath portions of Building B in order to address soil vapor intrusions of CVOCs. The SSDS was installed in 2020 and is currently active. Partner Assessment Corporation observed the SSDS system in place beneath the building, as well as two monitoring wells in the pavement to the south and north of the building. The continued presence of on-site contamination associated with the former dry cleaner represents a REC; however, the matter is presently being addressed via ongoing remedial efforts. The Phase I ESA recommends continual implementation of the in-place SSDS system and any associated monitoring until such time as the issues stemming from the former dry cleaner have been deemed resolved. An environmental indemnity was obtained in connection with the origination of the Mortgage Loan and such environmental indemnity includes a guarantor that is distinct from the related borrower.
●	With respect to the Novi Commerce Center Mortgage Loan (0.7%), the Phase I ESA identified a REC at the Mortgaged Property in connection with a release on an adjacent property. The Mortgaged Property is on the Michigan Department of Environmental, Great Lakes, and Energy (“EGLE”) Remediation and Redevelopment Division Part 201 Site List. According to a 2021 Baseline Environmental Site Assessment (“BEA”) and attached supporting assessment documents, the Delta Fuels (currently Knight Enterprises, Inc. (“Knight”)) bulk petroleum facility adjoining the north and west of the Mortgaged Property reported a release of petroleum from two underground storage tanks (“USTs”) in July of 2018. An Initial Assessment Report was conducted by BLDI Environmental Engineering (“BLDI”) and submitted to EGLE on December 26, 2018. As part of the investigation, BLDI obtained an access agreement to install boreholes within the limits of the Mortgaged Property in an effort to collect/analyze soil and groundwater samples based upon evidence that the release from the bulk petroleum facility may be migrating onto the Mortgaged Property. According to BLDI provided data, as of the end of October 2019, 18 boreholes (of which 16 were converted to groundwater monitor wells) were installed within the limits of the Mortgaged Property. Based upon analytical data provided by BLDI, volatile organic compounds (“VOCs”) and polynuclear aromatic hydrocarbons (“PAHs”) were reported in collected soil and/or groundwater samples indicating that contamination is migrating onto the Mortgaged Property from the reported adjoining petroleum discharge. BLDI detected VOCs and PAHs in soil and groundwater samples beneath the Mortgaged Property at concentration exceeding generic residential cleanup criteria. Assessment and remediation of this documented discharge is ongoing. The confirmed impacts to soil and groundwater above residential cleanup criteria on the Mortgaged Property due to the confirmed release from petroleum USTs located on the north and west adjoining Knight bulk petroleum facility is considered a REC in connection with the Mortgaged Property. Knight is the responsible party for this release. According to Knight’s consultant, BLDI, contaminant plume
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delineation is complete, no active remediation is anticipated, and a final report is being prepared which will request closure with engineering and/or institutional controls. BLDI estimated the remaining tasks to cost between $30,000 and $50,000. TDC Consulting Group Inc. (“TDC”) has opined that BLDI’s cost range appears reasonable with the addition of a $15,000 contingency if vapor sampling is necessary ($45,000-$65,000). TDC further noted that vapor remediation does not appear to be a significant concern at this time given the concentrations of dissolved petroleum detected at the Mortgaged Property. However, if future migration were required, passive vapor migration may cost approximately $80,000 to $100,000, or less. Any vapor migration would be focused on addressing occupied office areas and not open garage bays. Accordingly, the upper range of potential costs would be $165,000. According to BLDI, Knight’s investigation activities are being funded by a gap insurance policy held by Knight and Knight has an escrow account that will fund further investigation and remediation activities, if any, if insurance will not cover such costs. BLDI has confirmed that there are available proceeds remaining under Knight’s insurance policy to cover the upper range of potential costs of final remediation. No reserve has been established for this purpose as the remediation is the responsibility of Knight, who has the financial wherewithal to pay for the remediation activities. The Phase I ESA recommends that Knight continue to conduct assessment and remediation (if required) of this discharge.

●	With respect to the Frisch’s Commissary Kitchen Mortgage Loan (0.6%), the Phase I ESA identified a REC in connection with an open leaking underground storage tank (“LUST”) listing at the Mortgaged Property. An on-site gasoline service station was historically located on the Mortgaged Property from at least 1938 to 1975. According to records reviewed from the Ohio Bureau of Underground Storage Tank Regulations, two diesel USTs were removed from the Mortgaged Property on March 14, 1989. In 1989, a site assessment was reportedly completed that identified benzene, toluene, ethylbenzene and xylenes and total petroleum hydrocarbon in the soil, with benzene detected above the action levels; however, groundwater was not encountered during the site assessment. The active LUST incident and the long-term historic use of the Mortgaged Property as a gasoline service station are considered a REC. The Phase I ESA recommends an additional subsurface investigation to delineate the extent of petroleum impacts to soil and groundwater in the vicinity of a boring on the southeast portion of Lot 4 and recommends that response actions be conducted to pursue closure of the open LUST listing under Ohio regulations. According to the Phase I ESA, likely remediation approaches may include targeted soil removal and in-situ chemical oxidation and the cost of such investigation and remediation would likely be in the range of $75,000 to $100,000. The lender has obtained an environmental insurance policy from Sirius Group, with a liability limit of $1,000,000 in the aggregate, with self-insured retention of $25,000. The policy covers legal liability and cleanup costs and includes business interruption. The policy is dedicated to the Mortgaged Property and the initial term is through April 12, 2035.
●	With respect to the Walgreens - Auburn, AL Mortgage Loan (0.4%), the Phase I ESA identified a CREC in connection with a release at the Mortgaged Property. The Mortgaged Property formerly operated as a gas station, which utilized three 8,000-gallon gasoline USTs that were installed in 1972 and removed in January 1999. The gas station facility reported a release in June 1999 (ID# 990621). The Phase I ESA consultant, AEI Consultants (“AEI”) reviewed all records available online with the Alabama Department of Environmental Management (“ADEM”) regarding the release and subsequent remediation activities. According to the available information, a total of eight groundwater monitoring wells and two groundwater recovery wells were installed in the area of the former UST system. Additionally, numerous groundwater-monitoring events were performed between 1999 and 2004. In 2004, an Alabama risk-based corrective action assessment was performed. In 2005, a corrective action plan was developed in an attempt to minimize the level of groundwater contamination reported in the groundwater in the area of the former UST system, which included the installation of a groundwater extraction system. In 2006, quarterly groundwater pump/treatment extraction events were initiated. By February 2008, the system was shut down due to equipment issues. In November 2008 and March 2009, groundwater sampling results continued to show minimized contaminant concentrations. In addition, none of the monitoring wells contained benzene, toluene, ethylbenzene and xylenes/methyl tertiary butyl ether constituents above the ADEM site specific target levels or indoor air inhalation site specific target levels. Therefore, in June
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2009 the ADEM requested the decommissioning of the extraction system. In August 2009, the system and all associated groundwater monitoring wells were abandoned/removed from the Mortgaged Property. ADEM was delayed in reviewing the decommissioning activities and did not issue the “No Further Action” status for the Mortgaged Property until October 2012, which stipulated the following conditions: (i) the Mortgaged Property will be used for commercial purposes; (ii) groundwater at this location will not be used as a drinking-water supply; (iii) the Mortgaged Property will not be used as a residence, school, or daycare facility; and (iv) any petroleum contaminated soil encountered during excavation must be managed in accordance with ADEM requirements.

●	With respect to the Harrisburg Plaza Mortgage Loan (0.4%), the Phase I ESA prepared by BBG Assessments, LLC (“BBC”) identified a CREC at the mortgaged property in connection with multiple USTs historically located on the mortgaged property and a reported petroleum release. Based on the environmental database report reviewed for the Phase I ESA, two 750-gallon USTs and three 500-gallon gasoline USTs were removed from the mortgaged property in 1998. In 1997, a petroleum release was reported and a Leaking Petroleum Storage Tank (“LPST”) case file was opened. On August 30, 2005, the case file was closed. BBG obtained a copy of the case file closure letter from the Texas Commission of Environmental Quality (“TCEQ”). In the August 30, 2005 letter, the TCEQ indicated that no further corrective action was necessary based on the following: (1) maximum soil concentration within the typical construction zone were below health-based target levels and default construction worker target levels; (2) there appears to be no threat of explosive vapors at the site; (3) there is no documented use of the groundwater within 0.5 miles and use of a municipal water supply; (4) maximum groundwater contaminant concentrations were below default construction worker exposure levels; (5) the groundwater plume is defined and appears stable; and (6) identified potential receptors do not appear threatened by the release. The Phase I ESA notes that the residual contamination is located in the central and northwest parts of the mortgaged property, with the highest levels in the northwest part, and that the residual impacts appear to have been present at levels above unrestricted/residential use standards. Therefore, the closed LPST case file and residual contamination is considered a CREC. However, the Phase I ESA indicated that the lowest levels of residual groundwater contamination appear to be located approximately 45 feet north of the main building on the mortgaged property and that since the last monitoring event in 2003, the residual contamination has continued to naturally attenuate/biodegrade. Based on this information, the Phase I ESA concluded that the residual contamination does not appear to pose a significant vapor intrusion concern and no further action is recommended.
●	With respect to the Walgreens – Columbus County Mortgage Loan (0.4%), the Phase I ESA identified CRECs in connection with two releases at the Mortgaged Property. One reported release occurred on December 7, 2005 when soil samples collected confirmed a release from a heating oil tank. The release was reported to the NCDEQ on January 9, 2006. Based on the regulatory status and limited residual contamination onsite, this closed onsite LUST case is considered a CREC and no further action is recommended at this time. Another reported release occurred on November 15, 2005 when soil and groundwater samples collected confirmed a release from a home heating oil UST. The release was reported to the NCDEQ on January 9, 2006. AEI obtained a copy of the NCDEQ’s no further action letter dated March 1, 2006 which indicates that a review of a limited site assessment report delivered to the NCDEQ office in January 2006 and a notice of residual petroleum received in February 2006, indicated that soil contamination exceeded the residual maximum soil contamination concentrations (“MSCCs”) and that groundwater met the cleanup requirements for a low-risk site, but exceeded the groundwater quality standards. The letter added that as groundwater contamination exceeds the groundwater quality standards, groundwater within the area of contamination or within the area where groundwater contamination is expected to migrate, is not suitable for use as a water supply, and as soil contamination exceeded the residential MSCCs, the property containing the soil contamination is not suitable for residential use. Based on the regulatory status and limited residual contamination onsite, this closed onsite LUST case is considered a CREC and no further action is recommended at this time.
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Mortgaged Properties Subject to Local Law 97

With respect to the Park West Village, Yorkshire & Lexington Towers and 15-19 W 116th Street Mortgage Loans (collectively, 8.7%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Park West Village Mortgage Loan (5.2%), the related Mortgaged Properties are currently subject to an estimated $7.9 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into entirely new units and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. The related borrowers have executed the major renovation strategy on 12 units to date with 55 major renovation units remaining, which will be combined into 27 total units. For the light renovations, the related borrowers have completed 17 units to date with 270 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.
●	With respect to the 3075 Olcott Mortgage Loan (3.0%), the related Mortgaged Property was recently constructed and there remain some punch-list items to be completed, as well as remaining amounts to be paid to contractors with respect thereto and with respect to completed work on the Mortgaged Property. At origination, the related borrower reserved approximately $24.0 million for outstanding tenant improvement allowances, $4.4 million for punch-list items, $9.2 million for final construction payments, and $6.5 million in completed work payments. In addition, the lender has engaged a construction consultant to monitor the completion of the punch-list items and payment of the remaining amounts owed.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals

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obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirty-four (34) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Park West Village Mortgage Loan (5.2%) and the Yorkshire & Lexington Towers Mortgage Loan (2.2%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. The borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by Hurricane Irma. The lender declared a default under the terms of the loan and filed a lawsuit against the borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. The borrower sponsor reported that it filed a counterclaim alleging the plaintiff’s suit is an abuse of legal process, and the litigation is currently in discovery. In addition, certain of the borrowers reported that they are subject to a pending lawsuit in connection with an alleged overcharge claim related to the Lexington Towers Mortgaged Property. The plaintiff alleges that the related apartment unit was not properly deregulated in 2006 and is still subject to rent stabilization laws. The plaintiff is seeking approximately $370,878 in damages for the alleged overcharge.
●	With respect to the 4141 NE 2nd Avenue Mortgage Loan (4.8%), the borrower sponsor and guarantor, Craig Robins, has been involved in an ongoing litigation since 2013 with a 50% partner, Ugo Colombo, in a joint venture formed to own and operate a private airplane. Mr. Robins and C36 Leasing, LLC (the company through which Mr. Robins owned the 50% interest in the joint venture) were originally brought in through a third party claim when his partner defaulted on a loan from Bank of America used to finance his investment. According to Mr. Robins, Mr. Robins also obtained a loan from Bank of America to finance his 50% investment, but he did not default and that loan has been repaid. Mr. Robins and his partner have filed several claims against each other, most of which have been disposed of. The outstanding claims relate to alleged breaches of fiduciary duty to Mr. Colombo and aiding and abetting CL36 Leasing, LLC’s breach of fiduciary duty to Mr. Colombo. Mr. Colombo is seeking both compensatory and punitive damages against Mr. Robins.
●	With respect to the 3455 Veterans Memorial Highway (2.2%), Physicians’ Reciprocal Insurers, a New York reciprocal insurer (“PRI”), which owns 100% of the related borrower and guarantor, is a defendant in an insurance legal action filed by St. Barnabas Hospital and Abdurham Ahmen, M.D. in October 2021 alleging that PRI and other defendants failed to settle medical malpractice claims. The plaintiffs further alleged that PRI failed to pay the balance of the judgement after repeated demands. The case is pending before the court. PRI is also subject to a commercial lawsuit filed by
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Nightingale and Nightingale Nurses LLC in 2017 alleging that PRI and two other defendants knew of litigation that concerned the plaintiff and failed to inform the plaintiff of the action. EmPRO Insurance Company, a New York stock insurance company (“EmPRO”); fka Red Cab Mutual Casualty Company and Empire Insurance Company (“Empire”), which is the non-recourse carveout guarantor for the Mortgage Loan, is also subject to certain legal actions filed against the non-recourse carveout guarantor in the ordinary course of business of the non-recourse carveout guarantor.

●	With respect to the Prime Storage - Saratoga Wilton Mortgage Loan (0.8%), the borrower sponsor and non-recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions, including co-ownership of the Mortgaged Property prior to its development. Robert Morgan does not have and has never had any ownership interest in the current borrower. Robert Morgan recently pled guilty to one count of conspiracy to commit wire fraud in a federal trial regarding an alleged mortgage fraud scheme. In a related SEC action, he was also ordered to repay investors from whom he was alleged to have fraudulently raised money. There can be no assurances that Robert Moser and/or his assets will not be affected in connection with his past relationship with Robert Morgan. Additionally, the borrower sponsor (Robert Moser) and Robert Morgan were parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006. Of the 12 properties, four have been released from the lien of the related mortgage, seven have been foreclosed and sold, and one remains an REO property. In connection with the related deficiency claims, the related CMBS lender, Robert Moser and Robert Morgan agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.
●	With respect to the Novi Commerce Center Mortgage Loan (0.7%), Security Self Storage Mortgage Loan (0.6%) and Incubator Road Flex Mortgage Loan (0.5%), two of the guarantors, Lawrence Charles Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
●	With respect to the 214 East 52nd Street Mortgage Loan (0.6%), in 2012 litigation was filed against the members of the borrower (the prior, affiliated, property owners who transferred the Mortgaged Property to the borrower at loan closing) by a contractor claiming a mechanic’s lien for non-payment for construction work in the amount of $573,316. According to the borrower sponsor, the mechanic’s lien has not been renewed and has since expired and was insured over by the title policy. There is loss recourse to the guarantor and the borrower for damages relating to this litigation. The Mortgage Loan is full recourse to the guarantor and the borrower in the event a judgment this litigation is attached to the Mortgaged Property or the borrower. The borrower sponsor is also subject to a lawsuit filed in 2013 by a buyer of taxi medallions who is claiming that certain rebates from an assumed loan on such medallions in the amount of $1.6 million are due to such buyer. The borrower sponsor denies such payments are due. According to the borrower sponsor, there has been no further action on the case since 2013, and he intends to file a motion to dismiss for lack of prosecution.
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●	With respect to the Walgreens - Belfast Mortgage Loan (0.6%), borrower sponsor Mark Jaffe is currently subject to litigation regarding his role as the trustee of a family trust, which owns 99% of the ownership of the borrower. The action was brought by Laura Pressman Greenfield. The beneficiaries to the trust are Mark Jaffe and Beth Pressman. They are also the trustees, along with Gerard Proefriedt, who serves as a special trustee. Mr. Jaffe is the guarantor of the Mortgage Loan. Mrs. Pressman is Mr. Jaffe’s sister and Laura Pressman Greenfield is the daughter of Mrs. Pressman and the niece of Mr. Jaffe. Mrs. Greenfield, as a remainder beneficiary, has filed an action against the trustees alleging waste, mismanagement, conflicts of interest, self-dealing and breach of fiduciary duty. The action was filed in September, 2018 in New York County. Mrs. Greenfield is seeking the removal of the trustees, an accounting of trust assets and monetary damages. The petition states that Mr. Jaffe’s mismanagement of certain unrelated properties owned by the sole member of each of the borrower entities (failing to maximize rents, collect on unpaid rent, etc.) has resulted in a deterioration of trust assets. The petition also alleges that Mr. Jaffe sought to maximize profit only for himself and Mrs. Pressman and not the remainder beneficiaries. The court dismissed Ms. Greenfield’s claim for monetary damages with prejudice and directed that discovery be conducted to determine issues of fact on the remaining claims. In January 2022, hearings were held to determine whether a preliminary injection should be issued: (i) enjoining Mr. Jaffe and Ms. Pressman from “transferring, encumbering, assigning, or wasting any proceeds from the sale of the property” and (ii) removing Mr. Jaffe and Ms. Pressman as trustees of the Jaffe Family Trusts. By a decision and order dated January 25, 2022, Ms. Greenfield’s application for relief was denied in its entirety. Ms. Greenfield filed a notice of appeal but it has not progressed. Ms. Greenfield missed the May 27, 2022 filing deadline for depositions and no request was made for an extension. As such, no depositions have been taken, discovery has been closed and no note of issue has been filed. The borrower sponsor’s counsel has not had any communication with Ms. Greenfield’s counsel since March 2, 2022.
●	With respect to the Suntree Healthplex Mortgage Loan (0.6%), the borrower sponsor, Dr. Craig K. Deligdish, owns 100% of OMNI Healthcare (the largest tenant at the Mortgaged Property). The borrower sponsor and OMNI Healthcare are subject to claims for improper billing and eviction filed by Parrish Medical Group, a company that OMNI Healthcare has a management services agreement with. According to Dr. Craig K. Deligdish, OMNI Healthcare became concerned about financial irregularities and reported them to the compliance officer and board of directors of Parrish Medical Group. Parrish Medical Group retaliated by breaching its contract with OMNI Healthcare and refusing to pay for services provided. OMNI Healthcare filed several cases against Parrish Medical Group and its constituents for breach of contract, retaliation and violations of state and federal law. Parrish Medical Group and its constituents brought a counterclaim against OMNI Healthcare and Dr. Deligdish for improper billing, and filed an action for defamation and for eviction from a cancer center OMNI Healthcare subleased from Parrish Medical Group. The defamation action was dismissed by the court. The eviction action remains pending but, according to counsel for Dr. Deligdish, all moneys in dispute have been paid into the registry of the court. The counterclaim for improper billing remains pending, however, the borrower sponsor asserts that the claim is frivolous and that the maximum liability is $150,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty (30) of the Mortgage Loans (collectively, 67.0%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Twenty (20) of the Mortgage Loans (collectively, 28.6%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
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●	Two (2) of the Mortgage Loans (collectively, 2.8%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	One (1) Mortgage Loan (1.6%) was originated in connection with the borrower’s refinancing of a previous mortgage loan and acquisition of certain additional Mortgaged Properties.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Park West Village, Chase St. & Cardone; Hamilton Portfolio Mortgage Loan, Green Valley Corporate Center North, 2100 Wharton Street, KB Portfolio, Saks Fulfillment Center, Crossgates Commons, Yorkshire & Lexington Towers, ExchangeRight In-Line Retail Portfolio 2, the Cortez Village Townhomes, The Shoppes at Eagle Point, CVS Rhode Island, Prime Storage - Saratoga Wilton and Eastgate Plaza Mortgage Loans (collectively, 37.0%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal (or, with respect to the Sakes Fulfillment Center Mortgage Loan, a limited partner) with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Park West Village Mortgage Loan (5.2%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. See “—Litigation and Other Legal Considerations” above. In addition, one of the borrower sponsors reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the COVID-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, one of the borrower sponsors reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the Covid-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification. The borrower sponsors of the Park West Village Mortgage Loan are also the borrower sponsors of the Yorkshire & Lexington Towers Mortgage Loan (2.2%).
●	With respect to the Green Valley Corporate Center North Mortgage Loan and the KB Portfolio Mortgage Loan Mortgage Loan (collectively, 6.9%), the related non-recourse carveout guarantor, Jeffrey A. Pori, previously sponsored a property securing a loan that went into default and was subject to a foreclosure proceeding in which the related lender obtained an approximately $6.0 million deficiency judgment. After failing to reach a settlement with the lender, Mr. Pori filed for bankruptcy in 2012. Mr. Pori exited bankruptcy in 2013. In addition, the related borrower sponsor
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has sponsored loans that have resulted in one foreclosure and one previous deed-in-lieu of foreclosure, both unrelated to the Mortgaged Properties.

●	With respect to the Chase St. & Cardone Mortgage Loan (4.6%), the related borrower sponsor reported that the related borrower sponsor previously owned an office building that had secured a $19.5 million mortgage loan that went into monetary default in 2014 after the property lost a major tenant and three other tenants. The property was transferred to special servicing and a receiver was appointed and foreclosed on the property in 2015. Further, the related borrower sponsor reported that the related borrower sponsor also previously owned two office parks and two shopping centers that secured four mortgage loans in the aggregate amount of $58,750,000. After the properties suffered occupancy declines due to large tenants vacating, reducing their rents and/or not renewing their leases, the loans went into default and were transferred to special servicers. The related borrower sponsor was able to negotiate discounted payoffs with the special servicers between 2011 and 2016 in the aggregate amount of approximately $42,000,000. Further, the related borrower sponsor reported a 2012 deed-in-lieu of foreclosure and a maturity default in 2017.
●	With respect to the Hamilton Portfolio Mortgage Loan (4.4%), the related borrower sponsor and certain affiliates filed for Chapter 11 bankruptcy in November 2020, which filing triggered an event of default under a secured credit facility and senior unsecured notes. Various properties owned by the borrower sponsor (not including the Mortgaged Property) were pledged as collateral under the secured credit facility. In November 2021, the court approved the borrower sponsor’s reorganization plan and as part of its reorganization, the borrower sponsor’s debt was reduced by approximately $1.7 billion. On November 1, 2021, the debtors emerged from bankruptcy. In addition, with respect to the Hamilton Portfolio – Hamilton Crossing Mortgaged Property (0.8%), the prior loan secured by this Mortgaged Property went into maturity default in April 2021. The borrower continued to make monthly debt service payments on the prior loan until the Mortgage Loan refinanced the prior loan. The prior loan was paid in full.
●	With respect to the 2100 Wharton Street Mortgage Loan (3.3%), the related borrower sponsor reported that it previously acquired a $18,000,000 loan secured by a two building, 140,000 square foot office park. The loan experienced a maturity default and the related borrower sponsor consented to a foreclosure, which was completed on March 19, 2018. In addition, the related borrower sponsor reported that it previously acquired a $4,080,000 loan for an 83 unit multifamily apartment building in North Miami, Florida. In November 2010, the lender agreed to allow a short sale of the property and, on February 17, 2011, the property was sold and the lender received all the proceeds from the sale. In addition, the related borrower sponsor reported that it previously acquired a $20,000,000 loan for a 1,000,000 square foot transportation oriented commercial development project in Fairfield, Connecticut. In April 2010, the related borrower sponsor agreed to a loan modification.
●	With respect to the Autokiniton Industrial Portfolio Mortgage Loan (3.3%), the related borrower sponsor, Angelo Gordon, previously sponsored several CMBS loans (unrelated to the Mortgaged Properties) that have entered foreclosure. The most recent litigation related to these foreclosures arose in 2020.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties (collectively, 0.7%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.
●	Ten (10) of the Mortgaged Properties (collectively, 12.9%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 4141 NE 2nd Avenue, Hamilton Portfolio and 3075 Olcott.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
3075 Olcott	3.0%	No	9/30/2032	4/6/2032
Chase St. & Cardone - Cardone	1.8%	No	10/31/2026	6/6/2032
Trolley Square Leased Fee	1.6%	No	3/31/2026	7/1/2032
KB Portfolio - Auburn Medical	0.1%	No	10/31/2032	6/1/2032
ExchangeRight In-Line Retail Portfolio 2 – 1160 Vann Drive	0.1%	No	12/31/2024	6/6/2032

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

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With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 4141 NE 2nd Avenue and 3075 Olcott.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
2100 Wharton Street	3.3%	Allegheny County - Dept of Aging	14.3%	17.4%
Suntree Healthplex	0.6%	Department of Revenue GTA	10.0%	14.7%
Suntree Healthplex	0.6%	Department of Revenue CSP	9.6%	16.8%

(1)	With respect to the 2100 Wharton Street Mortgage Loan (3.3%), the third largest tenant, Allegheny County - Dept of Aging, has the ability to terminate its lease by providing (i) 270 days prior written notice if the termination is regarding one-half of the leased premises or more or (ii) 180 days if the termination is regarding less than one-half of the leased premises and Allegheny County - Dept of Aging has categorically lost funding for its programming and as a result is terminating all or a portion of its programming. This termination option is only applicable during the initial term of the lease (which expires May 31, 2023).

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect the Hamilton Portfolio, (4.4%), Nordstrom Rack, the second largest tenant at The Terrace Mortgaged Property, signed a lease on June 22, 2022. It is anticipated that the space will be turned over to Nordstrom Rack in December 2022 and that the store will open and the tenant will commence paying rent in May 2023.
●	With respect to the Green Valley Corporate Center North Mortgage Loan (4.1%), P3 Health Partners (“P3 Health”), the largest tenant at the Green Valley Corporate Center North Mortgaged Property, representing approximately 26.1% of the net rentable square footage, currently subleases approximately 12.6% of the net rentable square footage at Green Valley Corporate Center North Mortgaged Property from Vegas.com. P3 Health recently expanded its footprint by
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23,712 square feet and will occupy a space totaling 47,373 square feet through a direct lease commencing in October 2022 and expiring in July 2030.

●	With respect to the Autokiniton Industrial Portfolio Mortgage Loan (3.3%), Baur Beef Company, LLC (the “Sublease Tenant”) leases approximately 73.42 acres of land located in the southeast portion of the Autokiniton Industrial Portfolio - Elkton Mortgaged Property which has been designated by the USDA as farmland for agricultural use. The Sublease Tenant is required to use the property solely for agricultural purposes and more specifically, planting and harvesting crops. The lease term commenced in May 2018 for a duration of five years with a lease expiration date for April 2023. The current rent is $10,278.80 and Tower Automotive Operations USA I, LLC has the right, at its sole election, to terminate the sublease upon six months prior written notice to the Sublease Tenant.
●	With respect to the 3075 Olcott Mortgage Loan (3.0%), Amazon Web Services (“AWS”) is the sole tenant at the Mortgaged Property. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for floors 1-4 and for floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
●	With respect to the KB Portfolio Mortgage Loan (2.8%), East Jefferson General Hospital, the largest tenant at the New Orleans MOB Mortgaged Property, representing approximately 71.9% of the net rentable square footage, currently subleases approximately 5.9% of the net rentable square footage at the New Orleans MOB Mortgaged Property to a subtenant.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 to this prospectus as 3075 Olcott.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The 3075 Olcott, InCommercial Portfolio, KB Portfolio, Village Crossroads, Courtyard Sandestin, Trolley Square Leased Fee, MHP Portfolio, Residence Inn Sandestin, The Shoppes at Eagle Point, CVS Rhode Island, Frisch’s Commissary Kitchen, 214 East 52nd Street, Walgreens Baltimore, Walgreens – Belfast, Walgreens – Auburn, AL and Walgreens – Columbus County Mortgaged Properties (collectively, 22.7%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the 3075 Olcott Mortgage Loan (3.0%), the sole tenant has a right of first offer to purchase such Mortgaged Property. The ROFO does not apply to a foreclosure or deed in lieu thereof, but will apply to any transfers following a foreclosure or deed in lieu thereof.
●	With respect to the InCommercial Mortgage Loan (2.8%), Walgreens, the sole tenant at the Walgreens – Birmingham Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide purchase offer from a person or entity not related or affiliated with the landlord. If the landlord does receive a bona fide offer then it must deliver a notice to Walgreens that segregates the price and terms of the purchase offer from the other conditions of the purchase offer. Walgreens will have 14 days from receipt of the landlord’s notice to offer to purchase the Mortgaged Property at the price and upon the conditions outlined in the initial bona fide purchase offer. If Walgreens fails to respond within 14 business days of receipt of the landlord’s notice then the landlord may sell the Mortgaged Property pursuant to the terms of the bona fide offer. The failure of Walgreens to exercise its right of first refusal on one or more occasions will not affect Walgreens’ ability to exercise its right of first refusal on any subsequent occasions. Pursuant to a subordination, non-disturbance and attornment agreement executed by Walgreens, its purchase right will not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers after any such event.
●	With respect to the KB Portfolio Mortgage Loan (2.8%), a third-party, PROVCO WOMELSDORF, L.P. (“Provco”), has the right to purchase the Tower Health Mortgaged Property if the landlord receives a bona fide purchase offer that it intends to accept. The landlord is required to notify Provco of its receipt of a bona fide purchase offer and Provco must exercise its purchase option within 30 days of receiving notice from the landlord. If Provco exercises its purchase option, then the sale will be conducted upon the same terms as the bona fide offer. In the event a bona fide offer for the Tower Health Mortgaged Property also includes additional property that is unrelated to the Tower Health Mortgaged Property, then Provco’s purchase right will only apply to the portion of the property that includes the Tower Health Mortgaged Property. Pursuant to an estoppel executed by the Provco, its purchase right will not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers after any such event.
●	With respect to the KB Portfolio Mortgage Loan (2.8%), St. Joseph Regional Health Network (Penn State Health) (“St. Joseph”), the sole tenant at the Penn State Health Mortgaged Property, has both a right of first offer and a right of first refusal with respect to the Penn State Health Mortgaged Property. If the landlord desires to sell the Penn State Health Mortgaged Property, it must first offer to sell it to St. Joseph by providing a written notice (the “ROFO Notice”). In order to exercise its purchase option, within 60 days of receiving the ROFO Notice, St. Joseph must provide a written notice to the landlord that it intends to purchase the Penn State Health Mortgaged Property and this notice must also include a purchase and sale agreement. The landlord will then have 30 days to accept, reject or negotiate an agreement that is acceptable to both parties. With respect to the right of first refusal, if the landlord receives a bona fide purchase offer that it intends to accept, the landlord must provide written notice to St. Joseph of such offer (the “ROFR Notice”) and the ROFR Notice must also include all relevant offer documents. St. Joseph must either exercise or decline its purchase option within 60 days of receipt of the ROFR Notice and if it does exercise its purchase option the sale will be on the same terms as the original bona fide purchase offer and must close within 60 days of St. Joseph’s receipt of the ROFR Notice. Pursuant to an estoppel executed by the tenant, the tenant’s right of first offer and right of first refusal will not apply to a foreclosure, deed-in-lieu of foreclosure or any other similar transaction, but will apply to any subsequent transfers after any such event.
●	With respect to the KB Portfolio Mortgage Loan (2.8%), Walgreens, the sole tenant at the Walgreens – Las Vegas Mortgaged Property, has the right to purchase the Walgreens – Las Vegas Mortgaged Property if the landlord receives a bona fide purchase offer from an entity that is not
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affiliated with the landlord. The landlord is required to notify Walgreens of its receipt of a bona fide purchase offer and Walgreens must exercise its purchase option within 30 days of receiving notice from the landlord. If Walgreens exercise its purchase option then the sale will be conducted upon the same terms as the bona fide offer. In the event Walgreens does not exercise its purchase option, it will retain the right to purchase the Walgreens – Las Vegas Mortgaged Property in connection with any future bona fide offers. Pursuant to an estoppel executed by the tenant, the tenant’s right of first refusal will not apply to a foreclosure, deed-in-lieu of foreclosure or any other similar transaction, but will apply to any subsequent transfers after any such event.

●	With respect to the Village Crossroads Mortgage Loan (2.6%), Darden Restaurants, Inc. (LongHorn) (“LongHorn”), an outparcel tenant at the related Mortgaged Property, has a right of first refusal to purchase its parcel if the landlord receives a bona fide purchase offer for the parcel. If the landlord does receive a bona fide offer then it (i) must deliver to LongHorn a notice that includes the name of the offeror, the address of the offeror, all of the terms and conditions of the bona fide offer and a true and accurate copy of the actual bona fide offer and (ii) offer to sell or transfer the outparcel to Longhorn at the same price and under the same conditions contained in the bona fide offer. If LongHorn either rejects the offer or fails to give notice of acceptance within 15 business days of receipt of the landlord’s notice then the landlord may sell or transfer the parcel pursuant to the bona fide offer it received from the offeror. The failure of LongHorn to exercise its right of first refusal on one or more occasions will not affect LongHorn’s ability to exercise its right of first refusal on any subsequent occasions. Pursuant to a post-closing agreement, LongHorn is obligated to deliver an executed subordination, non-disturbance and attornment agreement reasonably acceptable to the related lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Suntree Healthplex Mortgage Loan (0.6%), OMNI Healthcare, the largest tenant at the Mortgaged Property, representing 35.6% of the NRA and approximately 34.3% of the underwritten base rent, is 100% owned by Dr. Craig K. Deligdish, the borrower sponsor and an affiliate of the borrower. The borrower sponsor guarantees the OMNI Healthcare lease. The Mortgage Loan is structured with a critical tenant cash flow sweep associated with OMNI Healthcare in the event (i) OMNI Healthcare (the “Critical Tenant”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant lease is otherwise terminated, (ii) on or prior to the date by which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, the Critical Tenant fails to give such notice, (iii) an event of default under the Critical Tenant lease occurs, (iv) a bankruptcy or insolvency of the Critical Tenant or any guarantor of the Critical Tenant lease occurs, (v) the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the Critical Tenant lease, or (vi) the Critical Tenant ceases to occupy or discontinues its normal operations at its leased premises. Additionally, at origination, the borrower deposited $350,000 into the leasing reserve escrow account and is required to deposit $4,158.67 monthly into this account, subject to a cap of $350,000, provided that the borrower is required to replenish this account in the event it contains less than $250,000.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 4141 NE 2nd Avenue, Hamilton Portfolio and Village Crossroads Mortgage Loans (collectively, 11.9%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Three (3) of the Mortgaged Properties (8.1%) are located in areas that are considered a high earthquake risk (seismic zone 4). Seismic reports were prepared with respect to these Mortgaged Properties, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-two (32) Mortgage Loans (collectively, 62.8%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

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●	With respect to the Autokiniton Industrial Portfolio, CVS Rhode Island, Walgreens Baltimore, InCommercial Portfolio, KB Portfolio, 3455 Veterans Memorial Highway, Trolley Square Leased Fee, Exchange Right In-Line Retail Portfolio 2, Walgreens – Belfast, Walgreens – Auburn, AL and Walgreens – Columbus County Mortgage Loans (collectively, 13.4%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%), the Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the borrower has not obtained such a permit. In addition, the Beachside Gulf Shores Mortgaged Property is legal non-conforming with respect to certain property conditions, including an excess in impervious surface coverage by 4,705 feet, a
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landscaped area deficit by 8,299 square feet and a deficit in the landscape buffer abutting a thoroughfare by up to ten feet.  If a legal non-conforming structure is damaged or destroyed and the cost to reconstruct such structure does not exceed 50% of the value of the entire structure before the destruction or damage, such structure may be reconstructed to its prior legal non-conforming condition provided that (i) a building permit is secured and (ii) reconstruction is started within one year from the date of the destruction or damage, and such reconstruction is diligently pursued to completion.  If a legal non-conforming structure is destroyed or damaged and the cost to reconstruct such structure is in excess of 50% of the value of the entire structure before the destruction or damage, such structure may only be restored in accordance with the current zoning code.  The Mortgage Loan documents provide recourse to the borrower and guarantor in an amount equal to (i) with respect to the Quality Inn Gulf Shores Mortgaged Property, the allocated loan amount applicable to such Mortgaged Property, together with any applicable yield maintenance premium, if such Mortgaged Property suffers a casualty and as a result cannot be operated substantially in the form that existed prior to the casualty and (ii) with respect to the Beachside Resort Mortgaged Property, an amount (not to exceed the applicable allocated loan amount) such that (a) the debt service coverage ratio for the Mortgage Loan is not less than 2.27x and (b) the debt yield for the Mortgage Loan is not less than 16.4%, if such Mortgaged Property suffers a casualty and cannot be restored to substantially the same physical condition and configuration as existed before the casualty.

●	With respect to the Bell Works Mortgage Loan (2.8%), the Mortgaged Property is subject to that certain Redevelopment Agreement, dated as of June 10, 2014, by and between Holmdel Township and Somerset Holmdel Development I, LP, as amended by that certain First Amendment to Development Agreement, dated as of December 6, 2019, by and between Holmdel Township and the borrower, which required the Mortgaged Property to be rehabilitated in accordance with certain approved site plans, schedules and use restrictions, which with respect to existing buildings at the Mortgaged Property, restricts (i) the number of health care services or ambulatory surgery center beds to eight beds; (ii) the number of independent living units to 100 units; and (iii) retail and personal service establishment uses to 50,000 square feet. Additionally, the redevelopment agreement requires the existing building façade to be maintained to the greatest extent possible and prohibits expansions to existing buildings.
●	With respect to the MHP Portfolio Mortgage Loan (1.6%), the Hummingbird Hill & Providential Crossing, Canton Portfolio and FMC Mortgaged Properties have legal, non-conforming uses which may impact the ability to reconstruct to the current use following a material casualty as set forth in the applicable zoning ordinances. There is law and ordinance insurance in place at each Mortgaged Property.
●	With respect to the Cortez Village Townhomes Mortgage Loan (1.1%), the use of the Mortgaged Property as a townhouse is a pre-existing legally non-conforming use, as townhouses are not permitted uses under current zoning laws. In the event of a casualty not exceeding 50%, as determined by a zoning official and based on the actual cost of repairing the portion of the building or structure destroyed in relation to the estimated replacement cost of the entire building or structure, the Mortgaged Property may be rebuilt to its existing use provided the structure is not enlarged by over 20%.
●	With respect to the Store It All Texas Portfolio (1.0%), the previous owner of the Store It All Texas Portfolio – Store it All - Del Norte Mortgaged Property received a conditional use permit (the “CUP”) to operate the related Mortgaged Property in 1994 and such CUP was not transferrable. In 2005, the CUP was amended by city ordinance to be transferable to the related borrower. The language of the CUP was updated to stated that it was “transferrable by motion of the City Council.” Counsel to the related lender discussed this language with the City of Laredo who (i) verbally confirmed that following a foreclosure or deed-in-lieu of foreclosure that the related lender or a subsequent purchaser would be able to continue to operate the Store It All – Del Norte Mortgaged Property while any request for an amended CUP was pending and (ii) noted that amending a CUP was a three step process that takes approximately 3 months and includes (a) an application, (b) a notice
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period and (c) a public hearing in front of the Laredo City Council where the amended CUP would be revised or rejected. A final amended CUP would then follow approximately two weeks after the City Council meeting. Currently, an ordinance does exist that requires the revocation of a CUP following the discontinuance of an approved use for a period of 6 consecutive months which would apply to a casualty. However, the related lender’s counsel has been made aware that an update ordinance is in process that would prevent a CUP from lapsing if the use is discontinued for 6 months. The related Mortgage Loan documents include a loss carveout for “the failure of the San Francisco Avenue Conditional Use Permit to continue to benefit San Francisco Avenue, including without limitation, following a foreclosure or deed in lieu thereof”. Furthermore, the Mortgage Loan documents also state that if the CUP related to the operation of the Store It All – Del Norte Mortgaged Property is revoked by any applicable governmental authority or the related borrower no longer qualifies to receive the benefits of the CUP, then the related borrower will be required to release the Store It All – Del Norte Mortgaged Property. See “—Releases; Partial Releases” below for more information.

●	With respect to the 214 East 52nd Street Mortgage Loan (0.6%), the commercial use of the Mortgaged Property is a pre-existing legally non-conforming use, as commercial use in a residential district is not a permitted use under current zoning laws. In the event of a casualty, the Mortgaged Property may be rebuilt to its existing use provided that the commercial use is restored within two years of such casualty.
●	With respect to the Cresthaven Mobile Home Park Mortgage Loan (0.5%), the use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. In the event of a casualty not exceeding 50%, as determined by a zoning official and based on the actual cost of repairing the portion of the building or structure destroyed in relation to the estimated replacement cost of the entire building or structure, the Mortgaged Property may be rebuilt to its existing use provided (i) a building permit is obtained within one year of the casualty and (ii) restoration is completed within two years of the date of the issuance of the building permit.
●	With respect to the Walgreens - Auburn, AL Mortgage Loan (0.4%), the Mortgaged Property is subject to the following use restrictions: (i) the Mortgaged Property will be used for commercial purposes; (ii) groundwater at this location will not be used as a drinking-water supply; (iii) the Mortgaged Property will not be used as a residence, school, or daycare facility; and (iv) any petroleum contaminated soil encountered during excavation must be managed in accordance with Alabama Department of Environmental Management requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a

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whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 3075 Olcott Mortgage Loan (3.0%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.
●	With respect to the Morton Village Plaza Mortgage Loan (1.1%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.
●	With respect to the 3455 Veterans Memorial Highway Mortgage Loan (2.2%), the guarantor that provided the related non-recourse carve out guaranty and the borrower are sister companies that are 100% owned and controlled by the borrower sponsor, and according to the borrower, the borrower sponsor may have been insolvent at the time when the 3455 Veterans Memorial Highway Mortgage Loan was originated. The non-recourse carve out guaranty delivered by the guarantor could be voided as a fraudulent transfer and rendered unenforceable in a bankruptcy proceeding of the guarantor, among other things, if the guaranty was given for less than reasonably equivalent value and the guaranty was given while the guarantor was insolvent or caused the guarantor to become insolvent or left the guarantor with insufficient assets or capital for the continued operation of the guarantor’s business. The potential insolvency of the borrower sponsor could result in a bankruptcy of the borrower sponsor. A bankruptcy of the borrower sponsor constitutes an event of default under the mortgage loan agreement.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the InCommercial Mortgage Loan (2.8%), the Kohls – St. Joseph Mortgaged Property is located in a commercial zone (the “Redevelopment Area”) that is subject to a tax increment financing agreement (the “St. Joe TIF Agreement”). Pursuant to the St. Joe TIF Agreement, properties located in the Redevelopment Area are not subject to regular property taxes but instead are assessed an annual payment in lieu of taxes (the “St. Joe PILOT
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Payment”). St. Joe PILOT Payments are lower than what would generally be required under the regular property tax regime and the St. Joe PILOT Payments are kept in a segregated account and used to retire the outstanding bonds that were issued pursuant to the St. Joe TIF Agreement. Pursuant to its lease, Kohls is responsible for the payment of all St. Joe PILOT Payments that are levied against the Kohls – St. Joseph Mortgaged Property.

●	With respect to the Bell Works Mortgage Loan (2.8%), the Mortgaged Property is subject to a 30-year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the Mortgaged Property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the Mortgaged Property to its current use, the Mortgaged Property qualifies for a historic tax credit (“HTC”) allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the Mortgage Loan. The borrower leases the Mortgaged Property to the Bell Works Master Tenant, LLC (the “Bell Works Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Bell Works Master Lease”). The borrower elected to pass-through the HTC to the Bell Works Master Lessee. Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Bell Works Master Lessee and the 99% equity interest owner of the Bell Works Master Lessee (the “Bell Works HTC Investor”), the Bell Works Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Bell Works Master Lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide Bell Works HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, the Bell Works HTC Investor is entitled to receive notices of defaults under the Mortgage Loan documents, and the Bell Works HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the Bell Works HTC Investor has certain rights to remove the borrower’s general partner and/or the Bell Works Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.
●	With respect to the One South Church Mortgage Loan (2.1%), the borrower is expected to apply for, and the Mortgaged Property is expected to benefit from, an 8-year tax abatement with the City of Tucson. The tax abatement is pending and the term has not yet commenced. The borrower has entered into a ground lease by and between Rio Nuevo Multipurpose Facilities District, as lessor, and the borrower, as lessee, for the purpose of the borrower applying with the City of Tucson for the tax abatement. The underwritten taxes are based on the 15 year average of the tax abatement tax figure.
●	With respect to the 15-19 W 116th Street Mortgage Loan (1.3%), the related Mortgaged Property is enrolled in the New York 421-a tax abatement program through the 2033/2034 tax year. The Mortgaged Property is scheduled to benefit from a property tax exemption equal to 100% of the increased value of the Mortgaged Property due to certain qualified improvements through the 2029/2030 tax year, after which the tax exemption is scheduled to decrease to 80% during the 2030/2031 tax year, 60% during the 2031/2032 tax year, 40% during the 2032/2033 tax year and 20% during the 2033/2034 tax year. The lender underwrote taxes based on the actual 2021 tax bill inclusive of the related abatement. According to the related appraisal, estimated abated taxes for the 2022/2023 tax year would be $9,294 as opposed to unabated
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taxes of $495,187. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties” for additional information.

●	With respect to The Shoppes at Eagle Point Mortgage Loan (1.1%), the Mortgaged Property benefits from a PILOT that expires in the 2038/2039 tax year. Pursuant to the PILOT program, the IDB of Cookeville issued a revenue bond to the related borrower to fund infrastructure costs upon the completion of construction of The Shoppes at Eagle Point Mortgaged Property. Pursuant to the PILOT, the borrower transferred the fee interest in the Mortgaged Property to the IDB and the borrower retained the leasehold estate in the Mortgaged Property. The borrower has the right to purchase the fee interest in the Mortgaged Property from the IDB at the expiration of the PILOT program (for $1.00, provided the borrower remains the holder of the revenue bond). Pursuant to the PILOT program, (x) commencing on November 1, 2018 for a period of seven years, an annual service charge of $526,500 is to be paid in lieu of taxes, due on October 1, 2019 and the seven years following and (y) commencing on January 1, 2026 for a period of thirteen years, an annual service charge of $496,500 is to be paid in lieu of taxes, due on October 1, 2026 and the thirteen years following of that calendar year. Commencing on January 1, 2026 for a period of thirteen years, the related borrower is also required to pay $30,000 to the City of Cookeville, Tennessee and county of Putnam County, Tennessee. As long as the borrower is the holder of the revenue bond, the payments of $526,500 and $496,500, which have been assigned by the IDB to the borrower are not actually required to be paid by the borrower. Accordingly, so long as the borrower is the holder of the bond, the only payment in lieu of taxes which is required to be paid by the borrower to the IDB is the unassigned $30,000 beginning in 2026.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-six (36) Mortgage Loans (collectively, 73.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Nine (9) Mortgage Loans (collectively, 14.2%) provide for an initial interest-only period that expires between 36 and 60 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Eight (8) Mortgage Loans (collectively, 11.9%) require monthly payments of principal and interest for the entire term to stated maturity.

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Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	36	$668,912,550	73.9%
Interest-Only, Amortizing Balloon	9	128,831,729	14.2
Amortizing Balloon	8	107,258,785	11.9
Total	53	$905,003,064	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	10	$206,130,359	22.8%
5	1	11,500,000	1.3
6	42	687,372,704	76.0
Total	53	$905,003,064	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	47	$ 809,614,433	89.5%
3	1	23,760,237	2.6
5	5	71,628,393	7.9
Total	53	$905,003,064	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Fifty-one (51) of the Mortgage Loans (94.5%) and the Trust Subordinate Companion Loan accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Two (2) of the Mortgage Loans (5.5%) accrue interest assuming a 30-day month, assuming a 360-day year.

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Single Purpose Entity Covenants

With respect to The Overlook Mortgage Loan (2.5%), the original principal balance of such Mortgage Loan is greater than $20,000,000 and related borrower did not deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Forty-three (43) Mortgage Loans (76.4%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that
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provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Seven (7) of the Mortgage Loans (13.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) of the Mortgage Loans (9.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	7	14.3%
4	36	59.3
5	4	10.5
6	1	2.8
7	5	13.1
Total	53	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death,

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transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of forty-six (46) Mortgage Loans (the “Defeasance Loans”) (collectively, 86.4%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related

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maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property (other than the Home2Suites Daphne Mortgaged Property and the Home2Suites Mobile Mortgaged Property) provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Mortgaged Property to be released (the “A& R Hospitality Portfolio Release Price”) or (y) prepay the Mortgage Loan in an amount equal to the A&R Hospitality Portfolio Release Price, together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the loan-to-value ratio (as calculated under the Mortgage Loan documents) is no greater than 46.9% and (y) the debt yield (as calculated under the Mortgage Loan documents) is not less than 16.4%, and (iii) the borrowers satisfy customary REMIC conditions.
●	With respect to the Chase St. & Cardone Mortgage Loan (4.6%), the borrower may obtain the release of the Cardone Mortgaged Property upon a bona fide third-party sale of such property, subject to satisfaction of certain conditions, including, among other things: (i) defeasance of an amount of principal equal to the greater of (a) 100% of net sales proceeds of the Cardone Mortgaged Property and (b) 125% of the allocated loan amount for the Cardone Mortgaged Property, (ii) in the event that, after taking into account the defeasance of principal pursuant to subclause (i) above, the loan to value ratio of the Chase St. Mortgaged Property is greater than 125%, the principal balance of the loan is required to be defeased by an amount such that the loan to value ratio is no more than 125% and (iii) after giving effect to such release and defeasance, the debt yield for the Chase St. Mortgaged Property will be no less than the greater of (a) the debt yield immediately preceding such release and (b) 12.24%.
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●	With respect to the Hamilton Portfolio Mortgage Loan (4.4%), the related borrower may obtain the release of an individual Mortgaged Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the related borrower pays an amount equal to the greater of (x) 125% of the allocated loan amount for such Mortgaged Property or (y) 100% of the net sale proceeds delivered from the sale of such Mortgaged Property after deducting certain out-of-pocket expenses (not to exceed 3% of the gross sales proceeds), in either case, together with the applicable yield maintenance premium and, if necessary, any shortfall amount required to comply with the REMIC requirements, (iii) the debt yield for the remaining properties is no less than the greater of (x) the debt yield immediately preceding such release and (y) 11.5%, (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) 59.6% and (y) the loan-to-value ratio immediately preceding such release, provided, however, that if the condition in (iii) and/or (iv) is not satisfied, the related borrower may prepay a portion of the outstanding balance of the related mortgage loan as may be necessary.
●	With respect to the InCommercial Portfolio Mortgage Loan (2.8%), at any time prior to the Mortgage Loan maturity date, the related borrower may obtain the release of any of the related Mortgaged Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the related borrower pays an amount equal to 120% of the allocated loan amount for the related Mortgaged Property (or 110% of the allocated loan amount if the specified tenant at the related Mortgaged Property is dark) plus any yield maintenance premium that may be applicable and any shortfall amount required to comply with REMIC requirements, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months must be greater than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.70x, (iv) the debt yield for the remaining properties based on the trailing 12 months must be no greater than the greater of (x) the debt yield immediately preceding such release and (y) 10.75%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.00% and (vi) the release is permitted under the REMIC requirements and the related borrower provides a REMIC opinion with respect to any applicable release in a form and substance acceptable to the related lender and the applicable ratings agencies.
●	With respect to the KB Portfolio Mortgage Loan (2.8%), in the event there is (i) any enforced removal of the improvements at the Port Arthur Dialysis Mortgaged Property or (ii) the successful assertion of any reversionary interest in the Port Arthur Dialysis Mortgaged Property (a “Port Arthur Trigger Event”), the related borrower will be required to release the Port Arthur Dialysis Mortgaged Property provided that, among other things, (i) the related borrower provides the related lender with notice of a Port Arthur Trigger Event within 5 business days of its occurrence, (ii) the Port Arthur Dialysis Mortgaged Property is conveyed to an entity that is not the related borrower, (iii) the related borrower pays an amount equal to 120% of the allocated loan amount for the Port Arthur Dialysis Mortgaged Property plus any shortfall amount required to comply with REMIC requirements, (iv) any applicable yield maintenance premium and (v) the release is permitted under the REMIC requirements.
●	With respect to The Overlook Mortgage Loan (2.5%), the borrower may obtain the release of undeveloped residential lots at The Overlook Mortgaged Property upon satisfaction of certain conditions, including, among other things: (i) both immediately before such release and immediately thereafter, no event of default will be continuing, (ii) the loan to value ratio for the remaining properties will be no more than 125%, (iii) satisfaction of all REMIC requirements and (iv) in the event that the loan-to-value ratio is greater than 125%, the borrower will also make payment of principal in an amount such that the loan-to-value ratio is no more than 125% together with the yield maintenance premium as defined in the related Mortgage Loan documents on the principal being prepaid.
●	With respect to the Crossgates Commons Mortgage Loan (2.4%), the borrower may obtain the release of certain 1.85 acres of unimproved (except for parking and landscaping improvements) and non-income producing land of the Mortgaged Property upon a bona fide third-party sale of such
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property, provided that the sale will not occur within sixty days prior to or following a securitization, subject to satisfaction of certain conditions, including, among other things: (i) both immediately before such release and immediately thereafter, no event of default will be continuing, (ii) the loan to value ratio for the remaining property will be no more than 125%, (iii) satisfaction of all REMIC requirements and (iv) if, at the time of such release, the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower will pay down the principal balance of the Mortgage Loan by a qualified amount as such term is defined in IRS Rev. Proc. 2010-30, unless the lender receives an opinion of counsel in form and substance acceptable to the lender that, if the foregoing prepayment requirement is not satisfied, the issuing entity will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the MHP Portfolio Mortgage Loan (1.6%), the borrower deposited the amount of $752,993.59 into an Eastwood holdback reserve on the origination date. Pursuant to the Mortgage Loan documents, the lender is required to disburse the balance of funds in the Eastwood holdback reserve to the borrower within ten business days after a request therefor, provided that, among other conditions: (i) the borrower has acquired the fee simple title to the property commonly referred to as Eastwood located at 4659 State Route 47, 601 East Canal Street, 201 Covington Street and Cross Street, Ansonia, Darke County, Ohio 45303; and (ii) the lender has recorded an applicable Mortgage, Assignment of Leases and Rents and UCC-1 financing statement in the real property records of the county in which the Eastwood property is located. The Mortgage Loan documents provide that if the borrower has not qualified for a disbursement of the entire balance maintained in the Eastwood holdback reserve by August 21, 2022 (which the lender and the borrower are expected to extend to September 9, 2022 prior to the Closing Date), the lender will be required to apply any remaining balance in the Eastwood holdback reserve to a partial prepayment of the Mortgage Loan on the next payment date, which will be subject to the payment of a yield maintenance premium and all costs incurred by the lender with respect to such prepayment.
●	With respect to the Store It All Texas Portfolio Mortgage Loan (1.0%), the related borrower may obtain the release of any of the related Mortgaged Properties, provided that, among other things, (i) the related borrower has provided no less than 30 days prior written notice to the lender specifying the Business Day on which the release is to occur, (ii) no event of default is continuing, (iii) the related borrower will execute all necessary documents to amend and restate the existing note to create two substitute notes, one note having a principal balance equal to the greater of (a) 80% of the net sales proceeds of the related Mortgaged Property and (b) 110% of the allocated loan amount (the “Store It All Defeased Note”) and another note having a principal balance equal to the excess of (a) the principal amount of the related Mortgage Loan immediately prior to the related release date over (b) the amount of the Store It All Defeased Note, (iv) the debt yield (calculated after the release of the related Mortgaged Property) for the remaining properties must be no less than the greater of (a) 9.6% and (b) the debt yield immediately before the release of the related Mortgaged Property, (v) the debt service coverage ratio (calculated after the release of the related Mortgaged Property) for the remaining properties following the release based on the trailing 12 months must be no less than the greater of (a) 1.30x and (b) the debt service coverage ratio immediately before the release of the related Mortgaged Property, (vi) the loan-to-value ratio (calculated after the release of the related Mortgaged Property) for the remaining properties must be no less than the greater of (a) 59.1% and (b) loan-to-value ratio immediately before the release of the related Mortgaged Property and (vii) the related borrower must remain in compliance with single purpose entity covenants contained in the related Mortgage Loan documents. The allocated loan amounts for the related Mortgaged Properties are as follows: (a) $4,813,574 for the Store It All – Loop 20 Mortgaged Property and (b) $3,928,155 for the Store It All – Del Norte Mortgaged Property.
●	With respect to the Store It All Texas Portfolio Mortgage Loan (1.0%), if the conditional use permit related to the operation of the Store It All – Del Norte Mortgaged Property is revoked by any applicable governmental authority or the related borrower no longer qualifies to receive the benefits of the conditional use permit, then the related borrower will be required to release the Store It All – Del Norte Mortgaged Property. To effectuate this release, the related borrower will be required to
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pay to the related lender the allocated loan amount for the Store It All – Del Norte Mortgaged Property plus any applicable yield maintenance premium. Furthermore, the release of the Store It All – Del Norte Mortgaged Property must conform with the applicable release provisions in the Mortgage Loan documents. The allocated loan amount for the Store It All – Del Norte Mortgaged Property is $3,928,155.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty-one (41) Mortgage Loans (collectively, 84.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans (collectively, 54.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Forty-four (44) Mortgage Loans (collectively, 86.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-four (24) Mortgage Loans (collectively, 47.9%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Seven (7) Mortgage Loans (collectively, 16.8%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The A&R Hospitality Portfolio Mortgage Loan (4.4%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Related to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	25	$541,641,267	59.8%
Springing	22	258,592,246	28.6
Soft (Residential)/Hard (Commercial)/Upfront Cash Management	2	67,500,000	7.5
Soft/Springing Cash Management	3	29,969,550	3.3
Hard/Upfront Cash Management	1	7,300,000	0.8
Total:	53	$905,003,064	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related
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borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

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As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Green Valley Corporate Center North	$37,000,000	4.1%	NAP	NAP	$15,700,000	NAP	NAP	60.7%	NAP	1.96x	NAP
Yorkshire & Lexington Towers(2)	$20,000,000	2.2%	$298,000,000	$221,500,000	$174,500,000	$714,000,000	4.07289%	33.3%	74.8%	3.61x	1.20x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	The Mezzanine Debt Cut-off Date Balance is comprised of an $80,000,000 Mezzanine A Loan, which accrues interest 5.80000% per annum, a $23,100,000 Mezzanine B Loan, which accrues interest at 7.14000% per annum, a $25,000,000 Mezzanine C Loan, which accrues interest at 8.00000% per annum and a $46,400,000 Mezzanine D Loan, which accrues interest at 9.46185345% per annum.

With respect to the Green Valley Corporate Center North Mortgage Loan (4.1%), KeyBank, the related lender, holds a $15,700,000, six-month, floating rate bridge loan (the “Green Valley Bridge Loan”) secured by a pledge of the DST depositor’s interests in the related borrower. Although it is called a mezzanine loan in the related Mortgage Loan documents, the Green Valley Bridge Loan does not include a pledge of any interests in the DST signatory trustee or the master tenant. In turn, this means that the Green Valley Bridge Loan is secured only by a pledge of the economic interest in the related borrower. The Green Valley Bridge Loan carries an interest rate of SOFR plus 5.500% and has a final maturity date of January 26, 2023 which is not coterminous with the Green Valley Corporate Center North Mortgage Loan. Moreover, no monthly payments are due and the principal balance of the Green Valley Bridge Loan must be paid down to a balance of (a) $10,205,000 on or before October 24, 2022, (b) $7,850,000 on or before November 23, 2022 and (c) $3,925,000 on or before December 23, 2022, with all remaining unpaid principal and all accrued interest due at the final maturity date. Given the nature of the Green Valley Bridge Loan and its short duration, KeyBank did not enter into an intercreditor agreement. Any failure to pay the Green Valley Bridge Loan is a full recourse trigger against Mr. Pori under the Green Valley Bridge Loan documents.

With the exception of the Green Valley Corporate Center North Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above, except for the mezzanine loan related to the Green Valley Corporate Center North Mortgage Loan, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with

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respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Autokiniton Industrial Portfolio	$30,000,000	N/A	60.9%	1.72x	10.4%	Yes	Yes
Chidlaw Building	$27,976,854	N/A	58.1%	1.49x	N/A	Yes	Yes
The Overlook	$22,400,000	N/A	64.0%	1.60x	9.70%	Yes	Yes
Prime Storage - Saratoga Wilton	$7,000,000	N/A	56.0%	1.23x	N/A	Yes	Yes
214 East 52nd Street	$5,850,000	N/A	55.5%	1.31x	N/A	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

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The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Bell Works Mortgage Loan (2.8%), the Mortgaged Property benefits from HTCs incurred in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office. In connection therewith, the borrower leased the entire Mortgaged Property to a master lessee pursuant to the terms of a master lease under which the master lessee operates the Mortgaged Property and pays rent to the borrower, and pursuant to which master lease the HTCs have been passed through to the master lessee. Pursuant to the operating agreement of the master lessee, the Bell Works HTC Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to 2% of its paid-in capital contributions to the master lessee. Pursuant to a certain purchase agreement between the managing member of the master lessee and the Bell Works HTC Investor, the Bell Works HTC Investor has a put option to cause the managing member of the master lessee to purchase all of the Bell Works HTC Investor’s interests in the master lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Bell Works Put Option”). The purchase price payable by managing member of the master lessee under the Bell Works Put Option agreement is equal to the sum of (i) $1,971,124.75 (i.e. 5% of the Bell Works HTC Investor’s paid-in capital contributions of $39,422,395) plus (ii) any accrued unpaid amounts due under the Bell Works HTC Investor under Bell Works Master Tenant, LLC’s operating agreement (including any unpaid priority return).
●	With respect to the Saks Fulfillment Center Mortgage Loan (2.5%), an affiliate of Hudson’s Bay Company, which is also an affiliate of the single tenant at the Mortgaged Property, sold the
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Mortgaged Property to the borrower, who then leased the property back to such tenant in a sale-lease back transaction. The seller made a $5,000,000 preferred equity investment into a direct member of the borrower at loan closing, which investment has a required outside redemption date that is 15 years after the loan closing. Such seller or tenant is not under control (or common control) with the borrower sponsor, and does not own any common equity in the Mortgaged Property. All returns and/or repayments of the preferred equity investment will be made solely to the extent of available excess cash flow after payment of all of the obligations of the borrower then due and payable under the Saks Fulfillment Center Mortgage Loan documents. For the first 95 months of the preferred equity investment term, the preferred equity investment will be entitled to a priority return at a current pay rate of 3.0%, and, starting in month 96 and for the remainder of the investment term, the preferred equity investment will also be amortized down using all available excess cash flow. The preferred equity investment is not evidenced by any promissory note or secured by any assets of the borrower. The preferred equity investor has no contractual remedies under the limited liability company agreement of the borrower (including, without limitation, any forced change in control of the borrower) as a result of its failure to receive any anticipated return or repayment during the term of the Saks Fulfillment Center Mortgage Loan.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the 3075 Olcott Mortgage Loan (3.0%), there is an unsecured $20,000,000 sponsor loan to the direct owner of the borrower. The sponsor lender executed a complete subordination and standstill agreement.
●	With respect to the Bell Works Mortgage Loan (2.8%), in connection with the borrower’s redevelopment of the Mortgaged Property, the borrower leased a portion of the Mortgaged Property to Township of Holmdel, New Jersey (“Holmdel Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to Holmdel Township for tenant fit-out through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of Holmdel Township. Such promissory note is unsecured and does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with Holmdel Township to pay for Holmdel Township’s costs incurred in connection with the redevelopment. As of the origination of the Mortgage Loan, approximately $96,181 remained in the escrow.
●	With respect to the Saks Fulfillment Center Mortgage Loan (2.5%), an indirect member of the borrower is the obligor on (i) an unsecured intercompany loan with outstanding principal balance of $7,275,569 in favor of another affiliate of the borrower (“Affiliate A Lender”) that is scheduled to mature on January 1, 2033 (the “Affiliate A Loan”), and (ii) 43 separate unsecured intercompany loans with an aggregate outstanding principal balance of $60,403,899 in favor of various indirect equity owners of the borrower (collectively, the “Affiliate B Lender”, and together with the Affiliate A Lender, the “Affiliate Loan Lender”) that are scheduled to mature on January 1, 2051 (the “Affiliate B Loan”) and are junior in priority to the Affiliate A Loan. Each Affiliate Loan Lender has agreed with the lender pursuant to a subordination and standstill agreement that, for so long as the Saks
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Fulfillment Center Mortgage Loan is outstanding, among other things, (i) it will not exercise remedies or commence any legal, equitable, or other proceedings against the affiliate loan borrower in connection with the related affiliate loans, (ii) it will not amend or modify any of the documents governing the affiliate loans without the related lender’s consent, and (iii) subject to the following sentence, its rights are subject and subordinate in all respects to the lender’s rights under the Saks Fulfillment Center Mortgage Loan documents. Pursuant to each such subordination and standstill agreement, (a) the Affiliate Loan Lenders are permitted to receive from the affiliate loan borrower standard monthly interest payments and a principal paydown of the related affiliate loan in a maximum amount of the then-available excess cash from the Saks Fulfillment Center Mortgaged Property (after payment of all monthly mortgage loan debt service, reserves, and property-related expenses then due under the Saks Fulfillment Center Mortgage Loan documents), (b) the Affiliate Loan Lenders are permitted to allow certain limited transfers of the related affiliate loans in connection with the estate planning and/or death of an Affiliate Loan Lender subject to, among other things, the mortgage loan equity sponsors (or certain permitted family members thereof, the “Permitted Controlling Family Members”) continuing to own equity in and control the borrower, and (c) the Affiliate B Lenders are permitted to convert all or any portion of the related affiliate loans to a corresponding equity interest in the affiliate loan borrower at any point subject to, among other things, the Permitted Controlling Family Members continuing to own equity in and control the borrower, the borrower delivering an updated organizational chart confirming that the previous Affiliate Loan Lenders continue to be direct and indirect owners of the borrower following such conversion, and the borrower delivering evidence to the lender that such conversion will not result in any transfer tax payable by the borrower pursuant to applicable law. The guarantor of the Saks Fulfillment Center Mortgaged Loan has agreed to indemnify the lender for any losses incurred by it in connection with transfer taxes payable as a result of such conversion of the Affiliate B Loan into equity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Park West Village, A&R Hospitality Portfolio, Hamilton Portfolio, Autokiniton Industrial Portfolio, 3075 Olcott, Bell Works, KB Portfolio, Saks Fulfillment Center, Crossgates Commons, Yorkshire & Lexington Towers, 39 Broadway, 3455 Veterans Memorial Highway and The Shoppes at Eagle Point Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loan and the Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means, with respect to the Park West Village Whole Loan, a Park West Village Note B-A Control Appraisal Period or a Park West Village Note B-B Control Appraisal Period and with respect to the Yorkshire & Lexington Towers Whole Loan, a Yorkshire & Lexington Towers Control Appraisal Period.

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“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Yorkshire & Lexington Towers Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift”

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under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) the Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loan and (iii) on and after the Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced A/B Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each (i) of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means any Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder

Park West Village	Serviced	Note A-1(1)	Non-Control	$17,500,000	BBCMS 2022-C17
		Note A-2	Non-Control	$15,000,000	Bank of Montreal
		Note A-3	Non-Control	$15,000,000	Bank of Montreal
		Note A-4	Non-Control	$15,000,000	Bank of Montreal
		Note A-5	Non-Control	$17,500,000	Citi Real Estate Funding, Inc.
		Note A-6	Non-Control	$15,000,000	Citi Real Estate Funding, Inc.
		Note A-7	Non-Control	$15,000,000	Citi Real Estate Funding, Inc.
		Note A-8	Non-Control	$15,000,000	Citi Real Estate Funding, Inc.
		Note A-9	Non-Control	$17,500,000	Starwood Mortgage Capital LLC
		Note A-10	Non-Control	$15,000,000	Starwood Mortgage Capital LLC
		Note A-11	Non-Control	$15,000,000	BBCMS 2022-C17
		Note A-12	Non-Control	$15,000,000	BBCMS 2022-C17
		Note B-A(1)	Non-Control	$66,500,000	BBCMS 2022-C17
		Note B-B(1)	Control	$111,000,000	Park West Village Grand Avenue Partners, LLC

A&R Hospitality Portfolio	Serviced	Note A-1	Control	$31,500,000	BBCMS 2022-C17
		Note A-2	Non-Control	$15,750,000	Goldman Sachs Bank USA
		Note A-3(A)	Non-Control	$8,500,000	BBCMS 2022-C17
		Note A-3(B)	Non-Control	$7,250,000	Bank of Montreal

Hamilton Portfolio	Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$15,000,000	BSPRT or an affiliate
		Note A-3	Non-Control	$10,000,000	BBCMS 2022-C17
		Note A-4	Non-Control	$10,000,000	BSPRT or an affiliate

Autokiniton Industrial Portfolio	Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$11,000,000	BCREI or an affiliate

3075 Olcott	Non-Serviced	Note A-1	Control	$20,000,000	BMO 2022-C2
		Note A-2	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-3	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-4	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-5	Non-Control	$15,000,000	BMO 2022-C2
		Note A-6	Non-Control	$15,000,000	BMO 2022-C2
		Note A-7	Non-Control	$12,000,000	BBCMS 2022-C17
		Note A-8	Non-Control	$10,000,000	BBCMS 2022-C17
		Note A-9	Non-Control	$5,000,000	BBCMS 2022-C16
		Note A-10	Non-Control	$5,000,000	BBCMS 2022-C17

Bell Works	Non-Serviced	Note A-1	Control	$50,000,000	Benchmark 2022-B35
		Note A-2-1	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-2-2	Non-Control	$5,000,000	Citi Real Estate Funding Inc.
		Note A-3-1	Non-Control	$15,000,000	BMO 2022-C2

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
		Note A-3-2	Non-Control	$10,000,000	Citi Real Estate Funding Inc.

		Note A-4	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-5	Non-Control	$15,000,000	BMO 2022-C2
		Note A-6	Non-Control	$15,000,000	BBCMS 2022-C17
		Note A-7	Non-Control	$10,000,000	BBCMS 2022-C17
		Note A-8	Non-Control	$10,000,000	Bank of Montreal
		Note A-9	Non-Control	$25,000,000	BBCMS 2022-C16
		Note A-10	Non-Control	$10,000,000	BBCMS 2022-C16
		Note A-11	Non-Control	$5,000,000	BBCMS 2022-C16

KB Portfolio	Non-Serviced	Note A-1	Control	$40,000,000	BMO 2022-C2
		Note A-2	Non-Control	$20,000,000	BBCMS 2022-C17
		Note A-3	Non-Control	$15,000,000	BMO 2022-C2
		Note A-4	Non-Control	$5,000,000	BBCMS 2022-C17

Saks Fulfillment Center	Servicing Shift	Note A-1	Control(2)	$20,000,000	Bank of Montreal
		Note A-2	Non-Control	$17,500,000	BBCMS 2022-C17
		Note A-3	Non-Control	$10,000,000	Bank of Montreal
		Note A-4	Non-Control	$7,500,000	Bank of Montreal
		Note A-5	Non-Control	$5,000,000	BBCMS 2022-C17

Crossgates Commons	Serviced	Note A-1	Control	$18,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$6,000,000	An affiliate of AREF
		Note A-3	Non-Control	$4,000,000	BBCMS 2022-C17
		Note A-4	Non-Control	$4,000,000	An affiliate of AREF

Yorkshire & Lexington Towers	Non-Serviced	Note A-1(3)	Non-Control	$25,000,000	Bank of Montreal
		Note A-2	Non-Control	$25,000,000	BBCMS 2022-C16
		Note A-3	Non-Control	$25,000,000	Benchmark 2022-B36(4)
		Note A-4	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-5	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-6	Non-Control	$20,000,000	BMO 2022-C2
		Note A-7	Non-Control	$20,000,000	BMO 2022-C2
		Note A-8	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-9	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-10	Non-Control	$20,000,000	BBCMS 2022-C17
		Note A-11	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-12	Non-Control	$20,000,000	Benchmark 2022-B36(4)
		Note A-13	Non-Control	$10,000,000	BMO 2022-C2
		Note A-14	Non-Control	$10,000,000	BMO 2022-C2
		Note A-15	Non-Control	$10,000,000	Benchmark 2022-B36(4)
		Note A-16	Non-Control	$12,000,000	Bank of Montreal
		Note A-17	Non-Control	$10,000,000	BMO 2022-C2
		Note A-18	Non-Control	$11,000,000	Benchmark 2022-B36(4)
		Note B-1(3)	Control	$147,666,667	CGCMT 2022-GC48
		Note B-2(3)	Control	$73,833,333	CGCMT 2022-GC48
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder

39 Broadway	Non-Serviced	Note A-1	Control	$65,000,000	Benchmark 2022-B36(4)
		Note A-2	Non-Control	$20,000,000	BBCMS 2022-C17

3455 Veterans Memorial Highway	Serviced	Note A-1	Control	$20,000,000	BBCMS 2022-C17
		Note A-2	Non-Control	$10,000,000	Bank of Montreal

The Shoppes at Eagle Point	Non-Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C16
		Note A-2	Non-Control	$10,000,000	BBCMS 2022-C17

(1)	The initial controlling note is Note B-B, but if a Park West Village Note B-B Control Appraisal Period for the Park West Village Whole Loan is continuing, then the controlling note will be Note B-A. If a Park West Village Note B-A Control Appraisal Period and a Park West Village Note B-B Control Appraisal Period are continuing, the controlling note will be Note A-1. See “—The Serviced A/B Whole Loan—The Park West Village Whole Loan” below.
(2)	On and after the securitization of the related Control Note, the Servicing Shift Whole Loan will be serviced under the pooling and servicing agreement for such securitization.
(3)	The initial controlling notes are Note B-1 and Note B-2, but if a Yorkshire & Lexington Towers Control Appraisal Period is continuing, then the controlling note will be Note A-1. See “—The Non-Serviced A/B Whole Loan—The Yorkshire & Lexington Towers Whole Loan” below.
(4)	The Benchmark 2022-B36 securitization is expected to close on August 23, 2022.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
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●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to the Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the

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occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

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Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be

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obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Serviced A/B Whole Loan

The Park West Village Whole Loan

General

The Park West Village Mortgage Loan (5.2%) is part of a split loan structure comprised of fourteen notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Park West Village Whole Loan (as defined below), in the initial aggregate principal balance of $365,000,000, is evidenced by:

(i)    three (3) senior pari passu promissory notes designated as Note A-1, Note A-11 and Note A-12, having an aggregate Cut-off Date Balance of $47,500,000 (the “Park West Village Mortgage Loan”) collectively, evidencing the Park West Village Mortgage Loan, and which will be included in the Trust;

(ii)    nine (9) senior pari passu notes designated as Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9 and Note A-10, having an aggregate Cut-off Date balance of $140,000,000 (collectively, the “Park West Village Pari Passu Companion Loans” and, together with the Park West Village Mortgage Loan, the “Park West Village Senior Notes” or the “Park West Village A Notes”, and the holders of such Park West Village Senior Notes, the “Park West Village Note A Holders” and each holder, a “Park West Village Note A Holder”), which will not be included in the Trust;

(iii)    one promissory Note B-A with a principal balance as of the Cut-off Date of $66,500,000 (the “Park West Village Note B-A”) that evidences a subordinate Companion Loan (the “Park West Village Trust Subordinate Companion Loan” or the “Park West Village Note B-A Subordinate Companion Loan”, and the holder of such Park West Village Note B-A, the “Park West Village Note B-A Subordinate Companion Loan Holder”), which is subordinate to the Park West Village Senior Notes and will be included in the Trust; and

(iv)    one promissory Note B-B with a principal balance as of the Cut-off Date of $111,000,000 (the “Park West Village Note B-B”) that evidences a subordinate Companion Loan (the “Park West Village Note B-B Subordinate Companion Loan”, and together with the Park West Village Note B-A Subordinate Companion Loan, the “Park West Village Subordinate Companion Loans”, and the holder of such Park West Village Note B-B, the “Park West Village Note B-B Subordinate Companion Loan Holder”), which is subordinate to the Park West Village Senior Notes and the Park West Village Note B-A, which will not be included in the Trust.

The holder of the Park West Village Trust Subordinate Companion Loan is referred to as the “Park West Village Trust Subordinate Companion Loan Holder”. The Park West Village Senior Notes, the Park West Village Trust Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan are collectively referred to as the “Park West Village Whole Loan”. The Park West Village Trust Subordinate Companion Loan is also referred to as the “Trust Subordinate Companion Loan”.

The rights of the holders of the promissory notes evidencing the Park West Village Whole Loan (the “Park West Village Noteholders”) are subject to a Co-Lender Agreement, dated as of August 3, 2022, among the initial lenders (the “Park West Village Co-Lender Agreement”). The following summaries describe certain provisions of the Park West Village Co-Lender Agreement. The Park West Village Co-Lender Agreement provides that, to the extent that there is a conflict between the Park West Village Co-Lender Agreement and the Pooling and Servicing Agreement, the terms of the Park West Village Co-Lender Agreement will govern.

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Servicing

The Park West Village Whole Loan will be serviced and administered pursuant to the terms of the PSA and the Park West Village Co-Lender Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “The Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required servicing advances with respect to the Park West Village Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Park West Village Whole Loan.

Application of Payments

The Park West Village Co-Lender Agreement sets forth the respective rights of the holders of the Park West Village Senior Notes and the Park West Village Subordinate Companion Loans with respect to distributions of funds received in respect of the Park West Village Whole Loan, and provides, in general, that all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property or amounts realized as proceeds thereof (including the amount of any cash or proceeds of the letter of credit constituting Threshold Event Collateral after the Final Recovery Determination and any Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account pursuant to the terms of the Park West Village Co-Lender Agreement), excluding (x) all amounts for required reserves or escrows required by the Park West Village Whole Loan documents (to the extent, in accordance with the terms of the Park West Village Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the master servicer or the trustee under the PSA, and (y) all amounts that are then due, payable or reimbursable to any master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer with respect to the Park West Village Whole Loan pursuant to the PSA, in each case solely to the extent payments and other collections received with respect to the Park West Village Whole Loan and/or the Park West Village Mortgaged Property are allocated to such amounts pursuant to the PSA (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest Advances, all of which will be payable to such party from collections allocable to the respective Noteholders in respect of which such fees accrued or such advances were made, in each case out of distributions made in respect of each such Note, respectively, and excluding interest on principal and interest advances which are reimbursable to the servicer in accordance with the Park West Village Co-Lender Agreement), will generally be applied in the following order:

first, to each Park West Village Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the primary servicing fee rate);

second, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate (net of the primary servicing fee rate);

third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate (net of the primary servicing fee rate); provided that if (x) an event of default occurs and is continuing with respect to an obligation to pay money due under the Park West Village Whole Loan or (y) the Park West Village Whole Loan is a Specially Serviced Loan (other than due to an imminent default), any amount payable to the Park West Village Note B-B Subordinate Companion Loan Holder under this clause third will be paid to the Park West Village Note B-B Subordinate Companion Loan Holder after all amounts due and payable to the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder pursuant to clause fourth through clause seventh are paid in full but before any principal payment is made in respect to the Park West Village Note B-B pursuant to clause eighth below;

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fourth, to each Park West Village Note A Holder, pro rata, based on the respective principal balances of the Park West Village A Notes in an aggregate amount equal to the principal payments received (or other amounts allocated to principal pursuant to the PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for each Park West Village A Note has been reduced to zero;

fifth, to each Park West Village Note A Holder, pro rata, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Park West Village Note A Holder in accordance with the terms of Park West Village Co-Lender Agreement, plus interest thereon at the applicable note interest rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Park West Village A Note, such amount to be allocated to such Park West Village Note A Holder, pro rata, based on the amount of realized losses previously allocated to each such Park West Village Note A Holder;

sixth, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-A has been reduced to zero;

seventh, to the Park West Village Note B-A Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-A Subordinate Companion Loan Holder in accordance with the Park West Village Co-Lender Agreement, plus interest thereon at the applicable note interest rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-A;

eighth, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-B has been reduced to zero;

ninth, to the Park West Village Note B-B Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-B Subordinate Companion Loan Holder in accordance with the terms of the Park West Village Co-Lender Agreement, plus interest thereon at the applicable note interest rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-B;

tenth, to the extent any Subordinate Noteholder has made any cure payments or advances to cure defaults pursuant to the Park West Village Co-Lender Agreement, to reimburse such Subordinate Noteholder for all such amounts, on a pro rata basis based on the amount of unreimbursed cure payments made by such Subordinate Noteholder;

eleventh, to the Holder of any Park West Village Note A that is not in a securitization trust, the aggregate amount of Park West Village Excess Collections attributable to such Park West Village Note A and released following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement, as described under “—Park West Village Excess Collections Reserve Account” section below;

twelfth, any default interest (i) actually paid by the borrower and (ii) in excess of interest accrued on principal balance of the Park West Village Whole Loan at the interest rate, (x) first, to each Park West Village Note A Holder (subject to the allocation of such amount pursuant to the terms of the PSA), pro rata, in an amount calculated on the principal balance of the Park West Village A Notes on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village A Notes over (B) the interest rate on the Park West Village A Notes, (y) second, to the Park West Village Note B-A Subordinate Companion Loan Holder,

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(subject to the allocation of such amount pursuant to the terms of the PSA) in an amount calculated on the principal balance of the Park West Village Note B-A on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-A over (B) the interest rate on the Park West Village Note B-A and (z) third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount calculated on the principal balance of the Park West Village Note B-B on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-B over (B) the interest rate on the Park West Village Note B-B;

thirteenth, to each Park West Village Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Park West Village Note A in accordance with the Park West Village Mortgage Loan Agreement;

fourteenth, to the Park West Village Note B-A Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-A in accordance with the Park West Village Mortgage Loan Agreement;

fifteenth, to the Park West Village Note B-B Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-B in accordance with the Park West Village Mortgage Loan Agreement;

sixteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Park West Village Note A Holders (pro rata, based on their respective percentage interests in the Park West Village A Notes), the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, on a pro rata basis, based on the principal balance of the Park West Village Note B-A and Park West Village Note B-B, respectively; and

seventeenth, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid (a) first, to the extent that such excess amount available pursuant to this clause seventeenth constitutes the Excess Liquidation Proceeds, to the Park West Village Note B-B Subordinate Companion Loan Holder; (b) second, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any remaining Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement as described under “—Park West Village Excess Collections Reserve Account” below, to the Park West Village Note B-B Subordinate Companion Loan Holder; (c) third, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any cash or proceeds of the letter of credit constituting Threshold Event Collateral, to the Subordinate Noteholders who delivered such Threshold Event Collateral pursuant to the Park West Village Co-Lender Agreement, pro rata based on their respective entitlements; and (d) fourth, to each Park West Village Noteholder, pro rata in accordance with their respective initial percentage interests in the Park West Village Whole Loan.

“Excess Liquidation Proceeds” means, if any, the cash settlement amount equal to the excess of (i) the net sales proceeds realized in connection with a sale of the Park West Village Mortgaged Property that is an REO Property to a third-party purchaser over (ii) the Excess Liquidation Reference Amount; provided that such sale of the Park West Village Mortgaged Property was consummated in accordance with the terms of the PSA and 100% of the purchase price for the Park West Village Mortgaged Property is paid in cash on the settlement date.

“Excess Liquidation Reference Amount” means without duplication, the sum of (i) the unpaid principal balance of the Park West Village Whole Loan, (ii) accrued and unpaid interest on each note at the

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applicable interest rate (in each case, exclusive of the default rate) to and including the last day of the loan interest accrual period in which the purchase is to occur, (iii) any unreimbursed advances made with respect to the Park West Village Whole Loan and interest on such advances at the applicable advance interest rate, (iv) any unpaid additional expenses of any securitization trust with respect to the Park West Village Whole Loan and (v) any other unpaid expenses or fees reasonably incurred or expected to be incurred by each party to the PSA or any non-lead securitization pooling and servicing agreement arising out of the sale of the Park West Village Mortgaged Property, including liquidation fees.

“Park West Village Excess Collections” means any funds received from the borrower and deposited into the Park West Village Excess Collections Reserve Account pursuant to the Park West Village Co-Lender Agreement.

“Subordinate Noteholders” means the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, individually or collectively, as the context may require.

“Threshold Event Collateral” means either (a) cash collateral held by and acceptable to, the master servicer or (b) an unconditional and irrevocable standby letter of credit with the master servicer on behalf of the noteholders as the beneficiary, issued by a bank or other financial institutions (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in either case in an amount which when added to the appraised value of the Park West Village Mortgaged Property as determined pursuant to the PSA, would cause the Note B-B Control Appraisal Period, the Note B-A Control Appraisal Period (as applicable) not to occur, or, with respect to the PSA, to prevent the Class PWV-RR Certificates from becoming an Appraised-Out Class.

Consultation and Control

Pursuant to the Park West Village Co-Lender Agreement, the controlling holder with respect to the Park West Village Whole Loan (the “Park West Village Controlling Noteholder”), as of any date of determination, will be (i) the Park West Village Note B-B Subordinate Companion Loan Holder, unless a Park West Village Note B-B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) the Park West Village Note B-A Subordinate Companion Loan Holder if and for so long as a Park West Village Note B-B Control Appraisal Period has occurred and is continuing and no Park West Village Note B-A Control Appraisal Period (as defined below) has occurred and is continuing and (iii) the Park West Village Lead Securitization Noteholder, if and for so long as both a Park West Village Note B-A Control Appraisal Period and a Park West Village Note B-B Control Appraisal Period have occurred and are continuing, provided that if any such controlling note is included in the Trust, the rights of the Park West Village Controlling Noteholder may be exercised by a majority of the holders of one or more controlling classes backed by such controlling note or the related controlling class representative in accordance with the terms of the PSA. The Park West Village Note B-B Subordinate Companion Loan Holder is the Park West Village Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the Park West Village Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Park West Village Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Park West Village Major Decision (as defined below) has been requested or proposed, the master servicer or the special servicer will be required to provide the Park West Village Controlling Noteholder a notice of such Park West Village Major Decision at least 10 business days (or in the case of a determination of any Acceptable Insurance Default, 20 days) prior notice requesting consent to such Park West Village Major Decision in accordance with the terms of the PSA; provided that if the master servicer or the special servicer, as applicable, has not received a response from the Park West Village Controlling Noteholder (or its representative) with respect to such Park West Village Major Decision within 10 business days (or, in the case of a determination of such Acceptable Insurance Default, 20 days) after delivery of the notice of a Park West Village Major Decision, the master servicer or the special servicer, as applicable, will be required to deliver an additional copy of the notice of a Park West Village Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE.

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FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Park West Village Controlling Noteholder (or its representative) fails to respond to the master servicer or the special servicer, as applicable, with respect to any such proposed action within five business days after receipt of such second notice, the Park West Village Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer may take actions with respect to the Park West Village Mortgaged Property before obtaining the consent of the Park West Village Controlling Noteholder (or its representative) if the master servicer or the special servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders as a collective whole, and the master servicer or the special servicer has made a reasonable effort to contact the Park West Village Controlling Noteholder. The foregoing will not relieve the master servicer or special servicer, as applicable, of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice or consultation provided by the Park West Village Controlling Noteholder (or its representative) or any other noteholder that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Park West Village Co-Lender Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Park West Village Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the Park West Village Co-Lender Agreement or the PSA.

The special servicer will be required to provide to (x) each Park West Village Note A Holder that is a Park West Village Non-Controlling Note Holder (as defined below), (y) if a Park West Village Note B-A Control Appraisal Period has occurred and is continuing but a Park West Village Note B-A Consultation Termination Event has not occurred, the Park West Village Note B-A Subordinate Companion Loan Holder and (z) if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing but a Park West Village Note B-B Consultation Termination Event has not occurred, the Park West Village Note B-B Subordinate Companion Loan Holder, copies of any notice, information and report that is required to be provided to the Park West Village Controlling Noteholder pursuant to the PSA with respect to any of the Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame for such notice, information and report is required to be provided to the Park West Village Controlling Noteholder, and the special servicer will be required to consult with each such Park West Village Non-Controlling Note Holder or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any Park West Village Non-Controlling Note Holder requests consultation with respect to any such Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Park West Village Non-Controlling Note Holder; provided that after the expiration of a period of 10 business days from delivery to any Park West Village Non-Controlling Note Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with any such Park West Village Non-Controlling Note Holder, whether or not such Park West Village Non-Controlling Note Holder has responded within such 10 business day period.

“Park West Village Appraised-Out Note” means if the principal balance of any Park West Village Note B-A or Park West Village Note B-B is notionally reduced to less than 25% of the initial principal balance of such Park West Village Note as a result of an allocation of a Cumulative Appraisal Reduction Amount (other than any deemed Cumulative Appraisal Reduction Amount).

The Park West Village Whole Loan will be treated as a single loan for purposes of calculating the Cumulative Appraisal Reduction Amount. Cumulative Appraisal Reduction Amounts with respect to the Park West Village Mortgage Loan will be allocated, first, to Note B-B, up to its outstanding principal balance,

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second, to Note B-A, up to its outstanding principal balance, and then, to the A Notes, on a pro rata and pari passu basis (based on their respective outstanding principal balances).

“Park West Village Borrower Restricted Party” means the “Borrower Party” as defined in the PSA or such other analogous term used in the PSA.

“Park West Village Control Appraisal Period” means a Park West Village Note B-A Control Appraisal Period or a Park West Village Note B-B Control Appraisal Period, as the context may require.

“Park West Village Control Retention Period” means with respect to any Park West Village Note B-A or Park West Village Note B-B that has become an Park West Village Appraised-Out Note:

(a)   a period of 10 days following receipt by the applicable Park West Village Controlling Noteholder of notice of the Cumulative Appraisal Reduction Amount, if such Park West Village Controlling Noteholder elects not to give a notice challenging the determination of such Cumulative Appraisal Reduction Amount to the special servicer within such 10-day period; or

(b)   a period commencing on the date on which a notice of a Cumulative Appraisal Reduction Amount is received by such Park West Village Controlling Noteholder ending on the earliest of (x) the date that is 90 days following the related Appraisal Reduction Event, unless such Park West Village Controlling Noteholder provides an additional appraisal within such 90-day period in accordance with the terms of the Park West Village Co-Lender Agreement, (y) the date on which the special servicer determines that a recalculation of the Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the cessation of such Park West Village Control Appraisal Period and (z) the date on which a Park West Village Subordinate Note Consultation Termination Event occurs with respect to such Park West Village Note B-A or Park West Village Note B-B.

“Park West Village Major Decision” means:

(i)                        any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Loan) of the ownership of the property or properties securing the Park West Village Whole Loan if it comes into and continues in default;

(ii)                      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Park West Village Mortgage Loan Documents or any extension of the maturity date of the Park West Village Whole Loan;

(iii)                    following a default or an event of default with respect to the Park West Village Whole Loan, any exercise of remedies, including the acceleration of the Park West Village Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Park West Village Mortgage Loan documents or any acquisition of the Park West Village Mortgaged Property or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;

(iv)                   any sale of the Park West Village Whole Loan (when it is a defaulted mortgage loan) or the Park West Village Mortgaged Property (when it is held as Foreclosure Property) for less than the outstanding principal balance of the Park West Village Whole Loan, all accrued and unpaid interest (other than accrued interest) at the respective interest rates for the Park West Village Notes and all additional servicing expenses;

(v)                      any determination to bring the Park West Village Mortgaged Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Park West Village Mortgaged Property or an REO Mortgage Loan;

(vi)                    any release of material collateral or any acceptance of substitute or additional collateral for the Park West Village Whole Loan or any consent to either of the foregoing, other than if required

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pursuant to the specific terms of the related Park West Village Mortgage Loan documents and for which there is no lender discretion;

(vii)                 any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Park West Village Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Park West Village Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)              any transfer of the Park West Village Mortgaged Property or any portion of the Park West Village Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the Park West Village Mortgage Loan documents is required, except a permitted transfer or as expressly permitted by the Park West Village Mortgage Loan documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;

(ix)                  any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Park West Village Mortgage Loan Documents);

(x)                     any adoption or implementation of the annual budget for which mortgage lender consent is required under the Park West Village Mortgage Loan documents;

(xi)                  any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Park West Village Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(xii)              any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Park West Village Mortgage Loan documents);

(xiii)            releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Park West Village Whole Loan, in each case, other than those required pursuant to the specific terms of the related Park West Village Mortgage Loan documents and for which there is no lender discretion;

(xiv)             any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Park West Village Whole Loan other than pursuant to the specific terms of the Park West Village Whole Loan and for which there is no lender discretion;

(xv)                 any determination of an acceptable insurance default;

(xvi)             any proposed modification or waiver of any provision of the Park West Village Mortgage Loan documents with respect to the Park West Village Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

(xvii)          approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Park West Village Whole Loan rather than to the restoration of the Park West Village Mortgaged Property, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Park West Village Whole Loan;

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(xviii)        the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower or the Park West Village Mortgaged Property;

(xix)            any determination by the master servicer to transfer the Park West Village Whole Loan to the special servicer under the circumstances where the master servicer determines, in its reasonable business judgment, exercised in accordance with the Servicing Standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Park West Village Mortgaged Property or such other analogous event described in the definition of servicing transfer event; and

(xx)              any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Park West Village Mortgaged Property if it would be a major lease (as defined in the Park West Village Mortgage Loan Agreement).

“Park West Village Note B-A Consultation Termination Event” will occur if:

(a)   the initial principal balance the Park West Village Note B-A minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-A after the date of creation of Park West Village Note B-A and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-A, is less than (b) 25% of the remainder of the initial Park West Village Note B-A principal balance; or

(b)   a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

“Park West Village Note B-B Consultation Termination Event” means

(a)   the initial principal balance the Park West Village Note B-B minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-B after the date of creation of Park West Village Note B-B and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-B, is less than (b) 25% of the remainder of the initial Park West Village Note B-B principal balance; or

(b)   a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-B Subordinate Companion Loan Holder.

“Park West Village Note B-A Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

(a)   (1) the initial principal balance of the Park West Village Note B-A together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-A after the date of creation of the Park West Village Note B-A, (y) any Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-A and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-A, is less than

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(b)   25% of the remainder of (i) the initial principal balance of the Park West Village Note B-A less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-A Subordinate Companion Loan Holder on the Park West Village Note B-A, after the date of creation of such Park West Village Note B-A;

provided that if the Park West Village Note B-A Control Appraisal Period occurs as a result of the Park West Village Note B-A becoming a Park West Village Appraised-Out Note, the Park West Village Note B-A Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-A has ended and the Park West Village Note B-A will continue to be the Park West Village Controlling Note until such Park West Village Control Retention Period has ended, and after the expiration of such Park West Village Control Retention Period, the Park West Village Note B-A Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-A will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder or the controlling noteholder representative, a Park West Village Note B-A Control Appraisal Period will be deemed to have automatically occurred.

“Park West Village Note B-B Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

(a)   (1) the initial principal balance of the Park West Village Note B-B together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-B after the date of creation of the Park West Village Note B-B, (y) any Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-B and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-B, is less than

(b)   25% of the remainder of (i) the initial principal balance of the Park West Village Note B-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-B Subordinate Companion Loan Holder on the Park West Village Note B-B, after the date of creation of such Park West Village Note B-B, provided that if the Park West Village Note B-B Control Appraisal Period occurs as a result of the Park West Village Note B-B becoming a Park West Village Appraised-Out Note, the Park West Village Note B-B Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended and the Park West Village Note B-B will continue to be the Park West Village Controlling Note until such Park West Village Control Retention Period has ended, and after the expiration of such Park West Village Control Retention Period, the Park West Village Note B-B Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-B will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder or the controlling noteholder representative, a Park West Village Note B-B Control Appraisal Period will be deemed to have automatically occurred.

Prior to calculating any amount of interest or principal due to the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder under the Park West Village Co-Lender Agreement, the master servicer or special servicer will be required to reduce (1) first, the principal balance of the Park West Village Note B-B (not below zero) by any realized loss with respect to the Park West Village Whole Loan, (2) second, after the principal balance of the

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Park West Village Note B-B has been reduced to zero, the principal balance of the Park West Village Note B-A (not below zero) by any realized loss with respect to the Park West Village Whole Loan, and (3) after the principal balance of the Park West Village Note B-A has been reduced to zero, the principal balance of the Park West Village A Notes, pro rata (based on the respective outstanding principal balance of each Park West Village A Note) (in each case, not below zero) by any realized loss with respect to the Park West Village Whole Loan.

“Park West Village Noteholder” means any of the Park West Village Note A Holders, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable.

“Park West Village Non-Controlling Note Holder” means each Park West Village Non-Controlling Note Holder other than the Park West Village Controlling Noteholder; provided if at any time a Park West Village Non-Controlling Note is held by (or, at any time a Park West Village Non-Controlling Note Holder’s Park West Village Non-Controlling Note is included in a securitization, the related Park West Village Non-Controlling Note Subordinate Class Representative is) a Park West Village Borrower Restricted Party, no person will be entitled to exercise the rights of such Park West Village Non-Controlling Note Holder with respect to such Park West Village Non-Controlling Note.

“Park West Village Lead Securitization Noteholder” means the holder of Note A-1, or if Note A-1 is not securitized in a securitization by September 30, 2022, such other Park West Village A Note that is designated as the “Lead Securitization Note” by BMO.

“Park West Village Non-Controlling Subordinate Class Representative” means the holders of the majority of the class of securities pursuant to the securitization of such Park West Village Non-Controlling Note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

“Park West Village Subordinate Note Consultation Termination Event” means the Park West Village Note B-A Consultation Termination Event or the Park West Village Note B-B Consultation Termination Event.

Rights of the Subordinate Noteholders to Challenge the Special Servicer’s Determination of Cumulative Appraisal Reduction Amount and Post Threshold Event Collateral

If either the Park West Village Note B-A or Park West Village Note B-B becomes a Park West Village Appraised-Out Note following the occurrence of an Appraisal Reduction Event, the applicable Controlling Noteholder with respect to such Park West Village Note B-A or Park West Village Note B-B, as applicable, will have the right to challenge the special servicer’s Cumulative Appraisal Reduction Amount determination and may, at its sole expense, obtain a new Appraisal of the Park West Village Mortgaged Property. The applicable Controlling Noteholder will be required to provide the special servicer with notice of their intent to challenge or not challenge the special servicer’s Cumulative Appraisal Reduction Amount determination within 10 days of such Controlling Noteholder’s receipt of written notice of the Cumulative Appraisal Reduction Amount. The holder of a Park West Village Appraised-Out Note will be entitled to continue to exercise the rights of the Controlling Note during the Park West Village Control Retention Period. Such Controlling Noteholder that elects to obtain a new Appraisal at its sole expense will be required to cause such Appraisal to be prepared on an “as is” basis in accordance with the requirements set forth in the PSA, and such new Appraisal must be reasonably acceptable to the special servicer in accordance with the Servicing Standard. In addition, the applicable Controlling Noteholder will have the right, at their sole expense, to require the special servicer to order an additional Appraisal of the Park West Village Mortgaged Property from time to time after an Appraisal Reduction Event has occurred, and the special servicer will be required to use its reasonable best efforts to ensure that such Appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such Appraisal is prepared in accordance with the requirements set forth in the servicing agreement. Notwithstanding the rights of the Controlling Noteholder to obtain (or cause to be obtained) a new Appraisal under the Park West Village Co-Lender Agreement, the special servicer will not be required to obtain such Appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Park West Village Mortgaged

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Property have occurred that would have a material effect on the appraised value of the Park West Village Mortgaged Property. Upon receipt of an Appraisal provided by, or requested by, holders of a Park West Village Appraised-Out Note as described above and any other information reasonably requested by the special servicer from the master servicer reasonably required to calculate or recalculate the Cumulative Appraisal Reduction Amount, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Cumulative Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Cumulative Appraisal Reduction Amount based on such additional appraisal. If required by any such recalculation, the Park West Village Appraised-Out Note will be reinstated as the Controlling Note. The special servicer will be required to promptly notify the other Park West Village Noteholders of any such determination and recalculation in its monthly reporting.

The applicable Controlling Noteholder may avoid a Control Appraisal Period caused by application of an Cumulative Appraisal Reduction Amount if such Controlling Noteholder deliver Threshold Event Collateral as a supplement to the appraised value of the Park West Village Mortgaged Property to the master servicer, together with documentation acceptable to the master servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the master servicer on behalf of the Trust in such collateral (which must be completed within 30 days of the special servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred, during which such thirty (30) day period such Controlling Noteholder’s rights under the Park West Village Co-Lender Agreement will continue) (a “Threshold Event Cure”) and, additionally, pays all costs and expenses incurred by any party to under the Park West Village Co-Lender Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, the Park West Village Note B-A Control Appraisal Period or the Park West Village Note B-B Control Appraisal Period, as applicable, caused by application of an Cumulative Appraisal Reduction Amount will not be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The applicable Controlling Noteholder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the master servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Master Servicer receives notice that the letter of credit will not be renewed, then the master servicer will promptly draw upon such letter of credit and hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, such Controlling Noteholder will be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the master servicer will draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Control Appraisal Period from occurring (and should the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral be insufficient, the applicable Controlling Noteholder will have 30 days from the new third party Appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the special servicer in accordance with the Park West Village Co-Lender Agreement that all proceeds in respect of the Park West Village Mortgage Loan or the Park West Village Mortgaged Property have been received (a “Final Recovery Determination”). If the appraised value of the Park West Village Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the master servicer will promptly be returned to such Controlling Noteholder (at its sole expense).

In the event the Controlling Noteholder with respect to the Park West Village Note B-A or the Park West Village Note B-B, as applicable, delivers Threshold Event Collateral in the form of cash collateral, the master servicer will be required to establish and maintain on behalf of the Lead Securitization Trust and for the benefit of the Noteholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. To the extent that the

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master servicer has received notice from the applicable Controlling Noteholder of their intent to provide cash collateral, the master servicer will be required notify the certificate administrator and each Non-Lead Noteholder in writing of the amount of cash collateral and the date on which the Threshold Event Collateral is expected to be delivered.

Upon the special servicer’s determination of a Final Recovery Determination with respect to the Park West Village Whole Loan, any cash or proceeds of such Threshold Event Collateral will be available to reimburse each Park West Village Noteholder for any realized losses with respect to the Park West Village Whole Loan after application of the net proceeds of liquidation plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under the Park West Village Co-Lender Agreement, under the servicing agreement and the Non-Lead Securitization Servicing Agreement with respect to the Park West Village Whole Loan or related REO Property in accordance with the priority of payments described above.

Any proceeds from a letter of credit delivered as Threshold Event Collateral will also be required to be deposited into the Threshold Event Collateral Account, and the master servicer will be required to promptly notify the certificate administrator and each non-lead noteholder in writing of the amount of the proceeds from such letter of credit and the date on which such letter of credit proceeds are expected to be delivered.

The special servicer will be required to cooperate with the master servicer and provide any information reasonably requested by the master servicer relating to the Threshold Event Cure that is in the special servicer’s possession. Upon the special servicer’s determination of a Final Recovery Determination, the special servicer will be required to notify the master servicer, the certificate administrator (who will post such notification on the certificate administrator’s Website under the “special notices” tab) and each Non-Lead Noteholder and the master servicer will be required to deposit any amounts in the Threshold Event Cash Collateral Account directly into the Collection Account.

Any Threshold Event Collateral will be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) will be beneficially owned by the posting Noteholder who will be taxed on all income with respect thereto.

Cure Rights

For so long as the Park West Village Note B-A is an asset of the Trust, the provisions described below will have no force or effect, insofar as they describe any rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

In the event that the related borrower fails to make any payment of principal or interest on the Park West Village Whole Loan by the end of the applicable grace period or any other event of default under the related Park West Village Mortgage Loan documents occurs and is continuing, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, respectively, will have the right to cure such event of default subject to certain limitations set forth in the Park West Village Co-Lender Agreement. Unless the Trust consents to additional cure periods, and in the case of any additional cure period requested by the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder’s consent will also be required, the Park West Village Note B-A Subordinate Companion Loan Holder’s and Park West Village Note B-B Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Park West Village Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Park West Village Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Park West Village Whole Loan (including for purposes of (i) accelerating the Park West Village Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Park West Village

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Mortgaged Property; or (ii) treating the Park West Village Whole Loan as a Specially Serviced Loan); provided that such limitation will not prevent the Park West Village Lead Securitization Noteholder from collecting default interest or late charges from the borrower to be applied in accordance with the Park West Village Co-Lender Agreement. Any amounts paid by the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable, on behalf of the borrower to cure a default under the Park West Village Co-Lender Agreement will be reimbursable to such holder pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above).

Purchase Option

For so long as the Park West Village Note B-A is an asset of the Trust, the provisions described below will have no force or effect, insofar as they describe any rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

After the occurrence and delivery of a notice of an event of default with respect to the Park West Village Whole Loan or a servicing transfer event, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder will have the right, by written notice to each Park West Village Note A Holder and, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder (a “Park West Village Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing noteholder is the Park West Village Note B-A Subordinate Companion Loan Holder, the Park West Village Senior Notes, or, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Senior Notes and the Park West Village Note B-A (each such Park West Village Note specified in the Park West Village Purchase Notice, a “Purchased Note”), in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding yield maintenance premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Park West Village Purchase Notice to the selling noteholder(s), the selling noteholder(s) will be required to sell (and the Park West Village Note B-B Subordinate Companion Loan Holder or Park West Village Note B-A Subordinate Companion Loan Holder, respectively, will be required to purchase) the Purchased Note(s) at the defaulted mortgage loan purchase price, on a date (the “Park West Village Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Park West Village Purchase Notice. The failure of the requesting purchaser to purchase the Purchased Note(s) on the Park West Village Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Park West Village Whole Loan or servicing transfer event that gave rise to such right. The right of the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder to purchase one or more Park West Village Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, the Park West Village Lead Securitization Noteholder is required to give the Park West Village Trust Subordinate Companion Loan Holders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Park West Village Mortgaged Property is transferred to the Park West Village Lead Securitization Noteholder (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Park West Village Lead Securitization Noteholder of a foreclosure sale or sale by power of sale, less than 10 business days after the acceleration of the Park West Village Whole Loan, the Park West Village Lead Securitization Noteholder will be required to notify the Park West Village Trust Subordinate Companion Loan Holders of such transfer and the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder will have a 30-day period from the date of such notice from the Park West Village Lead Securitization Noteholder r to deliver the Park West Village Purchase Notice to the Park West Village Lead Securitization Noteholder (and, if the Park West Village Note B-B Subordinate Companion Loan Holder is delivering such Park West Village Purchase Notice, to the Park West Village Note B-A Subordinate Companion Loan Holder), in which

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case such Park West Village Trust Subordinate Companion Loan Holder will be obligated to purchase the Park West Village Mortgaged Property, in immediately available funds, within such 30-day period at the applicable purchase price.

Sale of Defaulted Park West Village Whole Loan

Pursuant to the terms of the Park West Village Co-Lender Agreement and the PSA, if the Park West Village Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Park West Village Mortgage Loan in accordance with, and to the extent provided in, the PSA and the co-lender agreement, then the special servicer may elect to sell the Park West Village Whole Loan subject to the consent (or deemed consent) of the Park West Village Trust Subordinate Companion Loan Holders under the co-lender agreement described below.

Notwithstanding anything to the contrary stated in the Park West Village Co-Lender Agreement, (i) none of the Park West Village Lead Securitization Noteholder (or the special servicer on its behalf), any Note A Holder or the Note B-B Holder will be permitted to sell the Park West Village Note B-A at any time without the written consent of the Note B-A Holder (so long as a Park West Village Note B-A Control Appraisal Period is not continuing) and (ii) none of the Park West Village Lead Securitization Noteholder (or the special servicer on its behalf), any Note A Holder or the Note B-A Holder will be permitted to sell the Park West Village Note B-B at any time without the written consent of the Note B-B Holder (so long as a Park West Village Note B-B Control Appraisal Period is not continuing).

Notwithstanding anything to the contrary in the Park West Village Co-Lender Agreement, any Park West Village Non-Controlling Subordinate Class Representative or the lead securitization pooled subordinate class representative for a Park West Village Note A (or the requisite percentage of the holders of the certificates backed by the related Park West Village A Note and issued by the related securitization as set forth the related PSA or Non-Serviced PSA, as applicable) will have the right to direct and cause the special servicer to sell such Park West Village Note A in the related securitization trust separately and individually without the consent of any other Park West Village Noteholder or any other person in accordance with the terms of the PSA so long as such sale is permitted under the REMIC provisions under the applicable PSA or Non-Serviced PSA.

Park West Village Excess Collections Reserve Account

In the event that as a result of any workout of the Park West Village Mortgage Loan in accordance with the terms of the Park West Village Co-Lender Agreement and the PSA (including the Servicing Standard), the borrower is required to pay any additional amounts (other than customary fees and expenses payable to the master servicer or the special servicer and other than any amounts earmarked for reserves to be replenished or created in connection with such workout) in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the Park West Village Mortgage Loan Agreement (without giving effect to such workout), the master servicer will be required to deposit such additional amounts collected from the borrower into a reserve account that is an eligible account (the “Park West Village Excess Collections Reserve Account”) in accordance with the PSA. Except as otherwise provided in below, the master servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments”) section above only upon receipt of a notice of the special servicer’s determination of a Final Recovery Determination.

Any workout of the Park West Village Mortgage Loan that results in the establishment of a Park West Village Excess Collections Reserve Account must (i) require the delivery of an opinion of counsel (at the expense of the Park West Village Note B-B Subordinate Companion Loan Holder) to the effect that the establishment of, deposit of funds into and withdrawal and application of funds from, the Park West Village Excess Collections Reserve Account, in the manner contemplated by under this section will not cause any securitization trust to fail to qualify as a REMIC or any grantor trust holding any interest in the Park West Village Mortgage Loan to fail to qualify as a “grantor trust” for federal income tax purposes, (ii) increase the interest rate on each Park West Village Note by the same amount (unless the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder agree to a different rate

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increase) and (iii) be entered into in accordance with the terms of the Park West Village Co-Lender Agreement and the PSA (including, without limitation, the Servicing Standard set forth therein).

On any distribution date, the master servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds to pay any unanticipated expenses of the master servicer reimbursable to the master servicer under the PSA and pay any monthly interest payment on the Park West Village Senior Notes, the Park West Village Note B-A and the Park West Village Note B-B that is due and payable pursuant to the priority of distributions set forth in clauses (i) through (iii) of “—Application of Payments” above, if collections from the Park West Village Whole Loan for such distribution date are insufficient to pay such amounts in full.

The Non-Serviced A/B Whole Loan

The Yorkshire & Lexington Towers Whole Loan

General

The Yorkshire & Lexington Towers Mortgage Loan (2.2%) is part of a split loan structure comprised of 20 mortgage notes (the “Yorkshire & Lexington Towers Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Yorkshire & Lexington Towers Whole Loan (as defined below), in the initial aggregate principal balance of $539,500,000, is evidenced by:

(i)    one senior promissory note designated as Note A-10, having a Cut-off Date Balance of $20,000,000 (the “Yorkshire & Lexington Towers Mortgage Loan”), evidencing the Yorkshire & Lexington Towers Mortgage Loan, that will be deposited into the Issuing Entity;

(ii)    seventeen senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17 and Note A-18, having an aggregate Cut-off Date Balance of $298,000,000 (collectively, the “Yorkshire & Lexington Towers Pari Passu Companion Loans” and, together with the Yorkshire & Lexington Towers Mortgage Loan, the “Yorkshire & Lexington Towers Senior Notes” or the “Yorkshire & Lexington Towers A Notes”), and the holders of such Yorkshire & Lexington Towers Senior Notes (the “Yorkshire & Lexington Towers Note A Holders” and, each holder, a “Yorkshire & Lexington Towers Note A Holder”); and

(iii)    two promissory notes designated as Note B-1 and Note B-2, having an aggregate Cut-off Date Balance of $221,500,000 (each, a “Yorkshire & Lexington Towers B Note”, and, together, the “Yorkshire & Lexington Towers Subordinate Companion Loan”).

The holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans are referred to as the “Yorkshire & Lexington Towers Pari Passu Companion Loan Holders”, and the holder of the Yorkshire & Lexington Towers Subordinate Companion Loan is referred to as “Yorkshire & Lexington Towers Note B Holder” or as the context may require, a “Yorkshire & Lexington Towers Subordinate Companion Loan Holder”.

The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loans are collectively referred to in this prospectus as the Yorkshire & Lexington Towers Whole Loan (the “Yorkshire & Lexington Towers Whole Loan”).

The rights of the issuing entity as the holder of the Yorkshire & Lexington Towers Mortgage Loan, the rights of the holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans and the rights of the holders of the Yorkshire & Lexington Towers Subordinate Companion Loans are subject to a Co-Lender Agreement (the “Yorkshire & Lexington Towers Co-Lender Agreement”). The following summaries describe certain provisions of the Yorkshire & Lexington Towers Co-Lender Agreement. The Yorkshire &

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Lexington Towers Co-Lender Agreement provides that to the extent that there is a conflict between the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 pooling and servicing agreement, the terms of the Yorkshire & Lexington Towers Co-Lender Agreement will govern.

Servicing

The Yorkshire & Lexington Towers Whole Loan is serviced pursuant to the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the Yorkshire & Lexington Towers Mortgage Loan pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement will be included in the Pooled Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Yorkshire & Lexington Towers Co-Lender Agreement sets forth the respective rights of the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Tower Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loans with respect to distributions of funds received in respect of the Yorkshire & Lexington Towers Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Mortgage Loan documents, payments and proceeds received with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order:

first, to each Yorkshire & Lexington Towers Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

third, to each Yorkshire & Lexington Towers Note A Holder, pro rata, based on the respective principal balances of the Yorkshire & Lexington Towers A Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each Yorkshire & Lexington Towers A Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each Yorkshire & Lexington Towers A Note has been reduced to zero;

fourth, to each Yorkshire & Lexington Towers Trust Companion Loan Holder, pro rata, based on the respective principal balances of the Yorkshire & Lexington Towers B Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each Yorkshire & Lexington Towers B Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each Yorkshire & Lexington Towers B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the Yorkshire & Lexington Towers Whole Loan (a “Yorkshire & Lexington Towers Workout”), the aggregate principal balance of the Yorkshire & Lexington Towers Senior Notes has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a Yorkshire & Lexington Towers Workout the aggregate principal balances of the Yorkshire & Lexington Towers Subordinate Companion Loans have been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate;

seventh, to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers A Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

eighth, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers B Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CGCMT 2022-GC48 pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Yorkshire & Lexington Towers Note A Holders, pro rata and the Yorkshire & Lexington Towers Subordinate Companion Loan Holders, pro rata in accordance with the Yorkshire & Lexington Towers Note A Percentage Interest and the Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances, and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the Yorkshire & Lexington Towers Note A Holders and the Yorkshire & Lexington Towers Subordinate Companion Loan Holders in accordance with the initial Yorkshire & Lexington Towers Note A Percentage Interest and the initial Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances.

“Yorkshire & Lexington Towers Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Senior Note, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Senior Notes.

“Yorkshire & Lexington Towers Note A Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note A-4 Holder” or “Yorkshire & Lexington Towers Lead Securitization Note Holder” means the holder of Yorkshire & Lexington Towers Note A-4.

“Yorkshire & Lexington Towers Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Subordinate Companion Loan, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Subordinate Companion Loans.

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“Yorkshire & Lexington Towers Note B Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note B-1 Holder” means the holder of Yorkshire & Lexington Towers Note B-1.

“Yorkshire & Lexington Towers Note B-2 Holder” means the holder of Yorkshire & Lexington Towers Note B-2.

“Yorkshire & Lexington Towers Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Yorkshire & Lexington Towers Whole Loan or (ii) any non-monetary event of default as a result of which the Yorkshire & Lexington Towers Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Yorkshire & Lexington Towers Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the Yorkshire & Lexington Towers Whole Loan.

Consultation and Control

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, the “Yorkshire & Lexington Towers Controlling Note”, as of any date of determination, will be Yorkshire & Lexington Towers Note B-1, unless a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing or if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, Yorkshire & Lexington Towers Note A-4; provided, that if Yorkshire & Lexington Towers Note B-1 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, but any interest in Yorkshire & Lexington Towers Note B-1 is held by a Yorkshire & Lexington Towers Borrower Party, or Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Note B-1, then, during such period, Yorkshire & Lexington Towers Note B-2 will be the Yorkshire & Lexington Towers Controlling Note; and provided, further, that if Yorkshire & Lexington Towers Note B-2 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the preceding proviso, but any interest in Yorkshire & Lexington Towers Note B-2 is held by a Yorkshire & Lexington Towers Borrower Party, or a Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Yorkshire & Lexington Towers Note B-2, then a Yorkshire & Lexington Towers Control Appraisal Period will be deemed to have occurred.

“Yorkshire & Lexington Towers Controlling Class Representative” means the purchaser of the controlling class of certificates issued pursuant to the CGCMT 2022-GC48 pooling and servicing agreement (or its representative) as designated pursuant to the terms of the CGCMT 2022-GC48 pooling and servicing agreement.

Any time Yorkshire & Lexington Towers Note B-1 and Yorkshire & Lexington Towers Note B-2 are included in the trust created under the CGCMT 2022-GC48 pooling and servicing agreement, the related Yorkshire & Lexington Towers Controlling Class Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement; provided that, at any time the Yorkshire & Lexington Towers Note A-4 is included in the trust created under the CGCMT 2022-GC48 pooling and servicing agreement, if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, the Yorkshire & Lexington Towers Controlling Class Representative will be entitled to exercise

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the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

A “Yorkshire & Lexington Towers Control Appraisal Period” will exist with respect to the Yorkshire & Lexington Towers Whole Loan, if and for so long as (a)(1) the initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Yorkshire & Lexington Towers Subordinate Companion Loan, (y) any appraisal reductions for the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan.

“Yorkshire & Lexington Towers Borrower Party” means, individually or collectively, as the context may require, (i) any Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Yorkshire & Lexington Towers Restricted Holder, (iii) any person controlling or controlled by or under common control with the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of the Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Yorkshire & Lexington Towers Restricted Holder” means with respect to the Yorkshire & Lexington Towers Whole Loan, any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Yorkshire & Lexington Towers Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Yorkshire & Lexington Towers Major Decision, the master servicer or the special servicer, as applicable, will be required to provide the holder of the Yorkshire & Lexington Controlling Note (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Yorkshire & Lexington Towers Major Decision. The master servicer or the special servicer, as applicable, is not permitted to take any action with respect to such

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Yorkshire & Lexington Towers Major Decision (or make a determination not to take action with respect to such Yorkshire & Lexington Towers Major Decision), unless and until the master servicer or the special servicer, as applicable, receives the written consent of the Yorkshire & Lexington Towers Controlling Class Representative before implementing a decision with respect to such Yorkshire & Lexington Towers Major Decision.

Notwithstanding the foregoing, the holder of the Yorkshire & Lexington Towers Lead Securitization Note (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the Yorkshire & Lexington Towers Controlling Class Representative that would require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate any applicable law, including applicable REMIC regulations, be inconsistent with the servicing standard, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate provisions of the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 pooling and servicing agreement, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate the terms of the Yorkshire & Lexington Towers Whole Loan, or materially expand the scope of the Yorkshire & Lexington Towers Lead Securitization Note holder’s (or any servicer acting on its behalf) responsibilities under the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 pooling and servicing agreement.

The special servicer will be required to (A) provide copies to any Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative of any notice, information and report that is required to be provided to the holder of the Yorkshire & Lexington Controlling Note or its representative pursuant to the CGCMT 2022-GC48 pooling and servicing agreement with respect to any Yorkshire & Lexington Towers Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the holder of the Yorkshire & Lexington Controlling Note or its representative, and (B) consult with each Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative on a strictly non-binding basis, if having received such notices, information and reports, any Yorkshire & Lexington Towers Non-Controlling Noteholders request consultation with respect to any such Yorkshire & Lexington Towers Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative; provided that after the expiration of a period of 10 business days from the delivery to any Yorkshire & Lexington Towers Non-Controlling Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Yorkshire & Lexington Towers Non-Controlling Noteholder, whether or not such Yorkshire & Lexington Towers Non-Controlling Noteholder has responded within such 10 business day period; provided that the provisions of the CGCMT 2022-GC48 pooling and servicing agreement will govern the consent and consultation rights of the Yorkshire & Lexington Towers Co-Lender Agreement.

“Yorkshire & Lexington Towers Non-Controlling Noteholder” means any holder of a Yorkshire & Lexington Towers Non-Controlling Note; provided that, if at any time a Yorkshire & Lexington Towers Non-Controlling Note is held by (or, at any time a Yorkshire & Lexington Towers Non-Controlling Note is included in a non-lead securitization, the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative for such non-lead securitization is) a Yorkshire & Lexington Towers Borrower Party, no person will be entitled to exercise the rights of such Yorkshire & Lexington Towers Non-Controlling Noteholder with respect to such non-controlling note if the special servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event will the special servicer be obligated at any time to follow or take any alternative actions recommended by a Yorkshire & Lexington Towers Non-Controlling Noteholder.

“Yorkshire & Lexington Towers Non-Controlling Note” means any Yorkshire & Lexington Towers Note other than the Yorkshire & Lexington Towers Controlling Note.

“Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed

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representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Yorkshire & Lexington Towers Borrower Party, no person will be entitled to exercise the rights of the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative.

The Yorkshire & Lexington Towers Whole Loan holders acknowledged that the CGCMT 2022-GC48 pooling and servicing agreement may contain certain provisions that give the operating advisor under the CGCMT 2022-GC48 pooling and servicing agreement certain non-binding consultation rights with respect to Yorkshire & Lexington Towers Major Decisions related to compliance with applicable credit risk retention rules.

“Yorkshire & Lexington Towers Major Decision” means a Major Decision under the CGCMT 2022-GC48 pooling and servicing agreement or any one or more analogous terms in the CGCMT 2022-GC48 pooling and servicing agreement.

Under the Yorkshire & Lexington Towers Co-Lender Agreement, the holder of each Yorkshire & Lexington Towers Note that is not the Yorkshire & Lexington Towers Lead Note (a “Yorkshire & Lexington Towers Non-Lead Note”) acknowledged the right and obligation of the Yorkshire & Lexington Towers Lead Noteholder to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the CGCMT 2022-GC48 pooling and servicing agreement without the consent of any holder of such Yorkshire & Lexington Towers Non-Lead Note (subject to the obligation of the special servicer to provide notice and information to such holder in accordance with the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, which are substantially similar to those provisions of the CGCMT 2022-GC48 pooling and servicing agreement relating to the sale of a Serviced Whole Loan by the special servicer). In connection with any sale of the Yorkshire & Lexington Towers Whole Loan that has become a defaulted loan, the special servicer will be required to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note in the manner set forth in the CGCMT 2022-GC48 pooling and servicing agreement.

Subject to the terms of the CGCMT 2022-GC48 pooling and servicing agreement, each of the Yorkshire & Lexington Towers Controlling Class Representative and any other Yorkshire & Lexington Towers Noteholder (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a Yorkshire & Lexington Towers Non-Lead Note) will be permitted to bid at any sale of the Yorkshire & Lexington Towers Non-Lead Securitization Note unless such person is a Yorkshire & Lexington Towers Borrower Party.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 pooling and servicing agreement, if the Yorkshire & Lexington Towers Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Yorkshire & Lexington Towers Mortgage Loan in accordance with the CGCMT 2022-GC48 pooling and servicing agreement, then the special servicer may elect to sell the Yorkshire & Lexington Towers Whole Loan subject to the rights of the applicable holders of the Yorkshire & Lexington Towers Notes under the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement, as described above under “—Consultation and Control”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in August 2022 and ending on the hypothetical Determination Date in September 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Argentic Real Estate Finance LLC and KeyBank National Association are to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Argentic Real Estate Finance LLC and KeyBank National Association on or about September 8, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 552 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $8,308,692,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue

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commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require,

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without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective
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commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
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●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy,
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or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as

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discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to

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the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 8, 2022. Argentic’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Argentic, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2022, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26 CIK #: 1630513	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“Argentic”) is one of multiple originators.
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))
(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.
(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to Argentic’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.
(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))
(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))
(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

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Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Services Company LP, the expected special servicer (other than with respect to the Park West Village Whole Loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than any Servicing Shift Mortgage Loan, any Excluded Loan and the Park West Village Whole Loan) and (v) Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated or co-originated all of the Mortgage Loans that it is contributing to this securitization and the Trust Subordinate Companion Loan (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 111 West Monroe Street, Chicago, Illinois 60603.

In addition, to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loan, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

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BMO Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2021 is approximately $2.5 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
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●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans. With respect to (i) the Park West Village Mortgage Loan (5.2%), which was co-originated by BMO, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc., (ii) the Bell Works Mortgage Loan (2.8%), which was co-originated by Citi Real Estate Funding Inc., BMO and Barclays Capital Real Estate Inc. and (iii) the Yorkshire & Lexington Towers Mortgage Loan (2.2%), which was co-originated by BMO, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc., the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable

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amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements ”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3-1 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting

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guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

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Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
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●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

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Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022 BMO’s Central Index Key is 0000927971. As of June 30, 2022, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a

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securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 28, 2022, Barclays or its affiliates were the loan sellers in approximately 189 commercial mortgage-backed securitization transactions. Approximately $52.6 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through June 28, 2022.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2022	$4,256,646,550
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
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Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset

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summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a

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borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
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●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

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Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 10, 2022 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of June 30, 2022, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 13.5% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of

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consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2021, KeyBank’s Real Estate Capital Group originated a total of $24.8 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $11.5 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of June 30, 2022, KeyBank had originated approximately $20.952 billion of commercial mortgage loans that have been securitized in 105 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

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KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

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Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

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●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 2, 2022 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2021 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including June 30, 2022, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase

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or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for all Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $70,266,740. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-sixth (86th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million and $811 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and

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circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.
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However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject

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to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant

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indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to nine (9) Mortgage Loans. With respect to one of those mortgage loans, LMF transferred a pari passu note to Barclays and Barclays is depositing that note into the trust. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any,

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were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2022. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2020 to and including June 30, 2022, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.
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In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale

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Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the
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annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in

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which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary

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report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

With respect to the A&R Hospitality Portfolio Mortgage Loan (4.4%), which was co-originated by Societe Generale Financial Corporation, Goldman Sachs Bank USA and Bank of Montreal, the Societe Generale Financial Corporation Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

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Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2022 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a

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Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2022, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of June 30, 2022.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	390	$5,512,997,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the

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approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

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Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of
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the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the

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property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that

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establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs
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in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

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UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,711,822,716 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related

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borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to

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ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as

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when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2022. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying

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asset for breach of representation or warranty) to and including June 30, 2022, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from Bank of Montreal) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2022-C17 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer and Park West Village Special Servicer”, “—The Special Servicer”, “—The Trustee” and “―The Certificate Administrator” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers and the Trust Subordinate Companion Loan from Bank of Montreal, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer and Park West Village Special Servicer

KeyBank National Association, a national banking association, will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans. KeyBank is also expected to be the initial special servicer with respect to the Park West Village Whole Loan.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller. KeyBank is the master servicer and special servicer under the Benchmark 2022-B35 transaction (with respect to the Bell Works Mortgage Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

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Loans	12/31/2019	12/31/2020	12/31/2021	06/30/2022
By Approximate Number	18,882	17,008	18,122	18,653
By Approximate Aggregate Principal Balance (in billions)	$289.6	$308.5	$379.3	$417.0

Within this servicing portfolio are, as of June 30, 2022, approximately 11,682 loans with a total principal balance of approximately $293.0 billion that are included in approximately 901 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2021, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of June 30, 2022, KeyBank was named as special servicer with respect to commercial mortgage loans in 350 commercial mortgaged-backed securities transactions totaling approximately $182.5 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 74 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.558 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 06/30/2022
By Approximate Number	281	363	357	350
By Approximate Aggregate Principal Balance (in billions)	$111.4	$148.3	$178.9	$182.5

KeyBank has resolved over $12.7 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
$1.89	$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including:

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(i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer and a special servicer, generally responsible for the master servicing, special servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans an any Foreclosed Property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any Foreclosed Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited

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into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer and Park West Village Special Servicer” has been provided by KeyBank.

For a description of any material affiliations, relationships and related transactions between KeyBank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

KeyBank will have various duties under the PSA. Certain duties and obligations of KeyBank are described under “Pooling and Servicing Agreement—General” and “Certain Legal Aspects of Mortgage Loans—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

KeyBank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on

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Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans (other than the Park West Village Mortgage Loan and the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of December 31, 2021, Elliott manages approximately $51.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor, originator, the Retaining Sponsor, and an affiliate of the current holder of one or more Companion Loans related to the Crossgates Commons Whole Loan, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the Horizontal Risk Retention Certificates, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), (iv) Argentic Securities Income 2 USA LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Servicing Shift Mortgage Loan, any Excluded Loan and the Park West Village Whole Loan) and (v) Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates. Neither ASC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except as disclosed in this paragraph. However, ASC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

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As of June 30, 2022, Argentic Services Company had nineteen (19) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 33 years of industry experience. Argentic Services Company was named special servicer on 44 securitized pools (39 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,229 loans secured by 1,685 properties with an unpaid balance of approximately $26.7 billion as of June 30, 2022. As of June 30, 2022, Argentic Services Company was actively managing 28 commercial mortgage-backed securities loans, secured by 41 properties (including 8 REO properties) with an approximate unpaid balance of $683 million.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

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No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” and “—Inspections” in this prospectus. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2022, WTNA served as trustee on over 2,149 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $669 billion, of which approximately 882 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $615 billion.

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The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The foregoing information regarding WTNA is set forth under this heading “—The Trustee” has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the WTNA and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as Certificate Administrator and Custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.096 billion (USD) in assets as of December 31, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells

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Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2021, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1146 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $659 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2021, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 348,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in

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the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of June 30, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 264 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $259 billion. As of June 30, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 108 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $105 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such

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transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Pooled Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 1.771% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 3.236% of the Certificate Balance or the Notional Amount, as applicable, as of the Closing Date, of each class of Pooled Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-1	$297,000
Class A-2	$2,202,000
Class A-3	$878,000
Class A-4	$6,358,000
Class A-5	$10,189,000
Class A-SB	$579,000
Class X-A	$20,503,000
Class X-B	$5,493,000
Class A-S	$2,783,000
Class B	$1,501,000
Class C	$1,209,000
Class X-D	$1,319,000
Class X-F	$659,000
Class D	$550,000
Class E	$769,000
Class F	$659,000
Class G-RR	$293,000
Class H-RR	$1,025,063

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal

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Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Argentic Real Estate Finance LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 23.8% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after September 9, 2027. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

Argentic Securities Holdings 2 Cayman Limited will purchase the Class G-RR and Class H-RR Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Initial Certificate Balance of Horizontal Risk Retention Certificates	Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Fair Values of Horizontal Risk Retention Certificates (in % and $)	Purchase Price(2)
Class G-RR	$ 9,050,000	$ 8,757,000	0.394% / $3,736,051	42.663600%
Class H-RR	$ 31,676,063	$ 30,651,000	1.377% / $13,055,579	42.594300%

(1)	This amount does not include the expected initial Certificate Balance of the Class G-RR and Class H-RR certificates that are a part of the VRR Interest.
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(2)	Expressed as a percentage of the initial available Certificate Balance of the Class G-RR and Class H-RR certificates, excluding accrued interest. The aggregate purchase price to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings 2 Cayman Limited is approximately $16,791,630 excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately 1.771% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates (other than the Class R certificates).

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $47,417,029 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Pooled Regular Certificates, excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R certificates) and as a dollar amount) of the Class G-RR and Class H-RR Certificates that were retained by Argentic Securities Holdings 2 Cayman Limited based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

The approximate fair value of each Class of Pooled Certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$9,176,908
Class A-2	$70,077,235
Class A-3	$27,933,572
Class A-4	$198,410,400
Class A-5	$324,265,221
Class A-SB	$18,401,944
Class X-A	$55,249,610
Class X-B	$7,915,776
Class A-S	$88,550,639
Class B	$46,379,609
Class C	$37,245,800
Class X-D	$9,006,945
Class X-F	$3,745,366
Class D	$11,484,976
Class E	$13,785,227
Class F	$9,358,090
Class G-RR	$3,861,056
Class H-RR	$13,492,197

The aggregate fair value of all of the Classes of Pooled Certificates (other than the Class R certificates) is approximately $948,340,570, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation

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methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated August 11, 2022, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Pooled Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class G-RR and Class H-RR certificates. Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan, any Excluded Loan and the Park West Village Whole Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of July 31, 2022, ASH 2 has not made any purchases of CMBS B-piece Securities, however, affiliates of ASH2 have made over 20 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Argentic Investment Management is an experienced commercial real estate debt investor. Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of July 31, 2022. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH and Argentic Investment Management are affiliates of the Special Servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These

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restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the pooled certificates has been reduced to 33% of the total unpaid principal obligations under the pooled certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special

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servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans and the Trust Subordinate Companion Loan for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan (but not the Park West Village Trust Subordinate Companion Loan), when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate and (b) with respect to the Park West Village Whole Loan (including the Park West Village Mortgage Loan and the Park West Village Trust Subordinate Companion Loan), when the Certificate Balance of the Class PWV-RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class PWV-RR Certificates) is reduced to 25% or less of the initial Certificate Balance of the Class PWV-RR Certificates.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

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Representations and Warranties

Each of Barclays, Argentic, KeyBank, Societe Generale Financial Corporation, UBS AG, BSPRT, LMF and Bank of Montreal will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, UBS AG, LMF, UBS AG and BMO determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, UBS AG, LMF, UBS AG and BMO, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, UBS AG, LMF, UBS AG and BMO, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, UBS AG, LMF, UBS AG and BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time the decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, each of KeyBank and BSPRT determined either that the risks associated with the matters giving rise to each exception set forth

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on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank or BSPRT, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank or BSPRT, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank or BSPRT, as applicable, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of Bank of Montreal, the Trust Subordinate Companion Loan) it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-C17 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class R, Class PWV-A, Class PWV-B and Class PWV-RR certificates.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Class PWV-A, Class PWV-B and Class PWV-RR Certificates are referred to collectively in this prospectus as the “Loan-Specific Certificates”. The

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Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Pooled Regular Certificates”, which along with the Loan-Specific Certificates, are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Pooled Principal Balance Certificates and the Loan-Specific Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D and Class X-F Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Pooled Certificates”.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans; and
●	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$9,177,000
A-2	$68,038,000
A-3	$27,121,000
A-4	$196,458,000
A-5	$314,842,000
A-SB	$17,866,000
X-A	$633,502,000
X-B	$169,688,000
A-S	$85,975,000
B	$46,381,000
C	$37,332,000
Non-Offered Pooled Certificates
X-D	$40,725,000
X-F	$20,362,000
D	$16,969,000
E	$23,756,000
F	$20,362,000
G-RR	$9,050,000
H-RR	$31,676,063
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Pooled Certificate Realized Losses actually allocated to, that class of Pooled Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each

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class of Loan-Specific Certificates will be reduced by any distributions of principal actually made on, and by any Park West Village Realized Losses actually allocated to, that class of Loan-Specific Certificates on that Distribution Date. In the event that Pooled Certificate Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $633,502,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $169,688,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $40,725,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $20,362,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”). The Trust Subordinate Companion Loan will be held by the trust subordinate companion REMIC (the “Trust Subordinate Companion REMIC”) (collectively with the Lower-Tier REMIC and the Upper-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in October 2022.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

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The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Trust Subordinate Companion Loan REMIC Distribution Account, and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates and the Class R certificates, the Pooled Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and applicable distributions to be made to the Class R certificates, the Park West Village Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates and the Class R certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of (or allocated to) the Trust Subordinate Companion Loan pursuant to the terms of the Park West Village Co-Lender Agreement and the PSA as described below):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
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●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates and the Class R certificates on each Distribution Date (with respect to such Distribution Date, the “Park West Village Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of or allocated to the Mortgage Loans or the Park West Village Non-Trust Subordinate Companion Loan) pursuant to the Park West Village Co-Lender Agreement and the PSA as described below:

(a)       the aggregate amount of all cash received on (or allocated to) the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all Periodic Payments and any balloon payments paid by the borrower with respect to the Trust Subordinate Companion Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;
●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;
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●	all Yield Maintenance Charges and Prepayment Premiums with respect to the Trust Subordinate Companion Loan;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on the Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)       the aggregate amount of any gains in respect of the Trust Subordinate Companion Loan transferred to the Distribution Account for distribution on the subject Distribution Date pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Pooled Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Pooled Certificate Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Pooled Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,
(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,
(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,
(d)	to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,
(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,
(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,
(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Pooled Certificate

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Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such

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Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Pooled Certificate Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Pooled Certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 4.28500%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 4.64400%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 4.61800%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 4.17400%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 4.44100%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 4.54300%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 4.97100%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.88900%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 5.45000%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.50000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.50000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.50000%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

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The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Pass-Through Rate for each of the Class PWV-A, Class PWV-B and Class PWV-RR Certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (other than the portion of the REO Loan related to any other Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net

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Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount or Park West Village Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Pooled Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Pooled Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts allocable to the Trust Subordinate Companion Loan):

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such

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principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Pooled Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Property on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Pooled Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

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The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans and Trust Subordinate Companion Loan

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan or Trust Subordinate Companion Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or Trust Subordinate Companion Loan or a modification of such Mortgage Loan or Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

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See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

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Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a

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Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and (4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Pooled Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class F, Class X-F, Class G-RR, Class H-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	June 2027
Class A-2	August 2027
Class A-3	January 2030
Class A-4	June 2032
Class A-5	August 2032
Class A-SB	April 2032
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2032
Class B	August 2032
Class C	August 2032

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2055. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such

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prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loans and the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

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With respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer will be allocated on that Distribution Date among each class of Pooled Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date, and with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made of the Trust Subordinate Companion Loan to be included in the Park West Village Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date are each referred to as an “Excess Prepayment Interest Shortfall”. Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among each class of Pooled Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable allocable to the Pooled Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Certificate Realized Losses to classes of Pooled Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Pooled Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3,

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Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders on that date, the certificate administrator is required to calculate the Pooled Certificate Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the Park West Village Realized Loss for such Distribution Date.

The “Pooled Certificate Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date. The certificate administrator will be required to allocate any Pooled Certificate Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Certificate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any Park West Village Realized Losses among the respective classes of the Loan-Specific Certificates: first, to the Class PWV-RR Certificates, then, to the Class PWV-B Certificates and then, to the Class PWV-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

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Pooled Certificate Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Certificate Realized Losses. Park West Village Realized Losses will be allocated only to the Loan-Specific Certificates. Pooled Certificate Realized Losses will not be allocated to the Loan-Specific Certificates. Park West Village Realized Losses will not be allocated to the Pooled Certificates.

The “Park West Village Realized Loss” with respect to the Trust Subordinate Companion Loan, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Loan-Specific Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan, including its proportionate share of an REO Loan expected to be outstanding immediately following that Distribution Date.

The Pooled Certificate Realized Losses and the Park West Village Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans (including the Park West Village Whole Loan), losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Certificate Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

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In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

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The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2023, a CREFC® operating statement analysis report prepared with respect to each property or in the aggregate for the portfolio of Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or
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otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Loan-Specific Initial Purchasers” means BMO Capital Markets Corp. and Barclays Capital Inc.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder or any Park West Village Directing Holder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder or any Park West Village Directing Holder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.
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In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, the Directing Certificateholder or any Controlling Class Certificateholder (or, with respect to the Park West Village Whole Loan during a Park West Village Note B-B Control Appraisal Period but prior to the continuation of a Park West Village Note-B-A Control Appraisal Period, the Park West Village Loan-Specific Controlling Class Representative), as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means any Mortgage Loan or Whole Loan:

(1) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination;

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(a) the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party;

(b) the holder of the majority of the Controlling Class is a Borrower Party (except for purposes of determining whether the Park West Village Whole Loan is an Excluded Loan prior to the occurrence and continuance of a Park West Village Note B-A Control Appraisal Period); or

(c) with respect to the Park West Village Whole Loan during a Park West Village Note B-B Control Appraisal Period but prior to the continuation of a Park West Village Note B-A Control Appraisal Period, the holder of the majority of the Park West Village Loan-Specific Controlling Class Certificates is a Borrower Party; or

(2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special

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Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder

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may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

In the case of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan as to which the Directing Certificateholder or the holder of the majority of the Controlling Class has consultation rights, such party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term as defined under the related Intercreditor Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Intercreditor Agreement.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
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●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report or, prior to a Park West Village Note B-A Control Appraisal Period, summaries of Asset Status Reports approved by the holder of the related Companion Loan, each as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report; and
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
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●	any notice that a Control Termination Event or a Park West Village Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
●	any notice that an Operating Advisor Consultation Event with respect to the Pooled Certificates and/or the Loan-Specific Certificates has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder, any Controlling Class Certificateholder or the Park West Village Loan-Specific Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder, any Controlling Class Certificateholder or any Park West Village Loan-Specific Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder, any Controlling Class Certificateholder or any Park West Village Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded

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Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder or such Park West Village Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder, Controlling Class Certificateholder or Park West Village Loan-Specific Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder, Controlling Class Certificateholder or Park West Village Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its

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responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate

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administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Pooled Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates) of the Pooled Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be

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entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such

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securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded

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securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

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Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2022-C17

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with

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respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement, and the depositor will acquire the Trust Subordinate Companion Loan from Bank of Montreal pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which SGFC and BMO are selling Mortgage Loans and the related discussion below, the A&R Hospitality Portfolio Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by SGFC or BMO, as applicable. In addition, for purposes of the respective MLPAs pursuant to which Barclays and LMF are selling Mortgage Loans and the related discussion below, the 4141 NE 2nd Avenue Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Barclays or LMF, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of Bank of Montreal) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the Park West Village Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan or Trust Subordinate Companion Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the

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Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans or Trust Subordinate Companion Loan within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                 all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)              any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

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(viii)            any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)               any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)            any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         all related environmental reports; and

(xiv)           all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan or Trust Subordinate Companion Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

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(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan or Trust Subordinate Companion Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan or Trust Subordinate Companion Loan because such document is inapplicable to the origination of a Mortgage Loan or Trust Subordinate Companion Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan or Trust Subordinate Companion Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. A specific Trust Subordinate Companion Loan MLPA will contain certain representations and warranties applicable to the trust subordinate companion loan. Except in the case of the representations and warranties made in such Trust Subordinate Companion Loan MLPA, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, the Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société

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Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the applicable portion thereof), the Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the applicable portion thereof), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the applicable portion thereof), Trust Subordinate Companion Loan or REO Loan) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until 18 months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every 90 days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury

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Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or Trust Subordinate Companion Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the applicable portion thereof) or Trust Subordinate Companion Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder (or the Park West Village Loan-Specific Controlling Class Representative in respect of the Trust Subordinate Companion Loan) in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able

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to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the A&R Hospitality Portfolio Mortgage Loan, each of SGFC and BMO will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the A&R Hospitality Portfolio Mortgage Loan was a separate Mortgage Loan.

In addition, in the case of a Material Defect with respect to the 4141 NE 2nd Avenue Mortgage Loan, each of Barclays and LMF will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the 4141 NE 2nd Avenue Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan and the Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT

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CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to each of the A&R Hospitality Portfolio and 4141 NE 2nd Avenue Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

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(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the issuing entity or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or Trust Subordinate Companion Loan or any uncured document defect; provided that if any breach

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pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan or Trust Subordinate Companion Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans or Trust Subordinate Companion Loan sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the A&R Hospitality Portfolio Mortgage Loan (4.4%), each of SGFC and BMO will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (78.75% with respect to SGFC and 21.25% with respect to BMO). In addition, with respect to a Material Defect related to the 4141 NE 2nd Avenue Mortgage Loan (4.8%), each of Barclays and LMF will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (50.0% with respect to Barclays and 50.0% with respect to LMF). It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other

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related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

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As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan or Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

With respect to the Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans or Trust Subordinate Companion Loan to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care,

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skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

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In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection

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Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan or Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (including any portion of an REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Pooled Assumed Scheduled Payment or Park West Village Assumed Scheduled Payment, as applicable.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable

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Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect of the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

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Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the Park West Village Whole Loan. Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Park West Village Mortgage Loan) or any interest due on such Advance from any collections on the Park West Village Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Park West Village Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the Park West Village Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate

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Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Park West Village Mortgage Loan) from any collections on the Park West Village Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Park West Village Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the Park West Village Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or Trust Subordinate Companion Loan then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Serviced Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Serviced Companion Loan or in connection with the full or partial condemnation of a

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Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan distributable to Certificateholders will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Serviced Companion Loans pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA pursuant to the terms of the related Co-Lender Agreement. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Regular Certificates (other than the Loan-Specific Certificates) and (ii) the Park West Village Available Funds to the holders of the Loan-Specific Certificates, as described under “Description of the Certificates—Distributions —Priority of Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent

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a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans and the Trust Subordinate Companion Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds and Loan-Specific Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Pooled Certificate Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The certificate administrator may be required to establish and maintain accounts (the “Park West Village Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Loan-Specific Certificateholders. To the extent that any gains are realized on sale of the Park West Village Mortgaged Property related to the Park West Village Trust Subordinate Companion Loan, such gains allocable to the Park West Village Trust Subordinate Companion Loan will be deposited into the Park West Village Gain-on-Sale Reserve Account and applied on each Distribution Date to reimburse the Loan-Specific Certificates up to an amount equal to all Park West Village Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Park West Village Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Park West Village Realized Losses, if any (as determined by the Special Servicer). Upon termination of the issuing entity, any remaining amounts in the Park West Village Gain-on-Sale Reserve Account will be distributed on the Class R certificates. The Park West Village Gain-on-Sale Reserve Account will be a Securitization Account.

Other accounts to be established pursuant to the PSA include one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

In the event that a Park West Village Controlling Noteholder or Class PWV-RR Certificateholder delivers Threshold Event Collateral in the form of cash collateral, the master servicer will establish a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”), and funds therein will be applied in accordance with the PSA and the related Intercreditor Agreement.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Park West Village Gain-on-Sale Reserve Account, the REO Accounts and the Threshold Event Cash Collateral Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

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Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, on the related Distribution Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

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(x)    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)    to recoup any amounts deposited in the Collection Account in error;

(xiii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)    to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related

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Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the Park West Village Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan). Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)

(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the

From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loan on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loan on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan (including each Non-Serviced Mortgage Loan, but excluding	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
each related Companion Loan other than the Trust Subordinate Companion Loan).
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, an amount equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan or, with respect to the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account, subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loan.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans, subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loan.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
any of the foregoing parties
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and Trust Subordinate Companion Loan on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Park West Village Mortgage Loan.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced mortgage loan, a rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.05125% per annum; (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum; (3) with respect to each serviced companion loan (other than the Trust Subordinate Companion Loan), a primary servicing fee rate equal to 0.00125% per annum; provided, that with respect to any Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related

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Non-Serviced Master Servicer as the non-serviced primary servicing fee rate); and (4) with respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.00250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision; provided, that the master servicer will receive 25% of any fees collected with respect to any COVID Modification with respect to any performing loan;
●	(x) 100% of all assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan); for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;
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●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payment as compensation.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification

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Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the

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Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if

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applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans, REO Properties and the Trust Subordinate Companion Loan in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no

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Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    (x) 100% of all Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loan (to the extent not prohibited by the related Intercreditor Agreement) or any successor REO Loan and (y) 75% of any fees collected with respect to any COVID Modification with respect to any performing loan;

(ii)    (x) 50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of any fees collected with respect to any COVID Modification with respect to any Specially Serviced Loan;

(iii)    (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)    100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)    (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion

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Loan, as applicable) and is paid in connection with a consent that involves a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)    100% of charges for beneficiary statements and demand charges actually paid by the related borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan Documents to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)    with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)    late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

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Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

KeyBank National Association will act as the special servicer for the Park West Village Whole Loan and will be entitled to all special servicing compensation related thereto.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loan and will be equal to the product of a rate equal to 0.00851% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Trust Subordinate Companion Loan or REO Loans.

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Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and the Trust Subordinate Companion Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan other than the Trust Subordinate Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00150% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with

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each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan and other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, Trust Subordinate Companion Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

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(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Pooled Assumed Scheduled Payments and Park West Village Assumed Scheduled Payments (if applicable), (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Pooled Assumed Scheduled Payments and Park West Village Assumed Scheduled Payments (if applicable) (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

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The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)                          prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)                        the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)                    if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement;

(iv)                     any COVID Modification Agreement (a) defers up to 9 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(v)                        the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

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(b)       the excess of

1.             the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves (including any Threshold Event Collateral (but solely for the purpose of determining the identity of the Park West Village Directing Holder and not for any other purpose)) in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.             the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and the Trust Subordinate Companion Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Mortgage Loan will be allocated first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s

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receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, then (other than for purposes of determining the identity of the Directing Certificateholder or whether a Control Termination Event or a Control Appraisal Period has occurred and is continuing), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special

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servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Pooled Certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or Park West Village Note B-B becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, Trust Subordinate Companion Loan or Park West Village Note B-B, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral

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Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan, Trust Subordinate Companion Loan or, with respect to the Park West Village Whole Loan, Note B-B. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan, Trust Subordinate Companion Loan or, with respect to the Park West Village Whole Loan, Note B-B, and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan, Trust Subordinate Companion Loan or, with respect to the Park West Village Whole Loan, Note B-B, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan, Trust Subordinate Companion Loan or, with respect to the Park West Village Whole Loan, Note B-B, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F Certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan that is a Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and

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the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Certificates, the Park West Village Loan-Specific Controlling Class and the occurrence of a Park West Village Control Appraisal Period, Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Park West Village Whole Loan will be allocated first to the Park West Village Note B-B, then to the Trust Subordinate Companion Loan and then to the Park West Village Mortgage Loan. Any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class PWV-RR certificates; then, to the PWV-B certificates, and then, to the Class PWV-A certificates). In addition, for purposes of determining the Park West Village Loan-Specific Controlling Class and the occurrence of a Park West Village Note B-A Control Appraisal Period, any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Park West Village Loan-Specific Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class PWV-RR certificates; then, to the PWV-B certificates, and then, to the Class PWV-A certificates). For the avoidance of doubt, for purposes of determining the Park West Village Loan-Specific Controlling Class and the occurrence of a Park West Village Note B-A Control Appraisal Period, any class of Park West Village Loan-Specific Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the Park West Village Whole Loan, the Park West Village Loan-Specific Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) (provided that the holders of the majority (by Certificate Balance) of an Appraised-Out Class of Park West Village Loan-Specific Control Eligible Certificates may only request a supplemental appraisal with respect to the Park West Village Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon

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such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or Park West Village Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Except with respect to the Park West Village Loan-Specific Controlling Class during the Class PWV-RR Control Retention Period, any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or Park West Village Loan-Specific Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or Park West Village Loan-Specific Controlling Class; the rights of the Controlling Class or Park West Village Loan-Specific Controlling Class, respectively, will be exercised by the next most senior class of Park West Village Control Eligible Certificates, if any, during such period.

If the Class PWV-RR Certificates are an Appraised-Out Class as a result of the application of a Cumulative Appraisal Reduction Amount, the holder of the Class PWV-RR Certificates will have the right to avoid such event by delivering Threshold Event Collateral as a supplement to the appraised value of the Property to the Servicer or other parties specified in the Pooling and Servicing Agreement, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Trust in such collateral (which must be completed within 30 days of the Special Servicer’s receipt of an independent appraisal that indicates such Class PWV-RR Certificates have become an Appraised-Out Class, during which such 30-day period the Class PWV-RR Certificates will continue to be the Park West Village Loan-Specific Controlling Class) (a “Threshold Event Cure”) and, additionally pays all cost and expenses incurred by any party to the Pooling and Servicing Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, no change in the identity of the Park West Village Loan-Specific Controlling Class caused by application of a Cumulative Appraisal Reduction Amount will be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than six months and contain an evergreen clause providing for automatic renewal for additional periods not less than six months. The holder of the Class PWV-RR Certificates must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Servicer receives notice that the letter of credit will not be renewed, then the Servicer will be required to promptly draw upon such letter of credit and the Certificate Administrator will hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the holder of the Class PWV-RR Certificates will be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer will be required to draw upon such letter of credit and the Certificate Administrator will hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the Class PWV-RR Certificates from being an Appraised-Out Class (and should the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral be insufficient, the holder of the Class PWV-RR Certificates will have 30 days from the new independent Appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Special Servicer in accordance with the Pooling and Servicing Agreement that all proceeds in respect of the Park West Village Whole Loan or Park West Village Mortgaged Property have been received (a “Final Recovery Determination”). If the appraised value of the Park West Village Mortgaged Property, upon any redetermination thereof, is sufficient to prevent the Class PWV-RR Certificates from being an Appraised-Out Class without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the holder of the Class PWV-RR Certificates, any or such portion of Threshold Event Collateral held by the Servicer and/or the Certificate Administrator, as applicable, will be required to be promptly returned to such holder of the Class PWV-RR Certificates (at its direction and sole expense).

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Upon the Special Servicer’s determination of a Final Recovery Determination with respect to the Park West Village Whole Loan, such cash or proceeds of the letter of credit constituting Threshold Event Collateral in an amount equal to the lesser of (a) all Threshold Event Collateral or (b) an amount sufficient available to pay all amounts due on the Certificates that were not sufficiently covered by the net sale proceeds or Final Recovery Determination, including all Applied Realized Loss Amounts, will be added to the Distribution Account to reimburse Certificateholders for all Realized Losses with respect to the Mortgage Loan after application of the net proceeds of liquidation, plus accrued and unpaid interest thereon at the applicable interest rate and all other trust fund expenses reimbursable under the Pooling and Servicing Agreement. Any Threshold Event Collateral will be treated as an “outside reserve fund” (and the right to reimbursement of any amounts with respect thereto) will be beneficially owned by the holder of the Class PWV-RR Certificates who will be taxed on all income with respect thereto.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loans may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk

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Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

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“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the

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master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

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(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)       determining whether a borrower request is a COVID Modification, and whether consent to a COVID Modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan related to a COVID Modification; and

(11)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer

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with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease);

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, loan service transaction, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, subject to any rights of the related holder of the Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the

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calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26 and Revenue Procedure 2021-12.

Any fees or other charges charged by the special servicer in connection with processing any COVID Modification with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such COVID Modification with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a COVID Modification. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a COVID Modification or the Mortgage Loan becomes a Specially Serviced Loan, all caps and limitations on fees will not be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees. For the avoidance of doubt, the master servicer is entitled to 25% of any fees collected with respect to any COVID Modification with respect to any performing loan.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with

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the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y)

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with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the

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related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2023, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2022 and the calendar year ending on December 31, 2022 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this

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prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Pooled Assumed Scheduled Payments or Park West Village Assumed Scheduled Payments on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding (provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a

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collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan with respect to an event described in clauses (2), (6) and (7) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

In addition, if a borrower has requested a COVID Modification but the Mortgage Loan is not yet a COVID Modified Loan and an event described in clauses (2), (6) or (7) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the COVID Modification, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or

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becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan, and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan;
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

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An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or with respect to the Park West Village Whole Loan, 15 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or with respect to the Park West Village Whole Loan, 15 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest

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of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period (or with respect to the Park West Village Whole Loan, 15-business day period) and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the completion of Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the

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Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, (including the holders of the Loan-Specific Certificates) or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such

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acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or Trust Subordinate Companion Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion

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of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans and, with respect to a Serviced A/B Whole Loan, the subordinate nature of the related Subordinate Companion Loan, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the

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Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan) if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party and in respect of any Serviced A/B Whole Loan, if applicable, the holder of the related Subordinate Companion Loan, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its

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option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan (or the Trust Subordinate Companion Loan, in the case of the Park West Village Whole Loan) together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. Notwithstanding the foregoing, in the case of the Park West Village Whole Loan, the special servicer will be permitted to sell the Park West Village Mortgage Loan or Park West Village Pari Passu Companion Loans separately from the Park West Village Subordinate Companion Loans, if directed by the Directing

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Certificateholder for the Pooled Certificates or the directing certificateholder for the securities backed by such Park West Village Pari Passu Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced A/B Whole Loan”.

If the Park West Village Whole Loan becomes a Defaulted Loan, the special servicer will be required to sell the Park West Village Mortgage Loan, the related Pari Passu Companion Loans, the related Trust Subordinate Companion Loan and the related Non-Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA, subject to the consent rights of the holders of Note B-A and Note B-B. Notwithstanding the foregoing, in the case of the Park West Village Whole Loan, the holder of the Park West Village Mortgage Loan or any Pari Passu Companion Loan has the right to direct the special servicer to sell the defaulted Park West Village Mortgage Loan or Pari Passu Companion Loan separately without the consent of any other person, subject to the terms and conditions set forth in the related co-lender agreement and the applicable pooling and servicing agreement.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a non-binding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the Park West Village Whole Loan, the Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Park West Village Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced

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Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter (provided that, solely with respect to the Park West Village Whole Loan, the Directing Certificateholder will have an additional five business days before any required consent or direction is deemed granted or approved); provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below. With respect to the Park West Village Whole Loan, if a Park West Village Note B-A Control Appraisal Period is ongoing but a Park West Village Note B-A Consultation Termination Event has not occurred, the Park West Village Loan-Specific Controlling Class Representative will be entitled to consult on a strictly non-binding basis with the special servicer. With respect to the Park West Village Whole Loan, if a Park West Village Note B-B Control Appraisal Period is ongoing but a Park West Village Note B-B Consultation Termination Event has not occurred, the Park West Village Controlling Noteholder will be entitled to consult on a strictly non-binding basis with the special servicer.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder, (ii) with respect to the Park West Village Whole Loan, the Park West Village Directing Holder and (iii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan, any Excluded Loan and the Park West Village Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that in the case of clause (iii),

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

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The “Park West Village Directing Holder” means (x) for so long as no Park West Village Note B-B Control Appraisal Period exists the holder or holders of a majority of Note B-B (by principal balance), (y) for so long as a Park West Village Note B-B Control Appraisal Period exists but no Park West Village Note B-A Control Appraisal Period exists, the Park West Village Loan-Specific Controlling Class Representative and (z) for so long as both a Park West Village Note B-B Control Appraisal and a Park West Village Note B-A Control Appraisal Period exist, the Controlling Class Certificateholder selected pursuant to clause (iii) of the definition of “Directing Certificateholder”.

The “Park West Village Loan-Specific Controlling Class Representative” will be the Park West Village Loan-Specific Controlling Class Certificateholder (or its representative) selected by more than 50% of the Park West Village Loan-Specific Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Park West Village Loan-Specific Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the Park West Village Loan-Specific Controlling Class Certificateholders, by Certificate Balance, that a Park West Village Loan-Specific Controlling Class Representative is no longer designated, then the Park West Village Loan-Specific Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Park West Village Loan-Specific Controlling Class (with evidence of ownership), or its representative, will be the Park West Village Loan-Specific Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Park West Village Loan-Specific Controlling Class, then there will be no Park West Village Loan-Specific Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Park West Village Loan-Specific Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Park West Village Loan-Specific Controlling Class Representative from a party holding the requisite interest in the Park West Village Loan-Specific Controlling Class, or the resignation of the then-current Park West Village Loan-Specific Controlling Class Representative.

After the occurrence and during the continuance of a Park West Village Note B-A Consultation Termination Event, there will be no Park West Village Loan-Specific Controlling Class Representative.

The initial Park West Village Directing Holder is expected to be Park West Village Grand Avenue Partners, LLC, an affiliate of the entity purchasing the Class PWV-RR certificates.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loan, (ii) any Excluded Loans as to the Directing Certificateholder and (iii) the Park West Village Whole Loan) is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Saks Fulfillment Center Mortgage Loan, Bank of Montreal. On and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

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A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Park West Village Loan-Specific Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Park West Village Loan-Specific Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class H-RR certificates.

The “Park West Village Loan-Specific Controlling Class” will be, as of any date of determination, the most subordinate class of Park West Village Loan-Specific Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) plus any Threshold Event Collateral (to the extent not already added to the Note B-A principal balance or applied to Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the Loan-Specific Certificates other than the Park West Village Loan-Specific Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the Park West Village Loan-Specific Controlling Class will be the most subordinate class among the Park West Village Loan-Specific Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts;

provided, further, that if the Certificate Balance of the Class PWV-RR certificates are an Appraised-Out Class, the Class PWV-RR certificates will continue to be the Park West Village Loan-Specific Controlling Class until the expiration of the Class PWV-RR Control Retention Period.

The Park West Village Loan-Specific Controlling Class as of the Closing Date will be the Class PWV-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The “Park West Village Loan-Specific Control Eligible Certificates” will be the Class PWV-B and Class PWV-RR certificates.

The “Class PWV-RR Control Retention Period” consists of:

(i)       a period of 10 days following receipt by the Park West Village Directing Holder of notice of the Cumulative Appraisal Reduction Amount, if the Park West Village Directing Holder elects not to give a notice challenging the determination of such Cumulative Appraisal Reduction Amount to the Special Servicer within such 10-day period; or

(ii)       a period commencing on the date on which a notice of a Cumulative Appraisal Reduction Amount is received by the Park West Village Directing Holder ending on the earliest of (x) the date that is 90 days following the related Appraisal Reduction Event, unless the Park West Village Directing Holder provides an additional Appraisal within such 90-day period, (y) the date on which the special servicer determines that a recalculation of the Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Class PWV-RR certificates being the Park West Village Loan-Specific Controlling Class (disregarding the ongoing Class PWV-RR Control Retention Period) and (z) the date on which the

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Class PWV-RR Certificate Balance is reduced to less than 25% of its initial Certificate Balance without regard to the application of any Cumulative Appraisal Reduction Amounts.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the Park West Village Loan-Specific Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

At any time that the Park West Village Loan-Specific Controlling Class Certificateholder is the holder of a majority of the Class PWV-B certificates and the Class PWV-B certificates are the Park West Village Loan-Specific Controlling Class, it may waive its right (a) to appoint the Park West Village Directing Holder and (b) to exercise any of the Park West Village Directing Holder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Park West Village Loan-Specific Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Park West Village Loan-Specific Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Park West Village Loan-Specific Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class PWV-B certificates, the successor Class PWV-B Certificateholder that is the Park West Village Loan-Specific Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Park West Village Loan-Specific Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Park West Village Loan-Specific Controlling Class Certificateholder. The successor Class PWV-B certificateholder that is the Park West Village Loan-Specific Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Park West Village Directing Certificateholder and to exercise any of the rights of the Park West Village Loan-Specific Controlling Class Certificateholder.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (A)(xi) below or clause (xv) of the definition of “Park West Village Major Decision”, within 10 business days (or with respect to any Major Decision related to the Park West Village Whole Loan other than with respect to clause (xv) of the definition of “Park West Village Major Decision”, 15 business days) and (ii) within 30 days with respect to clause (A)(xi) below or clause (xv) of the definition of “Park West Village Major Decision”, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day, 15-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(A) With respect to any Mortgage Loan other than the Park West Village Mortgage Loan:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and

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other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)           any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)              releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)                 any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)              any determination of an Acceptable Insurance Default;

(xii)           any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)         any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or cause the master servicer to incur additional expenses other than as provided for in the subject agreement or the Pooling and Servicing Agreement ,or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

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(xiv)         any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)            any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

(B) With respect to the Park West Village Mortgage Loan, the Park West Village Major Decisions;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (A)(i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the

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case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

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The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan (other than any Serviced A/B Whole Loan and the Park West Village Whole Loan), when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class and (b) with respect to the Park West Village Whole Loan, when both a Park West Village Note B-A Control Appraisal Period has occurred and is continuing and the events described in clause (a) are continuing; provided that a Control Termination Event will not be deemed to be

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continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur (a) with respect to any Mortgage Loan other than the Park West Village Whole Loan, when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts and (b) with respect to the Park West Village Whole Loan, when both (i) a Park West Village Note B-A Consultation Termination Event has occurred, and (ii) the events described in clause (a) above are continuing; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) or, in the case of the Serviced A/B Whole Loan, the holder of the relate Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the Treasury Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause

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the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever

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against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan, the Servicing Shift Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), the Servicing Shift Whole Loan or any related REO Properties. However, Pentalpha Surveillance LLC is also the operating advisor under the BMO 2022-C2 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

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(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

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With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event,

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with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

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Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third Party Purchaser, the third-party purchaser with respect to the Park West Village Trust Subordinate Companion Loan (the “Park West Village Third Party Purchaser”), or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the

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certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

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In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate

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administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2013, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between December 10, 2016 and July 15, 2022 was approximately 35.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 15.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while

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providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification. Further, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a

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Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any

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rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s, or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, the Park West Village Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled

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Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Principal Balance Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Principal Balance Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Principal Balance Certificates evidencing at least 75% of the Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of

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the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the owner of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause by the Directing Certificateholder (which, in the case of the Park West Village Whole Loan, is the Park West Village Directing Holder) so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

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With respect to each Serviced Whole Loan other than the Park West Village Whole Loan, after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Pooled Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

With respect to the Park West Village Whole Loan, after the occurrence and during the continuance of a Control Termination Event with respect to such whole loan (which, for the avoidance of doubt, means a Park West Village Note B-A Control Appraisal Period is also continuing), the holders of the Principal Balance Certificates may generally replace the Park West Village special servicer without cause, as described in the preceding paragraphs.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor

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and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation)

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and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the applicable Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the applicable Servicing Shift Date, pursuant to the terms of the related Intercreditor

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Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of either (i) the Subsequent Third Party Purchaser or (ii) the Park West Village Third Party Purchaser (in either such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser, the Park West Village Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third Party Purchaser or the Park West Village Third Party Purchaser, as the case may be, acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA,

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or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan or, solely as it related to the servicing of Trust Subordinate Companion Loan if affected by such failure, the Holders of not less than 25% of the Voting Rights of the Loan-Specific Certificates in the aggregate; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Companion Loan or, solely as it related to the servicing of Trust Subordinate Companion Loan if affected by such failure, the Holders of not less than 25% of the Voting Rights of the Loan-Specific Certificates in the aggregate; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable) within 60 days of such rating action and, in the case of either of clauses (i) or (ii), Moody’s or KBRA has publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action); or

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Park West Village Whole Loan), (c) 25% of the Voting Rights in the case of the special servicer with respect to the Park West Village Whole Loan or (d) solely with respect to the master servicer or special servicer of the Park West Village

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Whole Loan, 25% of the Voting Rights of the Loan-Specific Certificates or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or (i) at the written direction of the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Park West Village Whole Loan), (c) 25% of the Voting Rights in the case of the special servicer with respect to the Park West Village Whole Loan or (d) solely with respect to the master servicer or special servicer of the Park West Village Whole Loan, 25% of the Voting Rights of the Loan-Specific Certificates, or (ii), for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Whole Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the

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master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66 2/3% of the Voting Rights in case of the master servicer or in the case of the special servicer with respect to the Park West Village Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Park West Village Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer,

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as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the

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indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and

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the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

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Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a

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Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder

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disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The

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Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15

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years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which the Servicing Shift Mortgage Loan and any related REO Property will be serviced

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under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the

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corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2022-C17 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
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●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2022-C17 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation
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that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Yorkshire & Lexington Towers Mortgage Loan

The Yorkshire & Lexington Towers Mortgage Loan is being serviced pursuant to the CGCMT 2022-GC48 pooling and servicing agreement. The servicing terms of the CGCMT 2022-GC48 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the CGCMT 2022-GC48 pooling and servicing agreement earns a primary servicing fee with respect to the Yorkshire & Lexington Towers Mortgage Loan equal to 0.00125% per annum.
●	Upon the Yorkshire & Lexington Towers Mortgage Loan becoming a specially serviced loan under the CGCMT 2022-GC48 pooling and servicing agreement, the related Non-Serviced Special Servicer under the CGCMT 2022-GC48 pooling and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to
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0.2500%, subject to a minimum amount of $3,500 per month with respect to the Yorkshire & Lexington Towers Whole Loan.

●	The related Non-Serviced Special Servicer under the CGCMT 2022-GC48 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event will the workout fee with respect to the Yorkshire & Lexington Towers Whole Loan exceed $1,000,000.
●	The related Non-Serviced Special Servicer under the CGCMT 2022-GC48 pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event will the liquidation fee with respect to the Yorkshire & Lexington Towers Whole Loan exceed $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Yorkshire & Lexington Towers Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial Mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding

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Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), Kroll Bond Rating Agency, LLC (“KBRA”) and, solely with respect to the Park West Village Trust Subordinate Companion Loan and the Park West Village Loan-Specific Certificates, Moody’s.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s

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website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth
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any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B,

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Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans, the Trust Subordinate Companion Loan and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

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(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Park West Village Third Party Purchaser under the PSA or the related risk retention agreement without the consent of the Park West Village Third Party Purchaser; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating

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agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)(A) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is at least “Baa3” by Moody’s or an issuer rating of “Baa3” by Moody’s and (B) in the case of the trustee, an institution whose long-term senior unsecured debt is at least “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term unsecured debt rating of at least “Baa3” by Moody’s if the master servicer is an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s), “A” by Fitch (or a short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long term senior unsecured debt rating of at least “A” by Fitch), if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Eleven (11) Mortgaged Properties (18.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Seven (7) Mortgaged Properties (12.7%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless

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the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice,

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undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the

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terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

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Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens,

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claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute

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“cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days (note that, as of December 27, 2022, the 210-day and 300-day periods referenced in this paragraph will revert to the statutory 120-day and 210-day periods that were in place prior to the COVID pandemic). If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

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If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may

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pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will

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cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.
A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

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Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide

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for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans.

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Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is

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ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued

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pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates. In addition, an affiliate of Barclays currently holds the Autokiniton Industrial Portfolio Companion Loan. However, such affiliate of Barclays intends to sell such Companion Loan in connection with one or more future securitizations in which Barclays is a loan seller.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Computershare Trust Company, National Association, the certificate administrator and custodian is also (i) the certificate administrator and custodian under the BMO 2022-C2 pooling and servicing agreement, pursuant to which each of the 3075 Olcott Whole Loan and KB Portfolio Whole Loan are serviced (ii) the certificate administrator and custodian under the Benchmark 2022-B35 pooling and servicing agreement, pursuant to which the Bell Works Whole Loan is serviced, (iii) the certificate administrator and custodian under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is serviced, (iv) expected to be the certificate administrator and custodian under the Benchmark 2022-B36 pooling and servicing agreement, pursuant to which the 39 Broadway Whole Loan is expected to be serviced and (v) the certificate administrator and custodian under the BBCMS 2022-C16 pooling and servicing agreement, pursuant to which The Shoppes at Eagle Point Whole Loan is serviced.

KeyBank National Association is also the master servicer and the special servicer of the Bell Works Whole Loan, which is serviced under the Benchmark 2022-B35 pooling and servicing agreement.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under the BMO 2022-C2 pooling and servicing agreement, pursuant to which each of the 3075 Olcott Whole Loan and KB Portfolio Whole Loan are serviced, (ii) the trustee under the Benchmark 2022-B35 pooling and servicing agreement, pursuant to which the Bell Works Whole Loan is serviced, (iii) the trustee under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is serviced, (iv) expected to be the trustee under the Benchmark 2022-B36 pooling and servicing agreement, pursuant to which the 39 Broadway Whole Loan is expected to be serviced and (v) the trustee under the BBCMS 2022-C16 pooling and servicing agreement, pursuant to which The Shoppes at Eagle Point Whole Loan is serviced.

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Pentalpha Surveillance LLC is also: the operating advisor and asset representations reviewer under the BMO C2-2022 pooling and servicing agreement pursuant to which the KB Portfolio Whole Loan and the 3075 Olcott Whole Loan will be serviced.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date (provided, however, Argentic CMBS Holdings II Ltd anticipates selling the Class X-F and Class F Certificates to one of the Underwriters on or after the Closing Date), (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Servicing Shift Mortgage Loan, any Excluded Loan and the Park West Village Whole Loan) and (v) Elliott Associates, L.P., the entity that is expected to purchase $10,000,000 of the Class E certificates.

In the case of the repurchase facilities provided to Argentic, Barclays Bank PLC has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $103,924,338.24. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Barclays Bank PLC, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds certain of (i) the Park West Village Companion Loans, (ii) the A&R Hospitality Portfolio Companion Loans, (iii) the Bell Works Companion Loans, (iv) the Saks Fulfillment Center Companion Loans, (v) the Yorkshire & Lexington Towers Companion Loans and (vi) the 3455 Veterans Memorial Highway Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, the Master Servicer and the special servicer with respect to the Park West Village Whole Loan, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is also the master servicer and special servicer with respect to the Bell Works Mortgage Loan, which is serviced under the Benchmark 2022-B35 pooling and servicing agreement.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for all Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $70,266,740. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

BSPRT is a sponsor, a mortgage loan seller and an originator. In addition, BSPRT currently holds certain of the Hamilton Portfolio Companion Loans.

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UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

KeyBank National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered

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Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or

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premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Certificate Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A Park West Village Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution to the Park West Village Loan-Specific Certificateholders in reduction of the Certificate Balance of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates indicated in the table below as a result of the application of Pooled Certificate Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$633,502,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$169,688,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties,

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the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$633,502,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$169,688,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered

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Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2022;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
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●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	any principal prepayments on the Trust Subordinate Companion Loan will be received on its Due Date after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables and allocated to the Trust Subordinate Companion Loan;
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about September 8, 2022;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

527

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	85%	85%	85%	85%	85%
September 2024	70%	70%	70%	70%	70%
September 2025	52%	52%	52%	52%	52%
September 2026	26%	26%	26%	26%	26%
September 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.86	2.85	2.84	2.84	2.84

Percent of the Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.89	4.87	4.85	4.81	4.56

Percent of the Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	8%	8%	8%	8%	8%
September 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.89	6.86	6.83	6.78	6.49

528

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031	100%	100%	100%	99%	97%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.71	9.67	9.63	9.57	9.40

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031	100%	100%	100%	100%	100%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.82	9.81	9.78	9.56

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	98%	98%	98%	98%	98%
September 2028	79%	79%	79%	79%	79%
September 2029	59%	59%	59%	59%	59%
September 2030	37%	37%	37%	37%	37%
September 2031	14%	14%	14%	14%	14%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.41	7.41	7.41	7.41	7.41

529

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031	100%	100%	100%	100%	100%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.92	9.89	9.85	9.60

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031	100%	100%	100%	100%	100%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.93	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031	100%	100%	100%	100%	100%
September 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

530

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	5.836%	5.845%	5.847%	5.847%	5.847%
97.0000%	5.433%	5.439%	5.441%	5.441%	5.441%
98.0000%	5.036%	5.040%	5.041%	5.041%	5.041%
99.0000%	4.645%	4.647%	4.647%	4.647%	4.647%
100.0000%	4.260%	4.259%	4.259%	4.259%	4.259%
101.0000%	3.880%	3.877%	3.877%	3.877%	3.877%
102.0000%	3.506%	3.501%	3.500%	3.500%	3.500%
103.0000%	3.137%	3.130%	3.128%	3.128%	3.128%
104.0000%	2.773%	2.764%	2.761%	2.761%	2.761%
531

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.882%	4.882%	4.883%	4.884%	4.894%
100.0000%	4.647%	4.647%	4.647%	4.646%	4.644%
101.0000%	4.415%	4.414%	4.413%	4.411%	4.398%
102.0000%	4.186%	4.185%	4.183%	4.179%	4.154%
103.0000%	3.960%	3.958%	3.954%	3.949%	3.913%
104.0000%	3.736%	3.733%	3.729%	3.722%	3.675%
105.0000%	3.515%	3.511%	3.506%	3.498%	3.440%
106.0000%	3.296%	3.292%	3.286%	3.276%	3.207%
107.0000%	3.080%	3.075%	3.068%	3.057%	2.977%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.805%	4.806%	4.806%	4.807%	4.813%
100.0000%	4.632%	4.632%	4.631%	4.631%	4.630%
101.0000%	4.460%	4.459%	4.458%	4.457%	4.450%
102.0000%	4.290%	4.289%	4.288%	4.285%	4.271%
103.0000%	4.123%	4.121%	4.119%	4.115%	4.095%
104.0000%	3.957%	3.955%	3.952%	3.947%	3.920%
105.0000%	3.793%	3.790%	3.787%	3.781%	3.748%
106.0000%	3.631%	3.628%	3.623%	3.617%	3.577%
107.0000%	3.471%	3.467%	3.462%	3.454%	3.409%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	4.579%	4.580%	4.582%	4.583%	4.589%
98.0000%	4.448%	4.448%	4.449%	4.450%	4.454%
99.0000%	4.318%	4.318%	4.319%	4.319%	4.321%
100.0000%	4.190%	4.190%	4.190%	4.190%	4.189%
101.0000%	4.063%	4.063%	4.062%	4.061%	4.059%
102.0000%	3.938%	3.937%	3.936%	3.935%	3.931%
103.0000%	3.814%	3.813%	3.812%	3.810%	3.804%
104.0000%	3.692%	3.690%	3.688%	3.686%	3.678%
105.0000%	3.571%	3.569%	3.567%	3.563%	3.554%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.589%	4.589%	4.589%	4.589%	4.591%
100.0000%	4.460%	4.460%	4.460%	4.460%	4.460%
101.0000%	4.333%	4.333%	4.333%	4.333%	4.330%
102.0000%	4.208%	4.207%	4.207%	4.207%	4.201%
103.0000%	4.084%	4.083%	4.083%	4.082%	4.075%
104.0000%	3.961%	3.960%	3.960%	3.959%	3.949%
105.0000%	3.840%	3.839%	3.839%	3.837%	3.825%
106.0000%	3.720%	3.719%	3.719%	3.717%	3.702%
107.0000%	3.601%	3.601%	3.600%	3.598%	3.581%
532

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.721%	4.721%	4.721%	4.721%	4.721%
100.0000%	4.557%	4.557%	4.557%	4.557%	4.557%
101.0000%	4.396%	4.396%	4.396%	4.396%	4.396%
102.0000%	4.236%	4.236%	4.236%	4.236%	4.236%
103.0000%	4.078%	4.078%	4.078%	4.078%	4.078%
104.0000%	3.922%	3.922%	3.922%	3.922%	3.922%
105.0000%	3.768%	3.768%	3.768%	3.768%	3.768%
106.0000%	3.616%	3.616%	3.616%	3.616%	3.616%
107.0000%	3.465%	3.465%	3.465%	3.465%	3.465%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
7.7000%	9.307%	9.273%	9.231%	9.169%	8.836%
7.9500%	8.515%	8.481%	8.438%	8.374%	8.033%
8.2000%	7.761%	7.726%	7.682%	7.617%	7.268%
8.4500%	7.041%	7.005%	6.960%	6.894%	6.537%
8.7000%	6.352%	6.316%	6.270%	6.203%	5.839%
8.9500%	5.693%	5.656%	5.610%	5.541%	5.170%
9.2000%	5.061%	5.023%	4.976%	4.906%	4.528%
9.4500%	4.454%	4.416%	4.368%	4.296%	3.912%
9.7000%	3.871%	3.832%	3.783%	3.710%	3.319%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.6500%	11.228%	11.226%	11.217%	11.206%	10.966%
3.9000%	9.671%	9.668%	9.658%	9.645%	9.384%
4.1500%	8.258%	8.254%	8.243%	8.228%	7.946%
4.4000%	6.966%	6.962%	6.949%	6.932%	6.631%
4.6500%	5.777%	5.772%	5.759%	5.740%	5.421%
4.9000%	4.678%	4.672%	4.658%	4.638%	4.301%
5.1500%	3.657%	3.650%	3.635%	3.613%	3.261%
5.4000%	2.704%	2.697%	2.680%	2.657%	2.290%
5.6500%	1.812%	1.804%	1.786%	1.762%	1.380%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.129%	5.129%	5.129%	5.129%	5.131%
100.0000%	4.998%	4.998%	4.998%	4.997%	4.997%
101.0000%	4.868%	4.868%	4.868%	4.867%	4.864%
102.0000%	4.741%	4.740%	4.740%	4.739%	4.733%
103.0000%	4.614%	4.614%	4.613%	4.612%	4.603%
104.0000%	4.490%	4.489%	4.488%	4.486%	4.475%
105.0000%	4.366%	4.365%	4.364%	4.362%	4.349%
106.0000%	4.244%	4.243%	4.242%	4.239%	4.223%
107.0000%	4.124%	4.123%	4.121%	4.118%	4.100%
533

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	5.446%	5.446%	5.446%	5.446%	5.456%
97.0000%	5.310%	5.310%	5.310%	5.311%	5.318%
98.0000%	5.177%	5.177%	5.177%	5.177%	5.182%
99.0000%	5.045%	5.045%	5.045%	5.045%	5.047%
100.0000%	4.914%	4.914%	4.914%	4.914%	4.914%
101.0000%	4.786%	4.786%	4.786%	4.786%	4.783%
102.0000%	4.658%	4.658%	4.658%	4.658%	4.653%
103.0000%	4.533%	4.533%	4.533%	4.533%	4.524%
104.0000%	4.408%	4.408%	4.408%	4.408%	4.398%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.7500%	6.066%	6.066%	6.066%	6.066%	6.076%
96.7500%	5.926%	5.926%	5.926%	5.926%	5.934%
97.7500%	5.788%	5.788%	5.788%	5.788%	5.793%
98.7500%	5.652%	5.652%	5.652%	5.652%	5.655%
99.7500%	5.517%	5.517%	5.517%	5.517%	5.517%
100.7500%	5.385%	5.385%	5.385%	5.385%	5.382%
101.7500%	5.253%	5.253%	5.253%	5.253%	5.248%
102.7500%	5.124%	5.124%	5.124%	5.124%	5.116%
103.7500%	4.996%	4.996%	4.996%	4.996%	4.986%
534

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class PWV-A, Class PWV-B and Class PWV-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets

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other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is

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greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, six (6) of the Mortgaged Properties (collectively, 10.5%) securing or partially securing five (5) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their

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entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, a Mortgage Loan or Trust Subordinate Companion Loan that has been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of

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stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the ClassC certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

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Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this

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purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the ClassA-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and Trust Subordinate Companion Loan will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in

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the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as

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otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to residual interestholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interestholders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interestholders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under

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Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

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DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Barclays Capital Inc.	$4,777,000	$68,038,000	$27,121,000	$196,458,000	$311,189,000
BMO Capital Markets Corp.	$0	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0	$0
Drexel Hamilton, LLC	$2,200,000	$0	$0	$0	$0
Bancroft Capital, LLC	$2,200,000	$0	$0	$0	$3,653,000
Total	$9,177,000	$68,038,000	$27,121,000	$196,458,000	$314,842,000
Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S	Class B
Barclays Capital Inc.	$17,866,000	$633,502,000	$169,688,000	$83,975,000	$46,381,000
BMO Capital Markets Corp.	$0	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$2,000,000	$0
Total	$17,866,000	$633,502,000	$169,688,000	$85,975,000	$46,381,000
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Underwriter	Class C
Barclays Capital Inc.	$37,332,000
BMO Capital Markets Corp.	$0
KeyBanc Capital Markets Inc.	$0
SG Americas Securities, LLC	$0
UBS Securities LLC	$0
Drexel Hamilton, LLC	$0
Bancroft Capital, LLC	$0
Total	$37,332,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 110.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2022, before deducting expenses payable by the depositor (such expenses estimated at $11,551,116.02, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware

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of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, a mortgage loan seller, an originator, the master servicer, the special servicer with respect to the Park West Village Whole Loan, and the master servicer and special servicer with respect to the Benchmark 2022-B35 transaction (with respect to the Bell Works Mortgage Loan). SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

(3)       the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(5)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans; and

(6)       the payment by each of LMF and Argentic (if applicable) or, in each case, an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., SG Americas Securities,

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LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-05)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

With respect to the 4141 NE 2nd Ave Mortgage Loan (4.8%), prospective investors should note that the Teacher Retirement Systems of Texas (“Teachers”), which is a governmental plan, as of loan origination, owns approximately 67.57% of the indirect interest in the preferred member, which owns approximately

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50% of the indirect preferred interests in the borrower under the Mortgage Loan. Persons who have an ongoing relationship with the Teachers should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an

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Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing

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Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in September 2055. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the

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ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSROs hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by those NRSROs for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	372
1986 Act	537
1996 Act	516
3
30/360 Basis	410
4
401(c) Regulations	554
A
A& R Hospitality Portfolio Release Price	217
A/B Whole Loan	228
AB Modified Loan	423
Accelerated Mezzanine Loan Lender	365
Acceptable Insurance Default	428
Acting General Counsel’s Letter	150
Actual/360 Basis	213
Actual/360 Loans	398
ADA	518
Additional Exclusions	427
ADEM	193
Administrative Cost Rate	349
ADR	161
Advances	394
AEI	193
Affected Parcels	190
Affiliate A Lender	227
Affiliate A Loan	227
Affiliate B Lender	227
Affiliate B Loan	227
Affiliate Loan Lender	227
Affirmative Asset Review Vote	468
AIM	324
ALTA	300
Annual Debt Service	162
AOCs	191
Appraisal Reduction Amount	419
Appraisal Reduction Event	417
Appraised Value	162
Appraised-Out Class	424
AREF	153
AREF Repo Seller	153
Argentic	262

Argentic Data Tape	268
Argentic Investment Management	334
Argentic Mortgage Loans	262
Argentic Review Team	268
ASC	324
ASH 2	334
Assessment of Compliance Report	497
Asset Representations Reviewer Asset Review Fee	417
Asset Representations Reviewer Fee	416
Asset Representations Reviewer Fee Rate	416
Asset Representations Reviewer Termination Event	473
Asset Representations Reviewer Upfront Fee	416
Asset Review	469
Asset Review Notice	468
Asset Review Quorum	468
Asset Review Report	470
Asset Review Report Summary	470
Asset Review Standard	470
Asset Review Trigger	467
Asset Review Vote Election	468
Asset Status Report	438
Assumed Final Distribution Date	357
Assumed Scheduled Payment	350
Attestation Report	498
Available Funds	341
AWS	203
B
Balloon LTV Ratio	166
Balloon Payment	166
Bank Act	271
Bankruptcy Code	71
Barclays	278
Barclays Data Tape	280
Barclays Holdings	278
Barclays Mortgage Loans	280
Barclays Review Team	280
Base Interest Fraction	355
BEA	192
Bell Works HTC Investor	211
Bell Works Master Lease	211
Bell Works Master Lessee	211
Bell Works Put Option	226
BLDI	192
BMO	271
BMO Data File	273

558

BMO Financial	271
BMO Harris	272
BMO Mortgage Loans	271
BMO Securitization Database	272
Borrower Party	365
Borrower Party Affiliate	365
Breach Notice	383
BSPRT	303
BSPRT Data Tape	304
BSPRT Mortgage Loans	303
BSPRT Review Team	304
C
C(WUMP)O	19
Cash Flow Analysis	162
CDTC	328
CERCLA	516
Certificate Administrator/Trustee Fee	415
Certificate Administrator/Trustee Fee Rate	415
Certificate Balance	339
Certificate Owners	375
Certificateholder	366
Certificateholder Quorum	476
Certificateholder Repurchase Request	486
Class A Certificates	338
Class A-SB Planned Principal Balance	351
Class PWV-RR Control Retention Period	449
Class X Certificates	338
Clearstream	374
Clearstream Participants	375
Closing Date	161, 262
CMBS	155
CMBS B-piece Securities	334
Code	153, 535
Collateral Deficiency Amount	423
Collection Account	397
Collection Period	343
Commencement Date	188
Communication Request	377
Companion Distribution Account	398
Companion Holder	228
Companion Holders	228
Companion Loan Rating Agency	228
Companion Loan(s)	159
Compensating Interest Payment	358
Computershare	328
Computershare Limited	327
Computershare Trust Company	327
Constant Prepayment Rate	526
Consultation Termination Event	456
Control Appraisal Period	228
Control Eligible Certificates	449
Control Note	229

Control Termination Event	455
Controlling Class	449
Controlling Class Certificateholder	449
Controlling Holder	229
Corrected Loan	438
COVID Emergency	419
COVID Modification	419
COVID Modification Agreement	419
COVID Modified Loan	419
COVID-19	63
CPR	526
CPY	526
CREC	191
Credit Risk Retention Rules	331
CREFC®	362
CREFC® Intellectual Property Royalty License Fee	417
CREFC® Intellectual Property Royalty License Fee Rate	417
CREFC® Reports	362
Critical Tenant	205
Cross-Over Date	347
CRR	133
CTS	328
Cumulative Appraisal Reduction Amount	423, 424
CUP	208
Cure/Contest Period	470
Cut-off Date	158
Cut-off Date Balance	163
Cut-off Date Loan-to-Value Ratio	165
Cut-off Date LTV Ratio	165
CVOCs	192
D
D or @%(#)	167
D or GRTR of @% or YM(#)	167
D or YM(#)	167
D(#)	167
DBRS Morningstar	321, 471
Debt Service Coverage Ratio	165
Defaulted Loan	444
Defeasance Deposit	216
Defeasance Loans	216
Defeasance Lock-Out Period	216
Defeasance Option	216
Definitive Certificate	374
Delinquent Loan	468
Depositories	374
Determination Date	340
DHCR	178
Diligence File	380
Directing Certificateholder	447
Directing Certificateholder Approval Process	440

559

Disclosable Special Servicer Fees	415
Discount Rate	356
Dispute Resolution Consultation	488
Dispute Resolution Cut-off Date	488
Distribution Accounts	398
Distribution Date	340
Distribution Date Statement	362
Distributor	15
DISTRIBUTOR	16
DNs	191
Dodd-Frank Act	157
DOL	552
DSCR	165
DTC	373
DTC Participants	374
DTC Rules	375
Due Care Plan	190
Due Date	213
Due Diligence Questionnaire	273
Due Diligence Requirements	133
E
EDGAR	550
EEA	15
EEA Retail Investor	15
Effective Gross Income	162
EGLE	192
EGLE GRCC	190
Eligible Asset Representations Reviewer	471
Eligible Operating Advisor	462
Elliott	324
Empire	197
EmPRO	197
Enforcing Party	486
Enforcing Servicer	486
ESA	189
Escrow/Reserve Mitigating Circumstances	283
EU Due Diligence Requirements	133
EU Institutional Investor	133
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Securitization Regulation	17
EU Transparency Requirements	134
Euroclear	374
Euroclear Operator	376
Euroclear Participants	376
EUWA	15, 16
Exception Schedules	337
Excess Liquidation Proceeds	243
Excess Liquidation Reference Amount	243
Excess Modification Fee Amount	411
Excess Modification Fees	409
Excess Prepayment Interest Shortfall	359

Exchange Act	262
Excluded Controlling Class Holder	364
Excluded Controlling Class Loan	365
Excluded Information	365
Excluded Loan	365
Excluded Plan	553
Excluded Special Servicer	476
Excluded Special Servicer Loan	476
Exemption	552
Exemption Rating Agency	552
F
FATCA	545
FDIA	149
FDIC	149
FIEL	21
Final Asset Status Report	440
Final Dispute Resolution Election Notice	489
Final Recovery Determination	251, 425
Financial Market Publisher	367
Financial Promotion Order	18
FIRREA	150
Fitch	321, 496
FPO Persons	18
FSMA	15, 17
G
GAAP	331
Gain-on-Sale Entitlement Amount	343
Gain-on-Sale Remittance Amount	343
Gain-on-Sale Reserve Account	399
Garn Act	517
GLA	165
Government Securities	214
Green Valley Bridge Loan	224
GRTR of @% or YM(#)	168
H
Holmdel Township	227
Horizontal Risk Retention Certificates	331
HSTP Act	82
HTC	211
I
IAIs	178
IDNR	190
Impermissible Risk Retention Affiliate	479
Impermissible TPP Affiliate	479
InCommercial Conversion Event	186
InCommercial Drop Down Distribution	186
Indirect Participants	374
Initial Delivery Date	438

560

Initial Pool Balance	158
Initial Requesting Certificateholder	486
In-Place Cash Management	165
INSTITUTIONAL INVESTOR	20
Institutional Investors	133
Insurance and Condemnation Proceeds	397
Intercreditor Agreement	228
Interest Accrual Amount	349
Interest Accrual Period	349
Interest Distribution Amount	349
Interest Reserve Account	398
Interest Shortfall	349
Interested Person	445
Investor Certification	366
IRS	152, 442
ISRA	191
J
Japanese Retention Requirement	21
JFSA	21
JRR Rule	21
K
KBRA	496
KeyBank	284
KeyBank Data Tape	285
KeyBank Mortgage Loans	285
KeyBank Qualification Criteria	286
KeyBank Review Team	285
Knight	192
L
L(#)	167
LA Parcel	188
Langan	191
Las Vegas REA	188
Lennar	290
Liquidation Fee	411
Liquidation Fee Rate	412
Liquidation Proceeds	398
LMF	290
LMF Data Tape	295
LMF Mortgage Loans	290
LMF Review Team	294
Loan Per Unit	166
Loan-Specific Certificateholder	367
loan-specific certificates	3, 36
Loan-Specific Certificates	159, 338
Loan-Specific Directing Certificateholder	448
Local Law 97	97
Lock-out Period	214
LongHorn	205

Loss of Value Payment	385
Lower-Tier Regular Interests	535
lower-tier REMIC	58
Lower-Tier REMIC	340, 535
Lower-Tier REMIC Distribution Account	398
LPST	194
LTV Ratio	163
LTV Ratio at Maturity	166
LTV Ratio at Maturity	166
Lucent	191
LUST	193
M
MAI	386
Major Decision	451
Major Decision Reporting Package	453
MAS	19
Master Servicer Proposed Course of Action Notice	487
Material Defect	382
Maturity Date Balloon Payment	166
MCIs	178
MI Property	190
MiFID II	15, 16
MLPA	378
MOA	332
Modeling Assumptions	526
Modification Fees	410
Moody’s	321, 496
Mortgage	160
Mortgage File	378
Mortgage Loans	158
Mortgage Note	160
Mortgage Pool	158
Mortgage Rate	349
Mortgaged Property	160
MSCCs	194
N
Net Mortgage Rate	348
Net Operating Income	166
NI 33-105	22
NJDEP	191
Non-Control Note	229
Non-Controlling Holder	229
non-offered certificates	36
Nonrecoverable Advance	394
Non-Serviced A/B Whole Loan	229
Non-Serviced Certificate Administrator	229
Non-Serviced Companion Loan	229
non-serviced companion loans	49
Non-Serviced Custodian	229

561

Non-Serviced Directing Certificateholder	229
Non-Serviced Master Servicer	229
non-serviced mortgage loan	49
Non-Serviced Mortgage Loan	229
Non-Serviced Pari Passu Companion Loan	229
Non-Serviced Pari Passu Mortgage Loan	230
Non-Serviced Pari Passu Whole Loan	230
Non-Serviced PSA	230
Non-Serviced Special Servicer	230
Non-Serviced Trustee	230
non-serviced whole loan	49
Non-Serviced Whole Loan	230
Non-U.S. Person	545
Notional Amount	340
NRA	166
NRC	191
NRSRO	364
NRSRO Certification	367
O
O(#)	167
Occupancy As Of Date	167
Occupancy Rate	166
Offered Certificates	339
OID	537
OID Regulations	538
OLA	150
OPC	190
Operating Advisor Annual Report	460
Operating Advisor Consultation Event	336
Operating Advisor Consulting Fee	416
Operating Advisor Expenses	416
Operating Advisor Fee	416
Operating Advisor Fee Rate	416
Operating Advisor Standard	460
Operating Advisor Termination Event	464
Operating Advisor Upfront Fee	416
Operating Statements	171
Other Master Servicer	230
Other PSA	230
Other Special Servicer	230
P
P&I Advance	392
P&I Advance Date	392
P3 Health	202
PACE	226
Pads	172
PAHs	192
Pari Passu Companion Loan(s)	159
Pari Passu Mortgage Loan	230

Park West Village A Notes	240
Park West Village Appraised-Out Note	245
Park West Village Available Funds	342
Park West Village Borrower Party	246
Park West Village Co-Lender Agreement	240
Park West Village Control Appraisal Period	246
Park West Village Control Retention Period	246
Park West Village Controlling Noteholder	244
Park West Village Defaulted Note Purchase Date	253
Park West Village Directing Holder	448
Park West Village Excess Collections	244
Park West Village Excess Collections Reserve Account	254
Park West Village Gain-on-Sale Reserve Account	399
Park West Village Lead Securitization Noteholder	250
Park West Village Loan-Specific Control Eligible Certificates	449
Park West Village Loan-Specific Controlling Class	449
Park West Village Loan-Specific Controlling Class Certificateholder	449
Park West Village Loan-Specific Controlling Class Representative	448
Park West Village Major Decision	246
Park West Village Mortgage Loan	240
Park West Village Non-Controlling Note A Subordinate Class Representative	250
Park West Village Non-Controlling Note Holder	250
Park West Village Note A Holder	240
Park West Village Note A Holders	240
Park West Village Note B-A	240
Park West Village Note B-A Consultation Termination Event	248
Park West Village Note B-A Control Appraisal Period	248
Park West Village Note B-A Subordinate Companion Loan	240
Park West Village Note B-A Subordinate Companion Loan Holder	240
Park West Village Note B-B	240
Park West Village Note B-B Consultation Termination Event	248
Park West Village Note B-B Control Appraisal Period	249
Park West Village Note B-B Subordinate Companion Loan	159, 240

562

Park West Village Note B-B Subordinate Companion Loan Holder	240
Park West Village Noteholder	250
Park West Village Noteholders	240
Park West Village Pari Passu Companion Loans	240
Park West Village Purchase Notice	253
Park West Village Realized Loss	361
Park West Village Senior Notes	240
Park West Village Subordinate Companion Loans	240
Park West Village Subordinate Note Consultation Termination Event	250
Park West Village Third Party Purchaser	462
Park West Village Trust Subordinate Companion Loan	240
Park West Village Trust Subordinate Companion Loan Holder	240
Park West Village Whole Loan	240
Participants	374
Parties in Interest	551
partnership representative	544
Pass-Through Rate	347
Patriot Act	519
PCE	192
PCR	278, 299
Pentalpha Surveillance	329
Percentage Interest	341
Periodic Payments	341
Permitted Controlling Family Members	228
Permitted Investments	341, 400
Permitted Special Servicer/Affiliate Fees	415
PIPs	195
Plans	551
PLL Policy	190
Pooled Available Funds	341
Pooled Certificate Realized Loss	360
Pooled Certificateholder	367
Pooled Certificates	339
pooled principal balance certificates	3
Pooled Principal Balance Certificates	339
Pooled Regular Certificates	339
Pooled Voting Rights	373
Pooling and Servicing Agreement	338
Port Arthur Trigger Event	176, 218
PRC	18
Preliminary Dispute Resolution Election Notice	488
Prepayment Assumption	539
Prepayment Interest Excess	357
Prepayment Interest Shortfall	358
Prepayment Premium	356
Prepayment Provisions	167

PRI	196
Prime Rate	397
Principal Balance Certificates	339
Principal Distribution Amount	349
Principal Shortfall	351
Privileged Information	463
Privileged Information Exception	463
Privileged Person	364
Professional Investors	19
Prohibited Prepayment	358
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	487
Proposed Course of Action Notice	487
Prospectus	19
Provco	204
PSA	338
PSA Party Repurchase Request	487
PTCE	554
Purchase Price	385
Purchased Note	253
Q
Qualification Criteria	295, 302, 305
Qualified Replacement Special Servicer	477
Qualified Substitute Mortgage Loan	386
Qualifying CRE Loan Percentage	332
R
RAC No-Response Scenario	495
RAOs	191
Rated Final Distribution Date	357
Rating Agencies	496
Rating Agency Confirmation	496
REA	77
RealINSIGHT	324
Realized Losses	361
REC	189
Record Date	340
Recourse Amount	176
Redevelopment Area	210
Registration Statement	550
Regular Certificates	339
Regular Interestholder	538
Regular Interests	535
Regulation AB	322, 498
Reimbursement Rate	397
Related Proceeds	396
Release Date	216
Relevant Investor	20
Relevant Persons	18
Relief Act	519
Remaining Term to Maturity	168

563

REMIC	535
REO Account	399
REO Loan	352
REO Property	437
Repurchase Request	487
Requesting Certificateholder	488
Requesting Holders	424
Requesting Investor	377
Requesting Party	495
Required Credit Risk Retention Percentage	332
Requirements	519
Residual Certificates	338
Resolution Failure	487
Resolved	487
Responsible Party	190
Restricted Group	552
Restricted Party	463
Retaining Party	331
Retaining Sponsor	331
Review Materials	468
RevPAR	168
Risk Retention Affiliate	462
Risk Retention Affiliated	462
Risk Retention Consultation Party	365, 474
Risk Retention Requirements	133
ROFO	203
ROFO Notice	204
ROFR	203
ROFR Notice	204
Rooms	172
Rule 17g-5	367
S
S&P	321, 471
Scheduled Principal Distribution Amount	350
SEC	262
Securities Act	497
Securitization Accounts	338, 399
Securitization Regulation	133
SEL	308
Senior Certificates	338
Serviced A/B Whole Loan	230
Serviced Companion Loan	230
serviced companion loans	49
serviced mortgage loan	49
Serviced Mortgage Loan	230
Serviced Pari Passu Companion Loan	231
Serviced Pari Passu Companion Loan Securities	480
Serviced Pari Passu Mortgage Loan	231
Serviced Pari Passu Whole Loan	231
serviced whole loan	49
Serviced Whole Loan	231

Servicer Termination Event	479
Servicing Advances	394
Servicing Fee	407
Servicing Fee Rate	407
Servicing Shift Companion Loan	231
servicing shift date	49
Servicing Shift Date	231
servicing shift master servicer	49
servicing shift mortgage loan	49
Servicing Shift Mortgage Loan	231
servicing shift pooling and servicing agreement	49
Servicing Shift PSA	231
servicing shift special servicer	49
servicing shift whole loan	49
Servicing Shift Whole Loan	231
Servicing Standard	391
Servicing Transfer Event	437
SF	168
SFA	19
SFO	19
SGFC Entities	296
SGNY	296
SHWS	192
Similar Law	551
SMMEA	555
Société Générale	296
Societe Generale Financial Corporation	296
Societe Generale Financial Corporation Data Tape	301
Societe Generale Financial Corporation Deal Team	300
Societe Generale Mortgage Loans	297
Special Servicer	324
Special Servicer Decision	429
Special Servicing Fee	410
Special Servicing Fee Rate	410
Specially Serviced Loans	436
Sq. Ft.	168
Square Feet	168
SSDS	192
St. Joe PILOT Payment	211
St. Joe TIF Agreement	210
St. Joseph	204
Standard Qualifications	2
Startup Day	535
Stated Principal Balance	351
Store It All Defeased Note	219
Structured Product	19
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	328
Sublease Tenant	203
Subordinate Certificates	338
Subordinate Companion Loan	231
Subordinate Companion Loan(s)	159

564

Subordinate Noteholders	244
Subsequent Asset Status Report	438
Subsequent Third Party Purchaser	332
Sub-Servicing Agreement	392
T
T-12	168
TCE	192
TCEQ	194
TDC	193
Teachers	551
Term to Maturity	168
Termination Purchase Amount	499
Terms and Conditions	376
Tests	469
Threshold Event Cash Collateral Account	251
Threshold Event Collateral	244
Threshold Event Cure	251, 425
Title V	518
Total Operating Expenses	163
Transfer Restriction Period	335
Treasury Regulations	535
TRIPRA	99
Trust	320
trust REMICs	58
Trust REMICs	340, 535
trust subordinate companion loan	32
Trust Subordinate Companion Loan	159, 240
trust subordinate companion loan REMIC	58
Trust Subordinate Companion Loan REMIC	535
Trust Subordinate Companion Loan REMIC Distribution Account	398, 399
Trust Subordinate Companion Loan REMIC Regular Interests	535
Trust Subordinate Companion REMIC	340
Trustee	326
TTM	168
U
U.S. Person	545
U/W DSCR	165
U/W Expenses	168
U/W NCF	168
U/W NCF Debt Yield	170
U/W NCF DSCR	165
U/W Net Cash Flow	168
U/W Net Operating Income	170
U/W NOI	170
U/W NOI Debt Yield	172
U/W NOI DSCR	171
U/W Revenues	172

UBS AG, New York Branch	23, 310
UBS AG, New York Branch Data Tape	312
UBS AG, New York Branch Deal Team	311
UBS AG, New York Branch Mortgage Loans	311
UBS Qualification Criteria	313
UBSRES	311
UCC	505
UK	15
UK Due Diligence Requirements	133
UK Institutional Investor	133
UK PRIIPS Regulation	15
UK Retail Investor	15
UK Securitization Regulation	17
UK Transparency Requirements	134
Underwriter Entities	122
Underwriting Agreement	547
Underwritten Debt Service Coverage Ratio	165
Underwritten Expenses	168
Underwritten NCF	168
Underwritten NCF Debt Yield	170
Underwritten Net Cash Flow	168
Underwritten Net Cash Flow Debt Service Coverage Ratio	165
Underwritten Net Operating Income	170
Underwritten Net Operating Income Debt Service Coverage Ratio	171
Underwritten NOI	170
Underwritten NOI Debt Yield	172
Underwritten Revenues	172
Units	172
Unscheduled Principal Distribution Amount	350
Unsolicited Information	469
Upper Unit	187
upper-tier REMIC	58
Upper-Tier REMIC	340, 535
Upper-Tier REMIC Distribution Account	398
USTs	192
V
VOCs	192
Volcker Rule	157
Voting Rights	373
VRR Interest	29, 331
W
WAC Rate	348
Weighted Average Mortgage Rate	172
weighted averages	172
Wells Fargo	328

565

Wells Fargo Bank	327
WFDTC	327
Whole Loan	159
Withheld Amounts	399
Workout Fee	411
Workout Fee Rate	411
Workout-Delayed Reimbursement Amount	397
WTNA	326
Y
Yield Maintenance Charge	356
YM(#)	167
Yorkshire & Lexington Towers A Notes	255
Yorkshire & Lexington Towers B Note	255
Yorkshire & Lexington Towers Borrower Party	259
Yorkshire & Lexington Towers Co-Lender Agreement	255
Yorkshire & Lexington Towers Control Appraisal Period	259
Yorkshire & Lexington Towers Controlling Class Representative	258
Yorkshire & Lexington Towers Lead Securitization Note Holder	257
Yorkshire & Lexington Towers Major Decision	261
Yorkshire & Lexington Towers Mortgage Loan	255
Yorkshire & Lexington Towers Non-Controlling Note	260
Yorkshire & Lexington Towers Non-Controlling Noteholder	260
Yorkshire & Lexington Towers Non-Lead Note	261
Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative	260

Yorkshire & Lexington Towers Note A Holder	255
Yorkshire & Lexington Towers Note A Holders	255
Yorkshire & Lexington Towers Note A Percentage Interest	257
Yorkshire & Lexington Towers Note A Rate	257
Yorkshire & Lexington Towers Note A-4 Holder	257
Yorkshire & Lexington Towers Note B Holder	255
Yorkshire & Lexington Towers Note B Percentage Interest	257
Yorkshire & Lexington Towers Note B Rate	258
Yorkshire & Lexington Towers Note B-1 Holder	258
Yorkshire & Lexington Towers Note B-2 Holder	258
Yorkshire & Lexington Towers Notes	255
Yorkshire & Lexington Towers Pari Passu Companion Loans	255
Yorkshire & Lexington Towers Restricted Holder	259
Yorkshire & Lexington Towers Senior Notes	255
Yorkshire & Lexington Towers Subordinate Companion Loan	255
Yorkshire & Lexington Towers Subordinate Companion Loan Holder	255
Yorkshire & Lexington Towers Triggering Event of Default	258
Yorkshire & Lexington Towers Whole Loan	255
Yorkshire & Lexington Towers Workout	256

566

ANNEX A-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	23
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	5.2%	100.0%	SMC, BMO, CREFI	BMO	Group A	NAP	784, 788 and 792 Columbus Avenue	New York
2	Loan	16, 25	1	The Garland Hotel	5.0%	100.0%	AREF	AREF	NAP	NAP	4222 Vineland Avenue	North Hollywood
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	4.8%	100.0%	LMF	LMF, Barclays	NAP	NAP	4141 Northeast 2nd Avenue	Miami
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	4.6%		AREF	AREF	NAP	NAP	Various	Various
4.01	Property		1	Chase St.	2.8%	61.2%					700 Chase Street	Gary
4.02	Property		1	Cardone	1.8%	38.8%					5810 East Harrison Avenue	Harlingen
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	4.4%		SGFC, GSBI, BMO	SGFC, BMO	NAP	NAP	Various	Various
5.01	Property		1	Fairfield Inn Orange Beach	0.9%	20.1%					3111 Loop Road	Orange Beach
5.02	Property		1	Beachside Gulf Shores	0.8%	17.8%					610 West Beach Boulevard	Gulf Shores
5.03	Property		1	Home2Suites Mobile	0.6%	14.3%					5460 Inn Road	Mobile
5.04	Property		1	Home2Suites Daphne	0.6%	12.9%					8943 Sawwood Street	Daphne
5.05	Property		1	Staybridge Suites Gulf Shores	0.5%	12.2%					3947 Gulf Shores Parkway	Gulf Shores
5.06	Property		1	Gulf Shores Motel 6	0.3%	7.1%					3025 West 1st Street	Gulf Shores
5.07	Property		1	Red Roof Pensacola	0.3%	6.4%					2591 Wilde Lake Boulevard	Pensacola
5.08	Property		1	Quality Inn Gulf Shores	0.2%	4.9%					213 West Fort Morgan Road	Gulf Shores
5.09	Property		1	Red Roof Gulf Shores	0.2%	4.4%					3049 West 1st Street	Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	4.4%		BSPRT	BSPRT	Group C	NAP	Various	Chattanooga
6.01	Property		1	The Shoppes at Hamilton Place	1.3%	29.3%					2040 Hamilton Place Boulevard	Chattanooga
6.02	Property		1	The Terrace	1.2%	27.2%					2220 Hamilton Place Boulevard	Chattanooga
6.03	Property		1	Hamilton Corner	1.1%	25.6%					2115 Gunbarrel Road	Chattanooga
6.04	Property		1	Hamilton Crossing	0.8%	18.0%					2200 Hamilton Place Boulevard	Chattanooga
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	4.1%	100.0%	KeyBank	KeyBank	Group B	NAP	2275, 2285 and 2370 Corporate Circle	Henderson
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	3.3%		Barclays	Barclays	NAP	NAP	Various	Various
8.01	Property		1	Autokiniton Industrial - Elkton	2.2%	65.8%					81 Drettmann Drive	Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown	1.1%	34.2%					850 Withrow Court	Bardstown
9	Loan	14	1	2100 Wharton Street	3.3%	100.0%	AREF	AREF	NAP	NAP	2100 Wharton Street	Pittsburgh
10	Loan	2, 12, 22	1	Chidlaw Building	3.1%	100.0%	LMF	LMF	NAP	NAP	2221 East Bijou Street	Colorado Springs
11	Loan	10, 14	1	3075 Olcott	3.0%	100.0%	UBS AG	UBS AG	NAP	NAP	3075 Olcott Street	Santa Clara
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	2.8%		KeyBank	KeyBank	NAP	NAP	Various	Various
12.01	Property		1	Kohl's - St. Joseph	0.6%	20.3%					5505 North Belt Highway	Saint Joseph
12.02	Property		1	Walgreens - Birmingham	0.3%	10.5%					668 Lomb Avenue Southwest	Birmingham
12.03	Property		1	Columbus Dialysis Clinic	0.2%	8.4%					2724 Warm Springs Road	Columbus
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	0.1%	3.9%					40055 Hamilton Road	Hamilton
12.05	Property		1	Dollar General - Barren Springs	0.1%	3.7%					1690 Wysor Highway	Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	0.1%	3.5%					505 West Benton Street	Windsor
12.07	Property		1	Advance Auto Parts - Hamilton	0.1%	3.2%					1215 Main Street	Hamilton
12.08	Property		1	Dollar General - Geneva	0.1%	3.1%					4269 North Broadway	Geneva
12.09	Property		1	Advance Auto Parts - Van Buren	0.1%	3.1%					2223 Fayetteville Road	Van Buren
12.10	Property		1	Dollar General - Veguita	0.1%	3.1%					1407 NM Highway 304	Veguita
12.11	Property		1	Dollar General - Fertile	0.1%	3.1%					11040 430th Street Southwest	Fertile
12.12	Property		1	Dollar General - Remer	0.1%	3.0%					302 Main Street West	Remer
12.13	Property		1	Dollar General - Roseville	0.1%	3.0%					497 State Highway 116	Roseville
12.14	Property		1	Dollar General - Newhall	0.1%	3.0%					10 1st Avenue	Newhall
12.15	Property		1	Dollar General - Frazee	0.1%	2.9%					301 4th Street Southwest	Frazee
12.16	Property		1	Dollar General - Woodson	0.1%	2.9%					705 State Highway 267	Woodson
12.17	Property		1	Dollar General - Sloan	0.1%	2.9%					3312 Old Highway 75	Sloan
12.18	Property		1	Dollar General - Emily	0.1%	2.9%					20830 County Road 1	Emily
12.19	Property		1	Dollar General - Bunker	0.1%	2.8%					300 Culler Avenue	Bunker
12.20	Property		1	Dollar General - Remsen	0.1%	2.7%					633 L14	Remsen
12.21	Property		1	Dollar General - Dallas City	0.1%	2.7%					1010 West 3rd Street	Dallas City
12.22	Property		1	Dollar General - Dayton	0.1%	2.7%					403 3rd Street Northwest	Dayton
12.23	Property		1	Dollar General - Winnebago	0.1%	2.6%					701 Main Street South	Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	2.8%	100.0%	CREFI, BMO, BCREI	BMO	NAP	NAP	101 Crawfords Corner Road	Holmdel
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	2.8%		KeyBank	KeyBank	Group B	NAP	Various	Various
14.01	Property		1	Walgreens - Las Vegas	1.1%	39.7%					2427 South Las Vegas Boulevard	Las Vegas
14.02	Property		1	Waystar Building	0.6%	22.6%					888 West Market Street	Louisville
14.03	Property		1	Fresenius Kidney Care	0.2%	6.9%					14001 Osborne Street	Arleta
14.04	Property		1	Tower Health	0.2%	5.6%					2200 Conrad Weiser Parkway	Womelsdorf
14.05	Property		1	New Orleans MOB	0.2%	5.5%					7030 Canal Boulevard	New Orleans
14.06	Property		1	Penn State Health	0.1%	5.3%					4301 North 5th Street Highway	Temple
14.07	Property		1	Carmichael MOB	0.1%	4.9%					1610 Maxwell Drive	Hudson
14.08	Property		1	Port Arthur Dialysis	0.1%	3.5%					3730 Dryden Road and 3723 Gulfway Drive	Port Arthur
14.09	Property		1	Auburn Medical	0.1%	3.5%					45 Dartmouth Drive	Auburn
14.10	Property		1	Berkley Eye Institute, PA	0.1%	2.5%					18545 West Lake Houston Parkway	Humble
15	Loan	10	1	Village Crossroads	2.6%	100.0%	KeyBank	KeyBank	NAP	NAP	514-590 North US Highway 27/441	Lady Lake
16	Loan	11, 19	1	Saks Fulfillment Center	2.5%	100.0%	BMO	BMO	NAP	NAP	250 Highland Park Boulevard	Wilkes Barre
17	Loan	12, 14, 19, 22	1	The Overlook	2.5%	100.0%	AREF	AREF	NAP	NAP	6836 Bee Caves Road	Austin

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	23
18	Loan	11, 14	1	Crossgates Commons	2.4%	100.0%	AREF	AREF	NAP	NAP	161 Washington Avenue Extension	Albany
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	2.2%		BMO, SMC, CREFI	BMO	Group A	NAP	Various	New York
19.01	Property		1	Yorkshire Towers	1.9%	86.1%					305 East 86th Street	New York
19.02	Property		1	Lexington Towers	0.3%	13.9%					160 East 88th Street	New York
20	Loan	1, 11	1	39 Broadway	2.2%	100.0%	CREFI	Barclays	NAP	NAP	39 Broadway	New York
21	Loan	11, 19	1	3455 Veterans Memorial Highway	2.2%	100.0%	BMO	BMO	NAP	NAP	3455 Veterans Memorial Highway	Ronkonkoma
22	Loan	14, 16, 22	1	One South Church	2.1%	100.0%	AREF	AREF	NAP	NAP	1 South Church Avenue	Tucson
23	Loan		1	Birnham Woods	2.0%	100.0%	BSPRT	BSPRT	NAP	NAP	3731 Riley Fuzzel Road	Spring
24	Loan	5	1	Courtyard Sandestin	1.8%	100.0%	SGFC	SGFC	Group D	NAP	100 Grand Boulevard	Miramar Beach
25	Loan		1	Trolley Square Leased Fee	1.6%	100.0%	SGFC	SGFC	NAP	NAP	370 Hemingway Avenue	East Haven
26	Loan	6	9	MHP Portfolio	1.6%		AREF	AREF	NAP	NAP	Various	Various
26.01	Property		1	Watch E Kee & Sugar Creek	0.3%	17.8%					31-A Watch-E-Kee Drive and 1005 West Lafayette Street	Watseka
26.02	Property		1	Canton Portfolio	0.3%	17.0%					115 Roxbury Avenue Northwest, 155 Marsden Avenue Southwest, 4334 Lincoln Way East and 4418 12th Street Northwest	Canton and Massillon
26.03	Property		1	Keokuk	0.2%	14.3%					3806 Main Street	Keokuk
26.04	Property		1	FMC	0.2%	13.5%					1418 Sandy Hollow Road	Rockford
26.05	Property		1	Poplar	0.2%	12.7%					12400 West Axline Street	Fostoria
26.06	Property		1	Hummingbird Hill & Providential Crossing	0.2%	10.3%					17578 2770 East Street and 100 West Bureau Street	Princeton and Bureau Junction
26.07	Property		1	Eastwood	0.1%	5.3%					601 East Canal Street	Ansonia
26.08	Property		1	Malvern	0.1%	5.2%					5051 and 5081 Citrus Road	Malvern
26.09	Property		1	Bronson	0.1%	3.9%					620 South Matteson Street	Bronson
27	Loan	5	1	Residence Inn Sandestin	1.5%	100.0%	SGFC	SGFC	Group D	NAP	300 Grand Boulevard	Destin
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	1.4%		Barclays	Barclays	NAP	NAP	Various	Various
28.01	Property		1	Madison Commons	0.3%	22.4%					300 Hughes Road	Madison
28.02	Property		1	Clarkston Oaks	0.3%	18.4%					6631-6669 Dixie Highway	Clarkston
28.03	Property		1	Point Mallard Centre	0.2%	16.7%					2934 Point Mallard Parkway Southeast	Decatur
28.04	Property		1	Huber Heights	0.2%	12.2%					8280 Old Troy Pike	Huber Heights
28.05	Property		1	West Park Square	0.1%	8.0%					1664, 1700-1872 West Park Square	Xenia
28.06	Property		1	1160 Vann Drive	0.1%	7.1%					1160 Vann Drive	Jackson
28.07	Property		1	Cornhusker Plaza	0.1%	5.8%					2601 Cornhusker Drive	South Sioux City
28.08	Property		1	Holbrook	0.1%	5.7%					800 South Franklin Street	Holbrook
28.09	Property		1	Schnucks Farmington	0.0%	2.7%					942 Valley Creek Drive	Farmington
28.10	Property		1	Hudson Corners	0.0%	1.1%					1024 West Hudson Boulevard	Gastonia
29	Loan	2	1	15-19 W 116th Street	1.3%	100.0%	SGFC	SGFC	NAP	NAP	15-19 West 116th Street	New York
30	Loan	14	1	Morton Village Plaza	1.1%	100.0%	Barclays	Barclays	NAP	NAP	998-1064 Old Country Road	Plainview
31	Loan		1	Cortez Village Townhomes	1.1%	100.0%	BSPRT	BSPRT	NAP	NAP	2101 Linda Sue Circle	Fort Pierce
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	1.1%	100.0%	BSPRT	BSPRT	Group C	NAP	1265 Interstate Drive	Cookeville
33	Loan	6	2	Store It All Texas Portfolio	1.0%		KeyBank	KeyBank	NAP	NAP	Various	Laredo
33.01	Property		1	Store It All - Loop 20	0.5%	55.1%					1704 Owk Drive	Laredo
33.02	Property		1	Store It All - Del Norte	0.4%	44.9%					5115 San Francisco Avenue	Laredo
34	Loan	14	1	Main Square	0.8%	100.0%	AREF	AREF	NAP	NAP	2301, 2401 and 2415 Main Street	Houston
35	Loan	6	4	Boucher Self Storage Portfolio	0.8%		Barclays	Barclays	NAP	NAP	Various	Various
35.01	Property		1	APS Brookline South	0.3%	32.0%					63-71 New Hampshire Highway 13	Brookline
35.02	Property		1	APS Bradford	0.3%	30.7%					590 Waits River Road	Bradford
35.03	Property		1	Top Notch Self Storage	0.3%	30.7%					74 William Street	South Glens Falls
35.04	Property		1	APS Brookline North	0.1%	6.7%					183 New Hampshire Highway 13	Brookline
36	Loan		1	HIE Douglasville	0.8%	100.0%	AREF	AREF	NAP	NAP	7101 Concourse Parkway	Douglasville
37	Loan	5	1	Hampton Inn & Suites Birmingham	0.8%	100.0%	LMF	LMF	NAP	NAP	6220 Farley Court	Birmingham
38	Loan		1	CVS Rhode Island	0.8%	100.0%	LMF	LMF	NAP	NAP	1993 Plainfield Pike	Johnston
39	Loan	12	1	Prime Storage - Saratoga Wilton	0.8%	100.0%	LMF	LMF	NAP	NAP	4297 Route 50	Wilton
40	Loan	14, 22	1	Novi Commerce Center	0.7%	100.0%	Barclays	Barclays	Group E	NAP	40400 Grand River Avenue	Novi
41	Loan	14, 26	1	Clarksville Commons	0.7%	100.0%	AREF	AREF	NAP	NAP	1170 East Lewis & Clark Parkway	Clarksville
42	Loan		1	Frisch's Commissary Kitchen	0.6%	100.0%	Barclays	Barclays	NAP	NAP	3011 Stanton Avenue	Cincinnati
43	Loan	2, 12	1	214 East 52nd Street	0.6%	100.0%	LMF	LMF	NAP	NAP	214 East 52nd Street	New York
44	Loan	22	1	Walgreens - Belfast	0.6%	100.0%	Barclays	Barclays	NAP	NAP	268 Main Street	Belfast
45	Loan		1	Walgreens Baltimore	0.6%	100.0%	LMF	LMF	NAP	NAP	6301 York Road	Baltimore
46	Loan		1	Security Self Storage	0.6%	100.0%	Barclays	Barclays	Group E	NAP	51611 Gratiot Avenue	Chesterfield
47	Loan	2, 22	1	Suntree Healthplex	0.6%	100.0%	LMF	LMF	NAP	NAP	6300 North Wickham Road	Melbourne
48	Loan		1	Cresthaven Mobile Home Park	0.5%	100.0%	LMF	LMF	NAP	NAP	2500 Samish Way	Bellingham
49	Loan	14, 22	1	Incubator Road Flex	0.5%	100.0%	Barclays	Barclays	Group E	NAP	6000 Incubator Road	Hampton
50	Loan		1	Walgreens - Auburn, AL	0.4%	100.0%	Barclays	Barclays	Group F	NAP	765 Glenn Avenue	Auburn
51	Loan		1	Harrisburg Plaza	0.4%	100.0%	Barclays	Barclays	NAP	NAP	5104 Harrisburg Boulevard	Houston
52	Loan		1	Walgreens - Columbus County	0.4%	100.0%	Barclays	Barclays	Group F	NAP	803 North JK Powell Boulevard	Whiteville
53	Loan	10	1	Eastgate Plaza	0.3%	100.0%	KeyBank	KeyBank	NAP	NAP	2012-2018 Highway 45 North	Meridian

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	New York	NY	10025	Multifamily	High Rise	1950, 1958, 1963	2014	850	Units	220,588.24	47,500,000	47,500,000
2	Loan	16, 25	1	The Garland Hotel	Los Angeles	CA	91602	Hospitality	Full Service	1971, 1980-1981, 1987	2021	257	Rooms	175,097.28	45,000,000	45,000,000
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	Miami-Dade	FL	33137	Mixed Use	Retail / Office	1960	1987	112,896	SF	385.31	43,500,000	43,500,000
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	Various	Various	Various	Industrial	Various	Various	Various	1,759,500	SF	23.87	42,000,000	42,000,000
4.01	Property		1	Chase St.	Lake	IN	46404	Industrial	Manufacturing	1940	2018	1,091,914	SF		25,710,000	25,710,000
4.02	Property		1	Cardone	Cameron	TX	78550	Industrial	Warehouse / Distribution	1991	2012	667,586	SF		16,290,000	16,290,000
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Various	Various	Various	Hospitality	Various	Various	Various	724	Rooms	87,016.57	40,000,000	40,000,000
5.01	Property		1	Fairfield Inn Orange Beach	Baldwin	AL	36561	Hospitality	Limited Service	2008	2022	116	Rooms		8,022,222	8,022,222
5.02	Property		1	Beachside Gulf Shores	Baldwin	AL	36542	Hospitality	Limited Service	1985	2022	97	Rooms		7,121,905	7,121,905
5.03	Property		1	Home2Suites Mobile	Mobile	AL	36619	Hospitality	Extended Stay	2019	NAP	97	Rooms		5,729,524	5,729,524
5.04	Property		1	Home2Suites Daphne	Baldwin	AL	36527	Hospitality	Extended Stay	2021	NAP	89	Rooms		5,153,016	5,153,016
5.05	Property		1	Staybridge Suites Gulf Shores	Baldwin	AL	36542	Hospitality	Extended Stay	2009	2020-2021	88	Rooms		4,884,444	4,884,444
5.06	Property		1	Gulf Shores Motel 6	Baldwin	AL	36542	Hospitality	Limited Service	2003	2018	60	Rooms		2,832,381	2,832,381
5.07	Property		1	Red Roof Pensacola	Escambia	FL	32526	Hospitality	Limited Service	1996	NAP	74	Rooms		2,542,857	2,542,857
5.08	Property		1	Quality Inn Gulf Shores	Baldwin	AL	36542	Hospitality	Limited Service	2000	2019	54	Rooms		1,946,667	1,946,667
5.09	Property		1	Red Roof Gulf Shores	Baldwin	AL	36542	Hospitality	Limited Service	1996	2018	49	Rooms		1,766,984	1,766,984
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	Hamilton	TN	37421	Retail	Various	Various	Various	473,274	SF	137.34	40,000,000	40,000,000
6.01	Property		1	The Shoppes at Hamilton Place	Hamilton	TN	37421	Retail	Anchored	2003	NAP	148,816	SF		11,706,422	11,706,422
6.02	Property		1	The Terrace	Hamilton	TN	37421	Retail	Anchored	1997	NAP	158,186	SF		10,862,385	10,862,385
6.03	Property		1	Hamilton Corner	Hamilton	TN	37421	Retail	Unanchored	1990	NAP	67,311	SF		10,238,532	10,238,532
6.04	Property		1	Hamilton Crossing	Hamilton	TN	37421	Retail	Anchored	1987	2005	98,961	SF		7,192,660	7,192,660
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	Clark	NV	89074	Office	Suburban	2000, 2002-2003	2021	181,434	SF	203.93	37,000,000	37,000,000
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	Various	Various	Various	Industrial	Manufacturing	Various	2017	1,443,573	SF	28.40	30,000,000	30,000,000
8.01	Property		1	Autokiniton Industrial - Elkton	Huron	MI	48731	Industrial	Manufacturing	1950	2017	1,027,033	SF		19,747,400	19,747,400
8.02	Property		1	Autokiniton Industrial - Bardstown	Nelson	KY	40004	Industrial	Manufacturing	1994	2017	416,540	SF		10,252,600	10,252,600
9	Loan	14	1	2100 Wharton Street	Allegheny	PA	15203	Office	Suburban	1924	2014	241,305	SF	122.25	29,500,000	29,500,000
10	Loan	2, 12, 22	1	Chidlaw Building	El Paso	CO	80909	Mixed Use	Office / Industrial	1962	2019	281,144	SF	99.51	28,000,000	27,976,854
11	Loan	10, 14	1	3075 Olcott	Santa Clara	CA	95054	Office	Suburban	2022	NAP	246,606	SF	575.82	27,000,000	27,000,000
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Various	Various	Various	Various	Various	Various	Various	282,129	SF	88.66	25,013,000	25,013,000
12.01	Property		1	Kohl's - St. Joseph	Buchanan	MO	64506	Retail	Single Tenant	2006	NAP	88,799	SF		5,066,000	5,066,000
12.02	Property		1	Walgreens - Birmingham	Jefferson	AL	35211	Retail	Single Tenant	2002	NAP	13,650	SF		2,636,000	2,636,000
12.03	Property		1	Columbus Dialysis Clinic	Muscogee	GA	31904	Office	Medical	1986	2020	9,280	SF		2,099,000	2,099,000
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	Monroe	MS	39746	Retail	Single Tenant	2022	NAP	10,500	SF		982,000	982,000
12.05	Property		1	Dollar General - Barren Springs	Wythe	VA	24313	Retail	Single Tenant	2017	NAP	9,002	SF		917,000	917,000
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	Henry	MO	65360	Retail	Single Tenant	2022	NAP	10,500	SF		871,000	871,000
12.07	Property		1	Advance Auto Parts - Hamilton	Butler	OH	45013	Retail	Single Tenant	2005	NAP	7,000	SF		804,000	804,000
12.08	Property		1	Dollar General - Geneva	Ashtabula	OH	44041	Retail	Single Tenant	2016	NAP	9,100	SF		771,000	771,000
12.09	Property		1	Advance Auto Parts - Van Buren	Crawford	AR	72956	Retail	Single Tenant	2005	NAP	7,000	SF		769,000	769,000
12.10	Property		1	Dollar General - Veguita	Socorro	NM	87062	Retail	Single Tenant	2018	NAP	9,026	SF		765,000	765,000
12.11	Property		1	Dollar General - Fertile	Polk	MN	56540	Retail	Single Tenant	2017	NAP	9,002	SF		764,000	764,000
12.12	Property		1	Dollar General - Remer	Cass	MN	56672	Retail	Single Tenant	2017	NAP	9,026	SF		759,000	759,000
12.13	Property		1	Dollar General - Roseville	Warren	IL	61473	Retail	Single Tenant	2018	NAP	9,100	SF		751,000	751,000
12.14	Property		1	Dollar General - Newhall	Benton	IA	52315	Retail	Single Tenant	2018	NAP	9,100	SF		738,000	738,000
12.15	Property		1	Dollar General - Frazee	Becker	MN	56544	Retail	Single Tenant	2017	NAP	7,489	SF		735,000	735,000
12.16	Property		1	Dollar General - Woodson	Morgan	IL	62695	Retail	Single Tenant	2017	NAP	9,026	SF		735,000	735,000
12.17	Property		1	Dollar General - Sloan	Woodbury	IA	51055	Retail	Single Tenant	2017	NAP	9,002	SF		733,000	733,000
12.18	Property		1	Dollar General - Emily	Crow Wing	MN	56447	Retail	Single Tenant	2017	NAP	9,026	SF		731,000	731,000
12.19	Property		1	Dollar General - Bunker	Reynolds	MO	63629	Retail	Single Tenant	2018	NAP	7,545	SF		698,000	698,000
12.20	Property		1	Dollar General - Remsen	Plymouth	IA	51050	Retail	Single Tenant	2018	NAP	7,489	SF		680,000	680,000
12.21	Property		1	Dollar General - Dallas City	Hancock	IL	62330	Retail	Single Tenant	2018	NAP	7,489	SF		680,000	680,000
12.22	Property		1	Dollar General - Dayton	Webster	IA	50530	Retail	Single Tenant	2017	NAP	7,489	SF		678,000	678,000
12.23	Property		1	Dollar General - Winnebago	Faribault	MN	56098	Retail	Single Tenant	2016	NAP	7,489	SF		651,000	651,000
13	Loan	1, 4, 12, 14, 26	1	Bell Works	Monmouth	NJ	07733	Office	Suburban	1962, 1964, 1982	2017	1,371,470	SF	153.12	25,000,000	25,000,000
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	Various	Various	Various	Various	Various	Various	Various	283,488	SF	282.20	25,000,000	25,000,000
14.01	Property		1	Walgreens - Las Vegas	Clark	NV	89104	Retail	Single Tenant	2015	NAP	18,100	SF		9,917,500	9,917,500
14.02	Property		1	Waystar Building	Jefferson	KY	40202	Office	CBD	2009	2014	128,710	SF		5,656,250	5,656,250
14.03	Property		1	Fresenius Kidney Care	Los Angeles	CA	91331	Office	Medical	1965	2019	10,075	SF		1,732,500	1,732,500
14.04	Property		1	Tower Health	Berks	PA	19567	Office	Medical	2021	NAP	11,000	SF		1,406,250	1,406,250
14.05	Property		1	New Orleans MOB	Orleans Parish	LA	70124	Office	Medical	1990	2012	21,619	SF		1,372,813	1,372,813
14.06	Property		1	Penn State Health	Berks	PA	19560	Office	Medical	1955	2020	14,200	SF		1,312,500	1,312,500
14.07	Property		1	Carmichael MOB	Saint Croix	WI	54016	Office	Medical	2004	NAP	26,517	SF		1,218,125	1,218,125
14.08	Property		1	Port Arthur Dialysis	Jefferson	TX	77642	Office	Medical	1978	NAP	38,466	SF		877,813	877,813
14.09	Property		1	Auburn Medical	Rockingham	NH	03032	Office	Medical	2017	NAP	7,704	SF		870,000	870,000
14.10	Property		1	Berkley Eye Institute, PA	Harris	TX	77346	Office	Medical	2019	NAP	7,097	SF		636,250	636,250
15	Loan	10	1	Village Crossroads	Lake	FL	32159	Retail	Anchored	2008	NAP	174,576	SF	136.10	23,800,000	23,760,237
16	Loan	11, 19	1	Saks Fulfillment Center	Luzerne	PA	18702	Industrial	Warehouse	1990	NAP	822,771	SF	72.92	22,500,000	22,500,000
17	Loan	12, 14, 19, 22	1	The Overlook	Travis	TX	78746	Office	Suburban	2002, 2011, 2014	NAP	99,757	SF	224.55	22,400,000	22,400,000

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7
18	Loan	11, 14	1	Crossgates Commons	Albany	NY	12205	Retail	Anchored	1999	NAP	438,814	SF	72.67	22,000,000	21,924,338
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	New York	NY	Various	Multifamily	High Rise	Various	Various	808	Units	393,564.36	20,000,000	20,000,000
19.01	Property		1	Yorkshire Towers	New York	NY	10028	Multifamily	High Rise	1964	2014, 2022	681	Units		17,211,740	17,211,740
19.02	Property		1	Lexington Towers	New York	NY	10128	Multifamily	High Rise	1963	2014	127	Units		2,788,260	2,788,260
20	Loan	1, 11	1	39 Broadway	New York	NY	10006	Office	CBD	1927	2005	450,583	SF	188.64	20,000,000	20,000,000
21	Loan	11, 19	1	3455 Veterans Memorial Highway	Suffolk	NY	11779	Office	Suburban	2003	NAP	151,730	SF	197.72	20,000,000	20,000,000
22	Loan	14, 16, 22	1	One South Church	Pima	AZ	85701	Office	CBD	1986	2015	151,441	SF	125.46	19,000,000	19,000,000
23	Loan		1	Birnham Woods	Montgomery	TX	77386	Retail	Anchored	2016	NAP	89,826	SF	205.95	18,500,000	18,500,000
24	Loan	5	1	Courtyard Sandestin	Walton	FL	32550	Hospitality	Limited Service	2006	2015	174	Rooms	93,390.80	16,250,000	16,250,000
25	Loan		1	Trolley Square Leased Fee	New Haven	CT	06512	Other	Leased Fee	NAP	NAP	115,319	SF	123.14	14,200,000	14,200,000
26	Loan	6	9	MHP Portfolio	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	780	Pads	18,076.92	14,100,000	14,100,000
26.01	Property		1	Watch E Kee & Sugar Creek	Iroquois	IL	60970	Manufactured Housing	Manufactured Housing	1965	NAP	110	Pads		2,505,773	2,505,773
26.02	Property		1	Canton Portfolio	Stark	OH	44646, 44710 and 44708	Manufactured Housing	Manufactured Housing	1958	NAP	120	Pads		2,395,225	2,395,225
26.03	Property		1	Keokuk	Lee	IA	52632	Manufactured Housing	Manufactured Housing	1978	NAP	127	Pads		2,009,979	2,009,979
26.04	Property		1	FMC	Winnebago	IL	61109	Manufactured Housing	Manufactured Housing	1970	NAP	92	Pads		1,902,780	1,902,780
26.05	Property		1	Poplar	Seneca	OH	44830	Manufactured Housing	Manufactured Housing	1959	NAP	105	Pads		1,795,581	1,795,581
26.06	Property		1	Hummingbird Hill & Providential Crossing	Bureau	IL	61356, 61315	Manufactured Housing	Manufactured Housing	1969	NAP	104	Pads		1,453,885	1,453,885
26.07	Property		1	Eastwood	Darke	OH	45303	Manufactured Housing	Manufactured Housing	1971	NAP	49	Pads		752,994	752,994
26.08	Property		1	Malvern	Carroll	OH	44644	Manufactured Housing	Manufactured Housing	1968	NAP	43	Pads		736,992	736,992
26.09	Property		1	Bronson	Branch	MI	49028	Manufactured Housing	Manufactured Housing	1960	NAP	30	Pads		546,793	546,793
27	Loan	5	1	Residence Inn Sandestin	Walton	FL	32550	Hospitality	Extended Stay	2006	2016	119	Rooms	114,915.97	13,675,000	13,675,000
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	Various	Various	Various	Retail	Various	Various	Various	220,409	SF	56.94	12,550,000	12,550,000
28.01	Property		1	Madison Commons	Madison	AL	35758	Retail	Shadow Anchored	2019	NAP	21,000	SF		2,805,000	2,805,000
28.02	Property		1	Clarkston Oaks	Oakland	MI	48346	Retail	Shadow Anchored	1989	1995	29,849	SF		2,306,000	2,306,000
28.03	Property		1	Point Mallard Centre	Morgan	AL	35603	Retail	Shadow Anchored	2018	NAP	16,800	SF		2,090,000	2,090,000
28.04	Property		1	Huber Heights	Montgomery	OH	45424	Retail	Anchored	1990-2018	NAP	52,228	SF		1,535,000	1,535,000
28.05	Property		1	West Park Square	Greene	OH	45385	Retail	Shadow Anchored	1994	2021	48,100	SF		1,004,000	1,004,000
28.06	Property		1	1160 Vann Drive	Madison	TN	38305	Retail	Shadow Anchored	2005	NAP	10,800	SF		890,000	890,000
28.07	Property		1	Cornhusker Plaza	Dakota	NE	68776	Retail	Shadow Anchored	1990	2002	17,125	SF		725,000	725,000
28.08	Property		1	Holbrook	Norfolk	MA	02343	Retail	Shadow Anchored	1961	2019	6,077	SF		710,000	710,000
28.09	Property		1	Schnucks Farmington	St. Francois	MO	63640	Retail	Shadow Anchored	1995	NAP	14,830	SF		342,000	342,000
28.10	Property		1	Hudson Corners	Gaston	NC	28052	Retail	Shadow Anchored	2005	NAP	3,600	SF		143,000	143,000
29	Loan	2	1	15-19 W 116th Street	New York	NY	10026	Multifamily	Mid Rise	2008	NAP	38	Units	302,631.58	11,500,000	11,500,000
30	Loan	14	1	Morton Village Plaza	Nassau	NY	11803	Retail	Anchored	1956-1967	NAP	115,552	SF	86.54	10,000,000	10,000,000
31	Loan		1	Cortez Village Townhomes	St. Lucie	FL	34982	Multifamily	Garden	2009	NAP	93	Units	107,419.35	9,990,000	9,990,000
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	Putnam	TN	38501	Retail	Anchored	2018	NAP	228,041	SF	174.62	10,000,000	9,955,086
33	Loan	6	2	Store It All Texas Portfolio	Webb	TX	Various	Self Storage	Self Storage	Various	NAP	105,800	SF	82.63	8,741,729	8,741,729
33.01	Property		1	Store It All - Loop 20	Webb	TX	78043	Self Storage	Self Storage	1994-2006	NAP	51,400	SF		4,813,574	4,813,574
33.02	Property		1	Store It All - Del Norte	Webb	TX	78041	Self Storage	Self Storage	1995	NAP	54,400	SF		3,928,155	3,928,155
34	Loan	14	1	Main Square	Harris	TX	77002	Retail	Unanchored	1948, 1966, 1978	2015, 2021	24,266	SF	309.07	7,500,000	7,500,000
35	Loan	6	4	Boucher Self Storage Portfolio	Various	Various	Various	Self Storage	Self Storage	Various	NAP	115,850	SF	64.74	7,500,000	7,500,000
35.01	Property		1	APS Brookline South	Hillsborough	NH	03033	Self Storage	Self Storage	2017-2021	NAP	35,300	SF		2,400,000	2,400,000
35.02	Property		1	APS Bradford	Orange	VT	05033	Self Storage	Self Storage	2000	NAP	32,400	SF		2,300,000	2,300,000
35.03	Property		1	Top Notch Self Storage	Saratoga	NY	12803	Self Storage	Self Storage	2004	NAP	37,750	SF		2,300,000	2,300,000
35.04	Property		1	APS Brookline North	Hillsborough	NH	03033	Self Storage	Self Storage	2000	NAP	10,400	SF		500,000	500,000
36	Loan		1	HIE Douglasville	Douglas	GA	30134	Hospitality	Limited Service	1995	2017-2019	100	Rooms	74,795.18	7,500,000	7,479,518
37	Loan	5	1	Hampton Inn & Suites Birmingham	Shelby	AL	35242	Hospitality	Limited Service	2011	NAP	106	Rooms	69,715.91	7,400,000	7,389,887
38	Loan		1	CVS Rhode Island	Providence	RI	02919	Retail	Single Tenant	2009	NAP	12,900	SF	565.89	7,300,000	7,300,000
39	Loan	12	1	Prime Storage - Saratoga Wilton	Saratoga	NY	12866	Self Storage	Self Storage	2019	NAP	70,558	SF	99.21	7,000,000	7,000,000
40	Loan	14, 22	1	Novi Commerce Center	Oakland	MI	48375	Industrial	Flex	1987	NAP	102,500	SF	65.37	6,700,000	6,700,000
41	Loan	14, 26	1	Clarksville Commons	Clark	IN	47129	Retail	Anchored	1996	NAP	108,050	SF	58.14	6,300,000	6,282,472
42	Loan		1	Frisch's Commissary Kitchen	Hamilton	OH	45206	Industrial	Warehouse	1947	1983	77,286	SF	76.08	5,879,550	5,879,550
43	Loan	2, 12	1	214 East 52nd Street	New York	NY	10022	Mixed Use	Multifamily / Retail	1900	2006	10,695	SF	546.98	5,850,000	5,850,000
44	Loan	22	1	Walgreens - Belfast	Waldo	ME	04915	Retail	Single Tenant	2010	NAP	14,550	SF	353.95	5,150,000	5,150,000
45	Loan		1	Walgreens Baltimore	Baltimore City	MD	21212	Retail	Single Tenant	2005	NAP	13,659	SF	377.04	5,150,000	5,150,000
46	Loan		1	Security Self Storage	Macomb	MI	48051	Self Storage	Self Storage	2002	NAP	96,470	SF	53.28	5,140,000	5,140,000
47	Loan	2, 22	1	Suntree Healthplex	Brevard	FL	32940	Mixed Use	Office / Retail	1992	NAP	49,904	SF	100.19	5,000,000	5,000,000
48	Loan		1	Cresthaven Mobile Home Park	Whatcom	WA	98229	Manufactured Housing	Manufactured Housing	1952	NAP	64	Pads	71,875.00	4,600,000	4,600,000
49	Loan	14, 22	1	Incubator Road Flex	Hampton City	VA	23661	Industrial	Flex	2007	2018	50,401	SF	90.28	4,550,000	4,550,000
50	Loan		1	Walgreens - Auburn, AL	Lee	AL	36830	Retail	Single Tenant	2005	NAP	14,758	SF	258.50	3,815,000	3,815,000
51	Loan		1	Harrisburg Plaza	Harris	TX	77011	Retail	Unanchored	1929	2011	22,747	SF	149.91	3,410,000	3,410,000
52	Loan		1	Walgreens - Columbus County	Columbus	NC	28472	Retail	Single Tenant	2006	NAP	14,820	SF	221.32	3,280,000	3,280,000
53	Loan	10	1	Eastgate Plaza	Lauderdale	MS	39301	Retail	Anchored	1986	1988	70,117	SF	35.52	2,600,000	2,490,393

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
					6, 7		8		9	9	9	9			9
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	47,500,000	4.65000%	0.01331%	4.63669%	NAP	186,618.92	NAP	2,239,427.04	Interest Only	No	Actual/360	60	59
2	Loan	16, 25	1	The Garland Hotel	45,000,000	5.64000%	0.01331%	5.62669%	NAP	214,437.50	NAP	2,573,250.00	Interest Only	No	Actual/360	120	118
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	43,500,000	5.41000%	0.01331%	5.39669%	NAP	198,836.28	NAP	2,386,035.36	Interest Only	No	Actual/360	120	119
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	42,000,000	5.92000%	0.01331%	5.90669%	NAP	210,077.78	NAP	2,520,933.36	Interest Only	No	Actual/360	120	117
4.01	Property		1	Chase St.	25,710,000
4.02	Property		1	Cardone	16,290,000
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	36,840,806	6.06100%	0.01331%	6.04769%	241,391.18	204,839.35	2,896,694.16	2,458,072.20	Interest Only, Amortizing Balloon	No	Actual/360	48	48
5.01	Property		1	Fairfield Inn Orange Beach	7,388,628
5.02	Property		1	Beachside Gulf Shores	6,559,418
5.03	Property		1	Home2Suites Mobile	5,277,007
5.04	Property		1	Home2Suites Daphne	4,746,031
5.05	Property		1	Staybridge Suites Gulf Shores	4,498,672
5.06	Property		1	Gulf Shores Motel 6	2,608,680
5.07	Property		1	Red Roof Pensacola	2,342,023
5.08	Property		1	Quality Inn Gulf Shores	1,792,919
5.09	Property		1	Red Roof Gulf Shores	1,627,428
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	35,758,908	5.85000%	0.01331%	5.83669%	235,976.38	195,000.00	2,831,716.56	2,340,000.00	Interest Only, Amortizing Balloon	No	30/360	36	33
6.01	Property		1	The Shoppes at Hamilton Place	10,465,222
6.02	Property		1	The Terrace	9,710,676
6.03	Property		1	Hamilton Corner	9,152,968
6.04	Property		1	Hamilton Crossing	6,430,042
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	37,000,000	5.29000%	0.02206%	5.26794%	NAP	165,373.73	NAP	1,984,484.76	Interest Only	No	Actual/360	120	119
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	30,000,000	5.53000%	0.03331%	5.49669%	NAP	140,170.14	NAP	1,682,041.68	Interest Only	No	Actual/360	120	119
8.01	Property		1	Autokiniton Industrial - Elkton	19,747,400
8.02	Property		1	Autokiniton Industrial - Bardstown	10,252,600
9	Loan	14	1	2100 Wharton Street	29,500,000	5.78000%	0.01331%	5.76669%	NAP	144,065.16	NAP	1,728,781.92	Interest Only	No	Actual/360	120	118
10	Loan	2, 12, 22	1	Chidlaw Building	23,756,358	6.01000%	0.01331%	5.99669%	168,054.21	NAP	2,016,650.52	NAP	Amortizing Balloon	No	Actual/360	0	0
11	Loan	10, 14	1	3075 Olcott	27,000,000	5.10000%	0.01331%	5.08669%	NAP	116,343.75	NAP	1,396,125.00	Interest Only	No	Actual/360	120	115
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	25,013,000	4.85000%	0.02206%	4.82794%	NAP	102,498.29	NAP	1,229,979.48	Interest Only	No	Actual/360	84	82
12.01	Property		1	Kohl's - St. Joseph	5,066,000
12.02	Property		1	Walgreens - Birmingham	2,636,000
12.03	Property		1	Columbus Dialysis Clinic	2,099,000
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	982,000
12.05	Property		1	Dollar General - Barren Springs	917,000
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	871,000
12.07	Property		1	Advance Auto Parts - Hamilton	804,000
12.08	Property		1	Dollar General - Geneva	771,000
12.09	Property		1	Advance Auto Parts - Van Buren	769,000
12.10	Property		1	Dollar General - Veguita	765,000
12.11	Property		1	Dollar General - Fertile	764,000
12.12	Property		1	Dollar General - Remer	759,000
12.13	Property		1	Dollar General - Roseville	751,000
12.14	Property		1	Dollar General - Newhall	738,000
12.15	Property		1	Dollar General - Frazee	735,000
12.16	Property		1	Dollar General - Woodson	735,000
12.17	Property		1	Dollar General - Sloan	733,000
12.18	Property		1	Dollar General - Emily	731,000
12.19	Property		1	Dollar General - Bunker	698,000
12.20	Property		1	Dollar General - Remsen	680,000
12.21	Property		1	Dollar General - Dallas City	680,000
12.22	Property		1	Dollar General - Dayton	678,000
12.23	Property		1	Dollar General - Winnebago	651,000
13	Loan	1, 4, 12, 14, 26	1	Bell Works	25,000,000	5.11000%	0.01331%	5.09669%	NAP	107,936.92	NAP	1,295,243.04	Interest Only	No	Actual/360	120	116
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	25,000,000	5.06000%	0.02206%	5.03794%	NAP	106,880.79	NAP	1,282,569.48	Interest Only	No	Actual/360	120	117
14.01	Property		1	Walgreens - Las Vegas	9,917,500
14.02	Property		1	Waystar Building	5,656,250
14.03	Property		1	Fresenius Kidney Care	1,732,500
14.04	Property		1	Tower Health	1,406,250
14.05	Property		1	New Orleans MOB	1,372,813
14.06	Property		1	Penn State Health	1,312,500
14.07	Property		1	Carmichael MOB	1,218,125
14.08	Property		1	Port Arthur Dialysis	877,813
14.09	Property		1	Auburn Medical	870,000
14.10	Property		1	Berkley Eye Institute, PA	636,250
15	Loan	10	1	Village Crossroads	20,177,206	5.98000%	0.02206%	5.95794%	142,387.14	NAP	1,708,645.68	NAP	Amortizing Balloon	No	Actual/360	0	0
16	Loan	11, 19	1	Saks Fulfillment Center	22,500,000	6.17000%	0.01331%	6.15669%	NAP	117,294.27	NAP	1,407,531.24	Interest Only	No	Actual/360	120	119
17	Loan	12, 14, 19, 22	1	The Overlook	22,400,000	6.02000%	0.01331%	6.00669%	NAP	113,934.07	NAP	1,367,208.84	Interest Only	No	Actual/360	120	118

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
					6, 7		8		9	9	9	9			9
18	Loan	11, 14	1	Crossgates Commons	17,796,822	5.75000%	0.01331%	5.73669%	132,849.59	NAP	1,594,195.08	NAP	Amortizing Balloon	No	Actual/360	0	0
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	20,000,000	3.04000%	0.01331%	3.02669%	NAP	51,370.37	NAP	616,444.44	Interest Only	No	Actual/360	60	57
19.01	Property		1	Yorkshire Towers	17,211,740
19.02	Property		1	Lexington Towers	2,788,260
20	Loan	1, 11	1	39 Broadway	20,000,000	5.05000%	0.01331%	5.03669%	NAP	85,335.65	NAP	1,024,027.80	Interest Only	No	Actual/360	120	119
21	Loan	11, 19	1	3455 Veterans Memorial Highway	20,000,000	5.63000%	0.01331%	5.61669%	NAP	95,136.57	NAP	1,141,638.84	Interest Only	No	Actual/360	120	119
22	Loan	14, 16, 22	1	One South Church	19,000,000	5.99000%	0.01331%	5.97669%	NAP	96,158.91	NAP	1,153,906.92	Interest Only	No	Actual/360	120	118
23	Loan		1	Birnham Woods	18,500,000	5.53000%	0.01331%	5.51669%	NAP	86,438.25	NAP	1,037,259.00	Interest Only	No	Actual/360	120	117
24	Loan	5	1	Courtyard Sandestin	16,250,000	5.90000%	0.01331%	5.88669%	NAP	81,005.50	NAP	972,066.00	Interest Only	No	Actual/360	120	118
25	Loan		1	Trolley Square Leased Fee	14,200,000	5.74500%	0.01331%	5.73169%	NAP	68,926.70	NAP	827,120.40	Interest Only	No	Actual/360	120	118
26	Loan	6	9	MHP Portfolio	13,029,275	6.26000%	0.01331%	6.24669%	86,907.85	74,576.60	1,042,894.20	894,919.20	Interest Only, Amortizing Balloon	No	Actual/360	48	46
26.01	Property		1	Watch E Kee & Sugar Creek	2,315,490
26.02	Property		1	Canton Portfolio	2,213,336
26.03	Property		1	Keokuk	1,857,345
26.04	Property		1	FMC	1,758,287
26.05	Property		1	Poplar	1,659,228
26.06	Property		1	Hummingbird Hill & Providential Crossing	1,343,480
26.07	Property		1	Eastwood	695,813
26.08	Property		1	Malvern	681,027
26.09	Property		1	Bronson	505,270
27	Loan	5	1	Residence Inn Sandestin	13,675,000	5.99000%	0.01331%	5.97669%	NAP	69,209.11	NAP	830,509.32	Interest Only	No	Actual/360	120	118
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	12,550,000	5.41000%	0.01331%	5.39669%	NAP	57,365.41	NAP	688,384.92	Interest Only	No	Actual/360	120	117
28.01	Property		1	Madison Commons	2,805,000
28.02	Property		1	Clarkston Oaks	2,306,000
28.03	Property		1	Point Mallard Centre	2,090,000
28.04	Property		1	Huber Heights	1,535,000
28.05	Property		1	West Park Square	1,004,000
28.06	Property		1	1160 Vann Drive	890,000
28.07	Property		1	Cornhusker Plaza	725,000
28.08	Property		1	Holbrook	710,000
28.09	Property		1	Schnucks Farmington	342,000
28.10	Property		1	Hudson Corners	143,000
29	Loan	2	1	15-19 W 116th Street	11,500,000	5.55000%	0.01331%	5.53669%	NAP	53,926.22	NAP	647,114.64	Interest Only	No	Actual/360	120	119
30	Loan	14	1	Morton Village Plaza	10,000,000	5.32000%	0.01331%	5.30669%	NAP	44,949.07	NAP	539,388.84	Interest Only	No	Actual/360	120	117
31	Loan		1	Cortez Village Townhomes	9,990,000	5.49000%	0.01331%	5.47669%	NAP	46,339.03	NAP	556,068.36	Interest Only	No	Actual/360	120	118
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	8,230,553	5.40000%	0.01331%	5.38669%	56,153.08	NAP	673,836.96	NAP	Amortizing Balloon	No	30/360	0	0
33	Loan	6	2	Store It All Texas Portfolio	8,176,891	5.98000%	0.02206%	5.95794%	52,298.73	44,167.99	627,584.76	530,015.88	Interest Only, Amortizing Balloon	No	Actual/360	60	59
33.01	Property		1	Store It All - Loop 20	4,502,550
33.02	Property		1	Store It All - Del Norte	3,674,341
34	Loan	14	1	Main Square	7,500,000	6.02000%	0.01331%	6.00669%	NAP	38,147.57	NAP	457,770.84	Interest Only	No	Actual/360	120	119
35	Loan	6	4	Boucher Self Storage Portfolio	7,500,000	6.10000%	0.01331%	6.08669%	NAP	38,654.51	NAP	463,854.12	Interest Only	No	Actual/360	120	118
35.01	Property		1	APS Brookline South	2,400,000
35.02	Property		1	APS Bradford	2,300,000
35.03	Property		1	Top Notch Self Storage	2,300,000
35.04	Property		1	APS Brookline North	500,000
36	Loan		1	HIE Douglasville	6,342,747	5.90000%	0.01331%	5.88669%	44,485.24	NAP	533,822.88	NAP	Amortizing Balloon	No	Actual/360	0	0
37	Loan	5	1	Hampton Inn & Suites Birmingham	6,405,347	6.71000%	0.01331%	6.69669%	47,799.67	NAP	573,596.04	NAP	Amortizing Balloon	No	Actual/360	0	0
38	Loan		1	CVS Rhode Island	7,300,000	6.39000%	0.01331%	6.37669%	NAP	39,412.40	NAP	472,948.80	Interest Only	No	Actual/360	120	117
39	Loan	12	1	Prime Storage - Saratoga Wilton	7,000,000	5.99000%	0.01331%	5.97669%	NAP	35,426.97	NAP	425,123.64	Interest Only	No	Actual/360	120	119
40	Loan	14, 22	1	Novi Commerce Center	6,010,212	5.62700%	0.01331%	5.61369%	38,577.44	31,853.77	462,929.28	382,245.24	Interest Only, Amortizing Balloon	No	Actual/360	36	33
41	Loan	14, 26	1	Clarksville Commons	5,315,169	5.82000%	0.01331%	5.80669%	37,045.72	NAP	444,548.64	NAP	Amortizing Balloon	No	Actual/360	0	0
42	Loan		1	Frisch's Commissary Kitchen	5,879,550	5.34500%	0.06331%	5.28169%	NAP	26,552.22	NAP	318,626.64	Interest Only	No	Actual/360	120	116
43	Loan	2, 12	1	214 East 52nd Street	5,850,000	6.09000%	0.01331%	6.07669%	NAP	30,101.09	NAP	361,213.08	Interest Only	No	Actual/360	120	119
44	Loan	22	1	Walgreens - Belfast	5,150,000	6.05000%	0.06331%	5.98669%	NAP	26,325.20	NAP	315,902.40	Interest Only	No	Actual/360	120	116
45	Loan		1	Walgreens Baltimore	5,150,000	5.27000%	0.01331%	5.25669%	NAP	22,931.21	NAP	275,174.52	Interest Only	No	Actual/360	114	110
46	Loan		1	Security Self Storage	4,622,727	5.75500%	0.01331%	5.74169%	30,011.97	24,992.95	360,143.64	299,915.40	Interest Only, Amortizing Balloon	No	Actual/360	36	33
47	Loan	2, 22	1	Suntree Healthplex	4,486,416	5.64000%	0.01331%	5.62669%	28,830.19	23,826.39	345,962.28	285,916.68	Interest Only, Amortizing Balloon	No	Actual/360	36	33
48	Loan		1	Cresthaven Mobile Home Park	4,307,973	6.07000%	0.01331%	6.05669%	27,786.68	23,591.50	333,440.16	283,098.00	Interest Only, Amortizing Balloon	No	Actual/360	60	57
49	Loan	14, 22	1	Incubator Road Flex	4,094,690	5.38000%	0.01331%	5.36669%	25,492.88	20,682.49	305,914.56	248,189.88	Interest Only, Amortizing Balloon	No	Actual/360	41	38
50	Loan		1	Walgreens - Auburn, AL	3,815,000	5.48600%	0.01331%	5.47269%	NAP	17,683.14	NAP	212,197.68	Interest Only	No	Actual/360	120	116
51	Loan		1	Harrisburg Plaza	3,410,000	6.07000%	0.01331%	6.05669%	NAP	17,488.48	NAP	209,861.76	Interest Only	No	Actual/360	120	119
52	Loan		1	Walgreens - Columbus County	3,280,000	5.33000%	0.01331%	5.31669%	NAP	14,771.01	NAP	177,252.12	Interest Only	No	Actual/360	120	117
53	Loan	10	1	Eastgate Plaza	2,108,637	4.59000%	0.02206%	4.56794%	13,313.22	NAP	159,758.64	NAP	Amortizing Balloon	No	Actual/360	0	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																10	10
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	60	59	0	0	8/3/2022	1	6	9/6/2022	NAP	8/6/2027	8/6/2027	0	0
2	Loan	16, 25	1	The Garland Hotel	120	118	0	0	6/7/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	120	119	0	0	7/29/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	10	0
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	120	117	0	0	5/27/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	120	120	360	360	8/4/2022	0	1	10/1/2022	10/1/2026	9/1/2032	9/1/2032	0	0
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	120	117	360	360	5/19/2022	3	6	7/6/2022	7/6/2025	6/6/2032	6/6/2032	1 time 5 day grace	0
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	120	119	0	0	7/26/2022	1	1	9/1/2022	NAP	8/1/2032	8/1/2032	0	0
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	120	119	0	0	7/29/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	120	118	0	0	7/1/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0
10	Loan	2, 12, 22	1	Chidlaw Building	120	119	360	359	7/28/2022	1	6	9/6/2022	9/6/2022	8/6/2032	8/6/2032	0	0
11	Loan	10, 14	1	3075 Olcott	120	115	0	0	4/8/2022	5	6	5/6/2022	NAP	4/6/2032	4/6/2032	10	0
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	84	82	0	0	6/10/2022	2	1	8/1/2022	NAP	7/1/2029	7/1/2029	0	5
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	120	116	0	0	4/8/2022	4	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	120	117	0	0	5/19/2022	3	1	7/1/2022	NAP	6/1/2032	6/1/2032	0	0
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	120	118	360	358	6/30/2022	2	1	8/1/2022	8/1/2022	7/1/2032	7/1/2032	3	3
16	Loan	11, 19	1	Saks Fulfillment Center	120	119	0	0	8/2/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
17	Loan	12, 14, 19, 22	1	The Overlook	120	118	0	0	6/7/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																10	10
18	Loan	11, 14	1	Crossgates Commons	120	117	330	327	6/3/2022	3	6	7/6/2022	7/6/2022	6/6/2032	6/6/2032	0	0
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	60	57	0	0	5/12/2022	3	6	7/6/2022	NAP	6/6/2027	6/6/2027	0	0
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	120	119	0	0	7/7/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
21	Loan	11, 19	1	3455 Veterans Memorial Highway	120	119	0	0	7/29/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
22	Loan	14, 16, 22	1	One South Church	120	118	0	0	6/21/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0
23	Loan		1	Birnham Woods	120	117	0	0	5/10/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
24	Loan	5	1	Courtyard Sandestin	120	118	0	0	6/10/2022	2	1	8/1/2022	NAP	7/1/2032	7/1/2032	5	5
25	Loan		1	Trolley Square Leased Fee	120	118	0	0	6/14/2022	2	1	8/1/2022	NAP	7/1/2032	7/1/2032	5	5
26	Loan	6	9	MHP Portfolio	120	118	360	360	6/22/2022	2	6	8/6/2022	8/6/2026	7/6/2032	7/6/2032	3 (Once per trailing 12-month period)	0
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	120	118	0	0	6/10/2022	2	1	8/1/2022	NAP	7/1/2032	7/1/2032	5	5
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	120	117	0	0	6/10/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	120	119	0	0	7/21/2022	1	5	9/5/2022	NAP	8/5/2032	8/5/2032	0	0
30	Loan	14	1	Morton Village Plaza	120	117	0	0	5/24/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
31	Loan		1	Cortez Village Townhomes	120	118	0	0	6/8/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	120	116	360	356	4/28/2022	4	6	6/6/2022	6/6/2022	5/6/2032	5/6/2032	1 time 5 day grace	0
33	Loan	6	2	Store It All Texas Portfolio	120	119	360	360	7/11/2022	1	1	9/1/2022	9/1/2027	8/1/2032	8/1/2032	0	0
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	120	119	0	0	7/12/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
35	Loan	6	4	Boucher Self Storage Portfolio	120	118	0	0	6/15/2022	2	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	120	117	360	357	6/3/2022	3	6	7/6/2022	7/6/2022	6/6/2032	6/6/2032	0	0
37	Loan	5	1	Hampton Inn & Suites Birmingham	120	118	360	358	6/13/2022	2	6	8/6/2022	8/6/2022	7/6/2032	7/6/2032	0	0
38	Loan		1	CVS Rhode Island	120	117	0	0	6/10/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
39	Loan	12	1	Prime Storage - Saratoga Wilton	120	119	0	0	7/25/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
40	Loan	14, 22	1	Novi Commerce Center	120	117	360	360	5/23/2022	3	6	7/6/2022	7/6/2025	6/6/2032	6/6/2032	0	0
41	Loan	14, 26	1	Clarksville Commons	120	117	360	357	6/2/2022	3	6	7/6/2022	7/6/2022	6/6/2032	6/6/2032	0	0
42	Loan		1	Frisch's Commissary Kitchen	120	116	0	0	4/12/2022	4	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0
43	Loan	2, 12	1	214 East 52nd Street	120	119	0	0	7/14/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
44	Loan	22	1	Walgreens - Belfast	120	116	0	0	5/9/2022	4	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0
45	Loan		1	Walgreens Baltimore	114	110	0	0	4/13/2022	4	6	6/6/2022	NAP	11/6/2031	11/6/2031	0	0
46	Loan		1	Security Self Storage	120	117	360	360	5/31/2022	3	6	7/6/2022	7/6/2025	6/6/2032	6/6/2032	0	0
47	Loan	2, 22	1	Suntree Healthplex	120	117	360	360	5/23/2022	3	6	7/6/2022	7/6/2025	6/6/2032	6/6/2032	0	0
48	Loan		1	Cresthaven Mobile Home Park	120	117	360	360	6/9/2022	3	6	7/6/2022	7/6/2027	6/6/2032	6/6/2032	0	0
49	Loan	14, 22	1	Incubator Road Flex	120	117	360	360	5/12/2022	3	6	7/6/2022	12/6/2025	6/6/2032	6/6/2032	0	0
50	Loan		1	Walgreens - Auburn, AL	120	116	0	0	5/5/2022	4	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0
51	Loan		1	Harrisburg Plaza	120	119	0	0	7/21/2022	1	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0
52	Loan		1	Walgreens - Columbus County	120	117	0	0	5/13/2022	3	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0
53	Loan	10	1	Eastgate Plaza	120	88	360	328	12/20/2019	32	1	2/1/2020	2/1/2020	1/1/2030	1/1/2030	0	5

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
					11	15, 25	15, 25	15, 25			15, 25	15, 25	15, 25			15, 25
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	L(25),D(30),O(5)	25,035,638	9,544,221	15,491,417	5/31/2022	T-12	22,682,409	9,325,401	13,357,008	12/31/2021	T-12	23,638,812
2	Loan	16, 25	1	The Garland Hotel	L(26),D(90),O(4)	29,575,811	22,786,471	6,789,340	6/30/2022	T-12	18,731,635	16,325,786	2,405,849	12/31/2021	T-12	9,232,650
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	L(25),D(88),O(7)	5,116,813	1,623,824	3,492,989	5/31/2022	T-12	4,511,547	1,527,065	2,984,483	12/31/2021	T-12	3,552,070
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	L(27),D(89),O(4)	4,660,599	1,743,589	2,917,010	3/31/2022	T-12	4,731,334	1,600,731	3,130,604	12/31/2021	T-12	4,940,288
4.01	Property		1	Chase St.		4,660,599	1,743,589	2,917,010	3/31/2022	T-12	4,731,334	1,600,731	3,130,604	12/31/2021	T-12	4,940,288
4.02	Property		1	Cardone		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	L(24),DorYM1(92),O(4)	24,477,500	14,961,826	9,515,674	5/31/2022	T-12	24,582,215	14,078,591	10,503,624	12/31/2021	T-12	NAV
5.01	Property		1	Fairfield Inn Orange Beach		4,874,305	2,924,253	1,950,052	5/31/2022	T-12	5,263,985	2,919,934	2,344,051	12/31/2021	T-12	3,020,496
5.02	Property		1	Beachside Gulf Shores		3,580,574	1,979,765	1,600,809	5/31/2022	T-12	3,923,394	2,024,061	1,899,333	12/31/2021	T-12	2,557,383
5.03	Property		1	Home2Suites Mobile		3,420,493	2,008,454	1,412,039	5/31/2022	T-12	3,125,325	1,846,002	1,279,323	12/31/2021	T-12	2,009,958
5.04	Property		1	Home2Suites Daphne		3,113,680	2,016,799	1,096,881	5/31/2022	T-12	2,043,823	1,354,507	689,315	12/31/2021	T-12	NAV
5.05	Property		1	Staybridge Suites Gulf Shores		3,312,554	2,383,699	928,855	5/31/2022	T-12	3,113,572	2,147,425	966,147	12/31/2021	T-12	2,590,353
5.06	Property		1	Gulf Shores Motel 6		1,727,803	979,426	748,377	5/31/2022	T-12	1,956,116	1,027,539	928,577	12/31/2021	T-12	1,182,241
5.07	Property		1	Red Roof Pensacola		1,638,541	786,888	851,653	5/31/2022	T-12	1,869,936	776,536	1,093,400	12/31/2021	T-12	1,267,871
5.08	Property		1	Quality Inn Gulf Shores		1,472,805	983,520	489,285	5/31/2022	T-12	1,837,772	1,097,820	739,952	12/31/2021	T-12	1,313,096
5.09	Property		1	Red Roof Gulf Shores		1,336,745	899,022	437,723	5/31/2022	T-12	1,448,293	884,767	563,526	12/31/2021	T-12	896,129
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	L(27),YM1(89),O(4)	10,161,406	2,757,991	7,403,415	3/31/2022	T-12	9,943,450	2,733,308	7,210,143	12/31/2021	T-12	9,487,883
6.01	Property		1	The Shoppes at Hamilton Place		2,801,242	739,023	2,062,219	3/31/2022	T-12	2,485,259	774,738	1,710,521	12/31/2021	T-12	2,415,320
6.02	Property		1	The Terrace		2,916,920	837,253	2,079,668	3/31/2022	T-12	2,921,738	831,555	2,090,183	12/31/2021	T-12	2,841,825
6.03	Property		1	Hamilton Corner		2,418,830	537,465	1,881,365	3/31/2022	T-12	2,461,830	511,866	1,949,963	12/31/2021	T-12	2,228,533
6.04	Property		1	Hamilton Crossing		2,024,414	644,251	1,380,163	3/31/2022	T-12	2,074,623	615,148	1,459,475	12/31/2021	T-12	2,002,205
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	L(25),D(92),O(3)	4,765,449	1,235,561	3,529,888	3/31/2022	T-12	4,589,236	1,228,481	3,360,755	12/31/2021	T-12	4,309,113
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	L(24),YM1(1),DorYM1(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.01	Property		1	Autokiniton Industrial - Elkton		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.02	Property		1	Autokiniton Industrial - Bardstown		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9	Loan	14	1	2100 Wharton Street	L(26),D(90),O(4)	4,841,947	2,251,942	2,590,005	5/31/2022	T-12	4,881,814	2,153,530	2,728,284	12/31/2021	T-12	4,751,168
10	Loan	2, 12, 22	1	Chidlaw Building	L(25),D(91),O(4)	3,477,664	1,178,661	2,299,003	4/30/2022	T-12	3,173,603	1,058,189	2,115,414	12/31/2021	T-12	2,229,272
11	Loan	10, 14	1	3075 Olcott	L(29),D(84),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	L(24),YM1(54),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.01	Property		1	Kohl's - St. Joseph		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	Walgreens - Birmingham		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.03	Property		1	Columbus Dialysis Clinic		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.05	Property		1	Dollar General - Barren Springs		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.06	Property		1	Family Dollar/Dollar Tree - Windsor		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.07	Property		1	Advance Auto Parts - Hamilton		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.08	Property		1	Dollar General - Geneva		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.09	Property		1	Advance Auto Parts - Van Buren		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.10	Property		1	Dollar General - Veguita		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.11	Property		1	Dollar General - Fertile		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.12	Property		1	Dollar General - Remer		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.13	Property		1	Dollar General - Roseville		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.14	Property		1	Dollar General - Newhall		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.15	Property		1	Dollar General - Frazee		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.16	Property		1	Dollar General - Woodson		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.17	Property		1	Dollar General - Sloan		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.18	Property		1	Dollar General - Emily		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.19	Property		1	Dollar General - Bunker		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.20	Property		1	Dollar General - Remsen		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.21	Property		1	Dollar General - Dallas City		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.22	Property		1	Dollar General - Dayton		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.23	Property		1	Dollar General - Winnebago		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	1, 4, 12, 14, 26	1	Bell Works	L(28),D(89),O(3)	31,757,320	16,577,630	15,179,689	2/28/2022	T-12	31,681,421	15,894,296	15,787,125	12/31/2021	T-12	25,039,832
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	L(27),D(90),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.01	Property		1	Walgreens - Las Vegas		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.02	Property		1	Waystar Building		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.03	Property		1	Fresenius Kidney Care		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.04	Property		1	Tower Health		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.05	Property		1	New Orleans MOB		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.06	Property		1	Penn State Health		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.07	Property		1	Carmichael MOB		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.08	Property		1	Port Arthur Dialysis		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.09	Property		1	Auburn Medical		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.10	Property		1	Berkley Eye Institute, PA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	10	1	Village Crossroads	L(26),D(91),O(3)	4,057,865	1,029,297	3,028,568	3/31/2022	T-12	4,034,388	1,064,992	2,969,396	12/31/2021	T-12	3,898,850
16	Loan	11, 19	1	Saks Fulfillment Center	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	12, 14, 19, 22	1	The Overlook	L(26),D(90),O(4)	2,682,276	1,117,569	1,564,707	3/31/2022	T-12	2,707,430	1,114,035	1,593,395	12/31/2021	T-12	2,634,918

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
					11	15, 25	15, 25	15, 25			15, 25	15, 25	15, 25			15, 25
18	Loan	11, 14	1	Crossgates Commons	L(27),D(89),O(4)	6,270,643	2,234,370	4,036,273	4/30/2022	T-12	6,314,524	2,246,337	4,068,187	12/31/2021	T-12	5,754,438
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	L(27),D(28),O(5)	40,995,144	15,672,705	25,322,439	2/28/2022	T-12	39,766,160	15,511,878	24,254,281	12/31/2021	T-12	40,128,052
19.01	Property		1	Yorkshire Towers		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.02	Property		1	Lexington Towers		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan	1, 11	1	39 Broadway	L(25),D(91),O(4)	17,404,673	7,920,636	9,484,037	3/31/2022	T-12	18,020,244	8,034,185	9,986,059	12/31/2021	T-12	18,762,568
21	Loan	11, 19	1	3455 Veterans Memorial Highway	L(25),DorYM1(90),O(5)	3,617,377	1,027,361	2,590,016	5/31/2022	T-12	3,617,259	1,174,090	2,443,169	12/31/2021	T-12	2,673,918
22	Loan	14, 16, 22	1	One South Church	L(26),D(90),O(4)	3,905,658	1,866,794	2,038,864	5/31/2022	T-12	3,779,009	1,882,389	1,896,621	12/31/2021	T-12	3,903,768
23	Loan		1	Birnham Woods	L(27),YM1(89),O(4)	3,036,357	888,422	2,147,935	12/31/2021	T-12	2,574,176	810,426	1,763,750	12/31/2020	T-12	2,647,069
24	Loan	5	1	Courtyard Sandestin	L(36),YM1(80),O(4)	7,369,919	4,463,210	2,906,709	3/31/2022	T-12	7,415,597	4,348,176	3,067,421	12/31/2021	T-12	3,435,685
25	Loan		1	Trolley Square Leased Fee	L(26),D(90),O(4)	1,329,780	0	1,329,780	3/31/2022	T-12	1,316,521	0	1,316,521	12/31/2021	T-12	1,276,742
26	Loan	6	9	MHP Portfolio	L(26),D(90),O(4)	2,438,383	1,106,268	1,332,116	3/31/2022	Various	2,357,788	1,180,377	1,177,412	12/31/2021	T-12	2,119,791
26.01	Property		1	Watch E Kee & Sugar Creek		426,984	199,505	227,478	3/31/2022	T-12	415,067	202,621	212,446	12/31/2021	T-12	388,064
26.02	Property		1	Canton Portfolio		499,722	242,143	257,580	3/31/2022	T-12	492,691	248,641	244,050	12/31/2021	T-12	432,206
26.03	Property		1	Keokuk		338,285	113,506	224,778	3/31/2022	T-12	334,901	140,290	194,611	12/31/2021	T-12	288,857
26.04	Property		1	FMC		301,070	104,316	196,754	3/31/2022	T-12	290,518	144,531	145,987	12/31/2021	T-12	302,201
26.05	Property		1	Poplar		294,063	189,730	104,333	3/31/2022	T-12	279,527	188,481	91,046	12/31/2021	T-12	267,955
26.06	Property		1	Hummingbird Hill & Providential Crossing		262,088	98,016	164,072	3/31/2022	T-3 Ann.	223,757	98,016	125,741	12/31/2021	T-12	167,696
26.07	Property		1	Eastwood		101,875	59,220	42,655	3/31/2022	T-12	110,975	59,459	51,516	12/31/2021	T-12	107,643
26.08	Property		1	Malvern		135,594	57,662	77,932	3/31/2022	T-12	133,608	58,339	75,269	12/31/2021	T-12	88,550
26.09	Property		1	Bronson		78,703	42,170	36,533	3/31/2022	T-12	76,745	39,998	36,747	12/31/2021	T-12	76,619
27	Loan	5	1	Residence Inn Sandestin	L(36),YM1(80),O(4)	5,392,063	3,214,691	2,177,372	3/31/2022	T-12	5,304,268	3,018,524	2,285,744	12/31/2021	T-12	3,229,557
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	Madison Commons		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	Clarkston Oaks		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	Point Mallard Centre		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.04	Property		1	Huber Heights		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.05	Property		1	West Park Square		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.06	Property		1	1160 Vann Drive		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.07	Property		1	Cornhusker Plaza		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.08	Property		1	Holbrook		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.09	Property		1	Schnucks Farmington		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.10	Property		1	Hudson Corners		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	2	1	15-19 W 116th Street	L(25),D(88),O(7)	958,672	210,140	748,532	6/30/2022	T-12	1,114,140	211,175	902,965	12/31/2021	T-12	1,053,352
30	Loan	14	1	Morton Village Plaza	L(27),D(89),O(4)	3,528,167	2,250,725	1,277,442	12/31/2021	T-12	3,649,862	2,175,673	1,474,189	12/31/2020	T-12	3,778,652
31	Loan		1	Cortez Village Townhomes	L(26),D(90),O(4)	1,380,517	379,475	1,001,042	4/30/2022	T-12	1,321,089	382,587	938,502	12/31/2021	T-12	1,189,003
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	L(28),D(88),O(4)	5,190,981	1,009,975	4,181,006	2/28/2022	T-12	5,107,816	962,269	4,145,547	12/31/2021	T-12	4,735,436
33	Loan	6	2	Store It All Texas Portfolio	L(25),D(92),O(3)	1,215,568	368,907	846,662	4/30/2022	T-12	1,158,531	360,656	797,874	12/31/2021	T-12	999,691
33.01	Property		1	Store It All - Loop 20		626,051	172,117	453,934	4/30/2022	T-12	572,359	164,583	407,775	12/31/2021	T-12	479,128
33.02	Property		1	Store It All - Del Norte		589,517	196,790	392,728	4/30/2022	T-12	586,172	196,073	390,099	12/31/2021	T-12	520,563
34	Loan	14	1	Main Square	L(25),D(92),O(3)	1,109,532	306,719	802,813	5/31/2022	T-12	1,074,568	282,992	791,575	12/31/2021	T-12	1,048,300
35	Loan	6	4	Boucher Self Storage Portfolio	L(26),D(89),O(5)	1,022,709	338,779	683,930	4/30/2022	T-12	928,467	285,635	642,832	12/31/2021	T-12	NAV
35.01	Property		1	APS Brookline South		302,722	108,293	194,429	4/30/2022	T-12	245,036	78,687	166,349	12/31/2021	T-12	NAV
35.02	Property		1	APS Bradford		302,125	96,136	205,989	4/30/2022	T-12	284,106	83,275	200,831	12/31/2021	T-12	NAV
35.03	Property		1	Top Notch Self Storage		330,425	91,691	238,735	4/30/2022	T-12	315,047	85,538	229,509	12/31/2021	T-12	NAV
35.04	Property		1	APS Brookline North		87,437	42,660	44,777	4/30/2022	T-12	84,278	38,135	46,143	12/31/2021	T-12	NAV
36	Loan		1	HIE Douglasville	L(27),D(89),O(4)	3,380,682	1,809,583	1,571,099	6/30/2022	T-12	3,129,506	1,632,872	1,496,633	12/31/2021	T-12	1,931,826
37	Loan	5	1	Hampton Inn & Suites Birmingham	L(23),YM1(93),O(4)	3,225,511	2,081,950	1,143,561	4/30/2022	T-12	2,883,398	1,922,016	961,382	12/31/2021	T-12	1,716,357
38	Loan		1	CVS Rhode Island	L(27),D(89),O(4)	523,000	0	523,000	4/30/2022	T-12	523,000	0	523,000	12/31/2021	T-12	523,000
39	Loan	12	1	Prime Storage - Saratoga Wilton	L(25),D(88),O(7)	960,435	411,586	548,849	6/30/2022	T-12	792,726	382,326	410,400	12/31/2021	T-12	411,888
40	Loan	14, 22	1	Novi Commerce Center	L(27),D(89),O(4)	817,922	197,391	620,531	3/25/2022	T-12	717,019	193,271	523,749	12/31/2021	T-12	765,240
41	Loan	14, 26	1	Clarksville Commons	L(27),D(89),O(4)	1,159,297	387,351	771,945	3/31/2022	T-12	1,160,721	383,140	777,581	12/31/2021	T-12	1,052,589
42	Loan		1	Frisch's Commissary Kitchen	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
43	Loan	2, 12	1	214 East 52nd Street	L(25),D(91),O(4)	773,675	404,758	368,917	7/31/2022	T-12	546,872	404,358	142,514	12/31/2021	T-12	519,524
44	Loan	22	1	Walgreens - Belfast	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan		1	Walgreens Baltimore	L(28),D(82),O(4)	419,000	0	419,000	2/28/2022	T-12	419,000	0	419,000	12/31/2020	T-12	419,000
46	Loan		1	Security Self Storage	L(27),D(89),O(4)	705,739	238,217	467,522	3/31/2022	T-12	692,133	230,520	461,613	12/31/2021	T-12	663,027
47	Loan	2, 22	1	Suntree Healthplex	L(27),D(89),O(4)	901,051	222,998	678,053	3/31/2022	T-12	863,215	210,221	652,994	12/31/2021	T-12	673,849
48	Loan		1	Cresthaven Mobile Home Park	L(27),D(89),O(4)	616,304	199,672	416,633	4/30/2022	T-12	608,241	182,567	425,674	12/31/2021	T-12	381,017
49	Loan	14, 22	1	Incubator Road Flex	L(27),D(89),O(4)	612,203	155,211	456,992	3/31/2022	T-12	601,013	128,848	472,165	12/31/2021	T-12	580,693
50	Loan		1	Walgreens - Auburn, AL	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
51	Loan		1	Harrisburg Plaza	L(25),D(91),O(4)	625,532	204,647	420,885	5/31/2022	T-12	567,079	200,623	366,456	12/31/2020	T-12	532,718
52	Loan		1	Walgreens - Columbus County	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
53	Loan	10	1	Eastgate Plaza	L(25),YM1(92),O(3)	577,844	172,411	405,434	6/30/2022	T-12	505,966	157,545	348,421	12/31/2021	T-12	468,640

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
					15, 25	15, 25						25				7, 13	7, 13
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	9,046,781	14,592,031	12/31/2020	T-12	91.3%	32,787,176	9,786,898	23,000,278	0	0	23,000,278	2.60	2.60
2	Loan	16, 25	1	The Garland Hotel	10,794,827	(1,562,177)	12/31/2020	T-12	85.7%	31,913,986	23,979,514	7,934,472	1,276,559	0	6,657,913	3.08	2.59
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	1,384,396	2,167,674	12/31/2020	T-12	90.0%	6,915,656	1,779,972	5,135,684	22,579	197,568	4,915,537	2.15	2.06
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	1,622,241	3,318,047	12/31/2020	T-12	95.0%	8,664,252	3,375,315	5,288,938	175,950	201,900	4,911,088	2.10	1.95
4.01	Property		1	Chase St.	1,622,241	3,318,047	12/31/2020	T-12	95.0%	5,659,948	2,643,837	3,016,111	109,191	128,624	2,778,296
4.02	Property		1	Cardone	NAV	NAV	NAV	NAV	95.0%	3,004,304	731,478	2,272,826	66,759	73,276	2,132,791
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	NAV	NAV	NAV	NAV	64.4%	24,477,430	14,117,671	10,359,760	979,097	0	9,380,662	2.27	2.06
5.01	Property		1	Fairfield Inn Orange Beach	1,709,921	1,310,575	12/31/2020	T-12	61.9%	4,874,305	2,848,833	2,025,472	194,972	0	1,830,500
5.02	Property		1	Beachside Gulf Shores	1,511,252	1,046,131	12/31/2020	T-12	51.9%	3,580,510	1,764,772	1,815,738	143,220	0	1,672,518
5.03	Property		1	Home2Suites Mobile	1,477,841	532,117	12/31/2020	T-12	84.7%	3,420,353	2,009,907	1,410,446	136,814	0	1,273,632
5.04	Property		1	Home2Suites Daphne	NAV	NAV	NAV	NAV	80.1%	3,113,711	1,807,057	1,306,654	124,548	0	1,182,105
5.05	Property		1	Staybridge Suites Gulf Shores	1,733,006	857,347	12/31/2020	T-12	58.6%	3,312,629	2,108,757	1,203,871	132,505	0	1,071,366
5.06	Property		1	Gulf Shores Motel 6	703,341	478,900	12/31/2020	T-12	68.8%	1,727,843	912,944	814,898	69,114	0	745,785
5.07	Property		1	Red Roof Pensacola	607,259	660,612	12/31/2020	T-12	53.7%	1,638,604	878,928	759,676	65,544	0	694,132
5.08	Property		1	Quality Inn Gulf Shores	850,558	462,538	12/31/2020	T-12	53.9%	1,472,769	978,344	494,426	58,911	0	435,515
5.09	Property		1	Red Roof Gulf Shores	607,751	288,378	12/31/2020	T-12	58.8%	1,336,706	808,129	528,578	53,468	0	475,110
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	2,395,308	7,092,575	12/31/2020	T-12	95.0%	10,288,240	2,782,983	7,505,257	70,037	466,911	6,968,309	1.63	1.51
6.01	Property		1	The Shoppes at Hamilton Place	655,609	1,759,711	12/31/2020	T-12	95.0%	2,864,762	776,565	2,088,197	21,368	142,453	1,924,376
6.02	Property		1	The Terrace	756,492	2,085,334	12/31/2020	T-12	95.0%	3,013,309	832,771	2,180,538	23,728	158,186	1,998,624
6.03	Property		1	Hamilton Corner	423,506	1,805,027	12/31/2020	T-12	95.0%	2,364,003	530,107	1,833,896	10,097	67,311	1,756,488
6.04	Property		1	Hamilton Crossing	559,701	1,442,504	12/31/2020	T-12	95.0%	2,046,166	643,540	1,402,626	14,844	98,961	1,288,821
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	1,124,010	3,185,103	12/31/2020	T-12	90.1%	5,263,512	1,232,255	4,031,257	31,317	113,608	3,886,332	2.03	1.96
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	NAV	NAV	NAV	NAV	95.0%	4,333,283	86,666	4,246,618	144,357	142,120	3,960,141	1.85	1.72
8.01	Property		1	Autokiniton Industrial - Elkton	NAV	NAV	NAV	NAV	95.0%	2,890,310	57,806	2,832,504	102,703	95,129	2,634,672
8.02	Property		1	Autokiniton Industrial - Bardstown	NAV	NAV	NAV	NAV	95.0%	1,442,973	28,859	1,414,114	41,654	46,991	1,325,469
9	Loan	14	1	2100 Wharton Street	2,154,184	2,596,984	12/31/2020	T-12	87.4%	5,279,278	2,260,686	3,018,592	48,261	215,436	2,754,895	1.75	1.59
10	Loan	2, 12, 22	1	Chidlaw Building	852,633	1,376,638	12/31/2020	T-12	86.3%	4,430,288	1,175,671	3,254,616	42,172	210,858	3,001,587	1.61	1.49
11	Loan	10, 14	1	3075 Olcott	NAV	NAV	NAV	NAV	98.0%	15,228,360	3,036,800	12,191,560	36,991	0	12,154,569	1.66	1.66
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	NAV	NAV	NAV	NAV	96.1%	4,159,627	1,342,025	2,817,602	46,959	82,604	2,688,039	2.29	2.19
12.01	Property		1	Kohl's - St. Joseph	NAV	NAV	NAV	NAV	95.0%	940,076	377,896	562,180	15,984	44,828	501,368
12.02	Property		1	Walgreens - Birmingham	NAV	NAV	NAV	NAV	97.0%	371,616	70,107	301,509	3,003	0	298,506
12.03	Property		1	Columbus Dialysis Clinic	NAV	NAV	NAV	NAV	95.0%	329,827	100,406	229,421	1,392	13,863	214,166
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	NAV	NAV	NAV	NAV	95.0%	147,888	38,596	109,292	1,575	7,070	100,647
12.05	Property		1	Dollar General - Barren Springs	NAV	NAV	NAV	NAV	97.0%	136,251	31,251	105,001	1,350	0	103,651
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	NAV	NAV	NAV	NAV	95.0%	177,222	82,599	94,623	1,575	6,649	86,399
12.07	Property		1	Advance Auto Parts - Hamilton	NAV	NAV	NAV	NAV	95.0%	138,958	50,721	88,237	1,050	5,274	81,912
12.08	Property		1	Dollar General - Geneva	NAV	NAV	NAV	NAV	95.0%	125,536	40,153	85,383	1,365	4,919	79,099
12.09	Property		1	Advance Auto Parts - Van Buren	NAV	NAV	NAV	NAV	97.0%	109,913	21,438	88,475	1,470	0	87,005
12.10	Property		1	Dollar General - Veguita	NAV	NAV	NAV	NAV	97.0%	119,010	31,410	87,600	1,354	0	86,246
12.11	Property		1	Dollar General - Fertile	NAV	NAV	NAV	NAV	97.0%	129,426	42,264	87,162	1,350	0	85,812
12.12	Property		1	Dollar General - Remer	NAV	NAV	NAV	NAV	97.0%	132,323	45,776	86,547	1,354	0	85,193
12.13	Property		1	Dollar General - Roseville	NAV	NAV	NAV	NAV	97.0%	133,012	47,435	85,577	1,365	0	84,212
12.14	Property		1	Dollar General - Newhall	NAV	NAV	NAV	NAV	97.0%	118,664	34,137	84,527	1,365	0	83,162
12.15	Property		1	Dollar General - Frazee	NAV	NAV	NAV	NAV	97.0%	127,737	44,112	83,626	1,198	0	82,427
12.16	Property		1	Dollar General - Woodson	NAV	NAV	NAV	NAV	97.0%	132,239	48,091	84,148	1,805	0	82,343
12.17	Property		1	Dollar General - Sloan	NAV	NAV	NAV	NAV	97.0%	114,820	30,791	84,029	1,350	0	82,679
12.18	Property		1	Dollar General - Emily	NAV	NAV	NAV	NAV	97.0%	120,205	36,650	83,555	1,354	0	82,201
12.19	Property		1	Dollar General - Bunker	NAV	NAV	NAV	NAV	97.0%	107,705	27,864	79,841	1,132	0	78,710
12.20	Property		1	Dollar General - Remsen	NAV	NAV	NAV	NAV	97.0%	105,356	27,548	77,808	1,123	0	76,685
12.21	Property		1	Dollar General - Dallas City	NAV	NAV	NAV	NAV	97.0%	113,805	36,213	77,592	1,123	0	76,469
12.22	Property		1	Dollar General - Dayton	NAV	NAV	NAV	NAV	97.0%	113,500	36,148	77,352	1,198	0	76,154
12.23	Property		1	Dollar General - Winnebago	NAV	NAV	NAV	NAV	97.0%	114,535	40,419	74,117	1,123	0	72,993
13	Loan	1, 4, 12, 14, 26	1	Bell Works	13,482,223	11,557,609	12/31/2020	T-12	88.7%	37,490,628	17,715,360	19,775,267	295,000	1,219,032	18,261,235	1.82	1.68
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	NAV	NAV	NAV	NAV	92.4%	9,334,318	2,610,997	6,723,321	56,698	0	6,666,623	1.64	1.62
14.01	Property		1	Walgreens - Las Vegas	NAV	NAV	NAV	NAV	97.0%	2,712,513	250,651	2,461,862	3,620	(27,165)	2,485,407
14.02	Property		1	Waystar Building	NAV	NAV	NAV	NAV	95.1%	2,681,044	1,083,415	1,597,629	25,742	(40,763)	1,612,650
14.03	Property		1	Fresenius Kidney Care	NAV	NAV	NAV	NAV	97.0%	650,709	165,833	484,876	2,015	(15,121)	497,982
14.04	Property		1	Tower Health	NAV	NAV	NAV	NAV	95.0%	464,435	70,639	393,796	2,200	10,418	381,178
14.05	Property		1	New Orleans MOB	NAV	NAV	NAV	NAV	95.0%	683,599	238,236	445,363	4,324	16,663	424,376
14.06	Property		1	Penn State Health	NAV	NAV	NAV	NAV	97.0%	334,528	80,612	253,916	2,840	3,188	247,888
14.07	Property		1	Carmichael MOB	NAV	NAV	NAV	NAV	89.7%	729,160	281,173	447,987	5,303	13,784	428,900
14.08	Property		1	Port Arthur Dialysis	NAV	NAV	NAV	NAV	59.1%	484,297	314,480	169,817	7,693	5,276	156,848
14.09	Property		1	Auburn Medical	NAV	NAV	NAV	NAV	95.0%	331,494	51,391	280,103	1,541	30,991	247,572
14.10	Property		1	Berkley Eye Institute, PA	NAV	NAV	NAV	NAV	95.0%	262,540	74,568	187,972	1,419	2,729	183,824
15	Loan	10	1	Village Crossroads	1,048,690	2,850,160	12/31/2020	T-12	86.1%	3,765,430	1,077,297	2,688,133	74,542	194,145	2,419,446	1.57	1.42
16	Loan	11, 19	1	Saks Fulfillment Center	NAV	NAV	NAV	NAV	95.0%	6,426,750	0	6,426,750	0	0	6,426,750	1.71	1.71
17	Loan	12, 14, 19, 22	1	The Overlook	1,093,882	1,541,035	12/31/2020	T-12	90.2%	3,491,387	1,126,229	2,365,158	19,951	(6,493)	2,351,700	1.73	1.72

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
					15, 25	15, 25						25				7, 13	7, 13
18	Loan	11, 14	1	Crossgates Commons	2,171,504	3,582,934	12/31/2020	T-12	84.6%	6,320,915	2,218,310	4,102,605	100,927	300,662	3,701,016	1.77	1.60
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	14,510,102	25,617,949	12/31/2020	T-12	97.2%	51,394,888	16,019,126	35,375,762	0	0	35,375,762	3.61	3.61
19.01	Property		1	Yorkshire Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.02	Property		1	Lexington Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan	1, 11	1	39 Broadway	8,468,410	10,294,158	12/31/2020	T-12	80.3%	17,886,614	7,991,071	9,895,543	101,313	707,113	9,087,117	2.27	2.09
21	Loan	11, 19	1	3455 Veterans Memorial Highway	1,049,124	1,624,794	12/31/2020	T-12	100.0%	4,086,185	1,322,559	2,763,626	31,863	0	2,731,762	1.61	1.60
22	Loan	14, 16, 22	1	One South Church	2,185,274	1,718,494	12/31/2020	T-12	91.6%	4,225,128	1,857,905	2,367,223	30,288	18,441	2,318,494	2.05	2.01
23	Loan		1	Birnham Woods	802,900	1,844,169	12/31/2019	T-12	95.0%	3,351,499	1,009,156	2,342,343	20,129	67,370	2,254,845	2.26	2.17
24	Loan	5	1	Courtyard Sandestin	3,300,858	134,827	12/31/2020	T-12	59.7%	7,369,919	4,503,616	2,866,303	294,797	0	2,571,507	2.95	2.65
25	Loan		1	Trolley Square Leased Fee	0	1,276,742	12/31/2020	T-12	100.0%	1,329,780	0	1,329,780	0	0	1,329,780	1.61	1.61
26	Loan	6	9	MHP Portfolio	1,209,621	910,170	12/31/2020	T-12	69.9%	2,409,082	1,113,935	1,295,147	32,251	0	1,262,895	1.24	1.21
26.01	Property		1	Watch E Kee & Sugar Creek	207,875	180,188	12/31/2020	T-12	77.2%	406,067	189,527	216,539	4,301	0	212,239
26.02	Property		1	Canton Portfolio	262,644	169,562	12/31/2020	T-12	74.7%	438,562	229,489	209,073	4,854	0	204,220
26.03	Property		1	Keokuk	139,415	149,442	12/31/2020	T-12	63.0%	361,105	134,991	226,114	5,388	0	220,726
26.04	Property		1	FMC	145,863	156,338	12/31/2020	T-12	73.1%	312,861	136,290	176,571	3,689	0	172,882
26.05	Property		1	Poplar	226,346	41,609	12/31/2020	T-12	74.8%	308,929	157,217	151,712	4,391	0	147,322
26.06	Property		1	Hummingbird Hill & Providential Crossing	78,907	88,789	12/31/2020	T-12	56.5%	266,360	112,360	154,000	4,504	0	149,496
26.07	Property		1	Eastwood	70,530	37,113	12/31/2020	T-12	64.4%	104,132	64,154	39,977	2,090	0	37,888
26.08	Property		1	Malvern	53,655	34,895	12/31/2020	T-12	62.7%	119,430	53,029	66,400	1,797	0	64,603
26.09	Property		1	Bronson	24,386	52,233	12/31/2020	T-12	87.7%	91,637	36,878	54,759	1,238	0	53,520
27	Loan	5	1	Residence Inn Sandestin	2,682,159	547,398	12/31/2020	T-12	66.3%	5,392,063	3,247,807	2,144,256	215,683	0	1,928,574	2.58	2.32
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	NAV	NAV	NAV	NAV	85.1%	3,177,222	946,229	2,230,993	33,061	136,053	2,061,879	3.24	3.00
28.01	Property		1	Madison Commons	NAV	NAV	NAV	NAV	69.8%	467,409	136,885	330,524	3,150	24,351	303,024
28.02	Property		1	Clarkston Oaks	NAV	NAV	NAV	NAV	100.0%	499,884	123,856	376,028	4,477	17,706	353,845
28.03	Property		1	Point Mallard Centre	NAV	NAV	NAV	NAV	92.2%	470,882	95,320	375,562	2,520	25,513	347,529
28.04	Property		1	Huber Heights	NAV	NAV	NAV	NAV	100.0%	580,397	167,494	412,903	7,834	40,039	365,030
28.05	Property		1	West Park Square	NAV	NAV	NAV	NAV	65.8%	363,142	188,609	174,533	7,215	17,372	149,947
28.06	Property		1	1160 Vann Drive	NAV	NAV	NAV	NAV	100.0%	255,216	52,184	203,032	1,620	9,171	192,241
28.07	Property		1	Cornhusker Plaza	NAV	NAV	NAV	NAV	58.3%	136,809	53,888	82,920	2,569	1,759	78,593
28.08	Property		1	Holbrook	NAV	NAV	NAV	NAV	75.1%	137,833	63,262	74,571	912	(1,022)	74,682
28.09	Property		1	Schnucks Farmington	NAV	NAV	NAV	NAV	100.0%	198,179	43,297	154,882	2,225	5,326	147,331
28.10	Property		1	Hudson Corners	NAV	NAV	NAV	NAV	100.0%	67,469	21,433	46,036	540	(4,161)	49,657
29	Loan	2	1	15-19 W 116th Street	198,432	854,920	12/31/2020	T-12	96.4%	1,219,283	210,938	1,008,345	9,500	1,600	997,245	1.56	1.54
30	Loan	14	1	Morton Village Plaza	2,682,978	1,095,674	12/31/2019	T-12	89.7%	3,841,050	2,386,101	1,454,949	18,488	84,941	1,351,520	2.70	2.51
31	Loan		1	Cortez Village Townhomes	455,507	733,496	12/31/2020	T-12	95.0%	1,453,215	447,333	1,005,882	23,250	0	982,632	1.81	1.77
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	899,787	3,835,649	12/31/2020	T-12	95.0%	4,947,265	987,247	3,960,019	34,206	182,441	3,743,371	1.47	1.39
33	Loan	6	2	Store It All Texas Portfolio	330,087	669,603	12/31/2020	T-12	87.1%	1,221,894	386,102	835,791	19,931	0	815,860	1.33	1.30
33.01	Property		1	Store It All - Loop 20	148,917	330,211	12/31/2020	T-12	89.2%	638,554	180,820	457,734	9,733	0	448,001
33.02	Property		1	Store It All - Del Norte	181,170	339,392	12/31/2020	T-12	85.0%	583,340	205,282	378,057	10,198	0	367,860
34	Loan	14	1	Main Square	253,081	795,219	12/31/2020	T-12	95.0%	1,104,079	287,012	817,066	4,853	38,532	773,681	1.78	1.69
35	Loan	6	4	Boucher Self Storage Portfolio	NAV	NAV	NAV	NAV	91.2%	1,098,823	365,953	732,870	11,585	0	721,285	1.58	1.55
35.01	Property		1	APS Brookline South	NAV	NAV	NAV	NAV	87.3%	351,889	115,309	236,580	3,530	0	233,050
35.02	Property		1	APS Bradford	NAV	NAV	NAV	NAV	95.0%	342,933	85,724	257,209	3,240	0	253,969
35.03	Property		1	Top Notch Self Storage	NAV	NAV	NAV	NAV	95.0%	316,370	128,833	187,537	3,775	0	183,762
35.04	Property		1	APS Brookline North	NAV	NAV	NAV	NAV	82.2%	87,630	36,087	51,543	1,040	0	50,503
36	Loan		1	HIE Douglasville	1,283,266	648,561	12/31/2020	T-12	79.8%	3,380,682	1,858,606	1,522,075	135,227	0	1,386,848	2.85	2.60
37	Loan	5	1	Hampton Inn & Suites Birmingham	1,380,790	335,567	12/31/2020	T-12	68.3%	3,225,511	1,964,660	1,260,851	129,020	0	1,131,831	2.20	1.97
38	Loan		1	CVS Rhode Island	0	523,000	12/31/2020	T-12	100.0%	523,000	0	523,000	0	0	523,000	1.11	1.11
39	Loan	12	1	Prime Storage - Saratoga Wilton	300,341	111,546	12/31/2020	T-12	87.7%	1,023,656	396,831	626,825	7,056	0	619,769	1.47	1.46
40	Loan	14, 22	1	Novi Commerce Center	209,495	555,745	12/31/2020	T-12	95.0%	977,416	314,965	662,450	10,250	22,466	629,735	1.43	1.36
41	Loan	14, 26	1	Clarksville Commons	349,043	703,546	12/31/2020	T-12	92.3%	1,101,990	376,726	725,265	21,610	83,050	620,605	1.63	1.40
42	Loan		1	Frisch's Commissary Kitchen	NAV	NAV	NAV	NAV	95.0%	624,958	15,964	608,994	17,776	31,903	559,315	1.91	1.76
43	Loan	2, 12	1	214 East 52nd Street	413,629	105,895	12/31/2020	T-12	95.0%	996,503	442,601	553,902	4,977	4,767	544,159	1.53	1.51
44	Loan	22	1	Walgreens - Belfast	NAV	NAV	NAV	NAV	97.0%	431,591	8,632	422,959	0	0	422,959	1.34	1.34
45	Loan		1	Walgreens Baltimore	0	419,000	12/31/2019	T-12	100.0%	437,561	1,036	436,525	0	0	436,525	1.59	1.59
46	Loan		1	Security Self Storage	227,316	435,711	12/31/2020	T-12	95.0%	719,111	254,912	464,199	6,365	0	457,834	1.29	1.27
47	Loan	2, 22	1	Suntree Healthplex	205,053	468,796	12/31/2020	T-12	94.0%	1,014,822	298,335	716,487	9,981	49,904	656,602	2.07	1.90
48	Loan		1	Cresthaven Mobile Home Park	195,717	185,300	12/31/2020	T-12	95.0%	625,037	188,762	436,275	3,200	0	433,075	1.31	1.30
49	Loan	14, 22	1	Incubator Road Flex	141,624	439,069	12/31/2020	T-12	94.6%	608,362	155,558	452,804	5,040	24,486	423,278	1.48	1.38
50	Loan		1	Walgreens - Auburn, AL	NAV	NAV	NAV	NAV	97.0%	354,947	8,318	346,629	0	0	346,629	1.63	1.63
51	Loan		1	Harrisburg Plaza	217,766	314,952	12/31/2019	T-12	93.4%	597,260	208,720	388,541	3,412	21,755	363,374	1.85	1.73
52	Loan		1	Walgreens - Columbus County	NAV	NAV	NAV	NAV	97.0%	310,767	7,427	303,339	0	0	303,339	1.71	1.71
53	Loan	10	1	Eastgate Plaza	161,625	307,015	12/31/2020	T-12	92.5%	511,309	171,307	340,001	14,023	36,608	289,370	2.13	1.81

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
					7	7				5,7	5,7	3,4			20,21,22
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	12.3%	12.3%	575,000,000	As Is	1/20/2022	32.6%	32.6%	94.7%	7/22/2022	NAP	NAP
2	Loan	16, 25	1	The Garland Hotel	17.6%	14.8%	104,000,000	As Is	4/1/2022	43.3%	43.3%	70.3%	6/30/2022	NAP	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	11.8%	11.3%	84,500,000	As Is	6/30/2022	51.5%	51.5%	90.5%	7/25/2022	No	B&B Italia
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	12.6%	11.7%	66,500,000	As Is	Various	63.2%	63.2%	100.0%	Various
4.01	Property		1	Chase St.			40,700,000	As Is	4/19/2022			100.0%	5/13/2022	No	Edsal Manufacturing Company, Inc.
4.02	Property		1	Cardone			25,800,000	As Is	4/20/2022			100.0%	5/27/2022	Yes	Cardone Industries, Inc.
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	16.4%	14.9%	134,300,000	As Is	Various	46.9%	43.2%	66.5%	5/31/2022
5.01	Property		1	Fairfield Inn Orange Beach			27,100,000	As Is	5/3/2022			62.0%	5/31/2022	NAP	NAP
5.02	Property		1	Beachside Gulf Shores			22,500,000	As Is	5/3/2022			52.7%	5/31/2022	NAP	NAP
5.03	Property		1	Home2Suites Mobile			16,700,000	As Is	5/4/2022			85.8%	5/31/2022	NAP	NAP
5.04	Property		1	Home2Suites Daphne			16,700,000	As Is	5/4/2022			82.0%	5/31/2022	NAP	NAP
5.05	Property		1	Staybridge Suites Gulf Shores			18,100,000	As Is	5/3/2022			65.4%	5/31/2022	NAP	NAP
5.06	Property		1	Gulf Shores Motel 6			9,700,000	As Is	5/3/2022			72.6%	5/31/2022	NAP	NAP
5.07	Property		1	Red Roof Pensacola			8,400,000	As Is	5/3/2022			56.7%	5/31/2022	NAP	NAP
5.08	Property		1	Quality Inn Gulf Shores			7,800,000	As Is	5/3/2022			53.9%	5/31/2022	NAP	NAP
5.09	Property		1	Red Roof Gulf Shores			7,300,000	As Is	5/3/2022			61.0%	5/31/2022	NAP	NAP
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	11.5%	10.7%	109,000,000	As Is	4/10/2022	59.6%	53.3%	98.7%	5/1/2022
6.01	Property		1	The Shoppes at Hamilton Place			31,900,000	As Is	4/10/2022			95.9%	5/1/2022	No	Ross Dress For Less
6.02	Property		1	The Terrace			29,600,000	As Is	4/10/2022			100.0%	5/1/2022	No	Academy Sports + Outdoors
6.03	Property		1	Hamilton Corner			27,900,000	As Is	4/10/2022			100.0%	5/1/2022	No	DXL Mens Apparel
6.04	Property		1	Hamilton Crossing			19,600,000	As Is	4/10/2022			100.0%	5/1/2022	No	T.J. Maxx
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	10.9%	10.5%	61,000,000	As Is	5/16/2022	60.7%	60.7%	95.0%	7/1/2022	No	P3 Health Partners
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	10.4%	9.7%	67,300,000	As Is	5/16/2022	60.9%	60.9%	100.0%	7/29/2022
8.01	Property		1	Autokiniton Industrial - Elkton			44,300,000	As Is	5/16/2022			100.0%	7/29/2022	Yes	Tower Automotive Operations USA I,LLC
8.02	Property		1	Autokiniton Industrial - Bardstown			23,000,000	As Is	5/16/2022			100.0%	7/29/2022	Yes	Tower Automotive Operations USA I,LLC
9	Loan	14	1	2100 Wharton Street	10.2%	9.3%	49,900,000	As Is	5/19/2022	59.1%	59.1%	86.2%	6/1/2022	No	Krystal BioTech Inc
10	Loan	2, 12, 22	1	Chidlaw Building	11.6%	10.7%	48,200,000	As Is	5/17/2022	58.0%	49.3%	83.1%	5/1/2022	No	Spectrum Pacific West, LLC
11	Loan	10, 14	1	3075 Olcott	8.6%	8.6%	240,000,000	As Is	2/14/2022	59.2%	59.2%	100.0%	4/8/2022	Yes	Amazon.com Services LLC
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	11.3%	10.7%	53,500,000	As Portfolio	5/3/2022	46.8%	46.8%	100.0%	6/10/2022
12.01	Property		1	Kohl's - St. Joseph			9,925,000	As Is	5/4/2022			100.0%	6/10/2022	Yes	Kohl's Corporation
12.02	Property		1	Walgreens - Birmingham			5,400,000	As Is	5/5/2022			100.0%	6/10/2022	Yes	Walgreens
12.03	Property		1	Columbus Dialysis Clinic			4,050,000	As Is	5/5/2022			100.0%	6/10/2022	Yes	Renal Care Options
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton			1,780,000	As Is	5/9/2022			100.0%	6/10/2022	Yes	Family Dollar/Dollar Tree
12.05	Property		1	Dollar General - Barren Springs			1,880,000	As Is	5/8/2022			100.0%	6/10/2022	Yes	Dollar General
12.06	Property		1	Family Dollar/Dollar Tree - Windsor			1,650,000	As Is	5/8/2022			100.0%	6/10/2022	Yes	Family Dollar/Dollar Tree
12.07	Property		1	Advance Auto Parts - Hamilton			1,680,000	As Is	5/18/2022			100.0%	6/10/2022	Yes	Advance Auto Parts
12.08	Property		1	Dollar General - Geneva			1,460,000	As Is	5/6/2022			100.0%	6/10/2022	Yes	Dollar General
12.09	Property		1	Advance Auto Parts - Van Buren			1,560,000	As Is	5/4/2022			100.0%	6/10/2022	Yes	Advance Auto Parts
12.10	Property		1	Dollar General - Veguita			1,560,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.11	Property		1	Dollar General - Fertile			1,560,000	As Is	5/4/2022			100.0%	6/10/2022	Yes	Dollar General
12.12	Property		1	Dollar General - Remer			1,550,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.13	Property		1	Dollar General - Roseville			1,540,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.14	Property		1	Dollar General - Newhall			1,510,000	As Is	5/10/2022			100.0%	6/10/2022	Yes	Dollar General
12.15	Property		1	Dollar General - Frazee			1,500,000	As Is	5/10/2022			100.0%	6/10/2022	Yes	Dollar General
12.16	Property		1	Dollar General - Woodson			1,500,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.17	Property		1	Dollar General - Sloan			1,500,000	As Is	5/4/2022			100.0%	6/10/2022	Yes	Dollar General
12.18	Property		1	Dollar General - Emily			1,490,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.19	Property		1	Dollar General - Bunker			1,430,000	As Is	5/10/2022			100.0%	6/10/2022	Yes	Dollar General
12.20	Property		1	Dollar General - Remsen			1,390,000	As Is	5/10/2022			100.0%	6/10/2022	Yes	Dollar General
12.21	Property		1	Dollar General - Dallas City			1,390,000	As Is	5/3/2022			100.0%	6/10/2022	Yes	Dollar General
12.22	Property		1	Dollar General - Dayton			1,390,000	As Is	5/10/2022			100.0%	6/10/2022	Yes	Dollar General
12.23	Property		1	Dollar General - Winnebago			1,330,000	As Is	5/11/2022			100.0%	6/10/2022	Yes	Dollar General
13	Loan	1, 4, 12, 14, 26	1	Bell Works	9.4%	8.7%	335,200,000	As Is	1/31/2022	62.6%	62.6%	90.5%	2/1/2022	No	iCIMS, Inc.
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	8.4%	8.3%	139,000,000	As Portfolio	4/15/2022	57.6%	57.6%	92.8%	Various
14.01	Property		1	Walgreens - Las Vegas			50,000,000	As Is	4/1/2022			100.0%	5/19/2022	Yes	Walgreens
14.02	Property		1	Waystar Building			30,200,000	As Is	4/5/2022			100.0%	5/19/2022	Yes	Waystar Technologies, Inc.
14.03	Property		1	Fresenius Kidney Care			8,960,000	As Is	3/31/2022			100.0%	5/19/2022	Yes	Fresenius Kidney Care
14.04	Property		1	Tower Health			7,600,000	As Is	4/4/2022			100.0%	5/19/2022	Yes	Tower Health Medical Group
14.05	Property		1	New Orleans MOB			7,100,000	As Is	4/7/2022			100.0%	4/1/2022	No	East Jefferson General Hospital
14.06	Property		1	Penn State Health			6,800,000	As Is	4/4/2022			100.0%	5/19/2022	Yes	St. Joseph Regional Health Network (Penn State Health)
14.07	Property		1	Carmichael MOB			6,300,000	As Is	4/8/2022			89.2%	4/1/2022	No	Keller Williams
14.08	Property		1	Port Arthur Dialysis			4,540,000	As Is	4/5/2022			54.5%	4/1/2022	No	Renal Center of Port Arthur, LLC (DaVita)
14.09	Property		1	Auburn Medical			4,500,000	As Is	1/28/2022			100.0%	5/19/2022	Yes	Access Ambulatory Surgery Center
14.10	Property		1	Berkley Eye Institute, PA			3,290,000	As Is	2/10/2022			100.0%	5/19/2022	Yes	Berkeley Eye Institute, P.A.
15	Loan	10	1	Village Crossroads	11.3%	10.2%	43,600,000	As Is	5/18/2022	54.5%	46.3%	87.0%	5/6/2022	No	Best Buy Stores, L.P.
16	Loan	11, 19	1	Saks Fulfillment Center	10.7%	10.7%	112,900,000	As Is	8/1/2022	53.1%	53.1%	100.0%	8/2/2022	Yes	The Saks Fifth Avenue Fulfillment Center (HBC)
17	Loan	12, 14, 19, 22	1	The Overlook	10.6%	10.5%	35,000,000	As Is	6/2/2022	64.0%	64.0%	89.7%	6/1/2022	No	Knotel

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
					7	7				5,7	5,7	3,4			20,21,22
18	Loan	11, 14	1	Crossgates Commons	12.9%	11.6%	47,600,000	As Is	4/12/2022	67.0%	54.4%	91.2%	4/1/2022	No	Home Depot
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	11.1%	11.1%	954,000,000	As Is	1/20/2022	33.3%	33.3%	96.4%	3/1/2022
19.01	Property		1	Yorkshire Towers			821,000,000	As Is	1/20/2022			96.3%	3/1/2022	NAP	NAP
19.02	Property		1	Lexington Towers			133,000,000	As Is	1/20/2022			96.9%	3/1/2022	NAP	NAP
20	Loan	1, 11	1	39 Broadway	11.6%	10.7%	220,000,000	As Is	5/1/2022	38.6%	38.6%	79.4%	5/12/2022	No	Metropolitan Jewish Health System, Inc.
21	Loan	11, 19	1	3455 Veterans Memorial Highway	9.2%	9.1%	49,500,000	As Is	6/17/2022	60.6%	60.6%	100.0%	7/29/2022	Yes	County of Suffolk
22	Loan	14, 16, 22	1	One South Church	12.5%	12.2%	34,000,000	As Is	3/18/2022	55.9%	55.9%	90.5%	6/13/2022	No	Snell & Wilmer L.L.P.
23	Loan		1	Birnham Woods	12.7%	12.2%	37,390,000	As Is	3/5/2022	49.5%	49.5%	98.0%	3/15/2022	No	PetSmart
24	Loan	5	1	Courtyard Sandestin	17.6%	15.8%	41,400,000	As Complete	6/1/2023	39.3%	39.3%	59.7%	3/31/2022	NAP	NAP
25	Loan		1	Trolley Square Leased Fee	9.4%	9.4%	24,100,000	As Is	4/11/2022	58.9%	58.9%	100.0%	6/14/2022	Yes	Trolley Square
26	Loan	6	9	MHP Portfolio	9.2%	9.0%	21,065,000	As Is	Various	66.9%	61.9%	71.5%	Various
26.01	Property		1	Watch E Kee & Sugar Creek			3,740,000	As Is	4/18/2022			81.8%	4/1/2022	NAP	NAP
26.02	Property		1	Canton Portfolio			3,575,000	As Is	4/9/2022			76.7%	5/9/2022	NAP	NAP
26.03	Property		1	Keokuk			3,000,000	As Is	4/17/2022			62.2%	4/1/2022	NAP	NAP
26.04	Property		1	FMC			2,840,000	As Is	4/19/2022			73.9%	3/22/2022	NAP	NAP
26.05	Property		1	Poplar			2,680,000	As Is	4/9/2022			77.1%	5/9/2022	NAP	NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing			2,170,000	As Is	4/18/2022			56.7%	4/1/2022	NAP	NAP
26.07	Property		1	Eastwood			920,000	As Is	4/9/2022			67.3%	5/1/2022	NAP	NAP
26.08	Property		1	Malvern			1,100,000	As Is	4/9/2022			67.4%	4/30/2022	NAP	NAP
26.09	Property		1	Bronson			1,040,000	As Is	4/19/2022			90.0%	4/30/2022	NAP	NAP
27	Loan	5	1	Residence Inn Sandestin	15.7%	14.1%	32,900,000	As Complete	6/1/2023	41.6%	41.6%	66.3%	3/31/2022	NAP	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	17.8%	16.4%	31,140,000	As Is	Various	40.3%	40.3%	86.6%	Various
28.01	Property		1	Madison Commons			5,000,000	As Is	1/29/2022			70.3%	4/26/2022	No	Urgent Team
28.02	Property		1	Clarkston Oaks			4,150,000	As Is	2/1/2022			100.0%	4/1/2022	No	J&M Hardware, LLC dba Ace Hardware
28.03	Property		1	Point Mallard Centre			4,500,000	As Is	1/29/2022			92.9%	4/1/2022	No	Fulins Asian Restaurant
28.04	Property		1	Huber Heights			5,000,000	As Is	2/11/2022			100.0%	4/1/2022	No	American Freight Outlet
28.05	Property		1	West Park Square			3,600,000	As Is	2/11/2022			74.6%	3/31/2022	No	Harbor Freight Tools
28.06	Property		1	1160 Vann Drive			2,400,000	As Is	1/28/2022			100.0%	6/10/2022	Yes	Flatiron Grill
28.07	Property		1	Cornhusker Plaza			1,740,000	As Is	2/6/2022			54.5%	4/5/2022	No	Anytime Fitness
28.08	Property		1	Holbrook			2,000,000	As Is	2/5/2022			65.8%	4/8/2022	No	Santander Bank
28.09	Property		1	Schnucks Farmington			2,000,000	As Is	1/27/2022			100.0%	4/5/2022	No	Interlock Pharmacy Systems dba CVS
28.10	Property		1	Hudson Corners			750,000	As Is	1/19/2022			100.0%	4/1/2022	No	Smart Business Solutions dba Boost Mobile
29	Loan	2	1	15-19 W 116th Street	8.8%	8.7%	16,900,000	As Is	7/7/2022	68.0%	68.0%	97.4%	7/1/2022	NAP	NAP
30	Loan	14	1	Morton Village Plaza	14.5%	13.5%	33,900,000	As Is	3/25/2022	29.5%	29.5%	86.7%	5/12/2022	No	Lus Licensing LLC dba Lidl
31	Loan		1	Cortez Village Townhomes	10.1%	9.8%	21,000,000	As Is	5/9/2022	47.6%	47.6%	100.0%	5/19/2022	NAP	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	9.9%	9.4%	70,000,000	As Is	2/25/2022	56.9%	47.0%	98.0%	4/1/2022	No	Academy Sports
33	Loan	6	2	Store It All Texas Portfolio	9.6%	9.3%	14,800,000	As Is	3/9/2022	59.1%	55.2%	87.0%	6/16/2022
33.01	Property		1	Store It All - Loop 20			8,150,000	As Is	3/9/2022			89.2%	6/16/2022	NAP	NAP
33.02	Property		1	Store It All - Del Norte			6,650,000	As Is	3/9/2022			85.0%	6/16/2022	NAP	NAP
34	Loan	14	1	Main Square	10.9%	10.3%	13,300,000	As Is	5/12/2022	56.4%	56.4%	100.0%	7/1/2022	No	Cle
35	Loan	6	4	Boucher Self Storage Portfolio	9.8%	9.6%	13,050,000	As Is	Various	57.5%	57.5%	94.6%	Various
35.01	Property		1	APS Brookline South			4,100,000	As Is	4/21/2022			89.3%	5/1/2022	NAP	NAP
35.02	Property		1	APS Bradford			4,100,000	As Is	4/5/2022			98.1%	5/1/2022	NAP	NAP
35.03	Property		1	Top Notch Self Storage			4,000,000	As Is	4/7/2022			99.2%	4/1/2022	NAP	NAP
35.04	Property		1	APS Brookline North			850,000	As Is	4/21/2022			85.1%	5/1/2022	NAP	NAP
36	Loan		1	HIE Douglasville	20.3%	18.5%	11,200,000	As Is	5/10/2022	66.8%	56.6%	79.8%	6/30/2022	NAP	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	17.1%	15.3%	11,000,000	As Complete	5/1/2023	67.2%	58.2%	68.3%	4/30/2022	NAP	NAP
38	Loan		1	CVS Rhode Island	7.2%	7.2%	11,000,000	As Is	4/27/2022	66.4%	66.4%	100.0%	6/10/2022	Yes	Rhode Island CVS Pharmacy, L.L.C.
39	Loan	12	1	Prime Storage - Saratoga Wilton	9.0%	8.9%	12,500,000	As Is	6/22/2022	56.0%	56.0%	88.0%	6/30/2022	NAP	NAP
40	Loan	14, 22	1	Novi Commerce Center	9.9%	9.4%	9,500,000	As Is	4/18/2022	70.5%	63.3%	97.6%	5/13/2022	No	Automotive Techniques
41	Loan	14, 26	1	Clarksville Commons	11.5%	9.9%	9,000,000	As Is	3/16/2022	69.8%	59.1%	95.2%	5/31/2022	No	Louisville Overstock Warehouse
42	Loan		1	Frisch's Commissary Kitchen	10.4%	9.5%	9,750,000	As Is	2/2/2022	60.3%	60.3%	100.0%	4/12/2022	Yes	FKC,LLC
43	Loan	2, 12	1	214 East 52nd Street	9.5%	9.3%	10,550,000	As Is	5/24/2022	55.5%	55.5%	100.0%	8/3/2022	No	AY Restaurant Corp. d/b/a Fabio, a New York Corporation
44	Loan	22	1	Walgreens - Belfast	8.2%	8.2%	8,730,000	As Is	2/16/2022	59.0%	59.0%	100.0%	5/9/2022	Yes	Walgreens
45	Loan		1	Walgreens Baltimore	8.5%	8.5%	8,550,000	As Is	3/8/2022	60.2%	60.2%	100.0%	4/13/2022	Yes	Walgreen Co.
46	Loan		1	Security Self Storage	9.0%	8.9%	7,320,000	As Is	4/13/2022	70.2%	63.2%	99.3%	5/9/2022	NAP	NAP
47	Loan	2, 22	1	Suntree Healthplex	14.3%	13.1%	10,200,000	As Is	4/19/2022	49.0%	44.0%	100.0%	4/1/2022	No	OMNI Healthcare
48	Loan		1	Cresthaven Mobile Home Park	9.5%	9.4%	10,500,000	As Is	5/5/2022	43.8%	41.0%	98.4%	5/11/2022	NAP	NAP
49	Loan	14, 22	1	Incubator Road Flex	10.0%	9.3%	6,450,000	As Is	4/12/2022	70.5%	63.5%	94.6%	3/2/2022	No	American Medical Response
50	Loan		1	Walgreens - Auburn, AL	9.1%	9.1%	7,300,000	As Is	4/7/2022	52.3%	52.3%	100.0%	5/5/2022	Yes	Walgreens
51	Loan		1	Harrisburg Plaza	11.4%	10.7%	5,600,000	As Is	5/19/2022	60.9%	60.9%	93.4%	6/21/2022	No	Auto Zone, Inc.
52	Loan		1	Walgreens - Columbus County	9.2%	9.2%	6,375,000	As Is	4/8/2022	51.5%	51.5%	100.0%	5/13/2022	Yes	Walgreens
53	Loan	10	1	Eastgate Plaza	13.7%	11.6%	3,650,000	As Is	11/18/2019	68.2%	57.8%	100.0%	3/31/2022	No	Event Zona

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
								20,21,22				22
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	16, 25	1	The Garland Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	21,025	18.6%	5/31/2032	The School Board of Miami-Dade County	15,127	13.4%	6/30/2023	Design Within Reach, Inc.	14,070	12.5%
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone
4.01	Property		1	Chase St.	485,813	44.5%	11/30/2031	Chicago Steel Holdings LLC	307,563	28.2%	MTM	Katoen Natie Midwest, Inc.	215,458	19.7%
4.02	Property		1	Cardone	667,586	100.0%	10/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio
5.01	Property		1	Fairfield Inn Orange Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Beachside Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Home2Suites Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Home2Suites Daphne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Staybridge Suites Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Gulf Shores Motel 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Red Roof Pensacola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Quality Inn Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Red Roof Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio
6.01	Property		1	The Shoppes at Hamilton Place	30,187	20.3%	1/31/2024	Marshalls	30,000	20.2%	1/31/2028	Bed Bath & Beyond	28,000	18.8%
6.02	Property		1	The Terrace	73,028	46.2%	6/30/2025	Nordstrom Rack	24,155	15.3%	4/30/2033	Party City	20,841	13.2%
6.03	Property		1	Hamilton Corner	6,947	10.3%	7/31/2025	Firebirds Wood Fired Grill	6,800	10.1%	5/31/2024	Sola Salon Studios	6,194	9.2%
6.04	Property		1	Hamilton Crossing	31,672	32.0%	1/31/2025	Cost Plus World Market	18,150	18.3%	1/31/2027	Guitar Center	10,307	10.4%
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	47,373	26.1%	7/31/2030	Greenspun Media Group, LLC	25,465	14.0%	6/30/2023	Far West Division, Inc.	22,438	12.4%
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio
8.01	Property		1	Autokiniton Industrial - Elkton	1,027,033	100.0%	4/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Autokiniton Industrial - Bardstown	416,540	100.0%	4/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14	1	2100 Wharton Street	51,062	21.2%	10/31/2031	Tobii Dynavox Systems, Inc.	50,610	21.0%	9/30/2027	Allegheny County - Dept of Aging	34,423	14.3%
10	Loan	2, 12, 22	1	Chidlaw Building	93,077	33.1%	7/31/2028	Jacobs Technology Inc	80,990	28.8%	2/28/2027	Hero DVO, LLC	47,483	16.9%
11	Loan	10, 14	1	3075 Olcott	246,606	100.0%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio
12.01	Property		1	Kohl's - St. Joseph	88,799	100.0%	1/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Walgreens - Birmingham	13,650	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	Columbus Dialysis Clinic	9,280	100.0%	10/18/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	10,500	100.0%	3/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	Dollar General - Barren Springs	9,002	100.0%	11/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	10,500	100.0%	3/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	Advance Auto Parts - Hamilton	7,000	100.0%	12/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	Dollar General - Geneva	9,100	100.0%	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.09	Property		1	Advance Auto Parts - Van Buren	7,000	100.0%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Veguita	9,026	100.0%	2/28/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.11	Property		1	Dollar General - Fertile	9,002	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar General - Remer	9,026	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar General - Roseville	9,100	100.0%	3/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Newhall	9,100	100.0%	2/28/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Frazee	7,489	100.0%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.16	Property		1	Dollar General - Woodson	9,026	100.0%	11/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.17	Property		1	Dollar General - Sloan	9,002	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.18	Property		1	Dollar General - Emily	9,026	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.19	Property		1	Dollar General - Bunker	7,545	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.20	Property		1	Dollar General - Remsen	7,489	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.21	Property		1	Dollar General - Dallas City	7,489	100.0%	3/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.22	Property		1	Dollar General - Dayton	7,489	100.0%	11/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.23	Property		1	Dollar General - Winnebago	7,489	100.0%	8/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 4, 12, 14, 26	1	Bell Works	331,378	24.2%	11/30/2032	Guardian Life Insurance Company of America	91,319	6.7%	12/31/2032	WorkWave LLC	71,667	5.2%
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio
14.01	Property		1	Walgreens - Las Vegas	18,100	100.0%	3/31/2040	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Waystar Building	128,710	100.0%	1/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Fresenius Kidney Care	10,075	100.0%	5/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Tower Health	11,000	100.0%	9/30/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	New Orleans MOB	15,547	71.9%	7/31/2024	The Administrators of Tulane Educational Fund	4,085	18.9%	5/31/2025	Kristoffer A Norbo DDS,MSD,PC	1,987	9.2%
14.06	Property		1	Penn State Health	14,200	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Carmichael MOB	6,049	22.8%	4/30/2036	Oral Surgery Center 205	4,958	18.7%	8/31/2025	Dermatology Associates of WI 210	3,211	12.1%
14.08	Property		1	Port Arthur Dialysis	12,217	31.8%	7/31/2036	Southeast Texas Nephrology Associates	6,023	15.7%	4/30/2025	Southeast Texas Nephrology Associates - Storage	2,735	7.1%
14.09	Property		1	Auburn Medical	7,704	100.0%	10/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	Berkley Eye Institute, PA	7,097	100.0%	10/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10	1	Village Crossroads	30,000	17.2%	1/31/2024	Bed Bath & Beyond, Inc.	28,001	16.0%	1/31/2029	JoAnn Stores, Inc.	21,600	12.4%
16	Loan	11, 19	1	Saks Fulfillment Center	822,771	100.0%	6/30/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	12, 14, 19, 22	1	The Overlook	8,712	8.7%	3/31/2033	Westlake Complete Care LLC	8,142	8.2%	11/30/2027	Messina Touring Group LLC	7,433	7.5%

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
								20,21,22				22
18	Loan	11, 14	1	Crossgates Commons	102,680	23.4%	1/31/2025	At Home	82,551	18.8%	10/19/2026	Urban Air	44,089	10.0%
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers
19.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 11	1	39 Broadway	37,760	8.4%	9/21/2025	The Waterfront Commission of New York Harbor	21,025	4.7%	MTM	The Food Bank for New York City, Food for Survival	16,890	3.7%
21	Loan	11, 19	1	3455 Veterans Memorial Highway	151,730	100.0%	11/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	14, 16, 22	1	One South Church	21,047	13.9%	6/30/2029	New York Life Insurance Company	16,218	10.7%	12/31/2028	RGN-TUCSON I LLC	12,659	8.4%
23	Loan		1	Birnham Woods	18,241	20.3%	6/30/2027	Blue Lion Salon	10,000	11.1%	2/29/2028	Memorial Hermann	7,879	8.8%
24	Loan	5	1	Courtyard Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Trolley Square Leased Fee	115,319	100.0%	3/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6	9	MHP Portfolio
26.01	Property		1	Watch E Kee & Sugar Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Canton Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Keokuk	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	FMC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	Poplar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	Eastwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.08	Property		1	Malvern	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.09	Property		1	Bronson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5	1	Residence Inn Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2
28.01	Property		1	Madison Commons	2,600	12.4%	8/31/2026	Eggs Up Grill	2,400	11.4%	8/31/2032	GoodWill	2,100	10.0%
28.02	Property		1	Clarkston Oaks	15,814	53.0%	6/30/2026	Susan's Hallmark Shop	4,900	16.4%	1/31/2025	Kurtis MFG	2,800	9.4%
28.03	Property		1	Point Mallard Centre	3,600	21.4%	4/30/2029	Goodwill	2,400	14.3%	1/3/2029	AL Closing & Title	1,826	10.9%
28.04	Property		1	Huber Heights	28,018	53.6%	6/30/2024	Bed, Bath & Beyond	24,210	46.4%	1/31/2025	NAP	NAP	NAP
28.05	Property		1	West Park Square	15,000	31.2%	11/30/2030	Feeders Supply	6,000	12.5%	3/31/2027	Snap Fitness	5,200	10.8%
28.06	Property		1	1160 Vann Drive	10,800	100.0%	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Cornhusker Plaza	5,142	30.0%	1/31/2026	H&R Block Enterprises	1,750	10.2%	4/30/2025	Community Rehab dba ATI Physical Therapy	1,740	10.2%
28.08	Property		1	Holbrook	4,000	65.8%	10/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Schnucks Farmington	7,790	52.5%	8/31/2025	Cato	4,000	27.0%	1/31/2023	Miracle Ear	1,720	11.6%
28.10	Property		1	Hudson Corners	1,200	33.3%	1/31/2023	N Nails	1,200	33.3%	4/30/2023	Subway	1,200	33.3%
29	Loan	2	1	15-19 W 116th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	14	1	Morton Village Plaza	27,584	23.9%	7/31/2038	Ace Hardware of Plainview, Inc.	9,640	8.3%	1/31/2031	CVS Morton Village	8,459	7.3%
31	Loan		1	Cortez Village Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	62,962	27.6%	4/30/2034	Publix	45,600	20.0%	8/31/2038	Ross Dress for Less	22,000	9.6%
33	Loan	6	2	Store It All Texas Portfolio
33.01	Property		1	Store It All - Loop 20	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Store It All - Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	14	1	Main Square	10,813	44.6%	5/31/2034	Rose Gold	4,313	17.8%	12/31/2035	Legacy Community Health Services	3,900	16.1%
35	Loan	6	4	Boucher Self Storage Portfolio
35.01	Property		1	APS Brookline South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	APS Bradford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	Top Notch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.04	Property		1	APS Brookline North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	HIE Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	CVS Rhode Island	12,900	100.0%	5/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	14, 22	1	Novi Commerce Center	12,500	12.2%	8/31/2025	Automated Control	7,500	7.3%	8/31/2026	Perfect Comfort	5,000	4.9%
41	Loan	14, 26	1	Clarksville Commons	50,020	46.3%	5/31/2029	Dollar Tree	15,250	14.1%	12/31/2026	Boot Barn	12,000	11.1%
42	Loan		1	Frisch's Commissary Kitchen	77,286	100.0%	3/31/2040	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	2, 12	1	214 East 52nd Street	3,178	29.7%	6/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	22	1	Walgreens - Belfast	14,550	100.0%	10/31/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Walgreens Baltimore	13,659	100.0%	3/31/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 22	1	Suntree Healthplex	17,770	35.6%	3/31/2037	Any Time Fitness	10,000	20.0%	8/31/2025	Paradise Health & Nutrition	5,396	10.8%
48	Loan		1	Cresthaven Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	14, 22	1	Incubator Road Flex	10,800	21.4%	3/31/2023	TMR Underground	3,600	7.1%	6/30/2023	Forensic Analysis	3,000	6.0%
50	Loan		1	Walgreens - Auburn, AL	14,758	100.0%	4/30/2037	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Harrisburg Plaza	8,572	37.7%	12/31/2026	Primary Care Holdings II, LLC	6,792	29.9%	6/30/2026	Harrisburg Washateria, LLC	5,892	25.9%
52	Loan		1	Walgreens - Columbus County	14,820	100.0%	5/31/2037	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	10	1	Eastgate Plaza	29,000	41.4%	8/31/2029	Planet Fitness	16,500	23.5%	11/30/2029	Auto Zone Store # 92	8,450	12.1%

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
						22				22
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/20/2022	NAP
2	Loan	16, 25	1	The Garland Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2022	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	7/31/2025	MC Kitchen, LLC	6,928	6.1%	3/31/2029	Dell'Anno	6,246	5.5%	1/31/2024	7/8/2022	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone
4.01	Property		1	Chase St.	3/31/2023	Chemcoaters, L.L.C.	82,000	7.5%	1/31/2034	Douglass Logistics	1,080	0.1%	MTM	12/29/2021	NAP
4.02	Property		1	Cardone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/1/2022	NAP
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio
5.01	Property		1	Fairfield Inn Orange Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022	NAP
5.02	Property		1	Beachside Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022	NAP
5.03	Property		1	Home2Suites Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2022	NAP
5.04	Property		1	Home2Suites Daphne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2022	NAP
5.05	Property		1	Staybridge Suites Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022	NAP
5.06	Property		1	Gulf Shores Motel 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022	NAP
5.07	Property		1	Red Roof Pensacola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022	NAP
5.08	Property		1	Quality Inn Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022	NAP
5.09	Property		1	Red Roof Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022	NAP
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio
6.01	Property		1	The Shoppes at Hamilton Place	1/31/2027	Regal Cinemas	22,618	15.2%	9/30/2033	Five Below	8,838	5.9%	1/31/2030	4/7/2022	NAP
6.02	Property		1	The Terrace	1/31/2025	DSW	15,110	9.6%	1/31/2025	Old Navy	14,810	9.4%	4/30/2027	4/7/2022	NAP
6.03	Property		1	Hamilton Corner	6/30/2028	LOFT	6,000	8.9%	1/31/2026	Bonefish Grill	5,500	8.2%	10/31/2024	4/8/2022	NAP
6.04	Property		1	Hamilton Crossing	9/30/2025	Skechers	8,129	8.2%	7/31/2023	Rock Creek Outfitters	7,500	7.6%	7/31/2025	4/6/2022	NAP
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	9/30/2028	Dermatology Management	12,780	7.0%	4/30/2026	Security 1st Title of Nevada	6,809	3.8%	11/1/2025	6/2/2022	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio
8.01	Property		1	Autokiniton Industrial - Elkton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/17/2021	3/15/2022
8.02	Property		1	Autokiniton Industrial - Bardstown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/5/2021	NAP
9	Loan	14	1	2100 Wharton Street	12/31/2033	Biohaven Pharmaceuticals	19,769	8.2%	10/31/2024	County of Allegheny - Youth	17,723	7.3%	12/31/2033	5/27/2022	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	11/30/2029	WorkSpace Co LLC	9,506	3.4%	7/31/2030	PCI Broadband	2,471	0.9%	12/31/2029	5/17/2022	NAP
11	Loan	10, 14	1	3075 Olcott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/10/2022	NAP
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio
12.01	Property		1	Kohl's - St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
12.02	Property		1	Walgreens - Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/17/2022	NAP
12.03	Property		1	Columbus Dialysis Clinic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/11/2021	NAP
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/20/2022	NAP
12.05	Property		1	Dollar General - Barren Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/18/2022	NAP
12.07	Property		1	Advance Auto Parts - Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP
12.08	Property		1	Dollar General - Geneva	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/31/2022	NAP
12.09	Property		1	Advance Auto Parts - Van Buren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2021	NAP
12.10	Property		1	Dollar General - Veguita	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2022	NAP
12.11	Property		1	Dollar General - Fertile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
12.12	Property		1	Dollar General - Remer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
12.13	Property		1	Dollar General - Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
12.14	Property		1	Dollar General - Newhall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2022	NAP
12.15	Property		1	Dollar General - Frazee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/20/2022	NAP
12.16	Property		1	Dollar General - Woodson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
12.17	Property		1	Dollar General - Sloan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
12.18	Property		1	Dollar General - Emily	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
12.19	Property		1	Dollar General - Bunker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/31/2022	NAP
12.20	Property		1	Dollar General - Remsen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
12.21	Property		1	Dollar General - Dallas City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2022	NAP
12.22	Property		1	Dollar General - Dayton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/20/2022	NAP
12.23	Property		1	Dollar General - Winnebago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/19/2022	NAP
13	Loan	1, 4, 12, 14, 26	1	Bell Works	5/27/2029	Jersey Central Power & Light Company	69,870	5.1%	12/31/2027	International Flavors & Fragrances, L.P.	60,104	4.4%	9/30/2033	2/14/2022	NAP
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio
14.01	Property		1	Walgreens - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022	NAP
14.02	Property		1	Waystar Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/25/2022	NAP
14.03	Property		1	Fresenius Kidney Care	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/9/2021	NAP
14.04	Property		1	Tower Health	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/28/2022	NAP
14.05	Property		1	New Orleans MOB	6/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/11/2022	NAP
14.06	Property		1	Penn State Health	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/28/2022	NAP
14.07	Property		1	Carmichael MOB	7/31/2023	Periodontal Center 100	2,763	10.4%	12/31/2031	JUUL Labs	2,090	7.9%	2/28/2024	8/30/2021	NAP
14.08	Property		1	Port Arthur Dialysis	4/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2021	NAP
14.09	Property		1	Auburn Medical	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2021	NAP
14.10	Property		1	Berkley Eye Institute, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP
15	Loan	10	1	Village Crossroads	11/30/2028	PetSmart, Inc.	20,373	11.7%	9/30/2023	Richco Shoes Inc	8,500	4.9%	11/30/2025	5/24/2022	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2022	NAP
17	Loan	12, 14, 19, 22	1	The Overlook	9/30/2025	The Optometry Center for Vision Therapy	6,232	6.2%	5/31/2028	Renew H2, LLC	6,194	6.2%	8/31/2027	4/21/2022	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
						22				22
18	Loan	11, 14	1	Crossgates Commons	4/30/2033	Michaels	31,480	7.2%	8/1/2027	American Freight Outlet	23,510	5.4%	6/30/2023	4/20/2022	NAP
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers
19.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2022	NAP
19.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/19/2022	NAP
20	Loan	1, 11	1	39 Broadway	MTM	Masterpiece International, Ltd.	15,555	3.5%	2/20/2027	Littleton Joyce Ughetta Park	13,644	3.0%	1/31/2028	5/17/2022	NAP
21	Loan	11, 19	1	3455 Veterans Memorial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/9/2022	NAP
22	Loan	14, 16, 22	1	One South Church	12/31/2025	Lewis Roca Rothgerber Christie L.L.P.	10,078	6.7%	2/29/2028	HDR Engineering Inc.	9,659	6.4%	5/31/2026	3/18/2022	NAP
23	Loan		1	Birnham Woods	9/30/2027	FINS Swim School	7,000	7.8%	5/31/2030	Woodson's Tap & Kitchen	6,737	7.5%	12/31/2028	3/17/2022	NAP
24	Loan	5	1	Courtyard Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2022	NAP
25	Loan		1	Trolley Square Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2022	NAP
26	Loan	6	9	MHP Portfolio
26.01	Property		1	Watch E Kee & Sugar Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/25/2022	NAP
26.02	Property		1	Canton Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2022, 3/8/2022	NAP
26.03	Property		1	Keokuk	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2022	NAP
26.04	Property		1	FMC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/25/2022	NAP
26.05	Property		1	Poplar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/23/2021	NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2022	NAP
26.07	Property		1	Eastwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
26.08	Property		1	Malvern	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/25/2022	NAP
26.09	Property		1	Bronson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2022	NAP
27	Loan	5	1	Residence Inn Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2022	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2
28.01	Property		1	Madison Commons	11/30/2025	ATI Physical Therapy	2,059	9.8%	6/30/2032	Tutti Nail Salon	1,400	6.7%	7/31/2029	8/12/2021	NAP
28.02	Property		1	Clarkston Oaks	12/31/2026	Frame Unlimited	2,100	7.0%	2/28/2023	G's Junction	1,645	5.5%	6/30/2027	11/24/2021	NAP
28.03	Property		1	Point Mallard Centre	6/30/2027	Dominos	1,774	10.6%	5/31/2030	Beaute Nail Salon	1,200	7.1%	6/30/2023	1/31/2022	NAP
28.04	Property		1	Huber Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/9/2022	NAP
28.05	Property		1	West Park Square	6/30/2027	Green County Dailies	4,500	9.4%	8/31/2023	New China	2,000	4.2%	11/30/2022	2/2/2022	NAP
28.06	Property		1	1160 Vann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/14/2022	NAP
28.07	Property		1	Cornhusker Plaza	1/31/2028	PQH Wireless dba Ring Ring Wireless	700	4.1%	2/28/2023	NAP	NAP	NAP	NAP	9/30/2021	NAP
28.08	Property		1	Holbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/14/2021	NAP
28.09	Property		1	Schnucks Farmington	6/30/2026	Bar Nails	1,320	8.9%	7/31/2028	NAP	NAP	NAP	NAP	11/3/2021	NAP
28.10	Property		1	Hudson Corners	8/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/21/2022	NAP
29	Loan	2	1	15-19 W 116th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022	NAP
30	Loan	14	1	Morton Village Plaza	1/31/2032	Sola Plainview Inc. dba Sola Salon Studios	6,525	5.6%	6/30/2036	JP Morgan Chase Bank	4,875	4.2%	8/31/2026	3/31/2022	NAP
31	Loan		1	Cortez Village Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2022	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	1/31/2029	PetSmart	18,242	8.0%	9/30/2028	Ulta Beauty	10,024	4.4%	10/31/2028	3/4/2022	NAP
33	Loan	6	2	Store It All Texas Portfolio
33.01	Property		1	Store It All - Loop 20	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/28/2022	NAP
33.02	Property		1	Store It All - Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/27/2022	NAP
34	Loan	14	1	Main Square	2/28/2023	Capital Bar	3,140	12.9%	12/31/2034	Cosmic Concepts	2,100	8.7%	10/31/2024	5/13/2022	NAP
35	Loan	6	4	Boucher Self Storage Portfolio
35.01	Property		1	APS Brookline South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2022	NAP
35.02	Property		1	APS Bradford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2022	NAP
35.03	Property		1	Top Notch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2022	NAP
35.04	Property		1	APS Brookline North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2022	NAP
36	Loan		1	HIE Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/21/2022	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/29/2022	NAP
38	Loan		1	CVS Rhode Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/6/2022	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/25/2022	NAP
40	Loan	14, 22	1	Novi Commerce Center	5/31/2027	IN-EX Design	5,000	4.9%	11/30/2023	Sheryl's School of Dance	5,000	4.9%	7/31/2026	4/21/2022	NAP
41	Loan	14, 26	1	Clarksville Commons	3/31/2028	Chuck E Cheese	10,600	9.8%	12/31/2023	Charlie Wilson's Appliance & TV	10,000	9.3%	8/31/2023	3/31/2022	NAP
42	Loan		1	Frisch's Commissary Kitchen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/11/2022	NAP
43	Loan	2, 12	1	214 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/13/2022	NAP
44	Loan	22	1	Walgreens - Belfast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/25/2022	NAP
45	Loan		1	Walgreens Baltimore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/4/2022	NAP
46	Loan		1	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2022	NAP
47	Loan	2, 22	1	Suntree Healthplex	12/31/2023	Department of Revenue GTA	4,999	10.0%	6/30/2023	Department of Revenue CSP	4,794	9.6%	11/30/2026	4/20/2022	NAP
48	Loan		1	Cresthaven Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2022	NAP
49	Loan	14, 22	1	Incubator Road Flex	1/31/2026	Coastal Industrial	2,700	5.4%	3/31/2023	Aqua Right	1,800	3.6%	8/31/2023	4/5/2022	NAP
50	Loan		1	Walgreens - Auburn, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/14/2022	NAP
51	Loan		1	Harrisburg Plaza	7/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/27/2022	NAP
52	Loan		1	Walgreens - Columbus County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/15/2022	NAP
53	Loan	10	1	Eastgate Plaza	7/31/2031	Vicki's School of Gymnastics	7,200	10.3%	6/30/2023	In & Out Shawarma and Kabob	2,196	3.1%	4/30/2027	11/19/2019	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
									16,28	16	16	16		17	18	17	18
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	919,476	459,738	0	Springing
2	Loan	16, 25	1	The Garland Hotel	4/18/2022	4/18/2022	16%	No	Fee / Leasehold	9/30/2026	None	27,453	No	100,685	20,137	157,967	26,328
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	7/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	745,703	71,019	174,919	20,824
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone										244,481	15,310	208,800	92,792
4.01	Property		1	Chase St.	12/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	Cardone	4/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio										524,996	74,999	823,127	137,188
5.01	Property		1	Fairfield Inn Orange Beach	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Beachside Gulf Shores	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	Home2Suites Mobile	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	Home2Suites Daphne	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	Staybridge Suites Gulf Shores	5/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.06	Property		1	Gulf Shores Motel 6	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
5.07	Property		1	Red Roof Pensacola	7/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.08	Property		1	Quality Inn Gulf Shores	5/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.09	Property		1	Red Roof Gulf Shores	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio										628,712	125,742	0	Springing
6.01	Property		1	The Shoppes at Hamilton Place	4/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	The Terrace	4/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	Hamilton Corner	4/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	Hamilton Crossing	4/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	62,236	20,745	0	Springing
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio										0	Springing	0	Springing
8.01	Property		1	Autokiniton Industrial - Elkton	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.02	Property		1	Autokiniton Industrial - Bardstown	6/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9	Loan	14	1	2100 Wharton Street	5/27/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	134,240	22,373	0	Springing
10	Loan	2, 12, 22	1	Chidlaw Building	5/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	42,150	13,381	23,937	4,559
11	Loan	10, 14	1	3075 Olcott	2/24/2022	2/10/2022	7%	No	Fee	NAP	NAP	NAP	NAP	116,072	72,545	25,661	9,870
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio										0	Springing	0	Springing
12.01	Property		1	Kohl's - St. Joseph	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	Walgreens - Birmingham	2/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.03	Property		1	Columbus Dialysis Clinic	12/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	1/20/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.05	Property		1	Dollar General - Barren Springs	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	2/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.07	Property		1	Advance Auto Parts - Hamilton	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.08	Property		1	Dollar General - Geneva	1/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.09	Property		1	Advance Auto Parts - Van Buren	11/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Veguita	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.11	Property		1	Dollar General - Fertile	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar General - Remer	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar General - Roseville	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Newhall	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Frazee	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.16	Property		1	Dollar General - Woodson	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.17	Property		1	Dollar General - Sloan	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.18	Property		1	Dollar General - Emily	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.19	Property		1	Dollar General - Bunker	1/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.20	Property		1	Dollar General - Remsen	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.21	Property		1	Dollar General - Dallas City	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.22	Property		1	Dollar General - Dayton	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.23	Property		1	Dollar General - Winnebago	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan	1, 4, 12, 14, 26	1	Bell Works	2/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	617,834	308,917	0	Springing
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio										141,309	30,220	0	Springing
14.01	Property		1	Walgreens - Las Vegas	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.02	Property		1	Waystar Building	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.03	Property		1	Fresenius Kidney Care	7/9/2021	7/9/2021	17%	No	Fee	NAP	NAP	NAP	NAP
14.04	Property		1	Tower Health	3/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.05	Property		1	New Orleans MOB	3/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.06	Property		1	Penn State Health	3/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.07	Property		1	Carmichael MOB	8/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.08	Property		1	Port Arthur Dialysis	6/20/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.09	Property		1	Auburn Medical	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.10	Property		1	Berkley Eye Institute, PA	10/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15	Loan	10	1	Village Crossroads	5/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	328,736	36,526	31,254	12,687
16	Loan	11, 19	1	Saks Fulfillment Center	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	117,913	Springing	61,924	Springing
17	Loan	12, 14, 19, 22	1	The Overlook	4/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	275,182	39,312	20,406	4,081

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
									16,28	16	16	16		17	18	17	18
18	Loan	11, 14	1	Crossgates Commons	4/20/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	868,132	144,689	0	Springing
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers										5,390,917	898,486	367,868	Springing
19.01	Property		1	Yorkshire Towers	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19.02	Property		1	Lexington Towers	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan	1, 11	1	39 Broadway	5/13/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	300,805	300,805	0	Springing
21	Loan	11, 19	1	3455 Veterans Memorial Highway	4/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	20,949	6,983
22	Loan	14, 16, 22	1	One South Church	3/18/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	119,529	29,882	30,051	3,339
23	Loan		1	Birnham Woods	3/18/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	294,151	49,025	0	4,461
24	Loan	5	1	Courtyard Sandestin	5/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	68,251	7,583	0	Springing
25	Loan		1	Trolley Square Leased Fee	4/22/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
26	Loan	6	9	MHP Portfolio										21,790	10,895	8,941	2,980
26.01	Property		1	Watch E Kee & Sugar Creek	3/25/2022	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP	NAP	NAP
26.02	Property		1	Canton Portfolio	3/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.03	Property		1	Keokuk	3/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.04	Property		1	FMC	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.05	Property		1	Poplar	12/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing	3/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.07	Property		1	Eastwood	4/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.08	Property		1	Malvern	3/25/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
26.09	Property		1	Bronson	3/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27	Loan	5	1	Residence Inn Sandestin	5/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	52,124	5,792	0	Springing
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2										0	Springing	0	Springing
28.01	Property		1	Madison Commons	6/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	Clarkston Oaks	3/15/2022	NAP	NAP	No	Leasehold	12/22/2120	10, 5-year extension options	1	No
28.03	Property		1	Point Mallard Centre	2/1/2022	NAP	NAP	Yes - A	Leasehold	4/7/2121	10, 5-year extension options	1	No
28.04	Property		1	Huber Heights	6/9/2022	NAP	NAP	No	Leasehold	7/8/2120	10, 5-year extension options	1	No
28.05	Property		1	West Park Square	2/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.06	Property		1	1160 Vann Drive	3/15/2022	NAP	NAP	No	Leasehold	4/18/2121	10, 5-year extension options	1	No
28.07	Property		1	Cornhusker Plaza	10/11/2021	NAP	NAP	No	Leasehold	10/26/2120	10, 5-year extension options	1	No
28.08	Property		1	Holbrook	10/13/2021	NAP	NAP	No	Leasehold	10/26/2120	10, 5-year extension options	1	No
28.09	Property		1	Schnucks Farmington	3/15/2022	NAP	NAP	No	Leasehold	12/21/2120	10, 5-year extension options	1	No
28.10	Property		1	Hudson Corners	3/18/2022	NAP	NAP	No	Leasehold	4/18/2121	10, 5-year extension options	1	No
29	Loan	2	1	15-19 W 116th Street	4/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	1,595	798	8,988	2,996
30	Loan	14	1	Morton Village Plaza	3/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	107,657	107,657	156,527	14,230
31	Loan		1	Cortez Village Townhomes	5/25/2022	NAP	NAP	Yes - AE, AH	Fee	NAP	NAP	NAP	NAP	31,882	10,627	57,875	6,824
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
33	Loan	6	2	Store It All Texas Portfolio										43,108	6,158	0	Springing
33.01	Property		1	Store It All - Loop 20	6/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.02	Property		1	Store It All - Del Norte	6/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34	Loan	14	1	Main Square	5/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	105,092	13,137	29,853	2,296
35	Loan	6	4	Boucher Self Storage Portfolio										68,043	11,341	0	Springing
35.01	Property		1	APS Brookline South	4/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.02	Property		1	APS Bradford	4/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.03	Property		1	Top Notch Self Storage	4/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.04	Property		1	APS Brookline North	4/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36	Loan		1	HIE Douglasville	3/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	68,555	8,569	9,699	3,233
37	Loan	5	1	Hampton Inn & Suites Birmingham	4/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	70,731	8,420	4,127	1,965
38	Loan		1	CVS Rhode Island	5/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
39	Loan	12	1	Prime Storage - Saratoga Wilton	7/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	77,282	9,200	9,810	779
40	Loan	14, 22	1	Novi Commerce Center	4/27/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	58,259	6,577	0	Springing
41	Loan	14, 26	1	Clarksville Commons	3/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	47,246	15,749	4,125	2,063
42	Loan		1	Frisch's Commissary Kitchen	2/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
43	Loan	2, 12	1	214 East 52nd Street	6/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	59,980	19,041	9,211	975
44	Loan	22	1	Walgreens - Belfast	2/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	0	31	15
45	Loan		1	Walgreens Baltimore	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	997	86
46	Loan		1	Security Self Storage	4/5/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	54,615	5,747	0	Springing
47	Loan	2, 22	1	Suntree Healthplex	4/20/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	60,945	8,292	22,064	1,910
48	Loan		1	Cresthaven Mobile Home Park	5/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	15,353	2,437	2,310	550
49	Loan	14, 22	1	Incubator Road Flex	4/5/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	9,145	4,573	3,060	1,530
50	Loan		1	Walgreens - Auburn, AL	2/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	102	102
51	Loan		1	Harrisburg Plaza	5/27/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	62,148	7,769	18,457	1,678
52	Loan		1	Walgreens - Columbus County	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	101	101
53	Loan	10	1	Eastgate Plaza	11/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	3,866	0	Springing

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					17	18	19	17	18	19	17	18	19	17	17	19
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	850,000	0	0	0	0	0	0	0	0	0	12,778,500	Springing
2	Loan	16, 25	1	The Garland Hotel	0	101,147	0	0	0	0	500,000	0	0	0	27,453	0
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	0	1,882	90,317	0	16,464	1,000,000	0	0	0	0	412,537	0
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	0	14,663	0	1,500,000	Springing	1,000,000	0	0	0	137,500	397,700	0
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	139,871	139,871	0	0	0	0	0	0	0	96,612	2,264,688	Springing
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	0	5,836	0	0	38,909	0	0	0	0	0	0	0
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	500,000	Springing	500,000	3,000,000	Springing	3,000,000	0	0	0	0	4,411,182	0
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	0	Springing	0	0	0	0	0	0	0	0	0	0
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	0	4,022	0	500,000	22,120	1,100,000	0	0	0	16,750	717,788	0
10	Loan	2, 12, 22	1	Chidlaw Building	0	3,514	0	1,500,000	Springing	1,000,000	0	0	0	0	457,490	0
11	Loan	10, 14	1	3075 Olcott	0	Springing	147,964	0	Springing	1,479,636	0	0	0	0	54,535,711	0
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	282,129	Springing	282,129	0	0	0	0	0	0	4,600	0	Springing
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	0	24,583	0	8,500,000	Springing	8,500,000	0	0	0	0	6,778,984	Springing
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	600,000	Springing	600,000	4,500,000	Springing	4,500,000	0	0	0	0	133,915	0
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	6,212	6,212	0	0	0	0	0	0	0	0	0	Springing
16	Loan	11, 19	1	Saks Fulfillment Center	0	Springing	0	0	Springing	0	0	0	0	0	0	0
17	Loan	12, 14, 19, 22	1	The Overlook	125,000	1,663	0	1,000,000	Springing	500,000	0	0	0	3,300	1,457,284	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					17	18	19	17	18	19	17	18	19	17	17	19
18	Loan	11, 14	1	Crossgates Commons	0	8,411	0	2,259,150	43,881	3,300,000	0	0	0	0	417,579	0
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	1,100,000	0	0	1,000,000	0	0	0	0	0	0	12,400,000	Springing
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	0	8,443	0	0	75,097	1,802,332	0	0	0	0	1,355,477	1,355,477
21	Loan	11, 19	1	3455 Veterans Memorial Highway	1,264	1,264	15,173	0	Springing	0	0	0	0	0	0	0
22	Loan	14, 16, 22	1	One South Church	0	2,524	0	1,330,000	Springing	1,250,000	0	0	0	0	727,976	0
23	Loan		1	Birnham Woods	0	1,677	100,645	0	Springing	336,848	0	0	0	0	0	0
24	Loan	5	1	Courtyard Sandestin	0	24,566	0	0	0	0	0	0	0	0	3,480,000	Springing
25	Loan		1	Trolley Square Leased Fee	0	Springing	0	0	0	0	0	0	0	0	0	0
26	Loan	6	9	MHP Portfolio	49,975	3,250	0	0	0	0	0	0	0	473,358	837,994	0
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	0	17,974	0	0	0	0	0	0	0	0	2,380,000	Springing
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	403,817	2,755	0	750,000	Springing	400,000	0	0	0	38,026	253,070	0
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	0	792	0	0	133	0	0	0	0	4,063	0	0
30	Loan	14	1	Morton Village Plaza	0	1,541	0	750,000	Springing	750,000	0	0	0	20,125	643,631	0
31	Loan		1	Cortez Village Townhomes	156,000	1,938	0	0	0	0	0	0	0	0	0	0
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	0	2,851	0	0	15,203	0	0	0	0	0	0	0
33	Loan	6	2	Store It All Texas Portfolio	1,661	1,661	0	0	0	0	0	0	0	0	0	0
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	0	404	0	100,000	4,044	550,000	0	0	0	12,750	0	0
35	Loan	6	4	Boucher Self Storage Portfolio	0	965	0	0	0	0	0	0	0	0	0	0
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	200,000	10,776	0	0	0	0	0	0	0	9,300	0	Springing
37	Loan	5	1	Hampton Inn & Suites Birmingham	0	10,752	0	0	0	0	0	0	0	0	2,312,000	0
38	Loan		1	CVS Rhode Island	0	Springing	0	0	0	0	0	0	0	0	0	0
39	Loan	12	1	Prime Storage - Saratoga Wilton	0	588	0	0	0	0	0	0	0	0	0	0
40	Loan	14, 22	1	Novi Commerce Center	200,000	854	0	100,000	Springing	100,000	0	0	0	100,125	2,083	0
41	Loan	14, 26	1	Clarksville Commons	0	1,801	0	250,000	9,004	0	0	0	0	351,725	160,110	0
42	Loan		1	Frisch's Commissary Kitchen	0	1,481	0	0	2,576	0	0	0	0	31,636	0	0
43	Loan	2, 12	1	214 East 52nd Street	0	540	0	0	265	0	0	0	0	0	37,954	Springing
44	Loan	22	1	Walgreens - Belfast	0	Springing	0	0	Springing	0	0	0	0	0	0	0
45	Loan		1	Walgreens Baltimore	0	Springing	0	0	0	0	0	0	0	0	0	0
46	Loan		1	Security Self Storage	0	530	0	0	0	0	0	0	0	7,313	0	0
47	Loan	2, 22	1	Suntree Healthplex	0	832	0	350,000	Springing	350,000	0	0	0	0	0	0
48	Loan		1	Cresthaven Mobile Home Park	0	267	0	0	0	0	0	0	0	0	0	0
49	Loan	14, 22	1	Incubator Road Flex	20,000	420	0	100,000	1,470	200,000	0	0	0	0	0	15,000
50	Loan		1	Walgreens - Auburn, AL	0	Springing	0	0	Springing	0	0	0	0	0	0	Springing
51	Loan		1	Harrisburg Plaza	0	284	0	0	1,896	113,735	0	0	0	7,125	0	Springing
52	Loan		1	Walgreens - Columbus County	0	Springing	0	0	Springing	0	0	0	0	0	0	Springing
53	Loan	10	1	Eastgate Plaza	1,169	1,169	0	2,337	2,337	150,000	0	0	0	0	0	Springing

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
					17,18
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	Unit Upgrade Reserve (Upfront: $7,858,500), Supplemental Income Reserve (Upfront: $4,920,000; Monthly: Springing)
2	Loan	16, 25	1	The Garland Hotel	Ground Rent Reserve
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	Existing TI/LC Obligations Reserve ($227,875), Rent Concession Reserve ($184,662)
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	Chicago Steel Reserve ($296,000), Seller Credit Reserve ($101,700)
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Seasonality Reserve (Upfront: $850,000, Monthly: Springing), PIP Reserve (Upfront: $1,164,688), Beachside Improvements Reserve (Upfront: $250,000)
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	Unfunded Obligations Reserve ($2,428,521); Rent Concession Reserve ($1,011,719); Rent Concessions Reserve ($970,941.56)
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	Free Rent Reserve ($53,879.77), Unfunded Obligations Reserve ($663,908)
10	Loan	2, 12, 22	1	Chidlaw Building	Workspace CO Tenant Improvement Obligations ($238,600.60), Jacobs Technology Tenant Improvement Obligations ($105,083.24), Workspace Rent Abatement Funds ($65,356), Spectrum Rent Credit Funds ($48,450)
11	Loan	10, 14	1	3075 Olcott	TATILC Reserve (Upfront: $23,983,292), Outstanding Completion Obligations Reserve (Upfront: $20,083,016), Rent Concession Reserve (Upfront: $10,469,403)
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Springing Specified Tenant Reserve
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	Outstanding Obligations Reserve (Upfront: $6,778,984), Put Price Reserve (Monthly: Springing)
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	REA Common Charge Reserve ($113,915), Condominium Common Charges Reserve ($20,000)
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	Major Tenant Rollover Reserve, Co-Tenancy Reserve
16	Loan	11, 19	1	Saks Fulfillment Center
17	Loan	12, 14, 19, 22	1	The Overlook	Outstanding TI/LC Deposit ($1,139,748.52), Rent Abatement Reserve ($317,535.56)

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
					17,18
18	Loan	11, 14	1	Crossgates Commons	Planet Fitness TI Reserve ($375,000), HVAC Reserve ($42,579)
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	Unit Upgrade Reserve (Upfront: $6,500,000), Supplemental Income Reserve (Upfront: $5,900,000; Monthly: Springing)
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	Unfunded Obligations Reserve
21	Loan	11, 19	1	3455 Veterans Memorial Highway
22	Loan	14, 16, 22	1	One South Church	Outstanding TI/LC Reserve ($672,177.87), Rent Abatement Reserve ($55,798.12)
23	Loan		1	Birnham Woods
24	Loan	5	1	Courtyard Sandestin	Room Renovations Reserve (Upfront: $3,480,000), PIP Reserve (Monthly: Springing)
25	Loan		1	Trolley Square Leased Fee
26	Loan	6	9	MHP Portfolio	Eastwood Holdback Reserve ($752,993.59), Utility Meter Installation Reserve ($85,000)
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	Room Renovations Reserve (Upfront: $2,380,000), PIP Reserve (Monthly: Springing)
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	Unfunded Obligations Reserve
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street
30	Loan	14	1	Morton Village Plaza	Static Recourse Reserve ($500,000), Outstanding TI Reserve ($90,500), Free Rent Reserve ($53,131.29)
31	Loan		1	Cortez Village Townhomes
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point
33	Loan	6	2	Store It All Texas Portfolio
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square
35	Loan	6	4	Boucher Self Storage Portfolio
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	PIP Reserve (Monthly: Springing), Hotel Tax Reserve (Monthly: Springing)
37	Loan	5	1	Hampton Inn & Suites Birmingham	PIP Reserve
38	Loan		1	CVS Rhode Island
39	Loan	12	1	Prime Storage - Saratoga Wilton
40	Loan	14, 22	1	Novi Commerce Center	Unfunded Obligations Reserve
41	Loan	14, 26	1	Clarksville Commons	Free Rent Reserve
42	Loan		1	Frisch's Commissary Kitchen
43	Loan	2, 12	1	214 East 52nd Street	Condominium Common Charge Reserve (Upfront: $37,954; Monthly: Springing)
44	Loan	22	1	Walgreens - Belfast
45	Loan		1	Walgreens Baltimore
46	Loan		1	Security Self Storage
47	Loan	2, 22	1	Suntree Healthplex
48	Loan		1	Cresthaven Mobile Home Park
49	Loan	14, 22	1	Incubator Road Flex	AMR TI/LC Reserve
50	Loan		1	Walgreens - Auburn, AL	Anchor Tenant Reserve
51	Loan		1	Harrisburg Plaza	Outstanding TI Reserve, Tenant Trigger Deposit Reserve
52	Loan		1	Walgreens - Columbus County	Anchor Tenant Reserve
53	Loan	10	1	Eastgate Plaza	Planet Fitness Reserve, Event Zona Reserve

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
					19			24
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	0	NAP	NAP	Soft (Residential); Hard (Commercial)
2	Loan	16, 25	1	The Garland Hotel	0	NAP	NAP	Hard
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	0	NAP	NAP	Springing
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	0	NAP	NAP	Hard
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Seasonality Reserve ($850,000)	NAP	NAP	Springing
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	0	NAP	NAP	Hard
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	0	NAP	NAP	Hard
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	0	NAP	NAP	Hard
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	0	NAP	NAP	Hard
10	Loan	2, 12, 22	1	Chidlaw Building	0	NAP	NAP	Hard
11	Loan	10, 14	1	3075 Olcott	0	NAP	NAP	Hard
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Various	NAP	NAP	Hard
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	0	NAP	NAP	Hard
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	0	NAP	NAP	Hard
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	0	NAP	NAP	Springing
16	Loan	11, 19	1	Saks Fulfillment Center	0	NAP	NAP	Hard
17	Loan	12, 14, 19, 22	1	The Overlook	0	NAP	NAP	Hard

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
					19			24
18	Loan	11, 14	1	Crossgates Commons	0	NAP	NAP	Hard
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	0	NAP	NAP	Soft (Residential); Hard (Commercial)
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	0	NAP	NAP	Hard
21	Loan	11, 19	1	3455 Veterans Memorial Highway	0	NAP	NAP	Hard
22	Loan	14, 16, 22	1	One South Church	0	NAP	NAP	Hard
23	Loan		1	Birnham Woods	0	NAP	NAP	Springing
24	Loan	5	1	Courtyard Sandestin	0	NAP	NAP	Springing
25	Loan		1	Trolley Square Leased Fee	0	NAP	NAP	Springing
26	Loan	6	9	MHP Portfolio	0	752,994	$752,993.59 deposited into the Eastwood Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Soft
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	0	NAP	NAP	Springing
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	0	NAP	NAP	Hard
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	0	NAP	NAP	Springing
30	Loan	14	1	Morton Village Plaza	0	NAP	NAP	Hard
31	Loan		1	Cortez Village Townhomes	0	NAP	NAP	Soft
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	0	NAP	NAP	Hard
33	Loan	6	2	Store It All Texas Portfolio	0	NAP	NAP	Springing
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	0	NAP	NAP	Hard
35	Loan	6	4	Boucher Self Storage Portfolio	0	NAP	NAP	Springing
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	0	NAP	NAP	Hard
37	Loan	5	1	Hampton Inn & Suites Birmingham	0	NAP	NAP	Springing
38	Loan		1	CVS Rhode Island	0	NAP	NAP	Hard
39	Loan	12	1	Prime Storage - Saratoga Wilton	0	NAP	NAP	Springing
40	Loan	14, 22	1	Novi Commerce Center	0	NAP	NAP	Springing
41	Loan	14, 26	1	Clarksville Commons	0	NAP	NAP	Hard
42	Loan		1	Frisch's Commissary Kitchen	0	NAP	NAP	Soft
43	Loan	2, 12	1	214 East 52nd Street	0	NAP	NAP	Springing
44	Loan	22	1	Walgreens - Belfast	0	NAP	NAP	Hard
45	Loan		1	Walgreens Baltimore	0	NAP	NAP	Springing
46	Loan		1	Security Self Storage	0	NAP	NAP	Springing
47	Loan	2, 22	1	Suntree Healthplex	0	NAP	NAP	Springing
48	Loan		1	Cresthaven Mobile Home Park	0	NAP	NAP	Springing
49	Loan	14, 22	1	Incubator Road Flex	60,000	NAP	NAP	Springing
50	Loan		1	Walgreens - Auburn, AL	0	NAP	NAP	Springing
51	Loan		1	Harrisburg Plaza	0	NAP	NAP	Hard
52	Loan		1	Walgreens - Columbus County	0	NAP	NAP	Springing
53	Loan	10	1	Eastgate Plaza	0	NAP	NAP	Springing

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
					24							9
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	In Place	Yes	No	Yes	Yes	47,500,000	140,000,000	550,034.73
2	Loan	16, 25	1	The Garland Hotel	Springing	Yes	No	No	NAP	NAP	NAP	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Springing	Yes	No	Yes	Yes	40,000,000	23,000,000	138,799.93
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	Springing	Yes	No	Yes	Yes	40,000,000	25,000,000	147,485.23
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	Springing	Yes	Yes	Yes	Yes	30,000,000	11,000,000	51,395.72
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
11	Loan	10, 14	1	3075 Olcott	Springing	Yes	Yes	Yes	No	27,000,000	115,000,000	495,538.19
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	Springing	Yes	Yes	Yes	No	25,000,000	185,000,000	798,733.22
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	Springing	Yes	Yes	Yes	No	25,000,000	55,000,000	235,137.73
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	Springing	Yes	Yes	Yes	No	22,500,000	37,500,000	195,490.45
17	Loan	12, 14, 19, 22	1	The Overlook	Springing	Yes	No	No	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
					24							9
18	Loan	11, 14	1	Crossgates Commons	Springing	Yes	Yes	Yes	Yes	21,924,338	9,965,608	60,386.18
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	In Place	Yes	No	Yes	No	20,000,000	298,000,000	765,418.52
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	Springing	Yes	No	Yes	No	20,000,000	65,000,000	277,340.85
21	Loan	11, 19	1	3455 Veterans Memorial Highway	Springing	Yes	Yes	Yes	Yes	20,000,000	10,000,000	47,568.29
22	Loan	14, 16, 22	1	One South Church	Springing	Yes	No	No	NAP	NAP	NAP	NAP
23	Loan		1	Birnham Woods	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
24	Loan	5	1	Courtyard Sandestin	Springing	Yes	No	No	NAP	NAP	NAP	NAP
25	Loan		1	Trolley Square Leased Fee	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
26	Loan	6	9	MHP Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	Springing	Yes	No	No	NAP	NAP	NAP	NAP
30	Loan	14	1	Morton Village Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
31	Loan		1	Cortez Village Townhomes	Springing	Yes	No	No	NAP	NAP	NAP	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	Springing	Yes	No	Yes	No	9,955,086	29,865,257	168,459.24
33	Loan	6	2	Store It All Texas Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
35	Loan	6	4	Boucher Self Storage Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	Springing	Yes	No	No	NAP	NAP	NAP	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	Springing	Yes	No	No	NAP	NAP	NAP	NAP
38	Loan		1	CVS Rhode Island	In Place	No	No	No	NAP	NAP	NAP	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	Springing	Yes	No	No	NAP	NAP	NAP	NAP
40	Loan	14, 22	1	Novi Commerce Center	Springing	Yes	No	No	NAP	NAP	NAP	NAP
41	Loan	14, 26	1	Clarksville Commons	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
42	Loan		1	Frisch's Commissary Kitchen	Springing	Yes	No	No	NAP	NAP	NAP	NAP
43	Loan	2, 12	1	214 East 52nd Street	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
44	Loan	22	1	Walgreens - Belfast	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
45	Loan		1	Walgreens Baltimore	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
46	Loan		1	Security Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP
47	Loan	2, 22	1	Suntree Healthplex	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
48	Loan		1	Cresthaven Mobile Home Park	Springing	Yes	No	No	NAP	NAP	NAP	NAP
49	Loan	14, 22	1	Incubator Road Flex	Springing	Yes	No	No	NAP	NAP	NAP	NAP
50	Loan		1	Walgreens - Auburn, AL	Springing	No	No	No	NAP	NAP	NAP	NAP
51	Loan		1	Harrisburg Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
52	Loan		1	Walgreens - Columbus County	Springing	No	No	No	NAP	NAP	NAP	NAP
53	Loan	10	1	Eastgate Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
					9				9		12
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	736,653.65	177,500,000	4.65000%	365,000,000	1,434,019.10	63.5%	1.34	6.3%
2	Loan	16, 25	1	The Garland Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	380,191.11	NAP	NAP	63,000,000	380,191.11	46.9%	2.06	16.4%
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	383,461.61	NAP	NAP	65,000,000	383,461.61	59.6%	1.51	11.5%
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	191,565.86	NAP	NAP	41,000,000	191,565.86	60.9%	1.72	10.4%
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10, 14	1	3075 Olcott	611,881.94	NAP	NAP	142,000,000	611,881.94	59.2%	1.66	8.6%
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	906,670.14	NAP	NAP	210,000,000	906,670.14	62.6%	1.68	9.4%
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	342,018.52	NAP	NAP	80,000,000	342,018.52	57.6%	1.62	8.4%
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	312,784.72	NAP	NAP	60,000,000	312,784.72	53.1%	1.71	10.7%
17	Loan	12, 14, 19, 22	1	The Overlook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
					9				9		12
18	Loan	11, 14	1	Crossgates Commons	193,235.77	NAP	NAP	31,889,947	193,235.77	67.0%	1.60	12.9%
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	816,788.89	221,500,000	3.04000%	539,500,000	1,385,715.74	56.6%	2.13	6.6%
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	362,676.50	NAP	NAP	85,000,000	362,676.50	38.6%	2.09	11.6%
21	Loan	11, 19	1	3455 Veterans Memorial Highway	142,704.86	NAP	NAP	30,000,000	142,704.86	60.6%	1.60	9.2%
22	Loan	14, 16, 22	1	One South Church	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Birnham Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	5	1	Courtyard Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Trolley Square Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6	9	MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	14	1	Morton Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Cortez Village Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	224,612.32	NAP	NAP	39,820,343	224,612.32	56.9%	1.39	9.9%
33	Loan	6	2	Store It All Texas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6	4	Boucher Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	CVS Rhode Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	14, 22	1	Novi Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	14, 26	1	Clarksville Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Frisch's Commissary Kitchen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	2, 12	1	214 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	22	1	Walgreens - Belfast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Walgreens Baltimore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 22	1	Suntree Healthplex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	Cresthaven Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	14, 22	1	Incubator Road Flex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan		1	Walgreens - Auburn, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Harrisburg Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Walgreens - Columbus County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	10	1	Eastgate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
								9		12		12	12
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	16, 25	1	The Garland Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	15,700,000	7.02857%	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
11	Loan	10, 14	1	3075 Olcott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	12, 14, 19, 22	1	The Overlook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
								9		12		12	12
18	Loan	11, 14	1	Crossgates Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	174,500,000	7.26626934143266%	714,000,000	2,457,027.92	74.8%	1.20	5.0%	No	NAP
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	11, 19	1	3455 Veterans Memorial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	14, 16, 22	1	One South Church	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan		1	Birnham Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	5	1	Courtyard Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	Trolley Square Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	6	9	MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	14	1	Morton Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan		1	Cortez Village Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	6	2	Store It All Texas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	6	4	Boucher Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	5	1	Hampton Inn & Suites Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan		1	CVS Rhode Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
40	Loan	14, 22	1	Novi Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	14, 26	1	Clarksville Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan		1	Frisch's Commissary Kitchen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	2, 12	1	214 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
44	Loan	22	1	Walgreens - Belfast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45	Loan		1	Walgreens Baltimore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan		1	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47	Loan	2, 22	1	Suntree Healthplex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
48	Loan		1	Cresthaven Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
49	Loan	14, 22	1	Incubator Road Flex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
50	Loan		1	Walgreens - Auburn, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
51	Loan		1	Harrisburg Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
52	Loan		1	Walgreens - Columbus County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
53	Loan	10	1	Eastgate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust
2	Loan	16, 25	1	The Garland Hotel	James Crank
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	Craig Robins
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	Kamyar Mateen and Tyler Mateen
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Virendra Patel
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	CBL & Associates Limited Partnership
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	Jeffrey A. Pori
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	Angelo, Gordon & Co., L.P.
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	Alan Ades, Maurice Ades, Robert Ades and Aaron Stauber
10	Loan	2, 12, 22	1	Chidlaw Building	Shlomoh Rosenbaum
11	Loan	10, 14	1	3075 Olcott	MDY Properties, Inc.
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Erik Conrad
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	Ralph Zucker and Jozef Straus
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	Jeffrey A. Pori
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	Clarke H. Narins, Arthur M. Gellman and George I. Gellman
16	Loan	11, 19	1	Saks Fulfillment Center	Lee Neibart and William Mack
17	Loan	12, 14, 19, 22	1	The Overlook	Roy Bajtel and Joel Sher

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

18	Loan	11, 14	1	Crossgates Commons	Scott R. Congel, Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo Cpt Trust u/a/d 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust as amended
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	Eli Schron, Mark Schron, and Avi Schron
21	Loan	11, 19	1	3455 Veterans Memorial Highway	EmPRO Insurance Company
22	Loan	14, 16, 22	1	One South Church	Zachary Fenton and Gurpreet S. Jaggi
23	Loan		1	Birnham Woods	Robert A. Davidsohn
24	Loan	5	1	Courtyard Sandestin	James Keith Howard
25	Loan		1	Trolley Square Leased Fee	Leslie J. Garfield
26	Loan	6	9	MHP Portfolio	Daniel Benedict, David Prinzivalli, Michael Forrest, Steven Cherin and Dr. Anant J. Gandhi, as Sole Trustee of the VGSB Realty Trust, under Irrevocable Trust Agreement Dated August 7, 2020
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	James Keith Howard
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	David Fisher, Joshua Ungerecht and Warren Thomas
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	Sharon Kahen, Arman Noghreh, Homa Noghrei and Hooshang Sohayegh
30	Loan	14	1	Morton Village Plaza	NAP
31	Loan		1	Cortez Village Townhomes	Gregg R. Wexler
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	CBL & Associates Limited Partnership
33	Loan	6	2	Store It All Texas Portfolio	Daniel A. Myers
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	Shahin Jamea and Pejman Jamea
35	Loan	6	4	Boucher Self Storage Portfolio	Jeremiah Boucher
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	Subhash Patel
37	Loan	5	1	Hampton Inn & Suites Birmingham	Shreyas Patel
38	Loan		1	CVS Rhode Island	Miller Brothers Investments, LLC, Anthony P. Miller, Lisa Miller, Arlen Miller, Anthony P. and Lisa Miller Family Trust and Arlen Miller Living Trust
39	Loan	12	1	Prime Storage - Saratoga Wilton	Robert Moser
40	Loan	14, 22	1	Novi Commerce Center	Lawrence Charles Kaplan and George Thacker
41	Loan	14, 26	1	Clarksville Commons	Yariv Golan
42	Loan		1	Frisch's Commissary Kitchen	Wei Liu and Kefei Wang
43	Loan	2, 12	1	214 East 52nd Street	Raba H. Abramov
44	Loan	22	1	Walgreens - Belfast	Mark Jaffe
45	Loan		1	Walgreens Baltimore	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006
46	Loan		1	Security Self Storage	Lawrence Charles Kaplan, George Thacker and Richard Schontz
47	Loan	2, 22	1	Suntree Healthplex	Craig K. Deligdish
48	Loan		1	Cresthaven Mobile Home Park	Bastian Rose
49	Loan	14, 22	1	Incubator Road Flex	Lawrence Charles Kaplan and George Thacker
50	Loan		1	Walgreens - Auburn, AL	Harris Toibb
51	Loan		1	Harrisburg Plaza	Jason Burger, Haoyu Li, Qifei Zhu, Li Zhang and Jianhua Yu
52	Loan		1	Walgreens - Columbus County	Harris Toibb
53	Loan	10	1	Eastgate Plaza	Victory Real Estate Investments, LLC

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose

1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust	No	Yes	Refinance
2	Loan	16, 25	1	The Garland Hotel	James Crank	No	No	Refinance
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	Craig Robins	No	No	Refinance
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	Kamyar Mateen and Tyler Mateen	No	No	Acquisition
4.01	Property		1	Chase St.
4.02	Property		1	Cardone
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	Virendra Patel	No	No	Refinance
5.01	Property		1	Fairfield Inn Orange Beach
5.02	Property		1	Beachside Gulf Shores
5.03	Property		1	Home2Suites Mobile
5.04	Property		1	Home2Suites Daphne
5.05	Property		1	Staybridge Suites Gulf Shores
5.06	Property		1	Gulf Shores Motel 6
5.07	Property		1	Red Roof Pensacola
5.08	Property		1	Quality Inn Gulf Shores
5.09	Property		1	Red Roof Gulf Shores
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	CBL & Associates Limited Partnership	No	No	Refinance
6.01	Property		1	The Shoppes at Hamilton Place
6.02	Property		1	The Terrace
6.03	Property		1	Hamilton Corner
6.04	Property		1	Hamilton Crossing
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	Jeffrey A. Pori	Yes	No	Acquisition
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No	No	Acquisition
8.01	Property		1	Autokiniton Industrial - Elkton
8.02	Property		1	Autokiniton Industrial - Bardstown
9	Loan	14	1	2100 Wharton Street	Alan Ades, Maurice Ades, Robert Ades and Aaron Stauber	No	No	Refinance
10	Loan	2, 12, 22	1	Chidlaw Building	Shlomoh Rosenbaum	No	No	Refinance
11	Loan	10, 14	1	3075 Olcott	NAP	No	No	Refinance
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	Erik Conrad	Yes	No	Refinance
12.01	Property		1	Kohl's - St. Joseph
12.02	Property		1	Walgreens - Birmingham
12.03	Property		1	Columbus Dialysis Clinic
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton
12.05	Property		1	Dollar General - Barren Springs
12.06	Property		1	Family Dollar/Dollar Tree - Windsor
12.07	Property		1	Advance Auto Parts - Hamilton
12.08	Property		1	Dollar General - Geneva
12.09	Property		1	Advance Auto Parts - Van Buren
12.10	Property		1	Dollar General - Veguita
12.11	Property		1	Dollar General - Fertile
12.12	Property		1	Dollar General - Remer
12.13	Property		1	Dollar General - Roseville
12.14	Property		1	Dollar General - Newhall
12.15	Property		1	Dollar General - Frazee
12.16	Property		1	Dollar General - Woodson
12.17	Property		1	Dollar General - Sloan
12.18	Property		1	Dollar General - Emily
12.19	Property		1	Dollar General - Bunker
12.20	Property		1	Dollar General - Remsen
12.21	Property		1	Dollar General - Dallas City
12.22	Property		1	Dollar General - Dayton
12.23	Property		1	Dollar General - Winnebago
13	Loan	1, 4, 12, 14, 26	1	Bell Works	Ralph Zucker and Jozef Straus	No	No	Refinance
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	Jeffrey A. Pori	Yes	No	Acquisition
14.01	Property		1	Walgreens - Las Vegas
14.02	Property		1	Waystar Building
14.03	Property		1	Fresenius Kidney Care
14.04	Property		1	Tower Health
14.05	Property		1	New Orleans MOB
14.06	Property		1	Penn State Health
14.07	Property		1	Carmichael MOB
14.08	Property		1	Port Arthur Dialysis
14.09	Property		1	Auburn Medical
14.10	Property		1	Berkley Eye Institute, PA
15	Loan	10	1	Village Crossroads	Clarke H. Narins, Arthur M. Gellman and George I. Gellman	No	No	Refinance
16	Loan	11, 19	1	Saks Fulfillment Center	WRS Advisors IV LLC	No	No	Acquisition
17	Loan	12, 14, 19, 22	1	The Overlook	Roy Bajtel and Joel Sher	No	No	Refinance

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose

18	Loan	11, 14	1	Crossgates Commons	Scott R. Congel, Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo Cpt Trust u/a/d 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust as amended	No	No	Refinance
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009	No	Yes	Refinance
19.01	Property		1	Yorkshire Towers
19.02	Property		1	Lexington Towers
20	Loan	1, 11	1	39 Broadway	Eli Schron, Mark Schron, and Avi Schron	No	No	Refinance
21	Loan	11, 19	1	3455 Veterans Memorial Highway	EmPRO Insurance Company	No	No	Recapitalization
22	Loan	14, 16, 22	1	One South Church	Zachary Fenton and Gurpreet S. Jaggi	No	No	Refinance
23	Loan		1	Birnham Woods	Robert A. Davidsohn	No	No	Acquisition
24	Loan	5	1	Courtyard Sandestin	James Keith Howard	No	No	Refinance
25	Loan		1	Trolley Square Leased Fee	Leslie J. Garfield	No	No	Refinance
26	Loan	6	9	MHP Portfolio	Daniel Benedict, David Prinzivalli, Michael Forrest, Steven Cherin and Dr. Anant J. Gandhi, as Sole Trustee of the VGSB Realty Trust, under Irrevocable Trust Agreement Dated August 7, 2020	No	Yes	Acquisition/Refinance
26.01	Property		1	Watch E Kee & Sugar Creek
26.02	Property		1	Canton Portfolio
26.03	Property		1	Keokuk
26.04	Property		1	FMC
26.05	Property		1	Poplar
26.06	Property		1	Hummingbird Hill & Providential Crossing
26.07	Property		1	Eastwood
26.08	Property		1	Malvern
26.09	Property		1	Bronson
27	Loan	5	1	Residence Inn Sandestin	James Keith Howard	No	No	Refinance
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition
28.01	Property		1	Madison Commons
28.02	Property		1	Clarkston Oaks
28.03	Property		1	Point Mallard Centre
28.04	Property		1	Huber Heights
28.05	Property		1	West Park Square
28.06	Property		1	1160 Vann Drive
28.07	Property		1	Cornhusker Plaza
28.08	Property		1	Holbrook
28.09	Property		1	Schnucks Farmington
28.10	Property		1	Hudson Corners
29	Loan	2	1	15-19 W 116th Street	Sharon Kahen, Arman Noghreh, Homa Noghrei and Hooshang Sohayegh	No	No	Refinance
30	Loan	14	1	Morton Village Plaza	NAP	No	No	Refinance
31	Loan		1	Cortez Village Townhomes	Gregg R. Wexler	No	No	Refinance
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	CBL & Associates Limited Partnership	No	No	Refinance
33	Loan	6	2	Store It All Texas Portfolio	Daniel A. Myers	No	No	Refinance
33.01	Property		1	Store It All - Loop 20
33.02	Property		1	Store It All - Del Norte
34	Loan	14	1	Main Square	Shahin Jamea and Pejman Jamea	No	No	Refinance
35	Loan	6	4	Boucher Self Storage Portfolio	Jeremiah Boucher	No	No	Acquisition
35.01	Property		1	APS Brookline South
35.02	Property		1	APS Bradford
35.03	Property		1	Top Notch Self Storage
35.04	Property		1	APS Brookline North
36	Loan		1	HIE Douglasville	Subhash Patel	No	No	Acquisition
37	Loan	5	1	Hampton Inn & Suites Birmingham	Shreyas Patel	No	No	Acquisition
38	Loan		1	CVS Rhode Island	Miller Brothers Investments, LLC, Anthony P. Miller, Lisa Miller, Arlen Miller, Anthony P. and Lisa Miller Family Trust and Arlen Miller Living Trust	No	No	Refinance
39	Loan	12	1	Prime Storage - Saratoga Wilton	Robert Moser	No	No	Refinance
40	Loan	14, 22	1	Novi Commerce Center	Lawrence Charles Kaplan and George Thacker	No	No	Acquisition
41	Loan	14, 26	1	Clarksville Commons	Yariv Golan	No	No	Acquisition
42	Loan		1	Frisch's Commissary Kitchen	Wei Liu and Kefei Wang	No	No	Acquisition
43	Loan	2, 12	1	214 East 52nd Street	Raba H. Abramov	No	No	Refinance
44	Loan	22	1	Walgreens - Belfast	Mark Jaffe	No	No	Acquisition
45	Loan		1	Walgreens Baltimore	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006	No	No	Acquisition
46	Loan		1	Security Self Storage	Lawrence Charles Kaplan, George Thacker and Richard Schontz	No	No	Acquisition
47	Loan	2, 22	1	Suntree Healthplex	Craig K. Deligdish	No	No	Recapitalization
48	Loan		1	Cresthaven Mobile Home Park	Bastian Rose	No	No	Refinance
49	Loan	14, 22	1	Incubator Road Flex	Lawrence Charles Kaplan and George Thacker	No	No	Acquisition
50	Loan		1	Walgreens - Auburn, AL	Harris Toibb	No	No	Acquisition
51	Loan		1	Harrisburg Plaza	Jason Burger, Haoyu Li, Qifei Zhu, Li Zhang and Jianhua Yu	No	No	Acquisition
52	Loan		1	Walgreens - Columbus County	Harris Toibb	No	No	Acquisition
53	Loan	10	1	Eastgate Plaza	Victory Real Estate Investments, LLC	No	No	Refinance

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
					27
1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	No	187,500,000	15,813,033	177,500,000	0	380,813,033	321,864,741	0	44,400,316	14,547,976	0	0	380,813,033	NAP
2	Loan	16, 25	1	The Garland Hotel	No	45,000,000	0	0	0	45,000,000	32,308,119	0	1,015,147	786,105	10,890,629	0	45,000,000	NAP
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	No	43,500,000	0	0	0	43,500,000	19,472,250	0	1,043,549	1,333,159	21,651,042	0	43,500,000	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone		42,000,000	21,283,433	0	0	63,283,433	0	59,100,000	1,653,903	2,529,531	0	0	63,283,433	NAP
4.01	Property		1	Chase St.	No													NAP
4.02	Property		1	Cardone	No													NAP
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio		63,000,000	0	0	0	63,000,000	42,198,284	0	2,715,203	3,849,294	14,237,219	0	63,000,000	Various
5.01	Property		1	Fairfield Inn Orange Beach	No													2/12/2035
5.02	Property		1	Beachside Gulf Shores	No													NAP
5.03	Property		1	Home2Suites Mobile	No													2/28/2037
5.04	Property		1	Home2Suites Daphne	No													3/31/2040
5.05	Property		1	Staybridge Suites Gulf Shores	No													5/14/2038
5.06	Property		1	Gulf Shores Motel 6	No													4/26/2033
5.07	Property		1	Red Roof Pensacola	No													5/15/2038
5.08	Property		1	Quality Inn Gulf Shores	No													3/8/2037
5.09	Property		1	Red Roof Gulf Shores	No													3/14/2037
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio		65,000,000	0	0	0	65,000,000	7,057,505	0	563,351	628,712	56,750,432	0	65,000,000	NAP
6.01	Property		1	The Shoppes at Hamilton Place	No													NAP
6.02	Property		1	The Terrace	No													NAP
6.03	Property		1	Hamilton Corner	No													NAP
6.04	Property		1	Hamilton Crossing	No													NAP
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	No	37,000,000	17,303,134	15,700,000	0	70,003,134	0	61,000,000	1,029,717	7,973,417	0	0	70,003,134	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio		41,000,000	27,338,000	0	0	68,338,000	0	67,150,000	1,188,000	0	0	0	68,338,000	NAP
8.01	Property		1	Autokiniton Industrial - Elkton	No													NAP
8.02	Property		1	Autokiniton Industrial - Bardstown	No													NAP
9	Loan	14	1	2100 Wharton Street	No	29,500,000	0	0	0	29,500,000	17,879,220	0	532,631	1,368,778	9,719,372	0	29,500,000	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	No	28,000,000	0	0	0	28,000,000	8,056,701	0	262,619	2,023,577	17,657,104	0	28,000,000	NAP
11	Loan	10, 14	1	3075 Olcott	No	142,000,000	29,137,619	0	0	171,137,619	108,610,126	0	7,850,049	54,677,444	0	0	171,137,619	NAP
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio		25,013,000	1,031,607	0	0	26,044,607	23,671,259	0	2,086,619	286,729	0	0	26,044,607	NAP
12.01	Property		1	Kohl's - St. Joseph	No													NAP
12.02	Property		1	Walgreens - Birmingham	No													NAP
12.03	Property		1	Columbus Dialysis Clinic	No													NAP
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	No													NAP
12.05	Property		1	Dollar General - Barren Springs	No													NAP
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	No													NAP
12.07	Property		1	Advance Auto Parts - Hamilton	No													NAP
12.08	Property		1	Dollar General - Geneva	No													NAP
12.09	Property		1	Advance Auto Parts - Van Buren	No													NAP
12.10	Property		1	Dollar General - Veguita	No													NAP
12.11	Property		1	Dollar General - Fertile	No													NAP
12.12	Property		1	Dollar General - Remer	No													NAP
12.13	Property		1	Dollar General - Roseville	No													NAP
12.14	Property		1	Dollar General - Newhall	No													NAP
12.15	Property		1	Dollar General - Frazee	No													NAP
12.16	Property		1	Dollar General - Woodson	No													NAP
12.17	Property		1	Dollar General - Sloan	No													NAP
12.18	Property		1	Dollar General - Emily	No													NAP
12.19	Property		1	Dollar General - Bunker	No													NAP
12.20	Property		1	Dollar General - Remsen	No													NAP
12.21	Property		1	Dollar General - Dallas City	No													NAP
12.22	Property		1	Dollar General - Dayton	No													NAP
12.23	Property		1	Dollar General - Winnebago	No													NAP
13	Loan	1, 4, 12, 14, 26	1	Bell Works	No	210,000,000	0	0	0	210,000,000	170,604,822	0	3,366,160	15,896,818	20,132,200	0	210,000,000	NAP
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio		80,000,000	63,326,923	0	0	143,326,923	0	132,375,000	5,576,699	5,375,224	0	0	143,326,923	NAP
14.01	Property		1	Walgreens - Las Vegas	No													NAP
14.02	Property		1	Waystar Building	No													NAP
14.03	Property		1	Fresenius Kidney Care	No													NAP
14.04	Property		1	Tower Health	No													NAP
14.05	Property		1	New Orleans MOB	No													NAP
14.06	Property		1	Penn State Health	No													NAP
14.07	Property		1	Carmichael MOB	No													NAP
14.08	Property		1	Port Arthur Dialysis	No													NAP
14.09	Property		1	Auburn Medical	No													NAP
14.10	Property		1	Berkley Eye Institute, PA	No													NAP
15	Loan	10	1	Village Crossroads	No	23,800,000	718,044	0	0	24,518,044	23,740,966	0	410,877	366,202	0	0	24,518,044	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	No													NAP
17	Loan	12, 14, 19, 22	1	The Overlook	No													NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
					27
18	Loan	11, 14	1	Crossgates Commons	No													NAP
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers														NAP
19.01	Property		1	Yorkshire Towers	No													NAP
19.02	Property		1	Lexington Towers	No													NAP
20	Loan	1, 11	1	39 Broadway	No													NAP
21	Loan	11, 19	1	3455 Veterans Memorial Highway	No													NAP
22	Loan	14, 16, 22	1	One South Church	No													NAP
23	Loan		1	Birnham Woods	No													NAP
24	Loan	5	1	Courtyard Sandestin	No													6/23/2031
25	Loan		1	Trolley Square Leased Fee	No													NAP
26	Loan	6	9	MHP Portfolio														NAP
26.01	Property		1	Watch E Kee & Sugar Creek	No													NAP
26.02	Property		1	Canton Portfolio	No													NAP
26.03	Property		1	Keokuk	No													NAP
26.04	Property		1	FMC	No													NAP
26.05	Property		1	Poplar	No													NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing	No													NAP
26.07	Property		1	Eastwood	No													NAP
26.08	Property		1	Malvern	No													NAP
26.09	Property		1	Bronson	No													NAP
27	Loan	5	1	Residence Inn Sandestin	No													4/25/2026
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2														NAP
28.01	Property		1	Madison Commons	No													NAP
28.02	Property		1	Clarkston Oaks	No													NAP
28.03	Property		1	Point Mallard Centre	No													NAP
28.04	Property		1	Huber Heights	No													NAP
28.05	Property		1	West Park Square	No													NAP
28.06	Property		1	1160 Vann Drive	No													NAP
28.07	Property		1	Cornhusker Plaza	No													NAP
28.08	Property		1	Holbrook	No													NAP
28.09	Property		1	Schnucks Farmington	No													NAP
28.10	Property		1	Hudson Corners	No													NAP
29	Loan	2	1	15-19 W 116th Street	No													NAP
30	Loan	14	1	Morton Village Plaza	No													NAP
31	Loan		1	Cortez Village Townhomes	No													NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	No													NAP
33	Loan	6	2	Store It All Texas Portfolio														NAP
33.01	Property		1	Store It All - Loop 20	No													NAP
33.02	Property		1	Store It All - Del Norte	No													NAP
34	Loan	14	1	Main Square	No													NAP
35	Loan	6	4	Boucher Self Storage Portfolio														NAP
35.01	Property		1	APS Brookline South	No													NAP
35.02	Property		1	APS Bradford	No													NAP
35.03	Property		1	Top Notch Self Storage	No													NAP
35.04	Property		1	APS Brookline North	No													NAP
36	Loan		1	HIE Douglasville	No													6/3/2037
37	Loan	5	1	Hampton Inn & Suites Birmingham	No													7/31/2037
38	Loan		1	CVS Rhode Island	No													NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	No													NAP
40	Loan	14, 22	1	Novi Commerce Center	No													NAP
41	Loan	14, 26	1	Clarksville Commons	No													NAP
42	Loan		1	Frisch's Commissary Kitchen	No													NAP
43	Loan	2, 12	1	214 East 52nd Street	No													NAP
44	Loan	22	1	Walgreens - Belfast	No													NAP
45	Loan		1	Walgreens Baltimore	No													NAP
46	Loan		1	Security Self Storage	No													NAP
47	Loan	2, 22	1	Suntree Healthplex	No													NAP
48	Loan		1	Cresthaven Mobile Home Park	No													NAP
49	Loan	14, 22	1	Incubator Road Flex	No													NAP
50	Loan		1	Walgreens - Auburn, AL	No													NAP
51	Loan		1	Harrisburg Plaza	No													NAP
52	Loan		1	Walgreens - Columbus County	No													NAP
53	Loan	10	1	Eastgate Plaza	No													NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 2, 3, 11, 12, 19, 25	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	16, 25	1	The Garland Hotel	206.52	177.02	85.7%	233.25	163.95	70.3%	216.51	97.73	45.1%	184.52	45.91	24.9%
3	Loan	1, 2, 10, 22	1	4141 NE 2nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	6, 14, 15, 20, 22	2	Chase St. & Cardone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Chase St.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Cardone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 6, 11	9	A&R Hospitality Portfolio	141.94	91.37	64.4%	141.94	94.34	66.5%	142.54	102.84	72.1%	115.02	69.95	61.2%
5.01	Property		1	Fairfield Inn Orange Beach	183.78	113.65	61.9%	183.78	113.85	62.0%	180.06	123.10	68.4%	138.82	71.96	51.8%
5.02	Property		1	Beachside Gulf Shores	193.17	100.30	51.9%	193.17	101.78	52.7%	191.80	119.01	62.1%	140.87	97.13	69.0%
5.03	Property		1	Home2Suites Mobile	111.53	94.44	84.7%	111.53	95.66	85.8%	101.66	85.51	85.5%	91.61	58.53	63.9%
5.04	Property		1	Home2Suites Daphne	116.91	93.63	80.1%	116.91	95.89	82.0%	112.20	95.99	85.6%	NAP	NAP	NAP
5.05	Property		1	Staybridge Suites Gulf Shores	172.41	101.08	58.6%	172.41	112.70	65.4%	166.97	119.21	71.4%	134.80	80.00	59.4%
5.06	Property		1	Gulf Shores Motel 6	114.10	78.55	68.8%	114.10	82.83	72.6%	127.36	100.20	78.7%	94.97	60.83	64.1%
5.07	Property		1	Red Roof Pensacola	112.28	60.32	53.7%	112.28	63.71	56.7%	119.56	73.08	61.1%	76.79	49.75	64.8%
5.08	Property		1	Quality Inn Gulf Shores	138.26	74.47	53.9%	138.26	74.48	53.9%	134.09	93.09	69.4%	113.48	68.53	60.4%
5.09	Property		1	Red Roof Gulf Shores	126.83	74.57	58.8%	126.83	77.34	61.0%	136.69	95.84	70.1%	102.36	59.24	57.9%
6	Loan	4, 6, 9, 10, 11	4	Hamilton Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	The Shoppes at Hamilton Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Hamilton Corner	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Hamilton Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	12, 14, 17, 22, 26	1	Green Valley Corporate Center North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 11, 12	2	Autokiniton Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Autokiniton Industrial - Elkton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Autokiniton Industrial - Bardstown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14	1	2100 Wharton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 12, 22	1	Chidlaw Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10, 14	1	3075 Olcott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5, 6, 19, 26	23	InCommercial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Kohl's - St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Walgreens - Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	Columbus Dialysis Clinic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Family Dollar/Dollar Tree - Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	Dollar General - Barren Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	Family Dollar/Dollar Tree - Windsor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	Advance Auto Parts - Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	Dollar General - Geneva	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.09	Property		1	Advance Auto Parts - Van Buren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Veguita	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.11	Property		1	Dollar General - Fertile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar General - Remer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar General - Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Newhall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Frazee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.16	Property		1	Dollar General - Woodson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.17	Property		1	Dollar General - Sloan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.18	Property		1	Dollar General - Emily	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.19	Property		1	Dollar General - Bunker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.20	Property		1	Dollar General - Remsen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.21	Property		1	Dollar General - Dallas City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.22	Property		1	Dollar General - Dayton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.23	Property		1	Dollar General - Winnebago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 4, 12, 14, 26	1	Bell Works	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 6, 11, 14, 16, 26	10	KB Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Walgreens - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Waystar Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Fresenius Kidney Care	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Tower Health	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	New Orleans MOB	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Penn State Health	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Carmichael MOB	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	Port Arthur Dialysis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	Auburn Medical	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	Berkley Eye Institute, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10	1	Village Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	11, 19	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	12, 14, 19, 22	1	The Overlook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

18	Loan	11, 14	1	Crossgates Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 2, 3, 6, 11, 12, 19, 25	2	Yorkshire & Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 11	1	39 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	11, 19	1	3455 Veterans Memorial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	14, 16, 22	1	One South Church	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Birnham Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	5	1	Courtyard Sandestin	181.65	108.48	59.7%	181.65	108.48	59.7%	175.65	109.59	62.4%	123.31	50.11	40.6%
25	Loan		1	Trolley Square Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6	9	MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Watch E Kee & Sugar Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Canton Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Keokuk	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	FMC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	Poplar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	Hummingbird Hill & Providential Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	Eastwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.08	Property		1	Malvern	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.09	Property		1	Bronson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5	1	Residence Inn Sandestin	181.49	120.29	66.3%	181.49	120.29	66.3%	179.70	118.34	65.9%	126.65	71.74	56.6%
28	Loan	6, 14, 16, 22	10	ExchangeRight In-Line Retail Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Madison Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Clarkston Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Point Mallard Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Huber Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	West Park Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	1160 Vann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Cornhusker Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Holbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Schnucks Farmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Hudson Corners	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2	1	15-19 W 116th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	14	1	Morton Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Cortez Village Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	9, 10, 16, 28	1	The Shoppes at Eagle Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6	2	Store It All Texas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Store It All - Loop 20	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Store It All - Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	14	1	Main Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6	4	Boucher Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	APS Brookline South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	APS Bradford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	Top Notch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.04	Property		1	APS Brookline North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	HIE Douglasville	112.86	90.01	79.8%	112.86	90.01	79.8%	104.76	82.97	79.2%	85.62	51.52	60.2%
37	Loan	5	1	Hampton Inn & Suites Birmingham	120.20	82.09	68.3%	120.20	82.09	68.3%	107.36	73.33	68.3%	74.70	43.34	58.0%
38	Loan		1	CVS Rhode Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12	1	Prime Storage - Saratoga Wilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	14, 22	1	Novi Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	14, 26	1	Clarksville Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Frisch's Commissary Kitchen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	2, 12	1	214 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	22	1	Walgreens - Belfast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Walgreens Baltimore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Security Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 22	1	Suntree Healthplex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	Cresthaven Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	14, 22	1	Incubator Road Flex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan		1	Walgreens - Auburn, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Harrisburg Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Walgreens - Columbus County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	10	1	Eastgate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “AREF” denotes Argentic Real Estate Finance LLC as Mortgage Loan Seller.

With respect to Loan No. 1, Park West Village, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC, BMO, Citi Real Estate Funding Inc.

With respect to Loan No. 3, 4141 NE 2nd Avenue, the mortgage loan, evidenced by two notes, was originated by LMF. Barclays will purchase one of the notes from LMF, and each of Barclays and LMF will deposit its note into the trust.

With respect to Loan No. 5, A&R Hospitality Portfolio, the mortgage loan is part of a whole loan that was co-originated by SGFC, BMO and Goldman Sachs Bank USA.

With respect to Loan No. 13, Bell Works, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., BMO, and Barclays.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC, BMO and Citi Real Estate Funding Inc.

With respect to Loan No. 20, 39 Broadway, the mortgage loan is part of a whole loan that was originated by Citi Real Estate Funding Inc.

(2)	With respect to Loan No. 1, Park West Village, the mortgaged property is comprised of three buildings with 850 multifamily units and one commercial unit totaling 1,039 square feet of office space. Of the 850 multifamily units, 418 are rent stabilized.

With respect to Loan No. 3, 4141 NE 2nd Avenue, the mortgaged property is comprised of 91,938 square feet of retail space and 20,958 square feet of office and storage space.

With respect to Loan No. 10, Chidlaw Building, the mortgaged property is comprised of 269,167 square feet of flex space, 9,506 square feet of office space, and 2,471 square feet of data space.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the portfolio consists of two mortgaged properties comprised of 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, six commercial and retail units totaling 29,451 square feet at the Yorkshire Towers building, and six commercial and retail units totaling 9,998 square feet at the Lexington Towers building. Of the 808 units, 305 of the units are rent stabilized.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the Yorkshire Towers mortgaged property has 681 residential units and six commercial and retail units totaling 645,092 square feet, and the Lexington Towers mortgaged property has 127 residential units and six commercial units totaling 125,186 square feet.

With respect to Loan No. 29, 15-19 W 116th Street, the mortgaged property is comprised of 38 multifamily units and one commercial unit totaling 1,600 square feet.

With respect to Loan No. 43, 214 East 52nd Street, the mortgaged property is comprised of 15 multifamily units and 3,178 square feet of retail space.

With respect to Loan No. 47, Suntree Healthplex, the mortgaged property is comprised of 33,611 square feet of medical office space and 16,293 square feet of retail space.

(3)	Certain mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

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With respect to Loan No. 1, Park West Village, there is 1,039 square feet of commercial space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial space is 100.0% leased as of July 22, 2022.

With respect to Loan No. 19, Yorkshire & Lexington Towers, there is 81,335 square feet of commercial and retail space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial and retail space is 98.6% leased as of March 1, 2022.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 6, Hamilton Portfolio, Nordstrom Rack, the Second Largest Tenant at The Terrace mortgaged property, signed a lease on June 22, 2022. It is anticipated that the space will be turned over to Nordstrom Rack on December 1, 2022 and that the store will open and the tenant will commence paying rent on the opening date, which is anticipated to be May 2023.

With respect to Loan No. 13, Bell Works, historical occupancy values are based on the average annual occupancy.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 12, InCommercial Portfolio, the Appraised Value ($) represents an approximately 6.9% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the InCommercial Portfolio mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $50,025,000 as of valuations dated between May 3, 2022 and May 18, 2022. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 50.0% and 50.0%, respectively.

With respect to Loan No. 14, KB Portfolio, the Appraised Value ($) represents an approximately 7.5% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the KB Portfolio mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $129,290,000 as of valuations dated between January 28, 2022 and April 8, 2022. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 61.9% and 61.9%, respectively.

With respect to Loan No. 24, Courtyard Sandestin, the Appraised Value ($) represents the “as complete” appraised value of $41,400,000 as of June 1, 2023, which assumes the borrower completed renovations at the mortgaged property. At origination, the borrower escrowed $3,480,000 for a room renovations reserve. The “as-is” appraised value is $35,300,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 46.0% and 46.0%, respectively.

With respect to Loan No. 27, Residence Inn Sandestin, the Appraised Value ($) represents the “as complete” appraised value of $32,900,000 as of June 1, 2023, which assumes the borrower completed renovations at the mortgaged property. At origination, the borrower escrowed $2,380,000 for a room renovations reserve. The “as-is” appraised value is $28,600,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 47.8% and 47.8%, respectively.

With respect to Loan No. 37, Hampton Inn & Suites Birmingham, the Appraised Value ($) represents the “as complete” appraised value of $11,000,000 as of May 1, 2023, which assumes that the borrower will complete renovation at the property within one year of origination. At origination, the borrower escrowed $2,312,000 for a property improvement plan reserve. The “as-is” appraised value is $8,500,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 86.9% and 75.4%, respectively.

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(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
• Loan No. 4, Chase St. & Cardone
• Loan No. 5, A&R Hospitality Portfolio
• Loan No. 6, Hamilton Portfolio
• Loan No. 8, Autokiniton Industrial Portfolio
• Loan No. 12, InCommercial Portfolio
• Loan No. 14, KB Portfolio
• Loan No. 19, Yorkshire & Lexington Towers
• Loan No. 26, MHP Portfolio
• Loan No. 28, ExchangeRight In-Line Retail Portfolio 2
• Loan No. 33, Store It All Texas Portfolio
• Loan No. 35, Boucher Self Storage Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 6, Hamilton Portfolio, the mortgage loan accrues interest on a 30/360 basis.

With respect to Loan No. 32, The Shoppes at Eagle Point, the mortgage loan accrues interest on a 30/360 basis.

(10)	With respect to Loan Nos. 3 & 11, 4141 NE 2nd Avenue and 3075 Olcott, Grace Period – Late Fee (Days) of 10 days is allowed for monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan Nos. 6 & 32, Hamilton Portfolio and The Shoppes at Eagle Point, a Grace Period – Late Fee (Days) of five days is allowed once during the mortgage loan term for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 15 Village Crossroads, Grace Period – Default (Days) is three days for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 53 Eastgate Plaza, Grace Period – Default (Days) is five days for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

(11)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

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Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Park West Village, the lockout period will be at least 25 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Park West Village whole loan in full is permitted at any time after the earlier to occur of (i) September 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

With respect to Loan No. 5, A&R Hospitality Portfolio, the borrower is permitted to prepay (with the payment of the applicable yield maintenance premium) in whole but not in part, provided that, amongst other things, the prepayment is permitted after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024. Defeasance of the A&R Hospitality Portfolio Whole Loan is permitted after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024. The assumed lockout period of 24 months is based on the closing date of this transaction in September. The actual lockout period may be longer.

With respect to Loan No. 6, Hamilton Portfolio, the borrowers have the option to prepay (with the payment of a yield maintenance premium) the Hamilton Portfolio whole loan at any time after the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Hamilton Portfolio whole loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer. In connection with a Partial Release, the borrowers can prepay the Hamilton Portfolio whole loan at any time with the payment of a yield maintenance premium.

With respect to Loan No. 8, Autokiniton Industrial Portfolio, the borrower is permitted to prepay the Autokiniton Industrial Portfolio whole loan in whole but not in part, provided that, amongst other things, no prepayment is allowed prior to August 7, 2024, the borrower is required to pay the applicable yield maintenance premium. Defeasance of the Autokiniton Industrial Portfolio whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 29, 2025. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.
With respect to Loan No. 14, KB Portfolio, defeasance of the KB Portfolio Whole Loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in September 2022.

With respect to Loan No. 16, Saks Fulfillment Center, the lockout period will be at least 25 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Saks Fulfillment Center whole loan in full is permitted at any time after the earlier to occur of (i) August 2, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

With respect to Loan No. 18, Crossgates Commons, the lockout period will be at least 27 payment dates beginning with and including the first payment date of July 6, 2022. For the purposes of the prospectus, the assumed lockout period of 27 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the lockout period will be at least 27 payment dates beginning with and including the first payment date in July 2022. Defeasance of the Yorkshire & Lexington Towers whole loan in full is permitted at any time after the earlier to occur of (i) July 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

With respect to Loan No. 20, 39 Broadway, the borrower is permitted to defease the 39 Broadway whole loan in whole or in part at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing

A-1-44

date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 7, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

With respect to Loan No. 21, 3455 Veterans Memorial Highway, the borrower is permitted to prepay the 3455 Veterans Memorial Highway whole loan, in whole, but not in part, on or after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 29, 2026, provided that, amongst other things, if such prepayment occurs prior to April 6, 2032, the borrower is required to pay the applicable yield maintenance premium. The assumed yield maintenance premium lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual yield maintenance premium lockout period may be longer. Defeasance of the 3455 Veterans Memorial Highway whole loan is permitted in whole, but not in part, at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 29, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual defeasance lockout period may be longer.

(12)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Park West Village, the Park West Village whole loan is comprised of 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), which was co-originated on August 3, 2022 by BMO, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc., one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Trust Subordinate Companion Note”), which was originated on August 3, 2022 by BMO, and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Non-Trust Subordinate Companion Note”), which was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management. The Park West Village Senior Loan, Park West Village Trust Subordinate Companion Note and Park West Village Non-Trust Subordinate Companion Note are co-terminus with the Park West Village Senior Loan, and each accrue interest at 4.65000% per annum.

With Respect to Loan No. 7, Green Valley Corporate Center North, KeyBank, the related lender, holds a $15,700,000, six-month, floating rate bridge loan (the “Green Valley Bridge Loan”) secured by a pledge of the DST depositor’s interests in the related borrower. Although it is called a mezzanine loan in the related Mortgage Loan documents, the Green Valley Bridge Loan does not include a pledge of any interests in the DST signatory trustee or the master tenant. In turn, this means that the Green Valley Bridge Loan is secured only by a pledge of the economic interest in the related borrower. The Green Valley Bridge Loan carries an interest rate of SOFR plus 5.500% and has a final maturity date of January 26, 2023 which is not coterminous with the Green Valley Corporate Center North Mortgage Loan. Moreover, no monthly payments are due and the principal balance of the Green Valley Bridge Loan must be paid down to a balance of (a) $10,205,000 on or before October 24, 2022, (b) $7,850,000 on or before November 23, 2022 and (c) $3,925,000 on or before December 23, 2022, with all remaining unpaid principal and all accrued interest due at the final maturity date. Given the nature of the Green Valley Bridge Loan and its short duration, KeyBank did not enter into an intercreditor agreement. The interest rate set at closing was calculated based on the adjustable SOFR rate of 1.52857% plus the applicable margin of 5.50%.

With respect to Loan No. 8, Autokiniton Industrial Portfolio, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined loan-to-value of no greater than 60.9%, (iii) the debt service coverage ratio based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 1.72x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 10.4% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 10, Chidlaw Building, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 58.1%, (iii) the combined debt service coverage ratio is no less than 1.49x; (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (v) the borrower obtains rating agency confirmation.

A-1-45

With respect to Loan No. 13, Bell Works, the borrower is required to make an annual payment of $50,000 to Holmdel Township for tenant fit-out through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of Holmdel Township. Such promissory note does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with Holmdel Township to pay for Holmdel Township’s costs incurred in connection with the redevelopment. As of the origination of the whole loan, approximately $96,181 remained in the escrow.

With respect to Loan No. 17, The Overlook, future mezzanine debt is permitted (the “Permitted Mezzanine Loan”), provided that no Event of Default has occurred and is continuing and (i) the mezzanine lender is a qualified institutional lender (any such lender, the “Mezzanine Lender”), (ii) the Mezzanine Lender is not an affiliate of the borrower, (iii) the Permitted Mezzanine Loan will not be transferable other than to a qualified institutional lender without the consent of the lender, (iv) the lender and Mezzanine Lender will be required to execute a customary intercreditor agreement acceptable to the lender in the lender’s reasonable discretion, (v) such debt will be evidenced by terms and documentation approved by the lender in its reasonable discretion, (vi) the aggregate LTV Percentage with respect to the mortgage loan and such Permitted Mezzanine Loan, as reasonably determined by the lender, does not exceed 64.0%, (vii) the aggregate debt service coverage ratio with respect to the mortgage loan and the Permitted Mezzanine Loan, as reasonably determined by the lender, may not be less than 1.60x, (viii) the Debt Yield with respect to the mortgage loan and the Permitted Mezzanine Loan, as reasonably determined by the lender, may not be less than 9.70%, (ix) the Permitted Mezzanine Loan will be required to be co-terminus with the mortgage loan, (x) receipt of a rating comfort letter, (xi) the implementation of hard cash management such that funds are swept daily from the clearing account to the deposit account and payments for such Permitted Mezzanine Loan will be made only after payment of all operating expenses and amounts then due under the mortgage loan, (xii) the borrower pays all of the lender’s and the rating agencies’ reasonable and customary costs and expenses incurred in connection with the handling and processing of such Permitted Mezzanine Loan and (xiii) the borrower’s rights are subject and subordinate to the lender’s rights to amend the loan.

With respect to Loan No. 19, Yorkshire & Lexington Towers, concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”), co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC, co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC, co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the borrower, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC, co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

With respect to Loan No. 39, Prime Storage - Saratoga Wilton, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 56.0%, (iii) the combined debt service coverage ratio is no less than 1.23x; (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (v) the borrower obtains rating agency confirmation.

With respect to Loan No. 43, 214 East 52nd Street, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 55.5%, (iii) the combined debt service coverage ratio is no less than 1.31x; (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (v) the borrower obtains rating agency confirmation.

(13)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

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(14)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at origination.

With respect to Loan No. 4, Chase St. & Cardone, a $150,000 credit for the $1,500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $1,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 7 Green Valley Corporate Center North, a $300,000 credit for the tenant improvement and leasing commissions escrow and a $50,000 credit for the replacement reserve was underwritten on the mortgage loan. The $3,000,000 and $500,000 initial deposits were placed into a reserve and disbursements can be made for tenant improvements / leasing commissions and replacement reserves, respectively.

With respect to Loan No. 9, 2100 Wharton Street, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 11, 3075 Olcott, the underwritten TI/LC figure is $0.00 per square foot as the whole loan features a major tenant TI/LC reserve that will sweep 18 months of excess cash flow (approximately $9.8 million) prior to loan maturity.

With respect to Loan No. 13, Bell Works, a $850,000 credit for the $8,500,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $8,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 14, KB Portfolio, a $425,471 credit for the tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $4,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 17, The Overlook, a $106,250 credit for the $1,000,000 tenant improvement and leasing commissions escrow and the $125,000 replacement reserve was underwritten on the mortgage loan. The $1,000,000 and $125,000 initial deposits were placed into a reserve and disbursements can be made for tenant improvements / leasing commissions and replacement reserves, respectively.

With respect to Loan No. 18, Crossgates Commons, a $225,915 credit for the $2,259,150 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $2,259,150 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 22, One South Church, a $133,000 credit for the $1,330,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $1,330,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, a $75,000 credit for the $750,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $750,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.
With respect to Loan No. 30, Morton Village Plaza, a $75,000 credit for the $750,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $750,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 34, Main Square, a $10,000 credit for the $100,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $100,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 40, Novi Commerce Center, a $10,000 credit for the $100,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $100,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 41, Clarksville Commons, a $25,000 credit for the $250,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $250,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

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With respect to Loan No. 49, Incubator Road Flex, a $10,000 credit for the $100,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $100,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(15)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 4, Chase St. & Cardone, the historical financials presented represent the financials of the Chase St. mortgaged property only. The seller of the Cardone mortgaged property did not provide historical operating statements.

(16)	With respect to Loan No. 2, The Garland Hotel, the mortgaged property includes a leasehold interest in approximately 0.65 acres of land (the “LA Parcel”) on the southern border of the mortgaged property that is leased from the Los Angeles County Flood Control District under a lease that is scheduled to expire in September 2026 (with no renewal options remaining). The annual ground rent is approximately $27,453 through lease expiration. The LA Parcel is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building. The mortgaged property is deemed legal non-conforming with and without the LA Parcel and as a result has law and ordinance insurance in place. The ground lease provides that the borrower has the option to purchase the fee interest to the LA Parcel any time prior to the expiration of the ground lease for the determined fair market value of the LA Parcel. If the borrower does not acquire the fee interest to the LA Parcel and the ground lease is not renewed, the LA Parcel will no longer be part of the collateral for the mortgage loan. The appraisal assumed that there would be no impact to the value of the mortgaged property if the LA Parcel is not acquired by the borrower prior to the ground lease expiration. The loan documents permit the borrower on a one-time basis during the term of the mortgage loan at its sole cost and expense (to be funded out of the borrower’s own equity) to acquire the fee interest to the LA Parcel and cause such premises to be added to the mortgage loan as a fee interest estate, subject to the lender’s determination that certain terms and conditions under the loan documents have been satisfied.

With respect to Loan No. 14, KB Portfolio, the collateral for the Las Vegas – Walgreens mortgaged property consists of air rights, the interior items in the retail space and the related borrower’s rights under a 99 year reciprocal easement and cost-sharing agreement and interior items of an 18,100 square foot ground floor retail space within a larger two-story, 37,499 square foot retail building. For the avoidance of doubt, all applicable governmental authorities have characterized the related borrower’s interest in the Walgreens – Las Vegas mortgaged property as a fee interest and it has been insured as fee interest under its related title policy. For more information regarding the Las Vegas – Walgreens reciprocal easement and cost-sharing agreement and the protections it grants to the related borrower sponsor please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates” in the Prospectus.

With respect to Loan No. 22, One South Church, the mortgage loan is secured by the fee interest of the borrower in the mortgaged property.  The borrower has entered into a ground lease between Rio Nuevo Multipurpose Facilities District, as ground lessor, and the borrower, as ground lessee, for the purpose of the borrower applying with the City of Tucson for a tax abatement benefiting the mortgaged property.  The term of the ground lease will commence upon the satisfaction of certain conditions set forth therein (the “Commencement Date”) and will end eight years from the first day of the month following the Commencement Date, subject to the borrower’s (i) option to convert the ground lease term to a 25-year term and (ii) option to terminate the ground lease, in each case, pursuant to the terms of the ground lease.  The loan documents provide that in connection with the commencement of the term of the ground lease, the borrower will be permitted to convert its fee simple interest in the mortgaged property to a leasehold interest under the ground lease (and in connection with the expiration of the term of the ground lease convert its leasehold interest back to a fee simple interest), subject to the satisfaction of certain conditions.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Clarkston Oaks property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 53 DST, as the ground lessor. The borrower assumed the ground lease in 2021, which expires in December 2120 and has 10, 5-year remaining extension options. The year one rent is $4,045,459, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Point Mallard Centre property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased

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Portfolio 55 DST, as the ground lessor. The borrower assumed the ground lease in 2022, which expires in April 2121 and has 10, 5-year remaining extension options. The year one rent is $3,668,309, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Huber Heights property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 49 DST, as the ground lessor. The borrower assumed the ground lease in 2021, which expires in July 2120 and has 10, 5-year remaining extension options. The year one rent is $2,692,476, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the 1160 Vann Drive property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 56 DST, as the ground lessor. The borrower assumed the ground lease in 2022, which expires in April 2121, and has 10, 5-year remaining extension options. The year one rent is $1,561,869, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Cornhusker Plaza property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 51 DST, as the ground lessor. The borrower assumed the ground lease in 2021, which expires in October 2120, and has 10, 5-year remaining extension options. The year one rent is $1,272,721, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Holbrook property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 51 DST, as the ground lessor. The borrower assumed the ground lease in 2021, which expires in October 2120, and has 10, 5-year remaining extension options. The year one rent is $1,285,000, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Schnucks Farmington property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 53 DST, as the ground lessor. The borrower assumed the ground lease in 2021, which expires in December 2120, and has 10, 5-year remaining extension options. The year one rent is $600,142, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the Hudson Corners property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 56 DST, as the ground lessor. The borrower assumed the ground lease in 2022, which expires in April 2121, and has 10, 5-year remaining extension options. The year one rent is $250,942, which was paid at the time of lease assumption, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 32, The Shoppes at Eagle Point, the borrower transferred the fee interest in the mortgaged property to the Industrial Development Board of Cookeville ("IDB") in connection with a PILOT program and retained the leasehold interest. The leasehold interest will convert to a fee interest when the ground lease expires on October 31, 2038. The fee interest has been subordinated to the leasehold mortgage.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

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With respect to Loan No. 7, Green Valley Corporate Center North, Upfront Other Reserve includes approximately $970,942 of tenant improvements, leasing commissions and gap rent paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.

(18)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 1, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after July 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the mortgaged properties) a 6.25% transient whole loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Park West Village mortgaged property achieve a 6.25% transient whole loan debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

With respect to Loan No. 12, InCommercial Portfolio, when a specified tenant rating event occurs, deposits in the amount of the specified tenant reserve monthly deposit, equal to the product of $0.29 per specified tenant square feet until a specified tenant rating cure has occurred or until specified tenant reserve cap has been meet, equal to the aggregate of one year of such specified tenant rent.

With respect to Loan No. 16, Saks Fulfillment Center, the borrower may deliver a letter of credit to maintain the monthly real estate tax reserve waiver.

With respect to Loan No. 17, The Overlook, $1,000,000 was escrowed to be used for future new and renewal TI/LC. Once the initial balance declines below $250,000, ongoing monthly reserves will be escrowed at 1/12 of $1.00 per square foot. The borrower will not be required to deposit any monthly reserve which would cause the amount then on deposit to exceed $500,000.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after May 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the mortgaged properties) a 5.00% transient Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Yorkshire & Lexington Towers mortgaged properties achieve a 5.00% transient Total Debt debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

With respect to Loan No. 21, 3455 Veterans Memorial Highway, on a monthly basis, the borrower is required to deposit $1,264 for replacement reserves. Provided that a trigger period is not continuing, deposits into the replacement reserve are subject to a cap of $15,173.

(19)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 4, Chase St. & Cardone, the Second Largest Tenant at the Chase St. mortgaged property, Chicago Steel Holdings LLC, has a lease that expires on February 28, 2031 for 293,563 square feet of its space and leases an additional 14,000 square feet on a month-to-month basis.

(20)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(21)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In

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addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, 4141 NE 2nd Avenue, either the Largest Tenant at the mortgaged property, B&B Italia, or the borrower, has the right to terminate its lease of Suite 201 by July 15, 2030 by giving written notice to the other party by July 15, 2029.

With respect to Loan No. 4, Chase St. & Cardone, the Third Largest Tenant at the Chase St. mortgaged property, Katoen Natie Midwest, Inc., has the right to terminate its lease with 90 days’ notice with no penalty if LyondellBasell ceases to be a customer of Katoen Natie Midwest, Inc.

With respect to Loan No. 7, Green Valley Corporate Center North, the Largest Tenant at the mortgage property, P3 Health Partners is in a partial abated rent period for the months of October 2022 through January 2023 and from February 2023 through July 2023 P3 Health Partners in a full abated rent period. Reserve funds are held in escrow by the lender.

With respect to Loan No. 10, Chidlaw Building, the Second Largest Tenant at the mortgaged property, Jacobs Technology Inc, has the right to terminate the space related to suite 10, totaling 8,376 square feet (“Suite 10”), at any time on or after September 3, 2022, in the event the United States government does not renew its contract with the Jacobs Technology by providing at least 120 days written notice and payment of a termination fee equal to (a) the pro-rated portion of two months of the monthly base rent plus additional rent based on the Suite 10 space and (b) the unamortized portion of Suite 10 landlord’s contribution calculated through the expiration of the initial term on a straight line basis assuming an interest rate of 6% per annum.

With respect to Loan No. 17, The Overlook, the Fourth Largest Tenant at the mortgaged property, The Optometry Center for Vision Therapy, has one option to terminate its lease effective May 31, 2025 for which the tenant is required to provide a minimum 12-month advance written notice, along with an early termination fee which includes unamortized commissions, unamortized abated rent and six months base rent.

With respect to Loan No. 22, One South Church, the Fourth Largest Tenant at the mortgaged property, Lewis Roca Rothgerber Christie L.L.P., has a one-time right to terminate its lease after July 31, 2025 by providing written notice, no later than 360 days prior to the early termination date and paying a termination fee equal to the sum of the unamortized balance of the leasing costs.

With respect to Loan No. 28, ExchangeRight In-Line Retail Portfolio 2, the mortgaged portfolio contains certain termination options outlined below:
- With respect to the West Park Square mortgage property, the Largest Tenant, Harbor Freight Tools, has the option to terminate its lease effective November 30, 2025, with six months’ prior notice and payment of (i) 50% of brokerage commission and (ii) $75,000.
- With respect to the Holbrook mortgage property, the Largest Tenant, Santander Bank, has the right to terminate its lease from the period beginning on November 1, 2022 and ending on February 28, 2023 with 120 days’ prior notice.
- With respect to the Schnucks Farmington mortgage property, the Largest Tenant, Interlock Pharmacy Systems dba CVS, has the option to terminate its lease effective September 1, 2023, with nine months’ prior notice and a payment of $29,151.78.
- With respect to the Hudson Corners mortgage property, the Third Largest Tenant, Subway, has the option to terminate its lease at any time with 30 days’ prior notice and a payment of eleven months’ base rent or rent for the remainder of the term, whichever is less.

With respect to Loan No. 40, Novi Commerce Center, the Second Largest Tenant at the mortgaged property, Automated Control, has the on-going right to terminate its lease with three months’ prior written notice.

With respect to Loan No. 40, Novi Commerce Center, the Fifth Largest Tenant at the mortgaged property, Sheryl's School of Dance, has the recurring option to terminate its lease on August 1st each year, with six months’ prior written notice.

With respect to Loan No. 44, Walgreens - Belfast, the Sole Tenant at the mortgaged property, Walgreens, has the option to terminate its lease effective October 31, 2035, with 12 months’ prior written notice.

With respect to Loan No. 47, Suntree Healthplex, the Fourth Largest Tenant at the mortgaged property, Department of Revenue GTA, has the right to terminate without penalty if a state-owned building becomes available to the tenant for occupancy by giving six months' prior written notice.

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With respect to Loan No. 47, Suntree Healthplex, the Fifth Largest Tenant at the mortgaged property, Department of Revenue CSP, has the right to terminate without penalty if a state-owned building becomes available to the tenant for occupancy by giving six months' prior written notice.

With respect to Loan No. 49, Incubator Road Flex, the Largest Tenant at the mortgaged property, American Medical Response, has the option to terminate its lease effective March 16, 2017, with 180 days’ prior written notice and a termination fee equal to the unamortized cost of the tenant improvements and the brokerage commissions, calculated on a straight-line basis over the term using an seven percent interest factor.

(22)	Each number identifies a group of related borrowers.

(23)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

(24)	With respect to Loan No. 1, Park West Village, the UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve of $4,920,000.

With respect to mortgage Loan No. 2, The Garland Hotel, the fluctuation in historical NOI was due to the COVID-19 pandemic. The Garland Hotel Property was closed from March 2020 through August 2020, and from November 2020 through March 2021 before reopening permanently.

With respect to Loan No. 19, Yorkshire & Lexington Towers, the UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS Pharmacy and (iii) disbursements from the Supplemental Income Reserve of $5,226,004.

(25)	With Respect to Loan No. 7, Green Valley Corporate Center North, KB Green Valley North, DST entered into a master lease with KB Green Valley North MT, LLC on July 26, 2022 for an approximate 10-year term with an expiration date on August 1, 2032.

With respect to Loan No. 12, InCommercial Portfolio, InCommercial Net Lease DST 6 entered into a master lease with InCommercial New Lease MT 6, LLC on June 10, 2022, for an approximate 7-year term with an expiration date on July 1, 2029.

With respect to Loan No. 13, Bell Works, Somerset Holmdel Development I Urban Renewal, L.P. entered into a master lease with Bell Works Master Tenant, LLC on December 14, 2017, for a 32-year term with an expiration date on December 14, 2049.

With respect to Loan No. 14, KB Portfolio, KB Diversified Healthcare 60, DST entered into a master lease with KB Diversified Healthcare 60 MT, LLC on May 19, 2022, for a 10-year term with an expiration date on June 1, 2032.

With respect to Loan No. 41, Clarksville Commons, the loan documents include a springing master lease in the event that Louisville Overstock Warehouse terminates its lease or goes dark at the premises, whereupon guarantor will be required to pay the Louisville Overstock rent to the borrower until the applicable premises are re-tenanted in accordance with the loan documents. The guarantor’s liability to pay such rent to the borrower will be reduced on a dollar-for-dollar basis to the extent that Louisville Overstock continues to pay the borrower such rent until re-tenanting.

(26)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any mortgaged properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

A-1-52

(27)	With respect to Loan No. 32, The Shoppes at Eagle Point, the ground tenants occupying two outparcels at the mortgaged property each have the right to purchase its respective parcel from the borrower at the expiration of the related ground leases, which expire concurrent with the borrower’s ground lease with the IDB.

A-1-53

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2022-C17

Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	6	$160,900,000	17.8%	1.72x	9.9%	60.9%	60.9%
	CBD	3	44,656,250	4.9	2.00x	11.6%	48.4%	48.4%
	Medical	9	11,525,250	1.3	1.72x	8.9%	55.6%	55.6%
	Subtotal:	18	$217,081,500	24.0%	1.78x	10.2%	58.0%	58.0%
Retail	Anchored	11	$124,208,994	13.7%	1.70x	12.1%	56.2%	49.4%
	Single Tenant	28	57,526,500	6.4	1.76x	9.5%	54.1%	54.1%
	Unanchored	3	21,148,532	2.3	1.61x	11.3%	58.7%	55.6%
	Shadow Anchored	9	11,015,000	1.2	3.00x	17.8%	40.3%	40.3%
	Subtotal:	51	$213,899,027	23.6%	1.77x	11.6%	55.1%	50.8%
Hospitality	Limited Service	9	$55,352,420	6.1%	2.29x	17.4%	50.1%	45.9%
	Full Service	1	45,000,000	5.0	2.59x	17.6%	43.3%	43.3%
	Extended Stay	4	29,441,984	3.3	2.18x	16.1%	44.4%	42.5%
	Subtotal:	14	$129,794,404	14.3%	2.37x	17.2%	46.4%	44.2%
Industrial	Manufacturing	3	$55,710,000	6.2%	1.83x	11.4%	62.0%	62.0%
	Warehouse	2	28,379,550	3.1	1.72x	10.6%	54.6%	54.6%
	Warehouse / Distribution	1	16,290,000	1.8	1.95x	12.6%	63.2%	63.2%
	Flex	2	11,250,000	1.2	1.37x	9.9%	70.5%	63.4%
	Subtotal:	8	$111,629,550	12.3%	1.77x	11.2%	61.1%	60.4%
Multifamily	High Rise	3	$67,500,000	7.5%	2.90x	11.9%	32.8%	32.8%
	Mid Rise	1	11,500,000	1.3	1.54x	8.8%	68.0%	68.0%
	Garden	1	9,990,000	1.1	1.77x	10.1%	47.6%	47.6%
	Subtotal:	5	$88,990,000	9.8%	2.60x	11.3%	39.0%	39.0%
Mixed Use	Retail / Office	1	$43,500,000	4.8%	2.06x	11.8%	51.5%	51.5%
	Office / Industrial	1	27,976,854	3.1	1.49x	11.6%	58.0%	49.3%
	Multifamily / Retail	1	5,850,000	0.6	1.51x	9.5%	55.5%	55.5%
	Office / Retail	1	5,000,000	0.6	1.90x	14.3%	49.0%	44.0%
	Subtotal:	4	$82,326,854	9.1%	1.82x	11.7%	53.8%	50.6%
Self Storage		8	$28,381,729	3.1%	1.40x	9.4%	59.9%	57.5%
Manufactured Housing		10	$18,700,000	2.1%	1.23x	9.3%	61.2%	56.8%
Other	Leased Fee	1	$14,200,000	1.6%	1.61x	9.4%	58.9%	58.9%
Total / Weighted Average:		119	$905,003,064	100.0%	1.92x	11.9%	53.9%	52.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
A-2-1

Annex A-2	BBCMS 2022-C17

Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	11	$166,074,338	18.4%	2.23x	11.4%	45.7%	44.1%
Florida	7	114,718,094	12.7%	2.01x	13.0%	48.7%	46.7%
Texas	9	78,355,792	8.7%	1.82x	11.4%	58.9%	58.4%
California	3	73,732,500	8.1%	2.23x	14.1%	49.5%	49.5%
Alabama	13	56,193,030	6.2%	2.11x	15.9%	49.4%	45.7%
Pennsylvania	4	54,718,750	6.0%	1.64x	10.3%	56.6%	56.6%
Tennessee	6	50,845,086	5.6%	1.51x	11.3%	58.7%	51.8%
Nevada	2	46,917,500	5.2%	1.89x	10.4%	60.0%	60.0%
Michigan	5	34,440,192	3.8%	1.66x	10.6%	62.9%	60.3%
Indiana	2	31,992,472	3.5%	1.84x	12.4%	64.5%	62.4%
Colorado	1	27,976,854	3.1%	1.49x	11.6%	58.0%	49.3%
New Jersey	1	25,000,000	2.8%	1.68x	9.4%	62.6%	62.6%
Arizona	1	19,000,000	2.1%	2.01x	12.5%	55.9%	55.9%
Kentucky	2	15,908,850	1.8%	1.68x	9.7%	59.7%	59.7%
Ohio	9	15,674,341	1.7%	1.80x	11.3%	58.1%	56.3%
Connecticut	1	14,200,000	1.6%	1.61x	9.4%	58.9%	58.9%
Georgia	2	9,578,518	1.1%	2.51x	18.3%	62.4%	54.5%
Illinois	6	8,028,438	0.9%	1.47x	9.8%	61.5%	57.8%
Rhode Island	1	7,300,000	0.8%	1.11x	7.2%	66.4%	66.4%
Missouri	4	6,977,000	0.8%	2.23x	11.6%	46.5%	46.5%
Virginia	2	5,467,000	0.6%	1.52x	10.2%	66.5%	60.7%
Maine	1	5,150,000	0.6%	1.34x	8.2%	59.0%	59.0%
Maryland	1	5,150,000	0.6%	1.59x	8.5%	60.2%	60.2%
Iowa	5	4,838,979	0.5%	1.78x	10.4%	55.1%	53.1%
Washington	1	4,600,000	0.5%	1.30x	9.5%	43.8%	41.0%
New Hampshire	3	3,770,000	0.4%	1.57x	9.5%	57.5%	57.5%
Minnesota	5	3,640,000	0.4%	2.19x	11.3%	46.8%	46.8%
Mississippi	2	3,472,393	0.4%	1.92x	13.0%	62.1%	54.7%
North Carolina	2	3,423,000	0.4%	1.76x	9.6%	51.0%	51.0%
Vermont	1	2,300,000	0.3%	1.55x	9.8%	57.5%	57.5%
Louisiana	1	1,372,813	0.2%	1.62x	8.4%	57.6%	57.6%
Wisconsin	1	1,218,125	0.1%	1.62x	8.4%	57.6%	57.6%
Arkansas	1	769,000	0.1%	2.19x	11.3%	46.8%	46.8%
New Mexico	1	765,000	0.1%	2.19x	11.3%	46.8%	46.8%
Nebraska	1	725,000	0.1%	3.00x	17.8%	40.3%	40.3%
Massachusetts	1	710,000	0.1%	3.00x	17.8%	40.3%	40.3%
Total / Weighted Average:	119	$905,003,064	100.0%	1.92x	11.9%	53.9%	52.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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Annex A-2	BBCMS 2022-C17

Structural Overview
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,490,393	-	$4,999,999	6	$22,145,393	2.4%	5.55159%	114	1.56x	10.3%	57.3%	54.1%
$5,000,000	-	$9,999,999	17	118,008,241	13.0%	5.85948%	117	1.59x	10.9%	60.1%	56.3%
$10,000,000	-	$19,999,999	9	129,775,000	14.3%	5.76898%	118	2.11x	13.1%	50.5%	49.9%
$20,000,000	-	$29,999,999	13	310,074,429	34.3%	5.37980%	111	1.81x	10.5%	55.4%	53.1%
$30,000,000	-	$39,999,999	2	67,000,000	7.4%	5.39746%	119	1.85x	10.7%	60.8%	60.8%
$40,000,000	-	$47,500,000	6	258,000,000	28.5%	5.56236%	107	2.15x	13.7%	49.0%	47.5%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.04000	-	3.49900	1	$20,000,000	2.2%	3.04000%	57	3.61x	11.1%	33.3%	33.3%
3.50000	-	4.99900	3	75,003,393	8.3%	4.71471%	68	2.44x	12.0%	38.5%	38.2%
5.00000	-	5.49900	15	242,669,636	26.8%	5.25476%	117	1.90x	10.8%	53.8%	53.3%
5.50000	-	5.99900	21	391,653,294	43.3%	5.77881%	118	1.86x	12.5%	56.8%	54.3%
6.00000	-	6.49900	12	168,286,854	18.6%	6.09359%	119	1.65x	11.7%	56.1%	53.3%
6.50000	-	6.71000	1	7,389,887	0.8%	6.71000%	118	1.97x	17.1%	67.2%	58.2%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	2	$67,500,000	7.5%	4.17296%	58	2.90x	11.9%	32.8%	32.8%
84	1	25,013,000	2.8%	4.85000%	82	2.19x	11.3%	46.8%	46.8%
114	1	5,150,000	0.6%	5.27000%	110	1.59x	8.5%	60.2%	60.2%
120	49	807,340,064	89.2%	5.69501%	118	1.83x	11.9%	55.9%	53.8%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Remaining Term to Maturity in Months

				Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	88	4	$95,003,393	10.5%	4.36215%	65	2.68x	11.8%	37.4%	37.1%
110	-	116	7	81,949,636	9.1%	5.24543%	115	1.61x	9.1%	59.8%	58.6%
117	-	120	42	728,050,035	80.4%	5.74639%	118	1.85x	12.2%	55.4%	53.3%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%
(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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Annex A-2	BBCMS 2022-C17

Structural Overview
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
330	1	21,924,338	2.4%	5.75000%	117	1.60x	12.9%	67.0%	54.4%
360	16	214,166,175	23.7%	5.93258%	118	1.61x	12.5%	57.9%	51.3%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0			36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
327	-	328	2	24,414,732	2.7%	5.63168%	114	1.62x	13.0%	67.1%	54.7%
356	-	360	15	211,675,782	23.4%	5.94838%	118	1.61x	12.5%	57.8%	51.2%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
Interest Only, Amortizing Balloon	9	128,831,729	14.2%	5.93692%	118	1.62x	12.4%	56.8%	51.7%
Amortizing Balloon	8	107,258,785	11.9%	5.89005%	117	1.60x	12.7%	61.1%	51.4%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.11x	-	1.59x	19	$230,756,378	25.5%	5.88222%	118	1.44x	10.3%	60.2%	55.5%
1.60x	-	1.69x	8	144,439,338	16.0%	5.38823%	117	1.63x	9.7%	60.5%	58.6%
1.70x	-	1.79x	7	97,459,550	10.8%	5.78728%	118	1.73x	10.5%	58.1%	58.1%
1.80x	-	1.89x	1	2,490,393	0.3%	4.59000%	88	1.81x	13.7%	68.2%	57.8%
1.90x	-	1.99x	4	91,389,887	10.1%	5.71350%	118	1.95x	12.4%	61.7%	60.7%
2.00x	-	2.49x	7	179,688,000	19.9%	5.55472%	114	2.11x	13.2%	47.9%	47.1%
2.50x	-	2.99x	5	126,229,518	13.9%	5.29099%	96	2.60x	15.5%	39.1%	38.5%
3.00x	-	3.61x	2	32,550,000	3.6%	3.95378%	80	3.37x	13.7%	36.0%	36.0%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%
(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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Annex A-2	BBCMS 2022-C17
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
29.5%	-	49.9%	14	$288,078,000	31.8%	5.24991%	101	2.44x	14.2%	41.1%	40.4%
50.0%	-	59.9%	19	331,228,905	36.6%	5.71371%	118	1.64x	10.5%	56.6%	54.1%
60.0%	-	64.9%	9	190,839,550	21.1%	5.57921%	118	1.80x	10.7%	61.9%	61.9%
65.0%	-	69.9%	8	78,466,608	8.7%	5.94537%	117	1.60x	12.1%	67.3%	59.9%
70.0%	-	70.5%	3	16,390,000	1.8%	5.59857%	117	1.34x	9.6%	70.4%	63.3%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
29.5%	-	49.9%	17	$349,770,176	38.6%	5.36458%	104	2.26x	13.7%	43.8%	41.7%
50.0%	-	59.9%	21	315,103,337	34.8%	5.70078%	117	1.71x	11.0%	58.2%	55.6%
60.0%	-	64.9%	13	221,329,550	24.5%	5.62401%	118	1.73x	10.5%	62.8%	62.0%
65.0%	-	68.0%	2	18,800,000	2.1%	5.87617%	118	1.37x	8.2%	67.4%	67.4%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	43	$691,684,783	76.4%	5.50912%	112	1.91x	11.5%	54.3%	52.5%
Yield Maintenance	7	123,318,280	13.6%	5.64737%	110	2.02x	13.3%	51.4%	48.7%
Defeasance or Yield Maintenance	3	90,000,000	9.9%	5.78822%	119	1.84x	12.8%	54.6%	53.0%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	30	$606,626,637	67.0%	5.50001%	110	1.97x	12.1%	51.2%	49.1%
Acquisition	20	259,276,427	28.6%	5.64039%	118	1.86x	11.5%	59.2%	57.9%
Recapitalization	2	25,000,000	2.8%	5.63200%	119	1.66x	10.2%	58.3%	57.3%
Acquisition/Refinance	1	14,100,000	1.6%	6.26000%	118	1.21x	9.2%	66.9%	61.9%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%
(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$47,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$47,500,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	5.2%	Net Rentable Area (Units):	850
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	CF PWV LLC and SM PWV LLC	Year Built / Renovated:	1950, 1958, 1963 / 2014
Borrower Sponsors:	Meyer Chetrit and	Occupancy:	94.7%
	Amended and Restated 2013	Occupancy Date:	7/22/2022
	LG Revocable Trust	4th Most Recent NOI (As of):	$16,725,571 (12/31/2019)
Interest Rate:	4.65000%	3rd Most Recent NOI (As of):	$14,592,031 (12/31/2020)
Note Date:	8/3/2022	2nd Most Recent NOI (As of):	$13,357,008 (12/31/2021)
Maturity Date:	8/6/2027	Most Recent NOI (As of)(5):	$15,491,417 (TTM 5/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	91.3%
Original Term:	60 months	UW Revenues:	$32,787,176
Original Amortization Term:	None	UW Expenses:	$9,786,898
Amortization Type:	Interest Only	UW NOI(5):	$23,000,278
Call Protection(2):	L(25),D(30),O(5)	UW NCF(5):	$23,000,278
Lockbox / Cash Management:	Soft (Residential); Hard	Appraised Value / Per Unit:	$575,000,000 / $676,471
	(Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1)(3):	$140,000,000 / $177,500,000
Additional Debt Type(1)(3):	Pari Passu / Subordinate

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$919,476	$459,738	N/A	Cut-off Date Loan / Unit:	$220,588	$429,412
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$220,588	$429,412
Replacement Reserves:	$850,000	$0	N/A	Cut-off Date LTV:	32.6%	63.5%
Other Reserves:	$12,778,500	Springing	N/A	Maturity Date LTV:	32.6%	63.5%
				UW NCF DSCR(5):	2.60x	1.34x
				UW NOI Debt Yield(5):	12.3%	6.3%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Senior Loan	$187,500,000	49.2%		Existing Loan Payoff	$321,864,741	84.5%
Subordinate Notes	177,500,000	46.6		Closing Costs	44,400,316	11.7
Sponsor Equity	15,813,033	4.2		Upfront Reserves	14,547,976	3.8
Total Sources	$380,813,033	100.0%		Total Uses	$380,813,033	100.0%
(1)	The Park West Village Senior Loan (as defined below), with an original aggregate principal balance of $187,500,000, is part of the Park West Village Whole Loan (as defined below). The Financial Information in the chart above reflects the Park West Village Senior Loan and the Park West Village Whole Loan. For additional information, see “The Loan” below.
(2)	Defeasance of the Park West Village Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Park West Village Whole Loan to be securitized and (b) September 6, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.
(3)	The subordinate notes consist of (i) the B-A Note with an original principal balance of $66,500,000 and (ii) the B-B note with an original principal balance of $111,000,000, which is junior to the B-A Note in right of payment. The B-A note will be contributed to the BBCMS 2022-C17 trust and backs only the related loan-specific certificates. For additional information, see “The Loan” below.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	UW NOI is greater than Most Recent NOI due in part to the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property (as defined below). Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (with a balance of $4,920,000 at origination of the Park West Village Whole Loan) (as defined below) of $4,919,913. The Park West Village Senior Loan UW NCF DSCR and Park West Village Whole Loan UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 2.05x and 1.05x respectively. The Park West Village Senior Loan UW NOI Debt Yield and Park West Village Whole Loan UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.6% and 5.0%, respectively. Please refer to “Escrows and Reserves” below.

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village

The Loan. The Park West Village mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) that is evidenced by 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Trust Subordinate Companion Note”) and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Non-Trust Subordinate Companion Note” and together with the Park West Village Trust Subordinate Companion Note, the “Park West Village Subordinate Companion Loans”). The Park West Village Senior Loan was co-originated on August 3, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Park West Village Trust Subordinate Companion Note was originated on August 3, 2022 by BMO. The Park West Village Non-Trust Subordinate Companion Note was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management (“PWV Grand Avenue”). The Park West Village Whole Loan is secured by a first lien mortgage on the borrowers’ fee simple interest in three, 16-story multifamily buildings consisting of 850 residential units and one commercial unit located in the Upper West Side neighborhood of New York, New York (collectively, the “Park West Village Property”).

The Park West Village Mortgage Loan is evidenced by the non-controlling promissory Notes A-1, A-11 and A-12, with an aggregate principal balance as of the Cut-off Date of $47,500,000. The remaining Park West Village pari passu senior promissory notes are to be contributed – or are expected to be contributed – to other securitization trusts, as set forth in the table below. The Park West Village Trust Subordinate Companion Note will also be contributed to the BBCMS 2022-C17 securitization trust but will not be included in the mortgage pool. Payments allocated to the Park West Village Trust Subordinate Companion Note will be paid only to the holders of the loan-specific certificates backed by the Park West Village Trust Subordinate Companion Note. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Trust Subordinate Companion Note and the Park West Village Non-Trust Subordinate Companion Note, and the Park West Village Trust Subordinate Companion Note is senior in right of payment to the Park West Village Non-Trust Subordinate Companion Note. The Park West Village Non-Trust Subordinate Companion Note will be the initial controlling note and PWV Grand Avenue, as the holder of such initial controlling note, will be entitled to exercise certain control rights with respect to the Park West Village Whole Loan under the related co-lender agreement. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization. For additional information, see “Subordinate Debt” below. The relationship between the holders of the Park West Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$17,500,000	$17,500,000	BBCMS 2022-C17	Yes
A-2(2)	$15,000,000	$15,000,000	BMO	No
A-3(2)	$15,000,000	$15,000,000	BMO	No
A-4(2)	$15,000,000	$15,000,000	BMO	No
A-5(2)	$17,500,000	$17,500,000	CREFI	No
A-6(2)	$15,000,000	$15,000,000	CREFI	No
A-7(2)	$15,000,000	$15,000,000	CREFI	No
A-8(2)	$15,000,000	$15,000,000	CREFI	No
A-9(2)	$17,500,000	$17,500,000	SMC	No
A-10(2)	$15,000,000	$15,000,000	SMC	No
A-11	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-12	$15,000,000	$15,000,000	BBCMS 2022-C17	No
Total Senior Loan	$187,500,000	$187,500,000
B-A(1)	$66,500,000	$66,500,000	BBCMS 2022-C17 (Loan Specific)	Yes
B-B(1)	$111,000,000	$111,000,000	PWV Grand Avenue	Yes
Whole Loan	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B-B, but if a Note B-B Control Appraisal Period (as defined in the related co-lender agreement), for the Park West Village Whole Loan is continuing, the controlling note will be Note B-A. If a Note B-A Control Appraisal Period and a Note B-B Control Appraisal Period (each, as defined in the related co-lender agreement) are continuing, the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan” in the Prospectus.
(2)	Expected to be contributed to one or more future securitization(s). Note A-1 is the lead note, and it is expected that the Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for this securitization.

The Property. The Park West Village Property consists of three, 16-story multifamily buildings comprised of 850 residential units totaling 643,708 square feet and one commercial unit totaling 1,039 square feet. The commercial tenant at the Park West Village Property has a remaining weighted average lease term of 0.9 years. The Park West Village Property is located in the Upper West Side neighborhood and is situated approximately 0.5 miles from the 96th Street and 103rd Street subway stations with access to the A, B, and C subway lines. The Park West Village Property was built in 1950, 1958, and 1963 and renovated in 2014, and features a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom residential units. Of the 850 residential units, 418 of the units are rent-stabilized. The Park West Village Property units all feature hardwood flooring, nearly nine-foot ceiling heights, full kitchen appliances, and certain units include a private balcony. Renovated units feature granite or marble countertop kitchens, stainless steel appliances including

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village

a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include an outdoor children’s playground, dog run, valet services, and onsite surface parking.

The sole commercial tenant, Carol Maryan Architect, P.C. (“Carol Maryan Architect”), occupies 1,039 square feet (100.0% of the commercial NRA and 0.2% of the total NRA, 100.0% of the underwritten commercial base rent and 0.3% of the total underwritten base rent) with a lease expiration of July 31, 2023. Carol Maryan Architect is a boutique architectural firm founded by Carol Maryan in 1983. Carol Maryan Architect provides architectural and interior designs to an array of clients, including private individuals, corporations, developers, creative services firms, and public entities.

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rental rates. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 325 units that will be renovated, which consist of 270 units that are projected to receive a light renovation and 55 units that are projected to receive a major renovation. The 55 major renovation units will be combined into 27 units post-renovation. Of the 55 units projected to receive major renovations, 28 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, lighting upgrades and removal of carpeting. At origination, the borrowers deposited $7,858,500 into a unit upgrade reserve with the lender, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Park West Village Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $48,109 per unit and are anticipated to increase rent from $46.18 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 12 major renovations to date, which have been combined into a total of seven units. These major renovations have achieved average annual rent increases from $29.39 per square foot to $72.82 per square foot.

The light renovation units are projected to receive an average renovation of $19,306 per unit and are anticipated to increase rent from $65.31 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 17 light renovations to date. These light renovations have achieved average annual rent increases from $38.24 per square foot to $86.59 per square foot.

The following table presents detailed information with respect to the current market rate units at the Park West Village Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	166	38.4%	464	$2,869	$6.19	$3,243	$5.85
1 Bedroom	164	38.0	836	$4,505	$5.39	$4,768	$5.08
2 Bedroom	89	20.6	918	$5,140	$5.62	$5,355	$5.39
3 Bedroom	12	2.8	1,264	$7,708	$6.05	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$7,500	$4.09	$7,500	$4.09
Total/Wtd. Avg.	432	100.0%	724	$4,091	$5.67	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village

The following table presents detailed information with respect to the current rent-stabilized units at the Park West Village Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	115	27.5%	469	$1,175	$2.52	$1,318	$2.49
1 Bedroom	225	53.8	842	$1,337	$1.58	$1,417	$1.60
2 Bedroom	77	18.4	1,119	$1,779	$1.58	$1,843	$1.51
3 Bedroom	1	0.2	1,153	$3,000	$2.60	$3,000	$2.60
Total/Wtd. Avg.	418	100.0%	791	$1,378	$1.73	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Park West Village Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	155	38.3%	464	$3,085	$6.66	$3,243	$5.85
1 Bedroom	153	37.8	837	$5,450	$6.51	$4,768	$5.08
2 Bedroom	85	21.0	910	$6,108	$6.71	$5,355	$5.39
3 Bedroom	11	2.7	1,298	$8,835	$6.80	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$12,366	$6.75	$7,500	$4.09
5 Bedroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	405	100.0%	724	$4,792	$6.62	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation rent-stabilized units at the Park West Village Property:

Projected Post-Renovation Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	105	25.2%	465	$1,292	$2.78	$1,318	$2.49
1 Bedroom	212	50.8	847	$1,468	$1.73	$1,417	$1.60
2 Bedroom	88	21.1	1,163	$3,241	$2.79	$1,843	$1.51
3 Bedroom	10	2.4	1,529	$9,872	$6.46	$3,000	$2.60
4 Bedroom	1	0.2	1,700	$11,473	$6.75	NAP	NAP
5 Bedroom	1	0.2	2,642	$17,831	$6.75	NAP	NAP
Total/Wtd. Avg.	417	100.0%	840	$2,063	$2.46	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

COVID-19 Update. The first debt service payment for the Park West Village Whole Loan is scheduled for September 2022. As of August 10, 2022, the Park West Village Whole Loan is not subject to any forbearance, modification or debt service relief request.

Environmental. According to the Phase I report dated January 20, 2022, there was no evidence of any recognized environmental conditions at the Park West Village Property. The Phase I environmental assessment, however, identified historical recognized environmental conditions at the Park West Village Property.

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Annex A-3	BBCMS 2022-C17

No. 1– Park West Village
Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.2%	91.2%	87.9%	94.7%
(1)	Historical occupancies are as of July 31 of each respective year.
(2)	Current occupancy is as of July 22, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$24,956,720	$22,792,744	$22,129,703	$24,536,542	$28,419,283	$33,434	83.9%
Commercial Base Rent	71,777	70,353	75,268	74,908	79,852	94	0.2
Gross Potential Rent	$25,028,497	$22,863,097	$22,204,971	$24,611,451	$28,499,136	$33,528	84.2%
Total Reimbursements	2,945	17,850	0	0	11,355	13	0.0
Supplemental Income Reserve(3)	0	0	0	0	4,919,913	5,788	14.5
Total Other Income	567,004	760,807	477,438	424,187	424,187	499	1.3
Net Rental Income	$25,598,446	$23,641,754	$22,682,409	$25,035,638	$33,854,591	$39,829	100.0%
(Vacancy/Credit Loss)	(2,062)	(2,942)	0	0	(1,067,415)	(1,256)	(3.2)
Effective Gross Income	$25,596,385	$23,638,812	$22,682,409	$25,035,638	$32,787,176	$38,573	96.8%
Total Expenses	$8,870,813	$9,046,781	$9,325,401	$9,544,221	$9,786,898	$11,514	29.8%
Net Operating Income(3)	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
Total Capex/RR(4)	0	0	0	0	0	0	0
Net Cash Flow	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
(1)	TTM represents the trailing 12 months ending May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.
(4)	The borrower sponsors funded five years’ worth of Capex/RR at origination.

The Market. The Park West Village Property is located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an average annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries in New York City are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Park West Village Property is located on the blocks bound by Columbus Avenue, Amsterdam Avenue, West 97th Street and West 100th Street. The buildings at 784 Columbus Avenue and 792 Columbus Avenue have street frontage on West 97th and 100th Streets, respectively. The building at 788 Columbus Avenue does not have street frontage; however, all three of the Park West Village Property buildings are accessible from Columbus Avenue via a breezeway through the development to the east of the subject buildings, which comprises the entire blockfront of Columbus Avenue from West 97th Street to West 100th Street. The Upper West Side is primarily residential in nature, with adequate retail to support the area. Manhattan’s central business district is located to the southeast of the Upper West Side. Immediately to the south is the Clinton area, which is characterized by a wide range of uses including residential, office buildings and the Theater District. The neighborhood bordering the Upper West Side to the north is known as Morningside Heights, which is primarily residential and home to Columbia University. The Park West Village Property benefits from its proximity to Columbus Avenue, as well as Broadway, which is dense with prime retail and commercial space.

The Park West Village Property is situated in the Upper West Side multifamily submarket. According to CoStar, as of February 2022, the Upper West Side multifamily submarket had an overall vacancy rate of 2.2%, with net absorption totaling 11 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by 5.9% for the past 12 months and ended at $4,760 per unit per month. A total of 336 units are still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

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No. 1– Park West Village

The following table presents certain information relating to comparable multifamily rental property to the Park West Village Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Park West Village(2)	1950, 1958, 1963	94.7%	850	Studio	466	$4.79	$2,226
784, 788 and 792 Columbus Avenue				1 Bed	840	$3.22	$2,711
New York, NY				2 Bed	1,011	$3.63	$3,663
				3 Bed	1,255	$5.79	$7,316
				4 Bed	1,832	$4.09	$7,500
West 96th Apartments	1987	95.2%	207	1 Bed	733	$6.28	$4,606
750 Columbus Avenue				2 Bed	1,006	$6.25	$6,287
New York, NY				3 Bed	1,421	$6.23	$8,853
The Westmont Apartments	1986	100.0%	163	Studio	610	$5.75	$3,509
730 Columbus Avenue				1 Bed	802	$5.59	$4,479
New York, NY				2 Bed	1095	$5.81	$6,360
				3 Bed	1,403	$5.67	$7,951
Stonehenge Village	1930	94.5%	414	Studio	515	$5.92	$3,050
160 West 97th Street				1 Bed	686	$6.41	$4,400
New York, NY				2 Bed	951	$5.96	$5,667
				3 Bed	1,123	$5.79	$6,500
The Greystone	1923	98.6%	366	Studio	321	$9.14	$2,938
212 West 91st Street				1 Bed	583	$6.53	$3,809
New York, NY				2 Bed	955	$6.13	$5,850
Columbus Square	2009	93.7%	710	Studio	445	$8.13	$3,616
808 Columbus Avenue				1 Bed	649	$7.67	$4,979
New York, NY				2 Bed	970	$7.46	$7,235
				3 Bed	1,376	$6.28	$8,640
The Paris New York	1931	98.9%	176	Studio	516	$6.19	$3,195
752 West End Avenue				1 Bed	501	$6.13	$3,070
New York, NY				2 Bed	1,065	$5.97	$6,362
				3 Bed	1,894	$5.33	$10,095
The Lyric	1996	98.6%	285	Studio	527	$6.86	$3,618
255 West 94th Street				1 Bed	677	$6.95	$4,701
New York, NY				2 Bed	1,077	$6.80	$7,320
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of July 22, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Park West Village Whole Loan are CF PWV LLC and SM PWV LLC, as tenants-in-common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Park West Village Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust, a trust established by Laurance Gluck. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Park West Village Property is managed by PWV Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Park West Village Whole Loan, the borrowers deposited approximately (i) $919,476 into a real estate tax reserve account, (ii) $850,000 into a replacement reserve account, (iii) $7,858,500 into a unit upgrade reserve account and (iv) $4,920,000 into a supplemental income reserve account.

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No. 1– Park West Village

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $459,738).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Park West Village Whole Loan is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Park West Village Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The borrowers deposited $4,920,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Park West Village Whole Loan. Unless and until the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) achieves a 6.25% “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after July 6, 2023 during the Park West Village Whole Loan term, that additional supplemental income reserve deposits are required in order to achieves (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Park West Village Property) a 6.25% transient Park West Village Whole Loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Park West Village Property achieves a 6.25% transient Park West Village Whole Loan debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amounts as and when due.

So long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) has achieved a 6.25% or higher for one calendar quarter “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Lockbox / Cash Management. The Park West Village Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Park West Village Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Park West Village Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Park West Village Whole Loan, other amounts payable to the lender under the Park West Village Whole Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Park West Village Whole Loan documents, the lender will apply funds in such priority as it may determine.

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A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; and (iii) the failure by the borrowers, after stabilization (i.e. until a Park West Village Whole Loan debt yield of at least 6.25% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Park West Village Whole Loan debt service coverage ratio of at least 1.20x and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Park West Village Whole Loan documents; or (c) with respect to clause (iii) above, the Park West Village Whole Loan debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter.

Subordinate Debt. The Park West Village Property also secures the Park West Village Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $66,500,000 and the Park West Village Non-Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $111,000,000. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Trust Subordinate Companion Loan and the Park West Village Non-Trust Subordinate Companion Loan, and the Park West Village Trust Subordinate Companion Loan is senior in right of payment to the Park West Village Non-Trust Subordinate Companion Loan.

Whole Loan Metrics
	% of Whole Loan	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield(1)	Cumulative UW NCF DSCR(1)
A Notes	51.4%	32.6%	12.3%	2.60x
B-A Note	18.2%	44.2%	9.1%	1.92x
B-B Note	30.4%	63.5%	6.3%	1.34x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $4,920,000. Please refer to “Escrows and Reserves” above.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 2 – The Garland Hotel

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No. 2 – The Garland Hotel

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No. 2 – The Garland Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee / Leasehold(3)
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	257
Loan Purpose:	Refinance	Location:	North Hollywood, CA
Borrower:	The Garland Hotel LLC	Year Built / Renovated:	1971, 1980-1981, 1987 / 2021
Borrower Sponsor:	James Crank	Occupancy / ADR / RevPAR:	70.3% / $233.25 / $163.95
Interest Rate:	5.64000%	Occupancy / ADR / RevPAR Date:	6/30/2022
Note Date:	6/7/2022	4th Most Recent NOI (As of)(4):	$7,279,805 (12/31/2019)
Maturity Date:	7/6/2032	3rd Most Recent NOI (As of)(4):	($1,562,177) (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$2,405,849 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$6,789,340 (TTM 6/30/2022)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.7% / $206.52 / $177.02
Amortization Type:	Interest Only	UW Revenues:	$31,913,986
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$23,979,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,934,472
Additional Debt:	No	UW NCF:	$6,657,913
Additional Debt Balance:	N/A	Appraised Value / Per Room(5):	$104,000,000 / $404,669
Additional Debt Type:	N/A	Appraisal Date:	4/1/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$175,097
Taxes:	$100,685	$20,137	N/A	Maturity Date Loan / Room:	$175,097
Insurance:	$157,967	$26,328	N/A	Cut-off Date LTV:	43.3%
FF&E Reserves:	$0	$101,147(2)	N/A	Maturity Date LTV:	43.3%
Debt Service Reserve:	$500,000	$0	N/A	UW NCF DSCR:	2.59x
Ground Rent Reserve:	$27,453	$0	N/A	UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Tot	al
Mortgage Loan	$45,000,000	100.0%	Payoff Existing Debt	$32,308,119	71.8%
			Return of Equity	10,890,629	24.2
			Closing Costs	1,015,147	2.3
			Upfront Reserves	786,105	1.7
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of total gross revenues for the 12-month period ending with the most recently completed calendar month and (ii) the applicable monthly percentage of gross revenues required pursuant to the hotel management agreement. At origination, the initial monthly FF&E reserve was $101,147.
(3)	The leasehold interest consists of approximately 0.65 acres of land which is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building. See “Ground Lease” below.
(4)	The fluctuation in historical NOI was due to the COVID-19 pandemic. The Garland Hotel Property (as defined below) was closed from mid-March 2020 through mid-August 2020, and from November 2020 through mid-March 2021 before reopening permanently.
(5)	The appraisal also concluded to a Prospective Market Value Upon Stabilization of $117,000,000 or approximately $455,000 per key as of April 1, 2024. The appraisal also concluded a land value of $47,500,000.

The Loan. The Garland Hotel mortgage loan (“The Garland Hotel Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is secured by a first lien mortgage on the borrower’s fee and leasehold interests in a 257-room, full-service hotel located in North Hollywood, California (“The Garland Hotel Property”). The Garland Hotel Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Garland Hotel Property is a 257-room, full-service hotel in North Hollywood, California, approximately 11 miles northwest of downtown Los Angeles. The Garland Hotel Property sits immediately adjacent to the Vineland Avenue on/off ramp, providing direct access to the north/south traversing Hollywood Freeway. The site is located, with partial freeway visibility, just south of the 101 Hollywood Freeway/134 Ventura Freeway interchange which has an average daily traffic count in excess of 264,000 cars per day. Situated on a 6.74-acre site, The Garland Hotel Property was constructed in phases in 1971, 1980, 1981, and 1987 and contains two, six and

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No. 2 – The Garland Hotel

seven-story hotel towers along with five other buildings. The Garland Hotel Property underwent significant renovations in 2015 totaling approximately $16 million ($62,257 per key) to convert the hotel from a Holiday Inn into a boutique independent hotel. Furthermore, approximately $7.1 million ($27,484 per key) has been invested in renovations since 2016, including approximately $1.4 million in 2021, which consisted of parking lot improvements, landscaping updates, and upgrades to interior and exterior common areas. The Garland Hotel Property features 257 guestrooms, comprised of 113 kings, 125 queen/queens, and 19 suites. The Garland Hotel Property offers one restaurant (The Front Yard) and a bar (Lobby Bar), a pool, on-site retail, a fitness center, laundry facilities, and 11,660 square feet of meeting and event space. The Front Yard restaurant is open for three meals daily and offers 200 indoor seats, roughly 54 outdoor seats, and a private dining room. The Front Yard serves as a hangout for local residents as well as hotel guests. The Lobby Bar is situated off the lobby and offers 26 indoor seats and 156 outdoor seats. It also serves light meal fare. Room service is also offered. Lastly, The Garland Hotel has 402 on-site parking spaces (1.56 spaces per key).

Demand segmentation in 2019 for The Garland Hotel Property consisted of 55.0% leisure, 25.0% commercial, and 20.0% meeting and group. The Garland Hotel Property is located one mile northwest of Universal Studios Theme Park and Universal Studios City Walk shopping center, a destination that draws over 9 million visitors per year. Other leisure demand generators include Warner Bros Studio Tour (four miles), Hollywood Hall of Fame (six miles), Hollywood Bowl (three miles), Hollywood Sign (two miles), and Griffith Observatory (two miles). The Garland Hotel Property’s top corporate accounts for 2019 were NBC Universal, Scripps Networks/Discovery Channel, and Time Warner/Warner Bros. The top 10 corporate accounts in 2019 accounted for 4.6% of total occupied room nights and 4.9% of total room revenue.

The performance of The Garland Hotel Property was negatively impacted by the pandemic and continues to recover. Per borrower-provided financials for the trailing 12-month period ending July 2022, The Garland Hotel Property achieved an occupancy rate of 72.2% and ADR of $237.51, resulting in a RevPAR of $171.56 which is approximately 96.2% of the RevPAR achieved in 2019. However, the trailing 12-month period financials include months in which The Garland Hotel Property had just reopened after closure due to COVID-19 as well as the winter months when occupancy was affected by the resurgence of new COVID-19 variants. Please refer to “COVID-19 Update” below.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Garland Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	84.4%	$211.36	$178.34	85.7%	$206.52	$177.02	101.6%	97.7%	99.3%
2020	41.9%	$170.31	$71.37	24.9%(3)	$184.52	$45.91	N/A(4)	108.3%	N/A(4)
2021	66.0%	$190.71	$125.78	45.1%(3)	$216.51	$97.73	N/A(4)	113.5%	N/A(4)
TTM(5)	78.1%	$217.84	$170.17	70.3%	$233.25	$163.95	90.0%	107.1%	96.3%
(1)	Data obtained from STR reports.
(2)	Based on the borrower’s operating statements.
(3)	Due to the COVID-19 pandemic, The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021.
(4)	Figures are not shown as the Competitive Set had different lengths of closure periods than The Garland Hotel Property in 2020 and 2021.
(5)	TTM represents the trailing 12-month period ending June 30, 2022.

COVID-19 Update. As of August 10, 2022, The Garland Hotel Property was open and operating. Due to the pandemic, The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021. Additionally, the Garland Hotel Property continued to be negatively impacted by new COVID-19 variants during the winter of 2021 and 2022. California was one of the last states to completely remove restrictions related to the COVID-19 pandemic. The full lifting of executive orders related to the pandemic response did not occur until June 15, 2021. Restrictions that ended on June 15, 2021 included: physical distancing, capacity limits on businesses and the county tier system. Mask requirements were also lifted at that time but have been reinstated occasionally in some counties in California as the number of COVID-19 cases have risen. California’s theme parks are one of the hotel’s main demand drivers. The major theme parks began to reopen with limited capacity in Spring 2021 before fully reopening in June 2021 upon the lifting of restrictions. As of August 10, 2022, The Garland Hotel Mortgage Loan is not currently subject to any modification or forbearance requests.

The Market. The Garland Hotel Property is located in North Hollywood, California within Los Angeles County, approximately 11 miles northwest of downtown Los Angeles. Primary access to The Garland Hotel Property is provided by Vineland Avenue and the Hollywood Freeway. The greater Los Angeles area features a dynamic economy, with presences of the technology industry, creative industry, aerospace and advanced transportation, manufacturing, international trade, and venture capital firms. Due to The Garland Hotel Property’s proximity to corporate offices and tourist attractions, The Garland Hotel Property attracts strong, seven-day demand by catering to corporate users during the week and leisure travelers on the weekends. Furthermore, The Garland Hotel Property is located close to several tourist attractions including Universal Studios, Walt Disney Studios and Warner Brothers Studios, amongst others.

According to the appraisal, The Curio by Hilton hotel, a 300-key hotel proposed with completion expected in January 2024, will be located approximately 1.7 miles from The Garland Hotel Property. The Curio by Hilton is considered to be partially competitive with The Garland

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Hotel Property given similarities in location, product-type, demand base, amenities, and ADR-positioning. However, The Garland Hotel Property is not considered to be fully competitive given differences in branding and its location adjacent to Universal Studios.

The appraisal concluded to a stabilized occupancy, ADR, and RevPAR of 87.0%, $237.84. and $206.92, respectively for The Garland Hotel Property by 2024.

The following table presents certain information relating to comparable hotel sales for The Garland Hotel Property:

Comparable Hotel Sales(1)
Property / Location	Rooms	Year Built / Renovated	Sale Date	Sale Price	Price PSF	Cap Rate
The Garland Hotel Property	257	1971, 1980- 1981, 1987 / 2021
North Hollywood, CA
Hotel Constance Pasadena	136	1926 / 2014	Feb-22	$55,900,000	$411,029	NAV
Pasadena, CA
Mr. C Beverly Hills	138	1963 / 2019	Aug-21	$65,400,000	$473,913	5.0%
Los Angeles, CA
The Orlando Hotel	98	1996 / 2013	Jul-21	$38,435,000	$392,194	NAV
Los Angeles, CA
Newport Beach Marriott Hotel & Spa	532	1975 / 2014	Nov-20	$208,000,000	$390,977	6.8%
Newport Beach, CA
(1)	Information obtained from the appraisal.

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Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	TTM(2)	Underwritten	Per Room	%(3)
Occupancy	85.7%	24.9%(4)	45.1%(4)	70.3%	85.7%
ADR	$206.52	$184.52	$216.51	$233.25	$206.52
RevPAR	$177.02	$45.91	$97.73	$163.95	$177.02

Room Revenue	$16,605,074	$4,318,371	$9,167,109	$15,379,630	$16,605,074	$64,611	52.0%
Food & Beverage Revenue	11,929,763	4,314,330	8,198,511	12,214,486	13,180,125	51,285	41.3
Other Departmental Revenue(5)	1,809,269	599,949	1,366,015	1,981,695	2,128,787	8,283	6.7
Total Revenue	$30,344,106	$9,232,650	$18,731,635	$29,575,811	$31,913,986	$124,179	100.0%

Room Expense	$4,167,906	$1,612,425	$2,702,702	$4,090,374	$4,167,906	$16,218	25.1%
Food & Beverage Expense	9,542,306	4,194,666	6,632,563	9,591,733	10,350,025	40,272	78.5
Other Departmental Expenses	742,034	213,017	528,164	784,629	842,868	3,280	39.6
Departmental Expenses	$14,452,246	$6,020,108	$9,863,429	$14,466,736	$15,360,800	$59,770	48.1%

Departmental Profit	$15,891,860	$3,212,542	$8,868,206	$15,109,075	$16,553,186	$64,409	51.9%

Operating Expenses	$6,652,885	$3,760,494	$5,118,904	$6,477,471	$6,627,882	$25,789	20.8%
Gross Operating Profit	$9,238,975	($547,952)	$3,749,302	$8,631,604	$9,925,304	$38,620	31.1%

Management Fees	$1,266,116	$336,769	$699,440	$1,169,226	$1,116,990	$4,346	3.5%
Property Taxes	227,143	229,452	238,934	233,834	531,000	2,066	1.7
Property Insurance	438,459	420,551	377,626	411,751	315,390	1,227	1.0
Ground Lease	27,452	27,453	27,453	27,453	27,452	107	0.1
Total Other Expenses	$1,959,170	$1,014,225	$1,343,453	$1,842,264	$1,990,832	$7,746	6.2%

Net Operating Income	$7,279,805	($1,562,177)	$2,405,849	$6,789,340	$7,934,472	$30,873	24.9%
FF&E	1,213,797	369,306	749,288	1,182,291	1,276,559	4,967	4.0
Net Cash Flow	$6,066,008	($1,931,483)	$1,656,561	$5,607,049	$6,657,913	$25,906	20.9%
(1)	The decrease in cash flow from 2019 to 2020 was due to the COVID-19 pandemic. The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020, and from November 2020 through mid-March 2021 before reopening permanently.
(2)	TTM represents the trailing 12-month period ending June 30, 2022. Per borrower-provided financials for the trailing 12-month period ending July 2022, The Garland Hotel Property achieved an occupancy rate of 72.2% and ADR of $237.51, resulting in a RevPAR of $171.56.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense, and Other Departmental Expenses are based on their corresponding revenue line item.
(4)	The decrease in occupancy was due to the COVID-19 pandemic. The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021.
(5)	Other Departmental Revenue primarily consists of parking, gift shop, and other miscellaneous revenue.

Environmental. According to the Phase I environmental report dated April 18, 2022, there was no evidence of any recognized environmental conditions at The Garland Hotel Property.

The Borrower. The borrower is The Garland Hotel LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Garland Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is James Crank. James Crank serves as president of Rio Vista Development Company. Rio Vista Development Company was founded in California in 1968. The company was formed to acquire and develop the site of The Garland Hotel Property.

Property Management. The Garland Hotel Property is managed by Marcus North Hollywood, LLC.

Escrows and Reserves.

Tax Escrows – The borrower made an initial deposit of approximately $100,685 into a real estate tax reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $20,137).

Insurance Escrows – The borrower made an initial deposit of approximately $157,967 into an insurance reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage (approximately $26,328 per month initially).

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of total gross revenues for the 12-month period ending with the most recently completed calendar month and (ii) the applicable monthly percentage of gross revenues required pursuant to the hotel management agreement (initially $101,147).

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Annex A-3	BBCMS 2022-C17

No. 2 – The Garland Hotel

Ground Rent Reserve – The borrower deposited $27,453 into a reserve account, representing one year of ground rent expense.

Debt Service Reserve – The borrower deposited $500,000 into a reserve account to be used towards the payment of monthly debt service during the first year of the loan term as The Garland Hotel Property continues to stabilize from COVID-19 shutdowns. Provided (i) no event of default then exists, and (ii) no Cash Management Period (as defined below) then exists (if a Cash Management Period then exists, the debt service reserve funds then on deposit in the debt service reserve will be disbursed into the cash management account to be applied in accordance with the loan documents), the lender is required to make one disbursement to the borrower each calendar month during the first year of the loan term from the debt service reserve in an amount equal to $41,666.66, within 15 days after the delivery by the borrower to the lender of a request therefor.

Lockbox / Cash Management. The Garland Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all revenues relating to The Garland Hotel Property to be directly deposited into a lender-controlled lockbox account. On each business day during the continuance of a Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date, if all obligations under the loan documents have not been repaid in full, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the debt yield based on net operating income falls below (x) 9.0% at any time from June 6, 2024 until August 5, 2029, or (y) 10.0% at any time from and after August 6, 2029, or (iv) the commencement of a Hotel Management Trigger Period (as defined below).

A “Hotel Management Trigger Period” means a period commencing upon the occurrence of any of the following: (i) the date the hotel manager gives notice of its intention to terminate or cancel or not extend or renew the hotel management agreement and the borrower does not (a) exercise the self-management option or (b) appoint a replacement property manager within 30 days, (ii) the date that is six months prior to the expiration date of the hotel management agreement, (iii) an event of default by the borrower under the hotel management agreement, (iv) an event of default by the hotel manager under the hotel management agreement, (v) the hotel manager becomes insolvent, or (vi) any PIP is required by the hotel manager and the borrower does not provide evidence that the borrower has sufficient funds to complete such PIP work.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The Garland Hotel Property includes a leasehold interest in approximately 0.65 acres of land (the “LA Parcel”) on the southern border of The Garland Hotel Property that is leased from the Los Angeles County Flood Control District under a lease that is scheduled to expire in September 2026 (with no renewal options remaining). The annual ground rent is approximately $27,453 through lease expiration. The LA Parcel is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building. The Garland Hotel Property is deemed legal non-conforming with and without the LA Parcel and as a result has law & ordinance insurance in place. The ground lease provides that the borrower has the option to purchase the fee interest to the LA Parcel any time prior to the expiration of the ground lease for the determined fair market value of the LA Parcel. If the borrower does not acquire the fee interest to the LA Parcel and the ground lease is not renewed, the LA Parcel will no longer be part of the collateral for The Garland Hotel Mortgage Loan. The appraisal assumed that there would be no impact to the value of The Garland Hotel Property if the LA Parcel is not acquired by the borrower prior to the ground lease expiration. The loan documents permit the borrower on a one-time basis during the term of The Garland Hotel Mortgage Loan at its sole cost and expense (to be funded out of the borrower’s own equity) to acquire the fee interest to the LA Parcel and cause such premises to be added to The Garland Hotel Mortgage Loan as a fee interest estate, subject to the lender’s determination that certain terms and conditions under the loan documents have been satisfied.

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	4.8%	Net Rentable Area (SF):	112,896
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Dacra Design 4141 LLC	Year Built / Renovated:	1960 / 1987
Borrower Sponsor:	Craig Robins	Occupancy(2):	90.5%
Interest Rate:	5.41000%	Occupancy Date:	7/25/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of):	$2,072,659 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of):	$2,167,674 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,984,483 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,492,989 (TTM 5/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$6,915,656
Call Protection:	L(25), D(88), O(7)	UW Expenses:	$1,779,972
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$5,135,684
Additional Debt:	No	UW NCF:	$4,915,537
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$84,500,000 / $748
Additional Debt Type:	N/A	Appraisal Date:	6/30/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$385
Taxes:	$745,703	$71,019	N/A	Maturity Date Loan / SF:	$385
Insurance:	$174,919	$20,824	N/A	Cut-off Date LTV:	51.5%
Replacement Reserves:	$0	$1,882	$90,317	Maturity Date LTV:	51.5%
TI/LC:	$0	$16,464	$1,000,000	UW NCF DSCR:	2.06x
Rent Concession:	$184,662	$0	N/A	UW NOI Debt Yield:	11.8%
Existing TI/LC Obligation:	$227,875	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,500,000	100.0%	Return of Equity	$21,651,042	49.8%
			Loan Payoff	19,472,250	44.8
			Upfront Reserves	1,333,159	3.1
			Closing Costs	1,043,549	2.4
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserve” below.
(2)	The physical occupancy at the 4141 NE 2nd Avenue Property (as defined below) is 98.0% as of July 25, 2022. Three month-to-month tenants are underwritten as vacant.
(3)	The increase in UW NOI from Most Recent NOI was primarily due to (a) 5 new leases in 2022 with total in-place rents of more than $950,000, (b) underwritten rent steps through August 1, 2023 and (c) underwritten real estate tax reimbursements based on in-place leases.

The Loan. The 4141 NE 2nd Avenue mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 112,896 square foot mixed-use property located in Miami, Florida (the “4141 NE 2nd Avenue Property”). The 4141 NE 2nd Avenue mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of $43.50 million (the “4141 NE 2nd Avenue Mortgage Loan”). The 4141 NE 2nd Avenue Mortgage Loan, evidenced by two notes, each with an outstanding principal balance as of the Cut-off Date of $21,750,000, has a 10-year term and is interest-only throughout the term of the loan. Barclays will purchase one of the notes from LMF and each of Barclays and LMF will deposit its note into the trust.

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

The Property. The 4141 NE 2nd Avenue Property is comprised of one, two-story Class A mixed-use building located in Miami, Florida. The building was constructed in 1960 and renovated in 1987. The 4141 NE 2nd Avenue Property consists of 91,938 square feet of retail space and 20,958 square feet of office and storage space. The 4141 NE 2nd Avenue Property includes on-site and structured parking totaling 151 parking spaces, resulting in a parking ratio of 1.34 spaces per 1,000 square feet. The 4141 NE 2nd Avenue Property is situated on an approximate 2.2-acre parcel along the southeast corner of NE 2nd Avenue and NE 42nd Street. As of July 25, 2022, the 4141 NE 2nd Avenue Property was 90.5% occupied.

COVID-19 Update. As of August 10, 2022, the 4141 NE 2nd Avenue Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

B&B Italia (21,025 square feet; 18.6% of NRA; 22.8% of underwritten base rent): Founded in 1966 and headquartered in Novedrate, Italy, B&B Italia (“B&B Italia”) is a designer and manufacturer of high-end designer furniture. B&B Italia manufactures products under four brand names: B&B Italia, Maxalto, Arclinea and Azucena. Since 2018, B&B Italia has been a part of Design Holding, the world’s largest European group in the high-end designer sector. B&B Italia occupies two suites at the 4141 NE 2nd Avenue Property and has been a tenant since July 2020 under a lease that expires in May 2032, with no renewal options. The lease may be terminated by the borrower or the tenant on July 15, 2030 by giving written notice no later than July 15, 2029.

The School Board of Miami-Dade County (15,127 square feet; 13.4% of NRA; 5.6% of underwritten base rent): The School Board of Miami-Dade County (“Miami-Dade County School Board”) currently oversees the Miami-Dade school district, which is the 4th largest school district in the United States with approximately 334,000 students, approximately 41,000 employees, an annual budget of approximately $5.5 billion and a 93.1% graduation rate. The Miami-Dade County School Board occupies six suites at the 4141 NE 2nd Avenue Property, has been a tenant since 1996 and is currently under a three-year lease that expires on June 30, 2023, with no renewal options.

Design Within Reach, Inc. (14,070 square feet; 12.5% of NRA, 21.1% of underwritten base rent): Design Within Reach, Inc. (“Design Within Reach”) is an office and home furnishings company headquartered in Stamford, Connecticut. Design Within Reach was founded in 1998 by Rob Forbes and purchased by Herman Miller for $154 million in 2014. Design Within Reach has been a tenant at the 4141 NE 2nd Avenue Property since 2012 under a lease that expires on July 31, 2025, with no renewal or termination options. Design Within Reach pays percentage rent of 6% over a breakpoint of $8,400,000, which percentage rent increases by 3% per year thereafter, and reported annual sales of $11,239,993 for the trailing 12 months ending May 31, 2022.

Environmental. According to the Phase I environmental assessment dated July 8, 2022, there was no evidence of any recognized environmental conditions at the 4141 NE 2nd Avenue Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
98.1%	94.1%	95.6%	90.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 25, 2022.

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Base Rent(2)	% of Total Base Rent	Sales PSF(3)	Occ. Costs	Lease Exp. Date
B&B Italia (4)	NR/NR/NR	21,025	18.6%	$57.89	$1,217,126	22.8%	NAP	NAP	5/31/2032
The School Board of Miami-Dade County	NR/NR/NR	15,127	13.4	$19.79	299,376	5.6	NAP	NAP	6/30/2023
Design Within Reach, Inc.	NR/NR/NR	14,070	12.5	$80.23	1,128,902	21.1	$799	13.0%	7/31/2025
MC Kitchen, LLC	NR/NR/NR	6,928	6.1	$57.37	397,440	7.4	$603	12.1%	3/31/2029
Dell’Anno	NR/NR/NR	6,246	5.5	$41.63	260,040	4.9	NAP	NAP	1/31/2024
Top Five Tenants		63,396	56.2%	$52.10	$3,302,884	61.8%
Other Tenants		38,803	34.4%	$52.51	$2,037,523	38.2%
Occupied Collateral Total / Wtd. Avg.		102,199	90.5%	$52.25	$5,340,407	100.0%

Vacant Space (5)		10,697	9.5%

Collateral Total		112,896	100.0%

(1)	Based on the underwritten rent roll dated July 25, 2022.
(2)	Base Rent PSF and Base Rent include rent steps of $156,267 through August 2023.
(3)	Sales PSF are as of the trailing 12-month period ending May 31, 2022 as provided by the borrower.
(4)	The B&B Italia lease may be terminated by the borrower or the tenant on July 15, 2030 by giving written notice no later than July 15, 2029.
(5)	Vacant Space includes three month-to-month tenants which are currently being underwritten as vacant. The three month-to-month tenants include: (i) Hausscape, which currently occupies 4,819 square feet and is vacating its space, (ii) West Flooring, which currently occupies 2,135 square feet at $56.00 per square feet and (iii) Haitian Heritage Museum, which occupies 1,522 square feet and pays no rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
2022 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2023	6	25,559	22.6	652,603	12.2	25,559	22.6%	$652,603	12.2%
2024	5	17,141	15.2	798,012	14.9	42,700	37.8%	$1,450,615	27.2%
2025	3	19,612	17.4	1,644,902	30.8	62,312	55.2%	$3,095,517	58.0%
2026	2	3,031	2.7	219,168	4.1	65,343	57.9%	$3,314,685	62.1%
2027	2	4,919	4.4	112,356	2.1	70,262	62.2%	$3,427,041	64.2%
2028	0	0	0.0	0	0.0	70,262	62.2%	$3,427,041	64.2%
2029	2	10,912	9.7	696,240	13.0	81,174	71.9%	$4,123,281	77.2%
2030	0	0	0.0	0	0.0	81,174	71.9%	$4,123,281	77.2%
2031	0	0	0.0	0	0.0	81,174	71.9%	$4,123,281	77.2%
2032 & Beyond	1	21,025	18.6	1,217,126	22.8	102,199	90.5%	$5,340,407	100.0%
Vacant	NAP	10,697	9.5	NAP	0.0	112,896	100.0%	NAP	NAP
Total	21	112,896	100.0%	$5,340,407	100.0%
(1)	Based on the underwritten rent roll dated July 25, 2022.
(2)	Base Rent Expiring and Cumulative Base Rent Expiring include rent steps of $156,267 through August 2023 and exclude any gross up of vacant space.

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue
Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,808,099	$3,136,697	$3,694,191	$4,101,704	$5,184,140	$45.92	67.5%
Contractual Rent Steps	0	0	0	0	156,267	$1.38	2.0
Vacant Income	0	0	0	0	723,660	$6.41	9.4
Percentage Rent	0	0	0	133,835	193,967	$1.72	2.5
Gross Potential Rent	$2,808,099	$3,136,697	$3,694,191	$4,235,539	$6,258,034	$55.43	81.5%
Total Reimbursements	605,917	401,790	806,778	853,966	1,423,019	$12.60	18.5
Other Income	39,246	13,582	10,579	27,308	0	$0.00	0.0
Net Rental Income	$3,453,262	$3,552,070	$4,511,547	$5,116,813	$7,681,053	$68.04	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	(765,397)	($6.78)	(10.0)
Effective Gross Income	$3,453,262	$3,552,070	$4,511,547	$5,116,813	$6,915,656	$61.26	90.0%
Total Expenses	1,380,603	1,384,396	1,527065	1,623,824	1,779,972	$15.77	25.7
Net Operating Income(4)	$2,072,659	$2,167,674	$2,984,483	$3,492,989	$5,135,684	$45.49	74.3%
Capital Expenditures	0	0	0	0	22,579	$0.20	0.3
TI/LC	0	0	0	0	197,568	$1.75	2.9
Net Cash Flow	$2,072,659	$2,167,674	$2,984,483	$3,492,989	$4,915,537	$43.54	71.1%
(1)	TTM reflects the trailing 12-month period ending May 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The underwritten economic vacancy is 10.0%. The 4141 NE 2nd Avenue Property was 90.5% physically occupied as of July 25, 2022.
(4)	The increase in Underwritten Net Operating Income from TTM Net Operating Income was primarily due to (a) 5 new leases in 2022 with total in-place rents of more than $950,000, (b) underwritten rent steps through August 1, 2023 and (c) underwritten real estate tax reimbursements based on in-place leases.

The Market. The 4141 NE 2nd Avenue Property is located in Miami, Florida, within the Miami-Fort Lauderdale-West Palm Beach core-based statistical area (the “Miami CBSA”) in Miami-Dade County, Florida. The Miami CBSA encompasses Palm Beach County, Broward County and Miami-Dade County, and is the eighth most populous CBSA in the United States with a population of approximately 6.2 million. The Miami CBSA is the southernmost CBSA in the country and is considered an international gateway due to its proximity to Latin America. The Miami CBSA economy is driven by the trade, transportation and utilities, profession and business services, education and health services, leisure and hospitality, government and financial activities sectors. As of 2022, the Miami-Fort Lauderdale-West Palm Beach area was home to 4 Fortune 500 companies, including World Fuel Services, Lennar, Ryder System and Watsco. Other major employers with the Miami CBSA include Baptist Health South Florida, University of Miami, American Airlines, Florida Power & Light Company, Carnival Cruise Lines and Royal Caribbean International/Celebrity Cruises.

The 4141 NE 2nd Avenue Property is located on the coastal edge in the city of Miami approximately 4.4 miles north of the central business district approximately 19 miles northwest of South Beach. Primary access to the 4141 NE 2nd Avenue Property is provided by Biscayne Boulevard, Interstate 95 (“I-95”) and Interstate 195 (“I-195”). Biscayne Boulevard runs north-south in relation to the 4141 NE 2nd Avenue Property and provides access to Miami Shores to the north and Downtown Miami to the south. I-95 traverses north-south throughout the state and provides access to Georgia. I-195 traverses east-west and provides access from the 4141 NE 2nd Avenue Property to Miami Beach. Miami International Airport is located approximately 6.8 miles west of the 4141 NE 2nd Avenue Property. The neighborhood surrounding the 4141 NE 2nd Avenue Property is mainly comprised of retail buildings to the south and west and single family residences to the north. According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius was 30,843, 204,050 and 559,036, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $66,546, $58,815 and $75,523, respectively.

According to the appraisal, the 4141 NE 2nd Avenue Property is located within the Miami retail market and the Miami/Miami Beach retail submarket. As of the first quarter 2022, the Miami retail market contained approximately 26.0 million square feet of retail space inventory with a vacancy rate of 6.0% and an average asking rental rate of $29.75 per square foot. As of first quarter 2022, the Miami retail market reported no completed square feet and positive net absorption of 29,000 square feet.

The Miami/Miami Beach retail submarket contained approximately 5.7 million square feet of retail space with a vacancy rate of 6.4% and an average asking rental rate of $33.17 per square foot as of first quarter 2022. The Miami/Miami Dade retail submarket reported no square feet completed and positive net absorption of 14,000 square feet.

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Annex A-3	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue
Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
4141 NE 2nd Avenue 4141 Northeast 2nd Avenue Miami, FL	1960	90.5%(2)	112,896	Various	Various	$52.25(2)	Various	Various
Lee 4100 NE 2nd Avenue Miami, FL	1955	NAP	53,842	Fendi Casa Lionstone Development Moe Royalty	6,323 7,783 1,820	$67.50 $37.13 $36.26	Jun-2022 Nov-2021 Jan-2021	60 120 36
Moore 4040 NE 2nd Avenue Miami, FL	1921	NAP	97,851	Ligne Roset	3,331	$71.00	Sep-2019	60
Paradise Plaza 115-135 NE 41st Street Miami, FL	2020	NAP	85,280	Paradise Plaza Restaurant ZZ's Sushi Bar Dion Lee Balenciaga	7,168 5,843 3,358 8,487	$51.63 $47.45 $75.00 $130.00	Dec-2022 Mar-2021 Jun-2022 Oct-2022	120 120 84 120
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 25, 2022, which includes both retail and office tenants. Excludes vacant space.

The Borrower. The borrowing entity for the 4141 NE 2nd Avenue Mortgage Loan is Dacra Design 4141 LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4141 NE 2nd Avenue Mortgage Loan. The borrower is 50% owned by Magnetar Structured Credit Fund, LP, 49% owned by Dacra 4141 Investor LLC, and 1% owned by Dacra 4141 Managing Member LLC, whose sole member is Dacra 4141 Managing Member, Inc.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Craig Robins. Craig Robins is the CEO and President of Dacra. Dacra is a real estate development company specializing in commercial, residential and mixed-use communities based out of Miami, Florida. Founded in 1987, Dacra has developed approximately 2 million square feet of real estate projects to date and is currently developing the Miami Design District, an 18-square block creative neighborhood and international destination. Through Mr. Robins’ leadership, Dacra has spearheaded successful and transformative commercial, residential and mixed-use projects in Miami, including South Beach, Lincoln Road area and Allison Island. The non-recourse carveout guarantor is a party to an ongoing litigation with a 50% partner in a joint venture. The litigation does not involve the 4141 NE 2nd Avenue Property, the borrower, or the owners of the borrower. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

Property Management. The 4141 NE 2nd Avenue Property is managed by Design District Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $745,703 for tax reserves, approximately $174,919 for insurance reserves, $184,662 for rent concession reserves and $227,875 for existing TI/LC obligation reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $71,019.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $20,824.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $1,881.60 for replacement reserves ($0.20 per square foot annually), capped at $90,317.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $16,464 for tenant improvement and leasing commissions reserves, capped at $1,000,000.

Lockbox / Cash Management. The 4141 NE 2nd Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the 4141 NE 2nd Avenue borrower is required to establish a lender-controlled lockbox account and, within five calendar days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or the property managers are required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the 4141 NE 2nd Avenue Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 4141 NE 2nd Avenue Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the 4141 NE 2nd Avenue borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the 4141 NE 2nd Avenue Mortgage Loan (except if a Critical Tenant Trigger Event exists, in which case sums will be deposited into a Critical Tenant reserve until the Critical Tenant Cap is achieved). Funds in the excess account may be available from time to time to pay approved operating expenses and extraordinary operating expenses to the extent revenues are not sufficient for the payment of same.

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A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Management DSCR Trigger Event” will occur on any date after July 29, 2023, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, or (c) with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Sweep DSCR Trigger Event” will occur on any date after July 29, 2023, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur upon (i) if B&B Italia, Design Within Reach or any other tenant occupying the spaces currently occupied by such tenants (such tenant, the “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is 12 months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, or (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event has occurred or (f) a Critical Tenant Cap (as defined below) has been achieved with respect to the Critical Tenant Lease.

A “Critical Tenant Cap” means (a) $422,000 with respect to B&B Italia and (b) $282,000 with respect to Design Within Reach.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least three years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Chase St. & Cardone

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No. 4 – Chase St. & Cardone
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	4.6%	Net Rentable Area (SF):	1,759,500
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Chase/Cardone Properties, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	100.0%
Interest Rate:	5.92000%	Occupancy Date(1):	Various
Note Date:	5/27/2022	4th Most Recent NOI (As of)(2):	$3,353,026 (12/31/2019)
Maturity Date:	6/6/2032	3rd Most Recent NOI (As of)(2):	$3,318,047 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$3,130,604 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,917,010 (TTM 3/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,664,252
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$3,375,315
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$5,288,938
Additional Debt:	No	UW NCF:	$4,911,088
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$66,500,000 / $38
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$244,481	$15,310	N/A	Maturity Date Loan / SF:	$24
Insurance:	$208,800	$92,792	N/A	Cut-off Date LTV:	63.2%
Replacement Reserves:	$0	$14,663	N/A	Maturity Date LTV:	63.2%
TI/LC Reserve:	$1,500,000	Springing	$1,000,000	UW NCF DSCR:	1.95x
Chicago Steel Reserve:	$296,000	$0	N/A	UW NOI Debt Yield:	12.6%
Deferred Maintenance:	$137,500	$0	N/A
Other Reserves(4):	$142,750	$0	N/A

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Loan Amount	$42,000,000	66.4%		Purchase Price	$59,100,000(5)	93.4%
Equity Contribution	21,283,433	33.6		Reserves	2,529,531	4.0
				Closing Costs	1,653,903	2.6
Total Sources	$63,283,433	100.0%		Total Uses	$63,283,433	100.0%
(1)	Occupancy as of May 13, 2022 for the Chase St. Property and May 27, 2022 for the Cardone Property.
(2)	Historical NOI figures represent only the Chase St. Property (as defined below). The seller did not provide historical operating statements for the Cardone Property (as defined below).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves represent an Environmental Reserve ($41,050) and a Seller Credit Reserve ($101,700).
(5)	The purchase price for the Chase St. Property and Cardone Property are $35,100,000 and $24,000,000, respectively.

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No. 4 – Chase St. & Cardone

The Loan. The Chase St. & Cardone mortgage loan is secured by the borrower’s fee interests in two industrial properties located in Indiana and Texas (the “Chase St. Property” and the “Cardone Property”, respectively, and collectively, the “Chase St. & Cardone Properties”). The Chase St. & Cardone mortgage loan was originated by AREF and has an outstanding principal balance as of the Cut-off Date of $42.0 million (the “Chase St. & Cardone Mortgage Loan”). The Chase St. & Cardone Mortgage Loan has a 10-year, interest-only term.

The Properties. The Chase St. & Cardone Properties consist of two industrial properties totaling 1,759,500 square feet located in Indiana and Texas, respectively. As of May 2022, the Chase St. & Cardone Properties were 100.0% leased to six tenants.

Chase St. Property. The Chase St. Property is a 1,091,914 square foot, multi-tenant industrial property located in Gary, Indiana, just south of the Indiana Toll Road, Interstate 90. Situated on a 111.77-acre site, the Chase St. Property is comprised of two industrial facilities (four separate buildings) with the largest facility being built from 1940 to 1954 and the smaller facility being a build-to-suit manufacturing facility constructed in 2001 with an office expansion in 2018. Between 2015 and 2019, a new roof was installed for a total cost of $6.5 million. The largest building on site features 40 loading doors, clear heights ranging from 18’ to 43’ and 16,126 square feet of office space. The smaller manufacturing facility on site features six loading doors, clear heights ranging from 37.5’ to 42’, and 6,000 square feet of office space. The site benefits from direct access to the Indiana Harbor Belt Railroad and features approximately four miles of rails on-site with a capacity of 275 railcars. As of May 13, 2022, the Chase St. Property was 100.0% occupied by five tenants that cater to the steel industry.

Cardone Property. The Cardone Property is a 667,586 square foot single-tenant industrial facility located in Harlingen, Texas. The Cardone Property is comprised of a one-story building situated on an 82.26-acre site built in 1991 and most recently renovated in 2012. The Cardone Property features 41 dock-high doors, a 28’ clear height, and approximately 20,000 square feet of office space. As of May 27, 2022, the Cardone Property was 100.0% occupied by Cardone Industries, Inc. (“Cardone Industries”). Cardone Industries had owned and occupied the Cardone Property since 2006 and sold the Cardone Property to the borrower in May 2022. The Cardone Property serves as a storage, assembly, and distribution site that supports Cardone Industries’ 400,000 square foot manufacturing facility located 25 miles away in Matamoros, Mexico.

The following table presents detailed information with respect to the Chase St. & Cardone Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Loan Amount	Total Sq. Ft.	Year Built / Renovated	As-Is Appraised Value	U/W NOI	Occ. (%)	# of Tenants
Chase St.	Gary, IN	Manufacturing	$25,710,000	1,091,914	1940 / 2018	$40,700,000	$3,016,111	100.0%	5
Cardone	Harlingen, TX	Warehouse / Distribution	$16,290,000	667,586	1991 / 2012	$25,800,000(1)	$2,272,826	100.0%	1
Total / Wtd. Avg.			$42,000,000	1,759,500		$66,500,000	$5,288,938	100.0%	6
(1)	The appraisal also concluded to an “as dark” value of $20,600,000 for the Cardone Property.

COVID-19 Update. As of August 10, 2022, the Chase St. & Cardone Properties are open and operating. As of August 10, 2022, the Chase St. & Cardone Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Cardone Industries, Inc. (667,586 square feet; 37.9% of aggregate NRA; 42.1% of aggregate underwritten base rent, Cardone Property). Cardone Industries is an aftermarket automotive engineering company. Founded in 1970, Cardone Industries builds new and remanufactured vehicle parts and generates approximately $600 million in annual revenue, making them one of the largest remanufactured automotive parts producers in North America. Cardone Industries has seven locations in Pennsylvania, Texas, California, Mexico, and Canada. In 2019, Brookfield Business Partners acquired an 85% controlling interest in Cardone Industries. Cardone Industries has been a tenant at the Cardone Property since 2006 and recently signed a five-year extension that expires in October 2026. Cardone Industries has one, one-year renewal option remaining.

Edsal Manufacturing Company, Inc. (485,813 square feet; 27.6% of aggregate NRA; 14.7% of aggregate underwritten base rent, Chase St. Property). Edsal Manufacturing Company, Inc. (“Edsal Manufacturing”) was founded in 1957 and is a designer, manufacturer, and distributor of steel shelving. Major customers of Edsal Manufacturing include Home Depot, Lowe’s, Walmart, Costco, Amazon, and Wayfair. Edsal Manufacturing has been a tenant at the Chase St. Property since 2015 and has a lease expiration in November 2031. Edsal Manufacturing has two, five-year renewal options remaining.

Chicago Steel Holdings LLC (307,563 square feet; 17.5% of aggregate NRA; 16.6% of aggregate underwritten base rent, Chase St. Property). Chicago Steel Holdings, LLC (“Chicago Steel”) is a metal and mineral merchant wholesaler. The Chase St. Property serves as the company’s headquarters. Chicago Steel is a subsidiary of UPG Enterprises, a privately held industrial conglomerate with a portfolio of 25 locations in North America. Chicago Steel has been a tenant at the Chase St. Property since 2014. The tenant has a lease expiration for 293,563 square feet in February 2031 and leases an additional 14,000 square feet on a month-to-month basis. Chicago Steel has no renewal options remaining.

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No. 4 – Chase St. & Cardone

Katoen Natie Midwest, Inc. (215,458 square feet; 12.2% of aggregate NRA; 13.2% of aggregate underwritten base rent, Chase St. Property). Katoen Natie Midwest, Inc. (“Katoen Natie”) is a global, full-service logistics and engineering solutions firm. Founded in 1854, Katoen Natie operates in 124 locations worldwide, including 22 in North America. The Chase St. Property serves as a location for Katoen Natie’s logistics platform and supports a bagging contract with its largest client, Lyondell/Equistar (“LyondellBasell”), one of the largest plastic, chemical, and refining companies in the world. Katoen Natie has had a bagging contract with LyondellBasell for over 15 years. LyondellBasell is a Dutch multinational chemical company that is rated Baa2 by Moody’s and reported over $46 billion in revenue in 2021. Katoen Natie has been a tenant at the Chase St. Property since 2005 and has a lease expiration in March 2023. Katoen Natie currently has one, three-year renewal option remaining with a 180-day notice period. Katoen Natie has the right to terminate its lease with 90 days’ notice if LyondellBasell ceases to be a customer of the company. Under the lease, Katoen Natie is required to promptly notify the landlord of any facts, as they occur, that relate to the likelihood of LyondellBasell ceasing to be a customer. Katoen Natie is required to provide the landlord with a copy of tenant’s agreement with LyondellBasell in the event and at the same time that the tenant provides notice to landlord of this early termination.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
99.2%	99.2%	99.2%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 13, 2022 for the Chase St. Property and May 27, 2022 for the Cardone Property.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Cardone Industries, Inc.	NR/NR/NR	667,586	37.9%	$3.64	$2,430,948	42.1%	10/31/2026
Edsal Manufacturing Company, Inc.	NR/NR/NR	485,813	27.6%	$1.75	$850,173	14.7%	11/30/2031
Chicago Steel Holdings LLC	NR/NR/NR	307,563	17.5%	$3.12	$959,067	16.6%	Various(3)
Katoen Natie Midwest, Inc.(4)	NR/NR/NR	215,458	12.2%	$3.55	$764,876	13.2%	3/31/2023
Chemcoaters, L.L.C.	NR/NR/NR	82,000	4.7%	$9.23	$756,860	13.1%	1/31/2034
Douglass Logistics	NR/NR/NR	1,080	0.1%	$14.81	$15,996	0.3%	MTM
Total Major Tenants		1,759,500	100.0%	$3.28	$5,777,920	100.0%

Other Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		1,759,500	100.0%	$3.28	$5,777,920	100.0%
Vacant Space		0	0.0%

Collateral Total		1,759,500	100.0%

(1)	Based on the underwritten rent roll dated May 13, 2022.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $96,357 of contractual rent steps through May 2023.
(3)	Chicago Steel has 293,563 square feet expiring on February 28, 2031 and leases an additional 14,000 square feet on a month-to-month basis.
(4)	Katoen Natie has the right to terminate its lease with 90 days’ notice with no penalty if LyondellBasell ceases to be a customer of Katoen Natie.

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No. 4 – Chase St. & Cardone
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	2	15,080	0.9	$50,996	0.9%	15,080	0.9%	$50,996	0.9%
2023	1	215,458	12.2	764,876	13.2	230,538	13.1%	$815,872	14.1%
2024	0	0	0.0	0	0.0	230,538	13.1%	$815,872	14.1%
2025	0	0	0.0	0	0.0	230,538	13.1%	$815,872	14.1%
2026	1	667,586	37.9	2,430,948	42.1	898,124	51.0%	$3,246,820	56.2%
2027	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2028	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2029	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2030	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2031	2	779,376	44.3	1,774,240	30.7	1,677,500	95.3%	$5,021,060	86.9%
2032 & Beyond	1	82,000	4.7	756,860	13.1	1,759,500	100.0%	$5,777,920	100.0%
Total	7	1,759,500	100.0%	$5,777,920	100.0%
(1)	Based on the underwritten rent roll dated May 13, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $96,357 of contractual rent steps through May 2023.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	TTM (1)(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$3,722,487	$3,776,588	$3,459,675	$3,405,659	$5,681,563	$3.23	62.3%
Rent Steps(5)	0	0	0	0	96,357	0.05	1.1
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,722,487	$3,776,588	$3,459,675	$3,405,659	$5,777,920	$3.28	63.4%
Total Reimbursements	1,085,907	1,116,857	1,182,478	1,206,629	3,249,339	1.85	35.6
Total Other Income	48,446	46,843	89,182	48,311	88,357	0.05	1.0
Net Rental Income	$4,856,840	$4,940,288	$4,731,334	$4,660,599	$9,115,615	$5.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(451,363)	(0.26)	(5.0)
Effective Gross Income	$4,856,840	$4,940,288	$4,731,334	$4,660,599	$8,664,252	$4.92	95.0%
Total Expenses	1,503,814	1,622,241	1,600,731	1,743,589	3,375,315	1.92	39.0
Net Operating Income	$3,353,026	$3,318,047	$3,130,604	$2,917,010	$5,288,938	$3.01	61.0%
Total TI/LC, Capex/RR	0	0	0	0	377,850	0.21	4.4
Net Cash Flow	$3,353,026	$3,318,047	$3,130,604	$2,917,010	$4,911,088	2.79	56.7%
(1)	Represents historical cash flows for the Chase St. Property only. Historical cash flows are not available for the Cardone Property.
(2)	TTM represents the trailing 12 months ending March 31, 2022.
(3)	% column represents percent of Net Rental Income for Vacancy/Credit Loss and all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Base Rent is based on the underwritten rent roll dated May 13, 2022.
(5)	Represents contractual rent steps through May 2023.

The Market.

Chase St. Property. The Chase St. Property is located in Gary, Indiana within Lake County, approximately 30 miles southeast of downtown Chicago. Primary access to the Chase St. Property is provided by Interstate 94 and Interstate 65. The neighborhood surrounding the Chase St. Property is largely industrial with several residential pockets throughout. The Chase St. Property is located within the Gary Micro Metropolitan Statistical Area (“MSA”). The prominent industries within the Gary Micro MSA are services, manufacturing, transportation/utilities, and public administration. This region of Indiana leads the nation in steel production and accounts for 27% of the United States’ total steel production. Gary Works, the largest steel mill in North America, is located two miles from the Chase St. Property. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Chase St. Property was 7,999, 39,160, and 116,403, respectively. The 2021 average household income within the same radii was $44,169, $41,490, and $51,041, respectively.

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No. 4 – Chase St. & Cardone

According to the appraisal, as of the first quarter of 2022, the Lake County industrial submarket consisted of approximately 43,274,889 square feet of warehouse space. The submarket has an average NNN rent of $4.88 per square foot and an occupancy of 93.7%. The appraiser concluded to market rents of $3.35 PSF for old industrial space (150,000-500,000 SF) and $8.25 PSF for new industrial space (50,000-150,000 SF).

Cardone Property. The Cardone Property is located in Harlingen, Texas within Cameron County, approximately 15 miles north of the U.S.-Mexico border and 130 miles south of Corpus Christi. Primary access to the Cardone Property is provided by US Highway 69E and US 77. The neighborhood surrounding the Cardone Property is primarily residential, with industrial developments scattered throughout. The Cardone Property is located within the Brownsville-Harlingen MSA. The prominent industries within the Brownsville-Harlingen MSA include services, finance/insurance/real estate, and wholesale trade. Major employers within the Brownsville-Harlingen MSA include Valley Baptist Medical Center, HEB Grocery, Advanced Call Center Technologies, and Dish Network. According to the appraisal, the 2021 population within a three-, five- and seven-mile radius of the Cardone Property was 22,380, 87,443, and 114,207, respectively. The 2021 average household income within the same radii was $62,455, $55,083, and $55,943, respectively.

According to the appraisal, as of the first quarter of 2022, the Greater Harlingen Industrial submarket consists of approximately 3,298,905 square feet of warehouse space of industrial space. The submarket has an average NNN rent of $6.65 per square foot and a vacancy of 10.1%. The appraiser concluded to a market rent of $3.60 PSF for the Cardone Property.

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The following table presents certain information relating to comparable industrial leases for the Chase St. Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
Chase St.	485,813(2)	1940 / 2018	Edsal Manufacturing Company, Inc.(2)	$1.75(2)(3)	Feb-20(2)	NNN
Gary, IN	82,000(2)		Chemcoaters, L.L.C.(2)	$9.23(2)(3)	Nov-21(2)	NNN
Old Industrial (150,000 – 500,000 SF) Space
Coastal Commerce Center	132,400	1958 / 1992	Vahala Foam	$2.75	Sep-21	NNN
Fort Wayne, IN
Great Lake Industrial Center	150,000	1920 / 1990	Andes Coil Processors	$3.65	Dec-20	NNN
Gary, IN
Great Lake Industrial Center	300,058	1920 / 1990	Metal Processing Corporation	$3.50	Oct-20	NNN
Gary, IN
Midwest Trade Center	179,241	1981 / 2020	Pratt Paper	$2.80	Jul-20	NNN
Westville, IN
KIK Custom Products	434,104	1976 / 2006	KIK Custom Products	$3.60	Apr-20	NNN
Elkhart, IN
New Industrial (50,000 – 150,000 SF) Space
80/20, LLC	246,038	1986 / 2014	80/20, LLC	$6.10	Sep-21	NNN
Columbia City, IN
ATC Manufacturing	102,188	2018 / NAP	ATC Manufacturing	$5.46	Jul-21	NNN
Roanoke, IN
Autoliv	252,000	2020 / NAP	Autoliv	$5.52	Apr-20	NNN
Columbia City, IN
Industrial Facility	87,985	2009 / NAP	Foremost Groups Inc.	$5.43	Nov-19	NNN
Hobart, IN
Industrial Facility	140,980	1992 / NAP	McJunkin Corp.	$5.56	Jan-19	NNN
Munster, IN
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated May 13, 2022.
(3)	Includes contractual rent steps through May 2023.

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The following table presents certain information relating to comparable industrial sales for the Chase St. Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Chase St.	1,091,914(2)	1940 / 2018	100.0%(2)
Gary, IN
Park 100 – Building 99	364,583	1995 / 2002	100.0%	Oct-21	$25,639,977	$70	5.8%
Indianapolis, IN
O’Neal Steel, Inc	202,400	1974 / NAP	100.0%	Sep-21	$11,500,000	$57	5.4%
Indianapolis, IN
D&W Fine Pack	425,420	1990 / 2007	100.0%	Mar-21	$21,000,000	$49	6.1%
Fort Wayne, IN
Park 100 – Building 131	421,312	1997 / NAP	100.0%	Dec-20	$24,500,000	$58	6.5%
Indianapolis, IN
Heidtman Steel & Hoist Martial	639,145	1917 / 1997	100.0%	Feb-20	$22,000,000	$34	NAV
East Chicago, IN
Stout Field Industrial Park	484,008	1970 / NAP	100.0%	Jun-19	$17,100,000	$35	7.7%
Indianapolis, IN
American Licorice	554,313	1964 / 2018	100.0%	Apr-19	$22,390,292	$40	8.7%
La Porte, IN
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated May 13, 2022.

The following table presents certain information relating to comparable industrial leases for the Cardone Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
Cardone	667,586(2)	1991 / 2012	Cardone Industries, Inc.(2)	$3.64(2)(3)	Aug-06(2)	NNN
Harlingen, TX
Industrial Warehouse	675,822	1998 / NAP	First Brand	$4.15	Dec-21	NNN
Brownsville, TX
715 W Pike Blvd	107,500	1984 / NAP	Asking Rent	$5.16	Oct-20	Modified Gross
Weslaco, TX
3101 W Military Highway	68,108	2004 / 2006	Emerson Electric	$4.85	Jul-21	Modified Gross
McAllen, TX
2810 N Expressway 77	30,823	1983 / NAP	Regional	$3.60	May-21	NNN
Harlingen, TX
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated May 13, 2022.
(3)	Includes contractual rent steps through May 2023.

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The following table presents certain information relating to comparable industrial sales for the Cardone Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Cardone	667,586(2)	1991 / 2012	100.0%(3)
Harlingen, TX
Radix Equity	102,629	1996 / NAP	100.0%	Jan-22	$6,965,000	$68	6.1%
Mission, TX
5601 W Military Highway	301,200	2001 / NAP	100.0%	Dec-20	$16,546,000	$55	6.7%
McAllen, TX
Pharr Logistics Center	109,737	1994 / NAP	100.0%	Jun-21	$7,700,000	$70	6.1%
Pharr, TX
6700 Paredes Line Road	1,000,000	1998 / NAP	100.0%	Nov-20	$22,800,000	$23	8.3%
Brownsville, TX
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated May 13, 2022.
(3)	Occupancy is as of May 27, 2022.

Environmental. According to the Phase I environmental reports, dated December 29, 2021 and April 1, 2022, there are recognized environmental conditions (each, a “REC”) at the Chase St. & Cardone Properties.

The Phase I for the Chase St. Property identified a REC at the Chase St. Property related to the historical use of the property, with a probable maximum cost of $2 million to remediate the site. The Chase St. Property was operated as an industrial site for approximately 70 years which included the handling and disposal of hazardous substances and petroleum products. The environmental consultant considers the historical usage of the Chase St. Property to be a REC given that much of the operations at the Chase St. Property occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances. The environmental consultant identified areas of concern at the Chase St. Property including the retention pond on the northwestern portion, the transformer station located adjacent to the former boiler/generator building, the wastewater treatment plant, and rail spurs on the western and northern portions of the Chase St. Property.

The Phase I for the Cardone Property identified a REC at the Cardone Property related to the historical industrial use of the property, with a probable maximum cost of $1 million to remediate the site. The environmental consultant reported that multiple current or historical hazardous water generators were identified at the Cardone Property dating back to the 1990s. The environmental consultant reported that known chemicals include chlorinated solvents and a number of violations have been issued to the Cardone Property.

The borrower obtained an environmental insurance policy covering both the Chase St. Property and the Cardone Property, listing the lender as a named insured, with a $4,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires May 27, 2032, subject to a three-year extension exercisable in accordance with the terms of the policy.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus for additional information.

The Borrower. The borrower is Chase/Cardone Properties, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chase St. & Cardone Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is a founder and principal of Cannon Commercial and Tyler Mateen is the President of Cannon Commercial. Cannon Commercial is a privately owned real estate investment and management company based in Los Angeles, California. Cannon Commercial’s portfolio includes stabilized and distressed office, retail, multifamily, and industrial properties. Cannon Commercial currently has an interest in 33 assets in 11 markets across the United States with an approximate value of $600 million. The borrower sponsors have been parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

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Property Management. The Chase St. & Cardone Properties are currently managed by Cannon Commercial, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves.

Tax Escrows – The borrower made an initial deposit of approximately $244,481 into a real estate tax reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for the Chase St. Property (initially estimated at approximately $15,310). Ongoing monthly deposits will increase to approximately $28,874 (and will be required to include the Cardone Property) upon (i) an event of default, (ii) a Cash Management Period (as defined below), (iii) less than $81,385.50 is on deposit in the tax and insurance reserve, and such funds are allocated to the Cardone Property, (iv) the Cardone Industries lease no longer requires the tenant thereunder to pay all taxes due with respect to the Cardone Property, or (v) a default has occurred and remains outstanding under the Cardone Industries lease.

Insurance Escrows – The borrower made an initial deposit of approximately $208,800 into an insurance reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage (initially approximately $92,792 per month).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $14,663.

Rollover Reserve – The borrower made an initial deposit of $1,500,000 into a rollover reserve to be used for future leasing costs. If at any time the balance in the rollover reserve falls below $1,000,000, the borrower is required to deposit $29,325 monthly until the balance in the rollover reserve reaches $1,000,000.

Immediate Repairs – The borrower made an initial deposit of $137,500 into an immediate repairs reserve for the cost of overlaying damaged asphalt and other miscellaneous deferred maintenance at the Chase St. & Cardone Properties.

Chicago Steel Reserve – The borrower deposited $296,000 into a reserve account to account for the cost of outstanding tenant improvements owed to tenant Chicago Steel under the third amendment to the tenant’s lease.

Environmental Reserve – The borrower deposited $41,050 into a reserve account for various environmental work.

Seller Credit Reserve – The borrower deposited $101,700 into a reserve account for the cost of electric meter installation and roof repairs at the Chase St. Property.

Lockbox / Cash Management. The Chase St. & Cardone Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all revenues relating to the Chase St. & Cardone Properties to be directly deposited into a lender-controlled lockbox account. On each business day during the continuance of a Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date; (ii) a default or an event of default; (iii) if, as of the last day of any calendar quarter, the Net Operating Income (as defined below) debt service coverage ratio falls below 1.30x; (iv) the commencement of a Lease Sweep Period (as defined below); or (v) a determination that any potential violations exist pursuant to the Chase St. Property zoning assessment report.

“Net Operating Income” means, for any period, the underwritten net cash flow of the Chase St. & Cardone Properties for such period determined by the lender in its sole and absolute discretion in accordance with the lender’s then current underwriting standards and the then current underwriting standards of the rating agencies (including adjustments for market vacancy, bankrupt tenants, leasing costs and capital items).

A “Lease Sweep Period” means a period commencing upon the occurrence of any of the following: (i) the earliest of (a) the date that is six months prior to the end of the term of any tenant occupying between 200,000 and 250,000 square feet; (b) the date that is nine months prior to the end of the term of any tenant occupying 250,001 or more square feet; or (c) the date that any tenant under a Lease Sweep Lease (as defined below) gives notice of its intention not to renew or extend, (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option and such renewal has not been exercised, (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled, or terminated prior to its expiration date, (iv) any tenant under a Lease Sweep Lease goes dark or gives notice that it intends to do the same, (v) the occurrence of a monetary or material non-monetary default by a tenant under a Lease Sweep Lease, or (vi) a tenant under a Lease Sweep Lease becomes subject to insolvency proceedings.

A “Lease Sweep Lease” means a lease where the applicable tenant occupies 200,000 square feet or more.

Subordinate and Mezzanine Debt. None.

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Partial Release. Provided no event of default has occurred, on any payment date after the release date, the borrower may obtain the release of the Cardone Property upon a bona fide third-party sale of such property, subject to satisfaction of certain conditions, amongst other things: (i) defeasance of an amount of principal equal to the greater of (a) 100% of net sales proceeds of the Cardone Property and (b) 125% of the allocated loan amount for the Cardone Property, (ii) in the event that, after taking into account the defeasance of principal pursuant to subclause (i) above, the LTV ratio of the Chase St. Property is greater than 125%, the principal balance of the loan is required to be defeased by an amount such that the LTV ratio is no more than 125% and (iii) after giving effect to such release and defeasance, the NOI debt yield for the Chase St. Property will be no less than the greater of (a) the NOI debt yield immediately preceding such release and (b) 12.24%.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	4.4%	Net Rentable Area (Rooms):	724
Loan Purpose:	Refinance	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Virendra Patel	Occupancy / ADR / RevPAR:	66.5% / $141.94 / $94.34
Interest Rate:	6.06100%	Occupancy / ADR / RevPAR Date:	5/31/2022
Note Date:	8/4/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/1/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$10,503,624 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$9,515,674 (TTM 5/31/2022)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	64.4% / $141.94 / $91.37
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$24,477,430
Call Protection(4):	L(24),DorYM1(92),O(4)	UW Expenses:	$14,117,671
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,359,760
Additional Debt(2):	Yes	UW NCF:	$9,380,662
Additional Debt Balance(2):	$23,000,000	Appraised Value / Per Room:	$134,300,000 / $185,497
Additional Debt Type(2):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$87,017
Taxes:	$524,996	$74,999	N/A	Maturity Date Loan / Room:	$80,144
Insurance:	$823,127	$137,188	N/A	Cut-off Date LTV:	46.9%
FF&E Reserves:	$139,871	$139,871	N/A	Maturity Date LTV:	43.2%
Immediate Repairs:	$96,612	$0	N/A	UW NCF DSCR:	2.06x
Other Reserves:	$2,264,688	Springing	(7)	UW NOI Debt Yield:	16.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$63,000,000	100.0%	Loan Payoff	$42,198,284	67.0%
			Return of Equity	14,237,219	22.6
			Upfront Reserves	3,849,294	6.1
			Closing Costs	2,715,203	4.3
Total Sources	$63,000,000	100.0%	Total Uses	$63,000,000	100.0%
(1)	The A&R Hospitality Portfolio Whole Loan (as defined below) was co-originated by Société Générale Financial Corporation (“SGFC”), Bank of Montreal (“BMO”) and Goldman Sachs Bank USA (“Goldman”). SGFC will contribute Note A-1 with an outstanding principal balance of $31.5 million and BMO will contribute Note A-3A with an outstanding principal balance of $8.5 million to the BBCMS 2022-C17 securitization.
(2)	The A&R Hospitality Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of the Cut-off Date of $63.0 million (the “A&R Hospitality Portfolio Whole Loan”). The Financial Information in the chart above reflects the A&R Hospitality Portfolio Whole Loan.
(3)	See “The Borrowers” below for more information.
(4)	The lockout period will be at least 24 months beginning with and including the first payment date on October 1, 2022; the actual lockout period may be longer. Defeasance of the A&R Hospitality Portfolio Whole Loan is permitted after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024. The borrower is permitted to prepay the A&R Hospitality Portfolio Whole Loan in addition to a yield maintenance premium after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024.
(5)	The 3rd Most Recent NOI and 4th Most Recent NOI are not available as seven of the nine A&R Hospitality Portfolio Properties (as defined below) were purchased between 1999 to 2020, while the Home2Suites Mobile property and the Home2Suites Daphne property were developed in 2019 and 2021, respectively. Additionally, the borrower sponsor has invested approximately $6.9 million ($9,548 per room) into A&R Hospitality Portfolio Properties between 2019 to 2022 which led to rooms being offline during this period.
(6)	Appraisal Dates for the A&R Hospitality Portfolio Properties range from May 3, 2022 to May 4, 2022.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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The Loan. The A&R Hospitality Portfolio mortgage loan (the “A&R Hospitality Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in nine hospitality properties located in Alabama and Florida (individually, an “A&R Hospitality Portfolio Property”, and collectively, the “A&R Hospitality Portfolio Properties”). The A&R Hospitality Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.06100% per annum. The A&R Hospitality Portfolio Whole Loan has a 10-year term and is interest only for the first 48 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The controlling Note A-1 and non-controlling Note A-3A, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C17 securitization trust. The remaining notes are currently held by Goldman and BMO and are expected to be contributed to one or more securitization trust(s). The A&R Hospitality Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,500,000	$31,500,000	BBCMS 2022-C17	Yes
A-2(1)	$15,750,000	$15,750,000	Goldman	No
A-3A	$8,500,000	$8,500,000	BBCMS 2022-C17	No
A-3B(1)	$7,250,000	$7,250,000	BMO	No
Total	$63,000,000	$63,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Properties. The A&R Hospitality Portfolio Properties are comprised of six limited service and three extended stay hotel properties built between 1985 and 2021, totaling 724 rooms located in Alabama and Florida. The borrower sponsor acquired seven of the nine A&R Hospitality Portfolio Properties between 1999 and 2020, while developing the Home2 Suites Mobile and Home2 Suites Daphne properties in 2019 and 2021, respectively. Since 2019, the borrower sponsor has invested approximately $6.9 million ($9,548 per room) into the A&R Hospitality Portfolio Properties for upgrades to the guestrooms, upgrades to furniture, fixture and equipment (“FF&E”), exterior improvements and painting. As of May 31, 2022, the A&R Hospitality Portfolio Properties were 66.5% occupied.

The following table presents certain information relating to the A&R Hospitality Portfolio Properties:

Portfolio Summary
Property Name	Property Type - Subtype	Year Built / Renovated	Rooms	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Fairfield Inn Orange Beach	Hospitality – Limited Service	2008 / 2022	116	$12,635,000	20.1%	$27,100,000	$2,025,472	19.6%
Beachside Gulf Shores	Hospitality – Limited Service	1985 / 2022	97	$11,217,000	17.8%	$22,500,000	$1,815,738	17.5%
Home2Suites Mobile	Hospitality – Extended Stay	2019 / NAP	97	$9,024,000	14.3%	$16,700,000	$1,410,446	13.6%
Home2Suites Daphne	Hospitality – Extended Stay	2021 / NAP	89	$8,116,000	12.9%	$16,700,000	$1,306,654	12.6%
Staybridge Suites Gulf Shores	Hospitality – Extended Stay	2009 / 2020-2021	88	$7,693,000	12.2%	$18,100,000	$1,203,871	11.6%
Gulf Shores Motel 6	Hospitality – Limited Service	2003 / 2018	60	$4,461,000	7.1%	$9,700,000	$814,898	7.9%
Red Roof Pensacola	Hospitality – Limited Service	1996 / NAP	74	$4,005,000	6.4%	$8,400,000	$759,676	7.3%
Quality Inn Gulf Shores	Hospitality – Limited Service	2000 / 2019	54	$3,066,000	4.9%	$7,800,000	$494,426	4.8%
Red Roof Gulf Shores	Hospitality – Limited Service	1996 / 2018	49	$2,783,000	4.4%	$7,300,000	$528,578	5.1%
Total/Wtd. Avg.			724	$63,000,000	100.0%	$134,300,000	$10,359,760	100.0%

Fairfield Inn Orange Beach. The Fairfield Inn Orange Beach property is a five-story, 116-room limited service hotel located in Orange Beach, Alabama and is situated on a 3.02-acre site. The Fairfield Inn Orange Beach property was built in 2008 and renovated in 2022. The hotel contains 39 king guestrooms and 77 queen/queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a pull-out sleeper sofa. Amenities at the Fairfield Inn Orange Beach property include a fitness center, market pantry, lobby workstation, an outdoor pool and whirlpool and 1,818 square feet of meeting space. Parking is provided via 145 surface

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parking spaces resulting in a parking ratio of 1.25 spaces per room. In 2021, the Fairfield Inn Orange Beach property underwent renovations totaling approximately $115,000 ($991 per room), which included upgrades to the pool deck and roof replacement.

Beachside Gulf Shores. The Beachside Gulf Shores property is a five-story, 97-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.65-acre site. The Beachside Gulf Shores property was built in 1985 and renovated in 2022. The hotel contains 28 king guestrooms, 65 double/double guestrooms and four triple/triple guestrooms. Guestrooms feature flat-screen televisions, mini-refrigerators and a microwave. Amenities at the Beachside Gulf Shores property include a business center, third-floor outdoor pool with beach view, ice cream shop, sundry shop, free continental breakfast and 320 square feet of meeting space. Parking is provided via 145 surface parking spaces, resulting in a parking ratio of 1.49 spaces per room. Since 2020, the Beachside Gulf Shores property has undergone renovations totaling approximately $1.38 million ($14,227 per room), which included roof replacement, upgrades to the guestrooms and FF&E and exterior improvements.

Home2Suites Mobile. The Home2Suites Mobile property is a four-story, 97-room extended stay hotel located in Mobile, Alabama on a 1.69-acre site. The Home2Suites Mobile property was built in 2019. The hotel contains a mix of king and double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and kitchenettes. Amenities at the Home2Suites Mobile property include a fitness center, market pantry, breakfast dining area, guest laundry, lobby workstation, an outdoor pool and 768 square feet of meeting space. Parking is provided via 97 surface parking spaces resulting in a parking ratio of 1.00 spaces per room.

Home2Suites Daphne. The Home2Suites Daphne property is a four-story, 89-room extended stay hotel located in Daphne, Alabama on a 2.03-acre site. The Home2Suites Daphne property was built in 2021. The hotel contains a mix of king and double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and kitchenettes. Amenities at the Home2Suites Daphne property include a fitness center, market pantry, breakfast dining area, guest laundry, lobby workstation, an outdoor pool and 621 square feet of meeting space. Parking is provided via 94 surface parking spaces resulting in a parking ratio of 1.06 spaces per room.

Staybridge Suites Gulf Shores. The Staybridge Suites Gulf Shores property is a four-story, 88-room extended stay hotel located in Gulf Shores, Alabama and is situated on a 2.67-acre site. The Staybridge Suites Gulf Shores property was built in 2009 and renovated during 2020-2021. The hotel contains 62 suites, 16 standard guestrooms and 10 handicap guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs, an additional sitting area, an in-room kitchen and dining area and a pull-out sleeper sofa. Amenities at the Staybridge Suites Gulf Shores property include an outdoor swimming pool, sport court, fitness center, business center, sundry shop, complimentary breakfast and manager’s reception Monday through Wednesday evenings. Parking is provided via 139 surface parking spaces, resulting in a parking ratio of 1.58 spaces per room. Since 2020, the Staybridge Suites Gulf Shores property has undergone renovations totaling approximately $1.50 million ($16,989 per room), which included upgrades to the guestrooms and FF&E, exterior painting and roof replacement. The Staybridge Suites Gulf Shores property is subject to a condominium regime as more particularly described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Prospectus.

Gulf Shores Motel 6. The Gulf Shores Motel 6 property is a two-story, 60-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.87-acre site. The Gulf Shores Motel 6 property was built in 2003 and renovated in 2018. The hotel contains 25 king guestrooms and 35 double/double guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a kitchen with a full size refrigerator. Amenities at the Gulf Shores Motel 6 property include a sundry shop and guest laundry. Parking is provided via 78 surface parking spaces resulting in a parking ratio of 1.30 spaces per room. In 2021, the Gulf Shores Motel 6 property has undergone renovations totaling approximately $1.15 million ($19,167 per room), which included upgrades to the guestrooms and FF&E, exterior upgrades, roof replacement and signage upgrades.

Red Roof Pensacola. The Red Roof Pensacola property is a three-story, 74-room limited service hotel located in Pensacola, Florida and is situated on a 1.95-acre site. The Red Roof Pensacola property was built in 1996. The hotel contains 25 king guestrooms and 50 double/double guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a mini-refrigerator and microwave. Amenities at the Red Roof Pensacola property include a business center, an outdoor pool and complimentary Wi-Fi. Parking is provided via 73 surface parking spaces, resulting in a parking ratio of 0.99 spaces per room. In 2019, the Red Roof Pensacola property underwent renovations totaling approximately $517,500 ($6,993 per room), which included upgrades to the guestrooms and FF&E. The Red Roof Pensacola property uses one room as permanent storage; therefore, one room has been excluded from the lender’s underwritten room count for the Red Roof Pensacola property.

Quality Inn Gulf Shores. The Quality Inn Gulf Shores property is a two-story, 54-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.78-acre site. The Quality Inn Gulf Shores property was built in 2000 and renovated in 2019. The hotel contains 13 king guestrooms and 41 double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chair, refrigerator and microwave. Amenities at the Quality Inn Gulf Shores property include an indoor swimming pool, a sundry shop, complimentary breakfast and free Wi-Fi. Parking is provided via 107 surface parking spaces, resulting in a parking ratio of 1.98 spaces per room.

Red Roof Gulf Shores. The Red Roof Gulf Shores property is a two-story, 49-room limited service hotel located in Gulf Shores, Alabama and is situated on a 2.55-acre site. The Red Roof Gulf Shores property was built in 1996 and renovated in 2018. The hotel contains 15 king guestrooms, 33 double/double guestrooms and one suite. Guestrooms feature flat-screen televisions and a desk with chairs. Amenities at the Red Roof Gulf Shores property include an outdoor pool, sundry shop and complimentary breakfast. Parking is provided

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via 65 surface parking spaces, resulting in a parking ratio of 1.33 spaces per room. Since 2019, the Red Roof Gulf Shores property has undergone renovations totaling $2.25 million ($45,918 per room), which included upgrades to the guestrooms and FF&E, exterior upgrades, roof replacement and signage upgrades.

The following table presents information relating to the A&R Hospitality Portfolio Properties franchise agreements:

Franchise Agreement Summary(1)
Property	Franchisor	Franchise Agreement Expiration Date	Franchise Fee
Fairfield Inn Orange Beach	Marriott International, Inc.	February 12, 2035	5.5%
Beachside Gulf Shores(2)	NAP	NAP	NAP
Home2Suites Mobile	Hilton Franchise Holding LLC	February 28, 2037	5.0%
Home2Suites Daphne	Hilton Franchise Holding LLC	March 31, 2040	5.0%
Staybridge Suites Gulf Shores(3)	Holiday Hospitality Franchising, LLC	May 14, 2038	5.0%
Gulf Shores Motel 6	G6 Hospitality Franchising LLC	April 26, 2033	5.0%
Red Roof Pensacola	Red Roof Franchising, LLC	May 15, 2038	4.5%
Quality Inn Gulf Shores	Choice Hotels International, Inc.	March 8, 2037	4.65%
Red Roof Gulf Shores	Red Roof Franchising, LLC	March 14, 2037	3.0%
(1)	Source: Franchise Agreements.
(2)	The Beachside Gulf Shores property is not subject to a franchise agreement.
(3)	The Red Roof Gulf Shores property’s monthly Franchise Fee will increase to 4.5% in 2023 and for the remainder of the franchise agreement term.

COVID-19 Update. As of August 10, 2022, the A&R Hospitality Portfolio Properties are open and operating. As of August 10, 2022, the A&R Hospitality Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to the Phase I environmental assessments dated May 9, 2022 through July 15, 2022, there was no evidence of any recognized environmental conditions or recommendations at the A&R Hospitality Portfolio Properties.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAV	NAV	72.1%	66.5%
(1)	Historical occupancies for 2019 and 2020 are unavailable as some of the A&R Hospitality Portfolio Properties were developed or acquired after 2019.
(2)	Historical occupancy is as of December 31 of each respective year.
(3)	Current Occupancy is as of May 31, 2022.

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Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	72.1%	66.5%	64.4%
ADR	$142.54	$141.94	$141.94
RevPAR	$102.84	$94.34	$91.37

Room Revenue	$24,269,823	$24,145,849	$24,145,779	$33,351	98.6%
Other Departmental Revenue	312,391	331,651	331,651	458	1.4
Total Revenue	$24,582,215	$24,477,500	$24,477,430	$33,809	100.0%

Room Expense	$6,201,125	$6,738,306	$5,585,686	$7,715	23.1%
Other Departmental Expenses	66,824	84,620	73,862	102	22.3
Departmental Expenses	$6,267,949	$6,822,926	$5,659,547	$7,817	23.1%

Departmental Profit	$18,314,266	$17,654,574	$18,817,883	$25,992	76.9%

Operating Expenses	$5,973,055	$6,209,988	$6,238,488	$8,617	25.5%
Gross Operating Profit	$12,341,212	$11,444,586	$12,579,395	$17,375	51.4%

Management Fees	$925,041	$928,231	$734,323	$1,014	3.0%
Property Taxes	323,252	298,452	524,997	725	2.1
Property Insurance	589,295	702,229	960,315	1,326	3.9
Total Other Expenses	$1,837,588	$1,928,912	$2,219,635	$3,066	9.1%

Net Operating Income	$10,503,624	$9,515,674	$10,359,760	$14,309	42.3%
FF&E	0	0	979,097	1,352	4.0
Net Cash Flow	$10,503,624	$9,515,674	$9,380,662	$12,957	38.3%
(1)	Historical cash flows are unavailable for 2019 and 2020 as some of the A&R Hospitality Portfolio Properties were developed or acquired after 2019. In 2021 and TTM May 2022, there were a total of 28,253 and 8,327, respectively, total room nights not available across the A&R Hospitality Portfolio Properties due to various renovations.
(2)	TTM column represents the trailing 12 months ending May 31, 2022.
(3)	Per Room values are based on 724 guest rooms.
(4)	% of Total Revenue for Room Expense and Other Departmental Expense is based on their corresponding revenue line item.

The Markets. The A&R Hospitality Portfolio Properties are located within the Mobile Metropolitan Combined Statistical Area and Pensacola-Ferry Pass-Brent FL Core Based Statistical Area.

Mobile Metropolitan Combined Statistical Area

The Fairfield Inn Orange Beach, Beachside Gulf Shores, Staybridge Suites Gulf Shores, Home2Suites Daphne, Home2Suites Mobile, Gulf Shores Motel 6, Quality Inn Gulf Shores and Red Roof Inn Gulf Shores properties are each located within the Mobile Metropolitan Combined Statistical Area (the “Mobile CBSA”). The Mobile CBSA is located in southwest Alabama at the junction of the Mobile River and Mobile Bay on the Northern Gulf of Mexico. The Mobile CBSA, composed of Mobile County, is the largest metropolitan statistical area along the Gulf of Mexico between New Orleans and Tampa. Mobile is centrally located between Houston, Memphis, Atlanta, Dallas and Tampa, which provides access to these and other major markets. The city of Mobile is the only seaport in Alabama and the Port of Mobile is a major economic driver and is considered the 9th largest port in the U.S. Mobile serves as a regional center for medicine for the central Gulf Coast with four major medical centers within the city limits. The largest, the Mobile Infirmary Medical Center, is a top employer in the Mobile CBSA. Additionally, Brookley Aeroplex (an industrial complex and airport) is currently the largest industrial and transportation complex in the region, housing more than 70 companies. Other major employers include University of South Alabama and Medical Facilities, Infirmary Health Systems, Austal USA and Providence Hospital.

Pensacola-Ferry Pass-Brent FL Core Based Statistical Area

The Red Roof Pensacola property is located within the Pensacola-Ferry Pass-Brent FL Core Based Statistical Area (“Pensacola CBSA”). The Pensacola CBSA is located in the western region of the Florida Panhandle, approximately 13 miles from the Alabama border. Pensacola is home to Naval Air Station Pensacola, the first Naval Air Station commissioned by the U.S. Navy. Pensacola is home to the National Naval Aviation Museum and the Navy Federal Credit Union, the largest employer within the Pensacola CBSA. The Navy Federal Credit Union is continuing to expand in Pensacola and is expected to add approximately 10,000 jobs by 2026. In 2012, the Navy Federal Credit Union began investing approximately $1.0 billion in stages for its expansion. Pensacola offers a diverse mix of employment within the trade, transportation and utilities, education and health services, government and professional sectors. Major employers include Baptist Health Care, Sacred Heart Health System, Gulf Power Company, and Ascend Performance Materials.

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Historical Occupancy, ADR, RevPAR(1)(2)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	50.2%	$127.22	$63.88	68.9%	$148.73	$102.53	61.8%	$183.92	$113.65
Beachside Gulf Shores(3)	69.0%	$140.87	$97.13	62.1%	$191.80	$119.01	52.7%	$193.17	$101.78
Home2Suites Mobile	58.6%	$90.66	$53.16	71.6%	$93.12	$66.70	84.7%	$112.54	$95.29
Home2Suites Daphne(4)	NAP	NAP	NAP	59.4%	$123.17	$73.21	80.1%	$116.97	$93.67
Staybridge Suites Gulf Shores	52.9%	$126.54	$66.99	61.7%	$145.56	$89.86	58.8%	$174.22	$102.39
Gulf Shores Motel 6	53.6%	$81.95	$43.96	65.7%	$114.16	$75.03	68.8%	$114.10	$78.54
Red Roof Pensacola	50.0%	$72.03	$36.03	64.4%	$93.70	$60.35	53.2%	$111.87	$59.55
Quality Inn Gulf Shores	47.3%	$99.29	$46.99	79.6%	$121.77	$96.96	53.9%	$138.26	$74.47
Red Roof Gulf Shores	48.1%	$92.00	$44.27	52.1%	$123.11	$64.17	58.8%	$126.79	$74.57
(1)	Data provided by a third-party market research report except for the Beachside Gulf Shores property, which was provided by the borrower sponsor.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the A&R Hospitality Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.
(3)	The Beachside Gulf Shores property Historical Occupancy, ADR and RevPAR are as of YE 2020, YE 2021 and TTM May 2022, respectively. The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.
(4)	The Home2Suites Daphne property was built in 2021 and TTM May 2020 Occupancy, ADR and RevPAR are unavailable.

Competitive Set Historical Occupancy, ADR, RevPAR(1)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	50.6%	$160.19	$81.05	68.9%	$175.80	$121.12	64.9%	$212.33	$137.75
Beachside Gulf Shores(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Home2Suites Mobile	49.9%	$79.39	$39.60	56.8%	$80.97	$46.02	68.1%	$96.67	$65.79
Home2Suites Daphne	51.6%	$90.47	$46.68	60.7%	$94.35	$57.30	63.0%	$115.26	$72.61
Staybridge Suites Gulf Shores	47.2%	$115.77	$54.66	68.8%	$132.11	$90.91	60.7%	$163.89	$99.44
Gulf Shores Motel 6	53.5%	$84.35	$45.14	76.7%	$102.52	$78.66	61.7%	$128.69	$79.43
Red Roof Pensacola	52.3%	$79.36	$41.48	69.4%	$92.90	$64.49	57.6%	$118.27	$68.12
Quality Inn Gulf Shores	47.6%	$88.99	$42.40	65.7%	$108.84	$71.49	57.5%	$131.63	$75.72
Red Roof Gulf Shores	51.3%	$83.58	$42.84	72.5%	$99.40	$72.10	64.3%	$121.28	$78.02
(1)	Data provided by a third-party market research report.
(2)	The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.

Historical Occupancy, ADR, RevPAR Penetration Rates(1)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	99.2%	79.4%	78.8%	100.1%	84.6%	84.7%	95.3%	86.6%	82.5%
Beachside Gulf Shores(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Home2Suites Mobile	117.5%	114.2%	134.2%	126.0%	115.0%	144.9%	124.4%	116.4%	144.8%
Home2Suites Daphne(3)	NAP	NAP	NAP	97.9%	130.5%	127.8%	127.1%	101.5%	129.0%
Staybridge Suites Gulf Shores	112.1%	109.3%	122.5%	89.7%	110.2%	98.9%	96.9%	106.3%	103.0%
Gulf Shores Motel 6	100.2%	97.1%	97.4%	85.7%	111.4%	95.4%	111.5%	88.7%	98.9%
Red Roof Pensacola	95.7%	90.8%	86.9%	92.8%	100.9%	93.6%	92.4%	94.6%	87.4%
Quality Inn Gulf Shores	99.3%	111.6%	110.8%	121.2%	111.9%	135.6%	93.6%	105.0%	98.4%
Red Roof Gulf Shores	93.9%	110.1%	103.4%	71.9%	123.9%	89.0%	91.4%	104.5%	95.6%
(1)	Data provided by a third-party market research report.
(2)	The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.
(3)	The Home2Suites Daphne property was built in 2021 and the TTM May 2020 Occupancy, ADR and RevPAR are unavailable.
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The Borrowers. The borrowing entities for the A&R Hospitality Portfolio Whole Loan are Shivam Hospitality, L.L.C., Radha Hospitality, L.L.C., Aditi Hospitality, L.L.C., Kanah Hospitality, L.L.C., Shree Vikat Hospitality, L.L.C., Maruti Hospitality, L.L.C., Shree Kapil Hospitality, LLC, Shree Ram Hospitality L.L.C. and Shree Narayan Hospitality, L.L.C., each a single purpose entity with one independent director in its organizational structure (individually, an “A&R Hospitality Portfolio Borrower” and collectively, the “A&R Hospitality Portfolio Borrowers”). Legal counsel to the A&R Hospitality Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the A&R Hospitality Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the A&R Hospitality Portfolio Whole Loan is Virendra Patel. Mr. Patel is the founder and chairman of A&R Hospitality Group (“A&R”). A&R is a Gulf Shores, Alabama based hospitality and investment firm. Since 1998, Mr. Patel and A&R have grown their portfolio from one to 22 hospitality properties by providing in-house design and procurement, construction and development, and executing numerous property improvement plans.

Property Management. The A&R Hospitality Portfolio Properties are managed by A & R Hospitality Management, LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination, the A&R Hospitality Portfolio Borrowers were required to deposit into escrow approximately $524,996 for tax reserves, approximately $823,127 for insurance reserves, $1,164,688 for a property improvement plan reserve, $250,000 for the Beachside Gulf Shores property improvements reserve, $850,000 for a seasonality reserve, approximately $139,871 for an FF&E reserve, and approximately $96,612 for immediate repair reserves.

Tax Escrows – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of the annual estimated tax payments, which currently equates to approximately $74,999.

Insurance Escrows – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of the estimated insurance payments, which currently equates to approximately $137,188.

FF&E Reserves – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of 4% of the gross annual operating income of the A&R Hospitality Portfolio Properties, which currently equates to approximately $139,871.

Seasonality Reserve – To replenish amounts drawn from the seasonality reserve, the A&R Hospitality Portfolio Borrowers are required to repay to and deposit with the lender the amount of each previous disbursement at any time after the disbursement is made and not later than the first anniversary of such disbursement. The seasonality reserve is subject to a cap of $850,000, subject to the lender’s right to increase or decrease the required amount and frequency of the A&R Hospitality Portfolio Borrowers’ deposits to the seasonality reserve based on certain conditions set forth in the A&R Hospitality Portfolio Whole Loan documents including, among other things, a material change in the monthly fluctuation of occupancy, average daily rate or operating income.

Lockbox / Cash Management. The A&R Hospitality Portfolio Whole Loan is structured with a springing lockbox and springing cash management. During a Cash Management Period (as defined below) each A&R Hospitality Portfolio Borrower is required to cause all rents relating to its A&R Hospitality Portfolio Property (including rents in the nature of sums payable by issuers of credit cards accepted at the A&R Hospitality Portfolio Property) to be transmitted directly into a lender-controlled lockbox account and all rents received by the A&R Hospitality Portfolio Borrowers or the property manager are required to be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the A&R Hospitality Portfolio Whole Loan documents. Available cash on deposit will be applied to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date, (ii) an event of default, (iii) a DSCR Cash Management Period (as defined below), (iv) the A&R Hospitality Portfolio Borrowers’ or guarantor’s breach of obligations to deliver the required monthly and quarterly financial reporting, or (v) the bankruptcy of the A&R Hospitality Portfolio Borrowers, guarantor, manager or managing member of the A&R Hospitality Portfolio Borrower. A Cash Management Period will end as applicable, if (1) the A&R Hospitality Portfolio Whole Loan and all other obligations under the A&R Hospitality Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calendar quarters, (c) with respect to clause (iv) above, such breach has been cured and no other such breach has occurred and is continuing, (d) with respect to clause (v) above, such event of default has been cured.

A “DSCR Cash Management Period” will occur on any day the debt service coverage ratio, as of the calculation date, is less than 1.25x.

Subordinate and Mezzanine Debt. None.

Partial Release. On any payment date after the release date, the A&R Hospitality Portfolio Borrowers may obtain the release of any A&R Hospitality Portfolio Property (other than the Home2Suites Daphne property or the Home2Suites Mobile property) provided that, among other conditions stated in the A&R Hospitality Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the A&R Hospitality Portfolio Whole Loan defeased or prepaid (with the applicable yield maintenance premium) is 110% of

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the allocated loan amount of such A&R Hospitality Portfolio Property or A&R Hospitality Portfolio Properties, (iii) the debt yield for the remaining A&R Hospitality Portfolio Properties after such release is not less than 16.4% after giving effect for such release; and (iv) the loan-to-value ratio after such release is less than or equal to 46.9% for the remaining A&R Hospitality Portfolio Properties after giving effect for such release.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	4.4%	Net Rentable Area (SF):	473,274
Loan Purpose:	Refinance	Location:	Chattanooga, TN
Borrowers:	Hamilton Corner CMBS II, LLC, Hamilton Crossing CMBS II, LLC, The Shoppes at Hamilton Place CMBS, LLC and Terrace CMBS, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	CBL & Associates Limited	Occupancy(3):	98.7%
	Partnership	Occupancy Date:	5/1/2022
Interest Rate:	5.85000%	4th Most Recent NOI (As of):	$7,702,435 (12/31/2019)
Note Date:	5/19/2022	3rd Most Recent NOI (As of):	$7,092,575 (12/31/2020)
Maturity Date:	6/6/2032	2nd Most Recent NOI (As of):	$7,210,143 (12/31/2021)
Interest-only Period:	36 months	Most Recent NOI (As of):	$7,403,415 (TTM 3/31/2022)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	360 months	UW Revenues:	$10,288,240
Amortization Type:	Interest Only, Amortizing Balloon	UW Expenses:	$2,782,983
Call Protection(2):	L(27),YM1(89),O(4)	UW NOI:	$7,505,257
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$6,968,309
Additional Debt(1):	Yes	Appraised Value / Per SF:	$109,000,000 / $230
Additional Debt Balance(1):	$25,000,000	Appraisal Date:	4/10/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$628,712	$125,742	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,836	N/A	Maturity Date LTV:	53.3%
TI/LC Reserve:	$0	$38,909	N/A	UW NCF DSCR:	1.51x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$65,000,000	100.0%	Return of Equity(5)	$56,750,432	87.3%
			Loan Payoff(6)	7,057,505	10.9
			Upfront Reserves	628,712	1.0
			Closing Costs	563,351	0.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Hamilton Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million (the “Hamilton Portfolio Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Hamilton Portfolio Whole Loan.
(2)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) the Hamilton Portfolio Whole Loan at any time after the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Hamilton Portfolio Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of the BBCMS 2022-C17 transaction in September 2022. The actual lockout period may be longer. In connection with a partial release (as described below), the borrowers may prepay a portion of the Hamilton Portfolio Whole Loan at any time with the payment of a yield maintenance premium.
(3)	Nordstrom Rack, which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties (as defined below) has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements at the space. Excluding the 24,155 square feet for Nordstrom Rack, the Hamilton Portfolio Properties are 93.6% occupied.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Return of Equity proceeds were used to repay the majority of senior secured corporate bonds that totaled $60.0 million.
(6)	The Loan Payoff is in connection with the refinance of the Hamilton Crossing Property.

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No. 6 – Hamilton Portfolio

The Loan. The Hamilton Portfolio mortgage loan (the “Hamilton Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 473,274 square foot retail portfolio consisting of four adjacent properties located in Chattanooga, Tennessee (the “Hamilton Portfolio Properties”). The Hamilton Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.85000% per annum. The Hamilton Portfolio Whole Loan has a 10-year term and is interest only for the first 36 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule and accrues interest on an 30/360 basis. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
A-2(1)	$15,000,000	$15,000,000	BSPRT	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-4(1)	$10,000,000	$10,000,000	BSPRT	No
Whole Loan	$65,000,000	$65,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Hamilton Portfolio Properties are comprised of four retail properties totaling 473,274 square feet located in Chattanooga, Tennessee. Built between 1987 and 2003, the Hamilton Portfolio Properties range in size from 67,311 square feet to 158,186 square feet. As of May 1, 2022, the Hamilton Portfolio Properties were 98.7% occupied.

The following table presents certain information relating to the individual Hamilton Portfolio Properties:

Portfolio Summary(1)
Property Name	Property Subtype	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut-off Date Balance	Appraised Value(1)	UW NCF
The Shoppes at Hamilton Place Property	Anchored	Chattanooga, TN	2003 / NAP	148,816	95.9%	$19,022,936	29.3%	$31,900,000	$1,924,376
The Terrace Property	Anchored	Chattanooga, TN	1997 / NAP	158,186	100.0	17,651,376	27.2%	29,600,000	1,998,624
Hamilton Corner Property	Unanchored	Chattanooga, TN	1990 / NAP	67,311	100.0	16,637,615	25.6%	27,900,000	1,756,488
Hamilton Crossing Property	Anchored	Chattanooga, TN	1987 / 2005	98,961	100.0	11,688,073	18.0%	19,600,000	1,288,821
Total / Wtd. Avg.				473,274	98.7%	$65,000,000	100.0%	$109,000,000	$6,968,309
(1)	Source: Appraisal.
(2)	As of the underwritten rent roll dated May 1, 2022.

COVID-19 Update. As of August 10, 2022, the Hamilton Portfolio Whole Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

Academy Sports + Outdoors (73,028 square feet; 15.4% of NRA; 10.3% of underwritten base rent): Academy Sports + Outdoors (“Academy Sports”) (Moody’s: Ba3 / S&P: BB-) has been in occupancy at The Terrace Property since 2010 with a current base rent of $11.16 per square foot and has a lease expiration in June 2025. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the fiscal year 2021, Academy Sports reported $6.77 billion of national sales, a 19.1% increase in sales from the prior year sales of $5.69 billion. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011 and has since gone public. Academy Sports has three, five-year renewal options remaining and no termination options.

T.J. Maxx (31,672 square feet; 6.7% of NRA; 3.6% of underwritten base rent): T.J. Maxx (Moody’s: A2 / S&P: A) has been in occupancy at the Hamilton Crossing property since 1987 with a current base rent of $9.00 per square foot and has a lease expiration in January 2025. Founded in 1976, T.J. Maxx is an American department store chain, selling at prices generally lower than other major similar stores. T.J Maxx sells men’s, women’s and children’s apparel and shoes, toys, bath and beauty products, accessories, and home products ranging from furniture to kitchen utensils. As of July 20, 2022, T.J. Maxx had 1,291 stores in the United States, making it one of the largest clothing retailers in the country. For the fiscal year 2021, T.J. Maxx reported $29.48 billion of national sales, a 52.3% increase from the prior year sales of $19.36 billion. T.J. Maxx reported approximately $7.80 million of sales at the Hamilton Crossing Property for the period of February 2020 through January 2021. T.J. Maxx is the flagship chain of the TJX Companies, the leading off-price apparel and home fashions retailer in the United States and worldwide. T.J. Maxx has one, five-year renewal option remaining and no termination options.

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Ross Dress for Less (30,187 square feet; 6.4% of NRA; 3.6% of underwritten base rent): Ross Dress for Less (Moody’s: A2 / S&P: BBB+) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.56 per square foot and has a lease expiration in January 2024. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year 2021, Ross Stores, Inc. reported approximately $18.9 billion of national sales, an increase of 50.9% from 2020. For the fiscal year 2021, Ross Dress For Less reported $9.46 million of sales at The Shoppes at Hamilton Place Property. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less has three, five-year renewal options remaining and no termination options.

Marshalls (30,000 square feet; 6.3% of NRA; 3.2% of underwritten base rent): Marshalls (Moody’s: A2 / S&P: A) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $8.50 per square foot and has a lease expiration in January 2028. Founded in 1956, Marshalls is an American department store chain. Marshalls was acquired by T.J. Maxx in 1995, and together with T.J. Maxx, forms Marmaxx Operating Corporation, the largest off-price retailer of apparel and home fashions in the Unites States. Marshalls has stores across the United States, including Puerto Rico. Marshalls also operates an e-commerce website, launched in 2019. Marshalls differentiates itself from T.J. Maxx with a full line of family footwear and an expanded men’s department. As of July 7, 2022, Marshalls had 1,157 stores in the United States, making it one of the largest clothing retailers in the country. Marshalls reported $9.64 million of sales at The Shoppes at Hamilton Place Property for the period of February 2020 through January 2021. Marshalls has three, five-year renewal options remaining and no termination options.

Bed Bath & Beyond (28,000 square feet; 5.9% of the NRA; 3.3% of underwritten base rent): Bed Bath & Beyond (Moody’s: Caa2 / S&P: B-) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.50 per square foot and has a lease expiration in January 2027. Bed Bath & Beyond together with its subsidiaries, operates a chain of retail stores. Bed Bath & Beyond sells a range of domestic merchandise, including bed linens and related items, bath items, and kitchen textiles; and home furnishings, such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables, and various juvenile products. For the fiscal year 2021, Bed Bath & Beyond reported $7.87 billion of national sales, a 14.8% decrease from the prior year sales of $9.23 billion. As of July 25, 2022, Bed Bath & Beyond has 716 stores in 52 states and territories. Bed Bad & Beyond has four, five-year renewal options remaining and no termination options.

Environmental. According to Phase I environmental assessments dated between April 6, 2022, and April 8, 2022, there was no evidence of any recognized environmental conditions at the Hamilton Portfolio Properties.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
97.8%	97.2%	97.9%	98.7%
(1)	Historical and Current occupancies are based on tenant leases for the Hamilton Portfolio Properties. Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 1, 2022 (including Nordstrom Rack which is not yet in occupancy).

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Top Tenant Summary(1)
Tenant (Property)	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Academy Sports (The Terrace Property)	Ba3/BB-/NR	1	73,028	15.4%	$11.16	$814,674	10.3%	6/30/2025
T.J. Maxx (Hamilton Crossing Property)	A2/A/NR	1	31,672	6.7%	$9.00	$285,048	3.6%	1/31/2025
Ross Dress For Less (The Shoppes at Hamilton Place Property)	A2/BBB+/NR	1	30,187	6.4%	$9.56	$288,588	3.6%	1/31/2024
Marshalls (The Shoppes at Hamilton Place Property)	A2/A/NR	1	30,000	6.3%	$8.50	$255,000	3.2%	1/31/2028
Bed Bath & Beyond (The Shoppes at Hamilton Place Property)	Caa2/B-/NR	1	28,000	5.9%	$9.50	$266,000	3.3%	1/31/2027
Nordstrom Rack (The Terrace Property)(3)	Ba1/BB+/BBB-	1	24,155	5.1%	$17.00	$410,635	5.2%	4/30/2033(4)
Regal Cinemas (The Shoppes at Hamilton Place Property)	WR/NR/NR	1	22,618	4.8%	$16.27	$367,995	4.6%	9/30/2033
Party City (The Terrace Property)	NR/NR/B-	1	20,841	4.4%	$12.02	$250,509	3.2%	1/31/2025
Cost Plus World Market (Hamilton Crossing Property)	NR/NR/NR	1	18,150	3.8%	$9.50	$172,425	2.2%	1/31/2027
DSW (The Terrace Property)	NR/NR/NR	1	15,110	3.2%	$19.00	$287,090	3.6%	1/31/2025
Top Tenants.		10	293,761	62.1%	$11.57	$3,397,963	42.8%
Other Tenants(5)(6)		38	173,463	36.7%	$26.19	$4,542,428	57.2%
Occupied Collateral Total / Wtd. Avg.		48	467,224	98.7%	$16.99	$7,940,392	100.0%

Vacant Space		NAP	6,050	1.3%

Collateral Total		48	473,274	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The borrower sponsor is currently finalizing tenant improvements at Nordstrom Rack’s space and the tenant has yet to take occupancy or commence paying rent. Nordstrom Rack signed a lease on June 22, 2022, and it is anticipated that the space will be turned to the tenant on December 1, 2022, and that the store will open, and the tenant will commence paying rent in May 2023.
(4)	Nordstrom Rack’s lease expiration is based on when the tenant is open for business and begins paying rent. The lease expiration date shown assumes an opening date and rent commencement date of May 2023.

(5)	Learning RX has the right to terminate its lease upon 60 days’ written notice after the end of the 4th year (2024) of the lease term.
(6)	Athleta has the right to terminate its lease upon 90 days’ written notice after the end of the 3rd year (2022) of the lease term in the event gross sales during the 3rd year do not meet or exceed $2,000,000.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,050	1.3%	NAP	NAP	6,050	1.3%	NAP	NAP
2022 & MTM	0	0	0.0%	$0	0.0%	6,050	1.3%	$0	0.0%
2023	5	24,452	5.2%	$467,814	5.9%	30,502	6.4%	$467,814	5.9%
2024	9	57,195	12.1%	$1,073,545	13.5%	87,697	18.5%	$1,541,359	19.4%
2025	9	174,156	36.8%	$2,314,990	29.2%	261,853	55.3%	$3,856,348	48.6%
2026	5	17,577	3.7%	$603,617	7.6%	279,430	59.0%	$4,459,965	56.2%
2027	6	69,648	14.7%	$1,030,734	13.0%	349,078	73.8%	$5,490,700	69.1%
2028	4	42,526	9.0%	$573,418	7.2%	391,604	82.7%	$6,064,117	76.4%
2029	2	4,527	1.0%	$133,904	1.7%	396,131	83.7%	$6,198,022	78.1%
2030	4	24,271	5.1%	$548,849	6.9%	420,402	88.8%	$6,746,871	85.0%
2031	1	6,098	1.3%	$179,891	2.3%	426,500	90.1%	$6,926,762	87.2%
2032	0	0	0.0%	$0	0.0%	426,500	90.1%	$6,926,762	87.2%
2033 & Beyond	3	46,774	9.9%	$1,013,630	12.8%	473,274	100.0%	$7,940,392	100.0%
Total	48	473,274	100.0%	$7,940,392	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Gross Potential Rent(4)	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Straight Line Rent	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Total Reimbursements	2,338,903	2,329,390	2,375,809	2,425,671	2,551,456	5.39	23.9
Percentage Rent	90,685	110,327	88,440	107,900	107,900	0.23	1.0
Net Rental Income	$10,077,117	$9,330,565	$9,815,672	$10,029,140	$10,690,498	$22.59	100.0%
Other Income	132,533	157,318	127,778	132,267	132,267	0.28	1.2
(Vacancy/Credit Loss)	0	0	0	0	(534,525)	(1.13)	(5.0)
Effective Gross Income	$10,209,650	$9,487,883	$9,943,450	$10,161,406	$10,288,240	$21.74	96.2%
Total Expenses	$2,507,215	$2,395,308	$2,733,308	$2,757,991	$2,782,983	$5.88	27.1%
Net Operating Income	$7,702,435	$7,092,575	$7,210,143	$7,403,415	7,505,257	$15.86	72.9%
Cap Ex, Total TI/LC	0	0	0	0	$536,948	1.13	5.2
Net Cash Flow	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$6,968,309	$14.72	67.7%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.
(2)	Nordstrom Rack which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements. Underwritten figures are inclusive of Nordstrom Rack’s occupied space.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Base rent includes rent steps through June 2023 totaling $101,220.

The Market. The Hamilton Portfolio Properties are located in Chattanooga, Tennessee, less than 5.0 miles from the Georgia-Tennessee border and approximately 10.0 miles east of the University of Tennessee at Chattanooga. The Hamilton Portfolio Properties are located within Chattanooga and Hamilton County, Tennessee and are a part of the Chattanooga Metropolitan Statistical Area (“MSA”). The largest sector of the economy is trade, transportation, and utilities. Government, education and health services, and manufacturing are also major contributors to the MSA. Major employers in the MSA are Erlanger Health System (7,013 employees); BlueCross BlueShield of Tennessee (5,548 employees); Tennessee Valley Authority (3,404 employees); CHI Memorial (3,314 employees); McKee Foods Corp. (2,935 employees); Unum Group (2,800 employees); and Volkswagen Group of America Chattanooga (2,564 employees). According to the appraisal, the Hamilton Portfolio Properties are located in the Outlying Chattanooga submarket. As of the first quarter of 2022, the Outlying Chattanooga submarket had an inventory of approximately 14.0 million square feet, a vacancy rate of 5.0%, and an effective rental rate of $13.27 per square feet. As of the trailing four quarters ended the first quarter of 2022, the Outlying Chattanooga submarket reported a positive net absorption of 85,476 square feet.

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The estimated 2021 population within a one-, three- and five-mile radius of the Hamilton Portfolio Properties was 4,997, 44,182, and 110,334, respectively. The estimated 2021 average household income within the same radii was $76,815, $81,004, and $78,469, respectively.

The following table presents certain information relating to comparable retail leases for In Line space at the Hamilton Crossing Property, Hamilton Corner Property, and The Shoppes at Hamilton Place Property:

Comparable Retail Leases (In Line)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
Hamilton Crossing Property Hamilton Corner Property The Shoppes at Hamilton Place Property Chattanooga, TN	98,961(2) 67,311(2) 148,816(2)	1987 1990 2003	Various(2)	$14.22(2) $30.93(2) $15.58(2)	Various(2)	Triple Net
Village at Waterside Chattanooga, TN	203,013	2018	NAV	$25.00	Apr-22	Triple Net
Lee Highway Place Chattanooga, TN	15,600	2005	NAV	$21.00	Apr-22	Triple Net
Towne Center North Hixson, TN	89,307	2005	America’s Best Contacts & Eyeglasses	$21.00	Dec-21	Triple Net
Creek Plantation Village Hixson, TN	78,442	2009	NAV	$17.00	Apr-22	Triple Net
Boynton Ridge Plaza Ringgold, GA	61,747	2018	NAV	$25.00	Apr-22	Triple Net
8017-8021 East Brainerd Road Chattanooga, TN	10,971	1943	PT Solutions	$32.00	Nov-21	Triple Net
Average / Wtd. Avg.(3)	76,513			$22.89		Triple Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Average / Wtd. Avg. value excludes the Hamilton Crossing Property, the Hamilton Corner Property, and The Shoppes at Hamilton Place Property.

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The following tables present certain information relating to comparable retail leases for Large In Line Tier 1 and Tier 2 space at The Terrace Property:

Comparable Retail Leases (Large In Line Tier 1 and Tier 2 Space)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
The Terrace Property Chattanooga, TN	158,186(2)	1997	Various(2)	$14.70(2)	Various(2)	Triple Net
118 Shawan Road Cockeysville, MD	10,500	NAV	ULTA	$29.75	Sep-21	Triple Net
1200 Route 206 Princeton, NJ	10,800	NAV	ULTA	$30.00	Jun-21	Triple Net
4500 Dacoma Street Houston, TX	10,000	NAV	ULTA	$22.00	Oct-20	Triple Net
43 Centre Drive Central Valley, NY	9,717	NAV	ULTA	$23.00	Feb-20	Triple Net
1471 US Route 202 Wayne, NJ	16,000	NAV	Harbor Freight	$21.25	Feb-21	Triple Net
4500 Dacoma Street Houston, TX	12,500	NAV	Old Navy	$18.00	Oct-20	Triple Net
18055 Silver Parkway Fenton, MI	12,840	NAV	Old Navy	$16.00	Apr-20	Triple Net
1832 Catawba Valley Boulevard Hickory, NC	25,000	NAV	Old Navy	$12.00	Feb-19	Triple Net
Average / Wtd. Avg.(3)	13,420			$20.03		Triple Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Average / Wtd. Avg. value excludes The Terrace Property.

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The following tables present certain information relating to comparable retail leases for mini anchor space at The Terrace Property:

Comparable Retail Leases (Mini Anchor Space)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
The Terrace Property Chattanooga, TN	158,186(2)	1997	Various(2)	$14.70(2)	Various(2)	Triple Net
3174 Route 9 South Rio Grande, NJ	20,810	NAV	Harbor Freight	$10.00	Dec-21	Triple Net
5425 West Saginaw Highway Lansing, MI	24,500	NAV	TJ Maxx	$12.25	Sep-21	Triple Net
1821 Southpark Boulevard Colonial Heights, VA	21,324	NAV	Books-A-Million	$10.81	Apr-21	Triple Net
1154 Mae Street Hummelstown, PA	22,702	NAV	TJ Maxx	$9.90	Oct-20	Triple Net
Average / Wtd. Avg.(3)	22,334			$10.78		Triple Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Average / Wtd. Avg. value excludes The Terrace Property.

The following table presents certain information relating to comparable retail property sales for the Hamilton Crossing Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Hamilton Crossing Property Chattanooga, TN	98,961(2)	1987	100.0%(2)	-	-	-	$198(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Multi-Tenant Retail Mocksville, NC	7,500	2015	100.0%	Dec-21	$1,575,000	$210	$191
Willow Lake Crossing Warner Robins, GA	19,650	1998	100.0%	Sep-21	$3,800,000	$193	$187
Shelbyville Square Shelbyville, TN	18,900	2018	100.0%	Jun-21	$4,550,000	$241	$209
The Shoppes at Wolfchase Memphis, TN	34,600	2022	92.0%	Jun-21	$6,795,000	$196	$192
Average / Wtd. Avg.(4)	33,235		93.0%		$7,504,476	$189	$179
(1)	Source: appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Based on the appraised value for the Hamilton Crossing Property.
(4)	Average / Wtd. Avg. value excludes the Hamilton Crossing Property.

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The following table presents certain information relating to comparable retail property sales for The Terrace Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Terrace Property Chattanooga, TN	158,186(2)	1997	100.0%(2)	-	-	-	$187(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Average / Wtd. Avg.(4)	46,307		91.5%		$8,571,548	$181	$172
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Based on the appraised value for The Terrace property.
(4)	Average / Wtd. Avg. value excludes The Terrace Property.

The following table presents certain information relating to comparable retail property sales for The Shoppes at Hamilton Place Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Shoppes at Hamilton Place Property Chattanooga, TN	148,816(2)	2003	95.9%(2)	-	-	-	$214(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Average / Wtd. Avg.(4)	46,307		91.5%		$8,571,548	$181	$172
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Based on the appraised value for The Shoppes at Hamilton Place Property.
(4)	Average / Wtd. Avg. value excludes The Shoppes at Hamilton Place Property.

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No. 6 – Hamilton Portfolio

The following table presents certain information relating to comparable retail property sales for the Hamilton Corner Property:

Retail Sales Comparables (1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Hamilton Corner Property Chattanooga, TN	67,311(2)	1990	100.0%(2)	-	-	-	$414(3)
Ramsey Commons III Fayetteville, NC	40,999	2016	96.0%	Nov-21	$13,674,500	$334	$387
Parsons Alley Duluth, GA	19,995	2017	100.0%	Mar-20	$7,600,000	$380	$363
Hardin Station Stops Knoxville, TN	28,176	2007	100.0%	Feb-20	$9,250,000	$328	$386
Oakwood Station Oakwood, GA	27,038	2008	100.0%	Jan-20	$8,300,000	$307	$394
Average / Wtd. Avg.(4)	29,052		98.6%		$10,306,057	$334	$384
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2022.
(3)	Based on the appraised value for the Hamilton Corner Property.
(4)	Average / Wtd. Avg. value excludes the Hamilton Corner Property.

The Borrowers. The borrowers are Hamilton Corner CMBS II, LLC, Hamilton Crossing CMBS II, LLC, The Shoppes at Hamilton Place CMBS, LLC and Terrace CMBS, LLC, each a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hamilton Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and the nonrecourse carve-out guarantor is CBL & Associates Limited Partnership (“CBL”). CBL is a self-managed, self-administered, fully integrated real estate investment trust. CBL owns, develops, acquires, leases, manages, and operates regional shopping malls, outlet centers, lifestyle centers, open-air centers, and other properties. CBL’s properties are located in 24 states but are primarily in the southeastern and midwestern United States. The malls are primarily located in middle markets and generally have strong competitive positions because they are the only, or the dominant, regional mall in their respective trade areas. The borrower sponsor and certain of its affiliates filed for bankruptcy in the Southern District of Texas as a result of the borrower sponsor’s ownership of various retail properties that were negatively impacted due to the COVID-19 pandemic and restrictions imposed by state and local authorities during 2020, including several retail tenants filing bankruptcy proceedings. On November 1, 2021, the debtors emerged from bankruptcy. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Hamilton Portfolio Properties are managed by CBL & Associates Management, Inc., (“CBL Properties”) which is wholly-owned by CBL. Headquartered in Chattanooga, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 95 properties totaling 59.5 million square feet, including 57 high-quality enclosed, outlet and 30 open-air retail centers managed for third parties.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $628,712 for real estate taxes.

Tax Escrows – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $125,742.

Insurance Escrows – The borrowers are required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrowers to provide evidence to the lender that the Hamilton Portfolio Properties are insured under a blanket policy, (iii) failure by the borrowers to provide evidence of the renewal of such policies required under the terms of the Hamilton Portfolio Whole Loan documents or (iv) failure by the borrowers to provide to the lender paid receipts for the payment of all insurance premiums by no later than 10 business days following the expiration dates of the insurance policies or (v) any cancellation, termination or lapse of insurance coverage.

Replacement Reserves – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow approximately $5,836 for replacement reserves (approximately $0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow approximately $38,909 for tenant improvement and leasing commissions reserves.

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Lockbox / Cash Management. The Hamilton Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Hamilton Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers, or the property manager are required to be deposited into the lockbox account within five business days of receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hamilton Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Hamilton Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default or (ii) if the debt service coverage ratio is less than 1.20x. A Cash Sweep Period will end, with respect to clause (i) above, when such event of default is cured and with respect to clause (ii) above, when the debt service coverage ratio is greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrowers may obtain the release of any of the Hamilton Portfolio Properties at any time, provided the following conditions, among others, are met: (i) no event of default has occurred and is continuing; (ii) the related borrowers pay an amount equal to the Partial Release Price (as defined below), together with the applicable yield maintenance premium; (iii) the debt yield for the remaining Hamilton Portfolio Properties is not less than the greater of (a) the debt yield in effect immediately prior to the partial release and (b) 11.5% and (iv) the loan to value ratio for the remaining Hamilton Portfolio Properties is not greater than the lesser of (a) the loan to value ratio in effect immediately prior to the partial release and (b) 59.6%.

"Partial Release Price" means the greater of (a) 125% of the Allocated Whole Loan Amount (as defined below) for the release property and (b) 100% of the net sale proceeds received for the release property.

“Allocated Whole Loan Amount” means $19,022,936 with respect to The Shoppes at Hamilton Place Property, $17,651,376, with respect to The Terrace Property, $16,637,615 with respect to the Hamilton Corner Property and $11,688,073 with respect to the Hamilton Crossing Property.

Ground Lease. None.

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No. 7 – Green Valley Corporate Center North

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.1%	Net Rentable Area (SF):	181,434
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	KB Green Valley North, DST	Year Built / Renovated:	2000, 2002-2003 / 2021
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	95.0%
Interest Rate:	5.29000%	Occupancy Date:	7/1/2022
Note Date:	7/26/2022	4th Most Recent NOI (As of):	$3,251,460 (12/31/2019)
Maturity Date:	8/1/2032	3rd Most Recent NOI (As of):	$3,185,103 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,360,755 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(4):	$3,529,888 (TTM 3/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$5,263,512
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$1,232,255
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$4,031,257
Additional Debt(1):	Yes	UW NCF:	$3,886,332
Additional Debt Balance(1):	$15,700,000	Appraised Value / Per SF:	$61,000,000 / $336
Additional Debt Type(1):	Mezzanine	Appraisal Date:	5/16/2022

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$204
Taxes:	$62,236	$20,745	N/A	Maturity Date Loan / SF:	$204
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$500,000	Springing	$500,000	Maturity Date LTV:	60.7%
TI/LC Reserve:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.96x
Other(3):	$4,411,182	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	52.9%	Purchase Price	$61,000,000	87.1%
Mezzanine Loan(1)	15,700,000	22.4	Upfront Reserves	7,973,417	11.4
Borrower Sponsor Equity	13,753,920	19.6	Closing Costs	1,029,717	1.5
Closing Credits(5)	3,549,214	5.1
Total Sources	$70,003,134	100.0%	Total Uses	$70,003,134	100.0%
(1)	Concurrently with the origination of the Green Valley Corporate Center North Mortgage Loan (as defined below), KeyBank funded a six-month bridge loan totaling $15,700,000. For a full description, please refer to the “Subordinate and Mezzanine Debt” section below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other reserves include approximately $970,942 of tenant improvements, leasing commissions, and gap rent paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.
(4)	The increase in UW NOI from Most Recent NOI is primarily due to several new leases commencing in late 2021 or 2022, including the largest tenant P3 Health Partners executing a new lease commencing in October 2022 for an additional 23,712 square feet. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.
(5)	Closing Credits is comprised of tenant improvements, leasing commissions, and gap rent paid by the seller at origination.

The Loan. The Green Valley Corporate Center North mortgage loan (the “Green Valley Corporate Center North Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 181,434 square foot office property located in Henderson, Nevada (the “Green Valley Corporate Center North Property”). The Green Valley Corporate Center North Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Green Valley Corporate Center North Property is a 181,434 square foot suburban office property comprised of two, three-story buildings and one, two-story building located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. Situated on approximately 11.69 acres, the Green Valley Corporate Center North Property was built in 2000, 2002 and 2003, with the most recent renovation occurring in 2021. The three buildings are each multi-tenant with a total of 21 tenants leasing spaces that range in size from 1,315 to 47,373 square feet. The Green Valley Corporate Center North Property has a total of 732 parking spaces

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(approximately 4.0 parking spaces per 1,000 square feet of NRA), which are comprised of 516 uncovered surface spaces and 216 covered carport spaces. The Green Valley Corporate Center North Property was 95.0% leased as of July 1, 2022.

COVID-19 Update. As of August 10, 2022, the Green Valley Corporate Center North Property was open and operating. As of August 10, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the Green Valley Corporate Center North Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

P3 Health Partners (47,373 square feet; 26.1% of the NRA; 25.0% of underwritten base rent): P3 Health Partners is a population health management company, founded and led by physicians, that supports providers with administrative services and care coordination for Medicare Advantage patients. P3 Health Partners’ care model aggregates and supports the community’s existing healthcare resources to build a network of community providers with a focus on improving patient outcomes and lowering care costs. P3 Health Partners serves five states: Arizona, Nevada, Florida, Oregon, and California. P3 Health Partners maintains its headquarters at the Green Valley Corporate Center North Property. P3 Health Partners took occupancy at the Green Valley Corporate Center North Property in 2018 through a sublease and recently expanded its footprint by 23,712 square feet to the current 47,373 square feet through a direct lease commencing in October 2022 and expiring in July 2030. All outstanding landlord obligations and rent abatements for P3 Health Partners were reserved at origination of the Green Valley Corporate Center North Mortgage Loan. The lease contains two, five-year extension options and no early termination options. Excess cash flow is required to be swept into a reserve account 12 months prior to P3 Health Partners’ lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below).

Greenspun Media Group, LLC (25,465 square feet; 14.0% of the NRA; 15.3% of underwritten base rent): Greenspun Media Group, LLC (“Greenspun Media Group”) is a full-service media solutions provider in southern Nevada with over 70 years of journalism expertise. Greenspun Media Group publishes print and digital media in the Las Vegas Valley covering news, business, entertainment, nightlife, restaurants, personalities, shows and attractions. Greenspun Media Group was founded in 1950 by the parents of the current owner, operator and chief executive officer, Brian Greenspun. Greenspun Media Group’s publications include the Las Vegas Sun, Las Vegas Weekly, and Las Vegas Magazine. The Greenspun family developed the Green Valley Corporate Center North Property, where it has been a tenant since that time. Greenspun Media Group maintains its headquarters at the Green Valley Corporate Center North Property and has a lease expiration of June 2023, with no early termination options. Excess cash flow is required to be swept into a reserve account nine months prior to Greenspun Media Group’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below).

Far West Division, Inc. (22,438 square feet; 12.4% of the NRA; 13.8% of underwritten base rent): Far West Division, Inc. (“HCA Far West”) is a branch of HCA Healthcare (rated BBB-/B+ by S&P/Fitch), a healthcare service provider with 182 hospitals and over 2,300 sites of care, which include surgery centers, freestanding emergency rooms, urgent care centers, diagnostic and imaging centers, walk-in clinics and physician clinics. Covering locations in Nevada and California, HCA Far West offers medical services through nine hospitals and six surgical centers, providing primary, acute, tertiary and chronic care for patients. HCA Far West has occupied the Green Valley Corporate Center North Property since 2001, originally occupying 16,517 square feet and expanding by another 5,921 square feet in 2020. HCA Far West’s lease expires in September 2028, with no early termination options, and is guaranteed by Sunrise Hospital and Medical Center. Excess cash flow is required to be swept into a reserve account three months prior to HCA Far West’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below).

Environmental. According to a Phase I environmental assessment dated June 2, 2022, there was no evidence of any recognized environmental conditions at the Green Valley Corporate Center North Property.

Historical and Current Occupancy(1)
2019(2)	2020(2)	2021(2)	Current(3)
80.3%	73.7%	84.0%	95.0%
(1)	The variances from 2019 Occupancy through Current Occupancy at the Green Valley Corporate Center North Property are primarily due to a few tenants vacating in 2020, as well as the significant lease-up that occurred following the hiring of a new leasing agent in 2020.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Current Occupancy is as of July 1, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
P3 Health Partners	NR/NR/NR	47,373	26.1%	$28.80	1,364,342	25.0%	7/31/2030(4)
Greenspun Media Group	NR/NR/NR	25,465	14.0	32.75	834,081	15.3	6/30/2023
HCA Far West	NR/BBB-/B+	22,438	12.4	33.44	750,378	13.8	9/30/2028
Dermatology Management	NR/NR/NR	12,780	7.0	34.08	435,542	8.0	4/30/2026(5)
Security 1st Title of Nevada	NR/NR/NR	6,809	3.8	33.60	228,782	4.2	11/1/2025(6)
Major Tenants		114,865	63.3%	$31.46	3,613,126	66.2%

Other Tenants		57,462	31.7%	$32.08	1,843,505	33.8%

Occupied Collateral Total / Wtd. Avg.		172,327	95.0%	$31.66	5,456,631	100.0%

Vacant Space		9,107	5.0%

Collateral Total		181,434	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $121,016 through July 2023.
(4)	P3 Health Partners has two, five-year extension options.
(5)	Dermatology Management has one, five-year extension option.
(6)	Security 1st Title of Nevada has one, three-year extension option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	9,107	5.0%	NAP	NA	P	9,107	5.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		9,107	5.0%	$0	0.0%
2023	4	30,512	16.8	999,017	18.3		39,619	21.8%	$999,017	18.3%
2024	2	11,760	6.5	390,714	7.2		51,379	28.3%	$1,389,731	25.5%
2025	5	19,893	11.0	646,042	11.8		71,272	39.3%	$2,035,773	37.3%
2026	3	19,166	10.6	644,523	11.8		90,438	49.8%	$2,680,296	49.1%
2027	4	18,941	10.4	584,804	10.7		109,379	60.3%	$3,265,101	59.8%
2028	2	22,438	12.4	750,378	13.8		131,817	72.7%	$4,015,479	73.6%
2029	1	2,244	1.2	76,810	1.4		134,061	73.9%	$4,092,289	75.0%
2030	1	47,373	26.1	1,364,342	25.0		181,434	100.0%	$5,456,631	100.0%
2031	0	0	0.0	0	0.0		181,434	100.0%	$5,456,631	100.0%
2032	0	0	0.0	0	0.0		181,434	100.0%	$5,456,631	100.0%
2033 & Beyond	0	0	0.0	0	0.0		181,434	100.0%	$5,456,631	100.0%
Total	22	181,434	100.00%	$5,456,631	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $121,016 through July 2023.

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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,233,568	$4,122,720	$4,326,024	$4,479,639	$5,335,615	$29.41	91.3%
Rent Steps(4)	0	0	0	0	$121,016	0.67	2.1
Vacant Income	0	0	0	0	295,067	1.63	5.0
Gross Potential Rent	$4,233,568	$4,122,720	$4,326,024	$4,479,639	$5,751,698	$31.70	98.4%
Total Reimbursements	102,545	114,169	154,885	139,576	46,649	0.26	0.8
Parking Income	79,340	72,225	41,738	85,259	45,000	0.25	0.8
Other Income	0	0	66,589	60,975	0	0.00	0.0
Net Rental Income	$4,415,453	$4,309,113	$4,589,236	$4,765,449	$5,843,347	$32.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(579,835)	(3.20)	(9.9)
Effective Gross Income	$4,415,453	$4,309,113	$4,589,236	$4,765,449	$5,263,512	$29.01	90.1%
Total Expenses	$1,163,993	$1,124,010	$1,228,481	$1,235,561	$1,232,255	$6.79	23.4%
Net Operating Income	$3,251,460	$3,185,103	$3,360,755	$3,529,888	$4,031,257	$22.22	76.6%
Total TI/LC, Capex/RR(5)	0	0	0	0	144,925	0.80	2.8
Net Cash Flow	$3,251,460	$3,185,103	$3,360,755	$3,529,888	$3,886,332	$21.42	73.8%
(1)	TTM represents the trailing 12 months ending March 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to several new leases commencing in late 2021 or 2022, including the largest tenant P3 Health Partners executing a new lease commencing in October 2022 for an additional 23,712 square feet.
(4)	Underwritten Rent Steps include contractual rent increases through July 2023.
(5)	Underwritten Total TI/LC, Capex/RR includes a credit of $350,000 (approximately $1.93 per square foot) associated with the upfront TI/LC and replacement reserve deposits in the aggregate amount of $3,500,000 (approximately $19.29 per square foot).

The Market. The Green Valley Corporate Center North Property is located in Henderson, Clark County, Nevada, within the Las-Vegas-Henderson-Paradise, NV metropolitan statistical area and approximately 15 miles southwest of the Las Vegas central business district. The Green Valley Corporate Center North Property is situated immediately north of the 215 Beltway at the intersection with Green Valley Parkway. Less than five miles to the east, the 215 Beltway connects with Interstate 515, a six-lane freeway that intersects with Interstate 15 near downtown Las Vegas. The immediate area primarily consists of residential uses with significant office, retail, and casino development along the arterials. The Green Valley Ranch Resort Spa and Casino is located at the southwest quadrant of the intersection of Green Valley Parkway and 215 Beltway and includes a 54,000 square foot casino, a 600-room hotel and 9,000 square feet of meeting space. The District at Green Valley Ranch, which is located next to the Green Valley Ranch Resort Spa and Casino, features over 50 retail shops and restaurants, 88 condominium residences and additional office space above the retail shops, and a three-story office building.

According to a third-party market research report, as of the second quarter of 2022, the Las Vegas office market had an inventory of approximately 67.8 million square feet, overall vacancy in the market of approximately 10.4% and average asking rent of $25.90 per square foot. As of the second quarter of 2022, the South Las Vegas office submarket had an inventory of approximately 13.5 million square feet, overall vacancy of approximately 10.4% and average asking rent of $26.83 per square foot, with average rents growing by 6.2% over the trailing 12-month period. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 16,269, 153,416 and 319,042, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $88,755, $78,231 and $74,637, respectively.

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The following table presents certain information relating to comparable office leases for the Green Valley Corporate Center North Property:

Comparable Office Leases(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Green Valley Corporate Center North Henderson, NV	2000, 2002-2003	181,434(2)	Various	Various	$31.66(2)	Various	Various	Various
Green Valley Corporate Center Henderson, NV	2001	88,673	Art Institute Las Vegas	20,205	$27.00	Dec-17	7.1 Yrs.	Modified Gross
Commerce on The Green Henderson, NV	2004	60,499	Debt Trader	5,945	$37.56	May-19	7.3 Yrs.	Modified Gross
Credit Union 1 Plaza Henderson, NV	2007	42,985	Dignity Select	2,298	$24.00	Jul-21	5.0 Yrs.	NNN
Paseo Verde Office Henderson, NV	2003	113,250	Speakeasy Therapy Services, LLC	9,758	$25.80	Apr-20	11.0 Yrs.	NNN
Gardner Plaza Henderson, NV	2020	47,577	Ticor	5,788	$24.00	Jan-21	5.0 Yrs.	NNN
Parkway Medical Office Henderson, NV	1997	88,958	Ageless Men’s Health	3,257	$25.80	Jan-18	5.0 Yrs.	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2022, with rent steps of approximately $121,016 through July 2023.

The Borrower. The borrower is KB Green Valley North, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower has master leased the Green Valley Corporate Center North Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Green Valley Corporate Center North Mortgage Loan and, upon an event of default under the Green Valley Corporate Center North Mortgage Loan documents, the lender has the right to cause the termination of the master lease. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Green Valley Corporate Center North Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Green Valley Corporate Center North Mortgage Loan is Jeffrey A. Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio of 95 office, medical, and retail properties spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. With the acquisition of 26 properties totaling approximately $680 million in 2021, Kingsbarn surpassed $1 billion in total assets under management. For information regarding the bankruptcy and foreclosure actions related to the borrower sponsor and nonrecourse carve-out guarantor, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Green Valley Corporate Center North Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,000,000 for tenant improvements and leasing commissions, $2,428,521 for outstanding tenant improvements and leasing commissions related to the tenant P3 Health Partners, $1,011,719 for gap rent or rent abatements related to the tenants P3 Health Partners, Security 1st Title of Nevada, Cemex, Cleanspark, NV State Board of Osteopathic Medicine and Ross Law Group, Inc., $500,000 for replacement reserves, and approximately $62,236 for real estate taxes. Additionally, the seller deposited into escrow with the title company approximately $970,942 for tenant improvements, leasing commissions, and gap rent and the escrow has been collaterally assigned to the lender.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $20,745.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Green Valley Corporate Center North Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the next ensuing payment date after the balance of the replacement reserve falls below $250,000 and on each payment date thereafter until the balance of the replacement reserve is at least $500,000 (the “Replacement Reserve Cap”), the borrower will be required to escrow monthly the amount of $6,776 for replacement reserves (equal to approximately $0.45 per square

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foot annually). Following the balance of the replacement reserve reaching the Replacement Reserve Cap, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $250,000.

TI/LC Reserve – On the next ensuing payment date after the balance of the TI/LC reserve falls below $2,250,000 and on each payment date thereafter until the balance of the replacement reserve is at least $3,000,000 (the “TI/LC Reserve Cap”), the borrower will be required to escrow monthly the amount of $22,679 for TI/LC reserves (equal to approximately $1.50 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will not resume until the balance of the TI/LC reserve again falls below $2,250,000.

Lockbox / Cash Management. The Green Valley Corporate Center North Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Green Valley Corporate Center North Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and are required to be applied and disbursed in accordance with the Green Valley Corporate Center North Mortgage Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be held by the lender as additional security for the Green Valley Corporate Center North Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Green Valley Corporate Center North Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Green Valley Corporate Center North Mortgage Loan documents based on the trailing three-month period is less than 1.25x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.30x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Greenspun Media Group, HCA Far West, or P3 Health Partners, any successor or assign thereof as tenant under the respective lease, any subsequent tenant under a replacement lease, or any corporate parent (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) nine months prior to the expiration date of the Greenspun Media Group lease, (b) three months prior to the expiration date of the HCA Far West lease, (c) 12 months prior to the expiration date of the P3 Health Partners lease, and (d) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding three months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Green Valley Corporate Center North Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Green Valley Corporate Center North Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding four months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding four months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

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Subordinate and Mezzanine Debt. KeyBank holds a $15,700,000, six-month, floating rate bridge loan (the “Green Valley Bridge Loan”) secured by a pledge of the DST depositor’s interests in the related borrower. Although it is called a mezzanine loan in the related Mortgage Loan documents, the Green Valley Bridge Loan does not include a pledge of any interests in the DST signatory trustee or the master tenant. In turn, this means that the Green Valley Bridge Loan is secured only by a pledge of the economic interest in the related borrower. The Green Valley Bridge Loan carries an interest rate of SOFR plus 5.500% and has a final maturity date of January 26, 2023, which is not coterminous with the Green Valley Corporate Center North Mortgage Loan. Moreover, no monthly payments are due and the principal balance of the Green Valley Bridge Loan must be paid down to a balance of (a) $10,205,000 on or before October 24, 2022, (b) $7,850,000 on or before November 23, 2022, and (c) $3,925,000 on or before December 23, 2022, with all remaining unpaid principal and all accrued interest due at the final maturity date. Given the nature of the Green Valley Bridge Loan and its short duration, KeyBank did not enter into an intercreditor agreement. Any failure to pay the Green Valley Bridge Loan is a full recourse trigger against Mr. Pori under the Green Valley Bridge Loan documents.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.3%	Net Rentable Area (SF):	1,443,573
Loan Purpose(2):	Acquisition	Location(4):	Various
Borrower:	AGNL Stamping, L.L.C.	Year Built / Renovated(4):	Various / 2017
Borrower Sponsor:	Angelo, Gordon & Co., L.P.	Occupancy:	100.0%
Interest Rate:	5.53000%	Occupancy Date:	7/29/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,333,283
Call Protection(3):	L(24),YM1(1),DorYM1 (88),O(7)	UW Expenses:	$86,666
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,246,618
Additional Debt(1):	Yes	UW NCF:	$3,960,141
Additional Debt Balance(1):	$11,000,000	Appraised Value / Per SF:	$67,300,000 / $47
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/16/2022

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$28
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$28
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	60.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$41,000,000	60.0%	Purchase Price(2)	$67,150,000	98.3%
Sponsor Equity	27,338,000	40.0	Closing Costs	1,188,000	1.7
Total Sources	$68,338,000	100.0%	Total Uses	$68,338,000	100.0%
(1)	The Autokiniton Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $41.0 million (the “Autokiniton Industrial Portfolio Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the Autokiniton Industrial Portfolio Whole Loan.
(2)	The Autokiniton Industrial Portfolio Whole Loan was acquisition financing for the borrower sponsor as the Autokiniton Industrial Portfolio Properties (as defined below) were acquired in March 2022 in an all-cash transaction and previously unencumbered.
(3)	Defeasance of the Autokiniton Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Autokiniton Whole Loan to be securitized and (b) July 29, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.
(4)	See “The Properties” section below.
(5)	The Autokiniton Industrial Portfolio Properties were acquired in a sale leaseback in March 2022. As such, no historical operating history is available.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Autokiniton Industrial Portfolio mortgage loan (the “Autokiniton Industrial Portfolio Mortgage Loan”) is part of the Autokiniton Industrial Portfolio Whole Loan with an original principal balance of $41,000,000. The Autokiniton Industrial Portfolio Whole Loan is secured by first lien mortgages on the borrower’s fee interests in two industrial properties totaling 1,443,573 square feet (each, an “Autokiniton Industrial Portfolio Property” and, collectively, the “Autokiniton Industrial Portfolio Properties” or the “Autokiniton Industrial Portfolio”). The Autokiniton Industrial Portfolio Whole Loan consists of two pari passu notes and accrues interest at a rate of 5.53000% per annum. The Autokiniton Industrial Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1 with an original principal balance of $30,000,000, will be included in the BBCMS 2022-C17 securitization trust. The non-controlling Note A-2 is currently held by an affiliate of Barclays and is expected to be contributed to one or more future securitization trusts. The Autokiniton Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
Note A-2(1)	$11,000,000	$11,000,000	An affiliate of Barclays	No
Whole Loan	$41,000,000	$41,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Autokiniton Industrial Portfolio is comprised of two single-tenant manufacturing properties totaling 1,443,573 square feet located in Elkton, Michigan and Bardstown, Kentucky. The Autokiniton Industrial Properties are both 100% occupied by Tower Automotive Operations USA I, LLC (“Tower Automotive”), a wholly-owned subsidiary of Autokiniton US Holdings, Inc. (“Autokiniton”). The Autokiniton Industrial Portfolio Properties are heavy manufacturing plants where Tower Automotive operates large welding and assembly plants dedicated to producing complex automotive assemblies.

The Autokiniton Industrial - Elkton property is a 1,027,033 square foot manufacturing facility and is the largest stamping facility within Autokiniton’s global manufacturing footprint, based on numbers of stampings produced, volume of parts, platforms served, and the number and range of presses installed. The facility was built in 1950 and renovated in 2017 and features ceiling heights from 20 to 56 feet and 27 loading doors (includes drive-in doors, dock-high doors and rail doors). The Autokiniton Industrial - Elkton property has 63 presses with robotics plus a unique hot stamping press (per the borrower sponsor an estimated $15 million of tenant capital investment) for a total investment across the Autokiniton Industrial Portfolio Properties in excess of an estimated $250 million, per the borrower sponsor. Tower Automotive has invested in the facility several times during its occupancy, adding new stamping lines, including a hot stamping line (one of two Autokiniton facilities with hot stamping capabilities) in 2015 and a high-speed line in 2016. Per the borrower sponsor, Tower Automotive has invested approximately $2.6 million in the facility recently, including major electrical upgrades (approximately $2.0 million) in 2018. The facility operates six days per week on three shifts with 400 employees. Raw material and finished goods are received and shipped via 140 trucks and 15 rail cars per day.

The Autokiniton Industrial - Bardstown property is a 416,540 square foot manufacturing facility that sits on approximately 38 acres of land, located 30 miles south of Louisville, Kentucky. The facility was built in 1994 and renovated in 2017 and features ceiling heights from 24 to 39 feet and 35 loading doors (includes drive-in doors, dock-high doors and rail doors). The Autokiniton Industrial - Bardstown property has 19 transfer and progressive presses with 95 robots ranging in size from 150 to 2,000 tons and there are 117 assembly lines, representing substantial tenant investment in this location. Per the borrower sponsor, since 2014 approximately $24.2 million in capital improvements were completed at the facility. Operations at the Autokiniton Industrial - Bradstown property run five days per week on three shifts with 475 employees producing parts directly for car manufactures as well as parts which are further processed at other sister plants. Over eight million parts (over 4,000 SKUs) are shipped to over 72 customers per month with 121 customer dock locations. Finished goods are shipped in over 6,500 separate containers via 80 trucks per day.

The following table presents detailed information with respect to each of the Autokiniton Industrial Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Year Built/ Renovated	Total Sq. Ft.(1)	As-Is Appraised Value	Occ. (%)(1)	% of Allocated Loan Amount	% of UW NOI
Autokiniton Industrial - Elkton	Elkton, MI	Manufacturing	$26,988,113	1950 / 2017	1,027,033	$44,300,000	100.0%	65.8%	66.7%
Autokiniton Industrial - Bardstown	Bardstown, KY	Manufacturing	$14,011,887	1994 / 2017	416,540	$23,000,000	100.0%	34.2%	33.3%
Total / Wtd. Avg.			$41,000,000		1,443,573	$67,300,000	100.0%	100.0%	100.0%
(1)	Information based on the underwritten rent roll dated July 29, 2022.

COVID-19 Update. As of the date of August 10, 2022, the Autokiniton Industrial Portfolio Properties were open and operating. Rent collections for the Autokiniton Industrial Portfolio Properties were 100.0% through the COVID-19 pandemic. As of August 10, 2022, the Autokiniton Industrial Portfolio Whole Loan is not subject to any modification or forbearance requests.

Major Tenant.

Tower Automotive (1,443,573 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Tower Automotive manufactures automotive structural metal components and assemblies, primarily serving original equipment manufacturers with body-structure stampings, frame and structural designs, and complex welded assemblies for small and large cars, crossovers, pickups, and sport utility vehicles. Acquired in 2019, Tower Automotive is a wholly-owned subsidiary of Autokiniton which fully guarantees the leases at both of the Autokiniton Industrial Portfolio Properties. Autokiniton has over 30 manufacturing and design facilities located throughout the United States and supplies propulsion-agnostic, structural automotive components and assemblies offering customers end-to-end engineering, manufacturing, and in-house logistics. Approximately 80% of Autokiniton’s revenue comes from safety-critical structural components and assemblies including bumpers, seat structures, dash panels, wheel-house assembly, roof structures, with the remaining 20% coming from chassis and frames. Autokinition’s customer base represents major automotive manufactures across vehicle types, including Ford, Toyota, GM, Chevrolet, Acura, Volkswagen, Buick, Jeep, BMW, FCA, Cadillac, Infiniti, Dodge, Lincoln, Chrysler, Volvo, GMC, Mercedes-

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Benz, Honda, Nissan and Rivian.

The borrower sponsor acquired the Autokinton Industrial Portfolio Properties in March 2022 and subsequently leased back the Autokinition Industrial Portfolio Properties to Tower Automotive under 17-year NNN leases, which are guaranteed by Autokiniton and include 2.15% annual rent increases throughout the term. The current leases do not provide any termination or contraction options and include two, 10-year renewal options.

Environmental. According to a Phase I environmental assessment dated November 5, 2021, there was no evidence of any recognized environmental conditions at the Autokiniton Industrial - Bardstown Property.

According to a Phase I environmental assessment dated November 17, 2021, there were recognized environmental conditions (each a “REC”) identified at the Autokiniton Industrial - Elkton Property. A Phase II assessment subsequently was conducted on March 15, 2022. The Phase I noted various RECs relating to the long industrial history of the site, including Polychlorinated Biphenyl (“PCB”) impacts on and migrating off-site, and the potential for impacts from off-site bulk oil storage and gasoline facilities. The Phase II ESA detected volatile organic compounds and metals above the Michigan Environment, Great Lakes and Energy (“EGLE”) Generic Residential Cleanup Criteria in certain areas of the property. The Phase II report concluded that the property was a “facility” under Michigan law and recommended that a Baseline Environmental Assessment (“BEA”) be prepared within 45 days of the borrower’s acquisition of the property, submitted to EGLE within six months of the change in ownership of the property and a due care plan be prepared so that the borrower could avail itself of the exemption for liability under Michigan law with respect to the identified contamination under Michigan’s Part 201 program. A BEA and Due Care plan have been prepared to address the environmental impacts to the subject site. No further investigation has been recommended at this time. An opinion of probable cost was prepared to address the remediation of the PCB contamination and other contingent impacts on-site. A $1.65 million letter of credit was provided by the tenant to secure its PCB remediation obligations which has been collaterally assigned to the lender. In addition, the tenant obtained a $20 million pollution legal liability (“PLL”) insurance policy for a 10-year term. The tenant is obligated to renew or extend the PLL insurance policy for another term if the PCB remediation is not completed prior to the end of the initial PLL insurance policy term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of July 29, 2022.

Lease Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Tower Automotive (Elkton)	NR/NR/NR	1,027,033	71.1%	$2.96	$3,042,432	66.7%	4/30/2039(3)
Tower Automotive (Bardstown)	NR/NR/NR	416,540	28.9	$3.65	1,518,919	33.3	4/30/2039(3)
Occupied Collateral Total / Wtd. Avg.		1,443,573	100.0%	$3.16	$4,561,351	100.0%
Vacant Space		0	0.0%
Collateral Total		1,443,573	100.0%

(1)	Based on the underwritten rent roll dated July 29, 2022.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $96,005 of contractual rent steps through April 1, 2023.
(3)	Tower Automotive has two, 10-year renewal options at both Autokiniton Industrial Portfolio Properties.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	$0	NAP	0	0.0%	$0	0.0%
2022 & MTM	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	2	1,443,573	100.0	$4,561,351	100.0%	1,443,573	100.0%	$4,561,351	100.0%
Total	2	1,443,573	100.0%	$4,561,351	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $96,005 of contractual rent steps through April 1, 2023.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$4,465,346	$3.09	97.9%
Rent Steps(3)	96,005	0.07	2.1
Vacant Income	0	0.00	0.0
Gross Potential Rent	$4,561,351	$3.16	100.0%
Total Reimbursements	0	0.00	0.0
Total Other Income	0	0.00	0.0
Net Rental Income	$4,561,351	$3.16	100.0%
(Vacancy/Credit Loss)	228,068	0.16	5.0
Effective Gross Income	$4,333,283	$3.00	95.0%
Total Expenses	86,666	0.06	2.0
Net Operating Income	$4,246,618	$2.94	98.0%
Total TI/LC, Capex/RR	286,477	0.20	6.6
Net Cash Flow	$3,960,141	$2.74	91.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent is based on the underwritten rent roll as of July 29, 2022.
(3)	Rent Steps totaling $96,005 are taken through April 1, 2023.

The Markets. The Autokiniton Industrial - Elkton property is located in Huron County, Michigan within the Huron, Tuscola, Sanilac Counties market and Bay City metropolitan statistical area (“MSA”). According to the Bureau of Labor Statistics, the service industry is the largest employer in Huron County, employing approximately 38.2% of the workforce, compared to Michigan’s service industry which employs approximately 46.2% of the workforce. The second-largest industry is manufacturing, employing approximately 19.9% of the workforce, compared to Michigan’s manufacturing industry which employs approximately 18.3% of the workforce. Employers within the Bay City MSA include Bay Regional Medical Center, Dow Corning Corp, and Delta Colle. Two other attributes of the area include below-average single-family home prices and below-average employment volatility, which provide potential demand drivers for the nearby area. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Autokiniton Industrial - Elkton was 893, 1,294, and 3,364, respectively. The 2021 average household income within the same radii was $52,060, $57,539, and $62,546, respectively.

According to the appraisals, as of the first quarter of 2022, the Huron, Tuscola, Sanilac Counties market consisted of approximately 5,643,792 square feet of industrial space. The market has a triple net asking rent of $3.34 per square foot and an occupancy of 94.6%.

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No. 8 – Autokiniton Industrial Portfolio

The Autokiniton Industrial - Bardstown property is located in Nelson County within the Bardstown, Kentucky micropolitan statistical area and the larger Louisville MSA. The Autokiniton Industrial - Bardstown property has access to the Louisville MSA and greater regional area via Interstate 65 which is approximately 15 miles from the subject property. Additionally, tourism has become a major part of the economy. Bardstown is the official starting point of the Kentucky Bourbon Trail and has many distilleries in close proximity, including Jim Bean, Knob Creek, Four Roses and Makers Mark. Major employers within the Louisville MSA include Ford Motor Company, Humana Inc., Norton Healthcare, Amazon.com, GE Appliances, and the Kroger Company. The University of Louisville, which employs nearly 5,000 people and enrolls about 23,000 students each year, is also located in this area. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Autokiniton Industrial - Bardstown was 3,204, 18,300, and 27,192, respectively. The 2021 average household income within the same radii was $80,163, $75,939, and $79,112, respectively.

According to the appraisals, as of the first quarter of 2022, the Nelson County market consisted of approximately 3,680,923 square feet of industrial space. The market has a triple net asking rent of $8.00 per square foot and an occupancy of 99.8%.

The Borrower. The borrower is AGNL Stamping, L.L.C. a special-purpose, bankruptcy-remote Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Autokiniton Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Angelo, Gordon & Co., LP. (“Angelo Gordon”), and the non-recourse carveout guarantors are AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. Angelo Gordon is a privately-held registered investment advisor dedicated to alternative investing. The firm was founded in 1988 and currently manages approximately $48 billion. Angelo Gordon has experience in a broad range of absolute return strategies for both institutional and high net worth investors. Angelo Gordon began investing in commercial real estate in 1993 and currently manages a portfolio of over $13 billion in real estate assets. With 550+ employees in New York, Los Angeles, San Francisco, Hong Kong, Seoul, Tokyo, Amsterdam, Frankfurt, Milan, and Singapore, Angelo Gordon has a global view of the market. Additionally, Angelo Gordon’s Net Lease Group (AGNL) provides real estate sale-leaseback financing to owner-occupiers of corporate real estate, and is currently investing its fourth fund, totaling approximately $1 billion of equity.

Property Management. The Autokiniton Industrial Portfolio Properties are currently self-managed by Tower Automotive.

Escrows and Reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period. To the extent that (i) the Tower Automotive lease or a replacement lease acceptable to the lender is in full force and effect and is a triple net lease, (ii) the applicable tenant pays taxes directly and is obligated to reimburse the borrower for the cost of taxes and (iii) the borrower provides the lender with evidence of the tenant’s payment, then the borrower’s obligation to make monthly deposits in the tax escrow is waived.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the borrower (i) maintains a blanket policy meeting the requirements, or (ii) to the extent that (x) the Tower Automotive lease or a replacement lease that is acceptable to the lender is in full force and effect and is a triple net lease, (y) the tenant insurance policy is acceptable to the lender and fully complies with the tenant’s lease and (iii) the borrower provides the lender with evidence of the tenant’s payment, then the borrower’s obligation to make monthly deposits in the insurance escrow is waived.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve an amount equal to $0.10 per square foot per annum (approximately $12,030). To the extent that (i) the Tower Automotive lease or a replacement lease acceptable to the lender is in full force and effect and is a triple net lease, (ii) the applicable tenant is obligated to perform or reimburse the borrower for the cost of replacements per the terms of its lease and (iii) the tenant is not in default of such obligation to pay or perform replacements pursuant to the terms of its lease, then the borrower’s obligation to make monthly deposits in the replacement reserve is waived.

Lockbox / Cash Management. The Autokiniton Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the manager are required to be deposited in such lockbox account no later than two business days following receipt. All funds deposited into the lockbox are required to be released to the borrower, on each business day, unless a Trigger Period (as defined below) exists. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Autokiniton Industrial Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Autokiniton Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Autokiniton Industrial Portfolio Whole Loan.

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No. 8 – Autokiniton Industrial Portfolio

A “Trigger Period” means a period of time (a) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Material Tenant Trigger Event (as defined below); and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such even of default, (y) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with respect to clause (iii) above, the occurrence of a Material Tenant Cure (as defined below).

A “Material Tenant Trigger Event” means the occurrence of any of the following events: (i) Tower Automotive, or any other tenant that accounts for more than 25% of the rentable square footage of the Autokiniton Industrial Portfolio Properties (a “Material Tenant”), terminates or surrenders its lease in violation of the terms of its lease, (ii) Material Tenant goes dark or ceases operations or use of the demised premise in violation of the terms and provisions of its lease, (iii) Material Tenant becomes the subject (or its parent company or lease guarantor becomes the subject) of a bankruptcy or insolvency proceeding or (iv) an event of default occurs under a Material Tenant’s lease beyond all applicable notice and cure periods thereunder which results in an actual termination of such lease.

A “Material Tenant Cure” will occur upon (a) with respect to clause (i), (ii), (iii) and (iv) above, (x) the applicable Autokiniton Industrial Portfolio Properties have been re-leased to a tenant acceptable to the lender or (y) the amount of cash or letter of credit on deposit with the lender in the excess cash reserve account equals or exceeds the Material Tenant Cure Amount (as defined below), (b) with respect to clause (ii) above, such Material Tenant reoccupying the space demised to it under its lease in accordance with the terms of the applicable lease and no monetary event of default under such lease is then outstanding, (c) with respect to clause (iii) above, (x) the Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease and no monetary event of default under such lease is then outstanding or (y) if the Material Tenant’s lease is assumed or assigned to a tenant acceptable to the lender and the bankruptcy court has issued an order approving the Material Tenant’s reorganization plan. A replacement tenant will be deemed acceptable to lender if such replacement tenant has creditworthiness and a reputation substantially similar to that of Tower Automotive as of the origination date and otherwise complying with the terms and conditions of the Autokiniton Industrial Portfolio Whole Loan documents and all applicable laws. A replacement lease with such replacement tenant must be approved by lender (such approval not to be unreasonably withheld, conditioned or delayed).

The “Material Tenant Cure Amount” means (i) if deposited monthly or annually, $180,446.63 per month or $2,165,359.50 per annum, capped at 24 months or two years of such deposits, or (ii) if deposited one time within ten Business Days of a Material Tenant Trigger Event, $2,887,146.00.

Subordinate and Mezzanine Debt. The borrower is permitted the one-time right to incur a future mezzanine loan after July 29, 2024, subject to the satisfaction of the requirements set forth in the Autokiniton Industrial Portfolio Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no greater than the loan-to-value ratio at origination; (iii) the actual combined debt service coverage ratio based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no less than the debt service coverage ratio at origination; (iv) the actual combined net cash flow debt yield based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no less than the net cash flow debt yield at origination; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – 2100 Wharton Street

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No. 9 – 2100 Wharton Street

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No. 9 – 2100 Wharton Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,500,000	Title:	Fee
Cut-off Date Principal Balance:	$29,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	241,305
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrowers:	Wharton Lender Associates, LP and L&A Lender Associates, LP	Year Built / Renovated:	1924 / 2014
Borrower Sponsors:	Alan Ades, Maurice Ades, Robert Ades and Aaron Stauber	Occupancy(1):	86.2%
Interest Rate:	5.78000%	Occupancy Date:	6/1/2022
Note Date:	7/1/2022	4th Most Recent NOI (As of):	$2,373,056 (12/31/2019)
Maturity Date:	7/6/2032	3rd Most Recent NOI (As of):	$2,596,984 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,728,284 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,590,005 (TTM 5/31/2022)
Original Amortization Term:	None	UW Economic Occupancy(1):	87.4%
Amortization Type:	Interest Only	UW Revenues:	$5,279,278
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$2,260,686
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$3,018,592
Additional Debt:	No	UW NCF:	$2,754,895
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$49,900,000 / $207
Additional Debt Type:	N/A	Appraisal Date:	5/19/2022

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$134,240	$22,373	N/A	Maturity Date Loan / SF:	$122
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$4,022	N/A	Maturity Date LTV:	59.1%
TI/LC Reserve:	$500,000	$22,120	$1,100,000	UW NCF DSCR:	1.59x
Immediate Repairs Reserve::	$16,750	$0	N/A	UW NOI Debt Yield:	10.2%
Other Reserves(4):	$717,788	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,500,000	100.0%	Payoff	$17,879,220	60.6%
			Return of Equity	9,719,372	32.9
			Upfront Reserves	1,368,778	4.6
			Closing Costs	532,631	1.8
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%
(1)	Occupancy and UW Economic Occupancy exclude the square footage and income from a dark tenant who leases 4.0% of space but is still paying rent.
(2)	The increase between Most Recent NOI and UW NOI is primarily due to recent leasing including new leases signed by, among others, Allegheny County – Dept of Aging, County of Allegheny – Youth, and Accuro Solutions, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves represent an unfunded obligations reserve equal to $663,908 and a free rent reserve equal to approximately $53,880.

The Loan. The 2100 Wharton Street mortgage loan is evidenced by a promissory note in the original principal amount of $29,500,000 (the “2100 Wharton Street Mortgage Loan”). The 2100 Wharton Street Mortgage Loan is secured by a first lien fee mortgage encumbering a 241,305 square foot office property located in Pittsburgh, Pennsylvania (the “2100 Wharton Street Property”). The 2100 Wharton Street Mortgage Loan has a 10-year term and is interest-only for the full term.

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No. 9 – 2100 Wharton Street

The Property. The 2100 Wharton Street Property is a 241,305 square foot seven-story office property located in Pittsburgh, Pennsylvania approximately two miles southeast of the Pittsburgh central business district. The 2100 Wharton Street Property has easy accessibility to the University of Pittsburgh, Carnegie Mellon and UPMC. The 2100 Wharton Street Property was built in 1924, renovated in 2014, and is situated on a 2.23-acre site. Since acquiring the 2100 Wharton Street Property in 2012 when occupancy was much lower, the borrower sponsors have invested approximately $11.0 million ($45.38 per square foot) in capital expenditures, tenant improvements, and leasing commissions. Common amenities include a conference room and fitness center located in the basement. The 2100 Wharton Street Property features lab space in approximately 15% of the square footage. There is also 13,620 square feet (5.6% of net rentable area) of storage space which is utilized by some of the existing tenants. Furthermore, the 2100 Wharton Street Property features 197 on-site surface parking spaces (approximately 0.87 spaces per 1,000 square feet). The parking lot is located along the west side of South 22nd Street, just north of the 2100 Wharton Street Property.

As of June 1, 2022, the 2100 Wharton Street Property was 86.2% occupied by 17 tenants. Average historical occupancy since 2016 is approximately 90.1%.

COVID-19 Update. As of August 10, 2022, the 2100 Wharton Street Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

Krystal BioTech Inc (51,062 square feet; 21.2% of NRA; 24.1% of underwritten base rent): Krystal BioTech Inc (NASDAQ: KRYS) is a clinical-stage gene therapy company that specializes in developing treatments for skin diseases. Krystal BioTech Inc develops topical and intradermal novel therapies for rare and orphan dermatological indications. Krystal BioTech Inc has been a tenant at the 2100 Wharton Street Property since 2016, when it signed a 17-month lease. Since its initial lease, Krystal BioTech Inc has extended its lease term five times and expanded seven times and has a current lease expiration of October 2031. Krystal BioTech Inc has substantially improved its space at its own expense with significant areas of lab space.

Tobii Dynavox Systems, Inc. (50,610 square feet; 21.0% of NRA; 24.3% of underwritten base rent): Tobii Dynavox Systems, Inc. (“Tobii Dynavox”) specializes in assistive technology for communication. Tobii Dynavox designs communication aids and corresponding support systems for people with disabilities such as cerebral palsy, ALS, autism, and aphasia. Tobii Dynavox has approximately 500 employees worldwide and has offices in six different countries across Europe, Asia, and North America. Tobii Dynavox has been a tenant at the 2100 Wharton Street Property since 1994, when it signed a 60-month lease. Included in the leased square footage is approximately 6,816 square feet of storage space. Since its initial lease, Tobii Dynavox has extended its lease term seven times, expanded nine times and currently has a lease expiration of September 2027.

Allegheny County – Dept of Aging (34,423 square feet; 14.3% of NRA; 18.4% of underwritten base rent): The Allegheny County Dept of Aging assists Allegheny County residents over the age of 60 to live safe, healthy, and independent lives. The Allegheny County Dept of Aging has been a tenant at the 2100 Wharton Street Property since 2013, when it commenced a 10-year lease. The tenant has recently extended it lease by approximately 127 months, resulting in a current lease expiration of December 2033. During its initial term only (initial term expires May 31, 2023), the tenant has termination rights if the program loses funding, upon 270 days if the entire premises is terminated or upon 180 days if less than 50% of the premises is terminated with a termination fee based on a pro-rated share of (i) approximately $324,919 (the total reduced rent during the first 12 months of the term), (ii) the cost of the refurbishment allowance (if applicable), (iii) the cost of the landlord’s work, plus (iv) brokerage commission expenses. The foregoing is prorated if a portion of the premises is terminated. Another Allegheny County department, County of Allegheny – Youth, occupies 17,723 square feet (7.3% of net rentable area) at the 2100 Wharton Street Property. Together, County of Allegheny occupies 52,146 square feet (21.6% of net rentable area).

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
91.6%	88.0%	90.9%	86.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of June 1, 2022. Current occupancy excludes the square footage and income from a dark tenant who leases 4.0% of space but is still paying rents.

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No. 9 – 2100 Wharton Street

The following table presents a summary regarding the major tenants at the 2100 Wharton Street Property:

Top Tenant Summary(1)
Tenant		Net Rentable Area (SF)		UW Base Rent PSF	UW Base Rent
	Ratings (Moody’s/S&P/Fitch)		% of Total NRA			% of Total UW Base Rent	Lease Expiration Date
Krystal BioTech Inc	NR/NR/NR	51,062	21.2%	$21.96	$1,121,105	24.1%	10/31/2031
Tobii Dynavox Systems, Inc.	NR/NR/NR	50,610	21.0	$22.33	1,129,994	24.3	9/30/2027
Allegheny County – Dept of Aging(2)	Aa3/AA-/A	34,423	14.3	$24.86	855,859	18.4	12/31/2033
Biohaven Pharmaceuticals	NR/NR/NR(3)	19,769	8.2	$21.28	420,684	9.0	10/31/2024
County of Allegheny – Youth	Aa3/AA-/A	17,723	7.3	$19.37	343,224	7.4	12/31/2033
Greycourt Co., Inc.	NR/NR/NR	10,786	4.5	$23.50	253,471	5.4	1/31/2026
Primanti Corporation	NR/NR/NR	7,883	3.3	$21.52	169,661	3.6	6/30/2025
Accuro Solutions LLC	NR/NR/NR	5,708	2.4	$23.97	136,821	2.9	10/31/2031
Arkos Health (Curavi)(4)	NR/NR/NR	4,639	1.9	$25.03	116,113	2.5	9/30/2022
Think Communications, Inc.	NR/NR/NR	2,017	0.8	$25.66	51,756	1.1	5/31/2024
Major Tenants		204,620	84.8%	$22.47	$4,598,688	98.8%

Other Tenants		3,437	1.4%	$16.52	$56,793	1.2%

Occupied Collateral Total / Wtd. Avg.		208,057	86.2%	$22.38	$4,655,481	100.0%

Vacant Space		33,248	13.8%

Collateral Total		241,305	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2022.
(2)	During the initial term only (initial term expires May 31, 2023), Allegheny County – Dept of Aging has termination rights if the program loses funding, upon 270 days’ notice if the entire premises is terminated or upon 180 days if less than 50% of the premises is terminated with a termination fee based on a prorated share of (i) approximately $324,919 (the total reduced rent during the first 12 months of the term), (ii) the cost of the refurbishment allowance (if applicable), (iii) the cost of the landlord's work, plus (iv) brokerage commission expenses. The foregoing is prorated if a portion of the premises is terminated.
(3)	In May 2022, Biohaven Pharmaceuticals entered into an agreement and plan of merger with Pfizer Inc. (rated A2/A+/A by Moody’s/S&P/Fitch). The transaction is expected to close in early 2023.
(4)	Arkos Health (Curavi) has the right to terminate its lease upon 90 days’ written notice.

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No. 9 – 2100 Wharton Street

The following table presents certain information relating to the lease rollover at the 2100 Wharton Street Property:)

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	33,248	13.8%	NAP	NAP	33,248	13.8%	NAP	NAP
MTM & 2022	2	5,389	2.2	$117,553	2.5%	38,637	16.0%	$117,553	2.5%
2023	2	2,687	1.1	51,753	1.1	41,324	17.1%	$169,306	3.6%
2024	2	21,786	9.0	472,441	10.1	63,110	26.2%	$641,747	13.8%
2025	2	7,883	3.3	169,661	3.6	70,993	29.4%	$811,408	17.4%
2026	1	10,786	4.5	253,471	5.4	81,779	33.9%	$1,064,879	22.9%
2027	2	50,610	21.0	1,133,594	24.3	132,389	54.9%	$2,198,473	47.2%
2028	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2029	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2030	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2031	2	56770	23.5	1,257,926	27.0	189,159	78.4%	$3,456,399	74.2%
2032 & Beyond	4	52,146	21.6	1,199,083	25.8	241,305	100.0%	$4,655,481	100.0%
Total	17	241,305	100.0%	$4,655,481	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2022. Includes rent steps through June 2023 and straight-line rent for Allegheny County – Dept of Aging and County of Allegheny – Youth.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2100 Wharton Street Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,250,283	$4,190,964	$4,273,839	$4,226,667	$4,500,690	$18.65	79.9%
Rent Steps(3)	0	0	0	0	154,791	0.64	2.7
Vacancy Gross-Up	0	0	0	0	711,263	2.95	12.6
Gross Potential Rent	$4,250,283	$4,190,964	$4,273,839	$4,226,667	$5,366,744	$22.24	95.3%
Total Reimbursements	219,875	245,211	262,901	262,222	263,240	1.09	4.7
Net Rental Income	$4,470,158	$4,436,175	$4,536,740	$4,488,889	$5,629,984	$23.33	100.0%
Other Income(4)	253,489	314,993	345,074	353,058	360,556	1.49	6.4
(Vacancy/Credit Loss)	0	0	0	0	(711,263)	(2.95)	(12.6)
Effective Gross Income	$4,723,647	$4,751,168	$4,881,814	$4,841,947	$5,279,278	$21.88	93.8%
Total Expenses	$2,350,591	$2,154,184	$2,153,530	$2,251,942	$2,260,686	$9.37	42.8%
Net Operating Income	$2,373,056	$2,596,984	$2,728,284	$2,590,005	$3,018,592	$12.51	57.2%
Capital Expenditures	0	0	0	0	48,261	0.20	0.9
TI/LC	29,618	0	0	515	215,436	0.89	4.1
Net Cash Flow	$2,343,438	$2,596,984	$2,728,284	$2,589,490	$2,754,895	$11.42	52.2%
(1)	TTM represents the trailing 12-month period ending May 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Rent Steps represent contractual rent increases through June 2023 and straight-line rent for Allegheny County - Dept of Aging and County of Allegheny - Youth.
(4)	Other Income consists of parking income, cell tower income, storage income, and tenant service income.

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No. 9 – 2100 Wharton Street

Market Overview. The 2100 Wharton Street Property is located in Pittsburgh, Pennsylvania, approximately two miles southeast of the Pittsburgh central business district. The 2100 Wharton Street Property is located along the side of Wharton Street between South 21st and 22nd Streets in Pittsburgh's South Side neighborhood. The 2100 Wharton Street Property is located just south of the Golden Triangle area of downtown Pittsburgh, across the Monongahela River near the University of Pittsburgh, Carnegie Mellon and UPMC. Land uses in the surrounding neighborhood include a mixture of single-family homes, storefront commercial buildings, office buildings, and apartments, with most planned development being apartment buildings. The 2100 Wharton Street Property is located in the Pittsburgh Core Based Statistical Area (“CBSA”). The primary industries within the Pittsburgh CBSA include education and health services, trade transportation and utilities, and professional services. The top employers within the Pittsburgh CBSA include University of Pittsburgh Medical Center, Highmark Health, and the U.S. Government.

According to the appraisal, as of the fourth quarter of 2021, the Pittsburgh Greater Downtown office submarket contained approximately 16.1 million square feet of inventory with an 11.5% vacancy rate and an asking rent of $31.67 PSF. According to the appraisal, the 2021 median household income within the Pittsburgh CBSA was $63,099. The appraiser concluded to a market rent for office space of $23.50 per square foot at the 2100 Wharton Street Property.

The following table presents certain information relating to comparable office sales for the 2100 Wharton Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
2100 Wharton Street Property	241,305(2)	1924 / 2014	86.2%(2)
Pittsburgh, PA
Bridgeside Point 1	153,110	2001 / NAP	98.0%	Jun-21	$48,585,927	$317	6.5%
Pittsburgh, PA
SAP Building	172,000	2019 / NAP	96.0%	Jun-21	$48,750,000	$283	6.8%
Pittsburgh, PA
Cigna Building	105,315	1989 / NAP	100.0%	Aug-19	$23,800,000	$226	7.2%
Pittsburgh, PA
Equitable Resources Building	178,049	2005 / NAP	100.0%	Jun-19	$40,000,000	$225	7.5%
Pittsburgh, PA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2022.
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The following table presents certain information relating to comparable office leases for the 2100 Wharton Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Tenant	Base Rent PSF	Commencement Date	Structure
2100 Wharton Street Property	51,062(2)	Krystal BioTech Inc(2)	$21.96(2)	Various	Modified Gross
Pittsburgh, PA	50,610(2)	Tobii Dynavox Systems, Inc.(2)	$22.33(2)	Various	Modified Gross
Nova Tower Two	3,872	IKON	$24.94	May-22	Base-Year Stop
Pittsburgh, PA
Nova Concourse	44,677	Castle Bioscience	$28.62	Apr-22	Modified Gross
Pittsburgh, PA
Rockwell Park	51,832	3M	$27.50	Mar-21	Base-Year Stop
Pittsburgh, PA
The Oliver Building	5,874	The Hawthorne Group	$24.00	Jan-21	Base-Year Stop
Pittsburgh, PA
Nova Concourse	67,897	Gecko Robotics	$24.44	Dec-20	Modified Gross
Pittsburgh, PA
The Oliver Building	1,510	HWO	$24.68	May-20	Modified Gross
Pittsburgh, PA
Four North Shore Center	2,664	Mitsubishi Hitachi Power Systems Americas, Inc.	$24.47	May-20	Base-Year Stop
Pittsburgh, PA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2022.

Environmental. According to the Phase I environmental report dated May 27, 2022, there is a recognized environmental condition at the 2100 Wharton Street Property in connection with historical industrial use at the 2100 Wharton Street Property, given that much of the historical industrial operations occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances. The borrowers obtained an environmental insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as a named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires July 1, 2035. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The Borrowers. The borrowers are Wharton Lender Associates, LP and L&A Lender Associates, LP, each a Pennsylvania limited partnership. The borrower entities are each structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 2100 Wharton Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Alan Ades, Maurice Ades, Robert Ades, and Aaron Stauber. Alan Ades, Maurice Ades, Robert Ades, and Aaron Stauber are principals of Rugby Real Estate. Rugby Real Estate was founded in 1980 and owns commercial real estate across all asset classes, including 18 office buildings in Pittsburgh, PA. The borrower sponsors have been parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The 2100 Wharton Street Property is currently managed by DraxxHall Management Corporation, an affiliate of the borrowers.

Escrows and Reserves.

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Tax Escrows – The borrowers made an initial deposit of approximately $134,240 into a real estate tax reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $22,373).

Insurance Escrows – The borrowers are required to deposit 1/12th of estimated annual insurance premiums monthly if a blanket insurance policy is no longer in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,022.

Rollover Reserve – The borrowers made an initial deposit of $500,000 into a rollover reserve. The borrowers are required to deposit approximately $22,120 monthly subject to a cap of $1,100,000, and during the continuance of a Rollover Reserve Cap Increase Period (as defined below), the borrowers are required to deposit approximately $40,218 monthly subject to a cap of $2,000,000.

Immediate Repairs – The borrowers made an initial deposit of $16,750 into an immediate repairs reserve to be used towards deferred maintenance costs.

Unfunded Obligations Reserve – The borrowers deposited $663,908 into a reserve account to account for the cost of outstanding tenant improvements owed to current tenants at the 2100 Wharton Street Property.

Free Rent Reserve – The borrowers deposited approximately $53,880 into a reserve account for free rent owed to current tenants at the 2100 Wharton Street Property.

Lockbox / Cash Management. The 2100 Wharton Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues relating to the 2100 Wharton Street Property to be directly deposited into a lender-controlled lockbox account. During the continuance of a Cash Management Period (other than a Cash Management Period which exists solely due to the occurrence and continuance of a DSCR Cash Management Period (as defined below), in which event funds deposited into the lockbox account will be swept daily into the borrowers’ operating account for so long as the DSCR Cash Management Period Waiver Conditions (as defined below) are satisfied), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on a daily basis. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio falls below 1.35x (a “DSCR Cash Management Period”), or (iv) the commencement of a Lease Sweep Period (as defined below).

“DSCR Cash Management Period Waiver Amount” means an amount by which the then-outstanding principal (less the aggregate amount of any DSCR Cash Management Period Waiver Amounts previously deposited and held by the lender in connection with the satisfaction of the DSCR Cash Management Period Waiver Conditions) would need to be reduced such that the debt service coverage ratio (calculated assuming such reduction occurred) would equal or exceed 1.40x.

“DSCR Cash Management Period Waiver Conditions” means that (a) no event of default has occurred and is continuing, (b) within 10 business days after receipt by the borrowers of notice of the occurrence of a DSCR Cash Management Period, the borrowers will have deposited cash into the cash collateral subaccount, or delivered to the lender a letter of credit, in either case in an amount equal to the applicable DSCR Cash Management Period Waiver Amount and thereafter (c) within five business days of each quarter after the occurrence of such DSCR Cash Management Period, for so long as such DSCR Cash Management Period would (but for the satisfaction of these conditions) otherwise be continuing, the borrowers will have either (I) deposited additional cash into the cash collateral subaccount or delivered to the lender an additional letter of credit, in either case in an amount equal to the then applicable DSCR Cash Management Period Waiver Amount or (II) delivered to the lender a replacement letter of credit in a face amount equal to the sum of the then applicable DSCR Cash Management Period Waiver Amount plus the aggregate amount of any previous letter(s) of credit held by the lender pursuant to the terms of the 2100 Wharton Street Mortgage Loan documents.

A “Lease Sweep Period” means a period commencing upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term (including any renewal terms) of any Lease Sweep Lease (as defined below), (ii) the earlier of (a) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised), or (b) the date the applicable tenant under a Lease Sweep Lease actually gives notice of its intention not to renew or extend, (iii) any Lease Sweep Lease (or material portion thereof) is surrendered, cancelled, or terminated prior to its then current expiration date (or the tenant gives notice that it intends to do any of the foregoing), (iv) any tenant under a Lease Sweep Lease discontinues its business in 25% or more of its premises or gives notice of its intent to do the same, (v) the occurrence and continuance of any monetary or material non-monetary default under any Lease Sweep Lease, or (vi) a tenant under a Lease Sweep Lease becomes subject to insolvency proceedings.

A “Lease Sweep Lease” means (i) the Krystal BioTech Inc lease, (ii) the Tobii Dynavox lease, (iii) the Allegheny County lease and (iv) any other lease to a tenant which covers 45,000 or more rentable square feet.

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A “Rollover Reserve Cap Increase Period” means a period (i) commencing, during the continuance of a Lease Sweep Period, upon the lender’s determination that the debt yield (calculated for purposes of this definition so as to exclude income from the tenant that is the subject of the applicable Lease Sweep Period, on a prorated basis to the extent that such tenant’s demised premises are affected by the applicable Lease Sweep Period trigger) is at least 8.00%, but less than 9.00% (in the event that the borrowers subsequently lease up the affected premises (in part or in whole) in accordance with the terms of the 2100 Wharton Street Mortgage Loan documents during the continuance of the underlying Lease Sweep Period, the lender will recalculate the debt yield for purposes of determining the debt yield) and (ii) expiring upon the expiration or cure of the applicable Lease Sweep Period in accordance with the 2100 Wharton Street Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,976,854	Property Type – Subtype:	Mixed Use – Office / Industrial
% of IPB:	3.1%	Net Rentable Area (SF):	281,144
Loan Purpose:	Refinance	Location:	Colorado Springs, CO
Borrower:	Sapphire Childlaw, LLC	Year Built / Renovated:	1962 / 2019
Borrower Sponsor:	Shlomoh Rosenbaum	Occupancy:	83.1%
Interest Rate:	6.01000%	Occupancy Date:	5/1/2022
Note Date:	7/28/2022	4th Most Recent NOI (As of)(2):	$913,760 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of)(2):	$1,376,638 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$2,115,414 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,299,003 (TTM 4/30/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.3%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,430,288
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,175,671
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,254,616
Additional Debt:	No	UW NCF:	$3,001,587
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,200,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	5/17/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$100
Taxes:	$42,150	$13,381	N/A	Maturity Date Loan / SF:	$84
Insurance:	$23,937	$4,559	N/A	Cut-off Date LTV:	58.0%
Replacement Reserves:	$0	$3,514	N/A	Maturity Date LTV:	49.3%
TI/LC:	$1,500,000	Springing	$1,000,000	UW NCF DSCR:	1.49x
Other:	$457,490	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	100.0%	Return of Equity	17,657,104	63.1%
			Loan Payoff	$8,056,701	28.8
			Upfront Reserves	2,023,577	7.2
			Closing Costs	262,619	0.9
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserve” below.
(2)	The increase in historical NOI was mainly due to increase in occupancy.
(3)	The increase in UW NOI from Most Recent NOI was primarily due to (a) WorkSpace Co LLC starting its lease in May 2022, (b) underwritten rent steps, and (c) underwritten real estate tax and insurance reimbursements.

The Loan. The Chidlaw Building mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 281,144 square foot mixed-use office and industrial property located in Colorado Springs, Colorado (the “Chidlaw Building Property”). The Chidlaw Building mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of approximately $27.98 million (the “Chidlaw Building Mortgage Loan”). The Chidlaw Building Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule. The Chidlaw Building Mortgage Loan accrues interest at a rate of 6.01000% per annum. In addition, the Chidlaw Building Mortgage Loan provides for springing recourse to the Chidlaw Building borrower and the guarantor, up to $7,000,000, in the event of a monetary default.

The Property. The Chidlaw Building Property is a 281,144 square foot mixed-use office/industrial property situated on 13.70-acres in Colorado Springs, Colorado. The Chidlaw Building Property was originally constructed in 1962 and renovated in 2019. The borrower acquired the Chidlaw Building Property in August 2018 for a purchase price of $8.35 million and subsequently invested approximately $12.14 million in capital improvements. Parking at the Chidlaw Building Property consists of 1,057 spaces resulting in a parking ratio of 3.8 spaces per 1,000 square feet. According to the rent roll dated May 1, 2022, the Chidlaw Building Property is currently 83.1% leased to five tenants.

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Major Tenants.

Spectrum Pacific West, LLC (93,077 square feet; 33.1% of NRA; 41.3% of underwritten base rent): Spectrum Pacific West, LLC (“Spectrum”) is a subsidiary of Charter Communications (NASDAQ: CHTR), a leading broadband connectivity company serving more than 32 million customers in 41 states through the Spectrum brand. Spectrum offers an advanced communications network with a full range of state-of the-art residential and business services including Spectrum Internet, Spectrum Television, Spectrum Mobile and Voice. Spectrum has been a tenant at the Chidlaw Building Property since November 1997, having renewed its lease several times, most recently in 2021, extending the lease through July 2028. Spectrum has two, five-year renewal options remaining and no termination options.

Jacobs Technology Inc (80,990 square feet; 28.8% of NRA; 35.7% of underwritten base rent): Jacobs Technology Inc (“Jacobs Technology”) is a subsidiary of Jacobs Engineering, Inc., the prime contractor for the Missile Defense Agency’s Integrated Research Development for Enterprise Solutions contract providing integrated solutions to support concurrent test, training and operations at the Missile Defense Integration and Operations Center on Schriever Air Force Base. With approximately $14 billion in annual revenue and an employee count of approximately 55,000 in 2021, Jacobs Technology provides consulting, technical, scientific and project delivery for the government and private sectors across more than 50 countries. Jacobs Technology has been a tenant at the Chidlaw Building Property since September 2020 under a six-year, six-month lease expiring in February 2027, with no renewal options. Jacobs Technology has the right to terminate the space related to suite 10, totaling 8,376 square feet in the event the United States government does not renew its contract with Jacobs Technology.

Hero DVO, LLC (47,483 square feet; 16.9% of NRA; 14.8% of underwritten base rent): Hero DVO, LLC (“Hero DVO”) is a healthcare practice management company focused on managing and supporting high-quality dental, vision and orthodontic practices that specialize in pediatric patients. Hero DVO has been a tenant at the Chidlaw Building Property since October 2015 under a 14-year lease that expires in November 2029 with no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated May 17, 2022, there was no evidence of any recognized environmental conditions at the Chidlaw Building Property.

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
56.4%	71.6%	83.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2022.

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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Spectrum(4)	Ba2/BB+/BB+	93,077	33.1%	$15.00	$1,396,155	41.3%	7/31/2028
Jacobs Technology(5)	NR/NR/NR	80,990	28.8	14.89	1,205,552	35.7	2/28/2027
Hero DVO	NR/NR/NR	47,483	16.9	10.53	499,820	14.8	11/30/2029
WorkSpace Co LLC(6)	NR/NR/NR	9,506	3.4	22.50	213,885	6.3	7/31/2030
PCI Broadband	NR/NR/NR	2,471	0.9	25.00	61,775	1.8	12/31/2029
Occupied Collateral Total / Wtd. Avg.		233,527	83.1%	$14.46	$3,377,186	100.0%

Vacant Space		47,617	16.9%

Collateral Total		281,144	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent PSF includes rent steps of $384,401 taken through July 1, 2023.
(4)	In connection with the delayed opening of a coffee shop at the Chidlaw Building Property, Spectrum is entitled to a rent credit of $285 per day commencing on January 31, 2022. On July 20, 2022 the coffee shop opened for business; as such, Spectrum is entitled to a final rent credit of $48,450 for the month of August 2022. At loan closing, the Chidlaw Building borrower deposited $48,450 into a reserve related to Spectrum rent credit fund.
(5)	Jacobs Technology has the right to terminate the space related to suite 10, totaling 8,376 square feet (“Suite 10”), in the event the United States government does not renew its contract with Jacobs Technology on or after September 3, 2022 by providing at least 120 days’ written notice and payment of a termination fee equal to (a) the prorated portion of two months of the monthly base rent plus additional rent based on the Suite 10 space and (b) the unamortized portion of Suite 10 landlord’s contribution calculated through the expiration of the initial term on a straight line basis assuming an interest rate of 6% per annum.
(6)	WorkSpace Co LLC has a free rent period commencing on September 1, 2022, continuing for 2 months thereafter. At loan closing, the Chidlaw Building borrower deposited $65,356 into a reserve related to the Workspace rent abatement fund.
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	47,617	16.9%	NAP	NAP	47,617	16.9%	NAP	NAP
2022 & MTM	0	0	0.0	0	0.0%	47,617	16.9%	$0	0.0%
2023	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2024	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2025	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2026	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2027	1	80,990	28.8	1,205,552	35.7	128,607	45.7%	$1,205,552	35.7%
2028	1	93,077	33.1	1,396,155	41.3	221,684	78.9%	$2,601,707	77.0%
2029	2	49,954	17.8	561,595	16.6	271,638	96.6%	$3,163,301	93.7%
2030	1	9,506	3.4	213,885	6.3	281,144	100.0%	$3,377,186	100.0%
2031	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
2032	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
2033 & Beyond	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
Total	5	281,144	100.0%	$3,377,186	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022. Does not include any early termination options.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $384,401 through July 1, 2023 and exclude any gross up of vacant space.

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Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,192,368	$1,556,307	$2,363,520	$2,617,640	$2,992,785	$10.65	58.6%
Vacant Income	0	0	0	0	702,351	$2.50	13.7
Contractual Rent Steps	0	0	0	0	384,401	$1.37	7.5
Gross Potential Rent	$1,192,368	$1,556,307	$2,363,520	$2,617,640	$4,079,537	$14.51	79.9%
Total Reimbursements	517,849	644,965	786,083	836,024	1,029,102	$3.66	20.1
Net Rental Income	$1,710,217	$2,201,272	$3,149,603	$3,453,664	$5,108,639	$18.17	100.0%
Other Income(3)	20,500	28,000	24,000	24,000	24,000	$0.09	0.5
(Vacancy/Credit Loss)(4)	0	0	0	0	(702,351)	($2.50)	(13.7)
Effective Gross Income	$1,730,717	$2,229,272	$3,173,603	$3,477,664	$4,430,288	$15.76	86.7%
Total Expenses	816,958	852,633	1,058,189	1,178,661	1,175,671	$4.18	26.5
Net Operating Income(5)	$913,760	$1,376,638	$2,115,414	$2,299,003	$3,254,616	$11.58	73.5%
Capital Expenditures	0	0	0	0	42,172	$0.15	1.0
TI/LC	0	0	0	0	210,858	$0.75	4.8
Net Cash Flow	$913,760	$1,376,638	$2,115,414	$2,299,003	$3,001,587	$10.68	67.8%
(1)	TTM reflects the trailing 12-month period ending April 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and vacancy/credit loss and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents parking income at the Chidlaw Building Property.
(4)	The underwritten economic vacancy is 13.7%. The Chidlaw Building Property was 83.1% physically occupied as of May 1, 2022.
(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income was primarily due to (a) WorkSpace Co LLC starting its lease in May 2022, (b) underwritten rent steps, and (c) underwritten real estate tax and insurance reimbursements.

The Market. The Chidlaw Building Property is located in Colorado Springs, Colorado, within the Colorado Springs metropolitan statistical area in El Paso County, Colorado. Sitting at over a mile above sea level, Colorado Springs is located at the base of Pike’s Peak, approximately 70 miles south of Denver. The local economy is established with military installations, attracting specialties in computer science, communications, and electronics. The area is also home to national organizations such as the US Olympic Committee and Junior Achievement. As of 2021, the Colorado Springs area’s top employers included Fort Carson Army Post, Peterson Air Force Base, Schriever Air Force Base, United States Air Force Academy, and Memorial Health Services. Approximately six miles southeast of Colorado Springs is the City of Colorado Spring Municipal Airport, also known as Colorado Springs Airport and connected to the Peterson Air Force Base to the north, serving as a public civil-military airport and is the second busiest commercial service airport in the state of Colorado.

The Chidlaw Building Property is located in East Colorado Springs within two miles of US Route 24 and Interstate 25, and approximately nine miles from the Colorado Springs Airport. Primary access to the Chidlaw Building Property is provided by East Bijou Street and retail developments to the north, Social Security Administration, Banking and Pharmacy services to the south, and UCHealth Memorial Hospital and Administrative services to the east and west. The neighborhood surrounding the Chidlaw Building Property is mainly comprised of retail, office and industrial uses along major arterials, and multifamily and single-family residential development on non-major thoroughfares. According to a third-party market research report, the estimate 2021 population within a one-, three- and five-mile radius was 13,798, 122,795 and 269,544, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $53,851, $62,473 and $71,198, respectively.

According to the appraisal, Chidlaw Building Property is located within the Colorado Springs office market and the Southeast Flex office submarket. As of the first quarter 2022, the Colorado Springs office market contained approximately 6.4 million square feet of office space inventory with a vacancy rate of 6.6% and an average asking rental rate of $11.97 per square foot. As of the first quarter 2022, the Colorado Springs office market reported approximately 2,400 square feet completed and negative net absorption of 70,616 square feet. Southeast Flex office submarket contained approximately 1.9 million square feet of office space with a vacancy rate of 2.6% and an average asking rental rate of $9.51 per square foot as of first quarter 2022. The Southeast Flex office submarket reported no new construction and positive net absorption of 7,391 square feet.

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Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Chidlaw Building 2221 East Bijou Street Colorado Springs, CO	1962	83.1%(2)	281,144(2)	Various	Various	$14.46(2)	Various	Various
Garden of the Gods Campus 2424 Garden of the Gods Road Colorado Springs, CO	1983	45.1%	752,493	U.S. DOD	28,285	$18.00	Jul-2022	60
Platt Business Center 615 Wooten Road Colorado Springs, CO	1967	81.0%	240,000	Tri-Labs Venture	45,520	$6.95	Apr-22	36
Flex Industrial Property 3505-3525 North Stone Avenue Colorado Spring, CO	1970	100.0%	128,107	Virtual Energy	55,544	$7.50	Aug-21	36
Waterpark at Briarwood – Building III 10770 East Briarwood Avenue Centennial, CO	2000	100.0%	74,746	Quantum Corporation	74,746	$25.00	Jul-21	120
Citadel Terrace 685 Citadel Drive East, Suites 110D, 122, 125, 312, 701 Colorado Springs, CO	1983	85.0%	103,188	Confidential	10,727	$13.00	Nov-20	36
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated May 1, 2022.

The Borrower. The borrowing entity for the Chidlaw Building Mortgage Loan is Sapphire Childlaw, LLC, a single purpose entity with two independent directors. Legal counsel to the Chidlaw Building borrower delivered a non-consolidation opinion in connection with the origination of the Chidlaw Building Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Shlomoh Rosenbaum. Shlomoh Rosenbaum is the chairman and chief financial officer of Sapphire Investment Group, a New York-based investment firm with a market capitalization valued over $3 billion. Based in Lakewood, New Jersey, Shlomoh Rosenbaum has ownership interests in real estate properties located across New Jersey, Indiana, Connecticut, Colorado, Kentucky, Florida, and New York.

Property Management. The Chidlaw Building Property is managed by Cushman & Wakefield U.S., Inc. and Sapphire Investment Group LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1,500,000 for tenant improvement and leasing commissions, $65,356 for the Workspace rent abatement fund, $48,450 for a Spectrum rent credit fund, $238,600.60 for Workspace cotenant improvement obligations, $105,083.24 for Jacobs Technology tenant improvement obligations, approximately $42,150 for real estate taxes and approximately $23,937 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $13,381.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $4,559.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,514.30 for replacement reserves ($0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $17,571.50 for tenant improvement and leasing commissions at such time that the balance of the TI/LC reserves is less than $1,000,000, subject to a cap of $1,000,000.

Lockbox / Cash Management. The Chidlaw Building Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver letters to each tenant at the Chidlaw Building Property instructing them to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Chidlaw Building Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Trigger Event (as defined below). Upon the occurrence and during the continuance of a Cash Management Trigger Event, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Chidlaw Building Mortgage Loan documents. During the occurrence of a Cash Sweep Event, all excess

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cash flow funds remaining in the cash management account after the application of such funds in accordance with the Chidlaw Building Mortgage Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Chidlaw Building Mortgage Loan.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below), (iv) a Critical Tenant Trigger Event, or (v) the closing of a permitted mezzanine loan in accordance with the Chidlaw Building Loan documents. A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, upon the cure of such event of default that has been accepted, or if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters, (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs, and (e) with respect to matters described in clause (v) above, the repayment in full of the permitted mezzanine loan.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property managers, (iii) a Cash Sweep DSCR Trigger Event (as defined below), or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, upon the cure of such event of default that has been accepted, or if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to the matters described in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters, or (d) with respect to the matters described in clause (iv) above, the date on which the critical tenant trigger event cure has occurred, or (d) with respect to matters described in clause (iv), the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

A “Critical Tenant Trigger Event” will occur (i) if, individually or collectively, Jacobs Technology and Spectrum or any other tenant occupying the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or if the applicable Critical Tenant Lease is otherwise terminated, (ii) on the date that is 12 months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant (or a guarantor of any Critical Tenant) occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs) or, (viii) if Charter Communications is downgraded below “BB” or the equivalent by a credit reporting agency, or is rated “BB” or the equivalent by a credit reporting agency and thereafter ceases to be rated by any credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur (a) with respect to clause (i), (ii) or (iii) on the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, on the date the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, on the date the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-Tenanting Event has occurred or (f) with respect to clause (viii) above, on the date the credit rating of the related Critical Tenant is no longer less than “BB” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the

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reletting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. Provided no event of default has occurred and is continuing, the Chidlaw Building Mortgage Loan documents permit an affiliate of the borrower to incur future mezzanine debt subject to certain conditions, including, among others, (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Chidlaw Building Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 58.1% and (b) the debt service coverage ratio is not less than 1.49x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BBCMS 2022-C17 certificates.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	246,606
Loan Purpose:	Refinance	Location:	Santa Clara, CA
Borrower:	3075Tech LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	MDY Properties, Inc.	Occupancy:	100.0%
Interest Rate:	5.10000%	Occupancy Date:	4/8/2022
Note Date:	4/8/2022	4th Most Recent NOI (As of)(2):	NAP
Maturity Date:	4/6/2032	3rd Most Recent NOI (As of)(2):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAP
Original Term:	120 months	Most Recent NOI (As of)(2):	NAP
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$15,228,360
Call Protection:	L(29),D(84),O(7)	UW Expenses:	$3,036,800
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,191,560
Additional Debt(1):	Yes	UW NCF:	$12,154,569
Additional Debt Balance(1):	$115,000,000	Appraised Value / Per SF:	$240,000,000 / $973
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/14/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$576
Taxes:	$116,072	$72,545	N/A	Maturity Date Loan / SF:	$576
Insurance:	$25,661	$9,870	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves(3):	$0	Springing	$147,964	Maturity Date LTV:	59.2%
TI / LC Reserve(4):	$0	Springing	$1,479,636	UW NCF DSCR:	1.66x
Outstanding Completion Obligations Reserve:	$20,083,016	$0	N/A	UW NOI Debt Yield:	8.6%
TATILC Reserve:	$23,983,292	$0	N/A
Rent Concession Reserve:	$10,469,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Whole Loan	$142,000,000	83.0%		Loan Payoff	$108,610,126	63.5%
Borrower Equity	29,137,619	17.0		Upfront Reserves	54,677,444	31.9
				Closing Costs	7,850,049	4.6
Total Sources	$171,137,619	100.0%		Total Uses	$171,137,619	100.0%
(1)	The 3075 Olcott Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $142.0 million (the “3075 Olcott Whole Loan”). The Financial Information in the chart above is based on the $142.0 million 3075 Olcott Whole Loan.
(2)	Historical financial information is not available as the 3075 Olcott Property (as defined below) was built in 2022.
(3)	On a monthly basis, the borrower is required to deposit approximately $4,110 for replacement reserves subject to a cap of approximately $147,964. Notwithstanding the foregoing, for so long as (x) the Amazon.com Services LLC (“AWS”) lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS and no less than 12 months remain under its lease term and (y) no Material Tenant Trigger Event (as defined herein) is continuing, the lender waives the monthly replacement reserve deposits requirement. A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant (as defined herein) giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the earlier of (x) the 3075 Olcott Whole Loan maturity date and (y) the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease, (v) a Material Tenant lease being terminated or no longer being in full force and effect, (vi) if a Material Tenant has an outstanding contractual right to terminate (or partially terminate) its lease, if, on or prior to the date that is the earlier of (x) nine months prior to the 3075 Olcott Whole Loan maturity date or (y) nine months prior to the first day that such termination (or partial termination) would take effect, such Material Tenant has not unconditionally and irrevocably waived such right to terminate (or partially terminate) its lease, (vii) a Material Tenant other than AWS “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 3075 Olcott Property or a portion thereof constituting 20% or more of the total net rentable square footage at the 3075 Olcott Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) unless (a) such Material Tenant or its guarantor maintains a credit rating of at least “BBB-” (or the equivalent) by each applicable rating agency, (b) more than two years remain on the term of the applicable Material Tenant lease and (c) more than two years remain on the term of the 3075 Olcott Whole Loan, (viii) AWS has “gone dark,” vacated, ceased to occupy or conduct business in the ordinary course and/or exercised a contraction option, in either case in excess of 50% or more of the total rentable square footage with respect to either (x) floors 1 through 4 or (y) floors 5 and 6 and expiring upon (a) with respect to clause (i) above, the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan
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documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space (or in connection with a partial termination, the applicable portion of the Material Tenant space) being leased to a replacement tenant, (f) with respect to clause (vi) above, the Material Tenant waives such right to terminate (or partially terminate) the applicable Material Tenant lease, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or a portion thereof constituting 20% or more of the total net rentable square footage leased by such Material Tenant at the 3075 Olcott Property, (h) with respect to clause (viii)(x) above, AWS re-commences its operations and the conduct of business on floors 1 through 4 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 1 through 4 at the 3075 Olcott Property or (i) with respect to clause (viii)(y) above, AWS re-commences its operations and the conduct of business on floors 5 and 6 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 5 and 6 at the 3075 Olcott Property. A “Material Tenant” means (i) AWS or (ii) any tenant at the 3075 Olcott Property that, together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the 3075 Olcott Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the 3075 Olcott Property.

(4)	On a monthly basis, the borrower is required to deposit $41,101 for rollover reserves subject to a cap of $1,479,636. Notwithstanding the foregoing, for so long as the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS, the lender will waive the monthly rollover reserve deposits requirement. The borrower is required to deposit with the lender all amounts paid to the borrower in connection with, among other things, any termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option) (the “Extraordinary Lease Payments”), which the lender is required to disburse in accordance with the 3075 Olcott Whole Loan documents. Any Extraordinary Lease Payments remaining after the applicable premises have been re-tenanted and the applicable tenant is in occupancy and paying full, unabated rent, will be released to the borrower.

The Loan. The 3075 Olcott mortgage loan (the “3075 Olcott Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 246,606 square foot, Class A office property located in Santa Clara, California (the “3075 Olcott Property”). The 3075 Olcott Whole Loan consists of 10 pari passu notes and accrues interest at a rate of 5.10000% per annum. The 3075 Olcott Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-7, Note A-8 and Note A-10, with an aggregate original principal balance of $27,000,000, will be included in the BBCMS 2022-C17 securitization trust. The 3075 Olcott Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2022-C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2022-C2	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-4	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-5	$15,000,000	$15,000,000	BMO 2022-C2	No
A-6	$15,000,000	$15,000,000	BMO 2022-C2	No
A-7	$12,000,000	$12,000,000	BBCMS 2022-C17	No
A-8	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-9	$5,000,000	$5,000,000	BBCMS 2022-C16	No
A-10	$5,000,000	$5,000,000	BBCMS 2022-C17	No
Whole Loan	$142,000,000	$142,000,000

The Property. The 3075 Olcott Property is a Class A, newly constructed, six-story office building totaling 246,606 square feet located at 3075 Olcott Street in Santa Clara, California. The 3075 Olcott Property is situated on an approximately 2.73-acre site, approximately 6.3 miles northwest of San Jose and 43.7 miles southeast of San Francisco. Amenities include an expansive two-story lobby with wood, stone, and tile finishes, floor-to-ceiling glass curtain walls on all floors hitched to a louver system, a sports court area on the 4th floor featuring a basketball court and a putting green, and an outdoor deck on the 5th floor outfitted with a wine bar and collaborative seating. The 3075 Olcott Property contains 40,152 to 53,998 square foot floor plates, 14’-15’ floor-to-floor heights as well as a six-story parking garage providing 760 parking spaces with 24 electronic vehicle charging stations (approximately 3.1 spaces per 1,000 square feet) and bicycle parking for 38 bicycles.

The borrower sponsor acquired the land under the 3075 Olcott Property in 2015 for approximately $8.8 million and has invested approximately $164.3 million in capital improvements and approximately $54.5 million in other/soft costs. As of April 8, 2022, the 3075 Olcott Property was 100.0% leased to AWS, a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch), pursuant to a 246,606 square foot modified triple-net (“NNN”) lease through September 30, 2032, with two, five-year renewal options. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

COVID-19 Update. As of August 10, 2022, the 3075 Olcott Property is not subject to any modification or forbearance requests. The first payment date of the 3075 Olcott Whole Loan was May 6, 2022. The borrower has reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of April 30, 2022.

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Major Tenant.

AWS (246,606 square feet; 100.0% of NRA; 100.0% of underwritten base rent). AWS is a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch). AWS is a cloud offering more than 200 fully featured services for a wide range of technologies, industries, and use cases available from data centers globally. This broad set of global cloud-based products includes computing, storage, databases, analytics, networking, mobile, developer tools, management tools, IoT, security, and enterprise applications. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Meta. The AWS lease has a limited guaranty from Amazon, which guarantees the greater of 50% of the then-remaining base rent and $2.5 million at any given time throughout the lease term. AWS leases floors 5-6 (85,995 square feet) on a 10.6-year lease that commenced in March 2022 and expires in September 2032 at an initial base rent of $45.60 PSF NNN with 3.0% annual rent steps throughout the lease term. In an amendment to the initial lease, AWS leased floors 1-4 (160,611 square feet) at an initial base rent of $43.80 PSF NNN with 3.0% annual rent steps throughout the lease term. AWS has two, five-year renewal options remaining.

AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 3075 Olcott Property was completed in 2022.
(2)	Current occupancy is as of April 8, 2022.
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon.com Services LLC(4)	A1/AA/AA-	246,606	100.0%	$44.90	$11,073,775	100.0%	9/30/2032(5)
Occupied Collateral Total / Wtd. Avg.		246,606	100.0%	$44.90	$11,073,775	100.0%
Vacant Space		0	0.0%

Collateral Total		246,606	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $117,641 of contractual rent steps through June 2023 and are based on the assumption that the tenant will take occupancy in November 2022 and begin paying rent in September 2022.
(4)	AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
(5)	AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	2	246,606	100.0	11,073,775	100.0	246,606	100.0%	$11,073,775	100.0%
2033 & Beyond	0	0	0.0	0	0.0	246,606	100.0%	$11,073,775	100.0%
Total	2	246,606	100.0%	$11,073,775	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	The options of AWS to accelerate the expiration date of its lease are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $117,641 of contractual rent steps through June 2023.
Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,956,134	$44.43	70.5%
Rent Steps(3)	117,641	0.48	0.8
Straight-Line Rent(4)	1,514,012	6.14	9.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,587,787	$51.04	81.0%
Total Reimbursements	2,951,356	11.97	19.0
Total Other Income	0	0.00	0.0
Net Rental Income	$15,539,143	$63.01	100.0%
(Vacancy/Credit Loss)	(310,783)	(1.26)	(2.0)
Effective Gross Income	$15,228,360	$61.75	98.0%
Total Expenses	3,036,800	12.31	19.9
Net Operating Income	$12,191,560	$49.44	80.1%
Total TI/LC, Capex/RR	36,991	0.15	0.2
Net Cash Flow	$12,154,569	$49.29	79.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent is based on the underwritten rent roll as of April 8, 2022. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
(3)	Rent Steps totaling $117,641 are taken through June 2023.
(4)	Straight-Line Rent was underwritten for the investment grade rated tenant through the 3075 Olcott Whole Loan term.

The Market. The 3075 Olcott Property is located in Santa Clara, California on San Tomas Expressway. The transit-oriented site of the 3075 Olcott Property provides direct vehicular ingress/egress onto Bayshore Freeway, a highway with a daily traffic count of approximately 202,000 vehicles at its intersection with San Tomas Expressway, 0.4 miles north of the 3075 Olcott Property. Additionally, the 3075 Olcott Property has direct access to Highway 101 (two blocks north), Interstate 280 (five miles south), and Interstate 880 (four miles east), three of the Bay Area’s primary transportation arterials running north/south and east/west, allowing for access to either the San Francisco Peninsula or greater East Bay. Located in Silicon Valley, the 3075 Olcott Property is blocks away from Nvidia's and Intel's headquarters.

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Irvine Company's newly constructed Santa Clara Square is also a half mile away and offers many retail amenities including over 30 shops and restaurants.

Santa Clara Valley Transportation Authority (“VTA”) provides light rail service from Mountain View through San Jose with trains that link to Caltrain (nearest station 2.3 miles southeast of the 3075 Olcott Property), Bay Area Rapid Transit (nearest station 6.6 miles northwest of the 3075 Olcott Property) and San Jose International Airport (3.7 miles east of the 3075 Olcott Property). The Old Ironsides VTA station is located approximately 2.2 miles northwest of the 3075 Olcott Property. Additionally, Amtrak national passenger rail service and Union Pacific freight rail service provide access beyond the Bay Area. The 3075 Olcott Property is within proximity of three major international airports including San Jose International Airport (3.7 miles), San Francisco International Airport (30.5 miles), and Oakland International Airport (36.4 miles).

The 3075 Olcott Property is located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), with an estimated population of 2,006,458 in 2021. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. According to a third-party market research report, the 3075 Olcott Property is located within the Central Santa Clara office submarket. As of February 2022, the submarket reported a total inventory of approximately 5.3 million square feet with a 10.5% vacancy rate and an average asking rent of $62.06 PSF for 4- and 5-star office properties.

According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius of the 3075 Olcott Property was 4,799, 187,880 and 479,991, respectively and the estimated 2021 average household income within the same radii was approximately $168,341, $187,715 and $193,458, respectively.

The following table presents certain information relating to comparable office leases for the 3075 Olcott Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	AWS	$44.90(2)	Various(2)	Various(2)	Triple Net
The Quad-Portfolio Mountain View, CA	447,553	1997 / NAP	Google, Inc.	$51.00	Dec-2021	60	Triple Net
Sunnyvale Tech Campus Sunnyvale, CA	719,000	2007 / NAP	Facebook	$56.40	Dec-2021	126	Triple Net
Sunnyvale Pathline Park Sunnyvale, CA	701,118	2022 / NAP	Apple Inc	$45.00	May-2021	120	Triple Net
The Offices at Santana Row San Jose, CA	303,700	2019 / NAP	NetApp	$45.60	Apr-2021	132	Triple Net
Sunnyvale Cityline Sunnyvale, CA	133,966	2002 / NAP	Uber Technologies, Inc.	$72.00	Jun-2020	120	Net
Ameswell Mountain View Mountain View, CA	222,000	2021 / NAP	Google, Inc.	$67.80	Feb-2020	120	Triple Net
Moffett Towers II - Buildings III, IV, and V Sunnyvale, CA	1,087,689	2019 / NAP	Facebook	$52.20	Jan-2020	180	Triple Net
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 3075 Olcott Property are based on underwritten rent from the underwritten rent roll dated April 8, 2022. Rent PSF is inclusive of approximately $117,641 of contractual rent steps through June 2023.

The following table presents certain information relating to comparable office sales for the 3075 Olcott Property:

Comparable Office Sales(1)
Property / Location	Net Rentable Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	100.0%(2)
Coleman Highline Phase IV San Jose, CA	657,934	2021 / NAP	100.0%	Dec-2021	$780,000,000	$1,186
520 Almanor Avenue Sunnyvale, CA	231,000	2021 / NAP	98.0%	Jul-2021	$254,000,000	$1,100
LinkedIn HQ Sunnyvale, CA	287,644	1999 / NAP	100.0%	Jul-2021	$323,000,000	$1,123
750 Moffett Mountain View, CA	222,000	2021 / NAP	100.0%	Jul-2021	$283,000,000	$1,275
HQ@First Campus San Jose, CA	603,999	2010 / NAP	100.0%	Jul-2021	$535,000,000	$886
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 8, 2022.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,013,000	Title:	Fee
Cut-off Date Principal Balance:	$25,013,000	Property Type – Subtype:	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	282,129
Loan Purpose:	Refinance	Location:	Various
Borrower:	InCommercial Net Lease DST 6	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Erik Conrad	Occupancy:	100.0%
Interest Rate:	4.85000%	Occupancy Date:	6/10/2022
Note Date:	6/10/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	84 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.1%
Amortization Type:	Interest Only	UW Revenues:	$4,159,627
Call Protection:	L(24),YM1(54),O(6)	UW Expenses:	$1,342,025
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,817,602
Additional Debt:	No	UW NCF:	$2,688,039
Additional Debt Balance:	N/A	Appraised Value / Per SF(6):	$53,500,000 / $190
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$89
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$89
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV(6):	46.8%
Replacement Reserves(3):	$282,129	Springing	$282,129	Maturity Date LTV(6):	46.8%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Deferred Maintenance:	$4,600	$0	N/A	UW NOI Debt Yield:	11.3%
Specified Tenant Reserve(4):	$0	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$25,013,000	96.0%	Payoff Existing Debt	$23,671,259	90.9%
Borrower Sponsor Equity	1,031,607	4.0	Closing Costs	2,086,619	8.0
			Reserves	286,729	1.1
Total Sources	$26,044,607	100.0%	Total Uses	$26,044,607	100.0%
(1)	The borrower is required to make monthly payments of 1/12th of the real estate taxes payable during the next 12 months upon (i) an event of default, (ii) any lease is no longer in full force and effect, (iii) any tenant is no longer required to pay all taxes or fails to make timely payment of all taxes, (iv) the borrower fails to provide to the lender, upon request, evidence that all taxes have been paid or (v) the amortizing debt service coverage ratio based on the trailing three-month period is less than 1.30x.
(2)	The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default or (ii) failure by the borrower to provide evidence to the lender that each of the InCommercial Portfolio Properties (as defined below) are insured under a blanket policy.
(3)	If the Replacement Reserve Waiver Conditions (as defined below) are not met for any tenant during any time that the balance of the Replacement Reserve is below the $282,129 cap, then the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.17 per square foot multiplied by the aggregate square footage of all tenants for which the Replacement Reserve Waiver Condition is not satisfied. The “Replacement Reserve Waiver Condition” means, with respect to each tenant, (i) such tenant is responsible for, and is in fact completing, all repairs and maintenance obligations at its space, (ii) such tenant’s lease is in full force and effect, and (iii) such tenant maintains an investment grade rating of not less than Baa3/BBB- by Moody’s/S&P.
(4)	During a Specified Tenant Trigger Period (as defined below), the borrower is required to deposit into the specified tenant reserve, on a monthly basis, an amount equal to $0.29 per square foot multiplied by the aggregate square footage with respect to each applicable Specified Tenant (as defined below), up to an aggregate amount equal to one year of each applicable tenant’s rent. The “Specified Tenant Trigger Period” means (i) Kohl’s, Dollar General, or any corporate parent (each, a “Specified Tenant”) is in monetary default or material nonmonetary default under the applicable lease, (ii) a Specified Tenant fails to be in possession of, or fails to be open in, at least 75% of its space or goes dark in 25% or more of its space, (iii) a Specified Tenant gives notice that it is terminating two or more of its leases, (iv) any termination or cancellation of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of a Specified Tenant, or (vi) a Specified Tenant fails to maintain an investment grade rating of at least Ba2/BB/BB by Moody’s/S&P/Fitch.
(5)	Historical financials are not available due to the borrower acquiring the InCommercial Portfolio Properties between September 2021 and May 2022.
(6)	The Appraised Value reflects a portfolio premium of approximately 6.9% over the aggregate “as-is” value of the individual InCommercial Portfolio Properties. The sum of the values on an individual basis is $50,025,000, which represents a Cut-off Date LTV and Maturity Date LTV of 50.0%.
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The Loan. The InCommercial Portfolio mortgage loan (the “InCommercial Portfolio Mortgage Loan”) has an original principal balance of $25,013,000 and is secured by first lien fee mortgages encumbering 22 single-tenant retail properties and one medical office property located in 11 states (the “InCommercial Portfolio Properties”). The InCommercial Portfolio Mortgage Loan has a seven-year interest-only term.

The Properties. The InCommercial Portfolio Properties consist of 22 single-tenant retail buildings and one medical office building, with an aggregate of 282,129 square feet. The InCommercial Portfolio Properties span across 11 states, primarily in the midwestern United States, with the largest concentrations in Missouri (three properties, 37.9% of NRA, 26.5% of underwritten base rent), Minnesota (five properties, 14.9% of NRA, 14.6% of underwritten base rent) and Iowa (four properties, 11.7% of NRA, 11.3% of underwritten base rent). The InCommercial Portfolio Properties are each 100.0% occupied by single tenants, which include Dollar General, Kohl’s Corporation, Family Dollar/Dollar Tree, Advance Auto Parts, Walgreens, and Renal Care Options. Investment grade tenants, or subsidiaries of investment grade companies, comprise 96.7% of the NRA and 91.6% of the underwritten base rent for the InCommercial Portfolio Properties. The borrower acquired the InCommercial Portfolio Properties between September 2021 and May 2022 for a combined purchase price of approximately $49.4 million, resulting in a loan-to-purchase ratio of 50.6%.

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Portfolio Summary
Property Name / Location	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	UW NCF	% of UW NCF
Kohl’s - St. Joseph Saint Joseph, MO	Retail / Single Tenant	2006 / NAP	88,799	$5,066,000	20.3%	$9,925,000	19.8%	$501,368	18.7%
Walgreens - Birmingham Birmingham, AL	Retail / Single Tenant	2002 / NAP	13,650	2,636,000	10.5	5,400,000	10.8	298,506	11.1
Columbus Dialysis Clinic Columbus, GA	Office / Medical	1986 / 2020	9,280	2,099,000	8.4	4,050,000	8.1	214,166	8.0
Family Dollar/Dollar Tree - Hamilton Hamilton, MS	Retail / Single Tenant	2022 / NAP	10,500	982,000	3.9	1,780,000	3.6	100,647	3.7
Dollar General - Barren Springs Barren Springs, VA	Retail / Single Tenant	2017 / NAP	9,002	917,000	3.7	1,880,000	3.8	103,651	3.9
Family Dollar/Dollar Tree - Windsor Windsor, MO	Retail / Single Tenant	2022 / NAP	10,500	871,000	3.5	1,650,000	3.3	86,399	3.2
Advance Auto Parts - Hamilton Hamilton, OH	Retail / Single Tenant	2005 / NAP	7,000	804,000	3.2	1,680,000	3.4	81,912	3.0
Dollar General - Geneva Geneva, OH	Retail / Single Tenant	2016 / NAP	9,100	771,000	3.1	1,460,000	2.9	79,099	2.9
Advance Auto Parts - Van Buren Van Buren, AR	Retail / Single Tenant	2005 / NAP	7,000	769,000	3.1	1,560,000	3.1	87,005	3.2
Dollar General - Veguita Veguita, NM	Retail / Single Tenant	2018 / NAP	9,026	765,000	3.1	1,560,000	3.1	86,246	3.2
Dollar General - Fertile Fertile, MN	Retail / Single Tenant	2017 / NAP	9,002	764,000	3.1	1,560,000	3.1	85,812	3.2
Dollar General - Remer Remer, MN	Retail / Single Tenant	2017 / NAP	9,026	759,000	3.0	1,550,000	3.1	85,193	3.2
Dollar General - Roseville Roseville, IL	Retail / Single Tenant	2018 / NAP	9,100	751,000	3.0	1,540,000	3.1	84,212	3.1
Dollar General - Newhall Newhall, IA	Retail / Single Tenant	2018 / NAP	9,100	738,000	3.0	1,510,000	3.0	83,162	3.1
Dollar General - Frazee Frazee, MN	Retail / Single Tenant	2017 / NAP	7,489	735,000	2.9	1,500,000	3.0	82,427	3.1
Dollar General - Woodson Woodson, IL	Retail / Single Tenant	2017 / NAP	9,026	735,000	2.9	1,500,000	3.0	82,343	3.1
Dollar General - Sloan Sloan, IA	Retail / Single Tenant	2017 / NAP	9,002	733,000	2.9	1,500,000	3.0	82,679	3.1
Dollar General - Emily Emily, MN	Retail / Single Tenant	2017 / NAP	9,026	731,000	2.9	1,490,000	3.0	82,201	3.1
Dollar General - Bunker Bunker, MO	Retail / Single Tenant	2018 / NAP	7,545	698,000	2.8	1,430,000	2.9	78,710	2.9
Dollar General - Remsen Remsen, IA	Retail / Single Tenant	2018 / NAP	7,489	680,000	2.7	1,390,000	2.8	76,685	2.9
Dollar General - Dallas City Dallas City, IL	Retail / Single Tenant	2018 / NAP	7,489	680,000	2.7	1,390,000	2.8	76,469	2.8
Dollar General - Dayton Dayton, IA	Retail / Single Tenant	2017 / NAP	7,489	678,000	2.7	1,390,000	2.8	76,154	2.8
Dollar General - Winnebago Winnebago, MN	Retail / Single Tenant	2016 / NAP	7,489	651,000	2.6	1,330,000	2.7	72,993	2.7
Total			282,129	$25,013,000	100.0%	$53,500,000	100.0%	$2,688,039	100.0%
(1)	The Total Appraised Value reflects a portfolio premium of approximately 6.9% over the aggregate “as-is” value of the individual InCommercial Portfolio Properties. The sum of the values on an individual basis is $50,025,000. % of Appraised Value is calculated as a percentage of the $50,025,000 sum of individual values.

COVID-19 Update. As of August 10, 2022, the InCommercial Portfolio Properties are open and operating. As of August 10, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the InCommercial Portfolio Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests. The first payment date of the InCommercial Portfolio Mortgage Loan was August 1, 2022.

Major Tenants.

Dollar General (135,400 square feet; 48.0% NRA; 47.1% of underwritten base rent): Dollar General (NYSE: DG; Baa2/BBB by Moody’s/S&P) is a chain of more than 18,000 stores in 47 states, offering basic household items such as food, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, and paper products. Dollar General is the single tenant at 16 of the InCommercial Portfolio Properties.

Kohl’s Corporation (88,799 square feet; 31.5% NRA; 20.3% of underwritten base rent): Kohl’s Corporation (“Kohl’s”) (NYSE: KSS; Baa2/BBB-/BBB- by Moody’s/S&P/Fitch) is a specialty department store offering exclusive and national brand apparel, shoes,

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accessories, beauty and home products. Kohl’s operates more than 1,100 stores across 49 states. Kohl’s is the single tenant at the Kohl’s - St. Joseph property and has a lease expiration of January 31, 2032. The lease contains five, five-year extension options and no early termination options.

Family Dollar/Dollar Tree (21,000 square feet; 7.4% NRA; 7.4% of underwritten base rent): Dollar Tree (NASDAQ: DLTR; Baa2/BBB by Moody’s/S&P) is an operator of discount variety stores that have served North America for over 63 years. Dollar Tree operates under the brands Dollar Tree and Family Dollar, with more than 16,000 stores across the 48 contiguous United States and five Canadian provinces, supported by more than 200,000 associates. More than 240 of the total store count are combination stores which include Family Dollar and Dollar Tree under one roof. Both of the InCommercial Portfolio Properties that are occupied by Family Dollar/Dollar Tree are combination stores, with leases that expire March 31, 2032, and contain no early termination options. The Family Dollar/Dollar Tree - Hamilton lease includes six, five-year renewal options and the Family Dollar/Dollar Tree - Windsor lease includes five, five-year renewal options.

The following table presents certain information relating to the historical occupancy of the InCommercial Portfolio Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	2019 Occupancy excludes the Columbus Dialysis Clinic property as the occupancy is unavailable prior to the commencement of the current Renal Care Options lease. All historical occupancies exclude the Family Dollar/Dollar Tree - Hamilton and Family Dollar/Dollar Tree - Windsor properties as they were built in 2022.
(2)	Current occupancy is based on the underwritten rent rolls as of June 10, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the InCommercial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Dollar General	Baa2/BBB/NR	16	135,400	48.0%	$10.23	$1,385,808	47.1%	Various(4)
Kohl’s	Baa2/BBB-/BBB-	1	88,799	31.5	6.71	595,674	20.3	1/31/2032
Family Dollar/Dollar Tree	Baa2/BBB/NR	2	21,000	7.4	10.38	217,875	7.4	3/31/2032
Advance Auto Parts	Baa2/BBB-/NR	2	14,000	5.0	13.21	184,905	6.3	Various(5)
Walgreens	Baa2/BBB/NR	1	13,650	4.8	22.71	310,000	10.5	1/31/2033(6)
Renal Care Options(7)	NR/NR/NR	1	9,280	3.3	26.59	246,780	8.4	10/18/2035

Occupied Collateral Total / Wtd. Avg.		23	282,129	100.0%	$10.42	$2,941,042	100.0%

Vacant Space		NAP	0	0.0%

Collateral Total		23	282,129	100.0%

(1)	Based on underwritten rent rolls as of June 10, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.
(4)	Dollar General leases 135,400 square feet across 16 properties, with lease sizes ranging from 7,489 square feet to 9,100 square feet and initial lease expiration dates ranging from November 30, 2031, to March 31, 2033.
(5)	Advance Auto Parts leases 14,000 square feet across two properties: (i) Advance Auto Parts - Hamilton, 7,000 square feet of space with an initial lease expiration date of December 31, 2031, and (ii) Advance Auto Parts - Van Buren, 7,000 square feet of space with an initial lease expiration date of September 30, 2032.
(6)	The Lease Exp. Date reflects the earliest termination option date as the lease expiration date. The Walgreens lease expires on January 31, 2083.
(7)	Renal Care Options is the single tenant at the Columbus Dialysis Clinic property.

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The following table presents certain information relating to the tenant lease expirations at the InCommercial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	2	16,100	5.7	185,126	6.3		16,100	5.7%	$185,126	6.3%
2032	12	182,891	64.8	1,598,074	54.3		198,991	70.5%	$1,783,200	60.6%
2033 & Beyond	9	83,138	29.5	1,157,843	39.4		282,129	100.0%	$2,941,042	100.0%
Total	23	282,129	100.0%	$2,941,042	100.0%
(1)	Based on underwritten rent rolls as of June 10, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.

The following table presents certain information relating to the underwritten cash flows of the InCommercial Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$2,941,042	$10.42	67.9%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,941,042	$10.42	67.9%
Total Reimbursements	1,387,591	4.92	32.1
Net Rental Income	$4,328,634	$15.34	100.0%
(Vacancy/Credit Loss)	(169,007)	(0.60)	(3.9)
Effective Gross Income	$4,159,627	$14.74	96.1%
Total Expenses	$1,342,025	$4.76	32.3%
Net Operating Income	$2,817,602	$9.99	67.7%
Total TI/LC, Capex/RR	129,563	0.46	3.1
Net Cash Flow	$2,688,039	$9.53	64.6%
(1)	Historical financials are not available due to the borrower acquiring the InCommercial Portfolio Properties between September 2021 and May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent rolls dated June 10, 2022.
(4)	Rents in Place includes straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.

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No. 12 – InCommercial Portfolio

The Market. The InCommercial Portfolio Properties are geographically diverse with properties located in 11 different states.

Market Area Summary(1)
Property Name	City, State	UW Rental Rate PSF(2)	Market Rental Rate PSF	5-Mile Population(3)	5-Mile Median Household Income(3)
Kohl’s – St. Joseph	Saint Joseph, MO	$6.71	$7.00	60,493	$77,734
Walgreens – Birmingham	Birmingham, AL	$22.71	$23.00	173,604	$66,902
Columbus Dialysis Clinic	Columbus, GA	$26.59	$26.50	166,565	$65,339
Family Dollar/Dollar Tree – Hamilton	Hamilton, MS	$11.00	$11.00	2,786	$54,560
Dollar General – Barren Springs	Barren Springs, VA	$11.98	$12.00	3,551	$60,574
Family Dollar/Dollar Tree – Windsor	Windsor, MO	$9.75	$10.00	4,046	$59,974
Advance Auto Parts – Hamilton	Hamilton, OH	$13.50	$11.00	2,786	$72,961
Dollar General – Geneva	Geneva, OH	$9.96	$10.00	4,488	$69,872
Advance Auto Parts – Van Buren	Van Buren, AR	$12.60	$12.50	45,595	$58,280
Dollar General – Veguita	Veguita, NM	$9.96	$10.00	3,508(4)	$47,868(4)
Dollar General – Fertile	Fertile, MN	$9.98	$10.00	1,699	$75,136
Dollar General – Remer	Remer, MN	$9.89	$10.00	913	$61,452
Dollar General – Roseville	Roseville, IL	$9.71	$9.75	1,527	$64,346
Dollar General – Newhall	Newhall, IA	$9.54	$9.50	1,980	$88,324
Dollar General – Frazee	Frazee, MN	$11.53	$11.50	3,758	$77,955
Dollar General – Woodson	Woodson, IL	$9.58	$9.75	38,832	$75,524
Dollar General – Sloan	Sloan, IA	$9.58	$9.50	1,371	$87,341
Dollar General – Emily	Emily, MN	$9.52	$9.50	1,529	$73,918
Dollar General – Bunker	Bunker, MO	$10.87	$10.75	1,068	$56,821
Dollar General – Remsen	Remsen, IA	$10.67	$10.50	2,366	$89,784
Dollar General – Dallas City	Dallas City, IL	$10.68	$10.50	2,021	$61,103
Dollar General – Dayton	Dayton, IA	$10.64	$10.00	1,181	$62,333
Dollar General – Winnebago	Winnebago, MN	$10.22	$10.25	2,027	$65,251
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated June 10, 2022.
(3)	5-mile Population and 5-mile Median Household Income as of 2021, except the Dollar General - Veguita property is as of 2022.
(4)	Source: Third-party market research report.

Partial Release. At any time on or after August 1, 2024, and prior to the InCommercial Portfolio Mortgage Loan maturity date, the borrower may obtain the release of any of the InCommercial Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays a portion of the InCommercial Portfolio Mortgage Loan equal to (a) with respect to any property that is dark, 110% of the allocated loan amount of the property being released or (b) with respect to any other property, 120% of the allocated loan amount of the property being released, and if such property is released prior to January 2, 2029, the payment of a yield maintenance premium pursuant to the InCommercial Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio for the remaining InCommercial Portfolio Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release and (y) 1.70x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining InCommercial Portfolio Properties for the 12 calendar months immediately preceding such release and (y) 10.75%, (v) the loan-to-value ratio for the remaining InCommercial Portfolio Properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0%, and (vi) the release is permitted under REMIC requirements.

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No. 13 – Bell Works

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	1,371,470
Loan Purpose:	Refinance	Location:	Holmdel, NJ
Borrower:	Somerset Holmdel Development I Urban Renewal, L.P.	Year Built / Renovated:	1962, 1964, 1982 / 2017
Borrower Sponsors:	Ralph Zucker and Jozef Straus	Occupancy:	90.5%
Interest Rate:	5.11000%	Occupancy Date:	2/1/2022
Note Date:	4/8/2022	4th Most Recent NOI (As of):	$6,648,528 (12/31/2019)
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of):	$11,557,609 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$15,787,125 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(5):	$15,179,689 (TTM 2/28/2022)
Original Amortization Term:	None	UW Economic Occupancy:	88.7%
Amortization Type:	Interest Only	UW Revenues:	$37,490,628
Call Protection(3):	L(28),D(89),O(3)	UW Expenses:	$17,715,360
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$19,775,267
Additional Debt(2):	Yes	UW NCF:	$18,261,235
Additional Debt Balance(2):	$185,000,000	Appraised Value / Per SF:	$335,200,000 / $244
Additional Debt Type(2):	Pari Passu	Appraisal Date:	1/31/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$617,834	$308,917	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$24,583	N/A	Maturity Date LTV:	62.6%
TI / LC:	$8,500,000	Springing	$8,500,000	UW NCF DSCR:	1.68x
Other:	$6,778,984	Springing	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Sponsor Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%
(1)	The financial information presented in the charts above is calculated based on the aggregate outstanding principal balance of the Bell Works Whole Loan (as defined below).
(2)	The Bell Works Mortgage Loan (as defined below) is part of the Bell Works Whole Loan, which is comprised of 13 pari passu promissory notes with an aggregate original balance of $210,000,000. The Bell Works Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“BCREI”).
(3)	Voluntary prepayment of the Bell Works Whole Loan is prohibited prior to the due date occurring in March 2032. Defeasance of the Bell Works Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 8, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Bell Works Whole Loan to be securitized. The assumed defeasance lockout period of 28 payments is based on the anticipated closing date of the BBCMS 2022-C17 securitization trust in September 2022. The actual lockout period may be longer.
(4)	Initial Other reserves consist of $6,778,984 deposited into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions. Additionally, the borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit will serve as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.
(5)	The increase from Most Recent NOI (As of) to UW NOI is primarily attributable to potential income from vacant space and contractual rent steps.

The Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a whole loan (the “Bell Works Whole Loan”) that is secured by the borrower’s fee interest in a 1,371,470 square foot office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan is comprised of 13 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000. The Bell Works Whole Loan was co-originated by CREFI, BMO and BCREI and accrues interest at a fixed rate of 5.11000% per annum. The Bell Works Whole Loan has an initial term of 120 months and is interest-only for the full term. The Bell Works Mortgage Loan is evidenced by non-controlling Notes A-6 and A-7 with an aggregate outstanding principal balance as of the Cut-

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No. 13 – Bell Works

off Date of $25,000,000. The Bell Works Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization. See “Pooling and Servicing Agreement —Servicing of Non-Serviced Mortgage Loans” in the Prospectus.

The table below summarizes the promissory notes that comprise the Bell Works Whole Loan. The relationship between the holders of the Bell Works Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-2-2(1)	$5,000,000	$5,000,000	CREFI	No
A-3-1	$15,000,000	$15,000,000	BMO 2022-C2	No
A-3-2(1)	$10,000,000	$10,000,000	CREFI	No
A-4	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-5	$15,000,000	$15,000,000	BMO 2022-C2	No
A-6	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-7	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-8	$10,000,000	$10,000,000	BMO	No
A-9	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-10	$10,000,000	$10,000,000	BBCMS 2022-C16	No
A-11	$5,000,000	$5,000,000	BBCMS 2022-C16	No
Whole Loan	$210,000,000	$210,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Bell Works Property is a five-story Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 square feet. The Bell Works Property was built in phases in 1962, 1964, and 1982 and recently renovated in 2017. The Bell Works Property is comprised of office and ground floor retail spaces and features a multi-story glass auditorium in the center of the Bell Works Property. The Bell Works Property also features a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet. As of February 1, 2022, the Bell Works Property was 90.5% occupied by 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

COVID-19 Update. As of August 10, 2022, the Bell Works Property was open and operational. As of August 10, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 Pandemic. As of August 10, 2022, the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan was June 6, 2022.

Major Tenants.

iCIMS, Inc. (331,378 square feet; 24.2% of NRA; 25.1% of underwritten base rent). iCIMS, Inc. (“iCIMS”) is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 square feet and has expanded its space at the Bell Works Property by an additional 72,388 square feet in both August 2019 and February 2021. iCIMS current lease expires in November 2032, subject to one, two-year extension option followed by two, five-year extension options. iCIMS is currently “dark” in approximately 75,000 square feet of its demised premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such space to the extent that (w) iCIMS has not alleged in writing any default by the borrower with respect to such space (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (x) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (y) iCIMS has not requested in writing any reduction in rent with respect to such space, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

Guardian Life Insurance Company of America (91,319 square feet; 6.7% of NRA; 8.9% of underwritten base rent). Guardian Life Insurance Company of America (“Guardian”) (S&P: AA+) was founded in 1860 in New York City, where it is still headquartered. Guardian is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives. Guardian’s lease at the Bell Works Property commenced in January 2018 and expires in December 2032, subject to three, five-year extension options.

Jersey Central Power & Light Company (69,870 square feet; 5.1% of NRA; 5.8% of underwritten base rent). Jersey Central Power & Light Company (“JCP&L”) (Moody’s/S&P/Fitch: A3/BBB/BBB) is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. JCP&L has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027, subject to two, five-year extension options.

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No. 13 – Bell Works

Environmental. According to the Phase I environmental report dated as of February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical occupancy of the Bell Works Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
65.9%	76.6%	85.9%	90.5%
(1)	As provided by the borrowers and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 1, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Bell Works Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
iCIMS(4)	NR/NR/NR	331,378	24.2%	$24.96	$8,271,612	25.1%	11/30/2032
Guardian(5)	NR/AA+/NR	91,319	6.7	$32.00	2,922,027	8.9	12/31/2032
JCP&L	A3/BBB/BBB	69,870	5.1	$27.51	1,921,789	5.8	12/31/2027
WorkWave LLC	NR/NR/NR	71,667	5.2	$26.50	1,899,176	5.8	5/27/2029
International Flavors & Fragrances, L.P.	Baa3/BBB/BBB	60,104	4.4	$30.68	1,844,047	5.6	9/30/2033
Cisco Systems	A1/AA-/NR	49,998	3.6	$26.24	1,312,182	4.0	12/31/2023
Santander Bank, N.A.(6)	A2/A+/NR	38,954	2.8	$31.00	1,207,574	3.7	4/30/2028
Central Reach	NR/NR/NR	26,615	1.9	$36.00	958,140	2.9	10/31/2032
Vonage	NR/NR/NR	25,517	1.9	$33.50	854,820	2.6	4/30/2027
Spirent Communications(7)	NR/NR/NR	34,389	2.5	$23.89	821,563	2.5	2/28/2030
Largest Tenants		799,811	58.3%	$27.52	$22,012,929	66.7%
Remaining Tenants		440,996	32.2	$24.92	10,990,333	33.3
Total Occupied		1,240,807	90.5%	$26.60	$33,003,261	100.0%
Vacant Space		130,663	9.5
Total / Wtd. Avg.		1,371,470	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.
(4)	iCIMS has one, two-year extension option followed by two, five-year extension options.
(5)	Guardian has three, five-year extension options, JCP&L, WorkWave LLC, International Flavors & Fragrances, L.P., Cisco Systems, Santander Bank N.A. and Central Reach all have two, five-year extension options. Vonage has two, two-year extension options.
(6)	Santander Bank, N.A. may terminate its lease effective August 31, 2024 with 12 months’ prior notice and subject to the payment of a termination fee.
(7)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027, with nine months’ notice and payment of a termination fee.
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No. 13 – Bell Works

The following table presents certain information relating to the tenant lease expirations of the Bell Works Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	130,663	9.5%	NAP	NAP	130,663	9.5%	NAP	NAP
MTM	2	1,662	0.1	$0	0.0%	132,325	9.6%	$0	0.0%
2022	18	42,134	3.1	1,218,576	3.7	174,459	12.7%	$1,218,576	3.7%
2023	15	78,933	5.8	2,394,956	7.3	253,392	18.5%	$3,613,531	10.9%
2024	12	23,561	1.7	865,476	2.6	276,953	20.2%	$4,479,008	13.6%
2025	8	44,562	3.2	1,316,138	4.0	321,515	23.4%	$5,795,145	17.6%
2026	10	41,427	3.0	1,309,163	4.0	362,942	26.5%	$7,104,309	21.5%
2027	6	99,957	7.3	2,923,188	8.9	462,899	33.8%	$10,027,497	30.4%
2028	6	87,830	6.4	2,353,695	7.1	550,729	40.2%	$12,381,192	37.5%
2029	14	146,993	10.7	4,008,535	12.1	697,722	50.9%	$16,389,726	49.7%
2030	10	118,084	8.6	2,571,170	7.8	815,806	59.5%	$18,960,896	57.5%
2031	0	0	0.0	0	0.0	815,806	59.5%	$18,960,896	57.5%
2032	5	470,976	34.3	12,198,319	37.0	1,286,782	93.8%	$31,159,215	94.4%
2033 & Beyond	3	84,688	6.2	1,844,047	5.6	1,371,470	100.0%	$33,003,261	100.0%
Total	109	1,371,470	100.0%	$33,003,261	100.0%
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated February 1, 2022.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

The following table presents certain information relating to the underwritten cash flows of the Bell Works Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36	76.3%
Contractual Rent Steps(5)	0	0	0	0	964,855	$0.70	2.3
Potential Income from Vacant Space	0	0	0	0	4,503,866	$3.28	10.7
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	$1.56	5.1
Other Income(6)	568,329	341,475	959,018	996,252	1,330,546	$0.97	3.2
Event Revenue (net)(7)	8,314	37,558	158,948	226,082	1,023,000	$0.75	2.4
Gross Potential Rent	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62	100.0%
Vacancy & Credit Loss	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	(3.28)	(10.7)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34	89.3%
Real Estate Taxes	2,079,066	2,718,393	2,988,992	3,516,964	3,707,005	$2.70	9.9
Insurance	667,837	774,217	893,360	900,110	858,262	$0.63	2.3
Management Fee	728,324	861,280	1,089,879	1,109,805	1,312,172	$0.96	3.5
Other Operating Expenses	10,192,501	9,128,333	10,922,065	11,050,751	11,837,921	$8.63	31.6
Total Expenses	$13,667,728	$13,482,223	$15,894,296	$16,577,630	$17,715,360	$12.92	47.3%
Net Operating Income(2)	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42	52.7%
Replacement Reserves	0	0	0	0	295,000	$0.22	0.8
TI / LC	0	0	0	0	1,219,032	$0.89	3.3
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32	48.7%
(1)	TTM represents the trailing 12 months ending February 28, 2022.
(2)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Base Rent is based on the underwritten rent roll as of February 1, 2022.
(5)	Underwritten Contractual Rent Steps totaling $964,855 are underwritten through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate its lease effective August 31, 2024.
(6)	Other Income includes overtime HVAC reimbursements and net income from co-working space.
(7)	Event Revenue (net) includes net event revenue, access control fees, and other miscellaneous income.

The Market. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. According to the appraisal, as of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the professional & business services and education & health services sectors

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accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

The Bell Works Property is located in the Central New Jersey Office submarket. According to the appraisal, as of the third quarter of 2021, the submarket had an inventory of 84,070,150 square feet, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 per square foot. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 square feet of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 per square foot.

According to the appraisal, the 2021 population and average household income within a one-, three- and five-mile radius of the Bell Works Property was 1,658, 26,186, and 127,105 and $254,706, $238,948 and $169,488, respectively.

The following table presents certain information relating to comparable office leases for the Bell Works Property:

Comparable Office Leases(1)
Property Names	Tenant Name	City / State	Tenant Leased Space (SF)		Lease Sign Date	Lease Term (months)	Base Rent Per SF
Bell Works	iCIMS, Inc.	Holmdel / NJ	331,378	(2)	December 2017(2)	180(2)	$24.96	(2)
West Windsor Commons	Bristol Myers Squibb	West Windsor / NJ	117,828		November 2020	90	$35.00
Princeton Forrestal Center	Croda International	Plainsboro / NJ	61,696		April 2020	138	$31.50
250 Industrial Way West	Tyco Submarine Systems	Eatontown / NJ	138,163		October 2019	120	$29.26
The Offices at Metropark	IBM	Edison / NJ	155,000		June 2019	64	$41.00
(1)	Source: Appraisal.
(2)	Tenant Leased Space (SF), Lease Sign Date, Lease Term (months) and Base Rent Per SF for the Bell Works Property is based on underwritten rent from the underwritten rent roll dated February 1, 2022. Base Rent Per SF is inclusive of contractual rent steps.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	283,488
Loan Purpose(2):	Acquisition	Location:	Various
Borrower:	KB Diversified Healthcare 60, DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	92.8%
Interest Rate:	5.06000%	Occupancy Date:	Various
Note Date:	5/19/2022	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(8):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(8):	NAV
Original Term:	120 months	Most Recent NOI (As of)(8):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$9,334,318
Call Protection:	L(27),D(90),O(3)	UW Expenses:	$2,610,997
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,723,321
Additional Debt(1):	Yes	UW NCF:	$6,666,623
Additional Debt Balance(1):	$55,000,000	Appraised Value / Per SF(9):	$139,000,000 / $490
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/15/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$282
Taxes(3):	$141,309	$30,220	N/A	Maturity Date Loan / SF:	$282
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV(9):	57.6%
Replacement Reserves(5):	$600,000	Springing	$600,000	Maturity Date LTV(9):	57.6%
TI / LC Reserve(6):	$4,500,000	Springing	$4,500,000	UW NCF DSCR:	1.62x
Other(7):	$133,915	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$80,000,000	55.8%	Purchase Price(2)	$132,375,000	92.4%
Borrower Sponsor Equity	63,326,923	44.2	Closing Costs	5,576,699	3.9
			Reserves	5,375,224	3.8
Total Sources	$143,326,923	100.0%	Total Uses	$143,326,923	100.0%
(1)	The KB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $80,000,000. The financial information presented in the charts above is based on the $80,000,000 KB Portfolio Whole Loan (as defined below).
(2)	A borrower sponsor-affiliate acquired six of the KB Portfolio Properties between July 2021 and February 2022 and subsequently sold each of the six properties to the borrower at the origination of the KB Portfolio Whole Loan. The remaining four KB Portfolio Properties were acquired from multiple third-party sellers at the origination of the KB Portfolio Whole Loan.
(3)	Initial and monthly tax escrows represent taxes due for all KB Portfolio Properties for which the respective tenants do not currently pay taxes directly. So long as no Cash Sweep Period (as defined below) is continuing, the borrower will not be required to escrow annual estimated taxes with respect to any individual property where (i) a tenant is obligated to pay all taxes directly with respect to such individual property, (ii) the borrower has provided satisfactory evidence to the lender of the tenant’s full compliance with such obligation, and (iii) the tenant’s lease remains in full force and effect. The single tenants at the Waystar Building, Fresenius Kidney Care, and Auburn Medical properties satisfy all requirements in the preceding sentence; and therefore, the borrower is not currently required to escrow annual estimated taxes with respect to these three KB Portfolio Properties.
(4)	The borrower is required to escrow, on a monthly basis, 1/12th of the premiums payable during the next 12 months upon (i) an event of default under the KB Portfolio Whole Loan documents, (ii) failure by the borrower to provide evidence to the lender that the KB Portfolio Properties are insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.
(5)	Monthly escrows for replacement reserves equal to $4,725 (approximately $0.20 per square foot annually) will commence on the next ensuing payment date after the balance of the replacement reserve falls below $400,000 and continue until the balance is at least $600,000. Following the balance of the replacement reserve reaching the $600,000, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $400,000.
(6)	Monthly escrows for TI/LC reserves equal to $35,436 (approximately $1.50 per square foot annually) will commence on the next ensuing payment date after the balance of the TI/LC reserve falls below $2,500,000 and continue until the balance is at least $4,500,000. Following the balance of the replacement reserve reaching the $4,500,000, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $2,500,000.
(7)	Other reserves are comprised of $113,915 for the pro rata share of annual CAM expenses related to a reciprocal easement agreement at the Walgreens - Las Vegas property and $20,000 for the pro rata share of annual CAM expenses related to a condominium association at the Tower Health property.
(8)	Historical financials are not available due to the borrower or a borrower sponsor-affiliate acquiring the KB Portfolio Properties (as defined below) from multiple sellers between July 2021 and May 2022.
(9)	The Appraised Value reflects a portfolio premium of approximately 7.5% over the aggregate “as-is” value of the individual KB Portfolio Properties. The sum of the values on an individual basis is $129,290,000, which represents a Cut-off Date LTV and Maturity Date LTV of 61.9%.
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The Loan. The KB Portfolio mortgage loan (the “KB Portfolio Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $80,000,000 (the “KB Portfolio Whole Loan”), which is secured by first lien fee mortgages encumbering eight medical office properties, one CBD office property, and one single-tenant retail property located in eight states (the “KB Portfolio Properties”). The KB Portfolio Mortgage Loan, which is evidenced by the non-controlling Note A-2 and non-controlling Note A-4, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2022-C17 securitization trust. The KB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2022-C2	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C17	No
A-3	$15,000,000	$15,000,000	BMO 2022-C2	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C17	No
Total	$80,000,000	$80,000,000

The Properties. The KB Portfolio Properties consist of eight medical office buildings, one CBD office building, and one single-tenant retail building, with an aggregate of 283,488 square feet. The KB Portfolio Properties span across eight states and nine metropolitan areas. The KB Portfolio Properties have a combined 92.8% occupancy, with seven of the KB Portfolio Properties occupied by single tenants. The three multi-tenant properties include New Orleans MOB, Carmichael MOB and Port Arthur Dialysis. Three properties that represent approximately 46.4% of underwritten base rent are 100.0% leased to investment grade tenants or subsidiaries of investment grade companies. The borrower acquired the KB Portfolio Properties for a combined purchase price of $132.4 million, resulting in a loan-to-purchase ratio of 60.4%.

Portfolio Summary
Property Name / Location	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	UW NCF	% of UW NCF
Walgreens - Las Vegas Las Vegas, NV	Retail / Single Tenant	2015 / NAP	18,100	$31,736,000	39.7%	$50,000,000	38.7%	$2,485,407	37.3%
Waystar Building Louisville, KY	Office / CBD	2009 / 2014	128,710	18,100,000	22.6	30,200,000	23.4	1,612,650	24.2
Fresenius Kidney Care Arleta, CA	Office / Medical	1965 / 2019	10,075	5,544,000	6.9	8,960,000	6.9	497,982	7.5
Tower Health Womelsdorf, PA	Office / Medical	2021 / NAP	11,000	4,500,000	5.6	7,600,000	5.9	381,178	5.7
New Orleans MOB New Orleans, LA	Office / Medical	1990 / 2012	21,619	4,393,000	5.5	7,100,000	5.5	424,376	6.4
Penn State Health Temple, PA	Office / Medical	1955 / 2020	14,200	4,200,000	5.3	6,800,000	5.3	247,888	3.7
Carmichael MOB Hudson, WI	Office / Medical	2004 / NAP	26,517	3,898,000	4.9	6,300,000	4.9	428,900	6.4
Port Arthur Dialysis Port Arthur, TX	Office / Medical	1978 / NAP	38,466	2,809,000	3.5	4,540,000	3.5	156,848	2.4
Auburn Medical Auburn, NH	Office / Medical	2017 / NAP	7,704	2,784,000	3.5	4,500,000	3.5	247,572	3.7
Berkley Eye Institute, PA Humble, TX	Office / Medical	2019 / NAP	7,097	2,036,000	2.5	3,290,000	2.5	183,824	2.8
Total				$80,000,000	100.0%	$139,000,000	100.0%	$6,666,623	100.0%
(1)	The Total Appraised Value reflects a portfolio premium of approximately 7.5% over the aggregate “as-is” value of the individual KB Portfolio Properties. The sum of the values on an individual basis is $129,290,000. % of Appraised Value is calculated as a percentage of the $129,290,000 sum of individual values.

Walgreens - Las Vegas. The Walgreens - Las Vegas property consists of air rights, the borrower’s rights under a 99-year reciprocal easement and cost-sharing agreement and interior items of an 18,100 square foot ground floor retail space within a larger two-story, 37,499 square foot retail building located on the north end of the Las Vegas Strip in Las Vegas, Nevada. The remaining non-collateral includes the physical structure of the entire building and the second floor retail space, surface parking and parking garage. Constructed in 2015, the Walgreens - Las Vegas property is 100.0% occupied by Walgreens. The Walgreens - Las Vegas property benefits from a location at the hard corner intersection of South Las Vegas Boulevard and Sahara Avenue, just south of the STRAT hotel, casino and skypod, which has recently undergone a $110 million renovation, and just north of the SAHARA Las Vegas hotel and casino, which has recently begun a $150 million renovation. Pursuant to a 2014 reciprocal easement agreement, the Walgreens - Las Vegas property will have perpetual access to (i) the 22 surface level parking spaces and the 154-space parking garage and (ii) the surface level pedestrian ingress and egress access points. For more information regarding the reciprocal easement and cost-sharing agreement and the protections and rights it grants to the related borrower please see the “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates” in the Prospectus.

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Waystar Building. The Waystar Building property consists of a 128,710 square foot, 11-story mid-rise office building located on the west side of downtown Louisville, Kentucky, at the intersection of South 9th Street and West Market Street situated on 0.54 acres. The building improvements were constructed in 2009 and renovated in 2014. The first floor contains a conference center and a cafeteria. Parking is provided by a basement parking garage that accommodates 14 vehicles, and there are numerous surrounding public parking lots and garages as well. The Waystar Building property is 100.0% leased to Waystar Technologies, Inc. (“Waystar”). A cell tower leased to Verizon Wireless is also located on the Waystar Building property. Interstates 64 and 65 are the nearest major thoroughfares, located within two miles of the Waystar Building property.

Fresenius Kidney Care. The Fresenius Kidney Care property consists of a 10,075 square foot medical office building located in Arleta, California. Situated on 0.62 acres, the Fresenius Kidney Care property was constructed in 1965 and fully renovated in 2019. The Fresenius Kidney Care property is 100% leased to Fresenius Kidney Care. Parking is provided by a 37-space surface parking lot (approximately 3.67 parking spaces per 1,000 square feet of NRA). The Fresenius Kidney Care property is located on the northern side of Osborne Street just north of the intersection of Woodman Avenue and Osborne Street, which is a main commercial district in the neighborhood. Local and regional access is provided by the 5 Freeway approximately one mile northeast and the 405 Freeway approximately two miles to the west.

COVID-19 Update. As of August 10, 2022, the KB Portfolio Properties are open and operating. As of August 10, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the KB Portfolio Whole Loan is not subject to any forbearance, modification, or debt service relief requests. The first payment date of the KB Portfolio Whole Loan was July 1, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Walgreens, Waystar and Fresenius Kidney Care.

Walgreens (18,100 square feet; 6.4% NRA; 35.8% of underwritten base rent): Walgreens is a chain of pharmacy and convenience stores owned by Walgreens Boots Alliance (“WBA”) (rated Baa2/BBB by Moody’s/S&P). Walgreens sells prescription and non-prescription drugs, as well as an assortment of retail products including health and wellness, beauty, personal care, and consumables and general merchandise. WBA is an integrated healthcare, pharmacy and retail company with a presence in nine countries through its portfolio of consumer brands that include Walgreens, Boots, and Duane Reade, among others. WBA’s retail footprint totals over 13,000 locations across the United States, Europe and Latin America. WBA employs more than 315,000 team members, including nearly 35,000 pharmacists. Walgreens has leased the entire Walgreens - Las Vegas property since it was constructed in 2015, under a lease that can be terminated by Walgreens on March 31, 2040, and every five years thereafter until the final lease maturity of March 31, 2090.

Waystar (128,710 square feet; 45.4% NRA; 23.4% of underwritten base rent): Waystar (rated B3/B-/B- by Moody’s/S&P/Fitch), formerly ZirMed, Inc., is a privately-held technology company that provides healthcare information and software solutions to health systems and hospitals throughout the United States. Waystar utilizes its cloud-based platform to help healthcare providers across all care settings streamline workflows and improve financial performance. With over 20 years in the industry, Waystar’s platform is used by more than half a million providers, 1,000 health systems and hospitals, and 5,000 payers and health plans and integrates with all major hospital information and practice management systems. Waystar has leased the entire Waystar Building property since 2014, through a 20-year lease that expires in January 2034. The lease contains three, five-year extension options and no early termination options.

Fresenius Kidney Care (10,075 square feet; 3.6% NRA; 6.9% of underwritten base rent): As a subsidiary of Fresenius Medical Care, Fresenius Kidney Care serves patients through a nationwide network of dialysis centers. Fresenius Medical Care (rated Baa3/BBB/BBB- by Moody’s/S&P/ Fitch) provides renal care services through a global network of 4,153 dialysis clinics in approximately 150 countries and cares for more than 345,000 patients. In addition to providing dialysis services, Fresenius Medical Care is a supplier of dialysis products, including dialysis machines, dialyzers, and related disposables, with 42 production sites on all continents. Fresenius Kidney Care has leased the entire Fresenius Kidney Care property since May 2019, through a 15-year lease that expires in May 2034. The lease contains three, five-year renewal options and no early termination options.

The following table presents certain information relating to the historical occupancy of the KB Portfolio Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	92.8%
(1)	Historical occupancies reflect only the seven single-tenant KB Portfolio Properties, as the information was unavailable for the three multi-tenant properties, New Orleans MOB, Carmichael MOB and Port Arthur Dialysis. 2019 and 2020 occupancies exclude the Tower Health and Berkley Eye Institute, PA properties as the current single-tenant leases commenced in 2021.
(2)	Current occupancy is based on the underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.
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The following table presents certain information relating to the largest tenants based on underwritten base rent of the KB Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Walgreens	Walgreens - Las Vegas	Baa2/BBB/NR	18,100	6.4%	$143.65	$2,600,004	35.8%	3/31/2040	(4)
Waystar Technologies, Inc.	Waystar Building	B3/B-/B-	128,710	45.4	13.24	1,704,000	23.4	1/31/2034
Fresenius Kidney Care	Fresenius Kidney Care	Baa3/BBB/BBB-	10,075	3.6	50.12	505,006	6.9	5/31/2034
Tower Health Medical Group	Tower Health	NR/BB-/B+	11,000	3.9	38.32	421,479	5.8	9/30/2036
East Jefferson General Hospital	New Orleans MOB	NR/NR/NR	15,547	5.5	21.00	326,487	4.5	7/31/2024
Major Tenants			183,432	64.7%	$30.29	$5,556,976	76.5%

Other Tenants			79,696	28.1%	$21.45	$1,709,681	23.5%

Occupied Collateral Total / Wtd. Avg.			263,128	92.8%	$27.62	$7,266,657	100.0%

Vacant Space			20,360	7.2%

Collateral Total			283,488	100.0%

(1)	Based on underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include (i) rent steps of approximately $18,599 through April 2023, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.
(4)	The Lease Exp. Date reflects the earliest termination option date as the lease expiration date. The Walgreens lease expires on March 31, 2090.

The following table presents certain information relating to the tenant lease expirations at the KB Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	20,360	7.2%	NAP	NAP	20,360	7.2%	NAP	NAP
2022	0	0	0.0	$0	0.0%	20,360	7.2%	$0	0.0%
2023	2	4,450	1.6	75,939	1.0	24,810	8.8%	$75,939	1.0%
2024	2	17,637	6.2	360,930	5.0	42,447	15.0%	$436,869	6.0%
2025	4	19,788	7.0	375,305	5.2	62,235	22.0%	$812,174	11.2%
2026	1	1,852	0.7	40,463	0.6	64,087	22.6%	$852,637	11.7%
2027	1	1,486	0.5	23,033	0.3	65,573	23.1%	$875,670	12.1%
2028	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2029	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2030	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2031	1	2,763	1.0	52,138	0.7	68,336	24.1%	$927,808	12.8%
2032	1	7,704	2.7	297,550	4.1	76,040	26.8%	$1,225,357	16.9%
2033 & Beyond	8	207,448	73.2	6,041,300	83.1	283,488	100.0%	$7,266,657	100.0%
Total	20	283,488	100.00%	$7,266,657	100.0%
(1)	Based on underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include (i) rent steps of approximately $18,599 through April 2023, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.
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The following table presents certain information relating to the underwritten cash flows of the KB Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	% (2)
Rents in Place(3)	$7,190,069	$25.36	71.4%
Rent Steps(4)	76,589	0.27	0.8
Vacant Income	245,478	0.87	2.4
Gross Potential Rent	$7,512,135	$26.50	74.6%
Total Reimbursements	2,553,502	9.01	25.4
Net Rental Income	$10,065,637	$35.51	100.0%
Other Income(5)	33,000	0.12	0.3
(Vacancy/Credit Loss)	(764,319)	(2.70)	(7.6)
Effective Gross Income	$9,334,318	$32.93	92.7%
Total Expenses	$2,610,997	$9.21	28.0%
Net Operating Income	$6,723,321	$23.72	72.0%
Total TI/LC, Capex/RR(6)	56,698	$0.20	0.6
Net Cash Flow	$6,666,623	$23.52	71.4%
(1)	Historical financials are not available due to the borrower or a borrower sponsor-affiliate acquiring the KB Portfolio Properties from multiple sellers between July 2021 and May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent rolls dated April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.
(4)	Underwritten Rent Steps include (i) rent steps through April 2023 totaling approximately $18,599, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.
(5)	Other Income represents income from a cell tower lease with Verizon Wireless at the Waystar Building property.
(6)	Total TI/LC, Capex/RR includes a credit of $425,471 (approximately $1.50 per square foot) associated with the upfront TI/LC reserve deposit in the amount of $4,500,000 (approximately $15.87 per square foot).

The Market. The KB Portfolio Properties are located in Nevada, Kentucky, Pennsylvania, California, Texas, Louisiana, Wisconsin and New Hampshire. The top two properties, which generate 59.2% of the KB Portfolio underwritten base rent, consist of the Walgreens - Las Vegas property (35.8% of underwritten base rent) and the Waystar Building property (23.4% of underwritten base rent). No other property represents more than approximately 6.9% of the underwritten base rent.

The Walgreens - Las Vegas property is located in the downtown area of Las Vegas at the north end of the Las Vegas Strip, with immediate property uses including retail, hospitality and gaming. The Walgreens - Las Vegas property is part of the Central East Las Vegas Retail submarket, which as of the first quarter of 2022 consisted of approximately 15.96 million square feet of retail inventory with average NNN market rent of $23.99 per square foot and average vacancy of 8.4%, according to a third-party market research report.

The Waystar Building property is located on the western edge of the downtown Louisville, Kentucky central business district. The surrounding area is urban with several commercial properties in immediate proximity. The Waystar Building property is part of the Louisville CBD office submarket, which as of the first quarter of 2022 consisted of approximately 16.95 million square feet of office inventory with average gross asking rent of $17.86 per square foot and average vacancy of 8.8%, according to a third-party market research report. Currently, there are no projects proposed or under construction.

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The following table presents certain information relating to the market areas for the KB Portfolio Properties:

Market Area Summary(1)
	2021 Total Population			2021 Median Household Income
Property Location	1-Mile Radius	3-Mile Radius	5-Mile Radius	1-Mile Radius	3-Mile Radius	5-Mile Radius
Walgreens - Las Vegas Las Vegas, NV	13,515	180,406	499,781	$40,820	$35,326	$39,523
Waystar Building Louisville, KY	10,999	112,497	256,613	$18,482	$31,495	$40,181
Fresenius Kidney Care Arleta, CA	55,099	335,443	725,503	$59,243	$58,833	$63,280
Tower Health Womelsdorf, PA	3,233	10,659	18,347	$60,932	$65,016	$71,296
New Orleans MOB New Orleans, LA	10,970	79,104	250,337	$107,461	$66,375	$51,344
Penn State Health Temple, PA	8,177	37,725	145,586	$62,846	$63,191	$49,059
Carmichael MOB Hudson, WI	4,779	21,780	37,645	$76,158	$88,704	$99,315
Port Arthur Dialysis Port Arthur, TX	13,469	46,557	68,037	$41,225	$42,921	$46,010
Auburn Medical Auburn, NH	1,321	25,801	111,205	$101,516	$82,019	$62,958
Berkley Eye Institute, PA Humble, TX	12,893	75,607	136,335	$103,368	$102,482	$101,056
(1)	Source: Third-party market data provider.

Partial Release. With respect to the Port Arthur Dialysis property, in the event there is (i) any enforced removal of the improvements at the Port Arthur Dialysis property or (ii) the successful assertion of any reversionary interest in the Port Arthur Dialysis property (a “Port Arthur Trigger Event”), the borrower will be required to release the Port Arthur Dialysis property provided that, among other things, (i) the borrower provides the lender with notice of a Port Arthur Trigger Event within five business days of its occurrence, (ii) the Port Arthur Dialysis property is conveyed to an entity that is not the borrower, (iii) the borrower pays an amount equal to 120% of the allocated loan amount for the Port Arthur Dialysis property plus any shortfall amount required to comply with REMIC requirements, (iv) the borrower pays any applicable yield maintenance premium and (v) the release is permitted under the REMIC requirements.

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Annex A-3	BBCMS 2022-C17

No. 15 – Village Crossroads
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,800,000	Title:	Fee
Cut-off Date Principal Balance:	$23,760,237	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.6%	Net Rentable Area (SF):	174,576
Loan Purpose:	Refinance	Location:	Lady Lake, FL
Borrower(1):	SRK Lady Lake 21 SPE LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors(1):	Clarke H. Narins, Arthur M. Gellman and George I. Gellman	Occupancy:	87.0%
Interest Rate:	5.98000%	Occupancy Date:	5/6/2022
Note Date:	6/30/2022	4th Most Recent NOI (As of):	$3,000,407 (12/31/2019)
Maturity Date:	7/1/2032	3rd Most Recent NOI (As of):	$2,850,160 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,969,396 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,028,568 (TTM 3/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,765,430
Call Protection:	L(26),D(91),O(3)	UW Expenses:	$1,077,297
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,688,133
Additional Debt:	No	UW NCF:	$2,419,446
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,600,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	5/18/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$328,736	$36,526	N/A	Maturity Date Loan / SF:	$116
Insurance:	$31,254	$12,687	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$6,212	$6,212	N/A	Maturity Date LTV:	46.3%
Major Tenant Reserve(2):	$0	Springing	N/A	UW NCF DSCR:	1.42x
Co-Tenancy Reserve(3):	$0	Springing	(3)	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Total
Mortgage Loan	$23,800,000	97.1%		Loan Payoff	$23,740,966	96.8%
Borrower Sponsor Equity	718,044	2.9		Closing Costs	410,877	1.7
				Upfront Reserves	366,202	1.5
Total Sources	$24,518,044	100.0%		Total Uses	$24,518,044	100.0%
(1)	The Village Crossroads Mortgage Loan (as defined below) is recourse to the borrower and nonrecourse carve-out guarantors up to a maximum amount of $5,950,000.
(2)	During a Major Trigger Period (as defined below), the borrower is required to deposit all excess cash flow into a major tenant reserve to be used for tenant improvements and leasing commissions related to the applicable major tenant premises. A “Major Tenant Trigger Period” means (i) any bankruptcy or similar insolvency of Best Buy, Bed Bath & Beyond, JoAnn Stores and PetSmart (each, a “Major Tenant”), (ii) any Major Tenant has vacated its premises (or has notified of its intention to do so), (iii) any Major Tenant has gone dark (or has notified of its intention to do so), (iv) any Major Tenant has notified of its intention not to renew its lease, (v) any Major Tenant lease is terminated for any reason without prior written consent of the lender, or (vi) any Major Tenant ceases paying its rent obligations.
(3)	Within 30 days of the occurrence of any event that permits Bed Bath & Beyond to pay reduced rent due to the applicability of any co-tenancy provisions (or other similar provisions) under such Bed Bath & Beyond lease, the borrower shall deposit a letter of credit with the lender, in an amount equal to, on its date of issuance, the aggregate amount of scheduled annual base rent with respect to Bed Bath & Beyond (calculated without any reduction in such rent based on the application of any “co-tenancy” provisions or other similar provisions), which letter of credit (and the proceeds of any draw thereof) shall be held by the lender as additional collateral for the Village Crossroads Mortgage Loan.

The Loan. The Village Crossroads mortgage loan (the “Village Crossroads Mortgage Loan”) has an original principal balance of $23,800,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 174,576 square foot anchored retail property located in Lady Lake, Florida (the “Village Crossroads Property”). The Village Crossroads Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Village Crossroads Property consists of a 174,576 square foot anchored retail center situated on 21.55 acres in Lady Lake, Florida. The Village Crossroads Property was developed in 2008 and is comprised of five, single-story retail buildings. The Village Crossroads Property has a total of 1,023 surface parking spaces, resulting in a ratio of approximately 5.86 spaces per 1,000 square feet. As of May 6, 2022, the Village Crossroads Property was 87.0% leased to 25 tenants and 92.5% occupied (including one tenant that has been month-to-month since 2019, but has been underwritten as vacant). Anchor tenants at the Village Crossroads Property include Best

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Annex A-3	BBCMS 2022-C17

No. 15 – Village Crossroads

Buy, Bed Bath & Beyond, JoAnn Stores and PetSmart, while remaining tenants are comprised of a junior anchor shoe store and various other in-line retail tenants. Additionally, two outparcels located within the shopping center are ground leased to Longhorn and Arby’s, with the tenants owning their respective buildings. Tenants representing approximately 85.8% of the net rentable area have occupied their space at the Village Crossroads Property for 10 years or more.

The Village Crossroads Property is located along the North US Highway 27/441, which averages 29,500 vehicles daily. The major economic driver in the immediate area is The Villages, which is a 55+ adult, master-planned retirement community covering an area of approximately 32 square miles. According to the appraisal, The Villages was the fastest growing metropolitan area in the United States by population between 2010 and 2020, growing 39%. The Villages contains a variety of restaurants, shopping, recreational activities, and more than 50 golf courses. The Village Crossroads Property is located along the eastern border of The Villages. Additional surrounding retail centers include a Home Depot and Sam’s Club to the north and the Lady Lake Crossing shopping center to the east.

COVID-19 Update. As of August 10, 2022, the Village Crossroads Property is open and operating. No tenants are currently receiving rent deferrals or abatements due to the COVID-19 pandemic; however, two tenants totaling 5.9% of the NRA are currently repaying previous deferred rent. As of August 10, 2022, the Village Crossroads Mortgage Loan is not subject to any forbearance, modification or debt service relief requests and is current on its debt service payments.

Major Tenants.

Best Buy Stores, L.P. (30,000 square feet, 17.2% of NRA, 14.2% of underwritten base rent): Best Buy Stores, L.P. (“Best Buy”) (rated A3/BBB+ by Moody’s/S&P) is an American multinational consumer electronics retailer that is headquartered in Richfield, Minnesota. Best Buy has over 1,000 retail locations. Best Buy is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of January 31, 2024, with three, five-year renewal options remaining and no early termination options.

Bed Bath & Beyond, Inc. (28,001 square feet, 16.0% of NRA, 12.3% of underwritten base rent): Bed Bath & Beyond, Inc. (“Bed Bath & Beyond”) (rated Caa3/CCC by Moody’s/S&P) is a retail company that sells merchandise in the home, baby, beauty, and wellness markets. Bed Bath & Beyond has a total of 953 stores in all 50 states, the District of Columbia, Puerto Rico and Canada. Bed Bath & Beyond is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of January 31, 2029, with four, five-year renewal options remaining and no early termination options.

JoAnn Stores, Inc. (21,600 square feet, 12.4% of NRA, 8.8% of underwritten base rent): JoAnn Stores, Inc. (“JoAnn Stores”) (rated B- by S&P) is a fabric and craft specialty retailer with 850 stores in 49 states. JoAnn Stores offer a variety of merchandise used in sewing, crafting and home decorating projects. JoAnn Stores is an original tenant at the Village Crossroads Property commencing in 2008 and has a lease expiration of November 30, 2028, with two, five-year renewal options and no early termination options.

PetSmart, Inc. (20,373 square feet, 11.7% of NRA, 9.7% of underwritten base rent): PetSmart, Inc. (“PetSmart”) (rated B3/B by Moody’s/S&P) is a specialty pet retailer a broad range of pet food and products, as well as services such as dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp and pet adoption. Petco operates over 1,650 stores in the United States, Canada, and Puerto Rico. Additionally, PetSmart locations offer 200 in-store PetSmart PetsHotel dog and cat boarding facilities. PetSmart is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of September 30, 2023, with two, five-year renewal options and no early termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
91.8%	93.0%	94.4%	87.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the May 6, 2022, underwritten rent roll, which excludes one tenant representing approximately 5.5% of the NRA that has been month-to-month since 2019.
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Annex A-3	BBCMS 2022-C17

No. 15 – Village Crossroads

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Best Buy	A3/BBB+/NR	30,000	17.2%	$14.00	$420,000	14.2%	1/31/2024
Bed Bath & Beyond	Caa3/CCC/NR	28,001	16.0	$13.00	364,000	12.3	1/31/2029
JoAnn Stores	NR/B-/NR	21,600	12.4	$12.00	259,200	8.8	11/30/2028
PetSmart	B3/B/NR	20,373	11.7	$14.00	285,222	9.7	9/30/2023
Richco Shoes Inc	NR/NR/NR	8,500	4.9	$17.48	148,572	5.0	11/30/2025
Major Tenants		108,474	62.1%	$13.62	$1,476,994	50.1%

Other Tenants		43,419	24.9%	$33.93	$1,473,384	49.9%

Occupied Collateral Total		151,893	87.0%	$19.42	$2,950,378	100.0%

Vacant Space		22,683	13.0%

Collateral Total		174,576	100.0%

(1)	Based on underwritten rent roll dated May 6, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF include rent steps through April 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	22,683	13.0%	NAP	NA	P	22,683	13.0%	NAP	NAP
2022 & MTM	1	2,110	1.2	$48,708	1.7%		24,793	14.2%	$48,708	1.7%
2023	3	22,140	12.7	470,630	16.0		46,933	26.9%	$519,338	17.6%
2024	5	40,423	23.2	715,586	24.3		87,356	50.0%	$1,234,924	41.9%
2025	4	12,538	7.2	241,666	8.2		99,894	57.2%	$1,476,590	50.0%
2026	3	5,696	3.3	150,924	5.1		105,590	60.5%	$1,627,514	55.2%
2027	3	10,923	6.3	279,312	9.5		116,513	66.7%	$1,906,826	64.6%
2028	3	24,356	14.0	506,476	17.2		140,869	80.7%	$2,413,302	81.8%
2029	2	31,000	17.8	446,128	15.1		171,869	98.4%	$2,859,430	96.9%
2030	0	0	0.0	$0	0.0		171,869	98.4%	$2,859,430	96.9%
2031	1	2,707	1.6	90,948	3.1		174,576	100.0%	$2,950,378	100.0%
2032	0	0	0.0	0	0.0		174,576	100.0%	$2,950,378	100.0%
2033 & Beyond	0	0	0.0	0	0.0		174,576	100.0%	$2,950,378	100.0%
Total	25	174,576	100.0%	$2,950,378	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through April 2023.

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Annex A-3	BBCMS 2022-C17

No. 15 – Village Crossroads
Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,210,158	$3,087,697	$3,214,204	$3,225,594	$2,927,378	$16.77	66.9%
Rent Steps(3)	0	0	0	0	23,000	0.13	0.5
Vacant Income	0	0	0	0	485,958	2.78	11.1
Gross Potential Rent	3,210,158	$3,087,697	$3,214,204	$3,225,594	$3,436,337	$19.68	78.5%
Total Reimbursements	819,047	810,793	819,824	831,911	939,300	5.38	21.5
Other Income	395	360	360	360	0	0.00	0.0
Net Rental Income	$4,029,600	$3,898,850	$4,034,388	$4,057,865	$4,375,637	$25.06	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(610,206)	(3.50)	(13.9)
Effective Gross Income	$4,029,600	$3,898,850	$4,034,388	$4,057,865	$3,765,430	$21.57	86.1%

Total Expenses	$1,029,193	$1,048,690	$1,064,992	$1,029,297	$1,077,297	$6.17	28.6%

Net Operating Income	$3,000,407	$2,850,160	$2,969,396	$3,028,568	$2,688,133	$15.40	71.4%

Capital Expenditures	0	0	0	0	74,542	0.43	2.0
TI/LC	0	0	0	0	194,145	1.11	5.2

Net Cash Flow	$3,000,407	$2,850,160	$2,969,396	$3,028,568	$2,419,446	$13.86	64.3%
(1)	TTM represents the trailing 12-month period ending March 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include rent steps through April 2023.

The Market. The Village Crossroads Property is located in Lady Lake, Lake County, Florida, which is located east of Interstate 75 in between Orlando to the southeast and Ocala to the north. Lady Lake is located within the Orlando-Kissimmee-Sanford, FL metropolitan statistical area (“Orlando MSA”), also known as Greater Orlando, which is made up of four main counties: Orange, Osceola, Lake and Seminole. Historically known for its tourism industry and warm climate, the Orlando MSA’s largest employment section is leisure and hospitality, with the economy recently showing an increasing focus on the agriculture, biotechnology and life sciences industries, according to the appraisal. According to a third-party market research report, as of 2021, the population within a one-mile, three-mile and five-mile radius totaled 6,171, 35,501 and 83,701 people, respectively, and median household income for the same radii was $44,552, $51,195 and $56,623, respectively.

According to the third-party market research report, the Village Crossroads Property is situated within the Orlando retail market. As of the first quarter of 2022, the Orlando retail market contained total inventory of approximately 150.7 million square feet with a 3.7% vacancy rate and average annual rental rates of $25.36 per square foot. As of the first quarter of 2022, the Lake County retail submarket contained total inventory of approximately 20.2 million square feet with a 3.3% vacancy rate and average annual rental rates of $20.60 per square foot. In the previous 12 months, market retail rents have increased by 7.3% year-over-year, representing the highest rate of annual rent growth observed in the past five years.

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Annex A-3	BBCMS 2022-C17

No. 15 – Village Crossroads

The appraiser identified six comparable retail rentals to the Village Crossroads Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Village Crossroads 514-590 North US Highway 27/441 Lake Lady, FL	2008/NAP	174,576(2)	Various	Various(2)	$19.42(2)(3)	Various(2)	Various(2)	Various
Hobby Lobby 350 E Altamonte Drive Altamonte Springs, FL	1993/2020	43,767	Hobby Lobby	43,767	$14.00	Jan-2020	10.0	NNN
Boyd Market Center 2800 SW 24th Ave Ocala, FL	2001/NAP	102,066	Conn's HomePlus	34,066	$15.00	Jan-2021	10.0	NNN
Lake Lady Commons 621 N US Highway 441 Lady Lake, FL	2020/NAP	81,850	Total Wine & More	14,978	$18.00	Nov-2020	10.0	NNN
Gainesville Plaza 2601 NW 13th Street Gainesville. FL	1971/2014	162,189	Five Below	10,470	$16.50	Sep-2020	10.0	NNN
Spanish Plaines Center 1566 Bella Cruz Drive Lake Lady, FL	2001/NAV	172,416	NAV	2,400	$25.00	Jun-2021	5.0	NNN
Rolling Acres Plaza 600 N US Highway 441 Lake Lady, FL	2005/NAV	172,139	NAV	3,400	$34.00	May-2022	5.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 6, 2022.
(3)	Rent PSF includes rent steps through April 2023.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

 (THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson	(212) 528-8224
745 7th Avenue, 4th Floor | New York, NY 10019 | United States
Master Servicer	KeyBank National Association
	Attention: Michael Tilden	(877) 379-1625	Michael_a_tilden@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Special Servicer	Argentic Real Estate Investment LLC
	Attention: Michael Schulte		CLO@argenticmgmt.com
31 W. 27th Street, 12th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Wilmington Trust, National Association
	Attention: CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100
375 North French Road, Suite 100 | Amherst, NY 14228 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
PWV-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
PWV-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
PWV-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Notional Certificates
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PWV-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PWV-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PWV-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PWV-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PWV-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PWV-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	09/16/22	BBCMS Mortgage Trust 2022-C17
Determination Date:	09/12/22
Record Date:	08/31/22	Commercial Mortgage Pass-Through Certificates
Series 2022-C17

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of September 1, 2022 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2022-C17, Commercial Mortgage Pass-Through Certificates, Series 2022-C17
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: [Argentic Services Company LP][KeyBank National Association]
Directing Certificateholder: Argentic Securities Income USA 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

________________________

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special

C-2

Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

  (THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

D-1-1

materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan),

D-1-2

except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole

D-1-3

Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

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14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary

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deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not

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less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower

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having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a

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holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time (the “REMIC Provisions”).

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC

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Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on

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Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

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35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the

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appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC	Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch
N/A	Yorkshire & Lexington Towers (Loan No. 19)	N/A	Green Valley Corporate Center (Loan No. 7)	N/A	N/A	N/A	N/A

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 Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC	Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch
The Overlook (Loan No. 17)	N/A	Autokiniton Industrial Portfolio (Loan No. 8)	N/A	Chidlaw Building (Loan No. 10) Prime Storage - Saratoga Wilton (Loan No. 39) 214 East 52nd Street (Loan No. 43)	N/A	N/A	N/A

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 Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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 Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Argentic Real Estate Finance LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC	Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch
N/A	Park West Village (Loan No. 1) Yorkshire & Lexington Towers (Loan No. 19)	Novi Commerce Center (Loan No. 40) Security Self Storage (Loan No. 46) Incubator Road Flex (Loan No. 49) Walgreens – Auburn, AL (Loan No. 50) Walgreens – Columbus County (Loan No. 52)	Green Valley Corporate Center North (Loan No. 7) KB Portfolio (Loan No. 14)	N/A	Courtyard Sandestin (Loan No. 24) Residence Inn Sandestin (Loan No. 27)	Hamilton Portfolio (Loan No. 6) The Shoppes at Eagle Point (Loan No. 32)	N/A

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	MHP Portfolio (Loan No. 26)	With respect to the Watch E Kee & Sugar Creek Mortgaged Property, the portion of the Mortgaged Property located at 1005 W. Lafayette Street, Watseka, Illinois is located in a Special Hazard Flood Area. Pursuant to the Mortgage Loan documents, the Mortgagor was required by July 22, 2022 to obtain required elevation certificates and the related flood insurance for loss of rents or business income exposure in an amount reasonably acceptable to the Mortgagee. The foregoing obligation remains outstanding by the Mortgagor.
(25) Local Law Compliance	Crossgates Commons (Loan No. 18)	The Mortgaged Property is the subject of certain outstanding building code, fire code and zoning code violations.
(25) Local Law Compliance	MHP Portfolio (Loan No. 26)	The Bronson Mortgaged Property, Canton Portfolio Mortgaged Property and Malvern Mortgaged Property are the subject of certain outstanding building code or zoning code violations.
(25) Local Law Compliance	MHP Portfolio (Loan No. 26)	Each of the Hummingbird Hill & Providential Crossing Mortgaged Property, FMC Mortgaged Property and Canton Portfolio Mortgaged Property is legal non-conforming as to use, as mobile home park use is no longer permitted under the current zoning code. The Mortgagor’s insurance policy includes law and ordinance coverage.
(27) Recourse Obligations	The Garland Hotel (Loan No. 2)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the material physical waste of the Mortgaged Property or any portion thereof (including the abandonment of the Mortgaged Property) (provided, however, that there will not be liability to the extent that (A) such material physical waste occurs as the result of the failure to pay for repairs, maintenance and/or replacements to the Mortgaged Property due to the insufficiency of cash flow generated by the Mortgaged Property at the time such amounts become due and made available to the Mortgagor pursuant to the terms of the Mortgage Loan documents and/or (B) without duplication of other sums held by the Mortgagee, sufficient funds for the payment of such repairs, maintenance and/or replacements as and when due under the Mortgage Loan documents are then on deposit in a subaccount held by the Mortgagee which, pursuant to the terms of the Mortgage Loan documents, are expressly allocable to the payment of such amounts, the Mortgagee’s access to such funds is not constrained or restricted and the Mortgagee fails to make such funds available for the payment of such repairs, maintenance and/or replacements in violation of the terms of the Mortgage Loan documents).
(27) Recourse Obligations	The Overlook (Loan No. 17)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the intentional physical waste of the Mortgaged Property or any portion thereof, provided that there are sufficient proceeds from the Mortgaged Property to otherwise avoid physical waste and the Mortgagee has not withheld access to such funds (including failure to make a disbursement from the capital reserve subaccount when the Mortgagor has satisfied all conditions precedent to such disbursement, as determined by the Mortgagee in good faith).
(27) Recourse Obligations	Crossgates Commons (Loan No. 18)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the material physical waste of the Mortgaged Property or any portion thereof (including the abandonment of the Mortgaged Property) by or at the direction of the Mortgagor or any affiliate thereof (provided, however, that there will not be liability to the extent that (A) such material physical waste occurs as the result of the failure to pay for repairs, maintenance and/or replacements to the Mortgaged Property due to the insufficiency of cash flow generated by the Mortgaged Property at the time such amounts become due and/or (B) without duplication of other sums held by the Mortgagee, sufficient funds for the payment of such repairs, maintenance and/or
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Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
replacements as and when due under the Mortgage Loan documents are then on deposit in a subaccount held by the Mortgagee, the Mortgagee’s access to such funds is not constrained or restricted by applicable law and the Mortgagee fails to make such funds available for the payment of such repairs, maintenance and/or replacements).
(27) Recourse Obligations	MHP Portfolio (Loan No. 26)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of (i) the misappropriation of any proceeds paid to the Mortgagor by reason of any (A) casualty covered by any of the Mortgagor’s insurance policies, (B) award received by the Mortgagor in connection with a condemnation or (C) other sums or payments attributable to any Mortgaged Property received by the Mortgagor and not applied in accordance with the provisions of the Mortgage Loan documents (except to the extent that the Mortgagor did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments) and/or (ii) the misappropriation of rents and other gross revenues of any Mortgaged Property received or collected by or on behalf of the Mortgagor after an event of default and not applied to payment of principal and interest due under the Mortgage Loan documents, and to the payment of actual and reasonable operating expenses of such Mortgaged Property, as they become due or payable or otherwise turned over to the Mortgagee upon demand (except to the extent that such application of such funds is prevented by bankruptcy, receivership or similar judicial proceeding in which the Mortgagor is legally prevented from directing the disbursement of such sums).
(35) Ground Leases	The Garland Hotel (Loan No. 2)	The Mortgage Loan is secured by the fee interest of the Mortgagor in a certain portion of the Mortgaged Property and the leasehold interest of the Mortgagor in a certain other portion of the Mortgaged Property. A portion of the Mortgaged Property is subject to a ground lease by and between Los Angeles County Flood Control District, as lessor, and the Mortgagor, as lessee (the “Garland Hotel Ground Lease”). The lessor has not agreed in a writing that the Garland Hotel Ground Lease may not be amended, modified, canceled or terminated by agreement of the lessor and the Mortgagor without the prior written consent of the Mortgagee. Pursuant to the Mortgage Loan documents, the Mortgagor may not, and the Mortgagor may not permit the lessor to, amend, modify, cancel or terminate the Garland Hotel Ground Lease, in each case without the Mortgagee’s prior written consent.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	The Garland Hotel Ground Lease is scheduled to expire on September 30, 2026. The maturity date of the Mortgage Loan is July 6, 2032.
(35) Ground Leases	One South Church (Loan No. 22)	The Mortgage Loan is secured by the fee interest of the Mortgagor in the Mortgaged Property. The Mortgagor has entered into a ground lease by and between Rio Nuevo Multipurpose Facilities District, as landlord, and the Mortgagor, as tenant, for the purpose of the Mortgagor applying with the City of Tucson for a tax abatement benefiting the Mortgaged Property. The term of the ground lease will commence upon the satisfaction of certain conditions set forth therein (the “Commencement Date”) and will end eight years from the first day of the month following the Commencement Date, subject to the Mortgagor’s (i) option to convert the ground lease term to a 25-year term and (ii) option to terminate the ground lease, in each case, pursuant to the terms of the ground lease. The Mortgage Loan documents provide that in connection with the commencement of the term of the ground lease, the Mortgagor will be permitted to convert its fee simple interest in the Mortgaged Property to a leasehold interest under the ground lease (and in connection with the expiration of the term of the ground lease convert its leasehold interest back to a fee simple interest), subject to the satisfaction of certain conditions.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	The Garland Hotel Ground Lease may not be assigned without the written consent of the Chief Engineer of the Los Angeles County Flood Control District, which consent may not be unreasonably withheld.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	Pursuant to the Ground Lease and Related Documents, the lessor is not required to give to the Mortgagee notice of any default. The
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Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgage Loan documents require the Mortgagor to promptly notify the Mortgagee of any material default under the Garland Hotel Ground Lease of which it is aware.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	Pursuant to the Ground Lease and Related Documents, the Mortgagee has the right to cure any default by the Mortgagor under the Garland Hotel Ground Lease and the Mortgagee will be afforded (a) 15 days to cure any such default and (b) in the event that any such default cannot, with reasonable diligence, be cured within such 15-day period, such longer time as may be required to complete such cure, provided the Mortgagee notifies the lessor of its intention to cure such default and the Mortgagee promptly commences and diligently pursues such cure to completion.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	The terms of the Ground Lease and Related Documents are silent with respect to this representation and warranty.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	The terms of the Ground Lease and Related Documents are silent with respect to this representation and warranty.
(35) Ground Leases	The Garland Hotel (Loan No. 2)	Pursuant to the Ground Lease and Related Documents, the lessor agreed that, in the event that (i) the Garland Hotel Ground Lease is terminated as a result of a rejection of the Garland Hotel Ground Lease in a bankruptcy proceeding, (ii) the Garland Hotel Ground Lease is rejected in a bankruptcy proceeding even if the Garland Hotel Ground Lease is not terminated or (iii) the Mortgagee effects a foreclosure of the Mortgagor’s interest in the Garland Hotel Ground Lease, or accepts a deed in lieu of such foreclosure, upon the Mortgagee’s request, the lessor will be required to enter into a ground lease with the Mortgagee and such new ground lease will be upon the same terms and conditions of the unexpired term of the Garland Hotel Ground Lease immediately prior to such termination.

D-2-3

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	3455 Veterans Memorial Highway (Loan No. 21)	Pursuant to an Agreement for the Construction, Operation and Maintenance of a Sewer System, Suffolk County has the right to approve transfers of the property. However, such right does not apply to the lender’s acquisition of title to the property pursuant to foreclosure, deed in lieu thereof or otherwise, or to a subsequent sale thereafter.
(11) Condition of Property	Bell Works (Loan No. 13)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $89,200 in the aggregate. No escrow was established at origination of the Mortgage Loan with respect to the cost of such repairs.
(11) Condition of Property	Saks Fulfillment Center (Loan No. 16)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $24,375 in the aggregate. No escrow was established at origination of the Mortgage Loan with respect to the cost of such repairs.
(17) Insurance	A&R Hospitality Portfolio (Loan No. 5)

The Mortgage Loan documents permit the Mortgagor to maintain property insurance for the Home2Suites Daphne Mortgaged Property from an insurer, Tower Hill Prime Insurance Company, that currently has a rating of B+ VII from A.M. Best Company (which is lower than that required under this Representation and Warranty No. 17) and is not rated by either Moody’s Investors Service, Inc. or S&P Global Ratings (the “Tower Hill Policy”), provided, however, the Mortgagor is required to replace the Tower Hill Policy with a property insurance policy from an insurer satisfying the requirements of this Representation and Warranty No. 17 (i) upon the expiration of the Tower Hill Policy in May 2023 or (ii) if, prior to the expiration of the Tower Hill Policy, the current A.M. Best rating is withdrawn or downgraded. The Mortgage Loan documents provide full recourse to the Mortgagor and guarantor in an amount equal to the difference between the proceeds received by the lender in connection with a casualty at the Home2Suites Daphne Mortgaged Property and the amount of coverage set forth in the Tower Hill Policy that the Mortgagor would be entitled to, for so long as the Tower Hill Policy (i) is in effect and (ii) does not satisfy the requirements otherwise set forth in the Mortgage Loan documents.

In addition, the Mortgage Loan has a principal balance in excess of $50.0 million; however, the Mortgage Loan documents only require business interruption or rental loss insurance for a period of at least twelve months, plus a six-month extended period of indemnity.

(17) Insurance	All BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(25) Local Law Compliance	Park West Village (Loan No. 1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(25) Local Law Compliance	A&R Hospitality Portfolio (Loan No. 5)	The Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the Mortgagor has not obtained such a permit. In addition, the Beachside Gulf Shores Mortgaged Property is legal non-conforming with respect to certain
D-2-4

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
property conditions, including an excess in impervious surface coverage by 4,705 feet, a landscaped area deficit by 8,299 square feet and a deficit in the landscape buffer abutting a thoroughfare by up to ten feet. If a legal non-conforming structure is damaged or destroyed and the cost to reconstruct such structure does not exceed 50% of the value of the entire structure before the destruction or damage, such structure may be reconstructed to its prior legal non-conforming condition provided that (i) a building permit is secured and (ii) reconstruction is started within one year from the date of the destruction or damage, and such reconstruction is diligently pursued to completion. If a legal non-conforming structure is destroyed or damaged and the cost to reconstruct such structure is in excess of 50% of the value of the entire structure before the destruction or damage, such structure may only be restored in accordance with the current zoning code. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor in an amount equal to (i) with respect to the Quality Inn Gulf Shores Mortgaged Property, the allocated loan amount applicable to the Quality Inn Gulf Shores Mortgaged Property, together with any applicable yield maintenance premium, if the Quality Inn Gulf Shores Mortgaged Property suffers a casualty and as a result cannot be operated substantially in the form that existed prior to the casualty and (ii) with respect to the Beachside Resort Mortgaged Property, an amount (not to exceed the applicable allocated loan amount) such that (a) the debt service coverage ratio for the Mortgage Loan is not less than 2.27x and (b) the debt yield for the Mortgage Loan is not less than 16.4%, if the Beachside Gulf Shores Mortgaged Property suffers a casualty and cannot be restored to substantially the same physical condition and configuration as existed before the casualty.
(25) Local Law Compliance	Yorkshire & Lexington Towers (Loan No. 19)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(25) Local Law Compliance	3455 Veterans Memorial Highway (Loan No. 21)	The zoning report indicated the property is legal nonconforming as to minimum landscape buffer and minimum lot width.
(26) Licenses and Permits	Park West Village (Loan No. 1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(26) Licenses and Permits	A&R Hospitality Portfolio (Loan No. 5)	The Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the Mortgagor has not obtained such a permit.
(26) Licenses and Permits	Yorkshire & Lexington Towers (Loan No. 19)	The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or
D-2-5

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(27) Recourse Obligations	Bell Works (Loan No. 13)	Recourse for losses related to misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to intentional misappropriation or conversion of the same.
(30) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(32) Single-Purpose Entity	Bell Works (Loan No. 13)	The related Mortgagor previously owned certain other unrelated property in addition to the collateral for the Mortgage Loan. The Mortgage Loan documents are recourse to the related Mortgagor in connection with the prior ownership of such other unrelated property.
(42) Appraisal	Park West Village (Loan No. 1)	The appraisal of the Mortgaged Property is dated as of April 25, 2022 and the effective date of valuation is January 20, 2022, which is more than six months before the Mortgage Loan origination date of August 3, 2022.

D-2-6

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Walgreens - Belfast (Loan No. 44)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	Walgreens - Auburn, AL (Loan No. 50)	The sole tenant at the Mortgaged Property has a right of first offer and a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first offer or refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first offer or refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	Walgreens - Columbus County (Loan No. 52)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	Frisch’s Commissary Kitchen (Loan No. 42)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(14) Actions Concerning Mortgage Loan	Novi Commerce Center (Loan No. 40)	As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
(14) Actions Concerning Mortgage Loan	Security Self Storage (Loan No. 46)	As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff
D-2-7

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
(14) Actions Concerning Mortgage Loan	Incubator Road Flex (Loan No. 49)	As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.
(17) Insurance	Walgreens - Belfast (Loan No. 44)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on the Mortgaged Property will be suspended to the extent that (i) the sole tenant’s lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the sole tenant’s lease, (iii) the sole tenant remains fully liable for the obligations and liabilities under its lease and maintains a rating from S&P of at least “BBB-”, (iv) the sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under its lease, (v) the sole tenant is required under its lease to name the lender and the Mortgagor as additional insureds under the commercial general liability insurance policies or self-insurance required under its lease (inclusive of any required umbrella/excess liability), (subsections (i) through (v), collectively, the “Self-Insurance Requirements”). If the sole tenant fails to meet any of the Self-Insurance Requirements, then the Mortgagor will obtain, at the Mortgagor’s sole cost and expense, insurance coverage meeting the requirements set forth in the Mortgage Loan documents.
(17) Insurance	Walgreens - Auburn, AL (Loan No. 50)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on the Mortgaged Property will be suspended to the extent that (i) the sole tenant’s lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the sole tenant’s lease, (iii) the sole tenant remains fully liable for the obligations and liabilities under its lease and maintains a rating from S&P of at least “BBB-”, (iv) the sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under its lease, (v) the sole tenant is required under its lease to name the lender and the Mortgagor as additional insureds under the commercial general liability insurance policies or self-insurance required under its lease (inclusive of any required umbrella/excess liability), (subsections (i) through (v), collectively, the “Self-Insurance Requirements”). If the sole tenant fails to meet any of the Self-Insurance Requirements, then the Mortgagor will obtain, at the Mortgagor’s sole cost and expense, insurance coverage meeting the requirements set forth in the
D-2-8

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgage Loan documents.
(17) Insurance	Walgreens - Columbus County (Loan No. 52)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on the Mortgaged Property will be suspended to the extent that (i) the sole tenant’s lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the sole tenant’s lease, (iii) the sole tenant remains fully liable for the obligations and liabilities under its lease and maintains a rating from S&P of at least “BBB-”, (iv) the sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under its lease, (v) the sole tenant is required under its lease to name the lender and the Mortgagor as additional insureds under the commercial general liability insurance policies or self-insurance required under its lease (inclusive of any required umbrella/excess liability), (subsections (i) through (v), collectively, the “Self-Insurance Requirements”). If the sole tenant fails to meet any of the Self-Insurance Requirements, then the Mortgagor will obtain, at the Mortgagor’s sole cost and expense, insurance coverage meeting the requirements set forth in the Mortgage Loan documents.
(17) Insurance	Security Self Storage (Loan No. 46)	The Mortgage Loan agreement permits Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the Insurance Rating Requirements (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to (1) receive lender’s prior written consent and (2) confirm that lender has received a rating agency confirmation with respect to any such Non-Conforming Policy. Lender has the right to deny its consent to any Non-Conforming Policy regardless of whether or not lender has consented to the same on any prior occasion.
(17) Insurance	Incubator Road Flex (Loan No. 49)	The Mortgage Loan agreement permits Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the Insurance Rating Requirements (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to (1) receive lender’s prior written consent and (2) confirm that lender has received a rating agency confirmation with respect to any such Non-Conforming Policy. Lender has the right to deny its consent to any Non-Conforming Policy regardless of whether or not lender has consented to the same on any prior occasion.
(17) Insurance	Novi Commerce Center (Loan No. 40)	The Mortgage Loan agreement permits Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the Insurance Rating Requirements (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to (1) receive lender’s prior written consent and (2) confirm that lender has received a rating agency confirmation with respect to any such Non-Conforming Policy. Lender has the right to deny its consent to any Non-Conforming Policy regardless of whether or not lender has consented to the same on any prior occasion.
D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	4141 NE 2nd Avenue (Loan No. 3)	Notwithstanding the ratings required in the Loan Documents, Borrower shall be permitted to maintain a portion of the property coverage with United Specialty Insurance Company (“USI”), rated “A X” by AM Best, and GeoVera Specialty Insurance Company (“GeoVera”), rated “A VIII” by AM Best, and Transverse Specialty Insurance Company (“Transverse”), rated “A- VII” policy in their current participation amounts and positions within the syndicate provided that (x) the respective AM Best rating of USI, GeoVera or Transverse of the date hereof is not withdrawn or downgraded below the date hereof and (y) at renewal of the current policy term on February 1st, 2023, Borrower shall replace USI, GeoVera and Transverse with insurance companies meeting the rating requirements set forth hereinabove.
(19) Access; Utilities; Separate Tax Parcels	Autokiniton Industrial Portfolio (Loan No. 8)	As of the closing date of the Mortgage Loan, the portion of the Mortgaged Property known as Autokiniton Industrial – Elkton is assessed and taxed together with a parcel that is not part of such Mortgaged Property (the “Excluded Parcel”) (as described in the Mortgage Loan documents). The Mortgagor represented that all documentation necessary to effectuate the creation of the Mortgaged Property known as Autokiniton Industrial – Elkton as a separate tax parcel has been submitted to and/or filed with the applicable governmental authority. The Mortgagor also represented in the Mortgage Loan documents that the Mortgagor’s predecessor-in-interest is required to pay to the Mortgagor all real estate taxes with respect to the Excluded Parcel to the extent that such real estate taxes relate to the period prior to the creation of the separate tax lot. Additionally, prior to the creation of the separate tax lot, the Mortgagor is required to deliver to lender reasonably satisfactory evidence that any taxes due with respect to the Excluded Parcel have been paid. If this does not occur, the lender may require in its reasonable discretion that the Mortgagor escrow for the taxes related to the Excluded Parcel.
(27) Recourse Obligations	Morton Village Plaza (Loan No. 30)	The Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the Mortgagor.
(27) Recourse Obligations	39 Broadway (Loan No. 20)	The Mortgage Loan documents for the 39 Broadway Mortgage Loan provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(32) Single-Purpose Entity	ExchangeRight In-Line Retail Portfolio 2 (Loan No. 28)	The related Mortgagor under the subject Mortgage Loan previously owned a leasehold interest in certain leased premises consisting of approximately 9,274 square feet of floor area located within the shopping center located at 1717 N. Mayfair Road, Wauwatosa, WI (the “ExchangeRight Prior Owned Property”), which is not collateral for the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses relating to such prior ownership of the ExchangeRight Prior Owned Property.
(38) No Material Default; Payment Record	39 Broadway (Loan No. 20)	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

D-2-10

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	InCommercial Portfolio (Loan No. 12)	The related Mortgage Loan documents state that if a tenant leases all or substantially all of a building located at an individual Mortgaged Property and the improvements at the individual Mortgaged Property suffer a casualty or condemnation, then provided (i) such tenant is not in material default under its lease, (ii) such tenant has not given notice or its intention to terminate such lease as a result of such casualty or condemnation, (iii) such tenant remains liable for the obligations under such lease (without reduction or abatement unless covered by business interruption/rent loss insurance) notwithstanding such casualty or condemnation and (iv) such lease requires restoration of the improvements or entitles such tenant to use or possession of any net proceeds or awards, such lease will govern and control in the event of a conflict between the provisions of the Mortgage Loan documents that outline the application of net proceeds or awards and the applicable lease. However, in the event that a casualty or condemnation is in excess of the restoration threshold that is outlined in Mortgage Loan documents, then the Mortgagee will have the right to hold and disburse such proceeds to the tenant during the restoration or repair of the related improvements.
(7) Permitted Liens; Title Insurance	KB Portfolio (Loan No. 14)	The Penn State Health Mortgaged Property is subject to a reciprocal easement agreement that includes a use restriction that prohibits the Penn State Health Mortgaged Property from being used as an office except in connection with a permitted retail use. The Penn State Health Mortgaged Property is currently used for medical offices and the other unit in the condominium regime is currently slated to be developed into a retail space. The construction of this retail unit has not begun and no development timeline has been provided to the Mortgagor. A loss carveout for any violation of a use restriction encumbering the Penn State Health Mortgaged Property was included in the related Mortgage Loan documents. Furthermore, an ALTA 9-06 endorsement, which insures against any violation of a covenant that impacts the lien priority of a mortgage loan, was included in the title insurance policy for the related Mortgage Loan.
(7) Permitted Liens; Title Insurance	KB Portfolio (Loan No. 14)	The Port Arthur Mortgaged Property has five deeds on the title dating from 1936 that reserve public utility service easements that include restrictions on placing improvements over such easements. Each deed also includes a reverter clause and it is unclear whether the restrictions on placing improvements over the easements are covered by the applicable reverter clauses. The title insurance policy for the related Mortgage Loan includes the T-19 endorsement which insures against loss or damage by reason of (i) a violation of a covenant that divests, subordinates or extinguishes the lien of the insured mortgage, (ii) unenforceability or lack of priority of the lien of the insured mortgage or (iii) the loss of the insured’s title acquired in satisfaction or partial satisfaction of the indebtedness. In addition, a loss carveout was included in the related Mortgage Loan documents that is triggered by either (i) any enforced removal of the improvements at the Port Arthur Mortgaged Property due to encroachment over any easement or (ii) the successful assertion of any revisionary interest in the Port Arthur Mortgaged Property under any permitted encumbrance (a “Port Arthur Trigger Event”). If a Port Arthur Trigger Event occurs, the related Mortgagor must release the Port Arthur Mortgaged Property and both the related Mortgagor and the related guarantor will have springing recourse liability in an amount equal to (i) the sum of 120% of the allocated mortgage loan amount of the Port Arthur Mortgaged Property plus such additional amounts necessary to comply with REMIC requirements (the “Recourse Amount”) or (ii) the entire outstanding amount of the debt if the outstanding amount of the debt is less than or equal to the Recourse Amount; provided that the related liability of the related Mortgagor and related guarantor will terminate upon the completion of the release of the Port Arthur Mortgaged Property.
D-2-11

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	Eastgate Plaza (Loan No. 53)	An engineering report was issued in connection with the origination of the related Mortgaged Loan on November 19, 2019 which is not within twelve months of the Cut-off Date of this transaction.
(15) Escrow Deposits	Green Valley Corporate Center North (Loan No. 7)	At the origination of this Mortgage Loan, approximately $970,000 of unpaid tenant improvements and leasing commissions was directly funded to a separate escrow account. This escrow account is under the control of a title company and not the mortgagee. Upon the occurrence of an event of default under the related Mortgage Loan documents, the mortgagee may take control of this account and direct payments.
(17) Insurance	InCommercial Portfolio (Loan No. 12)	Under the related Mortgage Loan documents, Walgreens, the sole tenant at the Walgreens – Birmingham Mortgaged Property, is allowed to provide self-insurance for the related Mortgaged Property. Walgreens has exercised its right to provide self-insurance for the related Mortgaged Property and may continue to provide self-insurance provided that (i) its lease is in full force and effect, (ii) there is no default occurring or continuing under the lease, (iii) Walgreens remains fully liable for its obligations and liabilities under its lease and maintains a rating of “BBB-” or better from S&P, (iv) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained under its lease, (v) the Mortgagor has provided the Mortgagee with satisfactory evidence that Walgreens is in fact maintaining the required policies and (vi) following a casualty, Walgreens is obligated pursuant to the terms of its lease to rebuild and repair the Walgreens – Birmingham Mortgaged Property at its sole cost and expense. If Walgreens fails to meet any of the requirements listed above then the Mortgagor will obtain at its sole cost and expense all insurance required under the Mortgage Loan documents.
(17) Insurance	InCommercial Portfolio (Loan No. 12)	Under the related Mortgage Loan documents, Kohl’s, Inc. (“Kohls”), the sole tenant at the Kohls – St. Joseph Mortgaged Property, is allowed to provide insurance for the related Mortgaged Property. Kohls has exercised its right to provide insurance for the related Mortgaged Property and may continue to provide insurance provided that (i) its lease is in full force and effect, (ii) there is no default occurring or continuing under the lease, (iii) Kohls remains fully liable for its obligations and liabilities under its lease, (iv) Kohls complies with all insurance requirements under the Mortgage Loan documents and explicitly names the Mortgagee as a loss payee under the property insurance policies required under its lease, (v) the Mortgagor has provided the Mortgagee with satisfactory evidence that Kohls is in fact maintaining the required policies and (vi) following a casualty, Kohls is obligated pursuant to the terms of its lease to rebuild and repair the Kohls – St. Joseph Mortgaged Property at its sole cost and expense. If Kohls fails to meet any of the requirements listed above then the Mortgagor or the master tenant will obtain at its sole cost and expense all insurance required under the Mortgage Loan documents.
(17) Insurance	KB Portfolio (Loan No. 14)	The Walgreens – Las Vegas Mortgaged Property is subject to a reciprocal easement agreement that requires insurance proceeds and condemnation awards to first be applied to the restoration of the damaged property. In situations where multiple parcels are damaged, the reciprocal easement agreement requires that all condemnation awards or insurance proceeds go first to each parcel owner’s respective restoration obligations and the balance will be held and disbursed by an insurance trustee mutually acceptable to each parcel owner and their respective mortgagees. Furthermore, pursuant to the Walgreens lease, insurance proceeds must be applied first to restoration and Walgreens is entitled to a portion of any condemnation award for its fixtures, leasehold improvements and relocation expenses.
D-2-12

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	KB Portfolio (Loan No. 14)	Pursuant to its lease, Waystar, the sole tenant at the Waystar Building Mortgaged Property, has control over the use of any insurance proceeds derived from a casualty event. Moreover, the lease also limits Waystar’s contributions to any restoration to just the insurance proceeds it receives from any casualty event.
(17) Insurance	KB Portfolio (Loan No. 14)	Under the related Mortgage Loan documents, Walgreens, the sole tenant at the Walgreens – Las Vegas Mortgaged Property, is allowed to provide insurance for the related Mortgaged Property. Walgreens has exercised its right to provide insurance for the related Mortgaged Property and has obtained insurance policies naming both the Mortgagor and the related Mortgagee as a loss payee on the property coverage and as additional insured on the property liability coverage. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
(18) Access; Utilities; Separate Tax Parcels	KB Portfolio (Loan No. 14)	With respect to the Tower Health Mortgaged Property and the Walgreens – Las Vegas Mortgaged Property, at the origination of the related Mortgage Loan, these Mortgaged Properties did not constitute separate tax parcels. However, the related Mortgage Loan documents require that the Mortgagor use commercially reasonable efforts to effect a tax parcel separation for each related Mortgaged Property within 120 days of the origination of the Mortgage Loan. Pursuant to the related Mortgage Loan documents, the Mortgagor was required to escrow an amount sufficient to pay taxes for the existing tax parcels of which each Mortgaged Property is a part until separate tax parcels are created.
(19) No Encroachments	KB Portfolio (Loan No. 14)	The Port Arthur Mortgaged Property has five deeds on the title dating from 1936 that reserve public utility service easements that include restrictions on placing improvements over such easements. Each deed also included a reverter clause and it is unclear whether the restrictions on placing improvements over the easements are covered by the applicable reverter clauses. The title insurance policy for the related Mortgage Loan includes the T-19 endorsement which insures against loss or damage by reason of (i) a violation of a covenant that divests, subordinates or extinguishes the lien of the insured mortgage, (ii) unenforceability or lack of priority of the lien of the insured mortgage or (iii) the loss of the insured’s title acquired in satisfaction or partial satisfaction of the indebtedness. A loss carveout was included in the related Mortgage Loan documents that is triggered by the occurrence of a Port Arthur Trigger Event. If a Port Arthur Trigger Event occurs, the related Mortgagor must release the Port Arthur Mortgaged Property and both the related Mortgagor and the related guarantor will have springing recourse liability in an amount equal to the Recourse Amount or (ii) the entire outstanding amount of the debt if the outstanding amount of the debt is less than or equal to the Recourse Amount; provided that the related liability of the related Mortgagor and related guarantor will terminate upon the completion of the release of the Port Arthur Mortgaged Property.
(25) Local Law Compliance	Green Valley Corporate Center North (Loan No. 7)	The related Mortgaged Property is legal non-conforming due to having approximately 37 less parking spaces than what is required under the related zoning code. This parking deficiency is due to the fact that the zoning code excludes reserved spots from any parking count. If reserved spots were included there would be no parking deficiency.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Walgreens - Birmingham Mortgaged Property is legal non-conforming due to (i) the front facade being deficient by 75% and (ii) an excessive front setback. Pursuant to the applicable zoning
D-2-13

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
code, a building or structure damaged by explosion, fire, act of God or public enemy, to the extent that the repair of the building or structure is valued at 50% or more of the current assessed value of the related building or structure, must be restored in conformance with the current zoning code unless a variance is granted by the applicable governmental authority. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Dollar General – Sloan Mortgaged Property is legal non-conforming due to (i) rear setback encroachment and (ii) having approximately 14 less parking places than what is required under the applicable zoning code. Pursuant to the applicable zoning code, in the event that any structure described is damaged or destroyed, by any means other than intentional destruction, to the extent that the repair of the building or structure is valued at 50% or more of its structural value, no repairs or restoration will be made unless a building permit is obtained, and restoration is begun within one year after the date of such partial destruction and is diligently pursued to completion. Furthermore, in the event that any structure is abandoned for a period of 12 consecutive months or more, such structure will not be resettled and/or restored unless it will thereafter conform to the applicable code for the zoning district in which it is located. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	With respect to the Dollar General – Dayton Mortgaged Property, there is an open sewer violation with the City of Dayton, Iowa which has a case number of DACICV321966 (the “Violation”). Pursuant to the Mortgage Loan documents, the Mortgagor must use commercially reasonable efforts to settle, dismiss and/or close the Violation and must deliver written evidence of such closure to the Mortgagee. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Violation.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Dollar General – Emily Mortgaged Property is legal non-conforming due to having one less parking space than is required by the related zoning code. Pursuant to the applicable zoning code, if a non-conforming structure is damaged, by any cause, to an extent where the repair costs exceed 50% of its assessed value immediately prior to damage, the structure may be replaced with a structure of exact dimensions, provided that a permit is applied for within 180 days of when the property was damaged. When no land use permit has been applied for within 180 days of when the property was damaged, then the structure or its replacement must thereafter conform to applicable zoning code. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Dollar General – Remer Mortgaged Property is legal non-conforming due to the impervious coverage exceeding the maximum permitted amount. Pursuant to the applicable zoning code, if a non-conforming structure is damaged, by any cause, to an extent where the repair costs exceed 50% of its assessed value immediately prior to damage, the structure may be replaced with a structure of exact dimensions, provided that a permit is applied for within 180 days of when the property was damaged. When no land use permit has been applied for within 180 days of when the property was damaged, then the structure or its replacement must thereafter conform to applicable zoning code. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Advance Auto Parts – Hamilton Mortgaged Property is legal non-conforming due to the fact that the building encroaches on its interior side setback. Pursuant to the applicable zoning code, should such structure be destroyed by any means to an extent of more than 50% of its replacement cost at time of destruction, it will not be reconstructed except in conformity with the provisions of the
D-2-14

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
applicable zoning code. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	InCommercial Portfolio (Loan No. 12)	The Advance Auto Parts – Van Buren Mortgaged Property is legal non-conforming due to the fact that the building encroaches on its interior side setback. Pursuant to the applicable zoning code, any use of a structure not permitted or any structure not intended for the uses permitted may not be rebuilt or re-established if damaged in excess of two-thirds of its replacement value as determined by the applicable governmental authority. If damages are less than two-thirds of its value, the structure may be rebuilt, restored and used as before, provided that restoration or reconstruction is completed within 12 months of such happening. Law and ordinance coverage has been obtained for the related Mortgaged Property.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	In order to satisfy certain zoning requirements related to setbacks and lot size, the Tower Health Mortgaged Property relies on common areas that are managed by the condominium regime that governs the development in which the Tower Health Mortgaged Property is located.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The Penn State Health Mortgaged Property is legal non-conforming due to (i) excessive lot size, (ii) an encroachment into the side setback and (iii) deficient landscape buffers. Pursuant to the applicable zoning code, a non-conforming building or structure which has been damaged by fire, explosion, accident and/or calamity may be reconstructed and used for the same non-conforming use, provided that the reconstructed building or structure does not exceed the area, volume and height of the destroyed building or structure. In addition, any reconstruction must start within one year from the date the building or structure was destroyed and reconstruction must be carried through without interruption. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s inability to restore or replace the buildings, structures, fixtures additions or improvements at the Penn State Health Mortgaged Property to the same condition, use and character as immediately prior to any casualty due to the failure of the Penn State Health Mortgaged Property to be in compliance with legal requirements.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The Fresenius Kidney Care Mortgaged Property is legal non-conforming due to having a deficient amount of parking spaces. Under the related zoning code, the Fresenius Kidney Care Mortgaged Property must be rebuilt in conformance with applicable zoning requirements if the damage caused by a casualty exceeds 75% of the replacement value of the improvements located at the related Mortgaged Property. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s inability to restore or replace the buildings, structures, fixtures additions or improvements at the Fresenius Kidney Care Mortgaged Property to the same condition, use and character as immediately prior to any casualty due to the failure of the Fresenius Kidney Care Mortgaged Property to be in compliance with legal requirements.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The New Orleans MOB Mortgaged Property is legal non-conforming as to use due to a change in the applicable zoning code that occurred in 2015. The New Orleans MOB Mortgaged Property is a medical office building but the zone in which it is located was reclassified for single-family use in 2015. The related zoning code provides that structures containing a legally non-conforming use that are in whole or in part destroyed by force majeure or acts of public enemy may be restored and the use continued, provided that the restoration is accomplished with no increase in cubical content, no increase in floor area, no increase in the number of dwelling units over the building existing immediately prior to damage, and no intensification of the
D-2-15

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
non-conforming use. To preserve the non-conforming use, application for a restoration permit must be made within one year of the destruction and restoration shall be completed within one year from the date of the issuance of the restoration permit unless an extension is approved by the applicable governmental authority.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The New Orleans MOB Mortgaged Property is legal non-conforming due to (i) excessive density, (ii) a deficient amount of park spaces and (ii) an encroachment into the side setback. Under the related zoning code, the New Orleans MOB Mortgaged Property must be rebuilt in conformance with applicable zoning requirements if the damage caused by a casualty exceeds 50% of the replacement value of the improvements located at the related Mortgaged Property. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s inability to restore or replace the buildings, structures, fixtures additions or improvements at the New Orleans MOB Mortgaged Property to the same condition, use and character as immediately prior to any casualty due to the failure of the New Orleans MOB Mortgaged Property to be in compliance with legal requirements.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The Walgreens – Las Vegas Mortgaged Property is legal non-conforming due to (i) an encroachment into the side setback and (ii) deficient interior and exterior landscape buffers. The related Mortgagor’s collateral does not include the physical structure of the building (such as the roof, windows or facade), the 22 surface level parking spaces, the commons areas of the related commercial development or the 154-space parking garage. The related Mortgagor’s collateral consists purely of air rights and the interior items of the premises that are not part of the building’s overall structure. However, the physical structure of the building, the common areas of the related commercial development, the 22 surface level parking spaces and the 154-space parking garage are owned by an affiliate of the related Mortgagor. Pursuant to a reciprocal easement agreement entered into in 2014 and an additional reciprocal easement agreement entered into in 2022, the borrower affiliate has control of the overall commercial development, but the Walgreens – Las Vegas Mortgaged Property will have perpetual access to (i) the 22 surface level parking spaces and the 154-space parking garage and (ii) the surface level pedestrian ingress and egress access points. Furthermore, under the related zoning code, the related Mortgaged Property must be rebuilt in conformance with applicable zoning requirements if the damage caused by a casualty exceeds 50% of the replacement value of the improvements located at the related Mortgaged Property. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s inability to restore or replace the buildings, structures, fixtures additions or improvements at the Walgreens – Las Vegas Mortgaged Property to the same condition, use and character as immediately prior to any casualty due to the failure of the Walgreens – Las Vegas Mortgaged Property to be in compliance with legal requirements.
(25) Local Law Compliance	KB Portfolio (Loan No. 14)	The Walgreens – Las Vegas Mortgaged Property has open violations relating to the use of its billboard as off-site advertising. The most recent inspection that was conducted by the applicable jurisdiction at the Walgreens – Las Vegas Mortgaged Property noted that (i) the off-site advertising has been removed and (ii) the Walgreens – Las Vegas Mortgaged Property is now in compliance with local code. However, at this time, the violations still remain open within the jurisdiction.
(25) Local Law Compliance	Store It All Texas Portfolio (Loan No. 33)	With respect to the Store It All – Del Norte Mortgaged Property, the previous owner received a conditional use permit (the “CUP”) to operate the related Mortgaged Property in 1994 and such CUP was not transferrable. In 2005, the CUP was amended by city ordinance to be transferable to the Mortgagor. The language of the CUP was
D-2-16

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
updated to stated that it was “transferrable by motion of the City Council.” Counsel to the Mortgagee discussed this language with the City of Laredo which (i) verbally confirmed that following a foreclosure or deed-in-lieu of foreclosure that the Mortgagee or a subsequent purchaser would be able to continue to operate the Store It All – Del Norte Mortgaged Property while any request for an amended CUP was pending and (ii) noted that amending a CUP was a three step process that takes approximately 3 months and includes (a) an application, (b) a notice period and (c) a public hearing in front of the Laredo City Council where the amended CUP would be accepted or rejected. A final amended CUP would then follow approximately two weeks after the City Council meeting. Currently, an ordinance does exist that requires the revocation of a CUP following the discontinuance of an approved use for a period of 6 consecutive months which would apply to a casualty. However, Mortgagee’s counsel has been made aware that an updated ordinance is in process that would prevent a CUP from lapsing if the use is discontinued for 6 months. The related Mortgage Loan documents include a loss carveout for “the failure of the San Francisco Avenue Conditional Use Permit to continue to benefit San Francisco Avenue, including without limitation, following a foreclosure or deed in lieu thereof”. Furthermore, the Mortgage Loan documents also state that if the CUP related to the operation of the Store It All – Del Norte Mortgaged Property is revoked by any applicable governmental authority or the related Mortgagor no longer qualifies to receive the benefits of the CUP, then the Mortgagor will be required to release the Store It All – Del Norte Mortgaged Property. To effectuate this release, the Mortgagor will be required to pay to the Mortgagee the allocated loan amount for the Store It All – Del Norte Mortgaged Property plus any applicable yield maintenance premium. Furthermore, the release of the Store It All – Del Norte Mortgaged Property must conform with the applicable release provisions in the Mortgage Loan documents. The allocated loan amount for the Store It All – Del Norte Mortgaged Property is $3,928,155.
(27) Recourse Obligations	Green Valley Corporate Center North (Loan No. 7) KB Portfolio (Loan No. 14); Village Crossroads (Loan No. 15) Store It All Texas Portfolio (Loan No. 33) Eastgate Plaza (Loan No. 53)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	Green Valley Corporate Center North (Loan No. 7)
InCommercial Portfolio (Loan No. 12);
KB Portfolio (Loan No. 14);
Village Crossroads (Loan No. 15)
Store It All Texas Portfolio (Loan No. 33)
	Eastgate Plaza (Loan No. 53)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	Green Valley Corporate Center North (Loan No. 7) KB Portfolio (Loan No. 14) Village Crossroads (Loan No. 15) Store It All Texas Portfolio (Loan No. 33) Eastgate Plaza (Loan No. 53)	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust, the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the lien of the security
D-2-17

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
instrument.
(28) Mortgage Releases	KB Portfolio (Loan No. 14)

The Port Arthur Mortgaged Property has five deeds on the title dating from 1936 that reserve public utility service easements that include restrictions on placing improvements over such easements. Each deed also included a reverter clause and it is unclear whether the restrictions on placing improvements over the easements are covered by the applicable reverter clauses. The title insurance policy for the related Mortgage Loan includes the T-19 endorsement which insures against loss or damage by reason of (i) a violation of a covenant that divests, subordinates or extinguishes the lien of the insured mortgage, (ii) unenforceability or lack of priority of the lien of the insured mortgage or (iii) the loss of the insured’s title acquired in satisfaction or partial satisfaction of the indebtedness. A loss carveout was included in the related Mortgage Loan documents that is triggered by a Port Arthur Trigger Event. If a Port Arthur Trigger Event occurs, the related Mortgagor must release the Port Arthur Mortgaged Property and both the related Mortgagor and the related guarantor will have springing recourse liability in an amount equal to (i) the Recourse Amount or (ii) the entire outstanding amount of the debt if the outstanding amount of the debt is less than or equal to the Recourse Amount; provided that the related liability of the related Mortgagor and related guarantor will terminate upon the completion of the release of the Port Arthur Mortgaged Property.

(30) Acts of Terrorism Exclusion	InCommercial Portfolio (Loan No. 12)	Under the related Mortgage Loan documents, Walgreens, the sole tenant at the Walgreens – Birmingham Mortgaged Property, is allowed to provide insurance for the related Mortgaged Property. Walgreens has exercised its right to provide terrorism insurance that names both the Mortgagor and the related Mortgagee as loss payees and as additional insured parties. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
(30) Acts of Terrorism Exclusion	InCommercial Portfolio (Loan No. 12)	Under the related Mortgage Loan documents, Kohls, the sole tenant at the Kohls – St. Joseph Mortgaged Property, is allowed to provide insurance for the related Mortgaged Property. Kohls has exercised its right to provide terrorism insurance that names both the Mortgagor and the related Mortgagee as loss payees and as additional insured parties. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
(30) Acts of Terrorism Exclusion	KB Portfolio (Loan No. 14)	Under the related Mortgage Loan documents, Walgreens, the sole tenant at the Walgreens – Las Vegas Mortgaged Property, is allowed to provide insurance for the related Mortgaged Property. Walgreens has exercised its right to provide terrorism insurance that names both the Mortgagor and the related Mortgagee as loss payees and as additional insured parties. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
D-2-18

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Single Purpose Entity	Eastgate Plaza (Loan No. 53)	Prior to its purchase of the fee interest, the related Mortgagor ground leased the Mortgaged Property (the “Prior Leasehold Interest”). The related Mortgage Loan documents include loss carveout for all losses, costs, damages, liabilities and obligations, whether direct or contingent, arising from or in connection with any condition or event with respect to the Prior Leasehold Interest, or asserted in connection with or by reason of the Prior Leasehold Interest
(40) Organization of Mortgagor	Green Valley Corporate Center North (Loan No. 7)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the KB Portfolio Mortgage Loan.
(40) Organization of Mortgagor	KB Portfolio (Loan No. 14)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Green Valley Corporate Center North Mortgage Loan.
(42) Appraisal	Eastgate Plaza (Loan No. 53)	An appraisal was issued in connection with the origination of the related Mortgage Loan on December 19, 2019 which is not within twelve months of the Cut-off Date of this transaction.

D-2-19

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	CVS Rhode Island (Loan No. 38)	Commencing on May 1, 2039 (the commencement of the first extension term under the lease) the sole tenant, Rhode Island CVS Pharmacy, L.L.C., has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. Such right does not apply to any sale or conveyance of the leased premises during (i) a foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust or (ii) to a person controlling, controlled by or under common control with the Mortgagor.
(7) Permitted Liens; Title Insurance	Walgreens Baltimore (Loan No. 45)	Walgreen Co., the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises. Pursuant to a subordination, non-disturbance and attornment agreement delivered at origination, the right of first refusal will not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other enforcement action under the Mortgage.
(7) Permitted Liens; Title Insurance	214 East 52nd Street (Loan No. 43)	AY Restaurant Corp. d/b/a Fabio, the commercial tenant at the Mortgaged Property, has a one-time right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. Such right does not apply to a transfer on foreclosure (or similar proceeding) or the first subsequent transfer after foreclosure.
(17) Insurance	4141 NE 2nd Avenue (Loan No. 3)	Notwithstanding the ratings required in the Mortgage Loan documents, the Mortgagor is permitted to maintain a portion of the property coverage with United Specialty Insurance Company (“USI”), rated “A X” by AM Best, and GeoVera Specialty Insurance Company (“GeoVera”), rated “A VIII” by AM Best, and Transverse Specialty Insurance Company (“Transverse”), rated “A- VII” policy in their current participation amounts and positions within the syndicate provided that (x) the respective AM Best rating of USI, GeoVera or Transverse stated above is not withdrawn or downgraded below such rating and (y) at renewal of the current policy term on February 1, 2023, the Mortgagor is required to replace USI, GeoVera and Transverse with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	CVS Rhode Island (Loan No. 38)	The sole tenant at the Mortgaged Property (Rhode Island CVS Pharmacy, L.L.C.), carries the insurance policies (pursuant to the terms of its lease), which may not in all respects comply with the insurance requirements under the Mortgage Loan documents, including, but not limited to: (i) the CVS policy does not provide terrorism coverage and (ii) CVS holds the insurance proceeds in the event of a casualty. Pursuant to the terms of the lease, upon the happening of a casualty, CVS is under the obligation to rebuild regardless of the cause of the casualty and is not permitted to abate rent or terminate the lease during the term of the Mortgage Loan. The Mortgage Loan documents provide that if the CVS credit rating falls below BBB-, then the Mortgagor will be required to provide the requisite coverage under the Mortgage Loan documents.
(17) Insurance	Walgreens Baltimore (Loan No. 45)	Walgreen Co., the sole tenant at the Mortgaged Property, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that the applicable tenant satisfies certain requirements in the Mortgage Loan documents (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. Additionally, Walgreen Co. has the
D-2-20

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
right to hold the insurance proceeds in the event of a casualty.
(25) Local Law Compliance	214 East 52nd Street (Loan No. 43)	The commercial use of the Mortgaged Property is a pre-existing legally non-conforming use, as commercial use in a residential district is not a permitted use under current zoning laws. In the event of a casualty, the Mortgaged Property may be rebuilt to its existing use provided that the commercial use is restored within two years of such casualty.
(25) Local Law Compliance	Cresthaven Mobile Home Park (Loan No. 48)	The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. In the event of a casualty not exceeding 50%, as determined by a zoning official and based on the actual cost of repairing the portion of the building or structure destroyed in relation to the estimated replacement cost of the entire building or structure, the Mortgaged Property may be rebuilt to its existing use provided (i) a building permit is obtained within one year of the casualty and (ii) restoration is completed within two years of the date of the issuance of the building permit.
(32) Single Purpose Entity	CVS Rhode Island (Loan No. 38)	The Mortgagor was previously jointly and severally liable with an affiliate (together as co-borrowers) under the terms of the prior loan secured by the Mortgaged Property. The Mortgage Loan partially satisfied the prior loan (which was secured by both the Mortgage Property and another unrelated property owned by the affiliated co-borrower). In connection with the funding of the Mortgage Loan, the Mortgaged Property was released from the lien of the prior loan and the Mortgagor was released from its obligations under the prior loan and released from any joint and several liability of its former co-borrower under the prior loan. Additionally, the Mortgagor was initially formed in September 2007 and was the single tenant under the CVS lease at the Mortgaged Property. The Mortgagor subsequently purchased the Mortgaged Property on June 29, 2009 and entered into a lease with the current CVS tenant.

D-2-21

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Courtyard Sandestin (Loan No. 24)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or the ownership interests in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the related franchise agreement). The right of first refusal applies to a transfer to a Competitor of the franchisor in connection with a foreclosure or other transfer of title or ownership interests in connection with the exercise of remedies under the related Mortgage Loan documents, but is subordinate to the rights of a bona fide lender who is not a Competitor of the franchisor.
(6) Lien; Valid Assignment	Residence Inn Sandestin (Loan No. 27)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or the ownership interests in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the related franchise agreement). The right of first refusal applies to a transfer to a Competitor of the franchisor in connection with a foreclosure or other transfer of title or ownership interests in connection with the exercise of remedies under the related Mortgage Loan documents, but is subordinate to the rights of a bona fide lender who is not a Competitor of the franchisor.
(6) Lien; Valid Assignment	Trolley Square Leased Fee (Loan No. 25)	The related ground lessee, Stop & Shop, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure, but does apply to any subsequent sale or transfer of the Mortgaged Property.
(7) Permitted Liens; Title Insurance	Courtyard Sandestin (Loan No. 24)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Residence Inn Sandestin (Loan No. 27)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Trolley Square Leased Fee (Loan No. 25)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	A&R Hospitality Portfolio (Loan No. 5)

The Mortgage Loan documents permit the Mortgagor to maintain property insurance for the Home2Suites Daphne Mortgaged Property from an insurer, Tower Hill Prime Insurance Company, that currently has a rating of B+ VII from A.M. Best Company (which is lower than that required under this Representation and Warranty No. 17) and is not rated by either Moody’s Investors Service, Inc. or S&P Global Ratings (the “Tower Hill Policy”), provided, however, the Mortgagor is required to replace the Tower Hill Policy with a property insurance policy from an insurer satisfying the requirements of this Representation and Warranty No. 17 (i) upon the expiration of the Tower Hill Policy in May 2023 or (ii) if, prior to the expiration of the Tower Hill Policy, the current A.M. Best rating is withdrawn or downgraded. The Mortgage Loan documents provide full recourse to the Mortgagor and guarantor in an amount equal to the difference between the proceeds received by the lender in connection with a casualty at the Home2Suites Daphne Mortgaged Property and the amount of coverage set forth in the Tower Hill Policy that the Mortgagor would be entitled to, for so long as the Tower Hill Policy (i) is in effect and (ii) does not satisfy the requirements otherwise set forth in the Mortgage Loan documents.

In addition, the Mortgage Loan has a principal balance in excess of $50.0 million; however, the Mortgage Loan documents only require business interruption or rental loss insurance for a period of at least

D-2-22

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
twelve months, plus a six-month extended period of indemnity.
(17) Insurance	Trolley Square Leased Fee (Loan No. 25)	The Mortgage Loan documents permit the Mortgagor to rely on the insurance or self-insurance provided by Stop & Shop, the ground lessee at the related Mortgaged Property, provided that, among other conditions, (i) the related ground lease remains in full force and effect, (ii) Stop & Shop remains fully liable for the obligations and liabilities under the ground lease, (iii) the insurance or self-insurance maintained by Stop & Shop meets the requirements of the ground lease and (iv) the lender is named as an additional insured on applicable liability insurance policies maintained by Stop & Shop. The Mortgaged Property is currently self-insured by Stop & Shop under a self-insurance program that does not include (and is not required to include under the ground lease) business interruption insurance coverage.
(25) Local Law Compliance	A&R Hospitality Portfolio (Loan No. 5)	The Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the Mortgagor has not obtained such a permit. In addition, the Beachside Gulf Shores Mortgaged Property is legal non-conforming with respect to certain property conditions, including an excess in impervious surface coverage by 4,705 feet, a landscaped area deficit by 8,299 square feet and a deficit in the landscape buffer abutting a thoroughfare by up to ten feet. If a legal non-conforming structure is damaged or destroyed and the cost to reconstruct such structure does not exceed 50% of the value of the entire structure before the destruction or damage, such structure may be reconstructed to its prior legal non-conforming condition provided that (i) a building permit is secured and (ii) reconstruction is started within one year from the date of the destruction or damage, and such reconstruction is diligently pursued to completion. If a legal non-conforming structure is destroyed or damaged and the cost to reconstruct such structure is in excess of 50% of the value of the entire structure before the destruction or damage, such structure may only be restored in accordance with the current zoning code. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor in an amount equal to (i) with respect to the Quality Inn Gulf Shores Mortgaged Property, the allocated loan amount applicable to the Quality Inn Gulf Shores Mortgaged Property, together with any applicable yield maintenance premium, if the Quality Inn Gulf Shores Mortgaged Property suffers a casualty and as a result cannot be operated substantially in the form that existed prior to the casualty and (ii) with respect to the Beachside Resort Mortgaged Property, an amount (not to exceed the applicable allocated loan amount) such that (a) the debt service coverage ratio for the Mortgage Loan is not less than 2.27x and (b) the debt yield for the Mortgage Loan is not less than 16.4%, if the Beachside Gulf Shores Mortgaged Property suffers a casualty and cannot be restored to substantially the same physical condition and configuration as existed before the casualty.
(25) Local Law Compliance	Trolley Square Leased Fee (Loan No. 25)	Certain fire code violations are open at the related Mortgaged Property. Under the related ground lease, Stop & Shop, as ground lessee, is required to maintain the Mortgaged Property in compliance with the condition required by law.
(25) Local Law Compliance	15-19 W 116th Street (Loan No. 29)	Certain building code, Environmental Control Board, Housing Preservation and Development and fire code violations are open at the related Mortgaged Property (the “Existing Violations”). The Mortgage Loan documents (i) require the Mortgagor to cure and to use commercially reasonable efforts to remove of record (or cause to be cured and removed of record) the Existing Violations and (ii) provide recourse to the Mortgagor and guarantor for losses to the lender arising out of or in connection with the Existing Violations. At origination, the borrower deposited $4,062.50 with the lender, representing 125% of the estimated cost to cure the Existing
D-2-23

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Violations.
(26) Licenses and Permits	A&R Hospitality Portfolio (Loan No. 5)	See exception to Representation and Warranty No. 25, above.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(40) Organization of Mortgagor	Courtyard Sandestin (Loan No. 24) and Residence Inn Sandestin (Loan No. 27)	The Mortgagors are affiliated entities.
(41) Environmental Conditions	Trolley Square Leased Fee (Loan No. 25)	The related Phase I ESA identified a recognized environmental condition at the Mortgaged Property in connection with soil and groundwater impacts, including petroleum, from the prior operation of a gasoline filing station at the Mortgaged Property. According to the Phase I ESA, the levels of petroleum impacts were decreasing at the time of the last environmental site assessment performed at the Mortgaged Property in 2014, and according to the Phase I ESA it would be expected that those levels have continued to decrease. The related environmental consultant also prepared an opinion of probable cause that estimated the reasonable worst-case scenario amount to remediate any residual impacts to equal $30,000.

D-2-24

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	The Shoppes at Eagle Point (Loan No. 32)

The second largest tenant, Publix, has a right of first refusal (“ROFR”) to purchase or lease, as the case may be, the Mortgaged Property (or portion thereof) upon the same terms set forth in a bona fide offer from a third party in connection with the borrower’s proposal to sell, convey or assign or grant the third party an option to purchase or undertake to lease all or a portion of the Mortgaged Property. Pursuant to the terms of the Publix lease, the ROFR does not apply to a foreclosure or deed in lieu of foreclosure. The ROFR will, however, apply to a subsequent sale of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

The Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) program that expires in the 2038/2039 tax year. Pursuant to the PILOT program, the IDB of Cookeville issued a revenue bond to the related borrower to fund infrastructure costs upon the completion of construction of the Mortgaged Property. Pursuant to the PILOT, the borrower transferred the fee interest in the Mortgaged Property to the Industrial Development Board (“IDB”) of Cookeville, Tennessee and the borrower retained the leasehold estate in the Mortgaged Property. The borrower has the right to purchase the fee interest in the Mortgaged Property from the IDB at the expiration of the PILOT program (for a fee anticipated to be $0.00, provided the borrower remains the holder of the revenue bond).

The ground tenants occupying two outparcels at the Mortgaged Property, CFT NV Developments, LLC (“CFT”) and BHG Cookeville Real Estate #1, LLC (“BHG”) have the right to purchase their respective parcel from the borrower at the expiration of the related ground leases, which expire on the date that the PILOT program terminates. Each of the related ground leases provide that upon the expiration of the term of the ground lease, for the sum of $1.00, provided there are no defaults, the CFT tenant’s and the BHG tenant’s ownership interest in the CFT parcel and the BHG parcel, respectively, will automatically convert to a fee simple interest in the related parcel.

(25) Local Law Compliance	Cortez Village Townhomes (Loan No. 31)	The Mortgaged Property is legal non-conforming as to use because use as a townhouse no longer permitted due to changes in the zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of more than 50% of its replacement value, it may not be restored except in compliance with all applicable zoning regulations.
(40) Organization of Mortgagor	Hamilton Portfolio (Loan No. 6); The Shoppes at Eagle Point (Loan No. 32)	The related mortgagors are affiliated entities.

D-2-25

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	3075 Olcott (Loan No. 11)	The sole tenant has a right of first offer to purchase the related Mortgaged Property. The right of first offer does not apply to a foreclosure or deed in lieu thereof, but will apply to any transfers following a foreclosure or deed in lieu thereof.
(7) Permitted Liens; Title Insurance	3075 Olcott (Loan No. 11)	See exception to Representation and Warranty No. 6.
(27) Recourse Obligations	3075 Olcott (Loan No. 11)	There is no separate nonrecourse carve-out guarantor and no environmental indemnitor other than the Mortgagor.

D-2-26

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
October 2022	$17,866,000.00
November 2022	$17,866,000.00
December 2022	$17,866,000.00
January 2023	$17,866,000.00
February 2023	$17,866,000.00
March 2023	$17,866,000.00
April 2023	$17,866,000.00
May 2023	$17,866,000.00
June 2023	$17,866,000.00
July 2023	$17,866,000.00
August 2023	$17,866,000.00
September 2023	$17,866,000.00
October 2023	$17,866,000.00
November 2023	$17,866,000.00
December 2023	$17,866,000.00
January 2024	$17,866,000.00
February 2024	$17,866,000.00
March 2024	$17,866,000.00
April 2024	$17,866,000.00
May 2024	$17,866,000.00
June 2024	$17,866,000.00
July 2024	$17,866,000.00
August 2024	$17,866,000.00
September 2024	$17,866,000.00
October 2024	$17,866,000.00
November 2024	$17,866,000.00
December 2024	$17,866,000.00
January 2025	$17,866,000.00
February 2025	$17,866,000.00
March 2025	$17,866,000.00
April 2025	$17,866,000.00
May 2025	$17,866,000.00
June 2025	$17,866,000.00
July 2025	$17,866,000.00
August 2025	$17,866,000.00
September 2025	$17,866,000.00
October 2025	$17,866,000.00
November 2025	$17,866,000.00
December 2025	$17,866,000.00
January 2026	$17,866,000.00
February 2026	$17,866,000.00
March 2026	$17,866,000.00
April 2026	$17,866,000.00
May 2026	$17,866,000.00
June 2026	$17,866,000.00
July 2026	$17,866,000.00
August 2026	$17,866,000.00
September 2026	$17,866,000.00
October 2026	$17,866,000.00
November 2026	$17,866,000.00
December 2026	$17,866,000.00
January 2027	$17,866,000.00
February 2027	$17,866,000.00
March 2027	$17,866,000.00
April 2027	$17,866,000.00
May 2027	$17,866,000.00
June 2027	$17,866,000.00
July 2027	$17,866,000.00

Distribution Date	Balance($)
August 2027	$17,858,631.63
September 2027	$17,595,209.23
October 2027	$17,300,976.03
November 2027	$17,034,746.37
December 2027	$16,737,763.68
January 2028	$16,468,698.71
February 2028	$16,198,280.78
March 2028	$15,867,888.01
April 2028	$15,594,442.19
May 2028	$15,290,392.40
June 2028	$15,014,039.14
July 2028	$14,707,141.79
August 2028	$14,427,852.03
September 2028	$14,147,157.68
October 2028	$13,836,008.16
November 2028	$13,552,333.94
December 2028	$13,238,265.93
January 2029	$12,951,582.07
February 2029	$12,663,456.29
March 2029	$12,287,321.15
April 2029	$11,995,844.40
May 2029	$11,674,136.09
June 2029	$11,379,571.67
July 2029	$11,054,839.33
August 2029	$10,757,156.38
September 2029	$10,457,975.94
October 2029	$10,128,722.24
November 2029	$9,826,377.14
December 2029	$9,494,024.03
January 2030	$9,187,845.89
February 2030	$8,885,746.15
March 2030	$8,497,827.93
April 2030	$8,192,235.37
May 2030	$7,857,093.44
June 2030	$7,548,262.71
July 2030	$7,209,949.10
August 2030	$6,897,847.76
September 2030	$6,584,170.46
October 2030	$6,241,109.33
November 2030	$5,924,112.84
December 2030	$5,577,800.68
January 2031	$5,257,451.73
February 2031	$4,935,485.05
March 2031	$4,529,128.00
April 2031	$4,203,474.55
May 2031	$3,848,684.68
June 2031	$3,519,591.93
July 2031	$3,161,433.45
August 2031	$2,828,866.93
September 2031	$2,494,620.78
October 2031	$2,131,414.35
November 2031	$1,793,642.77
December 2031	$1,426,983.36
January 2032	$1,085,651.01
February 2032	$ 742,594.62
March 2032	$ 343,711.71
April 2032 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	23
Summary of Risk Factors	61
Risk Factors	63
Description of the Mortgage Pool	158
Transaction Parties	262
Credit Risk Retention	331
Description of the Certificates	338
Description of the Mortgage Loan Purchase Agreements	378
Pooling and Servicing Agreement	389
Certain Legal Aspects of Mortgage Loans	504
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	520
Pending Legal Proceedings Involving Transaction Parties	522
Use of Proceeds	522
Yield and Maturity Considerations	522
Material Federal Income Tax Considerations	535
Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	547
Incorporation of Certain Information by Reference	550
Where You Can Find More Information	550
Financial Information	551
Certain ERISA Considerations	551
Legal Investment	555
Legal Matters	556
Ratings	556
Index of Defined Terms	558

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$803,190,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2022-C17
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2022-C17

Class A-1	$9,177,000
Class A-2	$68,038,000
Class A-3	$27,121,000
Class A-4	$196,458,000
Class A-5	$314,842,000
Class A-SB	$17,866,000
Class X-A	$633,502,000
Class X-B	$169,688,000
Class A-S	$85,975,000
Class B	$46,381,000
Class C	$37,332,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Bancroft Capital, LLC
Co-Manager

August 17, 2022